                                                 As Filed Pursuant to Rule 424B5
                                                 File No.: 333-120522-02

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 2, 2005)

                         $1,055,718,000 (APPROXIMATE)

          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2005-TOP18
                                   as Issuer

               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                 as Depositor

                     MORGAN STANLEY MORTGAGE CAPITAL INC.
                       PRINCIPAL COMMERCIAL FUNDING, LLC
                    BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                    WELLS FARGO BANK, NATIONAL ASSOCIATION
                           as Mortgage Loan Sellers

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-TOP18

                                 --------------

     The depositor is offering selected classes of its Series 2005-TOP18
Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 156 mortgage loans secured by first mortgage liens on commercial, manufactured housing community and multifamily properties. The Series 2005-TOP18
Certificates are not obligations of the depositor, the sellers of the mortgage loans or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

     Investing in the certificates offered to you involves risks. See "Risk
Factors" beginning on page S-29 of this prospectus supplement and page 2 of the prospectus.

                                --------------
          Characteristics of the certificates offered to you include:
                                --------------

                 APPROXIMATE INITIAL                                PASS-THROUGH
                     CERTIFICATE         INITIAL PASS-THROUGH           RATE              RATINGS
    CLASS            BALANCE (1)                 RATE             DESCRIPTION (2)     (FITCH/MOODY'S)
-------------   ---------------------   ----------------------   -----------------   ----------------

Class A-1            $ 69,500,000               4.274%                 Fixed             AAA/Aaa
Class A-2            $121,900,000               4.556%                 Fixed             AAA/Aaa
Class A-3            $ 41,600,000               4.768%                 Fixed             AAA/Aaa
Class A-AB           $105,700,000               4.823%                 Fixed             AAA/Aaa
Class A-4            $517,238,000               4.933%                 Fixed             AAA/Aaa
Class A-4FL          $ 75,000,000         LIBOR + 0.200%              Floating           AAA/Aaa(3)
Class A-J            $ 74,307,000               5.005%                 Fixed             AAA/Aaa
Class B              $ 29,443,000               5.035%                 Fixed              AA/Aa2
Class C              $  8,412,000               5.074%                 Fixed             AA-/Aa3
Class D              $ 12,618,000               5.134%                 Fixed               A/A2

--------
(1)   The certificate balances are approximate and on the closing date may vary by up to 5%.

(2)   The pass-through rates for the Class A-1, Class A-2, Class A-3 and Class
      A-AB Certificates are fixed at their initial pass-through rates. The pass-through rate for the Class A-4 Certificates will be a per annum rate equal to the lesser of 4.933% and the weighted average net mortgage rate.
      The pass-through rate on the Class A-4FL Certificates will be a floating rate based on one-month LIBOR + 0.200% (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage), subject to the limitations described in this prospectus supplement. The pass-through rate for the Class A-J Certificates will be a per annum rate equal to the lesser of 5.005% and the weighted average net mortgage rate.
      The pass-through rate for the Class B Certificates will be a per annum rate equal to the lesser of 5.035% and the weighted average net mortgage rate. The pass-through rate for the Class C Certificates will be a per annum rate equal to the lesser of 5.074% and the weighted average net mortgage rate. The pass-through rate for the Class D Certificates will be a per annum rate equal to the lesser of 5.134% and the weighted average net mortgage rate.

(3)   The ratings of the Class A-4FL Certificates do not represent any assessment as to whether the floating rate of interest on such Class will convert to a fixed rate, and only represent the likelihood of the receipt of interest at a rate equal to the lesser of 4.933% and the weighted average net mortgage rate (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months). See "Ratings" in this prospectus supplement.

                                --------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS
HAVE NOT APPROVED OR DISAPPROVED THE CERTIFICATES OFFERED TO YOU OR DETERMINED
IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                --------------

     Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead managers and co-bookrunners with respect to the offered certificates.
Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated, the
underwriters, will purchase the certificates offered to you from the depositor and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about April 28, 2005. The depositor expects to receive from this offering approximately $1,060,888,186, plus accrued interest from the cut-off date, before deducting expenses payable by the depositor.
                                --------------
BEAR, STEARNS & CO. INC.                                MORGAN STANLEY
                                 April 19, 2005

[MAP OF THE UNITED STATES OF AMERICA OMITTED]

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

        Commercial Mortgage Pass-Through Certificates, Series 2005-TOP18
                      Geographic Overview of Mortgage Pool

WASHINGTON                               MARYLAND
4 Properties                             4 properties
$10,270,176                              $82,687,749
0.9% of total                            7.4% of total

MISSOURI                                 VIRGINIA
5 Properties                             3 properties
$47,797,759                              $7,801,118
4.3% of total                            0.7% of total

IOWA                                     NORTH CAROLINA
1 property                               6 properties
$3,412,815                               $22,046,940
0.3% of total                            2.0% of total

MINNESOTA                                SOUTH CAROLINA
2 properties                             1 property
$4,120,000                               $4,995,361
0.4% of total                            0.4% of total

ILLINOIS                                 GEORGIA
5 properties                             8 properties
$6,033,415                               $35,908,889
0.5% of total                            3.2% of total

WISCONSIN                                FLORIDA
1 property                               34 properties
$3,429,132                               $36,445,620
0.3% of total                            3.2% of total

INDIANA                                  ALABAMA
4 properties                             1 property
$15,691,268                              $5,093,612
1.4% of total                            0.5% of total

MICHIGAN                                 TENNESSEE
1 property                               2 properties
$5,083,081                               $11,735,000
0.5% of total                            1.0% of total

OHIO                                     LOUISIANA
8 properties                             1 property
$30,681,123                              $2,488,324
2.7% of total                            0.2% of total

PENNSYLVANIA                             ARKANSAS
5 properties                             1 property
$34,934,336                              $6,740,000
3.1% of total                            0.6% of total

NEW YORK                                 TEXAS
14 properties                            10 properties
$265,883,403                             $39,766,745
23.7% of total                           3.5% of total

MASSACHUSETTS                            COLORADO
3 properties                             4 properties
$34,837,000                              $57,667,702
3.1% of total                            5.1% of total

CONNECTICUT                              ARIZONA
8 properties                             7 properties
$41,973,433                              $27,577,349
3.7% of total                            2.5% of total

RHODE ISLAND                             SOUTHERN CALIFORNIA
1 property                               19 properties
$7,492,972                               $108,720,590
0.7% of total                            9.7% of total

NEW JERSEY                               NORTHERN CALIFORNIA
8 properties                             10 properties
$51,967,629                              $45,015,595
4.6% of total                            4.0% of total

[LEGEND OMITTED]

[1 PHOTO OF 110-114 HORATIO STREET OMITTED]        [1 PHOTO OF 95-97 HORATIO STREET OMITTED]
   110--114 HORATIO STREET, New York, NY               95--97 HORATIO STREET, New York NY

[2 PHOTOS OF WAIKELE CENTER OMITTED]
    WAIKELE CENTER, Waipahu, HI

[1 PHOTO OF VERNON CIRCLE SHOPPING CENTER OMITTED]  [1 PHOTO OF BOULEVARD AT THE CAPITAL CENTRE OMITTED]
    VERNON CIRCLE SHOPPING CENTER, Vernon CT             BOULEVARD AT THE CAPITAL CENTRE, Landover, MD

[1 PHOTO OF JANUS WORLD HEADQUARTERS OMITTED]       [1 PHOTO OF WATERTOWN MALL OMITTED]
    JANUS WORLD HEADQUARTERS, Denver, CO                WATERTOWN MALL, Watertown, MA

  [2 PHOTOS OF CHATEAU ON THE LAKE OMITTED]
     CHATEAU ON THE LAKE, Branson, MO

[1 PHOTO OF 111-115 FIFTH AVENUE OMITTED]             [1 PHOTO OF CAPITOL ARMS APARTMENTS OMITTED]
  111-115 FIFTH AVENUE, New York, NY                 CAPITOL ARMS APARTMENTS, New York, NY

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

         You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                         ------------------------------

         This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

         The Series 2005-TOP18 Certificates are not obligations of the depositor or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

         In this prospectus supplement, the terms "depositor," "we" and "us"
refer to Bear Stearns Commercial Mortgage Securities Inc.

                         ------------------------------

         We will not list the certificates offered to you on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.

                         ------------------------------

         Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

         The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and,
as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

         The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act
2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion
of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

         Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                      S-3

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      S-4

IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN THIS PROSPECTUS

     Reports to Certificateholders; Available

     The Paying Agent, Certificate Registrar and
        Authenticating Agent ....................S-91
     Expected Final Distribution Date; Rated
        Final Distribution Date .................S-92
     Amendments to the Pooling and Servicing

     Distributions from the Floating Rate
        Account..................................S-94
     Allocation of Prepayment Premiums and

     Material Terms and Characteristics of the
        Mortgage Loans .........................S-105
     Assessments of Property Value and

     Servicing of the Waikele Center Loan Group,
        the Fox Hill Run A/B Mortgage Loan

     Prepayment Premiums and Yield

     Special Exemption Applicable to the

APPENDIX I - Mortgage Pool
     Information  (Tables)........................I-1
APPENDIX II - Certain Characteristics
     of the Mortgage Loans.......................II-1
APPENDIX III - Significant
     Loan Summaries.............................III-1
APPENDIX IV - Term Sheet..........................T-1
APPENDIX V - Form of Statement to
     Certificateholders...........................V-1
SCHEDULE A - Class A-AB Planned Principal Balance.A-1

                                      S-5

                                EXECUTIVE SUMMARY

            This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

------------------------------------------------------------------------------------------------------------------------
                                APPROXIMATE
                                  INITIAL         APPROXIMATE                      APPROXIMATE    WEIGHTED
                                CERTIFICATE         INITIAL                        PERCENT OF     AVERAGE     PRINCIPAL
 APPROXIMATE                     BALANCE OR      PASS-THROUGH        RATINGS          TOTAL        LIFE        WINDOW
CREDIT SUPPORT     CLASS      NOTIONAL AMOUNT        RATE        (FITCH/MOODY'S)  CERTIFICATES     (YRS.)     (MONTHS)
--------------- ------------- ----------------- ---------------- ---------------- -------------- ----------- -----------

   17.000%      CLASS A-1     $   69,500,000        4.274%           AAA/Aaa         6.196%        2.99        1-54
--------------- ------------- ----------------- ---------------- ---------------- -------------- ----------- -----------
   17.000%      CLASS A-2     $  121,900,000        4.556%           AAA/Aaa        10.868%        4.59        54-60
--------------- ------------- ----------------- ---------------- ---------------- -------------- ----------- -----------
   17.000%      CLASS A-3     $   41,600,000        4.768%           AAA/Aaa         3.709%        6.73        79-83
--------------- ------------- ----------------- ---------------- ---------------- -------------- ----------- -----------
   17.000%      CLASS A-AB    $  105,700,000        4.823%           AAA/Aaa         9.424%        7.82       60-111
--------------- ------------- ----------------- ---------------- ---------------- -------------- ----------- -----------
   17.000%      CLASS A-4     $  517,238,000        4.933%           AAA/Aaa        46.116%        9.75       111-120
--------------- ------------- ----------------- ---------------- ---------------- -------------- ----------- -----------
   17.000%      CLASS A-4FL   $   75,000,000    LIBOR + 0.200%       AAA/Aaa         6.687%        9.75       111-120
--------------- ------------- ----------------- ---------------- ---------------- -------------- ----------- -----------
   10.375%      CLASS A-J     $   74,307,000        5.005%           AAA/Aaa         6.625%        10.03      120-121
--------------- ------------- ----------------- ---------------- ---------------- -------------- ----------- -----------
   7.750%       CLASS B       $   29,443,000        5.035%           AA/Aa2          2.625%        10.04      121-121
--------------- ------------- ----------------- ---------------- ---------------- -------------- ----------- -----------
   7.000%       CLASS C       $    8,412,000        5.074%           AA-/Aa3         0.750%        10.04      121-121
--------------- ------------- ----------------- ---------------- ---------------- -------------- ----------- -----------
   5.875%       CLASS D       $   12,618,000        5.134%            A/A2           1.125%        10.04      121-121
--------------- ------------- ----------------- ---------------- ---------------- -------------- ----------- -----------
   4.875%       CLASS E       $   11,216,000        5.258%            A-/A3          1.000%        10.38      121-131
--------------- ------------- ----------------- ---------------- ---------------- -------------- ----------- -----------
   4.000%       CLASS F       $    9,814,000        5.306%          BBB+/Baa1        0.875%        11.17      131-143
--------------- ------------- ----------------- ---------------- ---------------- -------------- ----------- -----------
   3.125%       CLASS G       $    9,814,000        5.306%          BBB/Baa2         0.875%        11.93      143-150
--------------- ------------- ----------------- ---------------- ---------------- -------------- ----------- -----------
   2.375%       CLASS H       $    8,412,000        5.306%          BBB-/Baa3        0.750%        13.41      150-168
--------------- ------------- ----------------- ---------------- ---------------- -------------- ----------- -----------
__________      CLASSES J-P       ___________       _______         _________        ________     ________    ________
--------------- ------------- ----------------- ---------------- ---------------- -------------- ----------- -----------
__________      CLASS X       $1,121,613,137        0.453%           AAA/Aaa         ________     ________    ________
------------------------------------------------------------------------------------------------------------------------

[The rows for Classes E, F, G, H, J-P and X are shaded to indicate that those classes are not offered pursuant to this prospectus supplement]

o    The notional amount of the Class X Certificates initially will be
     $1,121,613,137.

o    The percentages indicated under the column "Approximate Credit Support"
     with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4
     and Class A-4FL Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-4FL
     Certificates in the aggregate.

o    The initial certificate balance on the closing date may vary by up to 5%.

o    The Class X Certificates and the Class E, Class F, Class G, Class H, Class
     J, Class K, Class L, Class M, Class N, Class O and Class P Certificates are
     not offered pursuant to this prospectus supplement.

o    The pass-through rates for the Class A-1, Class A-2, Class A-3 and Class
     A-AB Certificates are fixed at their initial pass-through rates. The pass-through rate for the Class A-4 Certificates will be a per annum rate equal to the lesser of 4.933% and the weighted average net mortgage rate.
     The pass-through rate on the Class A-4FL Certificates will be a floating rate based on one-month LIBOR + 0.200% (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the shorter initial interest accrual period) subject to the limitations described in this prospectus supplement. The pass-through rate for the Class A-J Certificates will be a per annum rate equal to the lesser of 5.005% and the weighted average net mortgage rate. The pass-through rate for the Class B Certificates will be a per annum rate equal to the lesser of 5.035% and the weighted average net mortgage rate. The pass-through rate for the Class C Certificates will be a per annum rate equal to the lesser of 5.074% and the weighted average net mortgage rate. The pass-through rate for the Class D Certificates will be a per annum rate equal to the lesser of 5.134% and the weighted average net mortgage rate.

o    The ratings of the Class A-4FL Certificates do not represent any assessment as to whether the floating rate of interest on such class will convert to a fixed rate, and only represent the likelihood of the receipt of interest at a rate equal to the lesser of 4.933% and the weighted average net mortgage rate (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day-months). See "Ratings" in this prospectus supplement.

o    The initial LIBOR will be determined two (2) Banking Days before the
     Closing Date. Under certain circumstances described in this prospectus supplement, the interest rate for the Class A-4FL Certificates may convert from a one-month LIBOR based rate to a rate equal to the lesser of a fixed rate of 4.933% and the weighted average net mortgage rate. See "Description of the Swap Contract--The Swap Contract" in this prospectus supplement.

                                      S-6

o    The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The
     Weighted Average Life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have "anticipated repayment dates"; (iii) payment in full on the anticipated repayment date or stated maturity date of each mortgage loan having such a date; and (iv) a 0% CPR. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and under "Structuring Assumptions" in the "Glossary of Terms."

o    The Class A-4FL Certificates will represent an undivided beneficial interest in a grantor trust for federal income tax purposes, which grantor trust is comprised of the swap contract, the related floating rate account and the Class A-4FL Regular Interest. See "Federal Income Tax Consequences"
     in this prospectus supplement.

o    Each Class P Certificate is an investment unit consisting of a REMIC regular interest and beneficial ownership of certain excess interest in respect of mortgage loans having anticipated repayment dates.

o    The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

                                [Legend Omitted]

                                      S-7

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING
OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE
ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL............................  Your certificates (along with the privately offered certificates) will represent
                                     beneficial interests in a trust created by
                                     us on the closing date. All payments to you
                                     will come only from the amounts received in
                                     connection with the assets of the trust.
                                     The trust's assets will primarily be 156
                                     mortgage loans secured by first mortgage
                                     liens on 182 commercial, manufactured
                                     housing community and multifamily
                                     properties and with respect to the Class
                                     A-4FL Certificates, a swap contract with
                                     Morgan Stanley Capital Services Inc.

TITLE OF CERTIFICATES..............  Commercial Mortgage Pass-Through
                                     Certificates, Series 2005-TOP18.

MORTGAGE POOL......................  The mortgage pool consists of 156 mortgage loans with an aggregate principal balance
                                     of all mortgage loans as of the cut-off
                                     date, of approximately $1,121,613,138,
                                     which may vary on the closing date by up to
                                     5%. Each mortgage loan requires scheduled
                                     payments of principal and/or interest to be
                                     made monthly. For purposes of those
                                     mortgage loans that have a due date on a
                                     date other than the first of the month, we
                                     have assumed that those mortgage loans are
                                     due on the first of the month for purposes
                                     of determining their cut-off dates and
                                     cut-off date balances.

                                     As of the cut-off date, the balances
                                     of the mortgage loans in the
                                     mortgage pool ranged from
                                     approximately $623,000 to
                                     approximately $85,000,000 and the
                                     mortgage loans had an approximate
                                     average balance of $7,189,828.

                           RELEVANT PARTIES AND DATES

ISSUER.............................  Bear Stearns Commercial Mortgage
                                     Securities Trust 2005-TOP18.

DEPOSITOR..........................  Bear Stearns Commercial Mortgage
                                     Securities Inc.

MASTER SERVICER....................  Wells Fargo Bank, National Association.

SPECIAL SERVICER...................  ARCap Servicing, Inc.

PRIMARY SERVICER...................  Principal Global Investors, LLC with respect to those mortgage loans sold to the
                                     trust by Principal Commercial Funding, LLC.
                                     In addition, Wells Fargo Bank, National
                                     Association will act as primary servicer
                                     with respect to those mortgage loans sold
                                     to the trust by Wells Fargo Bank, National
                                     Association, Bear Stearns Commercial
                                     Mortgage, Inc. and Morgan Stanley Mortgage
                                     Capital Inc.

TRUSTEE............................  LaSalle Bank National Association, a
                                     national banking association.

FISCAL AGENT.......................  ABN AMRO Bank N.V., a Netherlands banking corporation and indirect corporate parent
                                     of the trustee.

PAYING AGENT.......................  Wells Fargo Bank, National Association,
                                     which will also act as the certificate
                                     registrar. See "Description of the Offered
                                     Certificates--The

                                      S-8

                                     Paying Agent, Certificate Registrar and
                                     Authenticating Agent" in this prospectus
                                     supplement.

OPERATING ADVISER..................  The holders of certificates representing more than 50% of the aggregate certificate
                                     balance of the most subordinate class of
                                     certificates, outstanding at any time of
                                     determination, or, if the certificate
                                     balance of that class of certificates is
                                     less than 25% of the initial certificate
                                     balance of that class, the next most
                                     subordinate class of certificates, may
                                     appoint a representative to act as
                                     operating adviser for the purposes
                                     described in this prospectus supplement;
                                     provided, that with respect to any A/B
                                     Mortgage Loan or the Chenal Commons
                                     Mortgage Loan, a holder of the related B
                                     Note or the Chenal Commons Subordinated
                                     Loan, as applicable, will, to the extent
                                     set forth in the related intercreditor
                                     agreement, instead be entitled to the
                                     rights and powers granted to the Operating
                                     Adviser under the Pooling and Servicing
                                     Agreement to the extent such rights and
                                     powers relate to the related A/B Mortgage
                                     Loan or the Chenal Commons Mortgage Loan
                                     (but only so long as the holder of the
                                     related B Note or the Chenal Commons
                                     Subordinated Loan, as applicable, is the
                                     directing holder). The initial operating
                                     adviser will be ARCap CMBS Fund II REIT,
                                     Inc.

SELLERS............................  Morgan Stanley Mortgage Capital Inc., as to
                                     29 mortgage loans, representing 32.4% of
                                     the initial outstanding pool balance.

                                     Principal Commercial Funding, LLC, as to 59
                                     mortgage loans, representing 27.9% of the
                                     initial outstanding pool balance.

                                     Bear Stearns Commercial Mortgage, Inc., as
                                     to 27 mortgage loans, representing 20.9% of
                                     the initial outstanding pool balance.*

                                     Wells Fargo Bank, National Association, as
                                     to 40 mortgage loans, representing 13.2% of
                                     the initial outstanding pool balance.*

                                     * The Waikele Center Pari Passu Loan,
                                     representing 5.6% of the initial
                                     outstanding pool balance, is comprised of
                                     four notes (Note A-5, Note A-6, Note A-7
                                     and Note A-8). The Waikele Center Companion
                                     Loan is comprised of four notes (Note A-1,
                                     Note A-2, Note A-3 and Note A-4). Bear
                                     Stearns Commercial Mortgage, Inc. and Wells
                                     Fargo Bank, National Association
                                     co-originated the loan. Bear Stearns
                                     Commercial Mortgage, Inc. holds Note A-5
                                     and Note A-7 and Wells Fargo Bank, National
                                     Association holds Note A-6 and Note A-8.
                                     Note A-1, Note A-2, Note A-3 and Note A-4
                                     are included in the securitization known as
                                     the Morgan Stanley Capital I Trust
                                     2005-TOP17. Note A-5, Note A-6, Note A-7
                                     and Note A-8 will be included in the trust.
                                     See "Servicing of the Mortgage
                                     Loans--Servicing of the Waikele Center Loan
                                     Group, the Fox Hill Run A/B Mortgage Loan
                                     and the Chenal Commons Mortgage Loan--The
                                     Waikele Center Loan Group" in this
                                     prospectus supplement.

SWAP COUNTERPARTY..................  Morgan Stanley Capital Services Inc.

UNDERWRITERS.......................  Bear, Stearns & Co. Inc. and Morgan
                                     Stanley & Co. Incorporated.

CUT-OFF DATE.......................  April 1, 2005, provided that with respect to any mortgage loan originated in April
                                     2005 that has its first scheduled payment
                                     date in June 2005, the date of origination.
                                     For purposes of the information contained
                                     in this prospectus supplement (including
                                     the appendices to

                                      S-9

                                     this prospectus supplement), scheduled
                                     payments due in April 2005 with respect to
                                     mortgage loans not having payment dates on
                                     the first day of each month have been
                                     deemed received on April 1, 2005, not the
                                     actual day on which such scheduled payments
                                     were due.

CLOSING DATE.......................  On or about April 28, 2005.

DISTRIBUTION DATE..................  The 13th day of each month, or, if such
                                     13th day is not a business day, the
                                     business day immediately following such
                                     13th day, commencing in May 2005.

RECORD DATE........................  With respect to each distribution date, the close of business on the last business day
                                     of the preceding calendar month.

                                     ------------------------------------
EXPECTED FINAL DISTRIBUTION DATES..     Class A-1      October 13, 2009
                                     --------------- --------------------
                                        Class A-2       April 13, 2010
                                     --------------- --------------------
                                        Class A-3       March 13, 2012
                                     --------------- --------------------
                                       Class A-AB        July 13, 2014
                                     --------------- --------------------
                                        Class A-4       April 13, 2015
                                     --------------- --------------------
                                       Class A-4FL      April 13, 2015
                                     --------------- --------------------
                                        Class A-J        May 13, 2015
                                     --------------- --------------------
                                         Class B         May 13, 2015
                                     --------------- --------------------
                                         Class C         May 13, 2015
                                     --------------- --------------------
                                         Class D         May 13, 2015
                                     ------------------------------------

                                     The Expected Final Distribution Date for
                                     each class of certificates is the date on
                                     which such class is expected to be paid in
                                     full, assuming no delinquencies, losses,
                                     modifications, extensions of maturity
                                     dates, repurchases or prepayments of the
                                     mortgage loans after the initial issuance
                                     of the certificates. Any mortgage loans
                                     with anticipated repayment dates are
                                     assumed to repay in full on those dates.

RATED FINAL DISTRIBUTION DATE......  As to each class of certificates, the distribution date in February 2042.

                                      S-10

                              OFFERED CERTIFICATES

GENERAL............................  We are offering the following ten (10)
                                     classes of our Series 2005-TOP18 Commercial
                                     Mortgage Pass-Through Certificates:

                                     o  Class A-l
                                     o  Class A-2
                                     o  Class A-3
                                     o  Class A-AB
                                     o  Class A-4
                                     o  Class A-4FL
                                     o  Class A-J
                                     o  Class B
                                     o  Class C
                                     o  Class D

                                     The entire series will consist of a total
                                     of twenty-five (25) classes, the following
                                     fifteen (15) of which are not being offered
                                     by this prospectus supplement and the
                                     accompanying prospectus: Class X, Class E,
                                     Class F, Class G, Class H, Class J, Class
                                     K, Class L, Class M, Class N, Class O,
                                     Class P, Class R-I, Class R-II and Class
                                     R-III.

CERTIFICATE BALANCE................  Your certificates will have the approximate aggregate initial certificate balance
                                     presented in the chart below and this
                                     balance below may vary by up to 5% on the
                                     closing date:

                                   ---------------------------------------------
                                    Class A-1    $69,500,000 Certificate Balance
                                   ------------ --------------------------------
                                    Class A-2   $121,900,000 Certificate Balance
                                   ------------ --------------------------------
                                    Class A-3    $41,600,000 Certificate Balance
                                   ------------ --------------------------------
                                   Class A-AB   $105,700,000 Certificate Balance
                                   ------------ --------------------------------
                                    Class A-4   $517,238,000 Certificate Balance
                                   ------------ --------------------------------
                                   Class A-4FL   $75,000,000 Certificate Balance
                                   ------------ --------------------------------
                                    Class A-J    $74,307,000 Certificate Balance
                                   ------------ --------------------------------
                                     Class B     $29,443,000 Certificate Balance
                                   ------------ --------------------------------
                                     Class C      $8,412,000 Certificate Balance
                                   ------------ --------------------------------
                                     Class D     $12,618,000 Certificate Balance
                                   ---------------------------------------------

                                     The certificate balance at any time is the
                                     maximum amount of principal distributable
                                     to a class and is subject to adjustment on
                                     each distribution date to reflect any
                                     reductions resulting from distributions of
                                     principal to that class or any allocations
                                     of losses to the certificate balance of
                                     that class.

                                      S-11

                                     The certificate balance of the Class A-4FL
                                     Regular Interest will be equal to the
                                     certificate balance of the Class A-4FL
                                     Certificates.

                                     The Class X Certificates, which are private
                                     certificates, will not have certificate
                                     balances; such class of certificates will
                                     instead represent the right to receive
                                     distributions of interest accrued on a
                                     notional amount. The notional amount of the
                                     Class X Certificates will be equal to the
                                     aggregate of the certificate balances of
                                     the classes of certificates (other than the
                                     Class X, Class R-I, Class R-II and Class
                                     R-III Certificates) outstanding from time
                                     to time.

                                     Accordingly, the notional amount of the
                                     Class X Certificates will be reduced on
                                     each distribution date by any distributions
                                     of principal actually made on, and any
                                     losses actually allocated to the
                                     certificate balance of, any class of
                                     certificates (other than the Class X, Class
                                     R-I, Class R-II and Class R-III
                                     Certificates) outstanding from time to
                                     time.

PASS-THROUGH RATES.................  Your certificates will accrue interest at an annual rate called a pass-through rate.
                                     The following table lists the initial
                                     pass-through rates for each class of
                                     offered certificates:

                                     ----------------------------------------
                                       Class A-1         4.274% (Fixed)
                                     ------------- --------------------------
                                       Class A-2         4.556% (Fixed)
                                     ------------- --------------------------
                                       Class A-3         4.768% (Fixed)
                                     ------------- --------------------------
                                      Class A-AB         4.823% (Fixed)
                                     ------------- --------------------------
                                       Class A-4         4.933% (Fixed)
                                     ------------- --------------------------
                                      Class A-4FL   LIBOR + 0.200% (Floating)
                                     ------------- --------------------------
                                       Class A-J         5.005% (Fixed)
                                     ------------- --------------------------
                                        Class B          5.035% (Fixed)
                                     ------------- --------------------------
                                        Class C          5.074% (Fixed)
                                     ------------- --------------------------
                                        Class D          5.134% (Fixed)
                                     ----------------------------------------

                                     Interest on your certificates (other than
                                     the Class A-4FL Certificates) and on the
                                     Class A-4FL Regular Interest will be
                                     calculated on the basis of a 360-day year
                                     consisting of twelve 30-day months, also
                                     referred to in this prospectus supplement
                                     as a 30/360 basis. Interest on the Class
                                     A-4FL Certificates will be computed on the
                                     basis of the actual number of days elapsed
                                     during the related interest accrual period
                                     and a 360-day year.

                                     The Class A-1, Class A-2, Class A-3 and
                                     Class A-AB Certificates will, at all times,
                                     accrue interest at a per annum rate equal
                                     to the related fixed rate shown in the
                                     table above. The Class A-4 Certificates
                                     will, at all times, accrue interest at a
                                     per annum rate equal to the lesser of
                                     4.933% and the weighted average net
                                     mortgage rate. The Class A-4FL Certificates
                                     will, at all times, accrue interest at a
                                     per-annum rate equal

                                      S-12

                                     to one-month LIBOR + 0.200% (provided that
                                     for the initial interest accrual period
                                     LIBOR shall be an interpolated percentage
                                     to reflect the shorter initial interest
                                     accrual period) subject to the limitations
                                     described in this prospectus supplement.
                                     The Class A-J Certificates will, at all
                                     times, accrue interest at a per annum rate
                                     equal to the lesser of 5.005% and the
                                     weighted average net mortgage rate. The
                                     Class B Certificates will, at all times,
                                     accrue interest at a per annum rate equal
                                     to the lesser of 5.035% and the weighted
                                     average net mortgage rate. The Class C
                                     Certificates will, at all times, accrue
                                     interest at a per annum rate equal to the
                                     lesser of 5.074% and the weighted average
                                     net mortgage rate. The Class D Certificates
                                     will, at all times, accrue interest at a
                                     per annum rate equal to the lesser of
                                     5.134% and the weighted average net
                                     mortgage rate.

                                     The weighted average net mortgage rate for
                                     a particular distribution date is a
                                     weighted average of the interest rates on
                                     the mortgage loans minus a weighted average
                                     annual administrative cost rate, which
                                     includes the master servicing fee rate, any
                                     excess servicing fee rate, the primary
                                     servicing fee rate, and the trustee fee
                                     rate. The relevant weighting is based upon
                                     the respective principal balances of the
                                     mortgage loans as in effect immediately
                                     prior to the relevant distribution date.
                                     For purposes of calculating the weighted
                                     average net mortgage rate, the mortgage
                                     loan interest rates will not reflect any
                                     default interest rate. The mortgage loan
                                     interest rates will also be determined
                                     without regard to any loan term
                                     modifications agreed to by the special
                                     servicer or resulting from any borrower's
                                     bankruptcy or insolvency. In addition, for
                                     purposes of calculating the weighted
                                     average net mortgage rate, if a mortgage
                                     loan does not accrue interest on a 30/360
                                     basis, its interest rate for any month
                                     will, in general, be deemed to be the rate
                                     per annum that, when calculated on a 30/360
                                     basis, will produce the amount of interest
                                     that actually accrues on that mortgage loan
                                     in that month.

                                     With respect to the Class A-4FL
                                     Certificates, in the case of a default by
                                     the swap counterparty under the swap
                                     contract, and until such default is cured
                                     or the swap contract is replaced, the Class
                                     A-4FL Certificates will accrue interest at
                                     the pass-through rate of the Class A-4FL
                                     Regular Interest, which will be equal to
                                     the lesser of a fixed rate of 4.933% per
                                     annum and the weighted average net mortgage
                                     rate, on a 30/360 basis. The Class A-4FL
                                     Regular Interest does not receive interest
                                     at a LIBOR-based rate. In the event that
                                     after payment of the net swap payment due
                                     from or to the swap counterparty, as the
                                     case may be, there are insufficient funds
                                     in the Floating Rate Account to make the
                                     full distribution of the Class A-4FL
                                     Interest Distribution Amount to the holders
                                     of the Class A-4FL Certificates, the
                                     resulting interest shortfall will be borne
                                     by the holders of the Class A-4FL
                                     Certificates.

                                     If the pass-through rate on the Class A-4FL
                                     Regular Interest is reduced below 4.933%
                                     per annum, there will be a corresponding
                                     dollar-for-dollar reduction in the interest
                                     payment made by the swap counterparty to
                                     the trust and, ultimately, a corresponding
                                     decrease in the effective pass-through rate
                                     on the Class A-4FL Certificates for such
                                     distribution date.

                                     The pass-through rate applicable to the
                                     Class X Certificates for the initial
                                     distribution date will equal approximately
                                     0.453% per annum.

                                      S-13

                                     The pass-through rate applicable to the
                                     Class X Certificates for each distribution
                                     date subsequent to the initial distribution
                                     date will equal the weighted average of the
                                     respective strip rates (the "Class X Strip
                                     Rates") at which interest accrues from time
                                     to time on the respective components of the
                                     total notional amount of the Class X
                                     Certificates outstanding immediately prior
                                     to the related distribution date (weighted
                                     on the basis of the respective balances of
                                     such components outstanding immediately
                                     prior to such distribution date). Each of
                                     those components will be comprised of all
                                     of the certificate balance of a specified
                                     class of Principal Balance Certificates.
                                     The certificate balance of each class of
                                     Principal Balance Certificates will
                                     constitute a separate component of the
                                     total notional amount of the Class X
                                     Certificates. The applicable Class X Strip
                                     Rate with respect to each such component
                                     for each distribution date will equal the
                                     excess, if any, of (a) the weighted average
                                     net mortgage rate for such distribution
                                     date, over (b) the pass-through rate for
                                     such distribution date for the related
                                     class of Principal Balance Certificates, or
                                     in the case of the Class A-4FL
                                     Certificates, the pass-through rate on the
                                     Class A-4FL Regular Interest. Under no
                                     circumstances will any Class X Strip Rate
                                     be less than zero.

                                     The Class E Certificates will, at all
                                     times, accrue interest at a per annum rate
                                     equal to the lesser of 5.258% and the
                                     weighted average net mortgage rate. The
                                     Class F, Class G and Class H Certificates
                                     will, at all times, accrue interest at a
                                     per annum rate equal to the weighted
                                     average net mortgage rate. The Class J,
                                     Class K, Class L, Class M, Class N, Class O
                                     and Class P Certificates will, at all
                                     times, accrue interest at a per annum rate
                                     equal to the lesser of 4.706% and the
                                     weighted average net mortgage rate.

DISTRIBUTIONS

     A.  AMOUNT AND ORDER
            OF DISTRIBUTIONS.......  On each distribution date, funds available for distribution from the mortgage loans,
                                     net of excess interest, excess liquidation
                                     proceeds and specified trust expenses,
                                     including all servicing fees, trustee fees
                                     and related compensation, will be
                                     distributed in the following amounts and
                                     priority:

                                        Step l/Class A Senior and Class X: To
                                     interest on Classes A-1, A-2, A-3, A-AB,
                                     A-4, the Class A-4FL Regular Interest and
                                     Class X, pro rata, in accordance with their
                                     interest entitlements.

                                        Step 2/Class A Senior: To the extent of
                                     amounts then required to be distributed as
                                     principal, (i) first, to the Class A-AB
                                     Certificates until such Certificates are
                                     reduced to their Planned Principal Balance,
                                     (ii) second, to the Class A-1 Certificates,
                                     until the Class A-1 Certificates are
                                     reduced to zero, (iii) third, to the Class
                                     A-2 Certificates, until the Class A-2
                                     Certificates are reduced to zero, (iv)
                                     fourth, to the Class A-3 Certificates,
                                     until the Class A-3 Certificates are
                                     reduced to zero, (v) fifth, to the Class
                                     A-AB Certificates, until the Class A-AB
                                     Certificates are reduced to zero and (vi)
                                     sixth, to the Class A-4 Certificates and
                                     Class A-4FL Regular Interest, pro rata,
                                     until the Class A-4 Certificates and the
                                     Class A-4FL Regular Interest are reduced to
                                     zero. If the principal amount of each class
                                     of certificates other than Classes A-1,
                                     A-2, A-3, A-AB and A-4 and the Class A-4FL
                                     Regular Interest has been reduced to zero
                                     as a result of losses on the mortgage loans
                                     or an appraisal reduction, principal will
                                     be distributed to Classes

                                      S-14

                                     A-1, A-2, A-3, A-AB, A-4 and the Class
                                     A-4FL Regular Interest, pro rata.

                                        Step 3/Class A Senior and Class X: To
                                     reimburse Classes A-1, A-2, A-3, A-AB, A-4
                                     and the Class A-4FL Regular Interest and,
                                     in respect of interest only, Classes X, pro
                                     rata, for any previously unreimbursed
                                     losses on the mortgage loans that were
                                     previously borne by those classes, together
                                     with interest at the applicable
                                     pass-through rate.

                                        Step 4/Class A-J: To Class A-J as
                                     follows: (a) to interest on Class A-J in
                                     the amount of its interest entitlement; (b)
                                     to the extent of amounts required to be
                                     distributed as principal, to principal on
                                     Class A-J in the amount of its principal
                                     entitlement until its principal balance is
                                     reduced to zero; and (c) to reimburse Class
                                     A-J for any previously unreimbursed losses
                                     on the mortgage loans that were previously
                                     borne by that class, together with interest
                                     at the applicable pass-through rate.

                                        Step 5/Class B: To Class B in a manner
                                     analogous to the Class A-J allocations of
                                     Step 4.

                                        Step 6/Class C: To Class C in a manner
                                     analogous to the Class A-J allocations of
                                     Step 4.

                                        Step 7/Class D: To Class D in a manner
                                     analogous to the Class A-J allocations of
                                     Step 4.

                                        Step 8/Subordinate Private Certificates:
                                     To these certificates in the amounts and
                                     order of priority described in this
                                     prospectus supplement.

                                     Each certificateholder will receive its
                                     share of distributions on its class of
                                     certificates on a pro rata basis with all
                                     other holders of certificates of the same
                                     class. See "Description of the Offered
                                     Certificates-Distributions" in this
                                     prospectus supplement.

                                     On each distribution date, the Class A-4FL
                                     Available Funds will be applied to make
                                     distributions to holders of the Class A-4FL
                                     Certificates in the manner described under
                                     "Description of the Swap Contract" in this
                                     prospectus supplement.

     B.  INTEREST AND
           PRINCIPAL ENTITLEMENTS..  A description of the interest entitlement payable to each Class can be found in
                                     "Description of the Offered
                                     Certificates--Distributions" in this
                                     prospectus supplement. As described in that
                                     section, there are circumstances relating
                                     to the timing of prepayments in which your
                                     interest entitlement for a distribution
                                     date could be less than one full month's
                                     interest at the pass-through rate on your
                                     certificate's principal balance. In
                                     addition, the right of the master servicer,
                                     the special servicer, the trustee and the
                                     fiscal agent to reimbursement for payment
                                     of nonrecoverable advances will be prior to
                                     your right to receive distributions of
                                     principal or interest.

                                      S-15

                                     With respect to the two (2) mortgage loans
                                     that were originated in April 2005 and have
                                     their first due dates in June 2005, the
                                     depositor has agreed to deposit $518,333.34
                                     into the Certificate Account on the closing
                                     date, which amount represents one month's
                                     interest on the initial principal balance
                                     of such mortgage loans, and which amount
                                     will be distributable to certificateholders
                                     on the first distribution date in May 2005.

                                     The Class X Certificates will not be
                                     entitled to principal distributions. The
                                     amount of principal required to be
                                     distributed on the classes entitled to
                                     principal on a particular distribution date
                                     will, in general, be equal to:

                                     o  the principal portion of all scheduled
                                        payments, other than balloon payments,
                                        to the extent received or advanced by
                                        the master servicer or other party (in
                                        accordance with the Pooling and
                                        Servicing Agreement) during the related
                                        collection period;

                                     o  all principal prepayments and the
                                        principal portion of balloon payments
                                        received during the related collection
                                        period;

                                     o  the principal portion of other
                                        collections on the mortgage loans
                                        received during the related collection
                                        period, such as liquidation proceeds,
                                        condemnation proceeds, insurance
                                        proceeds and income on "real estate
                                        owned"; and

                                     o  the principal portion of proceeds of
                                        mortgage loan repurchases received
                                        during the related collection period,

                                     subject, however, to the adjustments
                                     described herein. See the definition of
                                     "Principal Distribution Amount" in the
                                     "Glossary of Terms."

  C.  PREPAYMENT
        PREMIUMS/YIELD MAINTENANCE
        CHARGES....................  The manner in which any prepayment premiums and yield maintenance charges received
                                     during a particular collection period will
                                     be allocated to the Class X Certificates,
                                     on the one hand, and the classes of
                                     certificates entitled to principal (other
                                     than the Class A-4FL Certificates) and the
                                     Class A-4FL Regular Interest, on the other
                                     hand, is described in "Description of the
                                     Offered Certificates--Distributions" in
                                     this prospectus supplement. The Class A-4FL
                                     Certificates will not be entitled to
                                     receive any prepayment premiums or yield
                                     maintenance charges for so long as the swap
                                     contract remains in place. See "Description
                                     of the Certificates--Distributions--The
                                     Class A-4FL Certificates" herein.

                                      S-16

SUBORDINATION

  A.  GENERAL......................  The chart below describes the manner in which the rights of various classes will be
                                     senior to the rights of other classes.
                                     Entitlement to receive principal and
                                     interest (other than excess liquidation
                                     proceeds and certain excess interest in
                                     connection with any loan having an
                                     anticipated repayment date) on any
                                     distribution date is depicted in descending
                                     order. The manner in which mortgage loan
                                     losses (including interest losses other
                                     than losses with respect to certain excess
                                     interest in connection with any loan having
                                     an anticipated repayment date) are
                                     allocated is depicted in ascending order.

                                           ------------------------------
                                               Class A-l, Class A-2,
                                               Class A-3, Class A-AB,
                                               Class A-4, Class A-4FL
                                                    and Class X*
                                           ------------------------------

                                           ------------------------------
                                                     Class A-J
                                           ------------------------------

                                           ------------------------------
                                                      Class B
                                           ------------------------------

                                           ------------------------------
                                                      Class C
                                           ------------------------------

                                           ------------------------------
                                                      Class D
                                           ------------------------------

                                           ------------------------------
                                                    Classes E-P
                                           ------------------------------

                                     NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                     AVAILABLE TO YOU AS A HOLDER OF OFFERED
                                     CERTIFICATES.

                                     *Interest only certificates. No principal
                                     payments or realized loan losses in respect
                                     of principal will be allocated to the Class
                                     X Certificates. However, any loan losses
                                     will reduce the notional amount of the
                                     Class X Certificates.

                                     The Class A-AB Certificates have priority
                                     with respect to receiving distributions of
                                     principal in respect of reducing such
                                     Certificates to their Planned Principal
                                     Balance, as described in this prospectus
                                     supplement.

                                     In addition, while mortgage loan losses and
                                     available funds shortfalls will not be
                                     directly allocated to the Class A-4FL
                                     Certificates, mortgage loan losses and
                                     available funds shortfalls may be allocated
                                     to the Class A-4FL Regular Interest in
                                     reduction of the certificate balance of the
                                     Class A-4FL Regular Interest and the amount
                                     of its interest entitlement, respectively.
                                     Any decrease in the certificate balance of
                                     the Class A-4FL Regular Interest will
                                     result in a corresponding decrease in the
                                     certificate balance of the

                                      S-17

                                     Class A-4FL Certificates, and any interest
                                     shortfalls suffered by the Class A-4FL
                                     Regular Interest will reduce the amount of
                                     interest distributed on the Class A-4FL
                                     Certificates to the extent described in
                                     this prospectus supplement.

  B.  SHORTFALLS IN
        AVAILABLE FUNDS............  Shortfalls in available funds will reduce amounts available for distribution and will
                                     be allocated in the same manner as mortgage
                                     loan losses. Among the causes of these
                                     shortfalls are the following:

                                     o  shortfalls resulting from compensation
                                        which the special servicer is entitled
                                        to receive;

                                     o  shortfalls resulting from interest on
                                        advances made by the master servicer,
                                        the trustee or the fiscal agent, to the
                                        extent not covered by default interest
                                        and late payment charges paid by the
                                        borrower; and

                                     o  shortfalls resulting from a reduction of
                                        a mortgage loan's interest rate by a
                                        bankruptcy court or from other
                                        unanticipated, extraordinary or
                                        default-related expenses of the trust.

                                     Reductions in distributions to the Class
                                     A-4FL Regular Interest will cause a
                                     corresponding reduction in distributions to
                                     the Class A-4FL Certificates to the extent
                                     described in this prospectus supplement.

                                     Shortfalls in mortgage loan interest as a
                                     result of the timing of voluntary and
                                     involuntary prepayments (net of certain
                                     amounts required to be used by the master
                                     servicer to offset such shortfalls) will be
                                     allocated to each class of certificates (or
                                     Class A-4FL Regular Interest), pro rata, in
                                     accordance with their respective interest
                                     entitlements as described herein.

                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

  A.  GENERAL......................  All numerical information in this prospectus supplement concerning the
                                     mortgage loans is approximate. All weighted
                                     average information regarding the mortgage
                                     loans reflects the weighting of the
                                     mortgage loans based upon their outstanding
                                     principal balances as of the cut-off date.
                                     With respect to mortgage loans not having
                                     due dates on the first day of each month,
                                     scheduled payments due in April 2005 have
                                     been deemed received on April 1, 2005.

  B.  PRINCIPAL BALANCES...........  The trust's primary assets will be 156 mortgage loans with an aggregate principal
                                     balance as of the cut-off date of
                                     approximately $1,121,613,138. It is
                                     possible that the aggregate mortgage loan
                                     balance will vary by up to 5% on the
                                     closing date. As of the cut-off date, the
                                     principal balance of the mortgage loans in
                                     the mortgage pool ranged from approximately
                                     $623,000 to approximately $85,000,000 and
                                     the mortgage loans had an approximate
                                     average balance of $7,189,828.

  C.  FEE SIMPLE/LEASEHOLD.........  One hundred seventy-nine (179) mortgaged properties, securing mortgage loans
                                     representing 93.2% of the initial
                                     outstanding pool balance, are subject to a
                                     first mortgage lien on a fee simple estate
                                     in such mortgaged properties.

                                      S-18

                                     Two (2) mortgaged properties, securing
                                     mortgage loans representing 6.6% of the
                                     initial outstanding pool balance, are
                                     subject to a leasehold interest in the
                                     mortgaged properties.

                                     One (1) mortgaged property, securing a
                                     mortgage loan representing 0.2% of the
                                     initial outstanding pool balance, is
                                     subject to a first mortgage lien on a fee
                                     interest in a portion of such mortgaged
                                     property and a leasehold interest in the
                                     remaining portion of such mortgaged
                                     property.

  D.  PROPERTY TYPES...............  The following table shows how the mortgage loans are secured by collateral which is
                                     distributed among different types of
                                     properties.

         -------------------- ------------------------------ -----------------
                                                                 Number of
                                   Percentage of Initial         Mortgaged
               Property Type     Outstanding Pool Balance       Properties
         -------------------- ------------------------------ -----------------
         Retail                           42.8%                     103
         -------------------- ------------------------------ -----------------
         Multifamily                      21.7%                     19
         -------------------- ------------------------------ -----------------
         Office                           19.7%                     25
         -------------------- ------------------------------ -----------------
         Industrial                        7.8%                     17
         -------------------- ------------------------------ -----------------
         Hospitality                       4.8%                      4
         -------------------- ------------------------------ -----------------
         Self Storage                      1.3%                      7
         -------------------- ------------------------------ -----------------
         Mixed Use                         1.3%                      4
         -------------------- ------------------------------ -----------------
         Other                             0.4%                      2
         -------------------- ------------------------------ -----------------
         Manufactured                      0.2%                      1
         Housing Community
         -------------------- ------------------------------ -----------------

  E.  PROPERTY LOCATION............  The number of mortgaged properties, and the approximate percentage of the aggregate
                                     principal balance of the mortgage loans
                                     secured by mortgaged properties located in
                                     the geographic areas with the highest
                                     concentrations of mortgaged properties, are
                                     as described in the table below:

                ------------------- --------------------------- -------------
                                                                  Number of
                                        Percentage of Initial     Mortgaged
                  Geographic Areas    Outstanding Pool Balance    Properties
                ------------------- --------------------------- -------------
                New York                       23.7%                 14
                ------------------- --------------------------- -------------
                California                     13.7%                 29
                ------------------- --------------------------- -------------
                       Southern                9.7%                  19
                ------------------- --------------------------- -------------
                       Northern                4.0%                  10
                ------------------- --------------------------- -------------
                Maryland                       7.4%                  4
                ------------------- --------------------------- -------------
                Hawaii                         5.6%                  1
                ------------------- --------------------------- -------------
                Colorado                       5.1%                  4
                ------------------- --------------------------- -------------

                                     The remaining mortgaged properties are
                                     located throughout 25 states. None of these
                                     property locations has a concentration of
                                     mortgaged

                                      S-19

                                     properties that represents security for
                                     more than 5.0% of the aggregate principal
                                     balance of the mortgage loans, as of the
                                     cut-off date.

  F.  OTHER MORTGAGE
        LOAN FEATURES..............  As of the cut-off date, the mortgage loans had the following characteristics:

                                     o  No scheduled payment of principal and
                                        interest on any mortgage loan was thirty
                                        days or more past due, and no mortgage
                                        loan had been thirty days or more
                                        delinquent in the past year.

                                     o  Ten (10) groups of mortgage loans were
                                        made to the same borrower or to
                                        borrowers that are affiliated with one
                                        another through partial or complete
                                        direct or indirect common ownership. The
                                        three (3) largest groups represent
                                        10.3%, 9.3% and 1.7%, respectively, of
                                        the initial outstanding pool balance.
                                        See Appendix II attached to this
                                        prospectus supplement.

                                     o  Sixty-nine (69) mortgaged properties,
                                        securing mortgage loans representing
                                        13.9% of the initial outstanding pool
                                        balance, are each 100% leased to a
                                        single tenant.

                                     o  All of the mortgage loans bear interest
                                        at fixed rates.

                                     o  Fixed periodic payments on the mortgage
                                        loans are generally determined assuming
                                        interest is calculated on a 30/360
                                        basis, but interest actually accrues and
                                        is applied on certain mortgage loans on
                                        an actual/360 basis. Accordingly, there
                                        will be less amortization of the
                                        principal balance during the term of
                                        these mortgage loans, resulting in a
                                        higher final payment on these mortgage
                                        loans.

                                     o  No mortgage loan permits negative
                                        amortization or the deferral of accrued
                                        interest (except excess interest that
                                        would accrue in the case of any loan
                                        having an anticipated repayment date
                                        after the applicable anticipated
                                        repayment date for such loan).

  G.  BALLOON LOANS/ARD LOANS......  As of the cut-off date, the mortgage loans had the following additional
                                     characteristics:

                                     o  One hundred forty-five (145) mortgage
                                        loans, representing 96.9% of the initial
                                        outstanding pool balance, are "balloon
                                        loans." Twelve (12) of these mortgage
                                        loans, representing 9.3% of the initial
                                        outstanding pool balance, are ARD Loans.
                                        For purposes of this prospectus
                                        supplement, we consider a mortgage loan
                                        to be a "balloon loan" if its principal
                                        balance is not scheduled to be fully or
                                        substantially amortized by the loan's
                                        stated maturity date or anticipated
                                        repayment date, as applicable.

                                     o  The remaining eleven (11) mortgage
                                        loans, representing 3.1% of the initial
                                        outstanding pool balance, are fully
                                        amortizing and are expected to have less
                                        than 5% of the original principal
                                        balance outstanding as of their related
                                        stated maturity dates.

  H.  INTEREST ONLY LOANS..........  As of the cut-off date, the mortgage loans had the following additional
                                     characteristics:

                                     o  Fifteen (15) mortgage loans,
                                        representing 12.8% of the initial
                                        outstanding pool balance, provide for
                                        monthly payments of interest only for a
                                        portion of their respective terms and
                                        then provide for the

                                      S-20

                                        monthly payment of principal and
                                        interest over their respective remaining
                                        terms.

                                     o  Two (2) mortgage loans, representing
                                        1.6% of the initial outstanding pool
                                        balance, provide for the monthly payment
                                        of principal and interest for a portion
                                        of their respective terms and then
                                        provide for monthly payments of interest
                                        only over their respective remaining
                                        terms.

                                     o  Twenty-five (25) mortgage loans,
                                        representing 41.8% of the initial
                                        outstanding pool balance, provide for
                                        monthly payments of interest only for
                                        their entire respective terms.

  I.  PREPAYMENT/DEFEASANCE
        PROVISIONS.................  As of the cut-off date, all of the mortgage loans restricted voluntary principal
                                     prepayments as follows:

                                     o  One hundred fifteen (115) mortgage
                                        loans, representing 69.6% of the initial
                                        outstanding pool balance, prohibit
                                        voluntary principal prepayments for a
                                        period ending on a date determined by
                                        the related mortgage note (which may be
                                        the maturity date), which period is
                                        referred to in this prospectus
                                        supplement as a lock-out period, but
                                        permit the related borrower, after an
                                        initial period of at least two years
                                        following the date of issuance of the
                                        certificates, to defease the loan by
                                        pledging direct, non-callable United
                                        States Treasury obligations and
                                        obtaining the release of the mortgaged
                                        property from the lien of the mortgage.

                                     o  Twenty (20) mortgage loans, representing
                                        20.1% of the initial outstanding pool
                                        balance, prohibit voluntary principal
                                        prepayments during a lock-out period,
                                        and following the lock-out period
                                        provide for a prepayment premium or
                                        yield maintenance charge calculated on
                                        the basis of the greater of a yield
                                        maintenance formula and 1% of the amount
                                        prepaid.

                                     o  Nineteen (19) mortgage loans,
                                        representing 8.8% of the initial
                                        outstanding pool balance, prohibit
                                        voluntary principal prepayments during a
                                        lock-out period, and following the
                                        lock-out period provide for a prepayment
                                        premium or yield maintenance charge
                                        calculated on the basis of the greater
                                        of a yield maintenance formula and 1% of
                                        the amount prepaid, and also permit the
                                        related borrower, after an initial
                                        period of at least two years following
                                        the date of the issuance of the
                                        certificates, to defease the loan by
                                        pledging direct, non-callable United
                                        States Treasury obligations and
                                        obtaining the release of the mortgaged
                                        property from the lien of the mortgage.

                                     o  One (1) mortgage loan, representing 0.8%
                                        of the initial outstanding pool balance,
                                        has no lock-out period and permits
                                        voluntary principal prepayments at any
                                        time if accompanied by a prepayment
                                        premium or yield maintenance charge
                                        calculated on the basis of the greater
                                        of a yield maintenance formula or 1% of
                                        the amount prepaid.

                                     o  One (1) mortgage loan, representing 0.7%
                                        of the initial outstanding pool balance,
                                        prohibits voluntary principal
                                        prepayments during a lock-out period,
                                        and following the lock-out period
                                        provides for a prepayment premium or
                                        yield maintenance charge calculated on
                                        the basis of the greater of a yield
                                        maintenance formula and 3% of the amount
                                        prepaid.

                                      S-21

                                     With respect to the prepayment and
                                     defeasance provisions set forth above,
                                     certain of the mortgage loans also include
                                     provisions described below:

                                     o  Four (4) mortgage loans, representing
                                        2.6% of the initial outstanding pool
                                        balance, are secured by multiple
                                        mortgaged properties and permit the
                                        substitution of certain of the mortgaged
                                        properties with other mortgaged
                                        properties satisfying various criteria,
                                        including loan-to-value, debt service
                                        coverage, property condition and
                                        market-based criteria.

                                     o  One (1) mortgage loan, representing 1.5%
                                        of the initial outstanding pool balance,
                                        is secured by multiple mortgaged
                                        properties and permits the release of
                                        any of the mortgaged properties from the
                                        lien of the mortgage upon defeasance of
                                        an amount equal to 110% of the allocated
                                        amount of the mortgaged property being
                                        released.

                                     o  One (1) mortgage loan, representing 1.1%
                                        of the initial outstanding pool balance
                                        permits the partial release of a portion
                                        of the mortgaged property, which is
                                        comprised of multiple parcels, upon (i)
                                        the payment of an amount equal to the
                                        greater of (x) 120% of the then
                                        appraised value of the released parcel
                                        or (y) an amount such that the remaining
                                        outstanding principal balance of such
                                        mortgage loan does not exceed 67% of the
                                        value of the unreleased portion of the
                                        mortgaged property, (ii) the remaining
                                        mortgaged property achieving a debt
                                        service coverage constant ratio greater
                                        than or equal to 1.05x, calculated using
                                        a constant of 9.0% and (iii) the payment
                                        of a yield maintenance charge,
                                        calculated on the basis of the greater
                                        of a yield maintenance formula or 1% of
                                        the amount prepaid.

                                     o  One (1) mortgage loan, representing 0.4%
                                        of the initial outstanding pool balance,
                                        permits the borrower to prepay up to
                                        33.33% of the initial outstanding
                                        principal amount of the mortgage loan if
                                        accompanied by a yield maintenance
                                        charge calculated on the basis of the
                                        greater of a yield maintenance formula
                                        or 1% of the amount prepaid.

                                     o  Notwithstanding the above, the mortgage
                                        loans generally provide that the related
                                        borrower may prepay the mortgage loan
                                        without prepayment premium or defeasance
                                        requirements commencing one (1) to
                                        twenty-five (25) payment dates prior to
                                        and including the maturity date or the
                                        anticipated repayment date.

                                     See Appendix II attached to this prospectus
                                     supplement for specific yield maintenance
                                     provisions with respect to the prepayment
                                     and defeasance provisions set forth above.

  J.  MORTGAGE LOAN RANGES
        AND WEIGHTED AVERAGES......  As of the cut-off date, the mortgage loans had the following additional
                                     characteristics:

        i.   MORTGAGE INTEREST
             RATES                   Mortgage interest rates ranging from 4.719%
                                     per annum to 6.750% per annum, and a
                                     weighted average mortgage interest rate of
                                     5.346% per annum;

        ii.  REMAINING TERMS         Remaining terms to scheduled maturity
                                     ranging from 53 months to 249 months, and a
                                     weighted average remaining term to
                                     scheduled maturity of 114 months;

                                      S-22

        iii. REMAINING
             AMORTIZATION TERMS      Remaining amortization terms (excluding
                                     loans which provide for interest only
                                     payments for the entire loan term) ranging
                                     from 117 months to 360 months, and a
                                     weighted average remaining amortization
                                     term of 320 months;

        iv.  LOAN-TO-VALUE RATIOS    Loan-to-value ratios ranging from 12.7% to
                                     79.9% and a weighted average loan-to-value
                                     ratio, calculated as described in this
                                     prospectus supplement, of 59.3%.

                                     With respect to one (1) mortgage loan
                                     (Mortgage Loan No. 15), representing 1.3%
                                     of the initial outstanding pool balance,
                                     such mortgage loan is secured by a
                                     residential cooperative property that has a
                                     cut-off date loan-to-value ratio of 12.7%.
                                     Excluding this mortgage loan, the pool of
                                     mortgage loans has a weighted average
                                     cut-off date loan-to-value ratio of 60.0%.

        v.   DEBT SERVICE
                COVERAGE RATIOS      Debt service coverage ratios, determined
                                     according to the methodology presented in
                                     this prospectus supplement, ranging from
                                     1.04x to 9.18x and a weighted average debt
                                     service coverage ratio, calculated as
                                     described in this prospectus supplement, of
                                     1.98x.

                                     With respect to one (1) mortgage loan
                                     (Mortgage Loan No. 15), representing 1.3%
                                     of the initial outstanding pool balance,
                                     such mortgage loan is secured by a
                                     residential cooperative property that has a
                                     debt service coverage ratio of 9.18x.
                                     Excluding this mortgage loan, the pool of
                                     mortgage loans has a weighted average debt
                                     service coverage ratio of 1.88x.

  K.  NON-SERVICED MORTGAGE
      LOAN.........................  The Waikele Center Pari Passu Loan, which, as of the cut-off date, had an unpaid
                                     principal balance of $63,315,000 and
                                     represents 5.6% of the initial outstanding
                                     pool balance, is secured by the related
                                     mortgaged property on a pari passu basis
                                     with, and pursuant to the same mortgage as,
                                     other notes, which are not included in the
                                     trust (collectively, the "Waikele Center
                                     Companion Loan") and which have an
                                     aggregate principal balance, as of the
                                     cut-off date of $77,385,000. The Waikele
                                     Center Companion Loan has the same interest
                                     rate, maturity date and amortization terms
                                     as the Waikele Center Pari Passu Loan.

                                     The Waikele Center Loan Group is currently
                                     being serviced and administered pursuant to
                                     the MSCI 2005-TOP17 Pooling and Servicing
                                     Agreement. The MSCI 2005-TOP17 Pooling and
                                     Servicing Agreement provides for servicing
                                     arrangements that are similar, but not
                                     identical, to those under the Pooling and
                                     Servicing Agreement. See "Servicing of the
                                     Mortgage Loans--Servicing of the Waikele
                                     Center Loan Group, the Fox Hill Run A/B
                                     Mortgage Loan and the Chenal Commons
                                     Mortgage Loan --The Waikele Center Loan
                                     Group" in this prospectus supplement.

                                     The terms of the MSCI 2005-TOP17 Pooling
                                     and Servicing Agreement provide that:

                                     o  LaSalle Bank National Association, which
                                        is the trustee under the MSCI 2005-TOP17
                                        Pooling and Servicing Agreement, will,
                                        in that capacity, be the mortgagee of
                                        record with respect to the mortgaged
                                        property securing the Waikele Center
                                        Pari Passu Loan;

                                      S-23

                                     o  Wells Fargo Bank, National Association,
                                        which is the master servicer under the
                                        MSCI 2005-TOP17 Pooling and Servicing
                                        Agreement, will, in that capacity, be
                                        the master servicer for the Waikele
                                        Center Pari Passu Loan, subject to
                                        replacement pursuant to the terms of the
                                        MSCI 2005-TOP17 Pooling and Servicing
                                        Agreement; and

                                     o  ARCap Servicing, Inc., which is the
                                        special servicer under the MSCI
                                        2005-TOP17 Pooling and Servicing
                                        Agreement, will, in that capacity, be
                                        the special servicer for the Waikele
                                        Center Pari Passu Loan, subject to
                                        replacement pursuant to the terms of the
                                        MSCI 2005-TOP17 Pooling and Servicing
                                        Agreement.

                                     See "Servicing of the Mortgage
                                     Loans--Servicing of the Waikele Center Loan
                                     Group, the Fox Hill Run A/B Mortgage Loan
                                     and the Chenal Commons Mortgage Loan--The
                                     Waikele Center Loan Group" in this
                                     prospectus supplement.

                                     References in this prospectus supplement,
                                     however, to the trustee, master servicer
                                     and special servicer will mean the trustee,
                                     master servicer and special servicer,
                                     respectively, under the Pooling and
                                     Servicing Agreement unless the context
                                     clearly indicates otherwise.

ADVANCES

  A.  PRINCIPAL AND
        INTEREST ADVANCES..........  Subject to a recoverability determination described in this prospectus supplement,
                                     the master servicer is required to advance
                                     delinquent monthly mortgage loan payments
                                     for the mortgage loans that are part of the
                                     trust. The master servicer will not be
                                     required to advance any additional interest
                                     accrued as a result of the imposition of
                                     any default rate or any rate increase after
                                     an anticipated repayment date. The master
                                     servicer also is not required to advance
                                     prepayment or yield maintenance premiums,
                                     excess interest or balloon payments. With
                                     respect to any balloon payment, the master
                                     servicer will instead be required to
                                     advance an amount equal to the scheduled
                                     payment that would have been due if the
                                     related balloon payment had not become due.
                                     If a P&I Advance is made, the master
                                     servicer will defer rather than advance its
                                     master servicing fee, the excess servicing
                                     fee and the primary servicing fee, but will
                                     advance the trustee fee.

                                     For an REO Property, the advance will equal
                                     the scheduled payment that would have been
                                     due if the predecessor mortgage loan had
                                     remained outstanding and continued to
                                     amortize in accordance with its
                                     amortization schedule in effect immediately
                                     before the REO Property was acquired.

                                      S-24

  B.  SERVICING ADVANCES...........  Subject to a recoverability determination described in this prospectus supplement,
                                     the master servicer, the special servicer,
                                     the trustee and the fiscal agent may also
                                     make servicing advances to pay delinquent
                                     real estate taxes, insurance premiums and
                                     similar expenses necessary to maintain and
                                     protect the mortgaged property, to maintain
                                     the lien on the mortgaged property or to
                                     enforce the mortgage loan documents, and
                                     subject to a substantially similar
                                     recoverability determination set forth in
                                     the related Non-Serviced Mortgage Loan
                                     Pooling and Servicing Agreement, each of
                                     such parties under that agreement will be
                                     required to make servicing advances of such
                                     type with respect to any Non-Serviced
                                     Mortgage Loans.

  C.  INTEREST ON ADVANCES.........  All advances made by the master servicer, the special servicer, the trustee or the
                                     fiscal agent will accrue interest at a rate
                                     equal to the "prime rate" as reported in
                                     The Wall Street Journal.

  D.  BACK-UP ADVANCES.............  Pursuant to the requirements of the Pooling and Servicing Agreement, if the master
                                     servicer fails to make a required advance,
                                     the trustee will be required to make the
                                     advance, and if the trustee fails to make a
                                     required advance, the fiscal agent will be
                                     required to make the advance, each subject
                                     to the same limitations, and with the same
                                     rights of the master servicer.

  E.  RECOVERABILITY...............  None of the master servicer, the special servicer, the trustee or the fiscal agent
                                     will be obligated to make any advance if it
                                     or the special servicer (or another master
                                     servicer, special servicer, trustee or
                                     fiscal agent with respect to a Non-Serviced
                                     Companion Mortgage Loan) reasonably
                                     determines that such advance would not be
                                     recoverable in accordance with the
                                     servicing standard and the trustee and the
                                     fiscal agent may rely on any such
                                     determination made by the master servicer
                                     or the special servicer.

  F.  ADVANCES DURING AN
      APPRAISAL REDUCTION EVENT....  The occurrence of certain adverse events affecting a mortgage loan will require the
                                     special servicer to obtain a new appraisal
                                     or other valuation of the related mortgaged
                                     property. In general, if the principal
                                     amount of the mortgage loan plus all other
                                     amounts due under the mortgage loan and
                                     interest on advances made with respect to
                                     the mortgage loan exceeds 90% of the value
                                     of the mortgaged property determined by an
                                     appraisal or other valuation, an appraisal
                                     reduction may be created in the amount of
                                     the excess as described in this prospectus
                                     supplement. If there exists an appraisal
                                     reduction for any mortgage loan, the amount
                                     of interest required to be advanced on that
                                     mortgage loan will be proportionately
                                     reduced to the extent of the appraisal
                                     reduction. This will reduce the funds
                                     available to pay interest on the most
                                     subordinate class or classes of
                                     certificates then outstanding.

                                     See "Description of the Offered
                                     Certificates--Advances" in this prospectus
                                     supplement.

                                      S-25

                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS............................  The certificates offered to you will not be issued unless each of the classes of
                                     certificates being offered by this
                                     prospectus supplement receives the
                                     following ratings from Fitch, Inc. and
                                     Moody's Investors Service, Inc.

                                   ----------------------------- ---------------
                                                                     Ratings
                                               Class               Fitch/Moody's
                                   ----------------------------- ---------------
                                   Classes A-1, A-2, A-3, A-AB,
                                   A-4 and Class A-4FL                  AAA/Aaa
                                   ----------------------------- ---------------
                                   Class A-J                        AAA/Aaa
                                   ----------------------------- ---------------
                                   Class B                          AA/Aa2
                                   ----------------------------- ---------------
                                   Class C                          AA-/Aa3
                                   ----------------------------- ---------------
                                   Class D                           A/A2
                                   ----------------------------- ---------------

                                     A rating agency may lower or withdraw a
                                     security rating at any time.

                                     See "Ratings" in this prospectus supplement
                                     and "Ratings" in the prospectus for a
                                     discussion of the basis upon which ratings
                                     are given, the limitations of and
                                     restrictions on the ratings, and the
                                     conclusions that should not be drawn from a
                                     rating.

SWAP CONTRACT......................  The trust will have the benefit of a swap contract with Morgan Stanley Capital
                                     Services Inc., as swap counterparty, in an
                                     initial notional amount equal to the
                                     initial certificate balance of the Class
                                     A-4FL Certificates. The notional amount of
                                     the swap contract will decrease to the
                                     extent of any decrease in the certificate
                                     balance of the Class A-4FL Certificates.
                                     The swap contract will have a maturity date
                                     of the distribution date in February 2042
                                     (the same date as the Rated Final
                                     Distribution Date for the Class A-4FL
                                     Certificates). Under the swap contract, the
                                     swap counterparty will be obligated to pay
                                     to the trust on the business day prior to
                                     each distribution date interest accrued on
                                     the notional amount of the swap contract at
                                     one-month LIBOR + 0.200% (based on the
                                     actual number of days in the interest
                                     accrual period for the Class A-4FL
                                     Certificates and a 360-day year), provided
                                     that for the initial interest accrual
                                     period LIBOR shall be an interpolated
                                     percentage to reflect the shorter initial
                                     interest accrual period. The trust will be
                                     obligated to pay to the swap counterparty,
                                     on such day, interest accrued on the
                                     notional amount of the swap contract at a
                                     rate equal to the lesser of a fixed rate of
                                     4.933% per annum and the weighted average
                                     net mortgage rate (based on a year assumed
                                     to consist of twelve 30-day months). If the
                                     pass-through rate on the Class A-4FL
                                     Regular Interest is reduced below 4.933% or
                                     if there is an interest shortfall with
                                     respect to the Class A-4FL Regular Interest
                                     or an allocation of net aggregate
                                     prepayment interest shortfalls, there will
                                     be a corresponding dollar-for-dollar
                                     reduction in the interest payment made by
                                     the swap counterparty to the trust and,
                                     ultimately, a corresponding decrease in the
                                     effective pass-through rate and/or amounts
                                     of interest distributed on the Class A-4FL
                                     Certificates for such distribution date.
                                     See "Risk Factors--Defaults Under Swap
                                     Contract Adversely Affect Payment on the
                                     Class A-4Fl Certificates" and "Description
                                     of the Swap Contract" in this prospectus
                                     supplement. Morgan Stanley, who has
                                     guaranteed the obligations of the swap
                                     counterparty under the swap contract,
                                     currently has a long-term rating

                                      S-26

                                     of "AA-" by Fitch and "Aa3" (negative
                                     outlook) by Moody's and a short-term rating
                                     of "F1+" by Fitch and "Prime-1" by Moody's.
                                     See "Description of the Swap Contract" and
                                     "Risk Factors--Defaults Under the Swap
                                     Contract May Adversely Affect Payments On
                                     the Class A-4FL Certificates" herein.

OPTIONAL TERMINATION...............  On any distribution date on which the aggregate principal balance of the mortgage
                                     loans is less than or equal to 1% of the
                                     initial outstanding pool balance, the
                                     holders of a majority of the controlling
                                     class, the master servicer, the special
                                     servicer and any holder of a majority
                                     interest in the Class R-I Certificates, in
                                     that order of priority, will have the
                                     option to purchase all of the remaining
                                     mortgage loans, and all property acquired
                                     through exercise of remedies in respect of
                                     any mortgage loan, at the price specified
                                     in this prospectus supplement. Exercise of
                                     this option would terminate the trust and
                                     retire the then outstanding certificates at
                                     par plus accrued interest.

DENOMINATIONS......................  The Class A-1, Class A-2, Class A-3, Class
                                     A-AB, Class A-4, Class A-4FL and Class A-J
                                     Certificates will be offered in minimum
                                     denominations of $25,000. The remaining
                                     offered certificates will be offered in
                                     minimum denominations of $100,000.
                                     Investments in excess of the minimum
                                     denominations may be made in multiples of
                                     $1.

REGISTRATION, CLEARANCE
   AND SETTLEMENT..................  Your certificates will be registered in the name of Cede & Co., as nominee of The
                                     Depository Trust Company, and will not be
                                     registered in your name. You will not
                                     receive a definitive certificate
                                     representing your ownership interest,
                                     except in very limited circumstances
                                     described in this prospectus supplement. As
                                     a result, you will hold your certificates
                                     only in book-entry form and will not be a
                                     certificateholder of record. You will
                                     receive distributions on your certificates
                                     and reports relating to distributions only
                                     through The Depository Trust Company,
                                     Clearstream Bank or Euroclear Bank, as
                                     operator of the Euroclear system, or
                                     through participants in The Depository
                                     Trust Company, Clearstream Bank or
                                     Euroclear Bank.

                                     You may hold your certificates through:

                                     o  The Depository Trust Company in the
                                        United States; or

                                     o  Clearstream Bank or Euroclear Bank in
                                        Europe.

                                     Transfers within The Depository Trust
                                     Company, Clearstream Bank or Euroclear Bank
                                     will be made in accordance with the usual
                                     rules and operating procedures of those
                                     systems. Cross-market transfers between
                                     persons holding directly through The
                                     Depository Trust Company, Clearstream Bank
                                     or Euroclear Bank will be effected in The
                                     Depository Trust Company through the
                                     relevant depositories of Clearstream Bank
                                     or Euroclear Bank.

                                     We may not terminate the book-entry system
                                     through The Depository Trust Company with
                                     respect to all or any portion of any class
                                     of the certificates offered to you without
                                     obtaining the required certificateholders'
                                     consent to initiate termination.

                                     We expect that the certificates offered to
                                     you will be delivered in book-entry form
                                     through the facilities of The Depository
                                     Trust Company, Clearstream Bank or
                                     Euroclear Bank on or about the closing
                                     date.

                                      S-27

TAX STATUS.........................  Elections will be made to treat designated portions of the trust as three separate
                                     "real estate mortgage investment
                                     conduits"--REMIC I, REMIC II and REMIC
                                     III--for federal income tax purposes. In
                                     the opinion of counsel, each such
                                     designated portion of the trust will
                                     qualify for this treatment and each class
                                     of offered certificates (other than the
                                     Class A-4FL Certificates) and the Class
                                     A-4FL Regular Interest will evidence
                                     "regular interests" in REMIC III. The Class
                                     A-4FL Certificates will represent an
                                     undivided beneficial interest in a grantor
                                     trust for federal income tax purposes,
                                     which grantor trust is comprised of the
                                     Class A-4FL Regular Interest, the related
                                     Floating Rate Account and the beneficial
                                     interests of such Class in the swap
                                     contract. In addition, the portion of the
                                     trust consisting of the right to excess
                                     interest (interest on each mortgage loan
                                     with an anticipated repayment date accruing
                                     after such date at a rate in excess of the
                                     rate that applied prior to such date) and
                                     the related sub-accounts will be treated as
                                     a grantor trust for federal income tax
                                     purposes.

                                     Pertinent federal income tax consequences
                                     of an investment in the offered
                                     certificates include:

                                     o  The regular interests will be treated as
                                        newly originated debt instruments for
                                        federal income tax purposes.

                                     o  Beneficial owners of the regular
                                        interests will be required to report
                                        income on the regular interests in
                                        accordance with the accrual method of
                                        accounting.

                                     o  We anticipate that the offered
                                        certificates (other than the Class A-4FL
                                        Certificates) and the Class A-4FL
                                        Regular Interest will be issued at a
                                        premium for federal income tax purposes.

                                     See "Material Federal Income Tax
                                     Consequences" in this prospectus
                                     supplement.

CONSIDERATIONS RELATED TO TITLE I
   OF THE EMPLOYEE RETIREMENT
   INCOME SECURITY ACT OF 1974.....  Subject to the satisfaction of important conditions described under "ERISA
                                     Considerations" in this prospectus
                                     supplement and in the accompanying
                                     prospectus, the offered certificates may be
                                     purchased by persons investing assets of
                                     employee benefit plans or individual
                                     retirement accounts. Fiduciaries of such
                                     plans or accounts considering an investment
                                     in the Class A-4FL Certificates should note
                                     the additional representations required
                                     with respect to the purchase of the Class
                                     A-4FL Certificates as described under
                                     "ERISA Considerations" in this prospectus
                                     supplement.

LEGAL INVESTMENT...................  The offered certificates will not constitute "mortgage related securities"
                                     for purposes of the Secondary Mortgage
                                     Market Enhancement Act of 1984, as amended.
                                     If your investment activities are subject
                                     to legal investment laws and regulations,
                                     regulatory capital requirements or review
                                     by regulatory authorities, then you may be
                                     subject to restrictions on investment in
                                     the offered certificates. You should
                                     consult your own advisors for assistance in
                                     determining the suitability of and
                                     consequences to you of the purchase,
                                     ownership and sale of the offered
                                     certificates. See "Legal Investment" herein
                                     and in the accompanying prospectus.

                                      S-28

                                  RISK FACTORS

         You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

         The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors", summarize material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE LOANS  Payments under the mortgage loans are not insured or guaranteed by any governmental
                                   entity or mortgage insurer. Accordingly, the
                                   sources for repayment of your certificates
                                   are limited to amounts due with respect to
                                   the mortgage loans.

                                   You should consider all of the mortgage loans
                                   to be nonrecourse loans. Even in those cases
                                   where recourse to a borrower or guarantor is
                                   permitted under the related loan documents,
                                   we have not necessarily undertaken an
                                   evaluation of the financial condition of any
                                   of these persons. If a default occurs, the
                                   lender's remedies generally are limited to
                                   foreclosing against the specific properties
                                   and other assets that have been pledged to
                                   secure the loan. Such remedies may be
                                   insufficient to provide a full return on your
                                   investment. Payment of amounts due under a
                                   mortgage loan prior to its maturity or
                                   anticipated repayment date is dependent
                                   primarily on the sufficiency of the net
                                   operating income of the related mortgaged
                                   property. Payment of those mortgage loans
                                   that are balloon loans at maturity or on its
                                   anticipated repayment date is primarily
                                   dependent upon the borrower's ability to sell
                                   or refinance the property for an amount
                                   sufficient to repay the loan.

                                   In limited circumstances, a mortgage loan
                                   seller may be obligated to repurchase or
                                   replace a mortgage loan that it sold to the
                                   Depositor if the applicable seller's
                                   representations and warranties concerning
                                   that mortgage loan are materially breached or
                                   if there are material defects in the
                                   documentation for that mortgage loan.
                                   However, there can be no assurance that any
                                   of these entities will be in a financial
                                   position to effect a repurchase or
                                   substitution. The representations and
                                   warranties address the characteristics of the
                                   mortgage loans and mortgaged properties as of
                                   the date of issuance of the certificates.
                                   They do not relieve you or the trust of the
                                   risk of defaults and losses on the mortgage
                                   loans.

                                      S-29

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED BY THE
PROPERTY WHICH CAN BE VOLATILE
AND INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES       The mortgage loans are secured by various
                                   types of income-producing commercial,
                                   multifamily and manufactured housing
                                   community properties. Commercial lending is
                                   generally thought to expose a lender to
                                   greater risk than one-to-four family
                                   residential lending because, among other
                                   things, it typically involves larger loans.

                                   One hundred fifty-three (153) mortgage loans,
                                   representing 98.8% of the initial outstanding
                                   pool balance, were originated within twelve
                                   (12) months prior to the cut-off date.
                                   Consequently, these mortgage loans do not
                                   have a long-standing payment history.

                                   The repayment of a commercial mortgage loan
                                   is typically dependent upon the ability of
                                   the applicable property to produce cash flow.
                                   Even the liquidation value of a commercial
                                   property is determined, in substantial part,
                                   by the amount of the property's cash flow (or
                                   its potential to generate cash flow).
                                   However, net operating income and cash flow
                                   can be volatile and may be insufficient to
                                   cover debt service on the loan at any given
                                   time.

                                   The net operating income, cash flow and
                                   property value of the mortgaged properties
                                   may be adversely affected by any one or more
                                   of the following factors:

                                   o  the age, design and construction quality
                                      of the property;

                                   o  the lack of any operating history in the
                                      case of a newly built or renovated
                                      mortgaged property;

                                   o  perceptions regarding the safety,
                                      convenience and attractiveness of the
                                      property;

                                   o  the proximity and attractiveness of
                                      competing properties;

                                   o  the inadequacy of the property's
                                      management and maintenance;

                                   o  increases in operating expenses (including
                                      common area maintenance charges) at the
                                      property and in relation to competing
                                      properties;

                                   o  an increase in the capital expenditures
                                      needed to maintain the property or make
                                      improvements;

                                   o  the dependence upon a single tenant, or a
                                      concentration of tenants in a particular
                                      business or industry;

                                   o  a decline in the financial condition of a
                                      major tenant;

                                   o  an increase in vacancy rates; and

                                   o  a decline in rental rates as leases are
                                      renewed or entered into with new tenants.

                                      S-30

                                   Other factors are more general in nature,
                                   such as:

                                   o  national, regional or local economic
                                      conditions (including plant closings,
                                      military base closings, industry slowdowns
                                      and unemployment rates);

                                   o  local real estate conditions (such as an
                                      oversupply of competing properties, rental
                                      space or multifamily housing);

                                   o  demographic factors;

                                   o  decreases in consumer confidence (caused
                                      by events such as threatened or continuing
                                      military action, recent disclosures of
                                      wrongdoing or financial misstatements by
                                      major corporations and financial
                                      institutions and other factors);

                                   o  changes in consumer tastes and
                                      preferences; and

                                   o  retroactive changes in building codes.

                                   The volatility of net operating income will
                                   be influenced by many of the foregoing
                                   factors, as well as by:

                                   o  the length of tenant leases;

                                   o  the creditworthiness of tenants;

                                   o  the level of tenant defaults;

                                   o  the ability to convert an unsuccessful
                                      property to an alternative use; o new
                                      construction in the same market as the
                                      mortgaged property;

                                   o  rent control laws;

                                   o  the number and diversity of tenants;

                                   o  the rate at which new rentals occur;

                                   o  the property's operating leverage (which
                                      is the percentage of total property
                                      expenses in relation to revenue), the
                                      ratio of fixed operating expenses to those
                                      that vary with revenues, and the level of
                                      capital expenditures required to maintain
                                      the property and to retain or replace
                                      tenants; and

                                   o  in the case of residential cooperative
                                      properties, the payments received by the
                                      cooperative corporation from its
                                      tenants/shareholders, including any
                                      special assessments against the property.

                                   A decline in the real estate market or in the
                                   financial condition of a major tenant will
                                   tend to have a more immediate effect on the
                                   net operating income of properties with
                                   short-term revenue sources (such as
                                   short-term or month-to-month leases) and may
                                   lead to higher rates of delinquency or
                                   defaults under mortgage loans secured by such
                                   properties.

                                      S-31

CONVERTING COMMERCIAL PROPERTIES
TO ALTERNATIVE USES MAY REQUIRE
SIGNIFICANT EXPENSES WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                       Some of the mortgaged properties may not be
                                   readily convertible to alternative uses if
                                   those properties were to become unprofitable
                                   for any reason. This is because:

                                   o  converting commercial properties to
                                      alternate uses or converting single-tenant
                                      commercial properties to multi-tenant
                                      properties generally requires substantial
                                      capital expenditures; and

                                   o  zoning or other restrictions also may
                                      prevent alternative uses.

                                   The liquidation value of a mortgaged property
                                   not readily convertible to an alternative use
                                   may be substantially less than would be the
                                   case if the mortgaged property were readily
                                   adaptable to other uses. If this type of
                                   mortgaged property were liquidated and a
                                   lower liquidation value were obtained, less
                                   funds would be available for distributions on
                                   your certificates.

                                   For instance, the mortgaged property securing
                                   Mortgage Loan No. 3, representing 6.4% of the
                                   initial outstanding pool balance, contains a
                                   megaplex movie theater, the mortgaged
                                   property securing Mortgage Loan No. 140,
                                   representing 0.2 % of the initial outstanding
                                   pool balance, is a parking garage facility
                                   and the mortgaged property securing Mortgage
                                   Loan No. 158, representing 0.2% of the
                                   initial outstanding pool balance, is a day
                                   care facility.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS
NO CHANGE IN CURRENT  OPERATING
INCOME                             Various factors may adversely affect the
                                   value of the mortgaged properties without
                                   affecting the properties' current net
                                   operating income. These factors include,
                                   among others:

                                   o  changes in governmental regulations,
                                      fiscal policy, zoning or tax laws;

                                   o  potential environmental legislation or
                                      liabilities or other legal liabilities;

                                   o  proximity and attractiveness of competing
                                      properties;

                                   o  new construction of competing properties
                                      in the same market;

                                   o  convertibility of a property to an
                                      alternative use;

                                   o  the availability of refinancing; and o
                                      changes in interest rate levels.

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES      A deterioration in the financial condition of
                                   a tenant can be particularly significant if a
                                   mortgaged property is leased to a single or
                                   large tenant or a small number of tenants,
                                   because rent interruptions by a tenant may
                                   cause the borrower to default on its
                                   obligations to the lender.

                                      S-32

                                   Sixty-nine (69) of the mortgaged properties,
                                   securing mortgage loans representing 13.9%
                                   of the initial outstanding pool balance, are
                                   100% leased to single tenants, and in some
                                   cases the tenant is related to the borrower.
                                   Mortgaged properties leased to a single
                                   tenant or a small number of tenants also are
                                   more susceptible to interruptions of cash
                                   flow if a tenant fails to renew its lease or
                                   defaults under its lease. This is so because:

                                   o  the financial effect of the absence of
                                      rental income may be severe;

                                   o  more time may be required to re-lease the
                                      space; and

                                   o  substantial capital costs may be incurred
                                      to make the space appropriate for
                                      replacement tenants.

                                   Another factor that you should consider is
                                   that retail, industrial and office properties
                                   also may be adversely affected if there is a
                                   concentration of tenants or of tenants in the
                                   same or similar business or industry.

                                   For further information with respect to
                                   tenant concentrations, see Appendix II.

LEASING MORTGAGED PROPERTIES TO
MULTIPLE TENANTS MAY RESULT IN
HIGHER RE-LEASING COSTS WHICH
COULD REDUCE PAYMENTS ON
YOUR CERTIFICATES                  If a mortgaged property has multiple tenants,
                                   re-leasing costs and costs of enforcing
                                   remedies against defaulting tenants may be
                                   more frequent than in the case of mortgaged
                                   properties with fewer tenants, thereby
                                   reducing the cash flow available for debt
                                   service payments. These costs may cause a
                                   borrower to default in its obligations to a
                                   lender which could reduce cash flow available
                                   for debt service payments. Multi-tenanted
                                   mortgaged properties also may experience
                                   higher continuing vacancy rates and greater
                                   volatility in rental income and expenses.

RE-LEASING RISKS                   Repayment of mortgage loans secured by
                                   retail, office and industrial properties will
                                   be affected by the expiration of leases and
                                   the ability of the related borrowers and
                                   property managers to renew the leases or to
                                   relet the space on comparable terms. Certain
                                   mortgaged properties may be leased in whole
                                   or in part to government sponsored tenants
                                   who have the right to cancel their leases at
                                   any time because of lack of appropriations.

                                   Even if vacated space is successfully relet,
                                   the costs associated with reletting,
                                   including tenant improvements and leasing
                                   commissions, could be substantial and could
                                   reduce cash flow from the related mortgaged
                                   properties. Forty-three (43) of the mortgaged
                                   properties, securing mortgage loans
                                   representing 23.9% of the initial outstanding
                                   pool balance (excluding multifamily,
                                   manufactured housing community, self storage
                                   properties, hospitality and certain other
                                   property types), as of the cut-off date, have
                                   reserves for tenant improvements and leasing
                                   commissions which may serve to defray such
                                   costs. There can be no assurances, however,
                                   that the funds (if any) held in such reserves
                                   for tenant improvements and leasing
                                   commissions will be sufficient to cover any
                                   of the costs and expenses associated with
                                   tenant improvements or leasing commission

                                      S-33

                                   obligations. In addition, if a tenant
                                   defaults in its obligations to a borrower,
                                   the borrower may incur substantial costs and
                                   experience significant delays associated with
                                   enforcing rights and protecting its
                                   investment, including costs incurred in
                                   renovating or reletting the property.

THE CONCENTRATION OF LOANS WITH
THE SAME OR RELATED BORROWERS
INCREASES THE POSSIBILITY OF
LOSS ON THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                       The effect of mortgage pool loan losses will
                                   be more severe:

                                   o  if the pool is comprised of a small number
                                      of loans, each with a relatively large
                                      principal amount; or

                                   o  if the losses relate to loans that account
                                      for a disproportionately large percentage
                                      of the pool's aggregate principal balance
                                      of all mortgage loans.

                                   Mortgage loans with the same borrower or
                                   related borrowers pose additional risks.
                                   Among other things, financial difficulty at
                                   one mortgaged real property could cause the
                                   owner to defer maintenance at another
                                   mortgaged real property in order to satisfy
                                   current expenses with respect to the troubled
                                   mortgaged real property; and the owner could
                                   attempt to avert foreclosure on one mortgaged
                                   real property by filing a bankruptcy petition
                                   that might have the effect of interrupting
                                   monthly payments for an indefinite period on
                                   all of the related mortgage loans.

                                   Ten (10) groups of mortgage loans are made to
                                   the same borrower or borrowers related
                                   through common ownership and where, in
                                   general, the related mortgaged properties are
                                   commonly managed. The related borrower
                                   concentrations of the three (3) largest
                                   groups represent 10.3%, 9.3 % and 1.7%,
                                   respectively, of the initial outstanding pool
                                   balance.

                                   The ten largest mortgage loans in the
                                   aggregate represent 41.1% of the initial
                                   outstanding pool balance. Each of the other
                                   mortgage loans represents no greater than
                                   1.5% of the initial outstanding pool balance.

                                   In some cases, the sole or a significant
                                   tenant is related to the subject borrower. In
                                   the case of Mortgage Loan Nos. 31, 37, 43,
                                   48, 109, 165, 166 and 171, the tenant at all
                                   of the related mortgaged properties is the
                                   parent of the related borrower. For further
                                   information with respect to tenant
                                   concentrations, see Appendix II.

A CONCENTRATION OF LOANS WITH
THE SAME PROPERTY TYPES
INCREASES THE POSSIBILITY OF
LOSS ON THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                       A concentration of mortgaged property types
                                   also can pose increased risks. A
                                   concentration of mortgage loans secured by
                                   the same property type can increase the risk
                                   that a decline in a particular industry will
                                   have a disproportionately large impact on the
                                   pool of mortgage loans. The following
                                   property types represent the indicated
                                   percentage of the initial outstanding pool
                                   balance:

                                      S-34

                                   o  retail properties represent 42.8%;

                                   o  multifamily properties represent 21.7%;

                                   o  office properties represent 19.7%;

                                   o  industrial properties represent 7.8%;

                                   o  hospitality properties represent 4.8%;

                                   o  self storage properties represent 1.3%;

                                   o  mixed use property types represent 1.3%;

                                   o  other properties represent 0.4%; and

                                   o  manufactured housing community properties
                                      represent 0.2%.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER
OF LOCATIONS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                       Concentrations of mortgaged properties in
                                   geographic areas may increase the risk that
                                   adverse economic or other developments or a
                                   natural disaster or act of terrorism
                                   affecting a particular region of the country
                                   could increase the frequency and severity of
                                   losses on mortgage loans secured by the
                                   properties. In the past, several regions of
                                   the United States have experienced
                                   significant real estate downturns at times
                                   when other regions have not. Regional
                                   economic declines or adverse conditions in
                                   regional real estate markets could adversely
                                   affect the income from, and market value of,
                                   the mortgaged properties located in the
                                   region. Other regional factors--e.g.,
                                   earthquakes, floods or hurricanes or changes
                                   in governmental rules or fiscal policies--
                                   also may adversely affect those mortgaged
                                   properties.

                                   The mortgaged properties are located in 30
                                   different states. In particular, investors
                                   should note that 13.7% of the mortgaged
                                   properties, based on the initial outstanding
                                   pool balance, are located in California.
                                   Mortgaged properties located in California
                                   may be more susceptible to some types of
                                   special hazards that may not be covered by
                                   insurance (such as earthquakes) than
                                   properties located in other parts of the
                                   country. The mortgage loans generally do not
                                   require any borrowers to maintain earthquake
                                   insurance.

                                   In addition, 23.7%, 7.4%, 5.6% and 5.1% of
                                   the mortgaged properties, based on the
                                   initial outstanding pool balance, are located
                                   in New York, Maryland, Hawaii and Colorado,
                                   respectively, and concentrations of mortgaged
                                   properties, in each case, representing less
                                   than 5.0% of the initial outstanding pool
                                   balance, also exist in several other states.

A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF RETAIL
PROPERTIES                         One hundred three (103) of the mortgaged
                                   properties, securing mortgage loans
                                   representing 42.8% of the initial outstanding
                                   pool balance, are retail properties. The
                                   quality and success of a retail property's
                                   tenants significantly affect the property's
                                   value. The success of retail properties can
                                   be adversely affected by local competitive
                                   conditions and changes in consumer spending
                                   patterns. A borrower's

                                      S-35

                                   ability to make debt service payments can be
                                   adversely affected if rents are based on a
                                   percentage of the tenant's sales and sales
                                   decline.

                                   An "anchor tenant" is proportionately larger
                                   in size and is vital in attracting customers
                                   to a retail property, whether or not it is
                                   part of the mortgaged property. Eighty-two
                                   (82) of the mortgaged properties, securing
                                   37.6% of the initial outstanding pool
                                   balance, are properties considered by the
                                   applicable mortgage loan seller to be leased
                                   to or are adjacent to or are occupied by
                                   anchor tenants.

                                   The presence or absence of an anchor store in
                                   a shopping center also can be important
                                   because anchor stores play a key role in
                                   generating customer traffic and making a
                                   center desirable for other tenants.
                                   Consequently, the economic performance of an
                                   anchored retail property will be adversely
                                   affected by:

                                   o  an anchor store's failure to renew its
                                      lease;

                                   o  termination of an anchor store's lease;

                                   o  the bankruptcy or economic decline of an
                                      anchor store or self-owned anchor or its
                                      parent company; or

                                   o  the cessation of the business of an anchor
                                      store at the shopping center, even if, as
                                      a tenant, it continues to pay rent.

                                   There may be retail properties with anchor
                                   stores that are permitted to cease operating
                                   at any time if certain other stores are not
                                   operated at those locations. Furthermore,
                                   there may be non-anchor tenants that are
                                   permitted to offset all or a portion of their
                                   rent, pay rent based solely on a percentage
                                   of their sales or to terminate their leases
                                   if certain anchor stores and/or major tenants
                                   are either not operated or fail to meet
                                   certain business objectives.

                                   Retail properties also face competition from
                                   sources outside a given real estate market.
                                   For example, all of the following compete
                                   with more traditional retail properties for
                                   consumer dollars: factory outlet centers,
                                   discount shopping centers and clubs,
                                   catalogue retailers, home shopping networks,
                                   internet web sites and telemarketing.
                                   Continued growth of these alternative retail
                                   outlets, which often have lower operating
                                   costs, could adversely affect the rents
                                   collectible at the retail properties included
                                   in the mortgage pool, as well as the income
                                   from, and market value of, the mortgaged
                                   properties. Moreover, additional competing
                                   retail properties may be built in the areas
                                   where the retail properties are located,
                                   which could adversely affect the rents
                                   collectible at the retail properties included
                                   in the mortgage pool, as well as the income
                                   from, and market value of, the mortgaged
                                   properties.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF MULTIFAMILY PROPERTIES    Nineteen (19) of the mortgaged properties,
                                   securing mortgage loans representing 21.7% of
                                   the initial outstanding pool balance, are
                                   multifamily properties.

                                   A large number of factors may affect the
                                   value and successful operation of these
                                   multifamily properties, including:

                                      S-36

                                   o  the physical attributes of the apartment
                                      building, such as its age, appearance and
                                      construction quality;

                                   o  the location of the property;

                                   o  the ability of management to provide
                                      adequate maintenance and insurance;

                                   o  the types of services and amenities
                                      provided at the property;

                                   o  the property's reputation;

                                   o  the level of mortgage interest rates and
                                      favorable income and economic conditions
                                      (which may encourage tenants to purchase
                                      rather than rent housing);

                                   o  the presence of competing properties;

                                   o  adverse local or national economic
                                      conditions which may limit the rent that
                                      may be charged and which may result in
                                      increased vacancies;

                                   o  the tenant mix (such as tenants being
                                      predominantly students or military
                                      personnel or employees of a particular
                                      business or industry);

                                   o  state and local regulations (which may
                                      limit the ability to increase rents); and

                                   o  government assistance/rent subsidy
                                      programs (which may influence tenant
                                      mobility).

A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF OFFICE
PROPERTIES                         Twenty-five (25) of the mortgaged properties,
                                   securing mortgage loans representing 19.7% of
                                   the initial outstanding pool balance, are
                                   office properties.

                                   A large number of factors affect the value of
                                   these office properties, including:

                                   o  the quality of an office building's
                                      tenants;

                                   o  the diversity of an office building's
                                      tenants (or reliance on a single or
                                      dominant tenant);

                                   o  the physical attributes of the building in
                                      relation to competing buildings, e.g.,
                                      age, condition, design, location, access
                                      to transportation and ability to offer
                                      certain amenities, such as sophisticated
                                      building systems;

                                   o  the desirability of the area as a business
                                      location;

                                   o  the strength and nature of the local
                                      economy (including labor costs and
                                      quality, tax environment and quality of
                                      life for employees); and

                                   o  the concentration of tenants in a
                                      particular business or industry. For
                                      instance, certain office properties may
                                      have tenants that are technology and
                                      internet start-up companies. Technology
                                      and internet start-up companies have
                                      experienced a variety of circumstances
                                      that tend to make their businesses
                                      relatively volatile.

                                      S-37

                                      Many of those companies have little or no
                                      operating history, their owners and
                                      management are often inexperienced and
                                      such companies may be heavily dependent on
                                      obtaining venture capital financing. In
                                      addition, technology and internet start-up
                                      companies often require significant
                                      build-out related to special technology
                                      which may adversely affect the ability of
                                      the landlord to relet the properties. The
                                      relative instability of these tenants may
                                      have an adverse impact on certain of the
                                      properties. Eight (8) mortgage loans,
                                      representing 3.7% of the initial
                                      outstanding pool balance, are secured by a
                                      mortgaged property that has tenants with a
                                      concentration of medical offices. The
                                      performance of a medical office property
                                      may depend on the proximity of such
                                      property to a hospital or other health
                                      care establishment and on reimbursements
                                      for patient fees from private or
                                      government-sponsored insurance companies.
                                      The sudden closure of a nearby hospital
                                      may adversely affect the value of a
                                      medical office property. In addition, the
                                      performance of a medical office property
                                      may depend on reimbursements for patient
                                      fees from private or government-sponsored
                                      insurers and issues related to
                                      reimbursement (ranging from non-payment to
                                      delays in payment) from such insurers
                                      could adversely impact cash flow at such
                                      mortgaged properties. Moreover, medical
                                      office properties appeal to a narrow
                                      market of tenants and the value of a
                                      medical office property may be adversely
                                      affected by the availability of competing
                                      medical office properties.

                                   Moreover, the cost of refitting office space
                                   for a new tenant is often higher than the
                                   cost of refitting other types of property.

A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF INDUSTRIAL PROPERTIES           Seventeen (17) of the mortgaged properties,
                                   securing mortgage loans representing 7.8% of
                                   the initial outstanding pool balance, are
                                   industrial properties. Various factors may
                                   adversely affect the economic performance of
                                   these industrial properties, which could
                                   adversely affect payments on your
                                   certificates, including:

                                   o  reduced demand for industrial space
                                      because of a decline in a particular
                                      industry segment;

                                   o  increased supply of competing industrial
                                      space because of relative ease in
                                      constructing buildings of this type;

                                   o  a property becoming functionally obsolete;

                                   o  insufficient supply of labor to meet
                                      demand;

                                   o  changes in access to the property, energy
                                      prices, strikes, relocation of highways or
                                      the construction of additional highways;

                                   o  location of the property in relation to
                                      access to transportation;

                                   o  suitability for a particular tenant;

                                   o  building design and adaptability;

                                   o  a change in the proximity of supply
                                      sources; and

                                   o  environmental hazards.

                                      S-38

A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF HOSPITALITY PROPERTIES          Four (4) of the mortgaged properties,
                                   securing mortgage loans representing 4.8% of
                                   the initial outstanding pool balance, are
                                   hospitality properties. Various factors may
                                   adversely affect the economic performance of
                                   a hospitality property, including:

                                   o  adverse economic and social conditions,
                                      either local, regional, national or
                                      international which may limit the amount
                                      that can be charged for a room and reduce
                                      occupancy levels;

                                   o  the construction of competing hotels or
                                      resorts;

                                   o  continuing expenditures for modernizing,
                                      refurbishing, and maintaining existing
                                      facilities prior to the expiration of
                                      their anticipated useful lives;

                                   o  a deterioration in the financial strength
                                      or managerial capabilities of the owner
                                      and/or operator of a hotel; and

                                   o  changes in travel patterns, increases in
                                      energy prices, strikes, relocation of
                                      highways or the construction of additional
                                      highways.

                                   Because hotel rooms generally are rented for
                                   short periods of time, the financial
                                   performance of hotels tends to be affected by
                                   adverse economic conditions and competition
                                   more quickly than other types of commercial
                                   properties.

                                   Moreover, the hotel and lodging industry is
                                   generally seasonal in nature. This
                                   seasonality can be expected to cause periodic
                                   fluctuations in a hotel property's revenues,
                                   occupancy levels, room rates and operating
                                   expenses.

                                   The laws and regulations relating to liquor
                                   licenses generally prohibit the transfer of
                                   such license to any other person. In the
                                   event of a foreclosure of a hotel property
                                   with a liquor license, the trustee or a
                                   purchaser in a foreclosure sale would likely
                                   have to apply for a new license. There can be
                                   no assurance that a new liquor license could
                                   be obtained promptly or at all. The lack of a
                                   liquor license in a full service hotel could
                                   have an adverse impact on the revenue
                                   generated by the hotel.

                                   A mortgage loan secured by hotel property may
                                   be affiliated with a franchise company
                                   through a franchise agreement or a hotel
                                   management company through a management
                                   agreement. The performance of a hotel
                                   property affiliated with a franchise or hotel
                                   management company depends in part on the
                                   continued existence and financial strength of
                                   the franchisor or hotel management company
                                   and, with respect to a franchise company
                                   only,

                                   o  the public perception of the franchise or
                                      hotel chain service mark; and

                                   o  the duration of the franchise licensing
                                      agreement.

                                   Any provision in a franchise agreement
                                   providing for termination because of the
                                   bankruptcy of a franchisor generally will not
                                   be enforceable. Replacement franchises may
                                   require significantly higher fees. The
                                   transferability of franchise license
                                   agreements is restricted.

                                      S-39

                                   In the event of a foreclosure, the lender or
                                   its agent would not have the right to use the
                                   franchise license without the franchisor's
                                   consent.

A LARGE CONCENTRATION OF
MANUFACTURED HOUSING COMMUNITY
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT
TO THE SPECIAL RISKS OF
MANUFACTURED HOUSING COMMUNITY
PROPERTIES                         One (1) of the mortgaged properties, securing
                                   0.2% of the initial outstanding pool balance,
                                   is a manufactured housing community property.
                                   Various factors may adversely affect the
                                   economic performance of manufactured housing
                                   community properties, which could adversely
                                   affect payments on your certificates,
                                   including:

                                   o  the physical attributes of the community
                                      (e.g., age, condition and design);

                                   o  the location of the community;

                                   o  the services and amenities provided by the
                                      community and its management (including
                                      maintenance and insurance);

                                   o  the strength and nature of the local
                                      economy (which may limit the amount that
                                      may be charged, the timely payments of
                                      those amounts, and may reduce occupancy
                                      levels);

                                   o  state and local regulations (which may
                                      affect the property owner's ability to
                                      increase amounts charged or limit the
                                      owner's ability to convert the property to
                                      an alternate use);

                                   o  competing residential developments in the
                                      local market, such as other manufactured
                                      housing communities, apartment buildings
                                      and single family homes;

                                   o  the property's reputation;

                                   o  the availability of public water and sewer
                                      facilities, or the adequacy of any such
                                      privately-owned facilities; and

                                   o  the property may not be readily
                                      convertible to an alternate use.

MORTGAGED PROPERTIES WITH
CONDOMINIUM OWNERSHIP COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                  One or more of the mortgaged properties
                                   securing the mortgage loans in the pool may
                                   be primarily secured by the related
                                   borrower's fee simple ownership in one or
                                   more condominium units.

                                   The management and operation of a condominium
                                   is generally controlled by a condominium
                                   board representing the owners of the
                                   individual condominium units, subject to the
                                   terms of the related condominium rules or
                                   by-laws. Generally, the consent of a majority
                                   of the board members is required for any
                                   actions of the condominium board. The
                                   condominium board is generally responsible
                                   for administration of the affairs of the
                                   condominium, including providing for
                                   maintenance and repair of common areas,
                                   adopting rules and regulations regarding
                                   common areas, and obtaining insurance and
                                   repairing and restoring the common areas of
                                   the property after a casualty.
                                   Notwithstanding the insurance and casualty
                                   provisions of the

                                      S-40

                                   related mortgage loan documents, the
                                   condominium board may have the right to
                                   control the use of casualty proceeds. In
                                   addition, the condominium board generally has
                                   the right to assess individual unit owners
                                   for their share of expenses related to the
                                   operation and maintenance of the common
                                   elements. In the event that an owner of
                                   another unit fails to pay its allocated
                                   assessments, the related borrower may be
                                   required to pay such assessments in order to
                                   properly maintain and operate the common
                                   elements of the property. Although the
                                   condominium board generally may obtain a lien
                                   against any unit owner for common expenses
                                   that are not paid, such lien generally is
                                   extinguished if a mortgagee takes possession
                                   pursuant to a foreclosure. Each unit owner is
                                   responsible for maintenance of its respective
                                   unit and retains essential operational
                                   control over its unit.

                                   Due to the nature of condominiums and a
                                   borrower's ownership interest therein, a
                                   default on a loan secured by the borrower's
                                   interest in one or more condominium units may
                                   not allow the holder of the mortgage loan the
                                   same flexibility in realizing upon the
                                   underlying real property as is generally
                                   available with respect to properties that are
                                   not condominiums. The rights of any other
                                   unit owners, the governing documents of the
                                   owners' association and state and local laws
                                   applicable to condominiums must be considered
                                   and respected. Consequently, servicing and
                                   realizing upon such collateral could subject
                                   the trust to greater delay, expense and risk
                                   than servicing and realizing upon collateral
                                   for other loans that are not condominiums.

A TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND MAY
ADVERSELY AFFECT THE PAYMENTS ON
YOUR CERTIFICATES                  Certain of the tenants at some of the
                                   mortgaged properties may have been, may
                                   currently be, or may in the future become a
                                   party in a bankruptcy proceeding. The
                                   bankruptcy or insolvency of a major tenant,
                                   or a number of smaller tenants, in retail,
                                   industrial and office properties may
                                   adversely affect the income produced by the
                                   property. Under the federal bankruptcy code,
                                   a tenant/debtor has the option of affirming
                                   or rejecting any unexpired lease. If the
                                   tenant rejects the lease, the landlord's
                                   claim for breach of the lease would be a
                                   general unsecured claim against the tenant,
                                   absent collateral securing the claim. The
                                   claim would be limited to the unpaid rent
                                   under the lease for the periods prior to the
                                   bankruptcy petition, or earlier surrender of
                                   the leased premises, plus the rent under the
                                   lease for the greater of one year, or 15%,
                                   not to exceed three years, of the remaining
                                   term of such lease and the actual amount of
                                   the recovery could be less than the amount of
                                   the claim.

ENVIRONMENTAL LAWS
ENTAIL RISKS THAT MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                       Various environmental laws may make a current
                                   or previous owner or operator of real
                                   property liable for the costs of removal or
                                   remediation of hazardous or toxic substances
                                   on, under or adjacent to such property. Those
                                   laws often impose liability whether or not
                                   the owner or operator knew of, or was
                                   responsible for, the presence of the
                                   hazardous or toxic substances. For example,
                                   certain laws impose liability for release of
                                   asbestos-containing materials into the air or
                                   require the removal or

                                      S-41

                                   containment of asbestos-containing materials.
                                   In some states, contamination of a property
                                   may give rise to a lien on the property to
                                   assure payment of the costs of cleanup. In
                                   some states, this lien has priority over the
                                   lien of a pre-existing mortgage.
                                   Additionally, third parties may seek recovery
                                   from owners or operators of real properties
                                   for cleanup costs, property damage or
                                   personal injury associated with releases of,
                                   or other exposure to hazardous substances
                                   related to the properties.

                                   The owner's liability for any required
                                   remediation generally is not limited by law
                                   and could, accordingly, exceed the value of
                                   the property and/or the aggregate assets of
                                   the owner. The presence of hazardous or toxic
                                   substances also may adversely affect the
                                   owner's ability to refinance the property or
                                   to sell the property to a third party. The
                                   presence of, or strong potential for
                                   contamination by, hazardous substances
                                   consequently can have a materially adverse
                                   effect on the value of the property and a
                                   borrower's ability to repay its mortgage
                                   loan.

                                   In addition, under certain circumstances, a
                                   lender (such as the trust) could be liable
                                   for the costs of responding to an
                                   environmental hazard.

ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES               Except for mortgaged properties securing
                                   mortgage loans that are the subject of a
                                   secured creditor impaired property policy,
                                   all of the mortgaged properties securing the
                                   mortgage loans have been subject to
                                   environmental site assessments, or in some
                                   cases an update of a previous assessment, in
                                   connection with the origination or
                                   securitization of the loans. In all cases,
                                   the environmental site assessment was a Phase
                                   I environmental assessment, although in some
                                   cases a Phase II site assessment was also
                                   performed. The applicable mortgage loan
                                   seller has either (a) represented that with
                                   respect to the mortgaged properties securing
                                   the mortgage loans that were not the subject
                                   of an environmental site assessment within
                                   eighteen months prior to the cut-off date (i)
                                   no hazardous material is present on the
                                   mortgaged property and (ii) the mortgaged
                                   property is in material compliance with all
                                   applicable federal, state and local laws
                                   pertaining to hazardous materials or
                                   environmental hazards, in each case subject
                                   to limitations of materiality and the other
                                   qualifications set forth in the
                                   representation, or (b) provided secured
                                   creditor impaired property policies providing
                                   coverage for certain losses that may arise
                                   from adverse environmental conditions that
                                   may exist at the related mortgaged property.
                                   These reports generally did not disclose the
                                   presence or risk of environmental
                                   contamination that is considered material and
                                   adverse to the interests of the holders of
                                   the certificates; however, in certain cases,
                                   these assessments did reveal conditions that
                                   resulted in requirements that the related
                                   borrowers establish operations and
                                   maintenance plans, monitor the mortgaged
                                   property or nearby properties, abate or
                                   remediate the condition, and/or provide
                                   additional security such as letters of
                                   credit, reserves or stand-alone secured
                                   creditor impaired property policies.

                                   Twenty-five (25) of the mortgaged properties,
                                   securing mortgage loans representing 4.4% of
                                   the initial outstanding pool balance, are

                                      S-42

                                   the subject of a group secured creditor
                                   impaired property policy providing coverage
                                   for certain losses that may arise from
                                   adverse environmental conditions that may
                                   exist at the related mortgaged properties. We
                                   describe this policy under "Description of
                                   the Mortgage Pool--Environmental Insurance"
                                   in this prospectus supplement. Generally,
                                   environmental site assessments were not
                                   performed with respect to those mortgaged
                                   properties covered by the group secured
                                   creditor impaired property policy.

                                   We cannot assure you, however, that the
                                   environmental assessments revealed all
                                   existing or potential environmental risks or
                                   that all adverse environmental conditions
                                   have been completely abated or remediated or
                                   that any reserves, insurance or operations
                                   and maintenance plans will be sufficient to
                                   remediate the environmental conditions.
                                   Moreover, we cannot assure you that:

                                   o  future laws, ordinances or regulations
                                      will not impose any material environmental
                                      liability; or

                                   o  the current environmental condition of the
                                      mortgaged properties will not be adversely
                                      affected by tenants or by the condition of
                                      land or operations in the vicinity of the
                                      mortgaged properties (such as underground
                                      storage tanks).

                                   Portions of some of the mortgaged properties
                                   securing the mortgage loans may include
                                   tenants which operate as on-site dry-cleaners
                                   and gasoline stations. Both types of
                                   operations involve the use and storage of
                                   hazardous substances, leading to an increased
                                   risk of liability to the tenant, the
                                   landowner and, under certain circumstances, a
                                   lender (such as the trust) under
                                   environmental laws. Dry-cleaners and gasoline
                                   station operators may be required to obtain
                                   various environmental permits and licenses in
                                   connection with their operations and
                                   activities and comply with various
                                   environmental laws, including those governing
                                   the use and storage of hazardous substances.
                                   These operations incur ongoing costs to
                                   comply with environmental laws governing,
                                   among other things, containment systems and
                                   underground storage tank systems. In
                                   addition, any liability to borrowers under
                                   environmental laws, including in connection
                                   with releases into the environment of
                                   gasoline, dry-cleaning solvents or other
                                   hazardous substances from underground storage
                                   tank systems or otherwise, could adversely
                                   impact the related borrower's ability to
                                   repay the related mortgage loan.

                                   In addition, problems associated with mold
                                   may pose risks to real property and may also
                                   be the basis for personal injury claims
                                   against a borrower. Although the mortgaged
                                   properties are required to be inspected
                                   periodically, there are no generally accepted
                                   standards for the assessment of any existing
                                   mold. If left unchecked, problems associated
                                   with mold could result in the interruption of
                                   cash flow, remediation expenses and
                                   litigation which could adversely impact
                                   collections from a mortgaged property. In
                                   addition, many of the insurance policies
                                   presently covering the mortgaged properties
                                   may specifically exclude losses due to mold.

                                   Before the special servicer acquires title to
                                   a mortgaged property on behalf of the trust
                                   or assumes operation of the property, it must
                                   obtain

                                      S-43

                                   an environmental assessment of the property,
                                   or rely on a recent environmental assessment.
                                   This requirement will decrease the likelihood
                                   that the trust will become liable under any
                                   environmental law. However, this requirement
                                   may effectively preclude foreclosure until a
                                   satisfactory environmental assessment is
                                   obtained, or until any required remedial
                                   action is thereafter taken. There is
                                   accordingly some risk that the mortgaged
                                   property will decline in value while this
                                   assessment is being obtained. Moreover, we
                                   cannot assure you that this requirement will
                                   effectively insulate the trust from potential
                                   liability under environmental laws. Any such
                                   potential liability could reduce or delay
                                   payments to certificateholders.

IF A BORROWER IS UNABLE TO REPAY
ITS LOAN ON ITS MATURITY DATE,
YOU MAY EXPERIENCE A LOSS          One hundred forty-five (145) mortgage loans,
                                   representing 96.9% of the initial outstanding
                                   pool balance, are balloon loans. Twelve (12)
                                   of these mortgage loans, representing 9.3% of
                                   the initial outstanding pool balance, are
                                   mortgage loans with anticipated repayment
                                   dates. For purposes of this prospectus
                                   supplement, we consider a mortgage loan to be
                                   a "balloon loan" if its principal balance is
                                   not scheduled to be fully or substantially
                                   amortized by the loan's respective
                                   anticipated repayment date (in the case of a
                                   loan having an anticipated repayment date) or
                                   maturity date. We cannot assure you that each
                                   borrower will have the ability to repay the
                                   principal balance outstanding on the
                                   pertinent date, especially under a scenario
                                   where interest rates have increased from the
                                   historically low interest rates in effect at
                                   the time that most of the mortgage loans were
                                   originated. Balloon loans involve greater
                                   risk than fully amortizing loans because a
                                   borrower's ability to repay the loan on its
                                   anticipated repayment date or stated maturity
                                   date typically will depend upon its ability
                                   either to refinance the loan or to sell the
                                   mortgaged property at a price sufficient to
                                   permit repayment. A borrower's ability to
                                   achieve either of these goals will be
                                   affected by a number of factors, including:

                                   o  the availability of, and competition for,
                                      credit for commercial real estate
                                      projects;

                                   o  prevailing interest rates;

                                   o  the fair market value of the related
                                      mortgaged property;

                                   o  the borrower's equity in the related
                                      mortgaged property;

                                   o  the borrower's financial condition;

                                   o  the operating history and occupancy level
                                      of the mortgaged property;

                                   o  tax laws; and

                                   o  prevailing general and regional economic
                                      conditions.

                                   The availability of funds in the credit
                                   markets fluctuates over time.

                                   No mortgage loan seller or any of its
                                   respective affiliates is under any obligation
                                   to refinance any mortgage loan.

                                      S-44

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY WHICH
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES               Three (3) of the mortgage loans, representing
                                   7.3% of the initial outstanding pool balance,
                                   currently have additional financing in place
                                   that is secured by the mortgaged property or
                                   properties related to such mortgage loan.
                                   Mortgage Loan No. 4 (the "Waikele Center Pari
                                   Passu Loan"), which had an aggregate
                                   outstanding principal balance as of the
                                   cut-off date of $63,315,000, is secured by
                                   the related mortgaged property on a pari
                                   passu basis with other notes that had an
                                   aggregate principal original balance of
                                   $77,385,000. See "Servicing of the Mortgage
                                   Loans--Servicing of the Waikele Center Loan
                                   Group, the Fox Hill Run A/B Mortgage Loan and
                                   the Chenal Commons Mortgage Loan--The Waikele
                                   Center Loan Group." Mortgage Loan No. 20 (the
                                   "Fox Hill Run Mortgage Loan"), which has an
                                   aggregate outstanding principal balance as of
                                   the cut-off date of $11,500,000, is secured
                                   by the related mortgaged property, which also
                                   secures a subordinated B Note (the "Fox Hill
                                   Run B Note") that had an original principal
                                   balance of $1,000,000. See "Servicing of the
                                   Mortgage Loans--Servicing of the Waikele
                                   Center Loan Group, the Fox Hill Run A/B
                                   Mortgage Loan and the Chenal Commons Mortgage
                                   Loan--The Fox Hill Run A/B Mortgage Loan".
                                   Mortgage Loan No. 39 (the "Chenal Commons
                                   Mortgage Loan"), which had an aggregate
                                   outstanding principal balance as of the
                                   cut-off date of $6,740,000, is secured by the
                                   related mortgaged property, which also
                                   secures a second lien loan that had an
                                   original principal balance of $2,450,000. See
                                   "Servicing of the Mortgage Loans--Servicing
                                   of the Waikele Center Loan Group, the Fox
                                   Hill Run A/B Mortgage Loan and the Chenal
                                   Commons Mortgage Loan--The Chenal Commons
                                   Mortgage Loan."

                                   Four (4) of the mortgage loans, representing
                                   1.7% of the initial outstanding pool balance,
                                   are secured by mortgaged properties that
                                   currently have additional financing in place
                                   that is not secured by that mortgaged
                                   property. With respect to Mortgage Loan Nos.
                                   65-75, 85-93 and 110-116 (the "Circle K
                                   Portfolios"), there is related mezzanine
                                   financing in the aggregate amount of
                                   $19,488,590. In general, borrowers that have
                                   not agreed to certain special purpose
                                   covenants in the related mortgage loan
                                   documents may have also incurred additional
                                   financing that is not secured by the
                                   mortgaged property.

                                   One (1) of the mortgage loans, representing
                                   0.2% of the initial outstanding pool balance,
                                   permits the borrower to enter into additional
                                   subordinate financing that is secured by the
                                   mortgaged property, provided that certain
                                   debt service coverage ratio and loan-to-value
                                   tests are satisfied as further discussed in
                                   this prospectus supplement under "Description
                                   of the Mortgage Pool--Material Terms and
                                   Characteristics of the Mortgage
                                   Loans--Subordinate and Other Financing."

                                   Ten (10) of the mortgage loans, representing
                                   12.5% of the initial outstanding pool
                                   balance, permit the borrower to enter into
                                   additional financing that is not secured by
                                   the related mortgaged property (or to retain
                                   unsecured debt existing at the time of the
                                   origination of such loan) and/or permit the
                                   owners of the borrower to enter into
                                   financing that is secured by a pledge of
                                   equity interests in the borrower. In

                                      S-45

                                   general, borrowers that have not agreed to
                                   certain special purpose covenants in the
                                   related mortgage loan documents may also be
                                   permitted to incur additional financing that
                                   is not secured by the mortgaged property.

                                   One (1) of the mortgage loans, representing
                                   2.6% of the initial outstanding pool balance,
                                   permits the borrower, to enter into
                                   additional subordinate financing that is
                                   secured by the mortgaged property, provided
                                   that certain debt service coverage ratio and
                                   loan-to-value tests are satisfied as further
                                   discussed in this Prospectus Supplement under
                                   "Description of the Mortgage Pool--Material
                                   Terms and Characteristics of the Mortgage
                                   Loans--Subordinate and Other Financing" and
                                   to enter into additional financing that is
                                   not secured by the related mortgaged
                                   property.

                                   We make no representation as to whether any
                                   other secured subordinate financing currently
                                   encumbers any mortgaged property or whether a
                                   third-party holds debt secured by a pledge of
                                   equity ownership interests in a related
                                   borrower. Debt that is incurred by the owner
                                   of equity in one or more borrowers and is
                                   secured by a guaranty of the borrower or by a
                                   pledge of the equity ownership interests in
                                   such borrowers effectively reduces the equity
                                   owners' economic stake in the related
                                   mortgaged property. The existence of such
                                   debt may reduce cash flow on the related
                                   borrower's mortgaged property after the
                                   payment of debt service and may increase the
                                   likelihood that the owner of a borrower will
                                   permit the value or income producing
                                   potential of a mortgaged property to suffer
                                   by not making capital infusions to support
                                   the mortgaged property.

                                   Generally all of the mortgage loans also
                                   permit the related borrower to incur other
                                   unsecured indebtedness, including but not
                                   limited to trade payables, in the ordinary
                                   course of business and to incur indebtedness
                                   secured by equipment or other personal
                                   property located at the mortgaged property.

                                   When a mortgage loan borrower, or its
                                   constituent members, also has one or more
                                   other outstanding loans, even if the loans
                                   are subordinated or are mezzanine loans not
                                   directly secured by the mortgaged property,
                                   the trust is subjected to the following
                                   additional risks. For example, the borrower
                                   may have difficulty servicing and repaying
                                   multiple loans. Also, the existence of
                                   another loan generally will make it more
                                   difficult for the borrower to obtain
                                   refinancing of the mortgage loan and may thus
                                   jeopardize the borrower's ability to repay
                                   any balloon payment due under the mortgage
                                   loan at maturity. Moreover, the need to
                                   service additional debt may reduce the cash
                                   flow available to the borrower to operate and
                                   maintain the mortgaged property.

                                   Additionally, if the borrower, or its
                                   constituent members, are obligated to another
                                   lender, actions taken by other lenders could
                                   impair the security available to the trust.
                                   If a junior lender files an involuntary
                                   bankruptcy petition against the borrower, or
                                   the borrower files a voluntary bankruptcy
                                   petition to stay enforcement by a junior
                                   lender, the trust's ability to foreclose on
                                   the property will be automatically stayed,
                                   and principal and interest payments might not
                                   be made during the course of the bankruptcy
                                   case. The bankruptcy of a junior lender also
                                   may operate to stay foreclosure by the trust.

                                      S-46

                                   Further, if another loan secured by the
                                   mortgaged property is in default, the other
                                   lender may foreclose on the mortgaged
                                   property, absent an agreement to the
                                   contrary, thereby causing a delay in payments
                                   and/or an involuntary repayment of the
                                   mortgage loan prior to maturity. The trust
                                   may also be subject to the costs and
                                   administrative burdens of involvement in
                                   foreclosure proceedings or related
                                   litigation.

                                   Even if a subordinate lender has agreed not
                                   to take any direct actions with respect to
                                   the related subordinate debt, including any
                                   actions relating to the bankruptcy of the
                                   borrower, and that the holder of the mortgage
                                   loan will have all rights to direct all such
                                   actions, there can be no assurance that in
                                   the event of the borrower's bankruptcy, a
                                   court will enforce such restrictions against
                                   a subordinate lender.

                                   For further information with respect to
                                   subordinate and other financing, see Appendix
                                   II.

BANKRUPTCY PROCEEDINGS RELATING
TO A BORROWER CAN RESULT IN
DISSOLUTION OF THE BORROWER AND
THE ACCELERATION OF THE RELATED
MORTGAGE LOAN AND CAN OTHERWISE
ADVERSELY IMPACT REPAYMENT OF
THE RELATED MORTGAGE LOAN          Under the federal bankruptcy code, the filing
                                   of a bankruptcy petition by or against a
                                   borrower will stay the commencement or
                                   continuation of a foreclosure action. In
                                   addition, if a court determines that the
                                   value of the mortgaged property is less than
                                   the principal balance of the mortgage loan it
                                   secures, the court may reduce the amount of
                                   secured indebtedness to the then current
                                   value of the mortgaged property. Such an
                                   action would make the lender a general
                                   unsecured creditor for the difference between
                                   the then current value and the amount of its
                                   outstanding mortgage indebtedness. A
                                   bankruptcy court also may:

                                   o  grant a debtor a reasonable time to cure a
                                      payment default on a mortgage loan;

                                   o  reduce monthly payments due under a
                                      mortgage loan;

                                   o  change the rate of interest due on a
                                      mortgage loan; or

                                   o  otherwise alter the mortgage loan's
                                      repayment schedule.

                                   Additionally, the trustee of the borrower's
                                   bankruptcy or the borrower, as
                                   debtor-in-possession, has special powers to
                                   avoid, subordinate or disallow debts. In some
                                   circumstances, the claims of the mortgage
                                   lender may be subordinated to financing
                                   obtained by a debtor-in-possession subsequent
                                   to its bankruptcy.

                                   The filing of a bankruptcy petition will also
                                   stay the lender from enforcing a borrower's
                                   assignment of rents and leases. The federal
                                   bankruptcy code also may interfere with the
                                   trustee's ability to enforce any lockbox
                                   requirements. The legal proceedings necessary
                                   to resolve these issues can be time consuming
                                   and costly and may significantly delay or
                                   reduce the lender's receipt of rents. A
                                   bankruptcy court may also permit rents
                                   otherwise subject to an assignment and/or
                                   lock-box arrangement to be used by the
                                   borrower to maintain the mortgaged property
                                   or for other court authorized expenses.

                                      S-47

                                   As a result of the foregoing, the recovery
                                   with respect to borrowers in bankruptcy
                                   proceedings may be significantly delayed, and
                                   the aggregate amount ultimately collected may
                                   be substantially less than the amount owed.

                                   A number of the borrowers under the mortgage
                                   loans are limited or general partnerships.
                                   Under some circumstances, the bankruptcy of a
                                   general partner of the partnership may result
                                   in the dissolution of that partnership. The
                                   dissolution of a borrower partnership, the
                                   winding up of its affairs and the
                                   distribution of its assets could result in an
                                   early repayment of the related mortgage loan.

BANKRUPTCY OR OTHER PROCEEDINGS
RELATED TO THE SPONSOR OF A
BORROWER MAY ADVERSELY AFFECT
THE PERFORMANCE OF THE RELATED
MORTGAGE LOAN                      Certain of the mortgage loans may have
                                   sponsors that have previously filed
                                   bankruptcy, which in some cases may have
                                   involved the same property that currently
                                   secures the mortgage loan. In each case, the
                                   related entity or person has emerged from
                                   bankruptcy. However, we cannot assure you
                                   that such sponsors will not be more likely
                                   than other sponsors to utilize their rights
                                   in bankruptcy in the event of any threatened
                                   action by the mortgagee to enforce its rights
                                   under the related loan documents.

BORROWERS THAT ARE NOT
SPECIAL PURPOSE ENTITIES
MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND
THIS MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES      While many of the borrowers have agreed to
                                   certain special purpose covenants to limit
                                   the bankruptcy risk arising from activities
                                   unrelated to the operation of the property,
                                   some borrowers are not special purpose
                                   entities, and these borrowers and their
                                   owners generally do not have an independent
                                   director whose consent would be required to
                                   file a bankruptcy petition on behalf of such
                                   borrower. One of the purposes of an
                                   independent director is to avoid a bankruptcy
                                   petition filing that is intended solely to
                                   benefit a borrower's affiliate and is not
                                   justified by the borrower's own economic
                                   circumstances. Borrowers that are not special
                                   purpose entities may be more likely to file
                                   or be subject to voluntary or involuntary
                                   bankruptcy petitions with the effects set
                                   forth above.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT

                                   The successful operation of a real estate
                                   project depends upon the property manager's
                                   performance and viability. The property
                                   manager is generally responsible for:

                                   o  responding to changes in the local market;

                                   o  planning and implementing the rental
                                      structure;

                                   o  operating the property and providing
                                      building services;

                                   o  managing operating expenses; and

                                      S-48

                                   o  assuring that maintenance and capital
                                      improvements are carried out in a timely
                                      fashion.

                                   Properties deriving revenues primarily from
                                   short-term sources are generally more
                                   management-intensive than properties leased
                                   to creditworthy tenants under long-term
                                   leases.

                                   A property manager, by controlling costs,
                                   providing appropriate service to tenants and
                                   seeing to property maintenance and general
                                   upkeep, can improve cash flow, reduce
                                   vacancy, leasing and repair costs and
                                   preserve building value. On the other hand,
                                   management errors can, in some cases, impair
                                   short-term cash flow and the long-term
                                   viability of an income producing property.

                                   We make no representation or warranty as to
                                   the skills of any present or future managers
                                   of the mortgaged properties. Additionally, we
                                   cannot assure you that the property managers
                                   will be in a financial condition to fulfill
                                   their management responsibilities throughout
                                   the terms of their respective management
                                   agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE                     Provisions requiring yield maintenance
                                   charges or lock-out periods may not be
                                   enforceable in some states and under federal
                                   bankruptcy law. Provisions requiring yield
                                   maintenance charges also may be interpreted
                                   as constituting the collection of interest
                                   for usury purposes. Accordingly, we cannot
                                   assure you that the obligation to pay any
                                   yield maintenance charge will be enforceable.
                                   Also, we cannot assure you that foreclosure
                                   proceeds will be sufficient to pay an
                                   enforceable yield maintenance charge.

                                   Additionally, although collateral
                                   substitution provisions related to defeasance
                                   do not have the same effect on the
                                   certificateholders as prepayment, we cannot
                                   assure you that a court would not interpret
                                   those provisions as requiring a yield
                                   maintenance charge. In certain jurisdictions,
                                   collateral substitution provisions might be
                                   deemed unenforceable under applicable law or
                                   public policy, or usurious.

THE ABSENCE OF LOCKBOXES
ENTAILS RISKS THAT COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES               Most of the mortgage loans in the trust do
                                   not require the related borrower to cause
                                   rent and other payments to be made into a
                                   lockbox account maintained on behalf of the
                                   mortgagee. If rental payments are not
                                   required to be made directly into a lockbox
                                   account, there is a risk that the borrower
                                   will divert such funds for other purposes.

                                      S-49

ENFORCEABILITY OF CROSS-
COLLATERALIZATION PROVISIONS MAY
BE CHALLENGED AND THE BENEFITS
OF THESE PROVISIONS MAY
OTHERWISE BE LIMITED AND MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES               Five (5) groups of either
                                   cross-collateralized or multi-property
                                   mortgage loans, representing 2.8% of the
                                   initial outstanding pool balance, are secured
                                   by multiple real properties, through
                                   cross-collateralization with other mortgage
                                   loans or otherwise. These arrangements
                                   attempt to reduce the risk that one mortgaged
                                   real property may not generate enough net
                                   operating income to pay debt service.
                                   However, arrangements of this type involving
                                   more than one borrower (i.e., in the case of
                                   cross-collateralized mortgage loans) could be
                                   challenged as a fraudulent conveyance if:

                                   o  one of the borrowers were to become a
                                      debtor in a bankruptcy case, or were to
                                      become subject to an action brought by one
                                      or more of its creditors outside a
                                      bankruptcy case;

                                   o  the related borrower did not receive fair
                                      consideration or reasonably equivalent
                                      value in exchange for allowing its
                                      mortgaged real property to be encumbered;
                                      and

                                   o  at the time the lien was granted, the
                                      borrower was (i) insolvent, (ii)
                                      inadequately capitalized or (iii) unable
                                      to pay its debts.

                                   Furthermore, when multiple real properties
                                   secure a mortgage loan or group of
                                   cross-collateralized mortgage loans, the
                                   amount of the mortgage encumbering any
                                   particular one of those properties may be
                                   less than the full amount of the related
                                   mortgage loan or group of
                                   cross-collateralized mortgage loans,
                                   generally, to minimize recording tax. This
                                   mortgage amount may equal the appraised value
                                   or allocated loan amount for the mortgaged
                                   real property and will limit the extent to
                                   which proceeds from the property will be
                                   available to offset declines in value of the
                                   other properties securing the same mortgage
                                   loan or group of cross-collateralized
                                   mortgage loans.

                                   Moreover, one (1) group of either
                                   cross-collateralized or multi-property
                                   mortgage loans, representing 1.5% of the
                                   initial outstanding pool balance, is secured
                                   by mortgaged properties located in various
                                   states. Foreclosure actions are brought in
                                   state court and the courts of one state
                                   cannot exercise jurisdiction over property in
                                   another state. Upon a default under any of
                                   these mortgage loans, it may not be possible
                                   to foreclose on the related mortgaged real
                                   properties simultaneously.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE INSUFFICIENT
AND THIS MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES      Although many of the mortgage loans require
                                   that funds be put aside for specific
                                   reserves, certain mortgage loans do not
                                   require any reserves. Furthermore, we cannot
                                   assure you that any reserve amounts will be
                                   sufficient to cover the actual costs of the
                                   items for which the reserves were
                                   established. We also cannot assure you that
                                   cash flow

                                      S-50

                                   from the properties will be sufficient to
                                   fully fund the ongoing monthly reserve
                                   requirements.

INADEQUACY OF TITLE INSURERS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                  Title insurance for a mortgaged property
                                   generally insures a lender against risks
                                   relating to a lender not having a first lien
                                   with respect to a mortgaged property, and in
                                   some cases can insure a lender against
                                   specific other risks. The protection afforded
                                   by title insurance depends on the ability of
                                   the title insurer to pay claims made upon it.
                                   We cannot assure you that:

                                   o  a title insurer will have the ability to
                                      pay title insurance claims made upon it;

                                   o  the title insurer will maintain its
                                      present financial strength; or

                                   o  a title insurer will not contest claims
                                      made upon it.

MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT ARE NOT
IN COMPLIANCE WITH ZONING AND
BUILDING CODE REQUIREMENTS AND
USE RESTRICTIONS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                       Noncompliance with zoning and building codes
                                   may cause the borrower to experience cash
                                   flow delays and shortfalls that would reduce
                                   or delay the amount of proceeds available for
                                   distributions on your certificates. The
                                   mortgage loan sellers have taken steps to
                                   establish that the use and operation of the
                                   mortgaged properties securing the mortgage
                                   loans are in compliance in all material
                                   respects with all applicable zoning, land-use
                                   and building ordinances, rules, regulations,
                                   and orders. Evidence of this compliance may
                                   be in the form of legal opinions,
                                   confirmations from government officials,
                                   title policy endorsements and/or
                                   representations by the related borrower in
                                   the related mortgage loan documents. These
                                   steps may not have revealed all possible
                                   violations.

                                   Some violations of zoning, land use and
                                   building regulations may be known to exist at
                                   any particular mortgaged property, but the
                                   mortgage loan sellers generally do not
                                   consider those defects known to them to be
                                   material. In some cases, the use, operation
                                   and/or structure of a mortgaged property
                                   constitutes a permitted nonconforming use
                                   and/or structure as a result of changes in
                                   zoning laws after such mortgaged properties
                                   were constructed and the structure may not be
                                   rebuilt to its current state or be used for
                                   its current purpose if a material casualty
                                   event were to occur. Insurance proceeds may
                                   not be sufficient to pay the mortgage loan in
                                   full if a material casualty event were to
                                   occur, or the mortgaged property, as rebuilt
                                   for a conforming use, may not generate
                                   sufficient income to service the mortgage
                                   loan and the value of the mortgaged property
                                   or its revenue producing potential may not be
                                   the same as it was before the casualty. If a
                                   mortgaged property could not be rebuilt to
                                   its current state or its current use were no
                                   longer permitted due to building violations
                                   or changes in zoning or other regulations,
                                   then the borrower might experience cash flow
                                   delays and shortfalls or be subject to
                                   penalties that would reduce or delay the
                                   amount of proceeds available for
                                   distributions on your certificates.

                                      S-51

                                   Certain mortgaged properties may be subject
                                   to use restrictions pursuant to reciprocal
                                   easement or operating agreements which could
                                   limit the borrower's right to operate certain
                                   types of facilities within a prescribed
                                   radius. These limitations could adversely
                                   affect the ability of the borrower to lease
                                   the mortgaged property on favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                  From time to time, there may be condemnations
                                   pending or threatened against one or more of
                                   the mortgaged properties. There can be no
                                   assurance that the proceeds payable in
                                   connection with a total condemnation will be
                                   sufficient to restore the related mortgaged
                                   property or to satisfy the remaining
                                   indebtedness of the related mortgage loan.
                                   The occurrence of a partial condemnation may
                                   have a material adverse effect on the
                                   continued use of the affected mortgaged
                                   property, or on an affected borrower's
                                   ability to meet its obligations under the
                                   related mortgage loan. Therefore, we cannot
                                   assure you that the occurrence of any
                                   condemnation will not have a negative impact
                                   upon the distributions on your certificates.

IMPACT OF TERRORIST ATTACKS AND
MILITARY OPERATIONS ON THE
FINANCIAL MARKETS AND
YOUR INVESTMENT                    On September 11, 2001, the United States was
                                   subjected to multiple terrorist attacks,
                                   resulting in the loss of many lives and
                                   massive property damage and destruction in
                                   New York City, the Washington, D.C. area and
                                   Pennsylvania. In its aftermath, there was
                                   considerable uncertainty in the world
                                   financial markets. The full impact of these
                                   events on financial markets is not yet known
                                   but could include, among other things,
                                   increased volatility in the price of
                                   securities, including the certificates. It is
                                   impossible to predict whether, or the extent
                                   to which, future terrorist activities may
                                   occur in the United States. According to
                                   publicly available reports, the financial
                                   markets have in the past responded to the
                                   uncertainty with regard to the scope, nature
                                   and timing of current and possible future
                                   military responses led by the United States,
                                   as well as to the disruptions in air travel,
                                   substantial losses reported by various
                                   companies including airlines, insurance
                                   providers and aircraft makers, the need for
                                   heightened security across the country and
                                   decreases in consumer confidence that can
                                   cause a general slowdown in economic growth.

                                   In addition, on March 19, 2003 the government
                                   of the United States implemented full scale
                                   military operations against Iraq. The
                                   military operations against Iraq and the
                                   continued presence of United States military
                                   personnel in Iraq may prompt further
                                   terrorist attacks against the United States.

                                   It is uncertain what effects the aftermath of
                                   the recent military operations of the United
                                   States in Iraq, any future terrorist
                                   activities in the United States or abroad
                                   and/or any consequent actions on the part of
                                   the United States Government and others,
                                   including military action, will have on: (a)
                                   United States and world financial markets,
                                   (b) local,

                                      S-52

                                   regional and national economies, (c) real
                                   estate markets across the United States, (d)
                                   particular business segments, including those
                                   that are important to the performance of the
                                   mortgaged properties that secure the mortgage
                                   loans and/or (e) insurance costs and the
                                   availability of insurance coverage for
                                   terrorist acts, particularly for large
                                   mortgaged properties, which could adversely
                                   affect the cash flow at such mortgaged
                                   properties. In particular, the decrease in
                                   air travel may have a negative effect on
                                   certain of the mortgaged properties,
                                   including hotel mortgaged properties and
                                   those mortgaged properties in tourist areas
                                   which could reduce the ability of such
                                   mortgaged properties to generate cash flow.
                                   As a result, the ability of the mortgaged
                                   properties to generate cash flow may be
                                   adversely affected. These disruptions and
                                   uncertainties could materially and adversely
                                   affect the value of, and your ability to
                                   resell, your certificates.

THE ABSENCE OF OR INADEQUACY
OF INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES      The mortgaged properties may suffer casualty
                                   losses due to risks that are not covered by
                                   insurance (including acts of terrorism) or
                                   for which insurance coverage is not adequate
                                   or available at commercially reasonable
                                   rates. In addition, some of the mortgaged
                                   properties are located in California and in
                                   other coastal areas of certain states, which
                                   are areas that have historically been at
                                   greater risk of acts of nature, including
                                   earthquakes, fires, hurricanes and floods.
                                   The mortgage loans generally do not require
                                   borrowers to maintain earthquake, hurricane
                                   or flood insurance and we cannot assure you
                                   that borrowers will attempt or be able to
                                   obtain adequate insurance against such risks.
                                   If a borrower does not have insurance against
                                   such risks and a casualty occurs at a
                                   mortgaged property, the borrower may be
                                   unable to generate income from the mortgaged
                                   property in order to make payments on the
                                   related mortgage loan.

                                   Moreover, if reconstruction or major repairs
                                   are required following a casualty, changes in
                                   laws that have occurred since the time of
                                   original construction may materially impair
                                   the borrower's ability to effect such
                                   reconstruction or major repairs or may
                                   materially increase their cost.

                                   As a result of these factors, the amount
                                   available to make distributions on your
                                   certificates could be reduced.

                                   In light of the September 11, 2001 terrorist
                                   attacks in New York City, the Washington,
                                   D.C. area and Pennsylvania, the comprehensive
                                   general liability and business interruption
                                   or rent loss insurance policies required by
                                   typical mortgage loans, which are generally
                                   subject to periodic renewals during the term
                                   of the related mortgage loans, have been
                                   affected. To give time for private markets to
                                   develop a pricing mechanism and to build
                                   capacity to absorb future losses that may
                                   occur due to terrorism, on November 26, 2002
                                   the Terrorism Risk Insurance Act of 2002 was
                                   enacted, which established the Terrorism
                                   Insurance Program. The Terrorism Insurance
                                   Program is administered by the Secretary of
                                   the Treasury and through December 31, 2005
                                   will provide some financial assistance from
                                   the United States Government to insurers in
                                   the event of another terrorist attack that
                                   results in an insurance claim. The program
                                   applies to United States risks only and to
                                   acts that are committed by an individual or
                                   individuals acting on

                                      S-53

                                   behalf of a foreign person or foreign
                                   interest as an effort to influence or coerce
                                   United States civilians or the United States
                                   Government.

                                   The Treasury Department will establish
                                   procedures for the program under which the
                                   federal share of compensation will be equal
                                   to 90 percent of that portion of insured
                                   losses that exceeds an applicable insurer
                                   deductible required to be paid during each
                                   program year. The federal share in the
                                   aggregate in any program year may not exceed
                                   $100 billion (and the insurers will not be
                                   liable for any amount that exceeds this cap).

                                   Through December 2005, insurance carriers are
                                   required under the program to provide
                                   terrorism coverage in their basic "all-risk"
                                   policies. Any commercial property and
                                   casualty terrorism insurance exclusion that
                                   was in force on November 26, 2002 is
                                   automatically voided to the extent that it
                                   excludes losses that would otherwise be
                                   insured losses. Any state approval of such
                                   types of exclusions in force on November 26,
                                   2002 are also voided.

                                   The Terrorism Insurance Program required that
                                   each insurer for policies in place prior to
                                   November 26, 2002 provide its insureds with a
                                   statement of the proposed premiums for
                                   terrorism coverage, identifying the portion
                                   of the risk that the federal government will
                                   cover, within 90 days after November 26,
                                   2002. Insureds then had 30 days to accept the
                                   continued coverage and pay the premium. If an
                                   insured did not pay the premium, insurance
                                   for acts of terrorism may have been excluded
                                   from the policy. All policies for insurance
                                   issued after November 26, 2002 must make
                                   similar disclosure. The Terrorism Risk
                                   Insurance Act of 2002 does not require
                                   insureds to purchase the coverage and does
                                   not stipulate the pricing of the coverage.

                                   There can be no assurance that upon its
                                   expiration subsequent terrorism insurance
                                   legislation will be passed. Furthermore,
                                   because this program has only been recently
                                   passed into law, there can be no assurance
                                   that it or state legislation will
                                   substantially lower the cost of obtaining
                                   terrorism insurance. Because it is a
                                   temporary program, there is no assurance that
                                   it will create any long-term changes in the
                                   availability and cost of such insurance.

                                   To the extent that uninsured or underinsured
                                   casualty losses occur with respect to the
                                   related mortgaged properties, losses on
                                   commercial mortgage loans may result. In
                                   addition, the failure to maintain such
                                   insurance may constitute a default under a
                                   commercial mortgage loan, which could result
                                   in the acceleration and foreclosure of such
                                   commercial mortgage loan. Alternatively, the
                                   increased costs of maintaining such insurance
                                   could have an adverse effect on the financial
                                   condition of the mortgage loan borrowers.

                                   Certain of the mortgage loans are secured by
                                   mortgaged properties that are not insured for
                                   acts of terrorism. If such casualty losses
                                   are not covered by standard casualty
                                   insurance policies, then in the event of a
                                   casualty from an act of terrorism, the amount
                                   available to make distributions on your
                                   certificates could be reduced.

                                      S-54

CLAIMS UNDER BLANKET
INSURANCE POLICIES MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                  Some of the mortgaged properties are covered
                                   by blanket insurance policies which also
                                   cover other properties of the related
                                   borrower or its affiliates. In the event that
                                   such policies are drawn on to cover losses on
                                   such other properties, the amount of
                                   insurance coverage available under such
                                   policies may thereby be reduced and could be
                                   insufficient to cover each mortgaged
                                   property's insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE PROPERTY     Licensed engineers or consultants generally
                                   inspected the mortgaged properties and
                                   prepared engineering reports in connection
                                   with the origination or securitization of the
                                   mortgage loans to assess items such as
                                   structure, exterior walls, roofing, interior
                                   construction, mechanical and electrical
                                   systems and general condition of the site,
                                   buildings and other improvements. However, we
                                   cannot assure you that all conditions
                                   requiring repair or replacement were
                                   identified. In those cases where a material
                                   condition was disclosed, such condition has
                                   been or is required to be remedied to the
                                   seller's satisfaction, or funds as deemed
                                   necessary by the seller, or the related
                                   engineer or consultant have been reserved to
                                   remedy the material condition. No additional
                                   property inspections were conducted by us in
                                   connection with the issuance of the
                                   certificates.

APPRAISALS MAY INACCURATELY
REFLECT THE VALUE OF THE
MORTGAGED PROPERTIES               A FIRREA appraisal was conducted in respect
                                   of each mortgaged property in connection with
                                   the origination or securitization of the
                                   related mortgage loan. The resulting
                                   estimates of value are the basis of the
                                   cut-off date and maturity date loan-to-value
                                   ratios referred to in this prospectus
                                   supplement. Those estimates represent the
                                   analysis and opinion of the person performing
                                   the appraisal or market analysis and are not
                                   guarantees of present or future values. The
                                   appraiser may have reached a different
                                   conclusion of value than the conclusion that
                                   would be reached by a different appraiser
                                   appraising the same property. Moreover, the
                                   values of the mortgaged properties may have
                                   changed significantly since the appraisal or
                                   market study was performed. In addition,
                                   appraisals seek to establish the amount a
                                   typically motivated buyer would pay a
                                   typically motivated seller. Such amount could
                                   be significantly higher than the amount
                                   obtained from the sale of a mortgaged
                                   property under a distress or liquidation
                                   sale. The estimates of value reflected in the
                                   appraisals and the related loan-to-value
                                   ratios are presented for illustrative
                                   purposes only in Appendix I and Appendix II
                                   to this prospectus supplement. In each case
                                   the estimate presented is the one set forth
                                   in the most recent appraisal available to us
                                   as of the cut-off date, although we generally
                                   have not obtained updates to the appraisals.
                                   There is no assurance that the appraised
                                   values indicated accurately reflect past,
                                   present or future market values of the
                                   mortgaged properties.

                                      S-55

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY CAUSE
INCREASED POOL CONCENTRATION,
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES      As principal payments or prepayments are made
                                   on mortgage loans, the remaining mortgage
                                   pool may be subject to increased
                                   concentrations of property types, geographic
                                   locations and other pool characteristics of
                                   the mortgage loans and the mortgaged
                                   properties, some of which may be unfavorable.
                                   Classes of certificates that have a lower
                                   payment priority are more likely to be
                                   exposed to this concentration risk than are
                                   certificate classes with a higher payment
                                   priority. This occurs because realized losses
                                   are allocated to the class outstanding at any
                                   time with the lowest payment priority and
                                   principal on the certificates entitled to
                                   principal is generally payable in sequential
                                   order or alphabetical order, with such
                                   classes generally not being entitled to
                                   receive principal until the preceding class
                                   or classes entitled to receive principal have
                                   been retired.

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON
YOUR CERTIFICATES                  As described in this prospectus supplement,
                                   the rights of the holders of each class of
                                   subordinate certificates to receive payments
                                   of principal and interest otherwise payable
                                   on their certificates will be subordinated to
                                   such rights of the holders of the more senior
                                   certificates having an earlier alphabetical
                                   class designation. Losses on the mortgage
                                   loans will be allocated to the Class P, Class
                                   O, Class N, Class M, Class L, Class K, Class
                                   J, Class H, Class G, Class F, Class E, Class
                                   D, Class C, Class B and Class A-J
                                   Certificates, in that order, reducing amounts
                                   otherwise payable to each class. Any
                                   remaining losses would then be allocated or
                                   cause shortfalls to the Class A-1
                                   Certificates, Class A-2 Certificates, Class
                                   A-3 Certificates, Class A-AB Certificates,
                                   Class A-4 Certificates and the Class A-4FL
                                   Regular Interest (and correspondingly, the
                                   Class A-4FL Certificates), pro rata, and,
                                   solely with respect to losses of interest, to
                                   the Class X Certificates, in proportion to
                                   the amounts of interest or principal
                                   distributable on those certificates.

THE OPERATION OF THE MORTGAGED
PROPERTY FOLLOWING FORECLOSURE
OF THE MORTGAGE LOAN MAY AFFECT
THE TAX STATUS OF THE TRUST AND
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES               If the trust acquires a mortgaged property as
                                   a result of a foreclosure or deed in lieu of
                                   foreclosure, the special servicer will
                                   generally retain an independent contractor to
                                   operate the property. Any net income from
                                   operations other than qualifying "rents from
                                   real property", or any rental income based on
                                   the net profits derived by any person from
                                   such property or allocable to a non-customary
                                   service, will subject the trust to a federal
                                   tax on such income at the highest marginal
                                   corporate tax rate, which is currently 35%,
                                   and, in addition, possible state or local
                                   tax. In this event, the net proceeds
                                   available for distribution on your
                                   certificates will be reduced. The special
                                   servicer may permit the trust

                                      S-56

                                   to earn such above described "net income from
                                   foreclosure property" but only if it
                                   determines that the net after-tax benefit to
                                   certificateholders is greater than under
                                   another method of operating or leasing the
                                   mortgaged property. In addition, if the trust
                                   were to acquire one or more mortgaged
                                   properties pursuant to a foreclosure or deed
                                   in lieu of foreclosure, upon acquisition of
                                   those mortgaged properties, the trust may in
                                   certain jurisdictions, particularly in New
                                   York, be required to pay state or local
                                   transfer or excise taxes upon liquidation of
                                   such mortgaged properties. Such state or
                                   local taxes may reduce net proceeds available
                                   for distribution to the certificateholders.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON
YOUR CERTIFICATES                  Some states, including California, have laws
                                   prohibiting more than one "judicial action"
                                   to enforce a mortgage obligation. Some courts
                                   have construed the term "judicial action"
                                   broadly. In the case of any mortgage loan
                                   secured by mortgaged properties located in
                                   multiple states, the master servicer or
                                   special servicer may be required to foreclose
                                   first on mortgaged properties located in
                                   states where these "one action" rules apply
                                   (and where non-judicial foreclosure is
                                   permitted) before foreclosing on properties
                                   located in states where judicial foreclosure
                                   is the only permitted method of foreclosure.
                                   As a result, the ability to realize upon the
                                   mortgage loans may be limited by the
                                   application of state laws.

THE BANKRUPTCY OR INSOLVENCY OF
ANY AFFILIATED BORROWERS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES

                                   Ten (10) groups of mortgage loans, the three
                                   (3) largest of which represent 10.3%, 9.3%
                                   and 1.7%, respectively, of the initial
                                   outstanding pool balance, were made to
                                   borrowers that are affiliated through common
                                   ownership of partnership or other equity
                                   interests and where, in general, the related
                                   mortgaged properties are commonly managed.

                                   The bankruptcy or insolvency of any such
                                   borrower or respective affiliate could have
                                   an adverse effect on the operation of all of
                                   the related mortgaged properties and on the
                                   ability of such related mortgaged properties
                                   to produce sufficient cash flow to make
                                   required payments on the related mortgage
                                   loans. For example, if a person that owns or
                                   controls several mortgaged properties
                                   experiences financial difficulty at one such
                                   property, it could defer maintenance at one
                                   or more other mortgaged properties in order
                                   to satisfy current expenses with respect to
                                   the mortgaged property experiencing financial
                                   difficulty, or it could attempt to avert
                                   foreclosure by filing a bankruptcy petition
                                   that might have the effect of interrupting
                                   monthly payments for an indefinite period on
                                   all the related mortgage loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES               In certain jurisdictions, if tenant leases
                                   are subordinate to the liens created by the
                                   mortgage and do not contain attornment
                                   provisions which require the tenant to
                                   recognize a successor owner, following
                                   foreclosure, as landlord under the lease, the
                                   leases may terminate upon the transfer of the
                                   property to a foreclosing lender or purchaser
                                   at foreclosure. Not all leases were reviewed
                                   to ascertain the existence of

                                      S-57

                                   these provisions. Accordingly, if a mortgaged
                                   property is located in such a jurisdiction
                                   and is leased to one or more desirable
                                   tenants under leases that are subordinate to
                                   the mortgage and do not contain attornment
                                   provisions, such mortgaged property could
                                   experience a further decline in value if such
                                   tenants' leases were terminated. This is
                                   particularly likely if such tenants were
                                   paying above-market rents or could not be
                                   replaced.

                                   Some of the leases at the mortgaged
                                   properties securing the mortgage loans
                                   included in the trust may not be subordinate
                                   to the related mortgage. If a lease is not
                                   subordinate to a mortgage, the trust will not
                                   possess the right to dispossess the tenant
                                   upon foreclosure of the mortgaged property
                                   unless it has otherwise agreed with the
                                   tenant. If the lease contains provisions
                                   inconsistent with the mortgage, for example,
                                   provisions relating to application of
                                   insurance proceeds or condemnation awards, or
                                   which could affect the enforcement of the
                                   lender's rights, for example, a right of
                                   first refusal to purchase the property, the
                                   provisions of the lease will take precedence
                                   over the provisions of the mortgage.

                                   Additionally, with respect to certain of the
                                   mortgage loans, the related borrower may have
                                   granted certain tenants a right of first
                                   refusal in the event a sale is contemplated
                                   or a purchase option to purchase all or a
                                   portion of the mortgaged property. Such
                                   provisions, if not waived or subordinated,
                                   may impede the lender's ability to sell the
                                   related mortgaged property at foreclosure or
                                   adversely affect the foreclosure bid price.

TENANCIES IN COMMON MAY
HINDER RECOVERY                    Certain of the mortgage loans have borrowers
                                   that own, or in the future may own, the
                                   related mortgaged real properties as
                                   tenants-in-common. The bankruptcy,
                                   dissolution or action for partition by one or
                                   more of the tenants-in-common could result in
                                   an early repayment of the related mortgage
                                   loan, a significant delay in recovery against
                                   the tenant-in-common mortgagors, a material
                                   impairment in property management and a
                                   substantial decrease in the amount
                                   recoverable upon the related mortgage loan.

                                   Not all tenants-in-common for these types of
                                   mortgage loans will be special purpose
                                   entities. In general, with respect to a
                                   tenant-in-common ownership structure, each
                                   tenant-in-common owns an undivided share in
                                   the property and if such tenant-in-common
                                   desires to sell his interest in the property
                                   (and is unable to find a buyer or otherwise
                                   needs to force a partition), such
                                   tenant-in-common has the ability to request
                                   that a court order a sale of the property and
                                   distribute the proceeds to each
                                   tenant-in-common borrower proportionally.

LEGAL ACTION ARISING OUT OF
ORDINARY BUSINESS COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES               There may be pending or threatened legal
                                   actions, suits or proceedings against the
                                   borrowers and managers of the mortgaged
                                   properties and their respective affiliates
                                   arising out of their ordinary business. We
                                   cannot assure you that any such actions,
                                   suits or proceedings would not have a
                                   material adverse effect on your certificates.

                                      S-58

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES               Under the Americans with Disabilities Act of
                                   1990, public accommodations are required to
                                   meet certain federal requirements related to
                                   access and use by disabled persons. Borrowers
                                   may incur costs complying with the Americans
                                   with Disabilities Act. In addition,
                                   noncompliance could result in the imposition
                                   of fines by the federal government or an
                                   award of damages to private litigants. If a
                                   borrower incurs such costs or fines, the
                                   amount available to pay debt service would be
                                   reduced.

CONFLICTS OF INTEREST MAY
HAVE AN ADVERSE EFFECT ON
YOUR CERTIFICATES                  Conflicts between various certificateholders.
                                   The special servicer is given considerable
                                   latitude in determining whether and in what
                                   manner to liquidate or modify defaulted
                                   mortgage loans. The operating adviser will
                                   have the right to replace the special
                                   servicer upon satisfaction of certain
                                   conditions set forth in the Pooling and
                                   Servicing Agreement. At any given time, the
                                   operating adviser will be controlled
                                   generally by the holders of the most
                                   subordinate, or, if its certificate principal
                                   balance is less than 25% of its original
                                   certificate balance, the next most
                                   subordinate, class of certificates, that is,
                                   the controlling class, outstanding from time
                                   to time (or with respect to an A/B Mortgage
                                   Loan or the Chenal Commons Mortgage Loan, the
                                   holder of the related B Note or Chenal
                                   Commons Subordinated Loan, as applicable, to
                                   the extent set forth in the related
                                   intercreditor agreement), and such holders
                                   may have interests in conflict with those of
                                   the holders of the other certificates. For
                                   instance, the holders of certificates of the
                                   controlling class might desire to mitigate
                                   the potential for loss to that class from a
                                   troubled mortgage loan by deferring
                                   enforcement in the hope of maximizing future
                                   proceeds. However, the interests of the trust
                                   may be better served by prompt action, since
                                   delay followed by a market downturn could
                                   result in less proceeds to the trust than
                                   would have been realized if earlier action
                                   had been taken. In general, no servicer is
                                   required to act in a manner more favorable to
                                   the offered certificates than to the
                                   non-offered certificates.

                                   The master servicer, the primary servicer,
                                   the special servicer or an affiliate of any
                                   of them may acquire certain of the most
                                   subordinated certificates, including those of
                                   the initial controlling class. Under such
                                   circumstances, the master servicer, the
                                   primary servicer and the special servicer may
                                   have interests that conflict with the
                                   interests of the other holders of the
                                   certificates. However, the Pooling and
                                   Servicing Agreement and the primary servicing
                                   agreement each provide that the mortgage
                                   loans are to be serviced in accordance with
                                   the servicing standard and without regard to
                                   ownership of any certificates by the master
                                   servicer, the primary servicer or the special
                                   servicer, as applicable. The initial special
                                   servicer under the Pooling and Servicing
                                   Agreement will be ARCap Servicing, Inc.; the
                                   initial operating adviser under the Pooling
                                   and Servicing Agreement will be ARCap CMBS
                                   Fund II REIT, Inc.

                                   Conflicts between certificateholders and the
                                   Non-Serviced Mortgage Loan Master Servicer
                                   and/or the Non-Serviced Mortgage Loan Special
                                   Servicer. Any Non-Serviced Mortgage Loan will
                                   be serviced and

                                      S-59

                                   administered pursuant to the related
                                   Non-Serviced Mortgage Loan Pooling and
                                   Servicing Agreement, which provides for
                                   servicing arrangements that are similar but
                                   not identical to those under the Pooling and
                                   Servicing Agreement. Consequently,
                                   Non-Serviced Mortgage Loans will not be
                                   serviced and administered pursuant to the
                                   terms of the Pooling and Servicing Agreement.
                                   In addition, the legal and/or beneficial
                                   owners of the other mortgage loans secured by
                                   the mortgaged property securing Non-Serviced
                                   Mortgage Loans, directly or through
                                   representatives, have certain rights under
                                   the related Non-Serviced Mortgage Loan
                                   Pooling and Servicing Agreement and the
                                   related intercreditor agreement that affect
                                   such mortgage loans, including with respect
                                   to the servicing of such mortgage loans and
                                   the appointment of a special servicer with
                                   respect to such mortgage loans. Those legal
                                   and/or beneficial owners may have interests
                                   that conflict with your interests.

                                   Conflicts between certificateholders and the
                                   holders of subordinate notes. Pursuant to the
                                   terms of the related intercreditor
                                   agreements, , neither the master servicer nor
                                   special servicer may enter into material
                                   amendments, modifications or extensions of a
                                   mortgage loan in a material manner without
                                   the consent of the holder of the related
                                   subordinate note, subject to the expiration
                                   of the subordinate note holder's consent
                                   rights. The holders of the subordinate notes
                                   (or their respective designees) may have
                                   interests in conflict with those of the
                                   certificateholders of the classes of offered
                                   certificates. As a result, approvals to
                                   proposed actions of the master servicer or
                                   special servicer, as applicable, under the
                                   Pooling and Servicing Agreement may not be
                                   granted in all instances, thereby potentially
                                   adversely affecting some or all of the
                                   classes of offered certificates.

                                   Conflicts between certificateholders and
                                   primary servicer. The primary servicer for
                                   certain of the mortgage loans will be
                                   Principal Global Investors, LLC, an affiliate
                                   of a loan seller. It is anticipated that the
                                   master servicer will delegate many of its
                                   servicing obligations with respect to these
                                   mortgage loans to such primary servicer
                                   pursuant to a primary servicing agreement.
                                   Under these circumstances, the primary
                                   servicer, because it is an affiliate of a
                                   seller, may have interests that conflict with
                                   the interests of the holders of the
                                   certificates.

                                   Conflicts between borrowers and property
                                   managers. It is likely that many of the
                                   property managers of the mortgaged
                                   properties, or their affiliates, manage
                                   additional properties, including properties
                                   that may compete with the mortgaged
                                   properties. Affiliates of the managers, and
                                   managers themselves, also may own other
                                   properties, including competing properties.
                                   The managers of the mortgaged properties may
                                   accordingly experience conflicts of interest
                                   in the management of such mortgaged
                                   properties.

                                   Conflicts between the trust and sellers. The
                                   activities of the sellers and their
                                   affiliates may involve properties which are
                                   in the same markets as the mortgaged
                                   properties underlying the certificates. In
                                   such case, the interests of each of the
                                   sellers or such affiliates may differ from,
                                   and compete with, the interests of the trust,
                                   and decisions made with respect to those
                                   assets may adversely affect the amount and
                                   timing of distributions with respect to the
                                   certificates. Conflicts of interest may arise
                                   between the trust and each of the sellers or
                                   their affiliates that engage in the
                                   acquisition, development, operation,
                                   financing and

                                      S-60

                                   disposition of real estate if such sellers
                                   acquire any certificates. In particular, if
                                   certificates held by a seller are part of a
                                   class that is or becomes the controlling
                                   class the seller as part of the holders of
                                   the controlling class would have the ability
                                   to influence certain actions of the special
                                   servicer under circumstances where the
                                   interests of the trust conflict with the
                                   interests of the seller or its affiliates as
                                   acquirors, developers, operators, financers
                                   or sellers of real estate related assets.

                                   The sellers or their affiliates may acquire a
                                   portion of the certificates. Under such
                                   circumstances, they may become the
                                   controlling class, and as such have interests
                                   that may conflict with their interests as a
                                   seller of the mortgage loans.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES     The yield to maturity on your certificates
                                   will depend, in significant part, upon the
                                   rate and timing of principal payments on the
                                   mortgage loans. For this purpose, principal
                                   payments include both voluntary prepayments,
                                   if permitted, and involuntary prepayments,
                                   such as prepayments resulting from casualty
                                   or condemnation of mortgaged properties,
                                   defaults and liquidations by borrowers, or
                                   repurchases as a result of a seller's breach
                                   of representations and warranties or material
                                   defects in a mortgage loan's documentation.

                                   The investment performance of your
                                   certificates may vary materially and
                                   adversely from your expectations if the
                                   actual rate of prepayment is higher or lower
                                   than you anticipate.

                                   Voluntary prepayments under some of the
                                   mortgage loans require payment of a
                                   prepayment premium or a yield maintenance
                                   charge unless the prepayment occurs within
                                   generally one (1) to twenty-five (25)
                                   payments prior to and including the
                                   anticipated repayment date or stated maturity
                                   date, as the case may be. Nevertheless, we
                                   cannot assure you that the related borrowers
                                   will refrain from prepaying their mortgage
                                   loans due to the existence of a prepayment
                                   premium or a yield maintenance charge or that
                                   the amount of such premium or charge will be
                                   sufficient to compensate you for shortfalls
                                   in payments on your certificates on account
                                   of such prepayments. We also cannot assure
                                   you that involuntary prepayments will not
                                   occur. The rate at which voluntary
                                   prepayments occur on the mortgage loans will
                                   be affected by a variety of factors,
                                   including:

                                   o  the terms of the mortgage loans;

                                   o  the length of any prepayment lock-out
                                      period;

                                   o  the level of prevailing interest rates;

                                   o  the availability of mortgage credit;

                                   o  the applicable yield maintenance charges
                                      or prepayment premiums and the ability of
                                      the master servicer, primary servicer or
                                      special servicer to enforce the related
                                      provisions;

                                   o  the failure to meet requirements for
                                      release of escrows/reserves that result in
                                      a prepayment;

                                   o  the occurrence of casualties or natural
                                      disasters; and

                                   o  economic, demographic, tax or legal
                                      factors.

                                      S-61

                                   Generally, no yield maintenance charge or
                                   prepayment premium will be required for
                                   prepayments in connection with a casualty or
                                   condemnation unless an event of default has
                                   occurred. In addition, if a seller
                                   repurchases any mortgage loan from the trust
                                   due to the material breach of a
                                   representation or warranty or a material
                                   document defect or such mortgage loan is
                                   otherwise purchased from the trust (including
                                   certain purchases by the holder of a B Note
                                   or mezzanine loan), the repurchase price paid
                                   will be passed through to the holders of the
                                   certificates with the same effect as if the
                                   mortgage loan had been prepaid in part or in
                                   full, except that no yield maintenance charge
                                   or prepayment premium will be payable. Such a
                                   repurchase or purchase may, therefore,
                                   adversely affect the yield to maturity on
                                   your certificates.

                                   Although all of the mortgage loans have
                                   prepayment protection in the form of lock-out
                                   periods, defeasance provisions, yield
                                   maintenance provisions and/or prepayment
                                   premium provisions, there can be no assurance
                                   that borrowers will refrain from prepaying
                                   mortgage loans due to the existence of a
                                   yield maintenance charge or prepayment
                                   premium or that involuntary prepayments or
                                   repurchases will not occur.

                                   Also, the description in the mortgage notes
                                   of the method of calculation of prepayment
                                   premiums and yield maintenance charges is
                                   complex and subject to legal interpretation
                                   and it is possible that another person would
                                   interpret the methodology differently from
                                   the way we did in estimating an assumed yield
                                   to maturity on your certificates as described
                                   in this prospectus supplement. See Appendix
                                   II attached to this prospectus supplement for
                                   a description of the various prepayment
                                   provisions.

THE YIELD ON YOUR CERTIFICATE
WILL BE AFFECTED BY THE PRICE
AT WHICH THE CERTIFICATE WAS
PURCHASED AND THE RATE, TIMING
AND AMOUNT OF DISTRIBUTIONS ON
YOUR CERTIFICATE                   The yield on any certificate will depend on
                                   (1) the price at which such certificate is
                                   purchased by you and (2) the rate, timing and
                                   amount of distributions on your certificate.
                                   The rate, timing and amount of distributions
                                   on any certificate will, in turn, depend on,
                                   among other things:

                                   o  the interest rate for such certificate;

                                   o  the rate and timing of principal payments
                                      (including principal prepayments) and
                                      other principal collections (including
                                      loan purchases in connection with breaches
                                      of representations and warranties) on or
                                      in respect of the mortgage loans and the
                                      extent to which such amounts are to be
                                      applied or otherwise result in a reduction
                                      of the certificate balance of such
                                      certificate;

                                   o  the rate, timing and severity of losses on
                                      or in respect of the mortgage loans or
                                      unanticipated expenses of the trust;

                                   o  the rate and timing of any reimbursement
                                      of the master servicer, the special
                                      servicer, the trustee or the fiscal agent,
                                      as applicable, out of the Certificate
                                      Account of nonrecoverable advances or
                                      advances remaining unreimbursed on a
                                      modified mortgage loan on the date of such
                                      modification;

                                      S-62

                                   o  the timing and severity of any interest
                                      shortfalls resulting from prepayments to
                                      the extent not offset by a reduction in
                                      master servicer compensation as described
                                      in this prospectus supplement;

                                   o  the timing and severity of any reductions
                                      in the appraised value of any mortgaged
                                      property in a manner that has an effect on
                                      the amount of advancing required on the
                                      related mortgage loan; and

                                   o  the method of calculation of prepayment
                                      premiums and yield maintenance charges and
                                      the extent to which prepayment premiums
                                      and yield maintenance charges are
                                      collected and, in turn, distributed on
                                      such certificate.

                                   In addition, any change in the weighted
                                   average life of a certificate may adversely
                                   affect yield. Prepayments resulting in a
                                   shortening of weighted average lives of
                                   certificates may be made at a time of lower
                                   interest rates when you may be unable to
                                   reinvest the resulting payment of principal
                                   at a rate comparable to the effective yield
                                   anticipated when making the initial
                                   investment in certificates. Delays and
                                   extensions resulting in a lengthening of the
                                   weighted average lives of the certificates
                                   may occur at a time of higher interest rates
                                   when you may have been able to reinvest
                                   principal payments that would otherwise have
                                   been received by you at higher rates.

YOU BEAR THE RISK OF
BORROWER DEFAULTS                  The rate and timing of delinquencies or
                                   defaults on the mortgage loans could affect
                                   the following aspects of the offered
                                   certificates:

                                   o  the aggregate amount of distributions on
                                      them;

                                   o  their yields to maturity;

                                   o  their rates of principal payments; and

                                   o  their weighted average lives.

                                   The rights of holders of each class of
                                   subordinate certificates to receive payments
                                   of principal and interest otherwise payable
                                   on their certificates will be subordinated to
                                   such rights of the holders of the more senior
                                   certificates having an earlier alphabetical
                                   class designation. Losses on the mortgage
                                   loans will be allocated to the Class P, Class
                                   O, Class N, Class M, Class L, Class K, Class
                                   J, Class H, Class G, Class F, Class E, Class
                                   D, Class C, Class B and Class A-J
                                   Certificates, in that order, reducing amounts
                                   otherwise payable to each class. Any
                                   remaining losses would then be allocated to
                                   the Class A-1 Certificates, Class A-2
                                   Certificates, Class A-3 Certificates, Class
                                   A-AB Certificates and Class A-4 Certificates
                                   and the Class A-4FL Regular Interest (and
                                   correspondingly the Class A-4FL
                                   Certificates), pro rata and, with respect to
                                   losses of interest only, the Class X
                                   Certificates based on their respective
                                   entitlements.

                                   If losses on the mortgage loans exceed the
                                   aggregate certificate balance of the classes
                                   of certificates subordinated to a particular
                                   class, that particular class will suffer a
                                   loss equal to the full amount of that excess
                                   up to the outstanding certificate balance of
                                   such class.

                                   If you calculate your anticipated yield based
                                   on assumed rates of default and losses that
                                   are lower than the default rate and losses
                                   actually experienced and such losses are
                                   allocable to your certificates,

                                      S-63

                                   your actual yield to maturity will be lower
                                   than the assumed yield. Under extreme
                                   scenarios, such yield could be negative. In
                                   general, the earlier a loss is borne by your
                                   certificates, the greater the effect on your
                                   yield to maturity.

                                   Additionally, delinquencies and defaults on
                                   the mortgage loans may significantly delay
                                   the receipt of distributions by you on your
                                   certificates, unless advances are made to
                                   cover delinquent payments or the
                                   subordination of another class of
                                   certificates fully offsets the effects of any
                                   such delinquency or default.

                                   Also, if the related borrower does not repay
                                   a mortgage loan with an anticipated repayment
                                   date by its anticipated repayment date, the
                                   effect will be to increase the weighted
                                   average life of your certificates and may
                                   reduce your yield to maturity.

                                   Furthermore, if P&I Advances and/or Servicing
                                   Advances are made with respect to a mortgage
                                   loan after default and the mortgage loan is
                                   thereafter worked out under terms that do not
                                   provide for the repayment of those advances
                                   in full at the time of the workout, then any
                                   reimbursements of those advances prior to the
                                   actual collection of the amount for which the
                                   advance was made may also result in
                                   reductions in distributions of principal to
                                   the holders of the offered certificates for
                                   the current month.

COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL SERVICER
AND THE TRUSTEE MAY ADVERSELY
AFFECT THE PAYMENTS ON
YOUR CERTIFICATES                  To the extent described in this prospectus
                                   supplement, the master servicer, the special
                                   servicer, the trustee or the fiscal agent
                                   (and the related master servicer, the special
                                   servicer, the trustee or the fiscal agent in
                                   respect of any Non-Serviced Mortgage Loans)
                                   will be entitled to receive interest at the
                                   "Prime Rate" on unreimbursed advances they
                                   have made with respect to defaulted monthly
                                   payments or that are made with respect to the
                                   preservation and protection of the related
                                   mortgaged property. This interest will
                                   generally accrue from the date on which the
                                   related advance is made or the related
                                   expense is incurred to the date of
                                   reimbursement. This interest may be offset in
                                   part by default interest and late payment
                                   charges paid by the borrower or by certain
                                   other amounts. In addition, under certain
                                   circumstances, including delinquencies in the
                                   payment of principal and interest, a mortgage
                                   loan will be serviced by a special servicer,
                                   and the special servicer is entitled to
                                   compensation for special servicing
                                   activities. The right to receive interest on
                                   advances and special servicing compensation
                                   is senior to the rights of certificateholders
                                   to receive distributions. The payment of
                                   interest on advances and the payment of
                                   compensation to the special servicer may
                                   result in shortfalls in amounts otherwise
                                   distributable on certificates.

LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                  Two (2) mortgaged properties, securing
                                   mortgage loans representing 6.6% of the
                                   initial outstanding

                                      S-64

                                   pool balance, are subject to a leasehold
                                   interest in the mortgaged properties. One (1)
                                   mortgaged property, securing a mortgage loan
                                   representing 0.2% of the initial outstanding
                                   pool balance, is subject to a first mortgage
                                   lien on both a fee interest and a leasehold
                                   interest in income-producing real property.
                                   Leasehold mortgage loans are subject to
                                   certain risks not associated with mortgage
                                   loans secured by a lien on the fee estate of
                                   the borrower. The most significant of these
                                   risks is that if the borrower's leasehold
                                   were to be terminated upon a lease default,
                                   the lender would lose its security.
                                   Generally, each related ground lease requires
                                   the lessor to give the lender notice of the
                                   borrower's defaults under the ground lease
                                   and an opportunity to cure them, permits the
                                   leasehold interest to be assigned to the
                                   lender or the purchaser at a foreclosure
                                   sale, in some cases only upon the consent of
                                   the lessor, and contains certain other
                                   protective provisions typically included in a
                                   "mortgageable" ground lease.

                                   Upon the bankruptcy of a lessor or a lessee
                                   under a ground lease, the debtor entity has
                                   the right to assume or reject the lease. If a
                                   debtor lessor rejects the lease, the lessee
                                   has the right to remain in possession of its
                                   leased premises for the rent otherwise
                                   payable under the lease for the term of the
                                   lease (including renewals). If a debtor
                                   lessee/borrower rejects any or all of the
                                   lease, the leasehold lender could succeed to
                                   the lessee/borrower's position under the
                                   lease only if the lessor specifically grants
                                   the lender such right. If both the lessor and
                                   the lessee/borrowers are involved in
                                   bankruptcy proceedings, the trustee may be
                                   unable to enforce the bankrupt
                                   lessee/borrower's right to refuse to treat a
                                   ground lease rejected by a bankrupt lessor as
                                   terminated. In such circumstances, a lease
                                   could be terminated notwithstanding lender
                                   protection provisions contained therein or in
                                   the mortgage.

                                   Most of the ground leases securing the
                                   mortgaged properties provide that the ground
                                   rent increases during the term of the lease.
                                   These increases may adversely affect the cash
                                   flow and net income of the borrower from the
                                   mortgaged property.

THE SELLERS OF THE MORTGAGE
LOANS ARE SUBJECT TO BANKRUPTCY
OR INSOLVENCY LAWS THAT MAY
AFFECT THE TRUST'S OWNERSHIP OF
THE MORTGAGE LOANS                 In the event of the insolvency of any seller,
                                   it is possible the trust's right to payment
                                   from or ownership of the mortgage loans could
                                   be challenged, and if such challenge were
                                   successful, delays or reductions in payments
                                   on your certificates could occur.

                                   Based upon opinions of counsel that the
                                   conveyance of the mortgage loans would
                                   generally be respected in the event of
                                   insolvency of the sellers, which opinions are
                                   subject to various assumptions and
                                   qualifications, the sellers believe that such
                                   a challenge will be unsuccessful, but there
                                   can be no assurance that a bankruptcy
                                   trustee, if applicable, or other interested
                                   party will not attempt to assert such a
                                   position. Even if actions seeking such
                                   results were not successful, it is possible
                                   that payments on the certificates would be
                                   delayed while a court resolves the claim.

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES      Your certificates will not be listed on any
                                   securities exchange or traded on any
                                   automated quotation systems of any registered
                                   securities association, and there is
                                   currently no secondary market for the

                                      S-65

                                   certificates. While the Underwriters
                                   currently intend to make a secondary market
                                   in the certificates, none of them is
                                   obligated to do so. Accordingly, you may not
                                   have an active or liquid secondary market for
                                   your certificates, which could result in a
                                   substantial decrease in the market value of
                                   your certificates. The market value of your
                                   certificates also may be affected by many
                                   other factors, including then-prevailing
                                   interest rates. Furthermore, you should be
                                   aware that the market for securities of the
                                   same type as the certificates has in the past
                                   been volatile and offered very limited
                                   liquidity.

WEIGHTED AVERAGE COUPON RATE
ENTAIL RISKS WHICH MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                       The interest rates on one or more classes of
                                   certificates may be based on a weighted
                                   average of the mortgage loan interest rates
                                   net of the administrative cost rate, which is
                                   calculated based upon the respective
                                   principal balances of the mortgage loans.
                                   Alternatively, the interest rate on one or
                                   more classes of the certificates may be
                                   capped at such weighted average rate. This
                                   weighted average rate is further described in
                                   this prospectus supplement under the
                                   definition of "Weighted Average Net Mortgage
                                   Rate" in the "Glossary of Terms." Any class
                                   of certificates that is either fully or
                                   partially based upon the weighted average net
                                   mortgage rate may be adversely affected by
                                   disproportionate principal payments,
                                   prepayments, defaults and other unscheduled
                                   payments on the mortgage loans. Because some
                                   mortgage loans will amortize their principal
                                   more quickly than others, the rate may
                                   fluctuate over the life of those classes of
                                   your certificates.

                                   In general, mortgage loans with relatively
                                   high mortgage interest rates are more likely
                                   to prepay than mortgage loans with relatively
                                   low mortgage interest rates. For instance,
                                   varying rates of unscheduled principal
                                   payments on mortgage loans which have
                                   interest rates above the weighted average net
                                   mortgage rate may have the effect of reducing
                                   the interest rate of your certificates.

DEFAULTS UNDER SWAP CONTRACT
MAY ADVERSELY AFFECT PAYMENTS
ON THE CLASS A-4FL CERTIFICATES    The trust will have the benefit of a swap
                                   contract with the Swap Counterparty. Morgan
                                   Stanley, who has guaranteed the obligations
                                   of the Swap Counterparty under the swap
                                   contract, currently has a long-term rating of
                                   "AA-" by Fitch and "Aa3" (negative outlook)
                                   by Moody's and a short-term rating of "F1+"
                                   by Fitch and "Prime-1" by Moody's. Because
                                   the Class A-4FL Regular Interest accrues
                                   interest at a fixed rate of interest subject
                                   to a maximum pass-through rate equal to the
                                   weighted average net mortgage rate, the
                                   ability of the holders of the Class A-4FL
                                   Certificates to receive the payment of
                                   interest at the designated pass-through rate
                                   (which payment of interest may be reduced in
                                   certain circumstances as described in this
                                   prospectus supplement) will depend on payment
                                   by the Swap Counterparty pursuant to the swap
                                   contract. See "Description of the Swap
                                   Contract--The Swap Counterparty." There can
                                   be no assurance, however, that the guarantor
                                   of the Swap Counterparty's obligations under
                                   the swap contract will maintain its ratings
                                   or have sufficient assets or otherwise be
                                   able to fulfill its obligations under the
                                   swap contract. If the Swap Counterparty
                                   guarantor's long-term rating is not at least
                                   "A-" by Fitch or "A3" by Moody's (a "Rating
                                   Agency Trigger Event"), the Swap

                                      S-66

                                   Counterparty will be required to post
                                   collateral, find a replacement Swap
                                   Counterparty that would not cause another
                                   Rating Agency Trigger Event or enter into any
                                   other arrangement satisfactory to Fitch and
                                   Moody's. In the event that the Swap
                                   Counterparty fails to, among other things,
                                   either post acceptable collateral, find an
                                   acceptable replacement swap counterparty or
                                   enter into any other arrangement satisfactory
                                   to Fitch and Moody's after a Rating Agency
                                   Trigger Event (a "Swap Default"), then the
                                   trustee will be required to take such actions
                                   (following the expiration of any applicable
                                   grace period), unless otherwise directed in
                                   writing by the holders of 25% of the Class
                                   A-4FL Certificates, to enforce the rights of
                                   the trust under the swap contract as may be
                                   permitted by the terms of the swap contract
                                   and use any termination payments received
                                   from the Swap Counterparty (as described in
                                   this prospectus supplement) to enter into a
                                   replacement interest rate swap contract on
                                   substantially identical terms. The costs and
                                   expenses incurred by the trustee in
                                   connection with enforcing the rights of the
                                   trust under the swap contract will be
                                   reimbursable to the trustee out of amounts
                                   otherwise payable to the Class A-4FL
                                   Certificates, to the extent not reimbursed by
                                   the applicable swap counterparty. If the
                                   costs attributable to entering into a
                                   replacement interest rate swap contract would
                                   exceed the net proceeds of the liquidation of
                                   the swap contract, a replacement interest
                                   rate swap contract will not be entered into
                                   and any such proceeds will instead be
                                   distributed to the holders of the Class A-4FL
                                   Certificates. Following the termination of a
                                   swap contract (and during the period when the
                                   trustee is pursuing remedies under the swap
                                   contract), the Class A-4FL Interest
                                   Distribution Amount will be equal to the
                                   Distributable Certificate Interest Amount (as
                                   defined in this prospectus supplement) in
                                   respect of the Class A-4FL Regular Interest
                                   and the Class A-4FL Certificates will accrue
                                   interest at the same rate, on the same basis
                                   and in the same manner as the Class A-4FL
                                   Regular Interest. A conversion to a fixed
                                   rate might result in a temporary delay of the
                                   holders of the Class A-4FL Certificates to
                                   receive payment of the related Distributable
                                   Certificate Interest Amount if DTC is not
                                   provided with sufficient notice of the
                                   resulting change in the payment terms of the
                                   Class A-4FL Certificates.

                                   Distributions on the Class A-4FL Regular
                                   Interest will be subject to a maximum
                                   pass-through rate equal to the weighted
                                   average net mortgage rate. If the weighted
                                   average net mortgage rate drops below the
                                   fixed rate on the Class A-4FL Regular
                                   Interest, the amount paid to the Swap
                                   Counterparty will be reduced and interest
                                   payments by the Swap Counterparty under the
                                   swap contract will be reduced, on a
                                   dollar-for-dollar basis, by an amount equal
                                   to the difference between the amount actually
                                   paid to the Swap Counterparty and the amount
                                   that would have been paid if the weighted
                                   average net mortgage rate had not dropped
                                   below such fixed rate. This will result in a
                                   corresponding reduction in the amounts paid
                                   by the Swap Counterparty pursuant to the swap
                                   contract, which will result in a reduced
                                   interest payment on the Class A-4FL
                                   Certificates. The ratings of the Class A-4FL
                                   Certificates do not represent any assessment
                                   as to whether the floating rate of interest
                                   on such class will convert to a fixed rate,
                                   and only represent the likelihood of the
                                   receipt of interest at a rate equal to the
                                   lesser of 4.933% and the weighted average net
                                   mortgage rate (adjusted, if necessary, to
                                   accrue on the basis of a 360-day year
                                   consisting of twelve 30-day-months). See
                                   "Ratings" in this prospectus supplement.

                                      S-67

                                   In addition, if the funds allocated to
                                   payment of interest distributions on the
                                   Class A-4FL Regular Interest are insufficient
                                   to make all required interest payments on the
                                   Class A-4FL Regular Interest, the amount paid
                                   to the Swap Counterparty will be reduced and
                                   interest paid by the Swap Counterparty under
                                   the swap contract will be reduced, on a
                                   dollar-for-dollar basis, by an amount equal
                                   to the difference between the amount actually
                                   paid to the Swap Counterparty and the amount
                                   that would have been paid if the funds
                                   allocated to payment of interest
                                   distributions on the Class A-4FL Regular
                                   Interest had been sufficient to make all
                                   required interest payments on the Class A-4FL
                                   Regular Interest. As a result, the holders of
                                   the Class A-4FL Certificates may experience
                                   an interest shortfall. See "Description of
                                   the Swap Contract" in this prospectus
                                   supplement

SENSITIVITY TO LIBOR AND YIELD
CONSIDERATIONS                     The yield to investors in the Class A-4FL
                                   Certificates will be highly sensitive to
                                   changes in the level of one-month LIBOR.
                                   Investors in the Class A-4FL Certificates
                                   should consider the risk that lower than
                                   anticipated levels of one-month LIBOR could
                                   result in actual yields that are lower than
                                   anticipated yields on the Class A-4FL
                                   Certificates.

                                   In addition, because interest payments on the
                                   Class A-4FL Certificates may be reduced or
                                   the pass-through rate may convert to a fixed
                                   rate, subject to a maximum pass-through rate
                                   equal to the weighted average net mortgage
                                   rate, in connection with certain events
                                   discussed in this prospectus supplement, the
                                   yield to investors in the Class A-4FL
                                   Certificates under such circumstances may not
                                   be as high as that offered by other
                                   LIBOR-based investments that are not subject
                                   to such interest rate restrictions.

                                   In general, the earlier a change in the level
                                   of one-month LIBOR, the greater the effect on
                                   the yield to maturity to an investor in the
                                   Class A-4FL Certificates. As a result, the
                                   effect on such investor's yield to maturity
                                   of a level of one-month LIBOR that is higher
                                   (or lower) than the rate anticipated by such
                                   investor during the period immediately
                                   following the issuance of the Class A-4FL
                                   Certificates is not likely to be offset by a
                                   subsequent like reduction (or increase) in
                                   the level of one-month LIBOR.

                                   The failure by the Swap Counterparty in its
                                   obligation to make payments under the swap
                                   contract, the conversion to a fixed rate that
                                   is below the rate that would otherwise be
                                   payable at the floating rate and/or the
                                   reduction of interest payments resulting from
                                   payment of interest to the Class A-4FL
                                   Regular Interest based on a pass-through rate
                                   below 4.933% per annum would have a negative
                                   impact. There can be no assurance that a
                                   default by the Swap Counterparty and/or the
                                   conversion of the pass-through rate from a
                                   rate based on LIBOR to a fixed rate would not
                                   adversely affect the amount and timing of
                                   distributions to the holders of the Class
                                   A-4FL Certificates. See "Yield and Maturity
                                   Considerations" in this prospectus
                                   supplement.

                                      S-68

         This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors"
section and elsewhere in this prospectus supplement.

                                      S-69

                     DESCRIPTION OF THE OFFERED CERTIFICATES

         Capitalized terms are defined in the "Glossary of Terms" in this prospectus supplement.

GENERAL

         The Series 2005-TOP18 Commercial Mortgage Pass-Through Certificates
will be issued on or about April 28, 2005 pursuant to a Pooling and Servicing
Agreement to be dated as of the Cut-off Date, between the Depositor, the master servicer, the special servicer, the paying agent, the fiscal agent and the trustee.

         The certificates will represent in the aggregate the entire beneficial ownership interest in a trust consisting primarily of:

          o    the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the
               Cut-off Date;

          o    any mortgaged property acquired on behalf of the
               Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

          o    a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan;

          o    certain rights of the Depositor under, or assigned to the
               Depositor pursuant to, each of the Mortgage Loan Purchase
               Agreements relating to, among other things, mortgage loan
               document delivery requirements and the representations and warranties of the related seller regarding its mortgage loans;
               and

          o    with respect to the Class A-4FL Certificates, the Swap Contract, the Class A-4FL Regular Interest and funds or assets on deposit from time to time in the Floating Rate Account.

         The certificates will be issued on the Closing Date and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

         The certificates will consist of various classes, to be designated as:

          o    the Class A-1 Certificates, the Class A-2 Certificates, the Class
               A-3 Certificates, the Class A-AB Certificates. the Class A-4
               Certificates and the Class A-4FL Certificates;

          o    the Class X Certificates;

          o    the Class A-J Certificates, the Class B Certificates, the Class C
               Certificates, the Class D Certificates, the Class E Certificates,
               the Class F Certificates, the Class G Certificates, the Class H
               Certificates, the Class J Certificates, the Class K Certificates,
               the Class L Certificates, the Class M Certificates, the Class N
               Certificates, the Class O Certificates and the Class P
               Certificates; and

          o    the Class R-I Certificates, the Class R-II Certificates and the
               Class R-III Certificates.

         On the Closing Date, the Class A-4FL Regular Interest will also be issued by the trust as an uncertificated regular interest in REMIC III. The
Class A-4FL Regular Interest is not offered hereby. The Depositor will transfer the Class A-4FL Regular Interest and the swap contract to the trustee in exchange for the Class A-4FL Certificates. The Class A-4FL Certificates will represent all of the beneficial ownership interest in the Class A-4FL Regular
Interest, the Swap Contract and funds or assets on deposit from time to time in the Floating Rate Account.

                                      S-70

         The Class A Senior and Class A-J Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B, Class C and Class D
Certificates will be issued in denominations of $100,000 initial Certificate
Balance and in any whole dollar denomination in excess of that amount.

         Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The
Depository Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The Certificates--Book-Entry Registration and Definitive
Certificates." Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

         All references herein to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's
Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its
Participants. See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in the prospectus.

         Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Bank or Euroclear Bank, as operator of the Euroclear system, in
Europe. Transfers within DTC, Clearstream Bank or Euroclear Bank, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Bank or Euroclear Bank, on the other, will be effected in DTC through the relevant depositaries of Clearstream Bank and
Euroclear Bank, respectively.

         Because of time-zone differences, credits of securities received in
Clearstream Bank or Euroclear Bank as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Bank participant or Clearstream Bank customer on such business day. Cash received in Clearstream Bank or Euroclear Bank as a result of sales of securities by or through a Clearstream Bank customer or a Euroclear
Bank participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Bank or
Euroclear Bank cash account only as of the business day following settlement in
DTC.

                                      S-71

CERTIFICATE BALANCES

         Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-AB,
Class A-4, Class A-4FL, Class A-J, Class B, Class C and Class D Certificates
will have the following aggregate Certificate Balances. In each case, the
Certificate Balance on the Closing Date may vary by up to 5%:

                                                APPROXIMATE
                     INITIAL AGGREGATE       PERCENT OF INITIAL         RATINGS          APPROXIMATE
        CLASS       CERTIFICATE BALANCE         POOL BALANCE        (FITCH/MOODY'S)    CREDIT SUPPORT
        -----       -------------------         ------------        ---------------    --------------

   Class A-1            $  69,500,000              6.196%              AAA/Aaa            17.000%
   Class A-2            $ 121,900,000             10.868%              AAA/Aaa            17.000%
   Class A-3            $  41,600,000              3.709%              AAA/Aaa            17.000%
   Class A-AB           $ 105,700,000              9.424%              AAA/Aaa            17.000%
   Class A-4            $ 517,238,000             46.116%              AAA/Aaa            17.000%
   Class A-4FL          $  75,000,000              6.687%              AAA/Aaa            17.000%
   Class A-J            $  74,307,000              6.625%              AAA/Aaa            10.375%
   Class B              $  29,443,000              2.625%               AA/Aa2             7.750%
   Class C              $   8,412,000              0.750%              AA-/Aa3             7.000%
   Class D              $  12,618,000              1.125%                A/A2              5.875%

         The percentages indicated under the columns "Approximate Credit
Support" with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class
A-4 and Class A-4FL Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-4FL
Certificates in the aggregate. The ratings of the Class A-4FL Certificates do not represent any assessment as to whether the floating rate of interest on such
Class will convert to a fixed rate, and only represent the likelihood of the receipt of interest up to the Pass-Through Rate on the Class A-4FL Regular
Interest (which is a fixed rate of interest, subject to a maximum rate equal to the Weighted Average Net Mortgage Rate).

         The initial Certificate Balance of each Principal Balance Certificate will be presented on the face of the certificate. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate
Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable
Distribution Date, and will be further reduced by any Realized Losses and
Expense Losses allocated to the Certificate Balance of such certificate on such
Distribution Date. See "--Distributions" and "--Distributions--Subordination;
Allocation of Losses and Certain Expenses" below.

         The Class X Certificates will not have a Certificate Balance, and will represent the right to receive distributions of interest accrued as described in this prospectus supplement on a Notional Amount. The Notional Amount of the
Class X Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time.

         Accordingly, the Notional Amount of the Class X Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the
Certificate Balance of any class of Principal Balance Certificates. Upon initial issuance, the aggregate Notional Amount of the Class X Certificates will be
$1,121,613,137, subject to a permitted variance of plus or minus 5%. The
Notional Amount of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Class of
Certificates, and does not represent the right to receive any distributions of principal.

         The Residual Certificates will not have Certificate Balances or
Notional Amounts.

                                      S-72

PASS-THROUGH RATES

         The Pass-Through Rates applicable to the Class A-1, Class A-2, Class
A-3 and Class A-AB Certificates for each Distribution Date will be equal to
4.274%, 4.556%, 4.768% and 4.823% per annum, respectively. The Class A-4
Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of 4.933% and the Weighted Average Net Mortgage Rate. The
Pass-Through Rate applicable to the Class A-4FL Certificates for each
Distribution Date will be equal to one-month LIBOR + 0.200% per annum (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the shorter initial Interest Accrual Period) subject to the limitations described in this prospectus supplement. The Class A-J
Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of 5.005% and the Weighted Average Net Mortgage Rate. The Class B
Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of 5.035% and the Weighted Average Net Mortgage Rate. The Class C
Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of 5.074% and the Weighted Average Net Mortgage Rate. The Class D
Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of 5.134% and the Weighted Average Net Mortgage Rate.

         The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately 0.453% per annum. The
Pass-Through Rate applicable to the Class X Certificates for each Distribution
Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X Strip Rates") at which interest accrues from time to time on the respective components of the total Notional
Amount of the Class X Certificates outstanding immediately prior to the related
Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all of the Certificate Balance of a specified Class of Principal Balance Certificates. The Certificate Balance of
each Class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X Certificates. The applicable Class X Strip Rate with respect to each such component for each such
Distribution Date will equal the excess, if any, of (a) the Weighted Average Net
Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the related Class of Principal Balance Certificates, or in the case of the Class A-4FL Certificates, the Pass-Through Rate on the
Class A-4FL Regular Interest. Under no circumstances will any Class X Strip Rate be less than zero.

         The Pass-Through Rate applicable to the Class E Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of 5.258% and the Weighted Average Net Mortgage Rate. The Class F, Class G and Class H
Certificates will, at all times, accrue interest at a per annum rate equal to the Weighted Average Net Mortgage Rate. The Class J, Class K, Class L, Class M,
Class N, Class O and Class P Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of 4.706% and the Weighted Average Net
Mortgage Rate.

         The Administrative Cost Rate for each mortgage loan is presented in
Appendix II. The Administrative Cost Rate will be payable on the Scheduled
Principal Balance of each mortgage loan outstanding from time to time. The
Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

General

         Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each
Distribution Date, commencing in May 2005. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date.
Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related
Record Date, or otherwise by check mailed to such Certificateholder.

                                      S-73

         The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense
Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense
Loss previously allocated to such certificate, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote.
All distributions made on or with respect to a class of certificates will be allocated pro rata among such certificates based on their respective Percentage
Interests in such Class.

The Available Distribution Amount

         With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution
Amount for that Distribution Date.

         With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve
Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such
Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for such Due Date. For purposes of this calculation, the Net
Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms."
With respect to the Distribution Date occurring in March of each year, the paying agent will withdraw an amount from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve
Amount from the preceding January (commencing in 2006), if applicable, and
February (commencing in 2006), and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

         With respect to the two (2) mortgage loans that were originated in
April 2005 and have their first Due Dates in June 2005, the Depositor has agreed to deposit $518,333.34 into the Certificate Account on the Closing Date, which amount represents one month's interest on the initial principal balance of such mortgage loans, and which amount will be distributable to Certificateholders on the first Distribution Date in May 2005.

Application of the Available Distribution Amount

         On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

        (i)    to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, the Class A-4FL Regular Interest and
               the Class X Certificates, the Distributable Certificate Interest
               Amount in respect of each such class for such Distribution Date, pro rata, in proportion to the Distributable Certificate Interest
               Amount payable in respect of each such Class;

        (ii)   to the holders of the Class A-AB Certificates, the Principal
               Distribution Amount for such Distribution Date until the
               Certificate Balance of the Class A-AB Certificates has been reduced to the Planned Principal Balance for such Distribution
               Date;

        (iii)  upon payment to the Class A-AB Certificates of the above distribution, to the holders of the Class A-1 Certificates, the
               Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero; the portion of the Principal
               Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A-AB Certificates (in respect of the Planned Principal Balance);

                                      S-74

        (iv)   upon payment in full of the aggregate Certificate Balance of the
               Class A-1 Certificates, to the holders of the Class A-2
               Certificates, the Principal Distribution Amount for such
               Distribution Date until the aggregate Certificate Balance of the
               Class A-2 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
               Distribution Amount distributed to the holders of the Class A-AB
               (in respect of the Planned Principal Balance) and Class A-1
               Certificates;

        (v)    upon payment in full of the aggregate Certificate Balance of the
               Class A-2 Certificates, to the holders of the Class A-3
               Certificates, the Principal Distribution Amount for such
               Distribution Date until the aggregate Certificate Balance of the
               Class A-3 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
               Distribution Amount distributed to the holders of the Class A-AB
               (in respect of the Planned Principal Balance), Class A-1 and
               Class A-2 Certificates;

        (vi)   upon payment in full of the aggregate Certificate Balance of the
               Class A-3 Certificates, to the holders of the Class A-AB
               Certificates, the Principal Distribution Amount for such
               Distribution Date until the aggregate Certificate Balance of the
               Class A-AB Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
               Distribution Amount distributed to the holders of the Class A-AB
               (in respect of the Planned Principal Balance), Class A-1, Class
               A-2 and Class A-3 Certificates;

        (vii)  upon payment in full of the aggregate Certificate Balance of the
               Class A-3 and Class A-AB Certificates, to the holders of the
               Class A-4 Certificates and the Class A-4FL Regular Interest, pro
               rata, the Principal Distribution Amount for such Distribution
               Date until the aggregate Certificate Balance of the Class A-4
               Certificates and the Class A-4FL Regular Interest have been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A-1, Class A-2, Class A-3 and Class A-AB
               Certificates;

        (viii) to the holders of the Class A Senior Certificates (other than the
               Class A-4FL Certificates), the Class A-4FL Regular Interest and
               the Class X Certificates, pro rata in proportion to their
               respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense
               Losses previously allocated to such certificates or the Class
               A-4FL Regular Interest and for which reimbursement has not previously been fully paid (in the case of the Class X
               Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such Realized Losses or Expense Losses, at
               one-twelfth the applicable Pass-Through Rate;

        (ix)   to the holders of the Class A-J Certificates, the Distributable
               Certificate Interest Amount in respect of such class of
               certificates for such Distribution Date;

        (x)    upon payment in full of the aggregate Certificate Balance of the
               Class A-4 Certificates and the Class A-4FL Regular Interest, to
               the holders of the Class A-J Certificates, the Principal
               Distribution Amount for such Distribution Date until the
               aggregate Certificate Balance of the Class A-J Certificates has
               been reduced to zero; the portion of the Principal Distribution
               Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A Senior Certificates (other than the
               Class A-4FL Certificates) and the Class A-4FL Regular Interest;

        (xi)   to the holders of the Class A-J Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through
               Rate;

                                      S-75

       (xii)   to the holders of the Class B Certificates, the Distributable
               Certificate Interest Amount in respect of such class of
               certificates for such Distribution Date;

       (xiii)  upon payment in full of the aggregate Certificate Balance of the
               Class A-J Certificates, to the holders of the Class B
               Certificates, the Principal Distribution Amount for such
               Distribution Date until the aggregate Certificate Balance of the
               Class B Certificates has been reduced to zero; the portion of the
               Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
               Distribution Amount distributed to the holders of the Class A
               Senior Certificates (other than the Class A-4FL Certificates), the Class A-4FL Regular Interest and the Class A-J Certificates;

       (xiv)   to the holders of the Class B Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through
               Rate;

       (xv)    to the holders of the Class C Certificates, the Distributable
               Certificate Interest Amount in respect of such class of
               certificates for such Distribution Date;

       (xvi)   upon payment in full of the aggregate Certificate Balance of the
               Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class C
               Certificates has been reduced to zero; the portion of the
               Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
               Distribution Amount distributed to the holders of the Class A
               Senior Certificates (other than the Class A-4FL Certificates), the Class A-4FL Regular Interest, and the Class A-J and Class B
               Certificates;

       (xvii)  to the holders of the Class C Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through
               Rate;

       (xviii) to the holders of the Class D Certificates, the Distributable
               Certificate Interest Amount in respect of such class of
               certificates for such Distribution Date;

       (xix)   upon payment in full of the aggregate Certificate Balance of the
               Class C Certificates, to the holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class D
               Certificates has been reduced to zero; the portion of the
               Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
               Distribution Amount distributed to the holders of the Class A
               Senior Certificates (other than the Class A-4FL Certificates), the Class A-4FL Regular Interest and the Class A-J, Class B and
               Class C Certificates;

       (xx)    to the holders of the Class D Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through
               Rate; and

       (xxi)   to make payments to the holders of the private certificates
               (other than the Class X Certificates) as contemplated below.

         Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all
Classes of Subordinate Certificates has been reduced to zero, or the aggregate
Appraisal Reduction in effect is greater than or equal to the aggregate
Certificate Balance of all Classes of Subordinate Certificates, the Principal
Distribution Amount will be distributed:

                                      S-76

o    first, to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
     Certificates and Class A-4FL Regular Interest, in proportion to their respective Certificate Balances, in reduction of their respective
     Certificate Balances, until the aggregate Certificate Balance of each such
     Class is reduced to zero; and

o    second, to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
     Certificates and the Class A-4FL Regular Interest, based on their respective entitlements to reimbursement, for the unreimbursed amount of
     Realized Losses and Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate.

         On each Distribution Date, following the above-described distributions on the offered certificates (other than the Class A-4FL Certificates) and the
Class A-4FL Regular Interest and the Class X Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class X Certificates and Residual
Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class
E Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class O and Class P Certificates:

         (1)      to pay interest to the holders of the particular class of
                  certificates, up to an amount equal to the Distributable
                  Certificate Interest Amount in respect of such class of
                  certificates for such Distribution Date;

         (2)      if the aggregate Certificate Balance of each other class of
                  Subordinate Certificates, if any, with an earlier alphabetical
                  Class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding
                  aggregate Certificate Balance of such class of certificates and (b) the remaining Principal Distribution Amount for such
                  Distribution Date; and

         (3)      to reimburse the holders of the particular class of
                  certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at one-twelfth the Pass-Through Rate of such Classes.

         Any portion of the Available Distribution Amount for any Distribution
Date that is not otherwise payable to the holders of REMIC Regular Certificates
(or the Class A-4FL Regular Interest) as contemplated above, will be paid to the holders of the Class R-I Certificates, and any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to holders of the Class P Certificates (regardless of whether the
Certificate Balance of such Class has been reduced to zero).

         Excess Liquidation Proceeds will be deposited into the Reserve Account.
On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates --
in order of alphabetical Class designation -- for any, and to the extent of,
Realized Losses and Expense Losses, including interest on Advances, previously allocated to them; and second, upon the reduction of the aggregate Certificate
Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

         The amount to be allocated to the Class A-4FL Regular Interest on each
Distribution Date will be required to be deposited into the Floating Rate
Account on the related Master Servicer Remittance Date and the portion of such amount, if any, which is equal to the net swap payment due to the Swap
Counterparty in respect of the Class A-4FL Regular Interest will be applied to make payments under the Swap Contract as provided in this prospectus supplement under "Description of the Swap Contract." The amounts remaining in the Floating
Rate Account, including any net swap payment received under the Swap Contract from the Swap Counterparty, will be distributed to the holders of the Class
A-4FL Certificates on the Distribution Date as part of the Class A-4FL Available
Funds.

                                      S-77

The Class A-4FL Certificates

         On each Distribution Date, the paying agent will distribute from the
Class A-4FL Available Funds to the holders of the Class A-4FL Certificates as of the related Record Date the following amounts: (i) the Class A-4FL Interest
Distribution Amount and (ii) the Class A-4FL Principal Distribution Amount. No
holder of a Class A-4FL Certificate will be entitled to receive any portion of any Prepayment Premium or Yield Maintenance Charge allocated to the Class A-4FL
Regular Interest for so long as the Swap Contract or any replacement swap contract remains in place. Such amounts will be payable to the Swap Counterparty pursuant to the terms of the Swap Contract.

         The Class A-4FL Certificates will accrue interest for each Distribution
Date on their Certificate Balance at a rate equal to one-month LIBOR plus 0.200%
(provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the shorter initial Interest Accrual Period)
based on the actual number of days elapsed in the related Interest Accrual
Period and a 360-day year; provided that such amount will not be paid if the
Swap Counterparty defaults on its obligation to pay interest under the Swap
Contract or if there are insufficient funds in the Floating Rate Account to pay the Swap Counterparty the full amount due to the Swap Counterparty under the
Swap Contract. Allocation of Net Aggregate Prepayment Interest Shortfalls to the
Class A-4FL Regular Interest will reduce the amount of interest payable to the
Class A-4FL Certificates by an equivalent amount. If the pass-through rate on the Class A-4FL Regular Interest is reduced below 4.933% per annum, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the Swap Counterparty to the trust and, ultimately, a corresponding decrease in the effective pass-through rate on the Class A-4FL Certificates for such distribution date.

         In the case of a default of the Swap Counterparty, and until such default is cured or the Swap Contract is replaced, the Class A-4FL Certificates will accrue interest at the Pass-Through Rate of, and on the same basis and in the same manner as, the Class A-4FL Regular Interest. The Pass-Through Rate of
the Class A-4FL Regular Interest is equal to the lesser of a fixed rate equal to
4.933% per annum and the Weighted Average Net Mortgage Rate (computed based on a
360-day year consisting of twelve 30-day months).

         In the event that after payment of the net swap payment due from or to the Swap Counterparty, as the case may be, there are insufficient funds in the
Floating Rate Account to make the full distribution of the Class A-4FL Interest
Distribution Amount to the holders of the Class A-4FL Certificates, the resulting interest shortfall will be borne by the holders of such Class.

         For a further discussion, see "Description of the Swap Contract"
herein.

Class A-AB Planned Principal Balance

         On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal to reduce its Certificate
Balance to the Planned Principal Balance for such Distribution Date as described in "--Distributions--Application of the Available Distribution Amount" above.
The "Planned Principal Balance" for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement. Such balances were calculated using, among other things, the Structuring Assumptions. Based on such assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for such Distribution Date on Schedule A. There is no assurance, however, that the mortgage loans will perform in conformity with the
Structuring Assumptions. Therefore, there can be no assurance that the
Certificate Balance of the Class A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date on Schedule
A. In general, once the Certificate Balances of the Class A-1, Class A-2 and
Class A-3 Certificates have been reduced to zero, any remaining portion on any
Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB
Certificates is reduced to zero.

                                      S-78

Distributions of Prepayment Premiums and Yield Maintenance Charges

         On any Distribution Date, Prepayment Premiums or Yield Maintenance
Charges relating to a mortgage loan in the trust and collected during the related Collection Period will be distributed by the paying agent on the classes of certificates as follows: to the holders of each of the Class A-1, Class A-2,
Class A-3, Class A-AB, Class A-4, Class A-J, Class B, Class C, Class D, Class E,
Class F, Class G and Class H Certificates and the Class A-4FL Regular Interest
then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates on that Distribution Date, (b) the Base
Interest Fraction for the related principal prepayment and that class and (c)
the aggregate amount of such Prepayment Premiums or Yield Maintenance Charges collected during the related Collection Period. Any Prepayment Premiums or Yield
Maintenance Charges relating to a mortgage loan in the trust and collected during the related Collection Period remaining after those distributions will be distributed to the holders of the Class X Certificates. All Prepayment Premiums or Yield Maintenance Charges allocated to the Class A-4FL Regular Interest will be paid to the Swap Counterparty unless the Swap Contract or any replacement swap contract is terminated, in which case, those amounts will be distributed to the Class A-4FL Certificates.

         No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class J, Class K, Class L, Class M, Class N, Class O and Class
P Certificates or the Residual Certificates. Any Prepayment Premiums or Yield
Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

Treatment of REO Properties

         Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining
Pass-Through Rates of, distributions on and allocations of Realized Losses and
Expense Losses to the certificates, as well as the amount of Master Servicing
Fees, Primary Servicing Fees, Excess Servicing Fees, Trustee Fees and Special
Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal
Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution
Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

Appraisal Reductions

         Not later than the earliest Appraisal Event with respect to any mortgage loan, Loan Pair or A/B Mortgage Loan serviced under the Pooling and
Servicing Agreement, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan, Loan Pair or
A/B Mortgage Loan is greater than $2,000,000, or at its option, if the Scheduled
Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is equal to or less than $2,000,000, either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing
Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months.
Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full except to the extent that the Special Servicer, in accordance with the Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

                                      S-79

         As a result of such appraisal or internal valuation, an Appraisal
Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan, Loan Pair or A/B Mortgage Loan is brought current under the then current terms of the mortgage loan, Loan Pair or A/B
Mortgage Loan for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan, Loan Pair or A/B Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan, Loan Pair or A/B Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an
Appraisal Reduction exists, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain - at the Operating Adviser's expense - an updated appraisal, with a corresponding adjustment to the amount of the
Appraisal Reduction (including, without limitation, any request of a B Note holder with respect to the related A/B Mortgage Loan (or Operating Adviser on their behalf) if there shall have been a determination that such holder will no longer be the directing holder).

         The existence of an Appraisal Reduction will proportionately reduce the master servicer's, the trustee's or the fiscal agent's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See
"--Advances--P&I Advances" below.

         Each Non-Serviced Mortgage Loan is subject to provisions in its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under such Non-Serviced Mortgage Loan
Pooling and Servicing Agreement in respect of a Non-Serviced Mortgage Loan will proportionately reduce the interest component of the amount of the P&I Advances
(including any advances to be made on such Non-Serviced Mortgage Loan under the
Non-Serviced Mortgage Loan Pooling and Servicing Agreement) to be made in respect of the applicable mortgage loan. This will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.

Subordination; Allocation of Losses and Certain Expenses

         As and to the extent described herein, the rights of holders of the
Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of
Class A Senior Certificates of principal in an amount equal to the entire
Certificate Balance of the Class A Senior Certificates.

         Similarly, but to decreasing degrees and in alphabetical order of Class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the
Class P Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and
Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

         Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution
Date will generally have the effect of reducing the Certificate Balance of those
Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances.
Thus, as principal is distributed to the holders of the Class A Senior
Certificates, the percentage interest in the trust evidenced by the Class A
Senior Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby

                                      S-80

increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Senior Certificates by the Subordinate Certificates.

         Following retirement of the Class A Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of Class designation, in each case until such Class is paid in full, of the entire
Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded by the other Classes of Certificates with later alphabetical Class designations.

         Realized Losses of principal and interest on the mortgage loans and
Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H,
Class G, Class F, Class E, Class D, Class C, Class B and Class A-J Certificates,
in that order, and then to the Class A-1, Class A-2, Class A-3, Class A-AB,
Class A-4 Certificates and Class A-4FL Regular Interest, pro rata and, solely with respect to losses of interest (other than as a reduction of the Notional
Amount), to the Class X Certificates, pro rata with each other and with the
Class A Senior Certificates (other than the Class A-4FL Certificates) and with the Class A-4FL Regular Interest, in each case reducing principal and/or interest otherwise payable thereon. Any allocations of Realized Losses to the
Class A-4FL Regular Interest will result in an equivalent allocation to the
Class A-4FL Certificates.

         Any reimbursements of advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections or advances of principal that (in the absence of the reductions that we describe under the definition of "Principal Distribution Amount" in the
"Glossary of Terms" in this prospectus supplement) would otherwise be included in the total amount of principal distributable to certificateholders for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the certificates. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the Principal Balance
Certificates (without accompanying principal distributions) on the distribution date for that collection period.

         Any shortfall in the amount of the Distributable Certificate Interest
Amount paid to the Certificateholders of any class of certificates or such Class
A-4FL Regular Interest on any Distribution Date will result in Unpaid Interest for such Class which, together with interest thereon, will be distributable in subsequent periods to the extent of funds available therefor.

         Realized Losses with respect to Non-Serviced Mortgage Loans will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such mortgage loans and the related Non-Serviced
Companion Mortgage Loans. Any additional trust expenses under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement that are similar to those expenses resulting in Expense Losses and that relate to any Non-Serviced
Mortgage Loan Group containing a Non-Serviced Mortgage Loan B Note are to be paid first out of collections on, and other proceeds of, any related
Non-Serviced Mortgage Loan B Note, to the extent permitted under the related intercreditor agreement, and then, pro rata, out of collections on, and other proceeds of, the Non-Serviced Mortgage Loan and the Non-Serviced Companion
Mortgage Loans.

         Realized Losses with respect to any Serviced Pari Passu Mortgage Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such Serviced Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage Loans. Any additional trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, pro rata, out of collections on, and other proceeds of, any Serviced
Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage
Loans.

         Realized Losses with respect to any A/B Mortgage Loan are to be allocated, and expenses are to be paid, first out of collections on, and other proceeds of, the related B Note and then out of collections on, and other proceeds of, the A Note.

                                      S-81

Prepayment Interest Shortfalls and Prepayment Interest Excesses

         If the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment
Interest Excesses for such mortgage loans for the Collection Period related to a
Distribution Date, the Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating
Interest. See "Servicing of the Mortgage Loans--The Master Servicer--Master
Servicer Compensation" in this prospectus supplement.

         Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date
will be allocated to each Class of certificates (other than the Class A-4FL
Certificates) and the Class A-4FL Regular Interest, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such Class of certificates and the Class A-4FL Regular Interest on such Distribution Date, in each case reducing interest otherwise payable thereon. Allocation of Net Aggregate
Prepayment Interest Shortfalls to the Class A-4FL Regular Interest will reduce the amount of interest payable to the Class A-4FL Certificates by an equivalent amount. The Distributable Certificate Interest Amount in respect of any class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest
Shortfalls are allocated to such class of certificates. See "Servicing of the
Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

         On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all mortgage loans other than Specially Serviced Mortgage
Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced
Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

         In the case of any mortgage loan that provides for a Due Date
(including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the trustee (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon
Payments that are received by the master servicer (from the borrower or the primary servicer) after the Determination Date but on or before the third business day prior to the related Distribution Date.

OPTIONAL TERMINATION

         The holders of a majority of the controlling class, the master servicer, the special servicer and the holder of the majority interest in the
Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to
1% of the Initial Pool Balance.

         The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect to such mortgage loans have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing
Fee Rate if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the
Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the
Code.

         Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders and the
Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

                                      S-82

         ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

         On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance in respect of each mortgage loan, subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until such mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on such a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

o    the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

o    a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage
     Loan, the portion of the Appraisal Reduction that is allocable to such
     Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage Loan, as
     applicable) and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

         In addition, the master servicer will not in any event be required to
(i) advance prepayment or yield maintenance premiums, Excess Interest or default interest, if any, or (ii) make any P&I Advances on any B Note, any Non-Serviced
Companion Mortgage Loans or any Serviced Companion Mortgage Loan.

         None of the master servicer, the special servicer, the paying agent, the trustee or the fiscal agent will be required to advance any amount due to be paid by the Swap Counterparty for distribution to the Class A-4FL Certificates in the event that the Swap Counterparty fails to make a required payment under the Swap Contract.

         With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee, the Primary Servicing Fee and any other servicing fees payable from such Assumed Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled
Payments.

         The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on servicing advances made by the applicable
Non-Serviced Mortgage Loan Master Servicer in respect of the related
Non-Serviced Mortgage Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and any related Non-Serviced Mortgage
Loan Pooling and Servicing Agreement.

         P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Certificate
Account and Distribution Account as described under "--Reimbursement of
Advances" below. In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued on such advances

                                      S-83

at the Advance Rate, equals an amount greater than the Scheduled Principal
Balance plus all overdue amounts on such mortgage loan.

         Subject to certain exceptions, the right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the
Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, and if the trustee fails to make a required P&I Advance, the fiscal agent is required to make such P&I Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

         Notwithstanding the foregoing, with respect to any Non-Serviced
Mortgage Loan, the master servicer, the trustee and fiscal agent will be required to rely on the determination of any master servicer, trustee or fiscal agent for the securitization of any related Non-Serviced Companion Mortgage Loan that a particular advance with respect to principal or interest and relating to such other securitization is, or would if made be, ultimately nonrecoverable from collections on such Non-Serviced Mortgage Loan Group. The securitization documents for a Non-Serviced Companion Mortgage Loan may provide for a nonrecoverability determination that differs from the basis for determining nonrecoverability of P&I Advances on the mortgage loans by the master servicer.
Because of the foregoing, P&I Advances with respect to any Non-Serviced Mortgage
Loans as to which advancing is provided for under the Pooling and Servicing
Agreement could terminate earlier than would have been the case if such determination were made solely pursuant to the Pooling and Servicing Agreement.

Servicing Advances

         Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or
Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

         With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances for, among other things, real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

o    insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

o    items such as real estate taxes and assessments in respect of such REO
     Property that may result in the imposition of a lien;

o    any ground rents in respect of such REO Property; and

o    other costs and expenses necessary to maintain, manage or operate such REO
     Property.

         Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

         The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, any Serviced
Companion Mortgage Loan, any B Note or the administration of REO Property.
Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan
(and, if applicable, the related Serviced Companion Mortgage

                                      S-84

Loan or B Note) or REO Property. However, if the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing
Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from amounts on deposit in the Certificate Account or
Distribution Account as described under "--Reimbursement of Advances" below. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, and if the trustee fails to make a required Servicing Advance, the fiscal agent is required to make such Servicing
Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

         In general, none of the master servicer, the special servicer, the trustee or the fiscal agent will be required to make any Servicing Advances with respect to any Non-Serviced Mortgage Loan under the Pooling and Servicing
Agreement. Those advances will be made by the applicable Non-Serviced Mortgage
Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer and/or another party under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to any Non-Serviced Mortgage Loan Group under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon.

Reimbursement of Advances

         Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Account in the collection period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable advances will be made first from amounts in the Certificate Account that are allocable to principal received with respect to the mortgage pool during the collection period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that collection period (and similarly, in subsequent periods, from principal first and then from other collections). If interest on the mortgage loans is used to reimburse such nonrecoverable advances, then the party entitled to such reimbursement has agreed to notify the rating agencies at least fifteen (15) days prior to such use, unless circumstances exist which are extraordinary in the sole discretion of such party. If the amount in the
Certificate Account allocable to principal received with respect to the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance). If a monthly P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such advance
(together with interest thereon), unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate Account that represent principal on the mortgage loans (net of any principal used to reimburse any nonrecoverable advance (together with interest thereon)). To the extent that the reimbursement is made from principal, the Principal Distribution Amount otherwise payable on the certificates on the related distribution date will be reduced and, in the case of reimbursement of nonrecoverable advances (or interest thereon), a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under
"--Distributions--Subordination; Allocation of Losses and Certain Expenses") to
reduce the total principal balance of the certificates on that distribution date. Any provision in the Pooling and Servicing Agreement for any Servicing
Advance or P&I Advance by the master servicer, the special servicer, the trustee or the fiscal agent is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Nonrecoverable Advances

         The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer or special servicer, as applicable (subject to the reliance on the determination of nonrecoverability in respect of
Non-Serviced Mortgage Loans described above), exercising good faith, and is required to be accompanied by an officer's certificate delivered to the

                                      S-85

trustee, the special servicer or the master servicer (as applicable), the operating adviser, the Rating Agencies, the paying agent and us (and the holders of the Serviced Companion Mortgage Loan if the Servicing Advance relates to a
Loan Pair) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the trustee and the fiscal agent. The trustee and the fiscal agent will be entitled to rely conclusively on any determination by the master servicer or special servicer of nonrecoverability with respect to such Advance and will have no obligation, but will be entitled, to make a separate determination of recoverability.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

         Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each Certificateholder and the Swap Counterparty on each Distribution Date:

     (a)  A statement (in the form of Appendix V) setting forth, to the extent applicable:

                  (i)      the amount, if any, of such distributions to the
                           holders of each class of Principal Balance
                           Certificates applied to reduce the aggregate
                           Certificate Balance of such class;

                  (ii)     the amount of such distribution to holders of each
                           class of certificates allocable to (A) interest and
                           (B) Prepayment Premiums or Yield Maintenance Charges;

                  (iii)    the number of outstanding mortgage loans and the
                           aggregate principal balance and Scheduled Principal
                           Balance of the mortgage loans at the close of
                           business on the related Determination Date;

                  (iv)     the number and aggregate Scheduled Principal Balance
                           of mortgage loans:

                           (A)      delinquent 30 to 59 days,

                           (B)      delinquent 60 to 89 days,

                           (C)      delinquent 90 days or more,

                           (D)      as to which foreclosure proceedings have
                                    been commenced, or (E) as to which
                                    bankruptcy proceedings have been commenced;

                  (v)      with respect to any REO Property included in the
                           trust, the principal balance of the related mortgage
                           loan as of the date of acquisition of the REO
                           Property and the Scheduled Principal Balance of the
                           mortgage loan;

                  (vi)     as of the related Determination Date:

                           (A)      as to any REO Property sold during the
                                    related Collection Period, the date of the
                                    related determination by the special
                                    servicer that it has recovered all payments
                                    which it expects to be finally recoverable
                                    and the amount of the proceeds of such sale
                                    deposited into the Certificate Account, and

                           (B)      the aggregate amount of other revenues
                                    collected by the special servicer with
                                    respect to each REO Property during the
                                    related Collection Period and credited

                                      S-86

                                    to the Certificate Account, in each case
                                    identifying such REO Property by the loan
                                    number of the related mortgage loan;

                  (vii)    the aggregate Certificate Balance or Notional Amount
                           of each class of certificates before and after giving
                           effect to the distribution made on such Distribution
                           Date;

                  (viii)   the aggregate amount of Principal Prepayments made
                           during the related Collection Period;

                  (ix)     the Pass-Through Rate applicable to each class of
                           certificates for such Distribution Date;

                  (x)      the aggregate amount of servicing fees paid to the
                           master servicer, the Primary Servicer and the special
                           servicer and the holders of the rights to Excess
                           Servicing Fees;

                  (xi)     the amount of Unpaid Interest, Realized Losses or
                           Expense Losses, if any, incurred with respect to the
                           mortgage loans, including a break out by type of such
                           Expense Losses on an aggregate basis;

                  (xii)    the aggregate amount of Servicing Advances and P&I
                           Advances outstanding, separately stated, that have
                           been made by the master servicer, the special
                           servicer, the trustee and the fiscal agent and the
                           aggregate amount of Servicing Advances and P&I
                           Advances made by the applicable Non-Serviced Mortgage
                           Loan Master Servicer in respect of the Non-Serviced
                           Mortgage Loans;

                  (xiii)   the amount of any Appraisal Reductions effected
                           during the related Collection Period on a
                           loan-by-loan basis and the total Appraisal Reductions
                           in effect as of such Distribution Date;

                  (xiv)    such other information and in such form as will be
                           specified in the Pooling and Servicing Agreement; and

                  (xv)     with respect to the Swap Contract:

                           (A)      the amounts received and paid in respect of
                                    the Swap Contract for such Distribution Date
                                    and the Pass-Through Rate applicable to the
                                    Class A-4FL Certificates for the next
                                    succeeding Distribution Date;

                           (B)      identification of any Rating Agency Trigger
                                    Event or Swap Default as of the close of
                                    business on the last day of the immediately
                                    preceding calendar month;

                           (C)      the amount of any (i) payment by the Swap
                                    Counterparty as a termination payment, (ii)
                                    payment to any successor interest rate Swap
                                    Counterparty to acquire a replacement swap
                                    contract, and (iii) collateral posted by the
                                    Swap Counterparty in connection with any
                                    Rating Agency Trigger Event; and

                           (D)      the amount of and identification of any
                                    payments on the Class A-4FL Certificates in
                                    addition to the amount of principal and
                                    interest due on such class, such as any
                                    termination payment received in connection
                                    with the Swap Contract or any payment of a
                                    Prepayment Premium or Yield Maintenance
                                    Charge after the termination of the Swap
                                    Contract.

         (b)      A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information
                  regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

                                      S-87

         The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

         In the case of information furnished pursuant to subclauses (a)(i),
(a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per
$1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

         The paying agent will make the foregoing reports and certain other information available each month to any interested party via the paying agent's website, which shall initially be located at www.ctslink.com/cmbs. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to the Depositor and its designees, including the Financial Market Publishers, the Rating Agencies, the
parties to the Pooling and Servicing Agreement, the Underwriters,
Certificateholders and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification in the form attached to the pooling and servicing agreement (which form may be submitted electronically via the paying agent's website). For assistance with the paying agent's website, investors may call 301-815-6600. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

         In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

         On an annual basis, the master servicer is required to deliver the
Annual Report to the trustee and the paying agent, which will make such report available as described above to the Underwriters, the Certificateholders, the
Depositor and anyone the Depositor or any Underwriter reasonably designates, the special servicer, and the Rating Agencies.

         The paying agent shall make available at its corporate trust offices
(either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicer, the Depositor and the holder of any Serviced
Companion Mortgage Loan, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO
Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency or the Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

         The Pooling and Servicing Agreement generally requires that the paying agent or, with respect to the mortgage loan files, the trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the holder of a B Note, the holder of any Serviced Companion Mortgage Loan, each Rating Agency or the Depositor, originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

o    the Pooling and Servicing Agreement and any amendments to it;

o    all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

                                      S-88

o    all officer's certificates delivered to the paying agent since the Closing
     Date;

o    all accountants' reports delivered to the paying agent since the Closing
     Date;

o    the mortgage loan files;

o    any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

o    any and all officer's certificates and other evidence delivered to the paying agent to support the master servicer's determination that any
     Advance was not or, if made, would not be, recoverable.

         Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage loan files, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies (except that such items will be furnished to the Operating Adviser without charge if such request is not excessive in the judgment of the paying agent or the trustee, as applicable).
Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient.

Book-Entry Certificates

         Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         The master servicer, the special servicer, the paying agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written certification, in the form prescribed by the
Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

                                      S-89

EXAMPLE OF DISTRIBUTIONS

         The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in April 2005:

             The close of business on

             April 1 (except as described   (A)  Cut-off Date.
             herein)

             April 29                       (B)  Record Date for all Classes of
                                                 Certificates, other than with
                                                 respect to the Class A-4FL
                                                 Certificates which will be the
                                                 Business Day immediately
                                                 preceding the related
                                                 Distribution Date.

             April 2 - May 6                (C)  The Collection Period. The
                                                 master servicer receives
                                                 Scheduled Payments due after
                                                 the Cut-off Date and any
                                                 Principal Prepayments made
                                                 after the Cut-off Date and on
                                                 or prior to May 6.

             May 6                          (D)  Determination Date.

             May 12                         (E)  Master Servicer Remittance
                                                 Date.

             May 13                         (F)  Distribution Date.

         Succeeding monthly periods follow the pattern of (B) through (F) above
(except as described below).

         (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

         (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent
Record Date will be the last business day of the month preceding the month in which the related Distribution Date occurs.

         (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to May 6, 2005 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs. In the case of certain mortgage loans identified in a schedule to the Pooling and Servicing Agreement as to which the
Scheduled Payment is due on a Due Date that may occur after, but in the same calendar month as, the last day of a given Collection Period, certain payments that are either received before the Distribution Date or advanced in respect of such Scheduled Payment (or, if applicable, Assumed Scheduled Payment) will, to the extent provided in the Pooling and Servicing Agreement, be deemed to be included in that Collection Period.

         (D) As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

         (E) The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such
Distribution Date.

         (F) The paying agent will make distributions to Certificateholders on the 13th day of each month or, if such day is not a business day, the next succeeding business day.

                                      S-90

THE TRUSTEE AND THE FISCAL AGENT

The Trustee

         LaSalle Bank National Association will act as the trustee. LaSalle Bank
National Association is a subsidiary of the fiscal agent. The trustee, is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United
States of America or any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and
(iii) an institution whose short-term debt obligations are at all times rated not less than "Prime-1" by Moody's and whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "AA-" by Fitch
(or "A+" by Fitch if such institution's short-term debt obligations are rated at least "F-1" by Fitch) and "Aa3" by Moody's, provided that, if the fiscal agent is rated at least "AA-" by Fitch (or "A+" by Fitch if the fiscal agent also has a short-term rating of at least "F-1" from Fitch) and "Aa3" by Moody's, then the trustee must be rated not less than "A-" by Fitch and "A3" by Moody's, or otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois
60603, Attention: Global Securitization Trust Services Group--Bear Stearns
Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through
Certificates, Series 2005-TOP18. As of September 30, 2004, the trustee had assets of approximately $61 billion. See "Description of the Pooling and
Servicing Agreements--Duties of the Trustee", "Description of the Pooling and
Servicing Agreements--Regarding the Fees, Indemnities and Powers of the Trustee"
and "Description of the Pooling and Servicing Agreements--Resignation and
Removal of the Trustee" in the prospectus.

The Fiscal Agent

         ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee will act as fiscal agent for the trust and will be obligated to make any Advance required to be made, and not made, by the master servicer and the trustee under the Pooling and Servicing Agreement, provided that the fiscal agent will not be obligated to make any Advance that it deems to be a nonrecoverable advance. The fiscal agent will be entitled -- but not obligated -- to rely conclusively on any determination by the master servicer, the special servicer -- solely in the case of Servicing Advances -- or the trustee that an Advance, if made, would be a nonrecoverable advance. The fiscal agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See "--Advances" above. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent. As of September 30, 2004, the fiscal agent had consolidated assets of approximately $790 billion. The long-term unsecured debt of ABN AMRO Bank
N.V. is rated "AA-" by Fitch and "Aa3" by Moody's. In the event that LaSalle
Bank National Association shall, for any reason, cease to act as trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of fiscal agent under the Pooling and Servicing Agreement.

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

         Wells Fargo Bank, National Association ("Wells Fargo") will serve as the paying agent (in such capacity, the "paying agent"). In addition, Wells
Fargo will serve as registrar (in such capacity, the "certificate registrar")
for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in such capacity, the "authenticating agent"). Wells Fargo maintains an office at
Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113 for
certificate transfers and exchanges and an office at 9062 Old Annapolis Road,
Columbia, Maryland 21045 for securities administration purposes. Wells Fargo is also the master servicer. As compensation for the performance of its duties as paying agent, certificate registrar and authenticating agent, Wells Fargo will be paid a portion of the monthly Trustee Fee as set forth in the Pooling and
Servicing Agreement.

                                      S-91

         The trustee, the fiscal agent, the certificate registrar and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred in connection with any legal action incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement and the certificates.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

         The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution
Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates)
will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.

         The Rated Final Distribution Date of each class of certificates is the
Distribution Date in February 2042.

         The ratings assigned by the Rating Agencies to each class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such Class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

         The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Holders, to do the following:

o   to cure any ambiguity;

o   to cause the provisions in the Pooling and Servicing Agreement to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the trust or the Pooling and Servicing Agreement in this prospectus supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate Certificates are being offered, or to correct or supplement any provision which may be inconsistent with any other provisions;

o   to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each REMIC (or the interests represented by the Class P or Class A-4FL Certificates that evidence beneficial ownership of the grantor trust assets) for the purposes of federal income tax law (or comparable provisions of state income tax law);

o   to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

o   to modify, add to or eliminate the provisions in the Pooling and Servicing
    Agreement relating to transfers of residual certificates;

o   to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents;

o   to modify the provisions relating to the timing of reimbursements of
    Servicing Advances or P&I Advances in order to conform them to the commercial mortgage-backed securities industry standard for such provisions;
    or

o   any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

                                      S-92

         No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment without the consent of
100% of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC (or the interests represented by the Class P or Class
A-4FL Certificates that evidence beneficial ownership of the grantor trust assets). In addition, no amendment to the Pooling and Servicing Agreement that is materially adverse to the interests of the Fox Hill Run B Note holder may be effected, unless the Fox Hill Run B Note holder provides written consent to such amendment. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

         The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties to the Pooling and Servicing Agreement
(without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded;
provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing
Agreement.

         The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders or such holders; provided that no such amendment may:

o   reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

o   reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

o   eliminate the master servicer's, the trustee's or the fiscal agent's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated under the Code; or

o   adversely affect the status of any REMIC for federal income tax purposes without the consent of 100% of the Certificateholders (including the Class
    R-I, Class R-II and Class R-III Certificateholders) or adversely affect the status of the grantor trust created from the related portion of the trust, without the consent of 100% of the holders of the Class P or Class A-4FL
    Certificates. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement may not be amended in a manner that would adversely affect distributions to the Swap Counterparty or the rights or obligations of the Swap Counterparty under the Swap Contract without the consent of the Swap Counterparty (which consent will not be unreasonably withheld, conditioned or delayed).

                                      S-93

                        DESCRIPTION OF THE SWAP CONTRACT

GENERAL

         On the Closing Date, the trust will enter into a swap contract (the
"Swap Contract"), related to the Class A-4FL Regular Interest, with Morgan
Stanley Capital Services Inc. (the "Swap Counterparty) which will be included in a grantor trust comprised of the Swap Contract, the Floating Rate Account and
the Class A-4FL Regular Interest.

         The Swap Contract will have a maturity date of the Distribution Date in
February 2042 (the same date as the Rated Final Distribution Date for the Class
A-4FL Certificates). Promptly upon the determination of LIBOR by the Swap
Counterparty, the Swap Counterparty will provide a report to the paying agent setting forth LIBOR for the applicable Interest Accrual Period for the Class
A-4FL Certificates and the amount payable by the Swap Counterparty with respect to the next succeeding Distribution Date. The paying agent will be entitled to conclusively rely on such report.

         The paying agent will cause to be established and maintained in the name of the trustee, in trust for holders of the Class A-4FL Certificates, an account (the "Floating Rate Account"), which will be required to be an Eligible
Account and may be a subaccount of the Distribution Account. Promptly upon receipt of any payment or other receipt in respect of the Class A-4FL Regular
Interest or the Swap Contract, the paying agent will deposit the same into the
Floating Rate Account.

         The paying agent may make withdrawals from the Floating Rate Account only for the following purposes: (i) to distribute the Class A-4FL Available
Funds for any Distribution Date to the holders of the Class A-4FL Certificates;
(ii) to withdraw any amount deposited into the Floating Rate Account that was not required to be deposited in such account; (iii) to pay any funds required to be paid to the Swap Counterparty under the Swap Contract; (iv) to clear and terminate such account pursuant to the terms of the Pooling and Servicing
Agreement; (v) to pay the costs and expenses incurred by the trustee in connection with enforcing the rights of the trust under the Swap Contract; and
(vi) in the event of the termination of the Swap Contract and the failure of the
Swap Counterparty to replace the Swap Contract, to apply any termination payments paid by the Swap Counterparty to offset the expense of entering into a substantially similar interest rate swap contract with another counterparty, if possible, and to distribute any remaining amounts to holders of the Class A-4FL
Certificates. In the event that after payment of the net swap payment due from or to the Swap Counterparty, as the case may be, there are insufficient funds in the Floating Rate Account to make the full distribution of the Class A-4FL
Interest Distribution Amount to the holders of the Class A-4FL Certificates, the resulting interest shortfall will be borne by the holders of such Class.

DISTRIBUTIONS FROM THE FLOATING RATE ACCOUNT

         On each Distribution Date, the paying agent will be required to distribute the Class A-4FL Available Funds to the holders of the Class A-4FL
Certificates as of the related Record Date in the following amounts: (i) the
Class A-4FL Interest Distribution Amount for such Distribution Date; (ii) the
Class A-4FL Principal Distribution Amount for such Distribution Date; and (iii)
any termination payments to holders of the Class A-4FL Certificates not otherwise required to be used for a replacement swap contract, as described below under "--The Swap Contract."

ALLOCATION OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

         The Prepayment Premiums and Yield Maintenance Charges allocated to the
Class A-4FL Regular Interest will be payable to the Swap Counterparty pursuant to the terms of the Swap Contract. After the Swap Contract and any replacement swap contracts have been terminated, any Prepayment Premiums and Yield
Maintenance Charges allocable to the Class A-4FL Regular Interest will be paid to the Class A-4FL Certificates.

                                      S-94

THE SWAP CONTRACT

         The Swap Contract will provide that, on the Master Servicer Remittance
Date prior to each Distribution Date, commencing in May 2005, the paying agent will pay or cause to be paid interest (the "Fixed Interest Distribution") to the
Swap Counterparty at a rate equal to the Pass-Through Rate of the Class A-4FL
Regular Interest on a notional amount equal to the Certificate Balance of the
Class A-4FL Regular Interest (the "Floating Rate Certificate Notional Amount")
and a 30/360 basis, which is subject to a maximum rate equal to the Weighted
Average Net Mortgage Rate, and the Swap Counterparty will pay interest on the
Floating Rate Certificate Notional Amount to the paying agent for the benefit of the holders of the Class A-4FL Certificates at a rate equal to the Pass-Through
Rate of the Class A-4FL Certificates, reduced by the amount of reduction of
Fixed Interest Distribution caused by the maximum rate of interest being equal to the Weighted Average Net Mortgage Rate. The Pass-Through Rate for the Class
A-4FL Certificates is one-month LIBOR plus 0.200% (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the shorter initial Interest Accrual Period) based on the actual number of days elapsed in the related Interest Accrual Period and a 360-day year. Required payments under the Swap Contract with respect to each Distribution Date will be made by the Swap Counterparty or the paying agent on a net basis.

         On any Distribution Date for which the funds allocated to payment of the Interest Distribution Amount of the Class A-4FL Regular Interest are
insufficient to pay all amounts due to the Swap Counterparty under the Swap
Contract for the business day preceding such Distribution Date, the amounts payable by the Swap Counterparty to the trust under the Swap Contract will be reduced, on a dollar-for-dollar basis, by the amount of such shortfall, and holders of the Class A-4FL Certificates will experience a shortfall in their anticipated yield.

         If the long-term rating of the guarantor of the Swap Counterparty's obligations under the Swap Contract is not at least "A-" by Fitch or "A3" by
Moody's (a "Rating Agency Trigger Event"), the Swap Counterparty will be required to post collateral, find a replacement swap counterparty that would not cause another Rating Agency Trigger Event or enter into any other arrangement satisfactory to Fitch and Moody's. In the event that the Swap Counterparty fails to, among other things, either post acceptable collateral, find an acceptable replacement swap counterparty or enter into any other arrangement satisfactory to Fitch and Moody's after a Rating Agency Trigger Event (a "Swap Default") then the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% of the Class A-4FL Certificates, to enforce the rights of the trust under the Swap Contract as may be permitted by the terms thereof and use any termination payments received from the Swap Counterparty to enter into a replacement interest rate swap contract on substantially identical terms. The costs and expenses incurred by the trustee in connection with enforcing the rights of the trust under the Swap Contract will be reimbursable to the trustee out of amounts otherwise payable to the Class A-4FL Certificates, to the extent not reimbursed by the Swap Counterparty. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the Swap Contract, the trustee will not be required to enter into a replacement interest rate swap contract and any such proceeds will instead be distributed to the holders of the Class A-4FL Certificates. Following the termination of the Swap Contract (and during the period when the trustee is pursuing remedies under such Swap Contract), the Class A-4FL Interest
Distribution Amount will be equal to the Distributable Certificate Interest
Amount for the Class A-4FL Regular Interest and the Class A-4FL Certificates
will accrue interest at the same rate, on the same basis and in the same manner as the Class A-4FL Regular Interest. Any conversion of the Class A-4FL
Certificates to a fixed interest rate, subject to a maximum rate equal to the
Weighted Average Net Mortgage Rate, will become permanent following the determination by the trustee not to enter into a replacement interest rate swap contract and the distribution of any termination payments to the holders of the
Class A-4FL Certificates. A Swap Default and the consequent conversion to a fixed interest rate will not constitute a default under the Pooling and
Servicing Agreement. A conversion to a fixed interest rate might result in a temporary delay to the holders of the Class A-4FL Certificates in receiving payment of the related Distributable Certificate Interest Amount on the Class
A-4FL Regular Interest if DTC is not given sufficient notice of the resulting change in the payment terms of the such Class of Certificates.

         The paying agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the Fixed Interest
Distribution in respect of the Class A-4FL Regular Interest unless and until the related interest payment on such Class A-4FL Regular Interest is actually received by the paying agent;

                                      S-95

provided, however, that the paying agent may receive funds from the Swap
Counterparty representing the net amount payable to the paying agent pursuant to the Swap Contract and the master servicer may pay the net swap payment on behalf of, and on the written instructions of, the paying agent from amounts received on the mortgage loans or from P&I Advances.

         In addition, if the funds allocated to payment of the Fixed Interest
Distribution of the Class A-4FL Regular Interest are insufficient to make any required payments to the Swap Counterparty and to make full distributions of the
Class A-4FL Interest Distribution Amount to the Class A-4FL Certificates, the
paying agent will be required to use such funds to make required payments to the
Swap Counterparty prior to making distributions on the Class A-4FL Certificates, and holders of such Certificates will experience a shortfall.

         In addition to certain customary events of default and termination events contained in the Swap Contract, the Swap Counterparty will have the right to terminate the Swap Contract if the trust does not make a required payment to the Swap Counterparty or if the Pooling and Servicing Agreement is amended in a manner that would have a negative effect on the Swap Counterparty without the consent of the Swap Counterparty.

TERMINATION PAYMENTS

         In the event of a termination of the Swap Contract, the Swap
Counterparty may be obligated to pay a termination payment to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap contract with another counterparty. In the event of a termination of the Swap Contract due to a default by the trust, no termination payment will be due from either the trust or the Swap Counterparty.

THE SWAP COUNTERPARTY

         Morgan Stanley Capital Services Inc. is a wholly owned, unregulated subsidiary of Morgan Stanley. Morgan Stanley Capital Services Inc. was
incorporated in Delaware in 1985. Morgan Stanley Capital Services Inc. conducts an over-the-counter derivatives business, including interest rate swaps, currency swaps and interest rate options with institutional clients.

         The obligations of Morgan Stanley Capital Services Inc. under the Swap
Contract are guaranteed by Morgan Stanley. Morgan Stanley currently has a long-term rating of "AA-" by Fitch and "Aa3" (negative outlook) by Moody's and a short-term rating of "F1+" by Fitch and "Prime-1" by Moody's.

         The information in the preceding paragraph has been provided by Morgan
Stanley Capital Services Inc. and is not guaranteed as to accuracy or completeness, and is not to be construed as representations by the Depositor or the underwriters. Except for the foregoing paragraphs, Morgan Stanley Capital
Services Inc. has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement or the prospectus.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

o    the Pass-Through Rate for such certificate;

o    the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with
     Material Breaches of representations and warranties and Material Document
     Defects or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

                                      S-96

o    the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the
     Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon;

o    the rate and timing of any reimbursement of the Master Servicer, the
     Special Servicer, the Trustee or the Fiscal Agent, as applicable, out of the Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification;
     and

o    the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the
     Distributable Certificate Interest Amount payable on such certificate.

         All Prepayment Premiums or Yield Maintenance Charges allocated to the
Class A-4FL Regular Interest will be paid to the Swap Counterparty unless the
Swap Contract and any replacement swap contract is terminated, in which case, those amounts will be distributed to the Class A-4FL Certificates.

PASS-THROUGH RATES

         The interest rates on one or more classes of certificates may be based on a weighted average of the mortgage loan interest rates net of the
Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans. In addition, the interest rate on one or more classes of certificates may be capped at such weighted average rate.
Accordingly, the yield on those classes of certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In addition, the yield on the Class
A-4FL Certificates will be sensitive to levels of one-month LIBOR. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized
Losses than mortgage loans with relatively lower mortgage rates. In the case of a default of the Swap Counterparty, and until such default is cured or the Swap
Contract is replaced, the Class A-4FL Certificates will accrue interest at the
Pass-Through Rate of, and on the same basis and in the same manner as, the Class
A-4FL Regular Interest. The Pass-Through Rate of the Class A-4FL Regular
Interest is a rate equal to the lesser of 4.933% per annum and the Weighted
Average Net Mortgage Rate (computed based on a 360-day year consisting of twelve
30-day months).

RATE AND TIMING OF PRINCIPAL PAYMENTS

         The yield to maturity on the Class X Certificates will be extremely sensitive to, and the yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or
Notional Amount of such class of certificates. As described herein, the
Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Senior Certificates until their Certificate
Balance is reduced to zero, and will thereafter be distributable entirely in respect of each other class of Principal Balance Certificates, in descending alphabetical order of Class designation, in each case until the aggregate
Certificate Balance of such class of certificates is, in turn, reduced to zero.
Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates on which Balloon Payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, out of the Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, repurchases as a result of a seller's breach of representations and warranties or material defects in a mortgage loan's documentation and other purchases of mortgage loans out of the trust.

                                      S-97

         Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will choose to or will be able to prepay an ARD Loan on its Anticipated
Repayment Date. The failure of the borrower to prepay an ARD Loan on its
Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the Pooling and Servicing Agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

         Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described herein under "Description of the Offered
Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the
Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan
Modifications" in this prospectus supplement.

         The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance of the related
Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. With respect to the Class A Senior (other than the Class
A-4FL Certificates), Class A-J, Class B, Class C, Class D, Class E, Class F,
Class G, Class H and Class X Certificates, the allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield
Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

         Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal
Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

         If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that
Class, the shortfall will be distributable to holders of the class of certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate
(or, for the Class A-4FL Certificates, at the rate on the Class A-4FL Regular
Interest)

                                      S-98

and may adversely affect the yield to maturity of the class of certificates for as long as it is outstanding. Any such shortfall borne by the Class A-4FL
Regular Interest will be borne by the holders of the Class A-4FL Certificates.

LOSSES AND SHORTFALLS

         The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses will generally be applied in reverse sequential order, that is, first to the Class P
Certificates, and then to the other respective Classes of Principal Balance
Certificates, in ascending alphabetical order of Class designation -- from the
Class O Certificates to the Class B Certificates, then the Class A-J
Certificates, then pro rata among the Class A-1, Class A-2, Class A-3, Class
A-AB and the Class A-4 Certificates and the Class A-4FL Regular Interest. As to
each of such classes, Realized Losses and Expense Losses will reduce (i) first, the Certificate Balance of such class until such Certificate Balance is reduced to zero (in the case of the Principal Balance Certificates); (ii) second, Unpaid
Interest owing to such class and (iii) third, Distributable Certificate Interest
Amounts owing to such class, provided, that such reductions shall be allocated among the Class A-1 Certificates, Class A-2 Certificates, Class A-3
Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-4FL
Regular Interest and, as to their interest entitlements only, the Class X
Certificates, pro rata, based upon their outstanding Certificate Balances or accrued interest, as the case may be. Net Aggregate Prepayment Interest
Shortfalls will be borne by the holders of each class, pro rata as described herein, in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions,
Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate class of certificates outstanding. In addition, although losses will not be directly allocated to the Class A-4FL Certificates, losses allocated to the Class A-4FL
Regular Interest will result in a corresponding reduction of the Certificate
Balance of the Class A-4FL Certificates.

RELEVANT FACTORS

         The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties and otherwise), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due-on-sale and due-on-encumbrance provisions, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors"
in the prospectus.

         The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or
Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

         We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal

                                      S-99

balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal
Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans, which are past their lockout, defeasance and yield maintenance periods.
We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

         The following tables indicate the percent of the initial Certificate
Balance of each class of offered certificates after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

         The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the
Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring
Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

         For the purposes of each table, the weighted average life of a certificate is determined by:

o    multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

o    summing the results; and

o    dividing the sum by the aggregate amount of the reductions in the
     Certificate Balance of such certificate.

         The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the
Mortgage Pool will not experience any defaults or losses, or that the Mortgage
Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

                                     S-100

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------                           --           ---          ---           ---         ----

Closing Date                               100%         100%          100%         100%         100%
April 2006                                  87%          87%          87%           87%          87%
April 2007                                  72%          72%          72%           72%          72%
April 2008                                  56%          56%          56%           56%          53%
April 2009                                  38%          38%          37%           36%          36%
April 2010                                  0%           0%            0%           0%           0%
Weighted average life (years)              2.99         2.98          2.97         2.96         2.93

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------                           --           ---          ---           ---         ----

Closing Date                               100%         100%          100%         100%         100%
April 2006                                 100%         100%          100%         100%         100%
April 2007                                 100%         100%          100%         100%         100%
April 2008                                 100%         100%          100%         100%         100%
April 2009                                 100%         100%          100%         100%         100%
April 2010                                  0%           0%            0%           0%           0%
Weighted average life (years)              4.59         4.59          4.58         4.57         4.48

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------                           --           ---          ---           ---         ----

Closing Date                               100%         100%          100%         100%         100%
April 2006                                 100%         100%          100%         100%         100%
April 2007                                 100%         100%          100%         100%         100%
April 2008                                 100%         100%          100%         100%         100%
April 2009                                 100%         100%          100%         100%         100%
April 2010                                 100%         100%          100%         100%         100%
April 2011                                 100%         100%          100%         100%         100%
April 2012                                  0%           0%            0%           0%           0%
Weighted average life (years)              6.73         6.73          6.72         6.70         6.57

                                     S-101

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------                           --           ---          ---           ---         ----

Closing Date                               100%         100%          100%         100%         100%
April 2006                                 100%         100%          100%         100%         100%
April 2007                                 100%         100%          100%         100%         100%
April 2008                                 100%         100%          100%         100%         100%
April 2009                                 100%         100%          100%         100%         100%
April 2010                                 100%         100%          100%         100%         100%
April 2011                                  86%          86%          86%           86%          86%
April 2012                                  77%          77%          77%           77%          77%
April 2013                                  54%          54%          54%           54%          54%
April 2014                                  4%           2%            0%           0%           0%
April 2015                                  0%           0%            0%           0%           0%
Weighted average life (years)              7.82         7.80          7.79         7.78         7.70

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------                           --           ---          ---           ---         ----

Closing Date                               100%         100%          100%         100%         100%
April 2006                                 100%         100%          100%         100%         100%
April 2007                                 100%         100%          100%         100%         100%
April 2008                                 100%         100%          100%         100%         100%
April 2009                                 100%         100%          100%         100%         100%
April 2010                                 100%         100%          100%         100%         100%
April 2011                                 100%         100%          100%         100%         100%
April 2012                                 100%         100%          100%         100%         100%
April 2013                                 100%         100%          100%         100%         100%
April 2014                                 100%         100%          100%          99%          94%
April 2015                                  0%           0%            0%           0%           0%
Weighted average life (years)              9.75         9.73          9.71         9.67         9.49

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-4FL CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------                           --           ---          ---           ---         ----

Closing Date                               100%         100%          100%         100%         100%
April 2006                                 100%         100%          100%         100%         100%
April 2007                                 100%         100%          100%         100%         100%
April 2008                                 100%         100%          100%         100%         100%
April 2009                                 100%         100%          100%         100%         100%
April 2010                                 100%         100%          100%         100%         100%
April 2011                                 100%         100%          100%         100%         100%
April 2012                                 100%         100%          100%         100%         100%
April 2013                                 100%         100%          100%         100%         100%
April 2014                                 100%         100%          100%          99%          94%
April 2015                                  0%           0%            0%           0%           0%
Weighted average life (years)              9.75         9.73          9.71         9.67         9.49

                                     S-102

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------                           --           ---          ---           ---         ----

Closing Date                               100%         100%          100%         100%         100%
April 2006                                 100%         100%          100%         100%         100%
April 2007                                 100%         100%          100%         100%         100%
April 2008                                 100%         100%          100%         100%         100%
April 2009                                 100%         100%          100%         100%         100%
April 2010                                 100%         100%          100%         100%         100%
April 2011                                 100%         100%          100%         100%         100%
April 2012                                 100%         100%          100%         100%         100%
April 2013                                 100%         100%          100%         100%         100%
April 2014                                 100%         100%          100%         100%         100%
April 2015                                  82%          61%          37%           4%           0%
April 2016                                  0%           0%            0%           0%           0%
Weighted average life (years)              10.03        10.01         9.99         9.94         9.71

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------                           --           ---          ---           ---         ----

Closing Date                               100%         100%          100%         100%         100%
April 2006                                 100%         100%          100%         100%         100%
April 2007                                 100%         100%          100%         100%         100%
April 2008                                 100%         100%          100%         100%         100%
April 2009                                 100%         100%          100%         100%         100%
April 2010                                 100%         100%          100%         100%         100%
April 2011                                 100%         100%          100%         100%         100%
April 2012                                 100%         100%          100%         100%         100%
April 2013                                 100%         100%          100%         100%         100%
April 2014                                 100%         100%          100%         100%         100%
April 2015                                 100%         100%          100%         100%          0%
April 2016                                  0%           0%            0%           0%           0%
Weighted average life (years)              10.04        10.04        10.04         10.04        9.77

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------                           --           ---          ---           ---         ----

Closing Date                               100%         100%          100%         100%         100%
April 2006                                 100%         100%          100%         100%         100%
April 2007                                 100%         100%          100%         100%         100%
April 2008                                 100%         100%          100%         100%         100%
April 2009                                 100%         100%          100%         100%         100%
April 2010                                 100%         100%          100%         100%         100%
April 2011                                 100%         100%          100%         100%         100%
April 2012                                 100%         100%          100%         100%         100%
April 2013                                 100%         100%          100%         100%         100%
April 2014                                 100%         100%          100%         100%         100%
April 2015                                 100%         100%          100%         100%          0%
April 2016                                  0%           0%            0%           0%           0%
Weighted average life (years)              10.04        10.04        10.04         10.04        9.79

                                     S-103

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------                           --           ---          ---           ---         ----

Closing Date                               100%         100%          100%         100%         100%
April 2006                                 100%         100%          100%         100%         100%
April 2007                                 100%         100%          100%         100%         100%
April 2008                                 100%         100%          100%         100%         100%
April 2009                                 100%         100%          100%         100%         100%
April 2010                                 100%         100%          100%         100%         100%
April 2011                                 100%         100%          100%         100%         100%
April 2012                                 100%         100%          100%         100%         100%
April 2013                                 100%         100%          100%         100%         100%
April 2014                                 100%         100%          100%         100%         100%
April 2015                                 100%         100%          100%         100%          0%
April 2016                                  0%           0%            0%           0%           0%
Weighted average life (years)              10.04        10.04        10.04         10.04        9.81

                                     S-104

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool will consist of one hundred fifty-six (156)
fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of
$1,121,613,138, subject to a permitted variance of plus or minus 5%. The Cut-off
Date Balances of the mortgage loans range from $623,000 to $85,000,000, and the mortgage loans have an average Cut-off Date Balance of $7,189,828. Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

         The mortgage loans will be originated between December 22, 2003 and
April 14, 2005. As of the Cut-off Date, none of the mortgage loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans
(including crossed mortgage loans) in the Mortgage Pool are contained in
Appendix III attached.

         One hundred seventy-nine (179) mortgaged properties, securing mortgage loans representing 93.2% of the Initial Pool Balance, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged property. Two (2) mortgaged properties, securing a mortgage loan representing 6.6% of the Initial Pool Balance, are subject to a leasehold interest in the mortgaged properties. One (1) mortgaged property, securing a mortgage loan representing 0.2% of the Initial Pool
Balance, is subject to a first mortgage lien on a fee interest in a portion of such mortgaged property and a leasehold interest in the remaining portion of such mortgaged property.

         On the Closing Date, we will acquire the mortgage loans from the sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the
Certificateholders. See "--The Sellers" and "--Sale of the Mortgage Loans"
below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

         The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. One hundred forty-five (145) mortgage loans, representing 89.8% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. Eleven (11) mortgage loans, representing 10.2% of the Initial
Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

Property Types

         The mortgage loans consist of the following property types:

          o    Retail - One hundred three (103) of the mortgaged properties, which secure 42.8% of the Initial Pool Balance, are retail properties;

          o    Multifamily - Nineteen (19) of the mortgaged properties, which secure 21.7% of the Initial Pool Balance, are multifamily
               properties;

                                     S-105

          o    Office - Twenty-five (25) of the mortgaged properties, which secure 19.7% of the Initial Pool Balance, are office properties;

          o    Industrial - Seventeen (17) of the mortgaged properties, which secure 7.8% of the Initial Pool Balance, are industrial
               properties;

          o    Hospitality - Four (4) of the mortgaged properties, which secure
               4.8% of the Initial Pool Balance, are hospitality properties;

          o    Self Storage - Seven (7) of the mortgaged properties, which secure 1.3% of the Initial Pool Balance, are self storage
               properties;

          o    Mixed Use - Four (4) of the mortgaged properties, which secure
               1.3% of the Initial Pool Balance, are mixed use properties; o
               Other - Two (2) of the mortgaged properties, which secure 0.4% of the Initial Pool Balance, are types of properties other than those set forth in this paragraph; and

          o    Manufactured Housing Community - One (1) of the mortgaged
               properties, which secures 0.2% of the Initial Pool Balance, is a manufactured housing community property.

Property Location

         The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: New York, California,
Maryland, Hawaii and Colorado.

          o    Fourteen (14) mortgaged properties, representing security for
               23.7% of the Initial Pool Balance, are located in New York;

          o    Twenty-nine (29) mortgaged properties, representing security for
               13.7% of the Initial Pool Balance, are located in California. Of the mortgaged properties located in California, nineteen (19) of such mortgaged properties, representing security for 9.7% of the
               Initial Pool Balance, are located in Southern California, and ten
               (10) mortgaged properties, representing security for 4.0% of the
               Initial Pool Balance, are located in Northern California;

          o    Four (4) mortgaged properties, representing security for 7.4% of the Initial Pool Balance, are located in Maryland;

          o    One (1) mortgaged property, representing security for 5.6% of the
               Initial Pool Balance, is located in Hawaii; and

          o    Four (4) mortgaged properties, representing security for 5.1% of the Initial Pool Balance, are located in Colorado.

Due Dates

         One hundred forty-one (141) of the mortgage loans, representing 76.2%
of the Initial Pool Balance, have Due Dates on the 1st day of each calendar month. One (1) of the mortgage loans, representing 0.6% of the Initial Pool
Balance, has a Due Date on the 2nd day of each calendar month. Four (4) of the mortgage loans, representing 1.7% of the Initial Pool Balance, have Due Dates on the 3rd day of each calendar month. One (1) of the mortgage loans, representing
0.7% of the Initial Pool Balance, has a Due Date on the 4th day of each calendar month. Three (3) of the mortgage loans, representing 1.3% of the Initial Pool
Balance, have Due Dates on the 5th day of each calendar month. Two (2) of the mortgage loans, representing 10.3% of the Initial Pool Balance, have Due Dates on the 7th day of each calendar month. Two (2) of the mortgage loans, representing 1.7% of the Initial Pool Balance,

                                     S-106

has a Due Date on the 8th day of each calendar month. One (1) of the mortgage loans, representing 6.7% of the Initial Pool Balance, has a Due Date on the 9th
day of each calendar month. One (1) of the mortgage loans, representing 0.8% of the Initial Pool Balance, has a Due Date on the 11th day of each calendar month.
The mortgage loans have various grace periods prior to the imposition of late payment charges, including one hundred fifty (150) mortgage loans, representing
96.6% of the Initial Pool Balance, with grace periods prior to the imposition of late payment charges of 0 to 5 calendar days or 5 business days. Of the remaining mortgage loans: one (1) mortgage loan, representing 1.8% of the
Initial Pool Balance, has a 6 calendar day grace period prior to the imposition of late payment charges, one (1) mortgage loan, representing 0.3% of the Initial
Pool Balance, has a 10 calendar day grace period prior to the imposition of late payment charges and four (4) mortgage loans, representing 1.3% of the Initial
Pool Balance, have a 15 calendar day grace period prior to the imposition of late payment charges.

Amortization

         The mortgage loans have the following amortization features:

          o    One hundred forty-five (145) of the mortgage loans, representing
               96.9% of the Initial Pool Balance, are Balloon Loans. Twelve (12)
               of these mortgage loans, representing 9.3% of the Initial Pool
               Balance, are ARD loans. The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a
               360-day year consisting of 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on the basis of a 360-day year consisting of 30-day months as a result of the application of interest and principal on such mortgage loans over time. See
               "Risk Factors" in this prospectus supplement.

          o    The eleven (11) remaining mortgage loans, representing 3.1% of the Initial Pool Balance are fully amortizing and each is
               expected to have less than 5% of the original principal balance outstanding as of its respective stated maturity date.

Prepayment Restrictions

         As of the Cut-off Date, the following prepayment restrictions applied to the mortgage loans:

          o    One hundred fifteen (115) of the mortgage loans, representing
               69.6% of the Initial Pool Balance, prohibit voluntary principal prepayments during the Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the certificates) to defease the loan by pledging direct, non-callable United States Treasury obligations that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan first becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

          o    Twenty (20) mortgage loans, representing 20.1% of the Initial
               Pool Balance, prohibit voluntary principal prepayments during a
               Lock-out Period, and following the Lock-out Period provide for a
               Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

          o    Nineteen (19) mortgage loans, representing 8.8% of the Initial
               Pool Balance, prohibit voluntary principal prepayments during a
               Lock-out Period, and following the Lock-out Period provide for a
               Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

                                     S-107

          o    One (1) mortgage loan, representing 0.8% of the Initial Pool
               Balance, has no Lock-out Period and permits voluntary principal prepayments at any time if accompanied by a Prepayment Premium or
               Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid.

          o    One (1) mortgage loan, representing 0.7% of the Initial Pool
               Balance, prohibits voluntary principal prepayments during a
               Lock-out Period, and following the Lock-out Period provides for a
               Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 3% of the amount prepaid.

         With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

          o    Four (4) mortgage loans, representing 2.6% of the Initial Pool
               Balance, are secured by multiple mortgaged properties and permit the substitution of certain of the mortgaged properties with other mortgaged properties satisfying various criteria, including loan-to-value, debt service coverage, property condition and market-based criteria.

          o    One (1) mortgage loan, representing 1.5% of the Initial Pool
               Balance, is secured by multiple mortgaged properties and permits the release of any of the mortgaged properties from the lien of the mortgage upon defeasance of an amount equal to 110% of the allocated amount of the mortgaged property being released.

          o    One (1) mortgage loan, representing 1.1% of the Initial Pool
               Balance permits the partial release of a portion of the mortgaged property, which is comprised of multiple parcels, upon (i) the payment of an amount equal to the greater of (x) 120% of the then appraised value of the released parcel or (y) an amount such that the remaining outstanding principal balance of such mortgage loan does not exceed 67% of the value of the unreleased portion of the mortgaged property, (ii) the remaining mortgaged property
               achieving a debt service coverage constant ratio greater than or equal to 1.05x, calculated using a constant of 9.0% and (iii) the payment of a Yield Maintenance Charge, calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid.

          o    One (1) mortgage loan, representing 0.4% of the Initial Pool
               Balance, permits the borrower to prepay up to 33.33% of the initial outstanding principal amount of the mortgage loan if accompanied by a Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid.

          o    Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without premium or defeasance requirements commencing one (1) to
               twenty-five (25) payment dates prior to and including the
               maturity date or the Anticipated Repayment Date.

         The method of calculation of any Prepayment Premium or Yield
Maintenance Charge will vary for any mortgage loan as presented in "Appendix II
- Certain Characteristics of the Mortgage Loans."

Non-Recourse Obligations

         The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of the mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

                                     S-108

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

         The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, any Serviced Companion Mortgage Loan or any B Note if the
borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans, any Serviced Companion
Mortgage Loan and any B Note generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

         In addition, some of the mortgage loans, any Serviced Companion
Mortgage Loans and any B Notes permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan, Serviced Companion
Mortgage Loan or B Note documents and/or as determined by the master servicer.
The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan, Serviced Companion Mortgage Loan or B Note upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

         Three (3) of the mortgage loans, representing 7.3% of the Initial Pool
Balance, currently have additional financing in place that is secured by the mortgaged property or properties related to such mortgage loan. The Waikele
Center Pari Passu Loan, which had an aggregate outstanding principal balance as of the Cut-off Date of $63,315,000, is secured by the related mortgaged property on a pari passu basis with other notes that had aggregate original principal balance of $77,385,000. The Fox Hill Run Mortgage Loan, which had an aggregate outstanding principal as of the Cut-off Date of $11,500,000, is secured by the related mortgaged property, which also secures a subordinated B Note, the Fox
Hill Run B Note, that had an original principal balance of $1,000,000. The
Chenal Commons Mortgage Loan, which had an aggregate outstanding principal balance as of the Cut-off Date of $6,740,000, is secured by the related mortgaged property, which also secures a second lien loan that had an original principal balance of $2,450,000. See "Servicing of the Mortgage Loans--Servicing
of the Waikele Center Loan Group, the Fox Hill Run A/B Mortgage Loan and the
Chenal Commons Mortgage Loan" in this prospectus supplement.

         One (1) of the mortgage loans, representing 0.2% of the Initial Pool
Balance, permits the borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that the combined LTV does not exceed 53.3% and the DSCR must always be greater than .98x based on a loan constant equal to the greater of the actual debt service or a 10% loan constant.

         Ten (10) of the mortgage loans, representing 12.5% of the Initial Pool
Balance, permit the borrower to enter into additional financing that is not secured by the related mortgaged property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

         One (1) of the mortgage loans, representing 2.6% of the Initial Pool
Balance, permits the borrower, to enter into additional subordinate financing that is secured by the mortgaged property, provided that (i) the overall amount of debt does not exceed a LTV ratio of 55%, and (ii) the overall DSCR is not less than 1.30x. The related borrower may also enter into additional financing that is not secured by the related mortgaged property in an amount not exceeding
$500,000.

                                     S-109

         We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity ownership interest in a related borrower. See "Legal Aspects of The Mortgage Loans--Subordinate Financing" in
the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash
Flow Available To The Mortgaged Property Which May Adversely Affect Payment On
Your Certificates" in this prospectus supplement.

         Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

Additional Collateral

         Sixteen (16) of the mortgage loans, representing 7.3% of the Initial
Pool Balance, have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements.
For further information with respect to additional collateral, see Appendix II.

Cash Management Agreements/Lockboxes

         Twenty-eight (28) of the mortgage loans, representing 47.4% of the
Initial Pool Balance, generally provided that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

         Appendix II to this prospectus supplement sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each mortgage loan. The following paragraphs describe each type of provision:

          o    Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. Such revenue generally is either (a) swept and remitted to the related
               borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain
               transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

          o    Soft, Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is
               forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust; the revenue is then applied by the applicable servicer on behalf of the trust according to the related mortgage loan documents.

                                     S-110

          o    Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the trust according to the related mortgage loan documents.

          o    Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the trust; the revenue is then applied by the lockbox bank, which in general is the applicable servicer on behalf of the trust
               according to the related mortgage loan documents.

          o    None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the origination date, and no lockbox is contemplated to be
               established during the mortgage loan term.

         In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

         In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser who, generally, was a Member of the Appraisal Institute. Each such appraisal complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform,
Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value.
There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the
Cut-off Date is presented herein for illustrative purposes only.

Environmental Assessments

         An environmental site assessment was performed with respect to each mortgaged property except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy that we describe below under "--Environmental Insurance" generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In some cases, a "Phase II" environmental site assessment was also performed. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the certificate holders.
However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone

                                     S-111

secured creditor impaired property policies. See "Risk Factors--Environmental
Risks Relating to Specific Mortgaged Properties May Adversely Affect Payments On
Your Certificates" in this prospectus supplement.

Property Condition Assessments

         In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.
Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports
May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted
in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Seismic Review Process

         In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

         Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

         In the case of twenty-five (25) mortgaged properties, securing mortgage loans representing approximately 4.4% of the Initial Pool Balance, the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the trust, a group secured creditor impaired property policy covering selected environmental matters with respect to all those mortgage loans as a group. None of the mortgage loans covered by this policy has a Cut-off Date
Balance in excess of $3,725,000. The premium for the environmental group policy has been or, as of the date of initial issuance of the certificates, will be, paid in full.

         In general, the group secured creditor impaired property policy referred to above provides coverage for the following losses, subject to the coverage limits discussed below, and further subject to the policy's conditions and exclusions:

          o    if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real
               property, the insurer will indemnify the insured for the
               outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

                                     S-112

          o    if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay that claim; and

          o    if the insured enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

         The secured creditor impaired property policy does not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policy. If the report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan. No individual claim under the group policy may exceed
$4,656,250 and the total claims under the group policy is subject to a maximum of $17,266,000. There is no deductible under the policy.

         The secured creditor impaired property policy requires that the appropriate party associated with the trust report a claim during the term of the policy, which extends five years beyond the terms of the respective mortgage loans.

         The secured creditor impaired property policy will be issued by
Steadfast Insurance Company, an affiliate of Zurich North America.

ADDITIONAL MORTGAGE LOAN INFORMATION

         Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the
Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see
Appendix II to this prospectus supplement, and for a brief summary of the ten
(10) largest mortgage loans (including crossed mortgage loans) in the Mortgage
Pool, see Appendix III to this prospectus supplement. Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool"
section and (b) under "Legal Aspects Of Mortgage Loans" in the prospectus.

         For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

         (1)      References to "DSCR" are references to "Debt Service Coverage
                  Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash
                  currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required current debt service payments.
                  However, debt service coverage ratios only measure the
                  current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating
                  expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this
                  prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement.
                  For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio reflects (i) with respect to any Serviced Pari Passu Mortgage Loan, the
                  aggregate indebtedness evidenced by the Serviced Pari

                                     S-113

                  Passu Mortgage Loan and the related Serviced Companion
                  Mortgage Loan, and (ii) with respect to any Non-Serviced
                  Mortgage Loan, the aggregate indebtedness evidenced by the
                  Non-Serviced Mortgage Loan and the related Non-Serviced
                  Companion Mortgage Loan.

                  In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable seller relied on rent rolls and other generally unaudited financial information provided by the
                  respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable seller made
                  changes to operating statements and operating information
                  obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash
                  Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower
                  supplied "trailing-12 months" income and/or expense
                  information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating
                  Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent
                  actually paid under the lease was significantly higher than the market rent for similar properties.

                  The Underwritable Cash Flow for residential cooperative
                  mortgaged properties is based on projected net operating
                  income at the mortgaged property, as determined by the
                  appraisal obtained in connection with the origination of the related mortgage loan, assuming that the related mortgaged property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and
                  projected reserves.

                  Historical operating results may not be available or were
                  deemed not relevant for some of the mortgage loans which are secured by mortgaged properties with newly constructed
                  improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating
                  Underwritable Cash Flow were generally derived from rent
                  rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information such as estimates or budgets. No assurance can be given with
                  respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the
                  applicable seller in determining the presented operating
                  information.

                  The Debt Service Coverage Ratios are presented herein for
                  illustrative purposes only and, as discussed above, are
                  limited in their usefulness in assessing the current, or
                  predicting the future, ability of a mortgaged property to
                  generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no
                  representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

         (2)      References in the tables to "Cut-off Date LTV" are references to "Cut-off Date Loan-to-Value" and references to "Balloon
                  LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in
                  Appendix I and the information presented in Appendix II and
                  Appendix III, the "Cut-off Date LTV," "Cut-off Date
                  Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for
                  any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the loan-to-value ratio reflects (i)
                  with respect to any Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the

                                     S-114

                  Serviced Pari Passu Mortgage Loan and the related Serviced
                  Companion Mortgage Loan, and (ii) with respect to any
                  Non-Serviced Mortgage Loan, the aggregate indebtedness
                  evidenced by the Non-Serviced Mortgage Loan and the related
                  Non-Serviced Companion Mortgage Loan.

                  The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of
                  Property Value and Condition--Appraisals."

                  No representation is made that any such value would
                  approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

         (3)      References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the
                  related mortgage loans.

         The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

         Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

         The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below). Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or its tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause. The master servicer will be deemed to have satisfied the
Servicing Standard in respect of such insurance requirement if the mortgagor maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the mortgagor pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism
Risk Insurance Act of 2002.

         If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency
Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an
amount representing coverage of at least the lesser of:

          o    the outstanding principal balance of the related mortgage loan;
               and

          o    the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

                                     S-115

         If a borrower fails to maintain such hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability. The special servicer will be required to maintain fire insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an REO
Property (other than with respect to a Non-Serviced Mortgage Loan) in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard; provided that the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

         In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to
Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO
Property so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard;
provided that the master servicer will be obligated to cause the borrower to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the master servicer determines that
(i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will, prior to availing itself of any limitation described in that sentence with respect to any mortgage loan (or any component loan of an A/B Mortgage Loan) that has a principal balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer and the Operating Adviser to the extent required by, and in accordance with the procedures set forth in, the Pooling and Servicing
Agreement. The master servicer will be entitled to rely on the determination of the special servicer made in connection with such approval or disapproval. The special servicer will decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within 7 business days of receipt by the special servicer and
Operating Adviser from the master servicer of the master servicer's determination and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such approval will be deemed to have been granted. See "Risk
Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May
Adversely Affect Payments On Your Certificates" in this prospectus supplement.

THE SELLERS

Bear Stearns Commercial Mortgage, Inc.

         BSCMI is a wholly-owned subsidiary of Bear Stearns Mortgage Capital
Corporation, and is a New York corporation and an affiliate of Bear, Stearns &
Co. Inc., one of the underwriters. BSCMI or an affiliate of BSCMI originated all of the BSCMI Loans and underwrote all of the BSCMI Loans. The principal offices of BSCMI are located at 383 Madison Avenue, New York, New York 10179. BSCMI's
telephone number is (212) 272-2000.

                                     S-116

Morgan Stanley Mortgage Capital Inc.

                  MSMC is an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSMC Loans was originated or purchased by MSMC, and all of the MSMC Loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at 1585 Broadway, New York, New York 10036. MSMC's telephone number is
(212) 761-4700.

Wells Fargo Bank, National Association

         A description of Wells Fargo Bank, National Association is set forth under "Servicing of the Mortgage Loans--The Master Servicer and Special
Servicer--Master Servicer" in this prospectus supplement.

Principal Commercial Funding, LLC

         PCF is a wholly owned subsidiary of Principal Global Investors, LLC which is a wholly owned subsidiary of Principal Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multifamily real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates. The offices of PCF are located at 801 Grand Avenue, Des Moines, Iowa 50392. PCF's phone number is (515)
248-3944.

SALE OF THE MORTGAGE LOANS

         On the Closing Date, each seller will sell its mortgage loans, without recourse, to the Depositor, and the Depositor, in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders. In connection with such assignments, each seller is required in accordance with the related Mortgage
Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

         The trustee will be required to review the documents delivered by each seller with respect to its mortgage loans within 75 days following the Closing
Date, and the trustee will hold the related documents in trust. Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term
"Mortgage File," are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable seller.

         The mortgagee of record with respect to any Non-Serviced Mortgage Loan will be the related Non-Serviced Mortgage Loan Trustee.

REPRESENTATIONS AND WARRANTIES

         In each Mortgage Loan Purchase Agreement, the related seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

         (1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

         (2) such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

         (3) no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

                                     S-117

         (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

         (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

         (6) the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

         (7) the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

         (8) except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

         (9) the seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

         (10) the related mortgaged property is covered by an American Land
Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

         (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect to the mortgage loan;

         (12) except in the case of the mortgage loans covered by the secured creditor impaired property policy that we describe above, an environmental site assessment or update of a previous assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to the
Depositor, and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

         (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

         (14) the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase
Agreement;

         (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related
Mortgage;

         (16) the related borrower is not, to the seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

         (17) no mortgage requires the holder of it to release all or any material portion of the related mortgaged property from the lien of the mortgage except upon payment in full of the mortgage loan, a defeasance of the

                                     S-118

mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) except where the portion of the related mortgaged property permitted to be released was not considered by the seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

         (18) to such seller's knowledge, there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

         (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum of the ground lease has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee under the ground lease to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances;
(c) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor under the ground lease (or if it is required it will have been obtained prior to the Closing Date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred under the ground lease; (e) such ground lease, or a related estoppel letter, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor under the ground lease may terminate such ground lease; and (g) such ground lease has an original term
(including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan;
and

         (20) the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

         If any mortgage loan document required to be delivered to the trustee by a seller with respect to its mortgage loans as described under "--Sale of the
Mortgage Loans" above has a Material Document Defect, or if there is a Material
Breach by a seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such seller will be obligated to cure such Material
Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

         If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure
Period, the seller will be obligated, not later than the last day of such
Permitted Cure Period, to:

          o    repurchase the affected mortgage loan from the trust at the
               Purchase Price; or,

                                     S-119

          o    at its option, if within the two-year period commencing on the
               Closing Date, replace such mortgage loan with a Qualifying
               Substitute Mortgage Loan, and pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

         The seller must cure any Material Document Defect or Material Breach within the Permitted Cure Period, provided, however, that if such Material
Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the seller was notified of the defect or breach.

         The foregoing obligations of any seller to cure a Material Document
Defect or a Material Breach in respect of any of its mortgage loans or repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material
Document Defect or Material Breach; and none of us, the other sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related seller defaults on its obligation to do so. Each seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other seller.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the
Mortgage Pool as described herein. The information presented herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS

         With respect to any Mortgage Loan for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered.
Instead, the related seller will be required to take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the
Trustee will be required to take all actions necessary to confirm that the
Trustee on behalf of the Trust is shown as, the owner of the related Mortgage
Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee will include the foregoing confirmation in the certification required to be delivered by the
Trustee after the Closing Date pursuant to the Pooling and Servicing Agreement.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         The master servicer and the special servicer, either directly or through the Primary Servicer or sub-servicers, will be required to service and administer the mortgage loans (other than any Non-Serviced Mortgage Loans) in accordance with the Servicing Standard. The applicable Non-Serviced Mortgage
Loan Pooling and Servicing Agreement will exclusively govern the servicing and administration of the related Non-Serviced Mortgage Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holders of any loans in a Non-Serviced Mortgage Loan Group will be effected in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement). Consequently, the servicing provisions described herein, including, but

                                     S-120

not limited to those regarding the maintenance of insurance, the enforcement of due-on-encumbrance and due-on-sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to any Non-Serviced Mortgage Loans, the servicing and administration of which will instead be governed by the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement. The servicing standard for any Non-Serviced Mortgage Loan under its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement is
substantially similar to the Servicing Standard under the Pooling and Servicing
Agreement.

         Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer, the special servicer and the Primary Servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer, the special servicer or the Primary Servicer, as the case may be.

         Any such interest of the master servicer, the special servicer or the
Primary Servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer, the special servicer or the
Primary Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer, the special servicer or the Primary Servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on an unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

         On the Closing Date, the master servicer will enter into an agreement with the Primary Servicer under which the Primary Servicer will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The Primary
Servicer is subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not necessarily cause the termination of the Primary Servicer.
Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the
Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

         Each of the master servicer, the Primary Servicer and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer, the special servicer or the Primary Servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing
Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

         The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

          o    a successor master servicer or special servicer is available, has assets of at least $15,000,000 and is willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation and, in the case of the special servicer, is reasonably acceptable to the Operating
               Adviser, the depositor and the trustee;

          o    the master servicer or special servicer bears all costs
               associated with its resignation and the transfer of servicing;
               and

                                     S-121

          o    the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or
               qualification of the then current ratings on the certificates.

         Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicer to continue to act as primary servicer. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and
Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer.

         The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

         The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

         The master servicer initially will be responsible for servicing and administering the entire pool of mortgage loans other than the Non-Serviced
Mortgage Loans. The special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans other than the Non-Serviced
Mortgage Loans.

         Upon the occurrence of any of the events set forth under the definition of the term "Specially Serviced Mortgage Loan" in the "Glossary of Terms" in
this prospectus supplement (generally regarded as "Servicing Transfer Events"), the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and
Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan.
If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed in lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the property and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for any Non-Serviced Mortgage Loan under its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement are substantially similar to the events set forth under the definition of the term "Specially
Serviced Mortgage Loan" in the "Glossary of Terms" to this prospectus supplement.

         A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage
Loan to which the master servicer will re-assume all servicing responsibilities.

         The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered
Certificates--Advances--Servicing Advances" in this prospectus supplement.

         The Primary Servicer, the master servicer and the special servicer and any director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to a Serviced
Companion Mortgage Loan or B Note, out of collections on, and other proceeds of, the Serviced Companion Mortgage Loan or B Note) against any loss, liability, or expense incurred in connection with any legal action relating to the Pooling and
Servicing Agreement, the mortgage loans, any Serviced Companion Mortgage Loan, any B Note or the certificates other than any loss, liability or expense incurred by reason of the Primary Servicer's, master servicer's or special servicer's

                                     S-122

willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement.

         The Non-Serviced Mortgage Loan Pooling and Servicing Agreements
generally require the consent of the trustee, as holder of the Non-Serviced
Mortgage Loans, to certain amendments to that agreement that would adversely affect the rights of the trustee in that capacity.

SERVICING OF THE WAIKELE CENTER LOAN GROUP, THE FOX HILL RUN A/B MORTGAGE LOAN
AND THE CHENAL COMMONS MORTGAGE LOAN

THE WAIKELE CENTER LOAN GROUP

         Mortgage Loan No. 4 (the "Waikele Center Pari Passu Loan"), which has an outstanding principal balance as of the Cut-off Date of $63,315,000, representing 5.6% of the Initial Pool Balance, is secured by the same mortgaged property on a pari passu basis with another group of notes (the "Waikele Center
Companion Loan"), which are not included in the trust and have an aggregate outstanding principal balance as of the Cut-off Date of $77,385,000. The Waikele
Center Pari Passu Loan and the Waikele Center Companion Loan have the same borrower and are all secured by the same mortgage instrument encumbering the
Waikele Center Mortgaged Property. The interest rate and maturity date of the
Waikele Center Companion Loan are identical to those of the Waikele Center Pari
Passu Loan. Payments from the borrower under the Waikele Center Loan Group will be applied on a pari passu basis to the Waikele Center Pari Passu Loan and the
Waikele Center Companion Loan. The Waikele Center Pari Passu Loan and the
Waikele Center Companion Loan are collectively referred to herein as the
"Waikele Center Loan Group."

         Only the Waikele Center Pari Passu Loan is included in the trust. The
Waikele Center Companion Loan is included in a securitization known as the
Morgan Stanley Capital I Trust 2005-TOP17 ("MSCI 2005-TOP17") securitization.
The Waikele Center Pari Passu Loan and the Waikele Center Companion Loan are
being serviced pursuant to the MSCI 2005-TOP17 Pooling and Servicing Agreement.
For purposes of the information presented in this prospectus supplement with respect to the Waikele Center Pari Passu Loan, the DSCR, LTV, Cut-off Date
Balance per SF, Balloon LTV, and UCF reflect the aggregate indebtedness evidenced by the Waikele Center Pari Passu Loan and the Waikele Center Companion
Loan.

         General. The Waikele Center Loan Group is being serviced under the MSCI
2005-TOP17 Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Waikele
Center Pari Passu Loan or the Waikele Center Companion Loan will be effected in accordance with the MSCI 2005-TOP17 Pooling and Servicing Agreement) and
therefore the MSCI 2005-TOP17 Master Servicer will make servicing advances (and if it fails to make such advances, the MSCI 2005-TOP17 Trustee or the MSCI
2005-TOP17 Fiscal Agent will be required to make such servicing advances) and remit collections on the Waikele Center Pari Passu Loan to or on behalf of the trust, but will not make advances with respect to monthly P&I payments on the
Waikele Center Pari Passu Loan. The master servicer will be required to make advances with respect to monthly P&I payments on the Waikele Center Pari Passu
Loan, unless it has determined that such advance would not be recoverable from collections on the Waikele Center Pari Passu Loan. If the MSCI 2005-TOP17 Master
Servicer notifies the master servicer that any proposed advance of scheduled principal and interest payments on the Waikele Center Companion Loan would be or is nonrecoverable, then the master servicer will not be permitted to make any additional P&I Advances with respect to the Waikele Center Pari Passu Loan, unless the master servicer has consulted with the MSCI 2005-TOP17 Master
Servicer relating to the Waikele Center Companion Loan and they agree that circumstances with respect to such loans have changed such that a proposed future advance of scheduled principal and interest payments would not be a nonrecoverable advance. The MSCI 2005-TOP17 Pooling and Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the MSCI
2005-TOP17 Pooling and Servicing Agreement are generally similar but not identical to the servicing arrangements under the Pooling and Servicing
Agreement.

         The holders of the Waikele Center Pari Passu Loan and the Waikele
Center Companion Loan entered into an intercreditor agreement. The intercreditor agreement between the holders of the Waikele Center Pari Passu Loan and the holders of the Waikele Center Companion Loan provides that for so long as the
Waikele Center Pari Passu

                                     S-123

Loan is included in a securitization the applicable master servicer or the special servicer, if applicable, is obligated to administer the Waikele Center
Pari Passu Loan consistently with the terms of the related intercreditor agreement and the MSCI 2005-TOP17 Pooling and Servicing Agreement. The MSCI
2005-TOP17 Special Servicer is required to give the holders of the Waikele
Center Pari Passu Loan or their representatives prompt notice of any determination by the special servicer to take certain specified actions. The holders of the Waikele Center Pari Passu Loan or their representatives will have an opportunity to consult the MSCI 2005-TOP17 Special Servicer for five business days after receipt of such notice with respect to any such proposed action.
However, the MSCI 2005-TOP17 Special Servicer will not be obligated to act upon the direction, advice or objection of the holders of the Waikele Center Pari
Passu Loan, or its representative, in connection with any such proposed action.

         Sale of Defaulted Mortgage Loan. Under the MSCI 2005-TOP17 Pooling and
Servicing Agreement, if the Waikele Center Companion Loan is subject to a fair value purchase option, the option holder under the MSCI 2005-TOP17 Pooling and
Servicing Agreement will have an option to purchase the Waikele Center Pari
Passu Loan, at the purchase price determined by the MSCI 2005-TOP17 Special
Servicer under the MSCI 2005-TOP17 Pooling and Servicing Agreement.

         Termination of the Master Servicer or Special Servicer Generally. If an
event of default under the MSCI 2005-TOP17 Pooling and Servicing Agreement occurs, is continuing and has not been remedied, the MSCI 2005-TOP17 Depositor or the MSCI 2005-TOP17 Trustee may, and upon written direction from the holders of at least 25% of all of the certificates issued pursuant to the MSCI
2005-TOP17 Pooling and Servicing Agreement shall or, to the extent that it is affected by such event of default, a holder of the Waikele Center Pari Passu
Loan may, terminate the MSCI 2005-TOP17 Master Servicer or the MSCI 2005-TOP17
Special Servicer with respect to the Waikele Center Loan Group, as applicable, if such party is the defaulting party.

         In addition to the provisions set forth above, the MSCI 2005-TOP17
Pooling and Servicing Agreement provides that if, with respect to a particular matter, a rating agency confirmation is required that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade, or qualification, as applicable, of the then-current rating assigned to any class of certificates issued pursuant to the MSCI
2005-TOP17 Pooling and Servicing Agreement, then with respect to any matter affecting any Serviced Companion Mortgage Loan (as such term is defined in the
MSCI 2005-TOP17 Pooling and Servicing Agreement, which would include the Waikele
Center Pari Passu Loan), such confirmation shall also be required from the nationally recognized statistical rating organizations then rating the securities representing an interest in such loan and such rating organizations'
respective ratings of such securities.

THE FOX HILL RUN A/B MORTGAGE LOAN

         Mortgage Loan No. 20, which had an original principal balance of
$11,500,000 (the "Fox Hill Run Mortgage Loan"), represents approximately 1.0% of the Initial Pool Balance. In addition, the mortgage on the related mortgaged property also secures one subordinate note with an original principal balance of
$1,000,000 (the "Fox Hill Run B Note"). The Fox Hill Run B Note initially will be held by Principal Life Insurance Company, which holder may sell or transfer the Fox Hill Run B Note at any time subject to compliance with the requirements of the related intercreditor agreement. The Fox Hill Run B Note is not included in the trust. The Fox Hill Run Mortgage Loan together with the Fox Hill Run B
Note are referred to herein as the "Fox Hill Run A/B Mortgage Loan."

         The initial holder of the Fox Hill Run Mortgage Loan and the initial holder of the Fox Hill Run B Note entered into an intercreditor agreement dated as of March 14, 2005 (the "Fox Hill Run Intercreditor Agreement").

         Fox Hill Run Intercreditor Agreement. The Fox Hill Run Intercreditor
Agreement provides, among other things, for the application of payments between the Fox Hill Run Mortgage Loan and the Fox Hill Run B Note, as follows:

         If neither a monetary event of default as to which the holder of the
Fox Hill Run B Note or its designee is not curing in accordance with the Fox
Hill Run Intercreditor Agreement has occurred and is continuing with respect to the Fox

                                     S-124

Hill Run Mortgage Loans nor a material non-monetary event of default as to which the holder of the Fox Hill Run B Note or its designee is not curing in accordance with the Fox Hill Run Intercreditor Agreement has occurred and is continuing, at a time when the Fox Hill Run Mortgage Loan is being specially serviced, then the aggregate amount of all payments and other collections (net of any amounts payable or reimbursable to servicers, trustee, paying agent and certain other persons pursuant to the applicable servicing agreement or any other related servicing agreement) with respect to the Fox Hill Run A/B Loan and/or the related REO Property will be applied as follows:

          o    first, to the holder of the Fox Hill Run Mortgage Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by such holder with respect to the Fox Hill Run A/B Mortgage Loan pursuant to, and reimbursable pursuant to, the Fox Hill Run
               Intercreditor Agreement or the applicable servicing agreement;

          o    second, to the holder of the Fox Hill Run Mortgage Loan, in an amount equal to the accrued and unpaid interest on the principal balance of the Fox Hill Run Mortgage Loan, net of the applicable master servicing fee and the applicable trustee fee, until all such interest is paid in full;

          o    third, to the holder of the Fox Hill Run Mortgage Loan, principal in an amount equal to the sum of (w) the aggregate of all
               scheduled payments of principal due on or in respect of the Fox
               Hill Run Mortgage Loan (including without limitation any payments of principal on the maturity date); (x) the aggregate of all voluntary principal prepayments allocable to the Fox Hill Run
               Mortgage Loan in accordance with the related mortgage loan documents and (y) the aggregate of all unscheduled principal prepayments on account of the application of insurance or
               condemnation proceeds allocable to the Fox Hill Run Mortgage Loan in accordance with the related mortgage loan documents;

          o    fourth, to the holder of the Fox Hill Run Mortgage Loan, the amount of any expenses or losses incurred by the holder of the
               Fox Hill Run Mortgage Loan or allocated to any amounts due and owing on or in respect of the Fox Hill Run Mortgage Loan;

          o    fifth, to the holder of the Fox Hill Run B Note, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the Fox Hill Run B Note with respect to the Fox Hill
               Run A/B Mortgage Loan pursuant to, and reimbursable pursuant to, the Fox Hill Run Intercreditor Agreement or the applicable servicing agreement including, but not limited to, any
               outstanding advances made by the holder of the Fox Hill Run B
               Note;

          o    sixth, to the holder of the Fox Hill Run B Note, in an amount equal to the accrued and unpaid interest on the principal balance of the Fox Hill Run B Note until all such interest is paid in full, all in accordance with the allocation set forth in the related mortgage loan documents;

          o    seventh, to the holder of the Fox Hill Run B Note, as principal on the Fox Hill Run B Note, in an amount equal to (w) the portion of all scheduled payments of principal due on or in respect of the Fox Hill Run B Note (including without limitation any
               payments of principal on the maturity date); (x) the portion of all voluntary principal prepayments allocable to the Fox Hill Run
               B Note in accordance with the related mortgage loan documents and
               (y) the portion of all unscheduled principal prepayments on account of the application of insurance or condemnation proceeds allocable to the Fox Hill Run B Note in accordance with the related mortgage loan documents;

          o    eighth, to the holder of the Fox Hill Run B Note, the amount of any expenses or losses incurred by the holder of the Fox Hill Run
               B Note or allocated to any amounts due and owing on or in respect of the Fox Hill Run B Note;

          o    ninth, on a pari passu basis to (x) the holder of the Fox Hill
               Run Mortgage Loan and (y) the holder of the Fox Hill Run B Note, any late charges and default interest due in respect of the mortgage loans all in accordance with the related mortgage loan documents, until all such amounts are paid;

          o    tenth, on a pari passu basis to (x) the holder of the Fox Hill
               Run Mortgage Loan and (y) the holder

                                     S-125

               of the Fox Hill Run B Note, any prepayment premium attributable to the Fox Hill Run A/B Mortgage Loan all in accordance with the related mortgage loan documents; and

          o    eleventh, pari passu basis to (x) the holder of the Fox Hill Run
               Mortgage Loan and (y) the holder of the Fox Hill Run B Note, any remaining amount allocated between such lenders in accordance with each such lender's pro rata share of such amount.

         If a monetary event of default as to which the holder of the Fox Hill
Run B Note or its designee is not curing in accordance with the Fox Hill Run
Intercreditor Agreement has occurred and is continuing with respect to the Fox
Hill Run Mortgage Loan, or a material non-monetary event of default as to which the holder of the Fox Hill Run B Note or its designee is not curing in accordance with the Fox Hill Run Intercreditor Agreement has occurred and is continuing at a time when the Fox Hill Run Mortgage Loan is being specially serviced, then the aggregate amount of all payments and other collections (net of any amounts payable or reimbursable to servicers, trustee, paying agent and certain other persons pursuant to the applicable servicing agreement or any other related servicing agreement) with respect to the Fox Hill Run A/B Mortgage
Loan and/or the related REO Property will be applied as follows:

          o    first, to the holder of the Fox Hill Run Mortgage Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by such holder with respect to the Fox Hill Run A/B Mortgage Loan pursuant to, and reimbursable pursuant to, the Fox Hill Run
               Intercreditor Agreement or the applicable servicing agreement;

          o    second, to the holder of the Fox Hill Run Mortgage Loan, in an amount equal to the aggregate accrued and unpaid interest on the principal balance of the Fox Hill Run Mortgage Loan, net of the applicable master servicing fee and the applicable trustee fee, until all such interest is paid in full;

          o    third, to the holder of the Fox Hill Run Mortgage Loan, in an amount equal to the principal balance outstanding of the Fox Hill
               Run Mortgage Loan, until such time as the principal balance of the Fox Hill Run Mortgage Loan has been reduced to zero;

          o    fourth, to the holder of the Fox Hill Run Mortgage Loan, the amount of any expenses or losses incurred by such holder or allocated to any amounts due and owing on or in respect of the
               Fox Hill Run Mortgage Loan;

          o    fifth, to the holder of the Fox Hill Run Mortgage Loan, any late charges and default interest due in respect of the mortgage loans all in accordance with the related mortgage loan documents, until all such amounts are paid;

          o    sixth, to the holder of the Fox Hill Run Mortgage Loan, any prepayment premium attributable to the mortgage loans in
               accordance with the related mortgage loan documents, to the extent actually paid;

          o    seventh, to the holder of the Fox Hill Run B Note, up to the amount of any unreimbursed costs and expenses paid or advanced by such holder with respect to the mortgage loan pursuant to, and reimbursable pursuant to, the Fox Hill Run Intercreditor
               Agreement or the applicable servicing agreement;

          o    eighth, to the holder of the Fox Hill Run B Note, in an amount equal to the accrued and unpaid interest on the principal balance of the Fox Hill Run B Note until all such interest is paid in full;

          o    ninth, to holder of the Fox Hill Run B Note, in an amount equal to the principal balance of the Fox Hill Run B Note, until such time as the Fox Hill Run B Note has been reduced to zero;

          o    tenth, to the holder of the Fox Hill Run B Note, the amount of any expenses or losses incurred by such holder or allocated to any amounts due and owing on or in respect of the Fox Hill Run B
               Note;

                                     S-126

          o    eleventh, to the holder of the Fox Hill Run B Note, any
               prepayment premium attributable to the mortgage loans in
               accordance with the related mortgage loan documents, to the extent actually paid;

          o    twelfth, to the holder of the Fox Hill Run B Note, any late charges and default interest due in respect of the mortgage loans all in accordance with the related mortgage loan documents, until all such amounts are paid;

          o    thirteenth, to the holder of the Fox Hill Run Mortgage Loan any other amount paid by the borrower thereunder and due to it in respect of the Fox Hill Run Mortgage Loan;

          o    fourteenth, to the holder of the Fox Hill Run B Note, any other amount paid by the borrower thereunder and due to it in respect of the Fox Hill Run B Note; and

          o    fifteenth, on a pari passu basis (x) the holder of the Fox Hill
               Run Mortgage Loan and (y) the holder of the Fox Hill Run B Note, any remaining amount allocated between such lenders in accordance with the pro rata share of such amount.

         In general, all expenses and losses relating to the Fox Hill Run A/B
Mortgage Loan and the related mortgaged property (including losses of principal or interest, nonrecoverable Advances and any interest thereon, special servicing fees, liquidation fees and workout fees) will be allocated first to the Fox Hill
Run B Note and then to the Fox Hill Run Mortgage Loan, provided that, in general, REMIC or grantor trust specific taxes or expenses that result from the inclusion of all or any portion of the Fox Hill Run Mortgage Loan in a REMIC or a grantor trust will not be borne by the holder of the Fox Hill Run B Note or allocated to the Fox Hill Run B Note.

         The Fox Hill Run Intercreditor Agreement also provides that the holder of the Fox Hill Run B Note will, in certain circumstances (and unless certain conditions described below are satisfied), be entitled to exercise, directly or through a representative, certain rights and powers granted to the "Directing
Lender" of the Fox Hill Run A/B Mortgage Loan (the "Fox Hill Run Directing
Holder") under the Fox Hill Run Intercreditor Agreement. Pursuant to the Fox
Hill Run Intercreditor Agreement, the holder of the Fox Hill Run B Note will be the Fox Hill Run Directing Holder and will be entitled to exercise such rights and powers as the Fox Hill Run Directing Holder under the Fox Hill Run
Intercreditor Agreement and the applicable servicing agreement unless each of the following conditions is satisfied as of the time the determination is made:
(X)(a)(1) the initial unpaid principal balance of the Fox Hill Run B Note as of the relevant date of determination minus (2) the sum of (x) any scheduled payments or prepayments of principal allocated to, and received on, the Fox Hill
Run B Note, (y) any Appraisal Reduction in effect as of such date of determination and (z) any realized losses allocated to the Fox Hill Run B Note pursuant to the Fox Hill Run Intercreditor Agreement and/or the Pooling and
Servicing Agreement is less than (b) 25% of (1) the initial unpaid principal balance of the Fox Hill Run B Note less, (2) any scheduled payments or prepayments of principal allocated to, and received on, the Fox Hill Run B Note;
and (Y) the Fox Hill Run Mortgage Loan has not been paid in full, and if such conditions are satisfied, the holder of the Fox Hill Run Mortgage Loan will instead be the Fox Hill Run Directing Holder and will be entitled to exercise such rights and powers of the Fox Hill Run Directing Holder. Once the holder of the Fox Hill Fun B Note is no longer the Directing Holder, the Controlling Class under the Pooling and Servicing Agreement can instead exercise this right.

         Pursuant to the Fox Hill Run Intercreditor Agreement, the Fox Hill Run
Directing Holder will be entitled to, among other things,

          o    replace the special servicer with a qualified special servicer, solely in respect of the Fox Hill Run A/B Mortgage Loan, in the event that the special servicer no longer meets the
               qualifications set forth in the Pooling and Servicing Agreement or in the event that neither the initial special servicer nor an affiliate of the special servicer holds a majority of the
               Controlling Class;

          o    consult and/or direct the special servicer with respect to various servicing matters involving the Fox Hill Run A/B Mortgage
               Loan (as described below);

                                     S-127

          o    purchase the Fox Hill Run Mortgage Loan if it becomes specially serviced (as described below); and

          o    cure defaults with respect to the Fox Hill Run A/B Mortgage Loan
               (as described below);

provided that such holder may designate a representative to exercise such rights and powers.

         Certain Rights to Consult and Direct the Special Servicer. Subject to
the terms and provisions of the Fox Hill Run Intercreditor Agreement, the Fox
Hill Run Directing Holder is entitled to advise the master servicer and special servicer, as applicable (a) if an event of default under the Fox Hill Run A/B
Mortgage Loan documents occurs, and (b) with respect to the actions the master servicer or special servicer, as applicable proposes to take (and such servicer will be required to consider the alternative actions recommended by the Fox Hill
Run Directing Holder and to consult the Fox Hill Run Directing Holder concerning determinations that such servicer makes in accordance with the terms of the
Pooling and Servicing Agreement). In addition, subject to the terms and provisions of the Fox Hill Run Intercreditor Agreement, the Fox Hill Run
Directing Holder is entitled to advise the master servicer and special servicer, as applicable, at any time (whether or not an event of default under the Fox
Hill Run A/B Mortgage Loan documents has occurred) with respect to proposals to take any significant action with respect to the Fox Hill Run A/B Mortgage Loan and/or the related mortgaged property (but only if the Pooling and Servicing
Agreement requires the special servicer to consent to, or consult any other servicer about, or otherwise share in the servicing responsibility for processing any such proposal), and in each case, the master servicer and special servicer, as applicable, will be required to consider the alternative actions recommended by the Fox Hill Run Directing Holder and to consult the Fox Hill Run
Directing Holder concerning determinations made by such servicer in accordance with the terms of the Pooling and Servicing Agreement.

         Furthermore, neither the master servicer nor special servicer, as applicable, will be permitted to take (or, in the case of the special servicer, if and when appropriate under the Pooling and Servicing Agreement, to consent to the master servicer's taking), at any time (whether or not an event of default under the Fox Hill Run A/B Mortgage Loan documents has occurred) any of the following actions (but only if the Pooling and Servicing Agreement requires the special servicer to consent to, or consult any other servicer about, or otherwise share in the servicing responsibility of processing a decision regarding any such action), unless the master servicer or special servicer, as applicable, has notified the holder of the Fox Hill Run Mortgage Loan and the holder of the Fox Hill Run B Note of such proposed action in writing, and the
Fox Hill Run Directing Holder has not objected in writing within 5 business days if the Fox Hill Run A/B Mortgage Loan is not a specially serviced mortgage loan, and if the Fox Hill Run A/B Mortgage Loan is a specially serviced mortgage loan, within 10 business days, of the Fox Hill Run Directing Holder having been notified and provided with all information the Fox Hill Run Directing Holder reasonably requests with respect to such action:

          o    any proposed foreclosure upon, acceptance of a deed-in-lieu of foreclosure, or comparable conversion (which may include
               acquisition as REO Property) of the ownership of the related mortgaged property and the other collateral securing the Fox Hill
               Run A/B Mortgage Loan;

          o    any modification, extension, amendment or waiver of a monetary term (including, without limitation, the timing of payments) and any material non-monetary term (including any material term relating to insurance) of the Fox Hill Run A/B Mortgage Loan
               (including, without limitation, any modification, amendment or waiver which would result in a discounted payoff of such Fox Hill
               Run A/B Mortgage Loan);

          o    any proposed sale of the related mortgaged property after it becomes REO Property;

          o    any acceptance of a discounted payoff of any portion of the Fox
               Hill Run A/B Mortgage Loan;

          o    any determination to bring the related mortgaged property
               (including if it is an REO Property) into compliance with
               applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged property;

                                     S-128

          o    any release of material collateral for the Fox Hill Run A/B
               Mortgage Loan (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the Fox Hill Run A/B Mortgage Loan;

          o    any acceptance of substitute or additional collateral for the Fox
               Hill Run A/B Mortgage Loan (other than in accordance with the terms of the Fox Hill Run A/B Mortgage Loan);

          o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the Fox Hill Run A/B Mortgage Loan or the approval of the incurrence of any other additional indebtedness secured directly or indirectly by the related mortgaged property or any ownership or other interest in the borrower, including, but not limited to mezzanine debt and/or a preferred equity investment;

          o    any release or substitution of the borrower, any guarantor, indemnitor or other obligor from liability in respect of all or any portion of the Fox Hill Run A/B Mortgage Loan, including, without limitation, any acceptance of an assumption agreement releasing the borrower (or other obligor with respect to the Fox
               Hill Run A/B Mortgage Loan) from liability under the Fox Hill Run
               A/B Mortgage Loan;

          o    any renewal or replacement of the then existing insurance
               policies with respect to the Fox Hill Run A/B Mortgage Loan to the extent that such renewal or replacement policy does not comply with the terms of the related mortgage loan documents or any waiver, modification or amendment of any insurance
               requirements under the related mortgage loan documents, in each case if lenders' approval is required under the related mortgage loan documents;

          o    any adoption or approval of a plan in bankruptcy of the borrower;

provided that, in the event that the master servicer or special servicer, as applicable, determines that immediate action is necessary to protect the interests of the holder of the Fox Hill Run Mortgage Loan and the holder of the
Fox Hill Run A/B Mortgage Loan (as a collective whole), the master servicer or special servicer, as applicable, may take (or, in the case of the special servicer, if and when appropriate under the Pooling and Servicing Agreement, may consent to the master servicer's taking) any such action without waiting for the
Fox Hill Run Directing Holder's response.

         Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Fox Hill Run Directing Holder may (and the master servicer or special servicer, as applicable, will ignore and act without regard to any such advice, direction or objection that such servicer has determined, in accordance with the Servicing Standard, will) require, cause or permit such servicer to (i) violate any provision of the Fox Hill Run Intercreditor
Agreement or the Pooling and Servicing Agreement (including the master servicer's or special servicer's obligation, as applicable, to act in accordance with the Servicing Standard), the loan documents or applicable law; (ii)
endanger the status of any related REMIC pool as a REMIC under the REMIC provisions of the Internal Revenue Code of 1986, as amended, or cause the imposition of a tax on such related REMIC pool or any of its assets or transactions or (iii) impair the status of any related grantor trust as a grantor trust or cause the imposition of a tax on such related grantor trust or any of its assets or transactions.

         Furthermore, the master servicer or the special servicer, as applicable, will not be obligated to seek approval from the Fox Hill Run
Directing Holder for any actions to be taken by such servicer with respect to the workout or liquidation of the Fox Hill Run A/B Mortgage Loan if:

          o    the applicable servicer has, as provided in the second preceding paragraph, notified the Fox Hill Run Directing Holder in writing of various actions that the applicable servicer proposes to take with respect to the workout or liquidation of the Fox Hill Run
               Directing Holder's mortgage loan; and

          o    for 90 days following the first such notice, the Fox Hill Run
               Directing Holder has objected to all of those proposed actions and has failed to suggest any alternative actions that the applicable servicer considers to be consistent with the Servicing
               Standard.

                                     S-129

         Purchase Option. If and for so long as the Fox Hill Run A/B Mortgage
Loan remains specially serviced and, further, upon the earliest to occur of: (i)
any monthly payment becoming at least 60 days delinquent, (ii) immediately prior to the holder of the Fox Hill Run B Note losing its designation as the Fox Hill
Run Directing Holder under the Fox Hill Run Intercreditor Agreement (provided that an event of default either has occurred and is continuing or is reasonably foreseeable), and (iii) the initiation of foreclosure proceedings or any other enforcement action by the holder of the Fox Hill Run Mortgage Loan or the master servicer or special servicer, as applicable, on its behalf, the holder of the
Fox Hill Run B Note may, at its option, purchase or designate another person to purchase the Fox Hill Run Mortgage Loan at the purchase price set forth in, and in accordance with the requirements of, the Fox Hill Run Intercreditor
Agreement. The purchase price for the Fox Hill Run Mortgage Loan payable by the holder of the Fox Hill Run B Note in connection with the exercise of such purchase option will generally equal (i) the outstanding principal balance of the Fox Hill Run Mortgage Loan (net of the principal portion of any cure payments made by the holder of the Fox Hill Run B Note pursuant to the Fox Hill
Run Intercreditor Agreement), plus (ii) all accrued and unpaid interest on the
Fox Hill Run Mortgage Loan (including the master servicing fee but excluding interest on the date of the purchase, but excluding any accrued and unpaid default interest, late charges and the interest portion of any cure payments made by the holder of the Fox Hill Run B Note), plus (iii) all other sums then due and owing under the terms of the Fox Hill Run Mortgage Loan (excluding any such accrued and unpaid default interest, prepayment premiums and late charges), plus (iv) all reasonable, out-of-pocket expenses associated with such purchase, plus (v) any amount in respect of servicing compensation, Advances and any advance interest thereon, which are, at the time of such purchase, payable or reimbursable to the holder of the Fox Hill Run Mortgage Loan, the master servicer or the special servicer or any other person under the Pooling Servicing
Agreement or the Fox Hill Run Intercreditor Agreement. No workout fee, liquidation fee or similar fee payable to any master servicer or special servicer will be payable by the holder of the Fox Hill Run B Note where (i) the
Pooling and Servicing Agreement does not expressly provide for payment of such liquidation fees by the holder of the Fox Hill Run B Note or (ii) with respect to any liquidation fee which is expressly required to be paid under the Pooling and Servicing Agreement in connection with such purchase by the holder of the
Fox Hill Run B Note, the Fox Hill Run Mortgage Loan is purchased within 90 days of the later of the transfer of the Fox Hill Run A/B Mortgage Loan to the special servicer and the receipt by the holder of the Fox Hill Run B Note of written notice from the special servicer that such transfer has taken place.
Furthermore, the holder of the Fox Hill Run B Note will not be required to pay any amounts payable by the related mortgage borrower as exit fees or any other charges or fees, prepayment premiums, make-whole premiums, yield maintenance amounts or similar charges, as part of such purchase price. The foregoing purchase rights of the holder of the Fox Hill Run B Note do not extend to REO
Property and will terminate upon the completion of the foreclosure of the related mortgaged property or the acceptance of a deed in lieu of foreclosure with respect to such mortgaged property.

         Cure Rights of the Holder of the Fox Hill Run B Note. The holder of the
Fox Hill Run B Note will have the right, but not the obligation, to cure borrower defaults with respect to the Fox Hill Run Mortgage Loan; such cure must be completed, in the case of a monetary default, within 10 business days following the later of (i) receipt of notice of such event of default and (ii)
the expiration of the applicable notice and grace periods available to the borrower under the mortgage loan documents, and in the case of a non-monetary default, within 30 days following the later of (i) receipt of notice of such event of default and (ii) the expiration of the applicable notice and grace periods; and provided, that the holder of the Fox Hill Run B Note is entitled to
(i) no more than 4 consecutive cure events, (ii) no more than 6 cure events, whether or not consecutive, in any 12-month period and (iii) no more than 9 cure events over the life of the Fox Hill Run Mortgage Loan.

         At the time a cure payment is made and otherwise during any applicable notice and grace period, the holder of the Fox Hill Run B Note will pay or reimburse the holder of the Fox Hill Run Mortgage Loan, the master servicer, the special servicer, the trustee and the fiscal agent or paying agent, as applicable, for all costs, expenses, losses, liabilities, obligations, damages, penalties, and disbursements imposed on or incurred by the holder of the Fox
Hill Run Mortgage Loan (including, without limitation, any interest accrued on any advances for monthly payments or servicing advances charged by any servicer, the trustee or the fiscal agent or paying agent, whether or not any such entity may be deemed to be the holder of the Fox Hill Run Mortgage Loan) during the period of time from the expiration of the applicable grace period until such cure payment is made (in the case of a cure of a monetary default) or the non-monetary default is cured. Notwithstanding the foregoing, the holder of the
Fox Hill Run B Note will not be required to pay or reimburse, any person, amounts which constitute prepayment premiums, default interest, late charges, special servicing fees (to the extent the Fox Hill Run A/B Mortgage Loan is not then

                                     S-130

specially serviced), workout fees and/or liquidation fees. So long as a monetary default exists for which a cure payment permitted under the Fox Hill Run
Intercreditor is made, or a non-monetary default exists for which the holder of the Fox Hill Run B Note (or its designee) is pursuing a cure within the applicable cure period and in accordance with the terms of the Fox Hill Run
Intercreditor Agreement, such monetary default or non-monetary default will not be treated as a default under the loan documents by the master servicer or special servicer, as applicable; but such limitation will not prevent the master servicer or special servicer, as applicable from collecting default interest or late charges.

         The holder of the Fox Hill Run B Note has certain additional rights, including certain rights concerning the administration and servicing of the Fox
Hill Run A/B Mortgage Loan as set forth in the Fox Hill Run Intercreditor
Agreement. See "Description of the Mortgage Pool-- Fox Hill Run Mortgage
Loan--Fox Hill Run Intercreditor Agreement" and "--Certain Rights to Consult
with and Direct the Special Servicer" in this prospectus supplement.

THE CHENAL COMMONS MORTGAGE LOAN

         Mortgage Loan No. 39 (the "Chenal Commons Mortgage Loan"), which has an outstanding principal balance as of the Cut-off Date of $6,740,000, representing
0.6% of the Initial Pool Balance, is secured by a mortgaged property that also secures a second lien loan (the "Chenal Commons Subordinated Loan"). The Chenal
Commons Subordinated Loan had an original balance of $2,450,000. Only the Chenal
Commons Mortgage Loan is included in the trust. The Chenal Commons Subordinated
Loan is not an asset of the trust, and is currently held by BSCMI. It is anticipated that the Chenal Commons borrower will sell tenant in common interests in the related mortgaged property and such sale is permitted by the related loan documents. Proceeds from the sale of the tenant in common interests
(the "TIC Proceeds") will be used first to pay the Chenal Commons Subordinated
Loan and will not be available to make payments to the trust in respect of the
Chenal Commons Mortgage Loan until the Chenal Commons Subordinated Loan is paid in full. The Chenal Commons borrower has indicated that it anticipates completing the sale of the tenant in common interests before July 31, 2005. If the borrower completes such sales by July 31, 2005 and the TIC Proceeds are sufficient to pay the principal balance of the Chenal Commons Subordinated Loan, then the Chenal Commons Subordinated Loan will be fully prepaid. The interest rate on the Chenal Commons Subordinated Loan is one-month LIBOR plus 4.00%. If the Chenal Commons Subordinated Loan is not fully paid by July 31, 2005, the interest rate on such Chenal Commons Subordinated Loan will increase to one-month LIBOR plus 5.00%. If the Chenal Commons Subordinated Loan is not fully paid by October 31, 2005, the interest rate on such Chenal Commons Subordinated
Loan will increase to one-month LIBOR plus 8.00%. The maturity date of the
Chenal Commons Subordinated Loan is March 1, 2012, which is also the Anticipated
Repayment Date of the Chenal Commons Mortgage Loan.

         The holders of the Chenal Commons Mortgage Loan and the Chenal Commons
Subordinated Loan entered into an intercreditor agreement, which sets forth the respective rights of each such holder. Pursuant to the terms of that intercreditor agreement, the rights of the holder of the Chenal Commons
Subordinated Loan to receive payments from amounts that are not TIC Proceeds are subordinate to the rights of the holder of the Chenal Commons Mortgage Loan to receive payments of interest, principal and other amounts on the Chenal Commons
Mortgage Loan. However, the rights of the holder of the Chenal Commons
Subordinated Loan to receive payments from amounts that are TIC Proceeds are senior to the rights of the holder of the Chenal Commons Mortgage Loan to receive payments of interest, principal and other amounts on the Chenal Commons
Mortgage Loan.

                                     S-131

         Consent Rights of the Holder of the Chenal Commons Subordinated Loan

         The master servicer and/or the special servicer may not take certain significant actions with respect to the Chenal Commons Mortgage Loan without the consent of the holder of the Chenal Commons Subordinated Loan for so long as the principal balance of the Chenal Commons Subordinated Loan is greater than or equal to 25% of the original principal balance of the Chenal Commons
Subordinated Loan. Solely for purposes of determining whether the holder of the
Chenal Commons Subordinated Loan is entitled to consent to certain significant actions, the principal balance of the Chenal Commons Subordinated Loan will be deemed reduced by the amount of any Appraisal Reductions that have occurred with respect to the Chenal Commons Mortgage Loan (such appraisal reduction to be calculated as if the Chenal Commons Mortgage Loan and the Chenal Commons
Subordinated Loan were an A/B Mortgage Loan). These actions include, amendments, modifications and waivers of money terms and material non-monetary terms of the
Chenal Commons Mortgage Loan.

         Purchase Option

         In the event that (i) any payment of principal or interest on the
Chenal Commons Mortgage Loan or Chenal Commons Subordinated Loan becomes 60 or more days delinquent, (ii) the principal balance of the Chenal Commons Mortgage
Loan or Chenal Commons Subordinated Loan has been accelerated, (iii) the principal balance of the Chenal Commons Mortgage Loan or Chenal Commons
Subordinated Loan is not paid at maturity or (iv) the related borrower declares bankruptcy, the holder of such Chenal Commons Subordinated Loan will be entitled to purchase the Chenal Commons Mortgage Loan from the trust for a period of 30 days after its receipt of a notice of any such occurrence, subject to certain conditions set forth in the applicable intercreditor agreement. The purchase price will generally equal the unpaid principal balance of the Chenal Commons
Mortgage Loan, together with all unpaid interest on such Chenal Commons Mortgage
Loan (other than default interest) at the related mortgage rate and any outstanding servicing expense, advances and interest on advances for which the borrower under such Chenal Commons Mortgage Loan is responsible. No prepayment consideration will be payable in connection with the purchase of the Chenal
Commons Mortgage Loan.

         Cure Rights of the Holder of the Chenal Commons Subordinated Loan

         In the event that the borrower fails to make any payment of principal or interest on the Chenal Commons Mortgage Loan, resulting in a monetary event of default, the holder of the Chenal Commons Subordinated Loan will have the right to cure such monetary event of default, subject to certain limitations set forth in the intercreditor agreement. In addition, the holder of the Chenal
Commons Subordinated Loan will have the right to cure material non-monetary events of default, subject to certain limitations set forth in the intercreditor agreement.

THE MASTER SERVICER AND SPECIAL SERVICER

Master Servicer

         Wells Fargo Bank, National Association ("Wells Fargo") will be responsible for servicing the mortgage loans as master servicer. Wells Fargo provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. Wells Fargo is also the paying agent and certificate registrar.

         Wells Fargo's principal servicing offices are located at 45 Fremont
Street, 2nd Floor, San Francisco, California 94105.

         As of March 31, 2005, Wells Fargo was responsible for servicing approximately 6,998 commercial and multifamily mortgage loans, totaling approximately $53.3 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

         Wells Fargo & Company is the holding company for Wells Fargo. Wells
Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding the master servicer and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

                                     S-132

         The information presented herein concerning Wells Fargo has been provided by Wells Fargo. Accordingly, we make no representation or warranty as to the accuracy or completeness of such information.

Special Servicer

         ARCap Servicing, Inc., a Delaware corporation, will be responsible for servicing the Specially Serviced Mortgage Loans. The special servicer is a wholly owned subsidiary of ARCap REIT, Inc., headquartered in Irving, Texas, and an affiliate of ARCap CMBS Fund II REIT, Inc., the entity which is anticipated to be the initial Operating Adviser. The special servicer's principal place of business is 5605 N. MacArthur Blvd., Suite 950, Dallas, Texas 75038. As of
January 30, 2005, ARCap Servicing, Inc. was named the special servicer on 46
CMBS transactions encompassing 6,724 loans with a legal balance of $ 45.7 billion. The portfolios include office, retail, multifamily, hospitality, industrial and other types of income producing properties in the United States,
Canada and Puerto Rico.

         The information presented herein concerning ARCap Servicing, Inc. has been provided by ARCap Servicing, Inc. Accordingly, we make no representation or warranty as to the accuracy or completeness of such information.

THE MASTER SERVICER

Master Servicer Compensation

         The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal
Balance of each mortgage loan, including REO Properties and the Waikele Center
Pari Passu Loan. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the
Certificate Account and interest on escrow accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer or Primary Servicer as provided in the Pooling and
Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any
Advances pursuant to the terms of the Pooling and Servicing Agreement.

         The related Master Servicing Fee and certain other compensation payable to the Master Servicer will be reduced, on each Distribution Date by the amount, if any, of any Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest
Shortfall will be allocated as presented under "Description of the Offered
Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment
Interest Excesses" in this prospectus supplement. If Prepayment Interest
Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any
Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

         In the event that Wells Fargo resigns or is no longer master servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the
Master Servicing Fee as compensation.

EVENTS OF DEFAULT

         If an Event of Default described under the third, fourth, eighth, ninth or tenth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. If an event of default described under the first, second, fifth, sixth, or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms"
has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate immediately upon the date which the trustee or

                                     S-133

the Depositor gives written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate
Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the Pooling and Servicing Agreement, if the
Event of Default occurs primarily by reason of the occurrence of a default of the Primary Servicer under the primary servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing default occurred.

         The events of default under any Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, and the effect of such defaults in respect of the master servicer thereunder, are substantially similar to the Events of Default and termination provisions set forth above. If (i) any Event of Default on the part of the master servicer occurs that affects a Serviced Companion Mortgage Loan or
(ii) any Serviced Companion Mortgage Loan is included in a securitization that is rated by Fitch and the trustee receives notice from Fitch that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates representing an interest in that Serviced Companion
Mortgage Loan or the master servicer has been downgraded below a specified rating level by Fitch, and in either case, the master servicer is not otherwise terminated, then, at the request of the holder of such affected Serviced
Companion Mortgage Loan, the trustee shall require the master servicer to appoint a sub-servicer with respect to the related mortgage loan.

         Upon termination of the master servicer under the Pooling and Servicing
Agreement, all authority, power and rights of the master servicer under the
Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to unpaid servicing compensation or unreimbursed Advances or the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the
master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default"
under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions.

         However, if the master servicer is terminated solely due to an Event of
Default described in the eighth, ninth or tenth bullet of the definition of
Event of Default, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing
Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and
Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer will be replaced by the trustee as described in the previous paragraph.

THE SPECIAL SERVICER

         The special servicer will oversee the resolution of Specially Serviced
Mortgage Loans, act as disposition manager of REO Properties acquired on behalf of the trust through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the master servicer and the paying agent.

                                     S-134

Special Servicer Compensation

         The special servicer will be entitled to receive:

          o    a Special Servicing Fee;

          o    a Workout Fee; and

          o    a Liquidation Fee.

         The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage
Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or until the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

         The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for
REO Property collections, and other charges specified in the Pooling and
Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the
Workout Fee will be obligations of the trust and will represent Expense Losses.
The Special Servicer Compensation will be payable in addition to the Master
Servicing Fee payable to the master servicer.

         In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

         As described in this prospectus supplement under "--The Operating
Adviser," the Operating Adviser will have the right to receive notification of, advise the special servicer regarding, and consent to, certain actions of the special servicer, subject to the limitations described in this prospectus supplement and further set forth in the Pooling and Servicing Agreement.

         If any Non-Serviced Mortgage Loan becomes specially serviced under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the
applicable Non-Serviced Mortgage Loan Special Servicer will be entitled to compensation substantially similar in nature to that described above.

Termination of Special Servicer

         The trustee may terminate the special servicer upon a Special Servicer
Event of Default. However, if the special servicer is terminated solely due to a
Special Servicer Event of Default described in the eighth, ninth or tenth bullet of the definition of Special Servicer Event of Default, and prior to being replaced the terminated special servicer provides the trustee with the appropriate request for proposal material and the names of potential bidders, the trustee will solicit good faith bids for the rights to specially service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the special servicer under the Pooling and Servicing Agreement to a successor special servicer that meets the requirements of a special servicer under the Pooling and
Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The special servicer is required to obtain the prior written consent of the Operating
Adviser in connection with such sale of servicing rights. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the

                                     S-135

mortgage loans, as set forth in an agreement substantially in the form of the
Pooling and Servicing Agreement. If a successor special servicer is not appointed within thirty days, the special servicer will be replaced by the trustee as described in the Pooling and Servicing Agreement.

         The special servicer events of default under any Non-Serviced Mortgage
Loan Pooling and Servicing Agreement, and the effect of such defaults in respect of the special servicer thereunder, are substantially similar to the Special
Servicer Events of Default and termination provisions set forth above. If (i)
any Event of Default on the part of the Special Servicer occurs that affects a
Serviced Companion Mortgage Loan or (ii) any Serviced Companion Mortgage Loan is
included in a securitization that is rated by Fitch and the Trustee receives notice from Fitch that the continuation of the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates representing an interest in that
Serviced Companion Mortgage Loan, and in either case, the Special Servicer is not otherwise terminated, then, subject to the applicable consultation rights of any particular related Serviced Companion Mortgage Loan under its related intercreditor agreement, the Operating Adviser shall appoint (or, in the event of the failure of the Operating Adviser to appoint, the trustee will appoint) a replacement special servicer with respect to the related Loan Pair.

         In addition to the termination of the special servicer upon a Special
Servicer Event of Default, the Operating Adviser may direct the trustee to remove the special servicer, subject to certain conditions, as described below.

THE OPERATING ADVISER

         An Operating Adviser appointed by the holders of a majority of the
Controlling Class will have the right to receive notification from the special servicer in regard to certain actions and to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take any of the following actions as to which the Operating Adviser has objected in writing (i) within five (5) business days of receiving notice in respect of actions relating to non-Specially Serviced Mortgage Loans and (ii)
within ten (10) business days of receiving notice in respect of actions relating to Specially Serviced Mortgage Loans. The special servicer will be required to notify the Operating Adviser of, among other things:

          o    any proposed modification, amendment or waiver, or consent to a modification, amendment or waiver, of a Money Term of a mortgage loan or A/B Mortgage Loan or an extension of the original
               maturity date;

          o    any foreclosure or comparable conversion of the ownership of a mortgaged property;

          o    any proposed sale of a defaulted mortgage loan or A/B Mortgage
               Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered Certificates--Optional Termination;"

          o    any determination to bring an REO Property into compliance with applicable environmental laws;

          o    any release of or acceptance of substitute or additional
               collateral for a mortgage loan or A/B Mortgage Loan;

          o    any acceptance of a discounted payoff;

          o    any waiver or consent to a waiver of a "due-on-sale" or
               "due-on-encumbrance" clause;

          o    any acceptance or consent to acceptance of an assumption
               agreement releasing a borrower from liability under a mortgage loan or A/B Mortgage Loan;

          o    any release of collateral for a Specially Serviced Mortgage Loan or A/B Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

                                     S-136

          o    any franchise changes or management company changes to which the special servicer is required to consent;

          o    certain releases of any escrow accounts, reserve accounts or letters of credit; and

          o    any determination as to whether any type of property-level insurance is required under the terms of any mortgage loan or A/B
               Mortgage Loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

         In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the
Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade, withdrawal or qualification in any rating then assigned to any class of certificates. The
Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing
Agreement).

         At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

         The Operating Adviser shall be responsible for its own expenses.

         Except as may be described in the Pooling and Servicing Agreement, the
Operating Adviser will not have any rights under the applicable Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (other than limited notification rights), but the operating adviser or controlling party under the Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (or any B Note thereunder) will generally have similar rights to receive notification from that special servicer in regard to certain actions and to advise the special servicer with respect to those actions.

MORTGAGE LOAN MODIFICATIONS

         Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement and any applicable intercreditor agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan, Serviced Companion Mortgage Loan or B Note that is not a
Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon
Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

         Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

          o    reduce the amounts owing under any Specially Serviced Mortgage
               Loan by forgiving principal, accrued interest and/or any
               Prepayment Premium or Yield Maintenance Charge;

          o    reduce the amount of the Scheduled Payment on any Specially
               Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

          o    forbear in the enforcement of any right granted under any
               mortgage note or mortgage relating to a Specially Serviced
               Mortgage Loan;

          o    extend the maturity date of any Specially Serviced Mortgage Loan;
               and/or

          o    accept a Principal Prepayment during any Lock-out Period;

                                     S-137

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would result in a recovery to Certificateholders equal to or exceeding the recovery to Certificateholders (or if the related mortgage loan relates to a
Serviced Companion Mortgage Loan or B Note, increase the recovery to
Certificateholders and the holders of such Serviced Companion Mortgage Loan or B
Note, as a collective whole) on a net present value basis, from liquidation as demonstrated in writing by the special servicer to the trustee and the paying agent.

         In no event, however, will the special servicer be permitted to:

          o    extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final
               Distribution Date; or

          o    if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced
               Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

         Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered
Certificates--Distributions--Subordination; Allocation of Losses and Expenses"
in this prospectus supplement.

         The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

         The provisions in any Non-Serviced Mortgage Loan Pooling and Servicing
Agreement regarding the modifications of the related Non-Serviced Mortgage Loan are generally similar to the comparable provisions of the Pooling and Servicing
Agreement.

SALE OF DEFAULTED MORTGAGE LOANS

         The Pooling and Servicing Agreement grants to (a) the holder of the Fox
Hill Run B Note, solely with respect to the Fox Hill Run A/B Mortgage Loan, (b)
the holder of the certificates representing the greatest percentage interest in the Controlling Class, (c) the special servicer, and (d) any seller with respect to mortgage loans it originated (other than Wells Fargo Bank, National
Association), in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan (other than a Non-Serviced Mortgage Loan that is subject to a comparable option under a related pooling and servicing agreement)
that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The "Option Purchase Price" for a
defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price is a fair price.

         The Option is assignable to a third party by the holder of the Option, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a
Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii)
been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related B Note pursuant to a purchase option set forth in the related intercreditor agreement.

                                     S-138

FORECLOSURES

         The special servicer may at any time, with notification to and consent of the Operating Adviser (or a B Note designee, if applicable) and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

         If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and with respect to any Serviced Companion Mortgage Loan or
B Note, for the holders of such loans) but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as
"foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date or earlier to the extent required to comply with REMIC provisions.

         If the trust acquires a mortgaged property by foreclosure or deed in lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing
Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as
"foreclosure property" within the meaning of Code Section 860G(a)(8). The
Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section
856(c)(3)(A) and Treasury regulations under the Code. "Rents from real property"
do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property"
include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property owned by REMIC I, such as a hotel business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property,"
which would be taxable to REMIC I at the highest marginal federal corporate rate
-- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO
Properties by REMICs.

                                     S-139

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion, when read in conjunction with the discussion of "Material Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

         For United States federal income tax purposes, portions of the trust will be treated as "Tiered REMICs" as described in the prospectus. See "Material
Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Tiered REMIC Structures" in the prospectus. Three separate REMIC elections will be made with respect to designated portions of the trust other than that portion of the trust consisting of (i) the rights to Excess Interest and the Excess Interest Sub-account (the "Excess Interest Grantor Trust") and
(ii) the separate trust that holds the Class A-4FL Regular Interest, the rights of the Class A-4FL Certificates in respect of payments on the Swap Contract and the Floating Rate Account (the "Class A-4FL Grantor Trust"). Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, counsel to the
Depositor, will deliver its opinion generally to the effect that, assuming:

          o    the making of proper elections;

          o    the accuracy of all representations made with respect to the mortgage loans;

          o    ongoing compliance with all provisions of the Pooling and
               Servicing Agreement and other related documents and no amendments to them;

          o    ongoing compliance with any Non-Serviced Mortgage Loan Pooling and Servicing Agreement and other related documents and any amendments to them, and the continued qualification of the REMICs formed under those agreements; and

          o    compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted under the Code;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III; (3)
the certificates (other than the Class A-4FL Certificates (and in the case of the Class P Certificates, other than the beneficial interest in the Excess
Interest Grantor Trust) and the Class A-4FL Regular Interest will evidence the
"regular interests" in, and will be treated as debt instruments of, REMIC III;
(4) each of the Excess Interest Grantor Trust and the Class A-4FL Grantor Trust
will be treated as a grantor trust for federal income tax purposes; (5) the
Class P Certificates will represent both a REMIC regular interest and beneficial ownership of the assets of the Excess Interest Grantor Trust and (6) the Class
A-4FL Certificates will represent beneficial ownership of the assets of the
Class A-4FL Grantor Trust.

         The offered certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest will be regular interests issued by REMIC III.
The Class A-4FL Grantor Trust will consist of the Class A-4FL Regular Interest, the Swap Contract and the Floating Rate Account and the Class A-4FL Certificates
will represent an undivided beneficial interest such assets. See "Material
Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

                                     S-140

         Except as provided below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT to the extent that such certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. obligations. In the case of the Class
A-4FL Certificates, the above discussion applies only to the beneficial interest in the Class A-4FL Regular Interest.

         Moreover, the offered certificates (other than the Class A-4FL
Certificates) will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Because the Class A-4FL Certificates will represent an undivided beneficial interest in the Swap Contract and the Floating Rate
Account, they will not be a suitable asset for resecuritization in a REMIC.
Offered certificates (other than the Class A-4FL Certificates) and the Class
A-4FL Regular Interest held by certain financial institutions will constitute
"evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code other than any portion of the basis of the Class A-4FL Certificates allocable to the Swap Contract.

         The offered certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest will be treated as assets described in Section
7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion that the REMIC's assets consist of loans secured by an interest in real property that is residential real property
(including multifamily properties and mobile home community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the
REMIC's assets are assets described in 7701(a)(19)(C)(i) through
7701(a)(19)(C)(x), then the entire offered certificates (other than the Class
A-4FL Certificates) and the Class A-4FL Regular Interest shall be treated as qualified property under 7701(a)(19)(C). See "Description of the Mortgage Pool"
in this prospectus supplement and "Material Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates" in the
prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

         We anticipate that the offered certificates (other than the Class A-4FL
Certificates) and the Class A-4FL Regular Interest will be issued at a premium for federal income tax purposes. Whether any holder of any class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such
Certificateholder.

         Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each class of certificates issued with amortizable bond premium should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material
Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Premium" in the prospectus.

         The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and amortizable bond premium for federal income tax purposes for all classes of certificates issued by the trust will be a 0% CPR, as described in the prospectus, applied to each mortgage loan until its maturity; provided, that any ARD Loan is assumed to prepay in full on such mortgage loan's Anticipated Repayment Date. For a description of CPR, see
"Yield, Prepayment and Maturity Considerations" in this prospectus supplement.
However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

                                     S-141

PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

         Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges as
described under "Description of the Offered
Certificates--Distributions--Distributions of Prepayment Premiums and Yield
Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance
Charge should be taxed to the holders of a class of certificates entitled to a
Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to
Prepayment Premiums or Yield Maintenance Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge
to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected
Prepayment Premiums or Yield Maintenance Charges in the determination of a
Certificateholder's projected constant yield to maturity. It appears that
Prepayment Premiums or Yield Maintenance Charges are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance
Charges.

TAXATION OF THE SWAP CONTRACT

         Each holder of a Class A-4FL Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the Swap Contract.

         Holders of the Class A-4FL Certificates must allocate the price they pay for their Certificates between their interests in the Class A-4FL Regular
Interest and the Swap Contract based on their relative fair market values. The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the "Swap Premium") paid or received by the holders of the Class A-4FL
Certificates. If the Swap Premium is paid by a holder, it will reduce the purchase price for the Class A-4FL Certificates allocable to the Class A-4FL
Regular Interest. If the Swap Premium is received by a holder, it will be deemed to have increased the purchase price for the Class A-4FL Regular Interest. If the Swap Contract is on-market, no amount of the purchase price will be allocable to it. Holders of the Class A-4FL Certificates should consult tax advisors as to whether a Swap Premium should be deemed to be paid or received with respect to the Class A-4FL Certificates. A holder of a Class A-4FL
Certificate generally will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the Swap Contract
(adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap
Premium (or some other reasonable rate). Prospective purchasers of Class A-4FL
Certificates should consult tax advisors regarding the appropriate method of amortizing any Swap Premium. Treasury Regulations treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is "significant." It is not expected that any Swap Premium would be treated in part as a loan under Treasury Regulations.

         Under Treasury Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Class A-4FL Certificates.

         Any amount of proceeds from the sale, redemption or retirement of a
Class A-4FL Certificate that is considered to be allocated to the holder's rights under the Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that Class
A-4FL Certificate under Treasury Regulations. A holder of a Class A-4FL
Certificate will have gain or loss from such a termination equal to

                                     S-142

(A) (i) any termination payment it received or is deemed to have received minus
(ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Contract or (B)
(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any Swap Premium received or deemed received upon entering into or acquiring its interest in the Swap Contract. Gain or loss realized upon the termination of the Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution,
Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

         The Class A-4FL Certificates, representing a beneficial ownership in the Class A-4FL Regular Interest and the Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Code Section 1092 would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term. If the holder of a
Class A-4FL Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-4FL Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Swap Contract.

ADDITIONAL CONSIDERATIONS

         The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

         Under certain circumstances, as described under the headings "Material
Federal Income Tax Consequences--Federal Income Tax Consequences for
Certificates as to Which No REMIC Election is Made--Reporting Requirements and
Backup Withholding" and "Material Federal Income Tax Consequences--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates--Taxation of Foreign Investors" of the prospectus, a holder may be subject to United States backup withholding on payments made with respect to the certificates.

         For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Material Federal
Income Tax Consequences" and "State and Other Tax Considerations" in the
prospectus.

                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 13.7% of the Initial
Pool Balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

         Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other
California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

                                     S-143

                              ERISA CONSIDERATIONS

         ERISA and the Code impose restrictions on Plans that are subject to
ERISA and/or Section 4975 of the Code and on persons that are Parties in
Interest. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a
Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in
Section 3(32) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

         Neither ERISA nor the Code defines the term "plan assets." However, the
U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section
4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such
Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

         Affiliates of the Depositor, the Underwriters, the master servicer, the special servicer, any party responsible for the servicing and administration of a Non-Serviced Mortgage Loan or any related REO property and certain of their respective affiliates might be considered or might become fiduciaries or other
Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the fiscal agent, the master servicer, the special servicer, the
Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in
Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions"-- within the meaning of ERISA and Section
4975 of the Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

         In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance
Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of
ERISA, as added by the Small Business Job Protection Act of 1996, Public Law No.
104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

         With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

          o    the initial purchase, the holding, and the subsequent resale by
               Plans of certificates evidencing interests in pass-through trusts; and

                                     S-144

          o    transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other
               obligations that meet the conditions and requirements of the
               Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

         The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002-41) set forth the following five general conditions which must be satisfied for exemptive relief:

          o    the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length
               transaction with an unrelated party;

          o    the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, S&P or Moody's;

          o    the trustee cannot be an affiliate of any member of the
               Restricted Group, other than an underwriter. The "Restricted
               Group" consists of the Underwriters, the Depositor, the master servicer, the special servicer, the Primary Servicer, the Swap
               Counterparty, any person responsible for servicing a Non-Serviced
               Mortgage Loan or any related REO property and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates, or any affiliate of any of these parties;

          o    the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates;
               the sum of all payments made to and retained by the Depositor in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

          o    the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
               Securities and Exchange Commission under the 1933 Act.

         A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. The Depositor expects that the third general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to any such class of certificate.

         Before purchasing any such class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "certificates" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

         Moreover, the Exemptions provide relief from certain
self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

          o    the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

                                     S-145

          o    the Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition; and

          o    immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         We believe that the Exemptions will apply to the acquisition and holding of the offered certificates (except for the Class A-4FL Certificates to the extent of the Swap Contract) by Plans or persons acting on behalf of or with
"plan assets" of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

         The Swap Contract benefiting the Class A-4FL Certificates does not meet all of the requirements for an "eligible swap" under the Exemptions, and consequently is not eligible for the exemptive relief available under the
Exemptions. For ERISA purposes, the Depositor believes that an interest in the
Class A-4FL Certificates could be viewed as representing beneficial interests in two assets, (i) the right to receive payments with respect to the Class A-4FL
Regular Interest without taking into account payments made or received with respect to the Swap Contract and (ii) the rights and obligations under the Swap
Contract. A Plan's purchase and holding of a Class A-4FL Certificate could constitute or otherwise result in a prohibited transaction under ERISA and
Section 4975 of the Code between the Plan and the Swap Counterparty unless an exemption is available.

         Accordingly, as long as the Swap Contract is in effect, no Plan or other person using Plan assets may acquire or hold any interest in a Class A-4FL
Certificate unless such acquisition or holding is eligible for the exemptive relief available under PTE 84-14 (for transactions by independent "qualified professional asset managers"), PTE 91-38 (for transactions by bank collective investment funds), PTE 90-1 (for transactions by insurance company pooled separate accounts), PTE 95-60 (for transactions by insurance company general accounts) or PTE 96-23 (for transactions effected by "in-house asset managers")
or similar exemption under similar law (collectively, the "Investor-Based
Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions (in particular, fiduciary self-dealing transactions prohibited by ERISA Section 406(b)). Plan fiduciaries should consult their legal counsel concerning this analysis and the applicability of the Investor-Based Exemptions. Each beneficial owner of a Class
A-4FL Certificate, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) the acquisition and holding of the Class A-4FL Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

INSURANCE COMPANY GENERAL ACCOUNTS

         Based on the reasoning of the United States Supreme Court in John
Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a
Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the
Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of
Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

                                     S-146

         Section 401(c) also provides that until the date that is 18 months after the 401(c) Regulations became final (January 5, 2000), no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the "plan assets" of any such plan, except (a) to prevent avoidance of the 401(c) Regulations, and (b)
actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law.

         Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult their legal counsel with respect to the applicability of Section 401(c), including the general account's ability to continue to hold such Certificates after July 5,
2001, which is the date 18 months after the date the 401(c) Regulations became final.

         Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to the Depositor, the trustee, the paying agent, the fiscal agent and the master servicer that (1)
such acquisition and holding is permissible under applicable law, including
Prohibited Transaction Exemption 2002-41, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the trustee, the paying agent, the fiscal agent or the master servicer to any obligation in addition to those undertaken in the
Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in
DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

         Prospective Plan investors should consult their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the
Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates.
Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

         No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment restrictions. The uncertainties referred to above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether and to what extent the offered certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions. See "Legal Investment" in the prospectus.

                                     S-147

                                 USE OF PROCEEDS

         We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the certificates.

                              PLAN OF DISTRIBUTION

         We have entered into an Underwriting Agreement with the Underwriters.
Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from us the respective aggregate Certificate Balance, of each class of offered certificates presented below.

     UNDERWRITERS         CLASS A-1        CLASS A-2       CLASS A-3       CLASS A-AB      CLASS A-4
     ------------         ---------        ---------       ---------       ----------      ---------

Bear, Stearns & Co.
   Inc.                  $34,750,000     $ 60,950,000     $20,800,000     $ 52,850,000    $258,619,000

Morgan Stanley & Co.
   Incorporated          $34,750,000     $ 60,950,000     $20,800,000     $ 52,850,000    $258,619,000

     Total...........    $69,500,000     $121,900,000     $41,600,000     $105,700,000    $517,238,000

     UNDERWRITERS        CLASS A-4FL       CLASS A-J         CLASS B         CLASS C          CLASS D
     ------------        -----------       ---------         -------         -------          -------

Bear, Stearns & Co.
   Inc.                  $37,500,000      $37,153,500     $14,721,500      $4,206,000      $ 6,309,000

Morgan Stanley & Co.
   Incorporated          $37,500,000      $37,153,500     $14,721,500      $4,206,000      $ 6,309,000

     Total...........    $75,000,000      $74,307,000     $29,443,000      $8,412,000      $12,618,000

         Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead managers and co-bookrunners with respect to the offered certificates.

         The Underwriting Agreement provides that the obligations of the
Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting
Agreement provides that the purchase commitment of the non-defaulting
Underwriter may be increased. Proceeds to the Depositor from the sale of the offered certificates, before deducting expenses payable by the Depositor, will be approximately $1,060,888,186, plus accrued interest on the Certificates, other than the Class A-4FL Certificates.

         The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

         The offered certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about April 28, 2005, which is the seventh business day following the date of pricing of the certificates.

                                     S-148

         Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

         The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

         We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect of such liabilities.

         The Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

         The Depositor is an affiliate of Bear, Stearns & Co. Inc., an
Underwriter, and Bear Stearns Commercial Mortgage, Inc., a seller.

                                  LEGAL MATTERS

         The legality of the offered certificates will be passed upon for us by
Cadwalader, Wickersham & Taft LLP, New York, New York and by Latham & Watkins
LLP, New York, New York, and material federal income tax consequences of investing in the offered certificates will be passed upon for us by Cadwalader,
Wickersham & Taft LLP. Certain legal matters with respect to the offered certificates will be passed upon for the Underwriters by Latham & Watkins LLP and by Cadwalader, Wickersham & Taft LLP. Certain legal matters will be passed upon for Bear Stearns Commercial Mortgage, Inc. by Cadwalader, Wickersham & Taft
LLP, for Morgan Stanley Mortgage Capital Inc. by Latham & Watkins LLP, for
Principal Commercial Funding, LLC by Dechert LLP, New York, New York, and for
Wells Fargo Bank, National Association, in its capacity as master servicer, by
Sidley Austin Brown & Wood LLP, New York, New York.

                                     S-149

                                     RATINGS

         It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch and Moody's.

        CLASS                                   FITCH       MOODY'S
        -----                                   -----       -------
        Class A-1........................        AAA          Aaa
        Class A-2........................        AAA          Aaa
        Class A-3........................        AAA          Aaa
        Class A-AB.......................        AAA          Aaa
        Class A-4........................        AAA          Aaa
        Class A-4FL......................        AAA          Aaa
        Class A-J........................        AAA          Aaa
        Class B..........................        AA           Aa2
        Class C..........................        AA-          Aa3
        Class D..........................         A            A2

         The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

         The ratings of the certificates do not represent any assessment of (1)
the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, any Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest
Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

         The ratings of the Class A-4FL Certificates do not represent any assessment as to whether the floating rate of interest on such Class will convert to a fixed rate, and only represent the likelihood of the receipt of interest up to the Pass-Through Rate on the Class A-4FL Regular Interest (which is a fixed rate of interest, subject to a maximum rate equal to the Weighted
Average Net Mortgage Rate). In addition, the ratings on the Class A-4FL
Certificates do not address (i) the likelihood of receipt by the holders of the
Class A-4FL Certificates of the timely distribution of interest in connection with the change of the payment terms to a fixed rate upon a Swap Default if DTC is not given sufficient advance notice of such change in the payment terms or
(ii) in the event that the Swap Counterparty defaults on its obligations under the Swap Contract, the likelihood that the holders of the Class A-4FL
Certificates will experience shortfalls resulting from expenses incurred in enforcing the Swap Counterparty's obligations under the Swap Contract that were not recovered from the Swap Counterparty.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of the offered certificates and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned to such class at the request of the Depositor.

                                     S-150

                                GLOSSARY OF TERMS

         The certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

         Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

         "A Note" means with respect to any A/B Mortgage Loan, the mortgage note
(or notes) included in the trust.

         "A/B Mortgage Loan" means the Fox Hill Run A/B Mortgage Loan or any other mortgage loan serviced under the Pooling and Servicing Agreement that is divided into a senior mortgage note(s) and a subordinated mortgage note, one or more of which senior mortgage note(s) is included in the trust. References herein to an A/B Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A Note and the related B Note.

         "Accrued Certificate Interest" means, in respect of each class of
Certificates and for the Class A-4FL Regular Interest, for each Distribution
Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or
Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months, except in the case of the Class A-4FL Certificates, where it will be calculated on the basis of the actual number of days elapsed in the related Interest
Accrual Period and a 360 day year.

         "Administrative Cost Rate" will equal the sum of the related Master
Servicing Fee Rate, the Excess Servicing Fee Rate, the Primary Servicing Fee
Rate, and the Trustee Fee Rate set forth in the Pooling and Servicing Agreement
(and in the case of a Non-Serviced Mortgage Loan, the applicable Pari Passu Loan
Servicing Fee Rate, respectively) for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month, and is set forth in
Appendix II.

         "Advance Rate" means a rate equal to the "Prime Rate" as reported in
The Wall Street Journal from time to time.

         "Advances" means Servicing Advances and P&I Advances, collectively.

         "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

         "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

         "Appraisal Event" means not later than the earliest of the following:

o    the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan, Loan Pair or A/B Mortgage Loan if such delinquency remains uncured;

                                     S-151

o    the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

o    the effective date of any modification to a Money Term of a mortgage loan,
     Loan Pair or A/B Mortgage Loan, other than an extension of the date that a
     Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o    the date 30 days following the date a mortgaged property becomes an REO
     Property.

         "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO
Property, an amount that is equal to the excess, if any, of:

     the sum of:

o    the Scheduled Principal Balance of such mortgage loan, Loan Pair or A/B
     Mortgage Loan or in the case of an REO Property, the related REO mortgage loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan;

o    to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all accrued and unpaid interest on the mortgage loan;

o    all related unreimbursed Advances and interest on such Advances at the
     Advance Rate, and, to the extent applicable, all Advances that were made on a mortgage loan, Loan Pair or A/B Mortgage Loan on or before the date such mortgage loan, Loan Pair or A/B Mortgage Loan became a Rehabilitated
     Mortgage Loan that have since been reimbursed to the advancing party by the trust out of principal collections but not by the related mortgagor; and

o    to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be,

     over

o    90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan, Loan Pair or A/B Mortgage Loan
     (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

In the case of any Serviced Pari Passu Mortgage Loan, any Appraisal Reduction
will be calculated in respect of the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and then allocated pro rata between the
Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan
according to their respective principal balances. In the case of any A/B
Mortgage Loan, any Appraisal Reduction will be calculated in respect of such A/B
Mortgage Loan taken as a whole and any such Appraisal Reduction will be allocated first to the related B Note and then allocated to the related A Note.

         "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a specified date prior to stated
maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

         "Assumed Scheduled Payment" means an amount deemed due in respect of:

                                     S-152

o    any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated
     maturity date; or

o    any mortgage loan as to which the related mortgaged property has become an
     REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO
Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the trust, equals the Scheduled Payment (or
Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

         "Available Distribution Amount" means in general, for any Distribution
Date:

         (1)      all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that
                  represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion that represents one or more of the following:

                  o   Scheduled Payments collected but due on a Due Date
                      subsequent to the related Collection Period;

                  o   Prepayment Premiums or Yield Maintenance Charges (which
                      are separately distributable on the certificates as
                      described in this prospectus supplement);

                  o   amounts that are payable or reimbursable to any person
                      other than the Certificateholders (including, among other
                      things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the
                      Primary Servicer, the trustee, the paying agent and the
                      fiscal agent as compensation or in reimbursement of
                      outstanding Advances or as Excess Servicing Fees);

                  o   amounts deposited in the Certificate Account in error;

                  o   if such Distribution Date occurs during January, other
                      than a leap year, or February of any year, the Interest
                      Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account;

                  o   in the case of the REO Property related to an A/B Mortgage
                      Loan, all amounts received with respect to such A/B
                      Mortgage Loan that are required to be paid to the holder
                      of the related B Note pursuant to the terms of the related
                      B Note and the related intercreditor agreement; and

                  o   any portion of such amounts payable to the holders of any
                      Serviced Companion Mortgage Loan or B Note;

         (2)      to the extent not already included in clause (1), any P&I
                  Advances made and any Compensating Interest Payment paid with respect to such Distribution Date; and

         (3)      if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest
                  Reserve Loan.

                                     S-153

         "Balloon Loans" means mortgage loans that provide for Scheduled
Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless previously prepaid.

         "Balloon LTV" - See "Balloon LTV Ratio."

         "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of (a) (i) the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, (ii) in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to (b) the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

         "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

         "Banking Day" means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency) in
London, England.

         "Bankruptcy Code" means, the federal Bankruptcy Code, Title 11 of the
United States Code, as amended.

         "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment
Premium or Yield Maintenance Charge, and with respect to any class of certificates (except for the Class A-4FL Certificates) and the Class A-4FL
Regular Interest, a fraction (A) whose numerator is the greater of (x) zero and
(y) the difference between (i) the Pass-Through Rate on that class of certificates or the Class A-4FL Regular Interest, as applicable, and (ii) the
Discount Rate used in calculating the Prepayment Premium or Yield Maintenance
Charge with respect to the principal prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount
Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that principal prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the
Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the
Base Interest Fraction will equal zero.

         "B Note" means, with respect to any A/B Mortgage Loan, the related subordinated Mortgage Note not included in the trust, which is subordinated in right of payment to the related A Note to the extent set forth in the related intercreditor agreement.

         "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

         "BSCMI Loans" means the mortgage loans that were originated or purchased by BSCMI or an affiliate of BSCMI.

         "Certificate Account" means one or more separate accounts established and maintained by the master servicer, the Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing
Agreement.

         "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate or the Class A-4FL Regular Interest
will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

         "Certificateholder" or "Holder" means an entity in whose name a certificate is registered in the certificate registrar.

                                     S-154

         "Certificate Owner" means an entity acquiring an interest in an offered certificate.

         "Chenal Commons Mortgage Loan" means Mortgage Loan No. 39.

         "Chenal Commons Subordinated Loan" means the loan that is secured by a second lien mortgage on the same mortgaged property that secures the Chenal
Commons Mortgage Loan.

         "Class" means the designation applied to the offered certificates, the
Class A-4FL Regular Interest, and the private certificates, pursuant to this prospectus supplement.

         "Class A-4FL Available Funds" means, with respect to any Distribution
Date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on or in respect of the Class
A-4FL Regular Interest received by the paying agent after the Cut-off Date and on or prior to such Distribution Date plus (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in respect of the
Class A-4FL Regular Interest pursuant to the Swap Contract, but excluding the following: (a) all amounts of Prepayment Premiums and Yield Maintenance Charges allocated to the Class A-4FL Regular Interest for so long as the Swap Contract remains in place; (b) all amounts required to be paid to the Swap Counterparty in respect of the Class A-4FL Regular Interest pursuant to the Swap Contract;
and (c) all amounts incurred by the trustee in connection with enforcing the rights of the trust under the Swap Contract.

         "Class A-4FL Interest Distribution Amount" means with respect to any
Distribution Date, the sum of (i) for so long as the Swap Contract is in effect, the aggregate amount of interest received by the trustee from the Swap
Counterparty in respect of the Class A-4FL Regular Interest pursuant to the terms of the Swap Contract during the related Interest Accrual Period and (ii)
amounts in respect of interest (including reimbursement of any interest shortfalls) received on the Class A-4FL Regular Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the
Swap Contract or upon the termination or expiration of the Swap Contract). If the Swap Counterparty defaults on its obligation to pay such interest to the paying agent, or if a Swap Default occurs, the Class A-4FL Interest Distribution
Amount will equal the Distributable Certificate Interest Amount in respect of the Class A-4FL Regular Interest.

         "Class A-4FL Principal Distribution Amount" means, with respect to any
Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-4FL Regular Interest on such Distribution Date.

         "Class A-4FL Regular Interest" means an interest issued as an uncertificated regular interest in REMIC III represented by a portion of the
Class A-4FL Certificates.

         "Class A Senior Certificates" means the Class A-1 Certificates, the
Class A-2 Certificates, the Class A-3 Certificates, the Class A-AB Certificates,
the Class A-4 Certificates and the Class A-4FL Certificates (or as the context requires, the Class A-4FL Regular Interest).

         "Clearstream Bank" means Clearstream Bank, societe anonyme.

         "Closing Date" means on or about April 28, 2005.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

         "Compensating Interest" means with respect to any Distribution Date, an amount equal to the lesser of (A) the excess of (i) Prepayment Interest
Shortfalls incurred in respect of the mortgage loans other than Specially
Serviced Mortgage Loans resulting from (x) voluntary Principal Prepayments on such mortgage loans (but not

                                     S-155

including any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion
Mortgage Loan) or (y) to the extent that the master servicer did not apply the proceeds from involuntary Principal Prepayments in accordance with the terms of the related mortgage loan documents, involuntary Principal Prepayments during the related Collection Period over (ii) the aggregate of Prepayment Interest
Excesses incurred in respect of the mortgage loans resulting from Principal
Prepayments on the mortgage loans (but not including any B Note, Non-Serviced
Companion Mortgage Loan or Serviced Companion Mortgage Loan) during the same
Collection Period, and (B) the aggregate of the portion of the aggregate Master
Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans including REO Properties (but not including any B Note, Non-Serviced Companion
Mortgage Loan or Serviced Companion Mortgage Loan), plus any investment income earned on the amount prepaid prior to such Distribution Date.

         "Compensating Interest Payment" means any payment of Compensating
Interest.

         "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable)
its related B Note or Serviced Companion Mortgage Loan. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan or
Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in
Condemnation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such
Condemnation Proceeds will be distributable to the Certificateholders.

         "Constant Default Rate" or "CDR" means a rate that represents an assumed constant rate of default each month, which is expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CDR does not purport to be either an historical description of the default experience of any pool of mortgage loans or a prediction of the anticipated rate of default of any mortgage loans, including the mortgage loans underlying the certificates.

         "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

         "Controlling Class" means the most subordinate class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than
25% of the initial aggregate Certificate Balance of such Class as of the Closing
Date, the Controlling Class will be the next most subordinate class of certificates.

         "CPR" - See "Constant Prepayment Rate" above.

         "Cut-off Date" means April 1, 2005, provided that with respect to any mortgage loan that was originated in April 2005 that has its first Scheduled
Payment in June 2005, then the date of origination. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in April 2005 with respect to mortgage loans not having Due Dates on the first of each month have been deemed received on April 1, 2005, not the actual day which such scheduled payments were due.

         "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a Due Date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date
Balances.

                                     S-156

         "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information"
in this prospectus supplement.

         "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

         "Debt Service Coverage Ratio" or "DSCR" means, the ratio of
Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of current debt service payable under that mortgage loan.

         "Depositor" means Bear Stearns Commercial Mortgage Securities Inc.

         "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 8th day of the month in which such Distribution Date occurs, or, if such day is not a business day, the next preceding business day, and (ii)
the 5th business day prior to the related Distribution Date.

         "Discount Rate" means, for the purposes of the distribution of
Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

         "Distributable Certificate Interest Amount" means, in respect of any class of certificates (other than the Class A-4FL Certificates) and the Class
A-4FL Regular Interest for any Distribution Date, the sum of:

o    Accrued Certificate Interest in respect of such class of certificates or
     Class A-4FL Regular Interest for such Distribution Date, reduced (to not less than zero) by:

     o    any Net Aggregate Prepayment Interest Shortfalls allocated to such
          Class for such Distribution Date; and

     o    Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the
          Distributable Certificate Interest Amount payable in respect of such
          Class in accordance with the terms of the Pooling and Servicing
          Agreement; plus

o    the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution
     Date, plus one month's interest thereon at the applicable Pass-Through
     Rate; plus

o    if the aggregate Certificate Balance is reduced because of a diversion of principal as a result of the reimbursement of non-recoverable Advances out of principal in accordance with the terms of the Pooling and Servicing
     Agreement, and there is a subsequent recovery of amounts applied by the master servicer as recoveries of principal, then an amount generally equal to interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount that the aggregate
     Certificate Balance was so reduced, which interest will accrue from the date that the related Realized Loss is allocated through the end of the
     Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

         "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

         "Distribution Date" means the 13th day of each month, or if any such
13th day is not a business day, on the next succeeding business day.

                                     S-157

         "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

         "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section
2510.3-101).

         "DSCR" - See "Debt Service Coverage Ratio."

         "DTC" means The Depository Trust Company.

         "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note or Serviced
Companion Mortgage Loan.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

         "Escrow Account" means one or more custodial accounts established and maintained by the master servicer (or the Primary Servicer on its behalf)
pursuant to the Pooling and Servicing Agreement.

         "Euroclear Bank" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear system.

         "Event of Default" means, with respect to the master servicer under the
Pooling and Servicing Agreement, any one of the following events:

o    any failure by the master servicer to remit to the paying agent any payment required to be remitted by the master servicer under the terms of the
     Pooling and Servicing Agreement, including any required Advances;

o    any failure by the master servicer to make a required deposit to the
     Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o    any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing
     Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the Depositor or the trustee; provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure;
     provided, further that such cure period may not exceed 90 days;

o    any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by the Depositor or the trustee, provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

                                     S-158

o    the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o    the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o    the master servicer receives actual knowledge that Moody's has (i)
     qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the master servicer obtained such actual knowledge), and, in the case of either clauses (i) or (ii), citing servicing concerns with the master servicer as the sole or material factor in such rating;

o    the trustee shall receive notice from Fitch to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates; or

o    the master servicer has been downgraded to a servicer rating level below
     CMS3, or its then equivalent, by Fitch.

         "Excess Interest" means, in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of interest accrued on such mortgage loan at the Revised Rate over interest accrued on such mortgage loan at the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

         "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

         "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to an A/B Mortgage Loan, a prepayment in full had been made with respect to both the related A Note and B Note) on the date such proceeds were received plus accrued and unpaid interest with respect to that mortgage loan and any and all expenses with respect to that mortgage loan.

         "Excess Servicing Fee" means an additional fee payable to Wells Fargo that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable.

         "Excess Servicing Fee Rate" means an amount per annum set forth in the
Pooling and Servicing Agreement which is payable each month with respect to certain mortgage loans in connection with the Excess Servicing Fee.

         "Exemptions" means the individual prohibited transaction exemptions granted by the DOL to the Underwriters, as amended.

         "Expense Losses" means, among other things:

o    any interest paid to the master servicer, special servicer, the trustee or the fiscal agent in respect of unreimbursed Advances on the mortgage loans;

o    all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust;

                                     S-159

o    other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the fiscal agent, the paying agent and certain related persons, specified reimbursements and indemnification payments to the Depositor, the master servicer, the special servicer, the Primary Servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses, rating agency fees not recovered from the borrower, amounts expended on behalf of the trust to remediate an adverse environmental condition and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

o    any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

         "Financial Market Publishers" means TREPP, LLC, Intex Solutions, Inc.
and Standard and Poor's Conquest.

         "Fitch" means Fitch, Inc.

         "Fixed Interest Distribution" means, with respect to the Master
Servicer Remittance Date prior to each Distribution Date, the amount of interest the trust is obligated to pay or cause to be paid to the Swap Counterparty pursuant to the Swap Contract.

         "Fox Hill Run A/B Mortgage Loan" means the Fox Hill Run Mortgage Loan and the Fox Hill Run B Note.

         "Fox Hill Run B Note" means, with respect to the Fox Hill Run Mortgage
Loan, the related B Note.

         "Fox Hill Run Directing Lender" means the "Directing Lender" under the
Fox Hill Run Intercreditor Agreement.

         "Fox Hill Run Intercreditor Agreement" means that certain intercreditor agreement dated as of March 14, 2005, between the initial holder of the Fox Hill
Run Mortgage Loan and the initial holder of the Fox Hill Run B Note.

         "Fox Hill Run Mortgage Loan" means Mortgage Loan No. 20.

         "401(c) Regulations" means the final regulations issued by the DOL under Section 401(c) of ERISA clarifying the application of ERISA to Insurance
Company General Accounts.

         "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$1,121,613,138.

         "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

         "Insurance Proceeds" means all amounts paid by an insurer under an insurance policy in connection with a mortgage loan, Serviced Companion Mortgage
Loan or B Note, other than amounts required to be paid to the related borrower.
With respect to the mortgaged property or properties securing any Non-Serviced
Mortgage Loan or Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Insurance Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Insurance Proceeds will be distributable to the
Certificateholders.

         "Interest Accrual Period" means, with respect to each Distribution
Date, (i) for each class of Certificates (other than the Class A-4FL
Certificates) and for the Class A-4FL Regular Interest, the calendar month immediately preceding the month in which such Distribution Date occurs and (ii)
for the Class A-4FL Certificates, the period

                                     S-160

from (and including) the prior Distribution Date (or the Closing Date, in the case of the first such period) and ending on (and including) the day before the current Distribution Date.

         "Interest Only Certificates" means the Class X Certificates.

         "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

         "Interest Reserve Amount" means all amounts deposited in the Interest
Reserve Account with respect to Scheduled Payments due in any applicable January and February.

         "Interest Reserve Loan" - See "Non-30/360 Loan" below.

         "Interest Reset Date" means the day that is two (2) Banking Days prior to the start of the related Interest Accrual Period.

         "LIBOR" or "one-month LIBOR" means with respect to each Interest
Accrual Period, the per annum rate for deposits in U.S. dollars for a period of one month, which appears on the Telerate Page 3750 as the "London Interbank
Offering Rate" as of 11:00 a.m., London time, on the Interest Reset Date. If such rate does not appear on said Telerate Page 3750, LIBOR shall be the arithmetic mean of the offered quotations obtained by the Swap Counterparty from the principal London office of four major banks in the London interbank market selected by the Swap Counterparty in its sole discretion (each, a "Reference
Bank") for rates at which deposits in U.S. dollars are offered to prime banks in the London interbank market for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time as of approximately 11:00 a.m., London time, on the Interest Reset Date. If fewer than two Reference Banks provide the Swap Counterparty with such quotations, LIBOR shall be the rate per annum which the Swap Counterparty determines to be the arithmetic mean of the rates quoted by major banks in New
York City, New York selected by the Swap Counterparty at approximately 11:00
a.m. New York City time on the first day of such Interest Accrual Period for loans in U.S. dollars to leading European banks for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time. One-month LIBOR for the initial Interest Accrual Period will be determined two (2) Banking Days before the Closing Date, provided that for the initial Interest Accrual Period LIBOR shall be an interpolated percentage to reflect the shorter initial Interest Accrual Period, as set forth in the Swap
Contract.

         "Liquidation Fee" means 1.00% of the related Liquidation Proceeds and/or any Condemnation Proceeds and Insurance Proceeds received by the trust in connection with a Specially Serviced Mortgage Loan or related REO Property (net of any expenses). For the avoidance of doubt, a Liquidation Fee will be payable in connection with a repurchase of an A Note by the holder of the related B Note only to the extent set forth in the related intercreditor agreement.

         "Liquidation Proceeds" means proceeds from the sale or liquidation
(provided that for the purposes of calculating Liquidation Fees, Liquidation
Proceeds shall not include any proceeds from a repurchase of a mortgage loan by a mortgage loan seller due to a Material Breach of a representation or warranty or Material Document Defect) of a mortgage loan, Serviced Companion Mortgage
Loan or B Note or related REO Property, net of liquidation expenses. With respect to any Non-Serviced Mortgage Loan, the Liquidation Proceeds shall include only the portion of such net proceeds that is payable to the holder of such Non-Serviced Mortgage Loan.

         "Loan Pair" means a Serviced Pari Passu Mortgage Loan and the related
Serviced Companion Mortgage Loan, collectively.

         "Lock-out Period" means the period during which voluntary principal prepayments are prohibited.

         "Master Servicer Remittance Date" means, in each month, the business day preceding the Distribution Date.

                                     S-161

         "Master Servicing Fee" means the monthly amount, based on the Master
Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans, any Serviced Companion Mortgage Loan and any B
Note. Notwithstanding the foregoing, no Master Servicing Fee will be payable with respect to the Fox Hill Run B Note or otherwise be allocable to such B Note or the trust.

         "Master Servicing Fee Rate" means the rate per annum payable each month with respect to a mortgage loan (including the Waikele Center Pari Passu Loan), any Serviced Companion Mortgage Loan and any B Note in connection with the
Master Servicing Fee as set forth in the Pooling and Servicing Agreement.

         "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii)
the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated
Mortgage Loan.

         "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage
Loan.

         "Money Term" means, with respect to any mortgage loan, Serviced
Companion Mortgage Loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision of the mortgage loan requiring the payment of a Prepayment Premium or Yield
Maintenance Charge (but does not include late fee or default interest provisions).

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage File" means the following documents, among others:

o    the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

o    the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o    the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o    an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

o    an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o    an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

o    when relevant, the related ground lease or a copy of it.

         "Mortgage Loan Purchase Agreement" means each of the agreements entered into between the Depositor and the respective seller, as the case may be.

                                     S-162

         "Mortgage Pool" means the one hundred fifty-six (156) mortgage loans with an aggregate principal balance, as of the Cut-off Date, of approximately
$1,121,613,138, which may vary on the Closing Date by up to 5%.

         "MSCI 2005-TOP17" means the securitization known as the Morgan Stanley
Capital I Trust Series 2005-TOP17.

         "MSCI 2005-TOP17 Depositor" means the "depositor" under the MSCI
2005-TOP17 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Morgan Stanley Capital I Inc.

         "MSCI 2005-TOP17 Fiscal Agent" means the "fiscal agent" under the MSCI
2005-TOP17 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is ABN AMRO Bank N.V.

         "MSCI 2005-TOP17 Master Servicer" means the "master servicer" under the
MSCI 2005-TOP17 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

         "MSCI 2005-TOP17 Operating Adviser" means the operating adviser appointed under the MSCI 2005-TOP17 Pooling and Servicing Agreement.

         "MSCI 2005-TOP17 Paying Agent" means the "paying agent" under the MSCI
2005-TOP17 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

         "MSCI 2005-TOP17 Pooling and Servicing Agreement" means the Pooling and
Servicing Agreement entered into between the MSCI 2005-TOP17 Depositor, the MSCI
2005-TOP17 Master Servicer, the MSCI 2005-TOP17 Special Servicer, the MSCI
2005-TOP17 Paying Agent, the MSCI 2005-TOP17 Trustee and the MSCI 2005-TOP17
Fiscal Agent.

         "MSCI 2005-TOP17 Special Servicer" means the "special servicer" under the MSCI 2005-TOP17 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is ARCap Servicing, Inc.

         "MSCI 2005-TOP17 Trustee" means the "trustee" under the MSCI 2005-TOP17
Pooling and Servicing Agreement, which as of the date of this prospectus supplement is LaSalle Bank National Association, a national banking association.

         "MSMC" means Morgan Stanley Mortgage Capital Inc.

         "MSMC Loans" means the mortgage loans that were originated or purchased by MSMC.

         "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest
Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer.

         "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date)
minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates or Class A-4FL Regular Interest from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because certain of the certificates accrue interest on the basis of a
360-day year consisting of twelve 30-day months, when calculating the
Pass-Through Rate for each class of certificates for each Distribution Date, the
Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or Excess
Interest). However, with respect to each Non-30/360 Loan:

                                     S-163

o    the Net Mortgage Rate that would otherwise be in effect for purposes of the
     Scheduled Payment due in January of each year (other than a leap year) and
     February of each year will be adjusted to take into account the applicable
     Interest Reserve Amount; and

o    the Net Mortgage Rate that would otherwise be in effect for purposes of the
     Scheduled Payment due in March of each year will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (commencing in 2006), if applicable, and February
     (commencing in 2006).

         "Non-Serviced Companion Mortgage Loan" means a loan not included in the trust that is generally payable on a pari passu basis with the related
Non-Serviced Mortgage Loan, and in this securitization means the Waikele Center
Companion Loan.

         "Non-Serviced Mortgage Loan" means a mortgage loan included in the trust but serviced under another agreement. The Non-Serviced Mortgage Loan in the trust is the Waikele Center Pari Passu Loan.

         "Non-Serviced Mortgage Loan B Note" means any related note subordinate in right of payment to a Non-Serviced Mortgage Loan. There are no Non-Serviced
Mortgage Loan B Notes related to the trust.

         "Non-Serviced Mortgage Loan Group" means the Waikele Center Loan Group.

         "Non-Serviced Mortgage Loan Master Servicer" means the applicable
"master servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

         "Non-Serviced Mortgage Loan Mortgage" means the Waikele Center Pari
Passu Mortgage.

         "Non-Serviced Mortgage Loan Pooling and Servicing Agreement" means the
MSCI 2005-TOP17 Pooling and Servicing Agreement.

         "Non-Serviced Mortgage Loan Special Servicer" means the applicable
"special servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

         "Non-Serviced Mortgage Loan Trustee" means the applicable "trustee"
under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

         "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12
30-day months.

         "Notional Amount" means the notional principal amount of the Class X
Certificates, which will be based upon the outstanding principal balance of the
Principal Balance Certificates outstanding from time to time.

         "OID" means original issue discount.

         "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions; provided, that, with respect to an A/B Mortgage
Loan or the Chenal Commons Mortgage Loan, a holder of the related B Note or the
Chenal Commons Subordinated Loan, will, to the extent set forth in the related intercreditor agreement, instead be entitled to the rights and powers granted to the Operating Adviser under the Pooling and Servicing Agreement to the extent such rights and powers relate to the related A/B Mortgage Loan or the Chenal
Commons Mortgage Loan (but only so long as the holder of the related B Note or the Chenal Commons Subordinated Loan, as applicable, is the directing holder or controlling holder, as defined in the related Intercreditor Agreement).

         "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing
Fees, Primary Servicing Fees and other servicing fees payable from

                                     S-164

such Scheduled Payments or Assumed Scheduled Payments), other than any Balloon
Payment, advanced on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

         "Pari Passu Loan Servicing Fee" means the monthly amount, based on the
Pari Passu Loan Servicing Fee Rate, paid as compensation for the servicing of the applicable Non-Serviced Mortgage Loan.

         "Pari Passu Loan Servicing Fee Rate" means the servicing fee rate applicable to any Non-Serviced Mortgage Loan pursuant to its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

         "Participants" means DTC's participating organizations.

         "Parties in Interest" means persons who have specified relationships to
Plans ("parties in interest" under ERISA or "disqualified persons" under Section
4975 of the Code).

         "Pass-Through Rate" means the rate per annum at which any class of certificates (other than the Residual Certificates) or the Class A-4FL Regular
Interest accrues interest.

         "PCF" means Principal Commercial Funding, LLC.

         "PCF Loans" means the mortgage loans that were originated by PCF or its affiliates.

         "Percentage Interest" will equal, as evidenced by any certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional
Amount, as the case may be, of such certificate as set forth on the face of the certificate, and the denominator of which is equal to the initial aggregate
Certificate Balance or Notional Amount, as the case may be, of such Class.

         "Permitted Cure Period" means, for the purposes of any Material
Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the related seller or receipt by the related seller of notice of such Material Document Defect or
Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material
Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document
Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a
Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially
Serviced Mortgage Loan and (y) the Document Defect was identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and Servicing Agreement.

         "Planned Principal Balance" means, for any Distribution Date, the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement.

         "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of
ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

         "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of April 1, 2005, between Bear Stearns Commercial Mortgage
Securities Inc., as depositor, Wells Fargo, as master servicer, ARCap Servicing,
Inc., as special servicer, LaSalle Bank National Association, as trustee, Wells
Fargo Bank, National Association, as paying agent and certificate registrar and
ABN AMRO Bank N.V., as fiscal agent.

         "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan,

                                     S-165

the amount of interest which accrues on the amount of such Principal Prepayment or Balloon Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such
Due Date to the date such payment was made, net of the Trustee Fee, the Master
Servicing Fee, the Primary Servicing Fee, the pari passu loan servicing fee (in the case of any Non-Serviced Mortgage Loan), the Excess Servicing Fee and, if
the related mortgage loan is a Specially Serviced Mortgage Loan, net of the
Special Servicing Fee.

         "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial
Principal Prepayment (or a Balloon Payment) during the related Collection
Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing
Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Pari Passu Loan
Servicing Fee (in the case of any Non-Serviced Mortgage Loan) and the Trustee
Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the
Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of: o the aggregate amount of interest that would have accrued at the Net Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the
     Scheduled Principal Balance of such mortgage loan if the mortgage loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made, over

o    the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Primary Servicing Fee, the
     Excess Servicing Fee, the Pari Passu Loan Servicing Fee payable in connection with any Non-Serviced Mortgage Loan, the Special Servicing Fee,
     if the related mortgage loan is a Specially Serviced Mortgage Loan, and the
     Trustee Fee).

         "Prepayment Premium" means, with respect to any mortgage loan, Serviced
Companion Mortgage Loan or B Note for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, Serviced Companion Mortgage
Loan or B Note.

         "Primary Servicer" means Principal Global Investors, LLC.

         "Primary Servicing Fee" means the monthly amount, based on the Primary
Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

         "Primary Servicing Fee Rate" means an amount per annum set forth in the
Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee.

         "Principal Balance Certificates" means, upon initial issuance, the
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-4FL, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, Class O and Class P Certificates.

         "Principal Distribution Amount" equals, in general, for any
Distribution Date, the aggregate of the following:

o    the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any
     Serviced Companion Mortgage Loan or B Note or, in either case, its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

                                     S-166

o    all payments (including Principal Prepayments and the principal portion of
     Balloon Payments (but not in respect of any Serviced Companion Mortgage
     Loan or B Note or, in either case, its respective successor REO mortgage loan)) and other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds),
     Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of any Serviced
     Companion Mortgage Loan or B Note) during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal.

         The following amounts shall reduce the Principal Distribution Amount to the extent applicable:

o    if any advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those advances (and advance interest thereon) are reimbursable from amounts allocable to principal received with respect to the mortgage pool during the collection period for the related distribution date, and the Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections during that collection period
     (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount for the distribution date following the collection period in which the subsequent recovery occurs); and

o    if any advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described herein) will be reimbursable (with advance interest thereon) first from amounts allocable to principal received with respect to the mortgage pool during the collection period for the related distribution date (prior to reimbursement from other collections) and the
     Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections on the mortgage pool during that collection period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the distribution date following the collection period in which the subsequent recovery occurs).

         "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, Serviced Companion Mortgage Loan or
B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan, Serviced Companion
Mortgage Loan or B Note in advance of its scheduled Due Date.

         "PTCE" means a DOL Prohibited Transaction Class Exemption.

         "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and any related B Note, Serviced Companion Mortgage Loan or REO Property (including any unreimbursed Servicing Advances, Advance Interest related to such mortgage loan and any related B Note or Serviced Companion
Mortgage Loan, and also includes the amount of any Servicing Advances (and interest thereon) that were reimbursed from principal collections on the
Mortgage Pool and not subsequently recovered from the related mortgagor), and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note or any related Serviced
Companion Mortgage Loan that are reimbursable to the master servicer, the special servicer, the trustee or the fiscal agent, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related
Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Primary Servicer, the master servicer, the special servicer, the
Depositor or the trustee in respect of the Material Breach or Material Document
Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

                                     S-167

         "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

         "Rated Final Distribution Date" means the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

         "Rating Agencies" means Fitch and Moody's.

         "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o    the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o    the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense
     Losses.

         If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the mortgage pool and the total principal balance of the certificates on the succeeding Distribution Date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described herein) to reduce principal balances of the
Principal Balance Certificates on the distribution date for that collection period.

         "Record Date" means, (i) with respect to each class of offered certificates, other than the Class A-4FL Certificates, for each Distribution
Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs and (ii) with respect to the Class
A-4FL Certificates, the business day immediately preceding the related
Distribution Date.

         "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, Serviced Companion Mortgage Loan or B Note that was modified, based on the modified terms, or a complete defeasance shall have occurred, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated
Mortgage Loan unless its related B Note would also constitute a Rehabilitated
Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan. A
Serviced Pari Passu Mortgage Loan will not constitute a Rehabilitated Mortgage
Loan unless the related Serviced Companion Mortgage Loan would also constitute a
Rehabilitated Mortgage Loan. A Serviced Companion Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Pari Passu
Mortgage Loan would also constitute a Rehabilitated Mortgage Loan.

                                     S-168

         "REMIC" means a "real estate mortgage investment conduit," within the meaning of Section 860D(a) of the Code.

         "REMIC Regular Certificates" means the Senior Certificates (other than the Class A-4FL Certificates) and the Subordinate Certificates.

         "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and
Servicing Agreement. With respect to any Non-Serviced Mortgage Loan (if the applicable Non-Serviced Mortgage Loan Special Servicer has foreclosed upon the mortgaged property or properties securing such Non-Serviced Mortgage Loan
Mortgage), the REO Income shall include only the portion of such net income that is payable to the holder of such Non-Serviced Mortgage Loan, and with respect to any Loan Pair or A/B Mortgage Loan, only an allocable portion of such REO Income will be distributable to the Certificateholders.

         "REO Property" means any mortgaged property acquired on behalf of the
Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

         "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

         "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

         "Residual Certificates" means the Class R-I Certificates, the Class
R-II Certificates and the Class R-III Certificates.

         "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

         "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

         "Scheduled Payment" means, in general, for any mortgage loan, Serviced
Companion Mortgage Loan or B Note on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, Serviced Companion Mortgage Loan or B Note subsequent to the
Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

         "Scheduled Principal Balance" means, in respect of any mortgage loan,
Serviced Companion Mortgage Loan, Loan Pair, B Note or REO mortgage loan on any
Distribution Date will generally equal its Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), reduced, to not less than zero, by:

o    any payments or other collections of principal, or Advances in lieu of such payments or collections, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled
     Payments due in any subsequent Collection Period; and

o    the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

         "Senior Certificates" means the Class A Senior Certificates and the
Class X Certificates.

         "Serviced Companion Mortgage Loan" means a loan not included in the trust but serviced pursuant to the Pooling and Servicing Agreement and secured on a pari passu basis with the related Serviced Pari Passu Mortgage

                                     S-169

Loan. There are no Serviced Pari Passu Mortgage Loans in the trust and therefore there are no Serviced Companion Mortgage Loans related to the trust.

         "Serviced Pari Passu Mortgage Loan" means a mortgage loan included in the trust that is serviced under the Pooling and Servicing Agreement and secured by a mortgaged property that secures one or more other loans on a pari passu basis that are not included in the trust. There are no Serviced Pari Passu
Mortgage Loans in the trust.

         "Serviced Pari Passu Mortgage Loan B Note" means, with respect to any
Serviced Pari Passu Mortgage Loan, any subordinated mortgage note that is designated as a B Note and which is not included in the trust. There are no
Serviced Pari Passu Mortgage Loan B Notes related to the trust.

         "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

         "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any Serviced Companion Mortgage Loan and any B Note, but not any
Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of any Serviced Companion Mortgage Loan or any B Note, the related holder of such Serviced Companion Mortgage Loan or B Note, as applicable) as a collective whole (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, any Serviced Companion Mortgage Loan and any B Note and any related intercreditor or co-lender agreement and, to the extent consistent with the foregoing, further as follows:

o    with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o    with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans, any Serviced Companion Mortgage Loan and any B Note or, if a mortgage loan, any Serviced Companion Mortgage Loan or B Note comes into and continues in default and if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the
     Certificateholders (as a collective whole) (or in the case of any A/B
     Mortgage Loan and its related B Note or a Loan Pair, the maximization of recovery thereon of principal and interest to the Certificateholders and the holder of the related B Note or the Serviced Companion Mortgage Loan, as applicable, all taken as a collective whole) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the rate determined by the special servicer but in any event not less than (i) the related Net
     Mortgage Rate, in the case of the mortgage loans (other than any A Note or
     Serviced Pari Passu Mortgage Loan), or (ii) the weighted average of the mortgage rates on the related A Note and B Note, in the case of any A/B
     Mortgage Loan, and on the Serviced Pari Passu Mortgage Loan and the related
     Serviced Companion Mortgage Loan, in the case of a Loan Pair); and without regard to:

          i.   any other relationship that the master servicer or the special servicer, as the case may be, or any of their affiliates may have with the related borrower;

          ii.  the ownership of any certificate or any interest in any Serviced
               Companion Mortgage Loan, any Non-Serviced Companion Mortgage
               Loan, any B Note or any mezzanine loan related to a mortgage loan by the master servicer or the special servicer, as the case may be, or any of their affiliates;

                                     S-170

         iii.  the master servicer's obligation to make Advances;

         iv.   the right of the master servicer (or any of their affiliates) or the special servicer, as the case may be, to receive
               reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction; and

         v.    any obligation of the master servicer (or any of its affiliates)
               to repurchase any mortgage loan from the trust.

         "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan (other than a Non-Serviced Mortgage
Loan), a Serviced Companion Mortgage Loan or a B Note to become a Specially
Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to any
A Note, it will be deemed to have occurred also with respect to the related B
Note; provided, however, that if a Servicing Transfer Event would otherwise have occurred with respect to an A Note, but has not so occurred solely because the holder of the related B Note has exercised its cure rights under the related intercreditor agreement, a Servicing Transfer Event will not occur with respect to the related A/B Mortgage Loan. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If a Servicing Transfer Event occurs with respect to a
Serviced Pari Passu Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Companion Mortgage Loan. If a Servicing Transfer
Event occurs with respect to a Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Pari Passu
Mortgage Loan. Under any applicable Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, if a Servicing Transfer Event occurs with respect to a
Non-Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan.

         "Specially Serviced Mortgage Loan" means the following:

o    any mortgage loan (other than an A/B Mortgage Loan), Serviced Companion
     Mortgage Loan or B Note as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the
     Certificateholders or the holder of the related B Note or Serviced
     Companion Mortgage Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

                                     S-171

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, in the judgment of the master servicer, (a) (other than with respect to any
     A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the
     Certificateholders or the holder of the related B Note or Serviced
     Companion Mortgage Loan (as the case may be).

         "Special Servicer Compensation" means such fees payable to the special servicer, collectively, including the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

         "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o    any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing
     Agreement;

o    any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and
     Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o    any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing
     Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and the Depositor that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o    any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o    the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o    the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

                                     S-172

o    the servicing officer of the special servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that a servicing officer of the date that s servicing officer of the special servicer obtained such actual knowledge), and, in the case of either (i) or (ii), citing servicing concerns with the special servicer as the sole and material factor in such rating action;

o    the trustee shall have received notice from Fitch that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates; or

o    the special servicer has been downgraded to a servicer rating level below
     CSS3, or its then equivalent, by Fitch.

         "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each
Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled
Principal Balance of each Specially Serviced Mortgage Loan.

         "Structuring Assumptions" means the following assumptions:

o    the mortgage rate as of the Closing Date on each mortgage loan remains in effect until maturity or its Anticipated Repayment Date;

o    the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented herein, and the Pass-Through Rate of the
     Class A-4FL Certificates remains at its initial rate;

o    the closing date for the sale of the certificates is April 28, 2005;

o    distributions on the certificates are made on the 13th day of each month, commencing in May 2005;

o    there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o    Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o    the trust does not experience any Expense Losses;

o    no Principal Prepayment on any mortgage loan is made during its Lock-out
     Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance
     Charge, Prepayment Premium or a defeasance requirement, and otherwise
     Principal Prepayments are made on the mortgage loans at the indicated
     levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o    no Prepayment Interest Shortfalls occur;

o    no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer, the trustee or the fiscal agent as reimbursements of any nonrecoverable advances, unreimbursed advances outstanding as of the date of modification of any mortgage loan and any related interest on such advances;

o    no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the trust occurs;

o    each ARD Loan pays in full on its Anticipated Repayment Date;

                                     S-173

o    each mortgage loan that has its first payment in June 2005 pays interest only during the first Interest Accrual Period relating to the distribution date in May 2005 and was assumed to have one additional month of Lock-out
     Period; and

o    any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

         "Subordinate Certificates" means the Class A-J, Class B, Class C, Class
D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class
N, Class O and Class P Certificates.

         "Swap Counterparty" means Morgan Stanley Capital Services Inc. or any successor thereto.

         "Treasury Rate" unless otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates
under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S.
Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

         "Trustee Fee" means a monthly fee as set forth in the Pooling and
Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties.

         "UCF" - See "Underwritable Cash Flow."

         "Underwritable Cash Flow" or "UCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

         "Underwriters" means Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated.

         "Underwriting Agreement" means that agreement, dated April 19, 2005, entered into by the Depositor and the Underwriters.

         "Unpaid Interest" means, on any distribution date with respect to any class of interests (including the Class A-4FL Regular Interest) or certificates
(other than the Residual Certificates and the Class A-4FL Certificates), the
portion of Distributable Certificate Interest Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

         "WAC" - See "Weighted Average Net Mortgage Rate."

         "Waikele Center Companion Loan" means the loans that, in the aggregate, are secured by the Waikele Center Pari Passu Mortgage on a pari passu basis with the Waikele Center Pari Passu Loan.

         "Waikele Center Loan Group" means, collectively, the Waikele Center
Pari Passu Loan and the Waikele Center Companion Loan.

         "Waikele Center Pari Passu Loan" means Mortgage Loan No. 4, which is secured on a pari passu basis with the Waikele Center Companion Loan pursuant to the Waikele Center Pari Passu Mortgage.

                                     S-174

         "Waikele Center Pari Passu Mortgage" means the mortgage securing the
Waikele Center Pari Passu Loan and the Waikele Center Companion Loan.

         "Weighted Average Net Mortgage Rate" or "WAC" means, for any
Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

         "Wells Fargo" means Wells Fargo Bank, National Association.

         "Workout Fee" means that fee, payable with respect to any Rehabilitated
Mortgage Loan, Serviced Companion Mortgage Loan or B Note, equal to 1.00% of the amount of each collection of interest (other than default interest and any
Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan, Serviced Companion Mortgage Loan or B Note for so long as it remains a Rehabilitated Mortgage Loan.

         "Yield Maintenance Charge" means, with respect to any Distribution
Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

                                      S-175

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                            PERCENT BY   WEIGHTED
                                                                                             AGGREGATE       AGGREGATE    AVERAGE
                                                                         NUMBER OF        CUT-OFF DATE    CUT-OFF DATE   MORTGAGE
LOAN SELLER                                                            MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)
-----------------------------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Inc.                                         29            363,098,802            32.4      5.186
Principal Commercial Funding, LLC                                            59            312,986,983            27.9      5.470
Bear Stearns Commercial Mortgage, Inc.                                       27            234,014,353            20.9      5.288
Wells Fargo Bank, N.A.                                                       40            148,198,000            13.2      5.651
Bear Stearns Commercial Mortgage, Inc. / Wells Fargo Bank, N.A.(1)           1              63,315,000             5.6      5.145
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                                      156         $1,121,613,138           100.0%     5.346%
===================================================================================================================================

--------------------------------------------------------------------------------------------------------------------------------

                                                                         WEIGHTED                       WEIGHTED       WEIGHTED
                                                                          AVERAGE      WEIGHTED          AVERAGE        AVERAGE
                                                                        REMAINING       AVERAGE     CUT-OFF DATE        BALLOON
LOAN SELLER                                                            TERM (MOS.)      DSCR (X)          LTV (%)        LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Inc.                                          112          2.25             54.4           50.8
Principal Commercial Funding, LLC                                             129          1.58             64.7           48.7
Bear Stearns Commercial Mortgage, Inc.                                         87          2.21             57.4           52.6
Wells Fargo Bank, N.A.                                                        128          1.85             58.4           44.6
Bear Stearns Commercial Mortgage, Inc. / Wells Fargo Bank, N.A.(1)            115          1.92             70.0           70.0
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                                        114          1.98X            59.3%          50.9%
================================================================================================================================

(1) With respect to Mortgage Loan No.4, Waikele Center, the Waikele Center Pari
    Passu Loan, which is included in the Trust, was co-originated by Bear
    Stearns Commercial Mortgage, Inc. and Wells Fargo Bank, National
    Association.

CUT-OFF DATE BALANCES

----------------------------------------------------------------------------------------------------------------------

                                                                                      PERCENT BY        WEIGHTED
                                                                     AGGREGATE         AGGREGATE         AVERAGE
                                            NUMBER OF             CUT-OFF DATE      CUT-OFF DATE        MORTGAGE
CUT-OFF DATE BALANCE ($)                  MORTGAGE LOANS            BALANCE ($)       BALANCE (%)        RATE (%)
----------------------------------------------------------------------------------------------------------------------

1 - 1,000,000                                   7                    6,216,191            0.6              5.868
1,000,001 - 2,000,000                           25                  38,443,428            3.4              5.623
2,000,001 - 3,000,000                           30                  75,034,503            6.7              5.462
3,000,001 - 4,000,000                           16                  56,715,838            5.1              5.572
4,000,001 - 5,000,000                           20                  90,857,530            8.1              5.602
5,000,001 - 6,000,000                           14                  76,132,921            6.8              5.549
6,000,001 - 7,000,000                           7                   44,825,685            4.0              5.488
7,000,001 - 8,000,000                           11                  83,176,434            7.4              5.405
8,000,001 - 9,000,000                           5                   43,688,634            3.9              5.342
9,000,001 - 10,000,000                          1                    9,100,000            0.8              5.380
10,000,001 - 15,000,000                         7                   86,100,834            7.7              5.197
15,000,001 - 20,000,000                         5                   88,851,704            7.9              5.172
25,000,001 <=                                   8                  422,469,436           37.7              5.209
----------------------------------------------------------------------------------------------------------------------
TOTAL:                                         156              $1,121,613,138          100.0%             5.346%
======================================================================================================================

Minimum: $623,000
Maximum: $85,000,000
Average: $7,189,828

-------------------------------------------------------------------------------------------------------------

                                         WEIGHTED                                WEIGHTED         WEIGHTED
                                          AVERAGE            WEIGHTED             AVERAGE          AVERAGE
                                        REMAINING             AVERAGE        CUT-OFF DATE          BALLOON
CUT-OFF DATE BALANCE ($)               TERM (MOS.)            DSCR (X)             LTV (%)         LTV (%)
-------------------------------------------------------------------------------------------------------------

1 - 1,000,000                                 119                1.35             63.9               47.7
1,000,001 - 2,000,000                         121                1.73             58.8               43.8
2,000,001 - 3,000,000                         117                1.72             59.5               45.1
3,000,001 - 4,000,000                         128                1.93             60.0               43.0
4,000,001 - 5,000,000                         128                1.81             59.5               44.5
5,000,001 - 6,000,000                         128                1.66             66.4               51.3
6,000,001 - 7,000,000                         113                1.63             65.8               55.5
7,000,001 - 8,000,000                         109                1.77             57.9               47.4
8,000,001 - 9,000,000                         118                1.82             65.4               53.4
9,000,001 - 10,000,000                        118                1.49             64.1               57.3
10,000,001 - 15,000,000                       112                2.96             55.7               46.2
15,000,001 - 20,000,000                       110                1.93             62.5               53.8
25,000,001 <=                                 107                2.08             56.8               55.0
----------------------------------------------------------------------------------------------------------
TOTAL:                                        114                1.98X            59.3%              50.9%
=============================================================================================================

                                      I-1

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

STATES

----------------------------------------------------------------------------------------------------------------------------

                                                                                       PERCENT BY          WEIGHTED
                                                                   AGGREGATE            AGGREGATE           AVERAGE
                                        NUMBER OF               CUT-OFF DATE         CUT-OFF DATE          MORTGAGE
STATE                              MORTGAGED PROPERTIES           BALANCE ($)          BALANCE (%)          RATE (%)
----------------------------------------------------------------------------------------------------------------------------

New York                                    14                   265,883,403                 23.7            5.189
California - Southern                       19                   108,720,590                  9.7            5.504
California - Northern                       10                    45,015,595                  4.0            5.610
Maryland                                    4                     82,687,749                  7.4            5.173
Hawaii                                      1                     63,315,000                  5.6            5.145
Colorado                                    4                     57,667,702                  5.1            5.235
New Jersey                                  8                     51,967,629                  4.6            5.260
Missouri                                    5                     47,797,759                  4.3            5.776
Connecticut                                 8                     41,973,433                  3.7            5.045
Texas                                       10                    39,766,745                  3.5            5.648
Florida                                     34                    36,445,620                  3.2            5.762
Georgia                                     8                     35,908,889                  3.2            5.440
Pennsylvania                                5                     34,934,336                  3.1            5.411
Massachusetts                               3                     34,837,000                  3.1            4.903
Ohio                                        8                     30,681,123                  2.7            5.521
Arizona                                     7                     27,577,349                  2.5            5.321
North Carolina                              6                     22,046,940                  2.0            5.573
Indiana                                     4                     15,691,268                  1.4            5.384
Tennessee                                   2                     11,735,000                  1.0            5.178
Washington                                  4                     10,270,176                  0.9            5.784
Virginia                                    3                      7,801,118                  0.7            5.375
Rhode Island                                1                      7,492,972                  0.7            5.520
Arkansas                                    1                      6,740,000                  0.6            4.980
Illinois                                    5                      6,033,415                  0.5            5.222
Alabama                                     1                      5,093,612                  0.5            6.270
Michigan                                    1                      5,083,081                  0.5            5.470
South Carolina                              1                      4,995,361                  0.4            5.560
Minnesota                                   2                      4,120,000                  0.4            5.833
Wisconsin                                   1                      3,429,132                  0.3            5.730
Iowa                                        1                      3,412,815                  0.3            6.250
Louisiana                                   1                      2,488,324                  0.2            5.670
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                                     182                $1,121,613,138                100.0%           5.346%
============================================================================================================================

------------------------------------------------------------------------------------------------------------------

                                         WEIGHTED                                    WEIGHTED           WEIGHTED
                                          AVERAGE            WEIGHTED                 AVERAGE            AVERAGE
                                        REMAINING             AVERAGE            CUT-OFF DATE            BALLOON
STATE                                  TERM (MOS.)            DSCR (X)                 LTV (%)            LTV (%)
------------------------------------------------------------------------------------------------------------------

New York                                      119                2.42                  51.0               47.9
California - Southern                         123                1.72                  62.3               50.4
California - Northern                         128                1.54                  57.2               43.0
Maryland                                       61                2.30                  54.9               53.4
Hawaii                                        115                1.92                  70.0               70.0
Colorado                                      107                1.94                  64.6               60.2
New Jersey                                    125                1.62                  58.7               41.4
Missouri                                      111                1.90                  64.7               52.1
Connecticut                                    86                2.21                  59.7               55.2
Texas                                         130                1.55                  57.0               36.6
Florida                                       130                1.85                  60.8               45.9
Georgia                                       124                1.73                  66.3               52.2
Pennsylvania                                  119                1.77                  66.2               53.4
Massachusetts                                  92                2.54                  55.8               55.8
Ohio                                          121                1.60                  63.0               46.7
Arizona                                       111                1.75                  65.1               57.5
North Carolina                                163                1.50                  59.3               33.3
Indiana                                       119                1.46                  74.3               59.8
Tennessee                                      80                2.55                  52.7               52.7
Washington                                    117                1.47                  59.7               48.6
Virginia                                      102                1.88                  54.4               47.1
Rhode Island                                  119                1.35                  65.2               54.7
Arkansas                                       83                2.76                  54.8               54.8
Illinois                                      104                1.37                  68.7               50.9
Alabama                                       165                1.40                  67.9               42.4
Michigan                                      117                1.35                  79.4               66.6
South Carolina                                131                1.40                  73.5               60.1
Minnesota                                     124                1.51                  72.0               60.5
Wisconsin                                     117                1.45                  74.5               63.0
Iowa                                          112                1.18                  79.0               62.5
Louisiana                                     238                1.76                  44.0                1.2
------------------------------------------------------------------------------------------------------------------
TOTAL:                                        114                1.98X                 59.3%              50.9%
==================================================================================================================

                                       I-2

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

----------------------------------------------------------------------------------------------------------------------------
                                                                                       PERCENT BY            WEIGHTED
                                                                    AGGREGATE           AGGREGATE             AVERAGE
                                            NUMBER OF            CUT-OFF DATE        CUT-OFF DATE            MORTGAGE
PROPERTY TYPE                            RTGAGED PROPERTIES        BALANCE ($)         BALANCE (%)            RATE (%)
----------------------------------------------------------------------------------------------------------------------------

Retail
    Anchored                                    19                288,311,873                25.7              5.113
    Free Standing                               44                 62,952,333                 5.6              5.694
    Unanchored                                  21                 58,851,020                 5.2              5.570
    Shadow Anchored                             16                 58,096,721                 5.2              5.540
    Big Box                                     3                  12,067,500                 1.1              5.344
----------------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                              103               $480,279,447                42.8%             5.302%
Multifamily
    Mid Rise                                    5                 152,950,906                13.6              5.300
    Garden                                      11                 70,105,604                 6.3              5.238
    High Rise                                   1                  15,000,000                 1.3              4.890
    Low Rise                                    2                   5,010,363                 0.4              5.479
----------------------------------------------------------------------------------------------------------------------------

        SUBTOTAL:                               19               $243,066,873                21.7%             5.261%
Office
    Urban                                       5                 103,088,251                 9.2              5.016
    Suburban                                    12                 75,886,744                 6.8              5.498
    Medical                                     8                  42,041,400                 3.7              5.461
----------------------------------------------------------------------------------------------------------------------------

        SUBTOTAL:                               25               $221,016,396                19.7%             5.266%
Industrial
    Warehouse                                   12                 53,950,735                 4.8              5.494
    Light Industrial                            3                  20,203,473                 1.8              5.799
    Flex Industrial                             1                   9,880,111                 0.9              5.960
    Heavy Industrial                            1                   3,991,826                 0.4              5.840
----------------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                               17                $88,026,145                 7.8%             5.632%
Hospitality
    Full Service                                2                  37,303,485                 3.3              5.878
    Limited Service                             2                  16,514,402                 1.5              5.512
----------------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                               4                 $53,817,886                 4.8%             5.766%
Self Storage
    Self Storage                                7                  14,888,806                 1.3              5.863
----------------------------------------------------------------------------------------------------------------------------

        SUBTOTAL:                               7                 $14,888,806                 1.3%             5.863%
Mixed Use
    Retail/Multifamily                          2                   6,305,113                 0.6              5.165
    Retail/Office                               1                   5,067,726                 0.5              6.260
    Retail/Office/Multifamily                   1                   2,850,000                 0.3              5.110
    ----------------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                               4                 $14,222,839                 1.3%             5.544%
Other
    Parking Garage                              1                   2,294,746                 0.2              5.670
    Day Care Facility                           1                   1,700,000                 0.2              5.255
----------------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                               2                  $3,994,746                 0.4%             5.493%
    Manufactured Housing Community
    Manufactured Housing Community              1                   2,300,000                 0.2              5.380
----------------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                               1                  $2,300,000                 0.2%             5.380%
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                         182             $1,121,613,138               100.0%             5.346%
============================================================================================================================

---------------------------------------------------------------------------------------------------------------------
                                           WEIGHTED                                    WEIGHTED          WEIGHTED
                                            AVERAGE            WEIGHTED                 AVERAGE          AVERAGE
                                          REMAINING             AVERAGE            CUT-OFF DATE          BALLOON
PROPERTY TYPE                            TERM (MOS.)            DSCR (X)                 LTV (%)          LTV (%)
---------------------------------------------------------------------------------------------------------------------

Retail
    Anchored                                    90               2.14                 60.5               57.5
    Free Standing                              132               1.74                 60.3               43.8
    Unanchored                                 120               1.72                 61.2               50.5
    Shadow Anchored                            132               1.77                 65.9               51.1
    Big Box                                     64               2.41                 54.0               53.0
------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                              104               2.00X                61.0%              53.9%
Multifamily
    Mid Rise                                   123               1.67                 56.2               52.8
    Garden                                     115               1.56                 66.1               53.2
    High Rise                                  119               9.18                 12.7               12.7
    Low Rise                                   116               1.42                 75.2               59.8
------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                              121               2.10X                56.7%              50.6%
Office
    Urban                                      121               2.43                 50.0               46.1
    Suburban                                   126               1.74                 61.1               49.6
    Medical                                    117               1.60                 61.0               48.0
------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                              122               2.03X                55.9%              47.6%
Industrial
    Warehouse                                  114               1.57                 64.2               52.5
    Light Industrial                           113               1.71                 65.9               53.8
    Flex Industrial                            179               1.36                 54.9               21.6
    Heavy Industrial                           239               1.33                 64.4                1.9
------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                              126               1.57X                63.5%              47.0%
Hospitality
    Full Service                               118               1.97                 62.1               48.1
    Limited Service                            118               2.21                 54.9               42.1
------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                              118               2.04X                59.9%              46.3%
Self Storage
    Self Storage                               111               1.52                 67.5               53.2
------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                              111               1.52X                67.5%              53.2%
Mixed Use
    Retail/Multifamily                          70               1.44                 64.1               58.2
    Retail/Office                              237               1.42                 59.6                0.4
    Retail/Office/Multifamily                   60               1.80                 60.6               56.1
------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                              128               1.50X                61.8%              37.2%
Other
    Parking Garage                              58               1.47                 65.6               61.3
    Day Care Facility                          118               2.55                 62.4               62.4
------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                               84               1.93X                64.2%              61.8%
Manufactured Housing Community
    Manufactured Housing Community             120               1.54                 57.5               48.0
------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                              120               1.54X                57.5%              48.0%
------------------------------------------------------------------------------------------------------------------
TOTAL:                                         114               1.98X                59.3%              50.9%
==================================================================================================================

                                      I-3

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE RATES

-------------------------------------------------------------------------------------------------------------------------------

                                                                                             PERCENT BY           WEIGHTED
                                                                        AGGREGATE             AGGREGATE            AVERAGE
                                              NUMBER OF              CUT-OFF DATE          CUT-OFF DATE           MORTGAGE
Mortgage Rate (%)                           Mortgage Loans             Balance ($)           Balance (%)           Rate (%)
-------------------------------------------------------------------------------------------------------------------------------

4.501 - 5.000                                     13                  200,518,083                17.9              4.863
5.001 - 5.500                                     77                  637,706,842                56.9              5.277
5.501 - 6.000                                     50                  228,716,992                20.4              5.745
6.001 - 6.500                                     14                   48,448,834                 4.3              6.196
6.501 <=                                           2                    6,222,387                 0.6              6.680
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                           156               $1,121,613,138               100.0%             5.346%
===============================================================================================================================

Minimum: 4.719%
Maximum: 6.750%
Weighted Average: 5.346%

--------------------------------------------------------------------------------------------------------------------

                                          WEIGHTED                                    WEIGHTED           WEIGHTED
                                           AVERAGE            WEIGHTED                 AVERAGE            AVERAGE
                                         REMAINING             AVERAGE            CUT-OFF DATE            BALLOON
Mortgage Rate (%)                       Term (Mos.)            DSCR (x)                 LTV (%)            LTV (%)
--------------------------------------------------------------------------------------------------------------------

4.501 - 5.000                                  100                3.03                 48.5               46.9
5.001 - 5.500                                  109                1.83                 60.8               54.6
5.501 - 6.000                                  133                1.55                 64.5               46.9
6.001 - 6.500                                  131                1.78                 58.7               40.7
6.501 <=                                       205                1.16                 73.4               18.2
--------------------------------------------------------------------------------------------------------------------
TOTAL:                                         114                1.98X                59.3%              50.9%
====================================================================================================================

ORIGINAL TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY           WEIGHTED
                                                                              AGGREGATE           AGGREGATE            AVERAGE
                                                       NUMBER OF           CUT-OFF DATE        CUT-OFF DATE           MORTGAGE
Original Term to Stated Maturity (mos.)              Mortgage Loans          Balance ($)         Balance (%)           Rate (%)
---------------------------------------------------------------------------------------------------------------------------------

1 - 60                                                     12               135,722,246                12.1            5.076
61 - 120                                                  124               822,093,778                73.3            5.385
121 - 180                                                  13               136,865,704                12.2            5.264
181 - 240                                                   6                22,692,094                 2.0            5.772
241 <=                                                      1                 4,239,315                 0.4            6.750
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    156            $1,121,613,138               100.0%           5.346%
=================================================================================================================================

Minimum: 60 mos.
Maximum: 257 mos.
Weighted Average: 116 mos.

---------------------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                                    WEIGHTED            WEIGHTED
                                                      AVERAGE            WEIGHTED                 AVERAGE             AVERAGE
                                                     REMAINING             AVERAGE            CUT-OFF DATE            BALLOON
 Original Term to Stated Maturity (mos.)            Term (Mos.)            DSCR (x)                 LTV (%)            LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

1 - 60                                                     55                2.31                 57.8                 57.4
61 - 120                                                  115                1.91                 60.8                 53.1
121 - 180                                                 138                2.20                 51.8                 40.4
181 - 240                                                 238                1.49                 56.0                  1.3
241 <=                                                    249                1.04                 77.1                  0.1
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    114                1.98X                59.3%                50.9%
=================================================================================================================================

                                      I-4

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

REMAINING TERMS TO STATED MATURITY

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY           WEIGHTED
                                                                            AGGREGATE             AGGREGATE            AVERAGE
                                                NUMBER OF                CUT-OFF DATE          CUT-OFF DATE           MORTGAGE
REMAINING TERM TO STATED MATURITY (MOS.)      MORTGAGE LOANS               BALANCE ($)           BALANCE (%)           RATE (%)
----------------------------------------------------------------------------------------------------------------------------------

1 - 60                                              12                    135,722,246                  12.1            5.076
61 - 120                                           125                    897,093,778                  80.0            5.337
121 - 180                                           12                     61,865,704                   5.5            5.814
181 - 240                                           6                      22,692,094                   2.0            5.772
241 <=                                              1                       4,239,315                   0.4            6.750
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                             156                 $1,121,613,138                 100.0%           5.346%
==================================================================================================================================

Minimum: 53 mos.
Maximum: 249 mos.
Weighted Average: 114 mos.

-------------------------------------------------------------------------------------------------------------------------------
                                                    WEIGHTED                                    WEIGHTED           WEIGHTED
                                                     AVERAGE            WEIGHTED                 AVERAGE            AVERAGE
                                                   REMAINING             AVERAGE            CUT-OFF DATE            BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)          TERM (MOS.)            DSCR (X)                 LTV (%)            LTV (%)
-------------------------------------------------------------------------------------------------------------------------------

1 - 60                                                    55                2.31                 57.8                57.4
61 - 120                                                 116                1.99                 59.3                52.3
121 - 180                                                160                1.45                 62.7                37.4
181 - 240                                                238                1.49                 56.0                 1.3
241 <=                                                   249                1.04                 77.1                 0.1
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   114                1.98X                59.3%               50.9%
===============================================================================================================================

ORIGINAL AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY            WEIGHTED
                                                                       AGGREGATE             AGGREGATE             AVERAGE
                                              NUMBER OF             CUT-OFF DATE          CUT-OFF DATE            MORTGAGE
ORIGINAL AMORTIZATION TERM (MOS.)           MORTGAGE LOANS            BALANCE ($)           BALANCE (%)            RATE (%)
---------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                                  25                 468,649,500                  41.8              5.099
   121 - 180                                      1                    7,093,679                   0.6              5.120
   181 - 240                                      11                  48,644,574                   4.3              5.700
   241 - 300                                      41                 197,813,478                  17.6              5.648
   301 - 360                                      67                 364,163,680                  32.5              5.410
---------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                        145              $1,086,364,912                  96.9%             5.330%

FULLY AMORTIZING LOANS
   61 - 120                                       1                    2,059,814                   0.2              5.260
   121 - 180                                      3                    6,257,002                   0.6              5.546
   181 - 240                                      6                   22,692,094                   2.0              5.772
   241 <=                                         1                    4,239,315                   0.4              6.750
---------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                         11                 $35,248,226                   3.1%             5.819%
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                           156              $1,121,613,138                 100.0%             5.346%
=================================================================================================================================

Minimum: 120 mos.
Maximum: 360 mos.
Weighted Average: 322 mos.

----------------------------------------------------------------------------------------------------------------------------
                                                WEIGHTED                                    WEIGHTED           WEIGHTED
                                                 AVERAGE            WEIGHTED                 AVERAGE            AVERAGE
                                               REMAINING             AVERAGE            CUT-OFF DATE            BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)             TERM (MOS.)            DSCR (X)                 LTV (%)            LTV (%)
----------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                                      99                2.41                  54.8               54.8
   121 - 180                                         116                1.44                  54.4               24.0
   181 - 240                                         146                1.51                  57.6               33.5
   241 - 300                                         119                1.75                  60.2               46.0
   301 - 360                                         115                1.69                  65.1               56.1
----------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                            110                2.00X                 59.4%              52.5%

FULLY AMORTIZING LOANS
   61 - 120                                          117                1.23                  50.2                0.8
   121 - 180                                         173                1.48                  54.1                1.1
   181 - 240                                         238                1.49                  56.0                1.3
   241 <=                                            249                1.04                  77.1                0.1
----------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                            221                1.42X                 57.9%               1.1%
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                               114                1.98X                 59.3%              50.9%
============================================================================================================================

                                      I-5

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

REMAINING AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------

                                                                                      PERCENT BY            WEIGHTED
                                                                     AGGREGATE         AGGREGATE             AVERAGE
 REMAINING AMORTIZATION                     NUMBER OF             CUT-OFF DATE      CUT-OFF DATE            MORTGAGE
 TERM (MOS.)                              MORTGAGE LOAN             BALANCE($)        BALANCE(%)             RATE(%)
------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
  Interest Only                                 25                 468,649,500              41.8              5.099
  121 - 180                                     1                    7,093,679               0.6              5.120
  181 - 240                                     11                  48,644,574               4.3              5.700
  241 - 300                                     41                 197,813,478              17.6              5.648
  301 - 360                                     67                 364,163,680              32.5              5.410
------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                      145              $1,086,364,912             96.9%             5.330%

FULLY AMORTIZING LOANS
  61 - 120                                      1                    2,059,814               0.2              5.260
  121 - 180                                     3                    6,257,002               0.6              5.546
  181 - 240                                     6                   22,692,094               2.0              5.772
  241 <=                                        1                    4,239,315               0.4              6.750
------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                       11                 $35,248,226               3.1%             5.819%
------------------------------------------------------------------------------------------------------------------- ----
TOTAL:                                         156              $1,121,613,138             100.0%             5.346%
========================================================================================================================

Minimum: 117 mos.
Maximum: 360 mos.
Weighted Average: 320 mos.

--------------------------------------------------------------------------------------------------------------------------

                                              WEIGHTED                                    WEIGHTED            WEIGHTED
                                               AVERAGE            WEIGHTED                 AVERAGE             AVERAGE
 REMAINING AMORTIZATION                      REMAINING            AVERAGE             CUT-OFF DATE             BALLOON
 TERM (MOS.)                                TERM (MOS.)           DSCR(X)                   LTV(%)              LTV(%)
--------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
  Interest Only                                     99                2.41                    54.8               54.8
  121 - 180                                        116                1.44                    54.4               24.0
  181 - 240                                        146                1.51                    57.6               33.5
  241 - 300                                        119                1.75                    60.2               46.0
  301 - 360                                        115                1.69                    65.1               56.1
--------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                          110               2.00X                   59.4%              52.5%

FULLY AMORTIZING LOANS
  61 - 120                                         117                1.23                    50.2                0.8
  121 - 180                                        173                1.48                    54.1                1.1
  181 - 240                                        238                1.49                    56.0                1.3
  241 <=                                           249                1.04                    77.1                0.1
--------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                          221                1.42X                   57.9%               1.1%
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                                             114                1.98X                   59.3%              50.9%
==========================================================================================================================

DEBT SERVICE COVERAGE RATIOS

--------------------------------------------------------------------------------------------------------------------------
                                                                                       PERCENT BY           WEIGHTED
                                                                      AGGREGATE         AGGREGATE            AVERAGE
                                              NUMBER OF            CUT-OFF DATE      CUT-OFF DATE           MORTGAGE
DEBT SERVICE COVERAGE RATIO (X)             MORTGAGE LOANS           BALANCE ($)       BALANCE (%)           RATE (%)
--------------------------------------------------------------------------------------------------------------------------

<= 1.20                                           7                  21,295,450               1.9              5.925
1.21 - 1.30                                       11                 37,456,473               3.3              5.686
1.31 - 1.40                                       22                160,343,056              14.3              5.572
1.41 - 1.50                                       30                202,158,937              18.0              5.419
1.51 - 1.60                                       14                 49,441,950               4.4              5.425
1.61 - 1.70                                       9                  34,323,396               3.1              5.451
1.71 - 1.80                                       13                 47,972,160               4.3              5.374
1.81 <=                                           50                568,621,716              50.7              5.196
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                                           156             $1,121,613,138             100.0%             5.346%
==========================================================================================================================

Minimum: 1.04x
Maximum: 9.18x
Weighted Average: 1.98x

----------------------------------------------------------------------------------------------------------------------------
                                              WEIGHTED                                    WEIGHTED           WEIGHTED
                                               AVERAGE            WEIGHTED                 AVERAGE            AVERAGE
                                             REMAINING             AVERAGE            CUT-OFF DATE            BALLOON
DEBT SERVICE COVERAGE RATIO (X)             TERM (MOS.)            DSCR (X)                 LTV (%)            LTV (%)
----------------------------------------------------------------------------------------------------------------------------

<= 1.20                                            143                1.16                    72.7               45.1
1.21 - 1.30                                        123                1.24                    68.7               47.0
1.31 - 1.40                                        134                1.35                    67.9               52.3
1.41 - 1.50                                        121                1.47                    60.6               51.5
1.51 - 1.60                                        121                1.55                    63.1               50.3
1.61 - 1.70                                        136                1.65                    63.6               47.6
1.71 - 1.80                                        122                1.76                    64.0               49.7
1.81 <=                                            101                2.50                    54.4               51.0
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                             114                1.98X                   59.3%              50.9%
============================================================================================================================

                                      I-6

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

LOAN-TO-VALUE RATIOS

-------------------------------------------------------------------------------------------------------------------------------
                                                                                         PERCENT BY           WEIGHTED
                                                                     AGGREGATE            AGGREGATE            AVERAGE
                                                NUMBER OF         CUT-OFF DATE         CUT-OFF DATE           MORTGAGE
LOAN-TO-VALUE RATIO (%)                       MORTGAGE LOANS        BALANCE ($)          BALANCE (%)           RATE (%)
-------------------------------------------------------------------------------------------------------------------------------

<= 20.0                                             1               15,000,000                  1.3              4.890
20.1 - 30.0                                         3                9,968,485                  0.9              5.153
30.1 - 40.0                                         5               14,180,501                  1.3              5.376
40.1 - 50.0                                         17             175,592,046                 15.7              5.072
50.1 - 60.0                                         35             306,177,547                 27.3              5.359
60.1 - 70.0                                         64             467,743,569                 41.7              5.396
70.1 - 80.0                                         31             132,950,989                 11.9              5.562
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                             156          $1,121,613,138                100.0%             5.346%
===============================================================================================================================

Minimum: 12.7%
Maximum: 79.9%
Weighted Average: 59.3%

-------------------------------------------------------------------------------------------------------------------------------
                                                 WEIGHTED                                    WEIGHTED           WEIGHTED
                                                  AVERAGE            WEIGHTED                 AVERAGE            AVERAGE
                                                REMAINING             AVERAGE            CUT-OFF DATE            BALLOON
LOAN-TO-VALUE RATIO (%)                        TERM (MOS.)            DSCR (X)                 LTV (%)            LTV (%)
-------------------------------------------------------------------------------------------------------------------------------

<= 20.0                                               119                9.18                    12.7               12.7
20.1 - 30.0                                           117                3.83                    24.1               19.2
30.1 - 40.0                                           129                2.37                    35.3               24.0
40.1 - 50.0                                           118                2.58                    45.1               41.7
50.1 - 60.0                                           108                1.86                    54.7               46.4
60.1 - 70.0                                           113                1.72                    66.2               57.4
70.1 - 80.0                                           122                1.41                    74.9               59.6
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                114                1.98X                   59.3%              50.9%
===============================================================================================================================

BALLOON LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                PERCENT BY            WEIGHTED
                                                                             AGGREGATE           AGGREGATE             AVERAGE
                                                    NUMBER OF             CUT-OFF DATE        CUT-OFF DATE            MORTGAGE
Balloon Loan-to-Value Ratio (%)                   Mortgage Loans            Balance ($)         Balance (%)            Rate (%)
------------------------------------------------------------------------------------------------------------------------------------

<= 20.0                                                 14                  56,716,712                 5.1              5.511
20.1 - 30.0                                             6                   33,164,593                 3.0              5.582
30.1 - 40.0                                             15                  67,406,225                 6.0              5.371
40.1 - 50.0                                             33                 264,592,144                23.6              5.334
50.1 - 60.0                                             57                 432,696,566                38.6              5.340
60.1 - 70.0                                             31                 267,036,898                23.8              5.297
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 156              $1,121,613,138               100.0%             5.346%
====================================================================================================================================

Minimum: 0.1%
Maximum: 70.0%
Weighted Average: 50.9%

------------------------------------------------------------------------------------------------------------------------------
                                                  WEIGHTED                                    WEIGHTED           WEIGHTED
                                                   AVERAGE            WEIGHTED                 AVERAGE            AVERAGE
                                                 REMAINING             AVERAGE            CUT-OFF DATE            BALLOON
Balloon Loan-to-Value Ratio (%)                 Term (Mos.)            DSCR (x)                 LTV (%)            LTV (%)
------------------------------------------------------------------------------------------------------------------------------

<= 20.0                                                182                3.68                 42.1                6.0
20.1 - 30.0                                            149                1.86                 48.3               23.0
30.1 - 40.0                                            118                2.06                 46.3               35.9
40.1 - 50.0                                            120                2.21                 53.7               45.8
50.1 - 60.0                                            103                1.80                 60.7               55.0
60.1 - 70.0                                            106                1.70                 71.0               65.9
------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 114                1.98X                59.3%              50.9%
==============================================================================================================================

                                      I-7

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

------------------------------------------------------------------------------------------------------
Prepayment Restrictions                      APR-05              APR-06               APR-07
------------------------------------------------------------------------------------------------------

Locked Out                                   99.20%              99.20%               98.84%
Greater of YM and 1.00% (2)(3)               0.80%               0.80%                 1.16%
Greater of YM and 3.00% (2)                  0.00%               0.00%                 0.00%
Open                                         0.00%               0.00%                 0.00%
------------------------------------------------------------------------------------------------------
TOTALS                                      100.00%             100.00%               100.00%
------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                 $1,121,613,138      $1,112,260,812       $1,102,156,908
% Initial Pool Balance                      100.00%              99.17%               98.27%
------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
Prepayment Restrictions                       APR-08              APR-09               APR-10
--------------------------------------------------------------------------------------------------------

Locked Out                                    72.56%              69.13%               74.91%
Greater of YM and 1.00% (2)(3)                26.60%              30.04%               24.35%
Greater of YM and 3.00% (2)                   0.66%                0.65%               0.74%
Open                                          0.18%                0.18%               0.00%
--------------------------------------------------------------------------------------------------------
TOTALS                                       100.00%              100.00%             100.00%
--------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                  $1,091,074,694      $1,078,787,684        $930,144,747
% Initial Pool Balance                        97.28%              96.18%               82.93%
--------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

---------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)         APR-11               APR-12             APR-13
---------------------------------------------------------------------------------------------------

Locked Out                               74.97%               75.68%             76.29%
Greater of YM and 1.00% (2)(3)           24.29%               23.55%             23.71%
Greater of YM and 3.00% (2)              0.74%                0.77%               0.00%
Open                                     0.00%                0.00%               0.00%
---------------------------------------------------------------------------------------------------
TOTALS                                  100.00%              100.00%             100.00%
---------------------------------------------------------------------------------------------------
Pool Balance Outstanding              $915,780,347         $864,469,914       $840,058,323
% Initial Pool Balance                   81.65%               77.07%             74.90%
---------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)          APR-14               APR-15              APR-16
----------------------------------------------------------------------------------------------------

Locked Out                                78.32%               32.63%              93.24%
Greater of YM and 1.00% (2)(3)            16.35%                2.05%              6.76%
Greater of YM and 3.00% (2)               0.00%                 0.00%              0.00%
Open                                      5.33%                65.32%              0.00%
----------------------------------------------------------------------------------------------------
TOTALS                                   100.00%               100.00%            100.00%
----------------------------------------------------------------------------------------------------
Pool Balance Outstanding               $787,439,538         $177,573,841        $49,052,037
% Initial Pool Balance                    70.21%               15.83%              4.37%
----------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

---------------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)                        APR-17                     APR-18
---------------------------------------------------------------------------------------------------------

Locked Out                                              91.85%                     92.15%
Greater of YM and 1.00% (2)(3)                          8.15%                      7.85%
Greater of YM and 3.00% (2)                             0.00%                      0.00%
Open                                                    0.00%                      0.00%
---------------------------------------------------------------------------------------------------------
TOTALS                                                 100.00%                    100.00%
---------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                             $36,459,774                $33,206,658
% Initial Pool Balance                                  3.25%                      2.96%
---------------------------------------------------------------------------------------------------------

Notes:
(1)  The analysis is based on the Structuring Assumptions and a 0% CPR as discussed herein.
(2)  See Appendix II for a description of the Yield Maintenance.
(3)  DEF/YM1 loans have been modeled as Yield Maintenance.

                                      I-8

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

-------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE           CMSA                CMSA           MORTGAGE
   LOAN NO.         LOAN NO.          PROPERTY NO.       LOAN SELLER(1)       PROPERTY NAME(2)
-------------------------------------------------------------------------------------------------------------------------------

       1               1                  1-001          MSMC                 95 - 97 Horatio Street
       2               2                  2-001          MSMC                 111-115 Fifth Avenue
       3               3                  3-001          BSCMI                Boulevard at the Capital Centre
       4               4                  4-001          BSCMI/WFB            Waikele Center
       5               5                  5-001          PCF                  Janus World Headquarters
       6               6                  6-001          MSMC                 110 - 114 Horatio Street
       7               7                  7-001          BSCMI                Chateau on the Lake
       8               8                  8-001          MSMC                 Capitol Arms Apartments
       9               9                  9-001          WFB                  Watertown Mall
      10               10                10-001          MSMC                 Vernon Circle Shopping Center
      11               11                11-001          MSMC                 Centerplace of Greeley
                       12                                                     Finisar Portfolio Roll-up
      12                                 12-001          WFB                  Finisar Portfolio - Allen, TX (I)
      13                                 12-002          WFB                  Finisar Portfolio - Sunnyvale, CA (I)
      14               13                13-001          PCF                  Dorchester Apartments
      15               14                14-001          MSMC                 340 East 93rd Street Coop
      16               15                15-001          BSCMI                Perkins Farm Market Place
      17               16                16-001          PCF                  Summa Care Centre
      18               17                17-001          BSCMI                Olympiad Plaza
      19               18                18-001          PCF                  Whiting Shopping Center
      20               19                19-001          PCF                  Fox Hill Run Apartments
      21               20                20-001          BSCMI                101 & 111 North La Brea
      22               21                21-001          MSMC                 Borders Books & Cafe-San Diego
      23               22                22-001          PCF                  2400-2402 Main Street Industrial
      24               23                23-001          PCF                  Best Plaza
      25               24                24-001          PCF                  Broadway Village Apartments
      26               25                25-001          WFB                  Comfort Inn at the Park
      27               26                26-001          PCF                  North Hills Shopping Center
      28               27                27-001          PCF                  15253 Bake Parkway
      29               28                28-001          BSCMI                Dal-Rich Village
      30               29                29-001          BSCMI                Holiday Inn Express Midtown
      31               30                30-001          MSMC                 58-30 Grand Avenue
      32               31                31-001          BSCMI                One Main Street
      33               32                32-001          PCF                  Warwick Medical Building
      34               33                33-001          BSCMI                3200 Liberty Avenue
      35               34                34-001          BSCMI                Horizon Village
      36               35                35-001          BSCMI                Winchester Commons
      37               36                36-001          MSMC                 Executive Drive Medical Office
      38               37                37-001          PCF                  Marina Business Park
      39               38                38-001          BSCMI                Chenal Commons
      40               39                39-001          PCF                  31200 Courthouse Drive
      41               40                40-001          PCF                  200 Clifton Boulevard
      42               41                41-001          WFB                  Peabody Court Clarion Hotel
      43               42                42-001          PCF                  Pinnacle Medical Office Building
      44               43                43-001          WFB                  Crackerneck Plaza
      45               44                44-001          PCF                  180 Technology Park
      46               45                45-001          MSMC                 Doral Apartments
      47               46                46-001          WFB                  Easy Street Industrial
      48               47                47-001          PCF                  6062 Alcoa Avenue
      49               48                48-001          BSCMI                St. Petersburg Plaza
      50               49                49-001          PCF                  Glades Square
      51               50                50-001          BSCMI                Kohl's Wilshire
      52               51                51-001          PCF                  Sharon Promenade
      53               52                52-001          PCF                  Sheridan Shoppes
      54               53                53-001          MSMC                 Cupertino Town Center
      55               54                54-001          PCF                  Acoma Casitas
      56               55                55-001          MSMC                 El Camino Square
      57               56                56-001          PCF                  2250 Highway 150
      58               57                57-001          PCF                  RDC Enterprises Retail Plaza
      59               58                58-001          WFB                  Media Village
      60               59                59-001          MSMC                 Murrieta Springs Medical Center
      61               60                60-001          WFB                  Jungle Jim Plaza
      62               61                61-001          PCF                  Boulevard Market Fair
      63               62                62-001          PCF                  Hawthorne Towers
      64               63                63-001          BSCMI                Best Buy Reynoldsburg
                       64                                                     Circle K Portfilio Pod 7 - Roll-up
      65                                 64-001          WFB                  Circle K Portfolio Pod 7 - Hwy 674 (II)
      66                                 64-002          WFB                  Circle K Portfolio Pod 7 - N Faulkenburg Rd (II)
      67                                 64-003          WFB                  Circle K Portfolio Pod 7 - 2742 US 27 S (II)
      68                                 64-004          WFB                  Circle K Portfolio Pod 7 - 7916 US 27 S (II)
      69                                 64-005          WFB                  Circle K Portfolio Pod 7 - Cortez Blvd (II)
      70                                 64-006          WFB                  Circle K Portfolio Pod 7 - Deltona Blvd (II)
      71                                 64-007          WFB                  Circle K Portfolio Pod 7 - Springhill Dr (II)
      72                                 64-008          WFB                  Circle K Portfolio Pod 7 - W Knights Griffin Rd (II)
      73                                 64-009          WFB                  Circle K Portfolio Pod 7 - Broad St (II)
      74                                 64-010          WFB                  Circle K Portfolio Pod 7 - Main St (II)
      75                                 64-011          WFB                  Circle K Portfolio Pod 7 - Bonneville Dr (II)
      76               65                65-001          MSMC                 Cypress Pointe Shopping Center
      77               66                66-001          WFB                  Reedley Shopping Center
      78               67                67-001          PCF                  Physicians Plaza of Smyrna
      79               68                68-001          PCF                  Courtyards North and South
      80               69                69-001          WFB                  Palmdale Towne Center
      81               70                70-001          PCF                  Virginia Mason Medical Clinic
      82               71                71-001          PCF                  13155 Railroad Avenue
      83               72                72-001          PCF                  1759 West Avenue J-12
      84               73                73-001          PCF                  Walgreens
                       74                                                     Circle K Portfilio Pod 9 - Roll-up
      85                                 74-001          WFB                  Circle K Portfolio Pod 9 - 24520 SR 44 (III)
      86                                 74-002          WFB                  Circle K Portfolio Pod 9 - Hanson St (III)
      87                                 74-003          WFB                  Circle K Portfolio Pod 9 - Hunter Blvd (III)
      88                                 74-004          WFB                  Circle K Portfolio Pod 9 - S Tamiami Tr (III)
      89                                 74-005          WFB                  Circle K Portfolio Pod 9 - SR 29 (III)
      90                                 74-006          WFB                  Circle K Portfolio Pod 9 - Stringfellow Blvd (III)
      91                                 74-007          WFB                  Circle K Portfolio Pod 9 - 1801 SR 44 (III)
      92                                 74-008          WFB                  Circle K Portfolio Pod 9 - Collier Blvd (III)
      93                                 74-009          WFB                  Circle K Portfolio Pod 9 - E Main St (III)
      94               75                75-001          PCF                  The Trellis Apartments
      95               76                76-001          PCF                  5 Corporate Drive
      96               77                77-001          MSMC                 Arbor Court
      97               78                78-001          MSMC                 Parliament Park Apartments
      98               79                79-001          PCF                  Heather Brook Apartments
      99               80                80-001          MSMC                 IMC Industrial
      100              81                81-001          PCF                  Hillsborough Gardens
      101              82                82-001          PCF                  1251 Clay Court
      102              83                83-001          WFB                  EZ Boat Storage
      103              84                84-001          WFB                  Prairie Lakes
      104              85                85-001          BSCMI                Turnpike Shopping Center
      105              86                86-001          BSCMI                CVS - Stuart, FL
      106              87                87-001          MSMC                 1326 Second Avenue
      107              88                88-001          MSMC                 Cornerstone Shopping Center
      108              89                89-001          PCF                  Ambassador West Apartments
      109              90                90-001          PCF                  47-16 Austell Place
                       91                                                     Circle K Portfilio Pod 8 - Roll-up
      110                                91-001          WFB                  Circle K Portfolio Pod 8 - 2683 N Monroe St (IV)
      111                                91-002          WFB                  Circle K Portfolio Pod 8 - Capital Circle Ne Rd (IV)
      112                                91-003          WFB                  Circle K Portfolio Pod 8 - Boggy Creek Rd (IV)
      113                                91-004          WFB                  Circle K Portfolio Pod 8 - Hwy 441 (IV)
      114                                91-005          WFB                  Circle K Portfolio Pod 8 - 1421 N Monroe (IV)
      115                                91-006          WFB                  Circle K Portfolio Pod 8 - S Ferncreek Ave (IV)
      116                                91-007          WFB                  Circle K Portfolio Pod 8 - 21st St (IV)
      117              92                92-001          PCF                  Dawsonville Promenade Shopping Center
      118              93                93-001          MSMC                 Bedford Hills Retail
      119              94                94-001          MSMC                 205 Commerce Center
      120              95                95-001          BSCMI                Walgreens Greenville
      121              96                96-001          PCF                  10050 Foothills Boulevard
      122              97                97-001          PCF                  Northhampton Plaza Apartments
      123              98                98-001          WFB                  Fort Locks Self Storage
      124              99                99-001          WFB                  Golden Oaks Apartments
      125             100                100-001         PCF                  50 Commerce Drive
      126             101                101-001         PCF                  Fountain Park East Apartments
      127             102                102-001         MSMC                 Tokeneke Center
      128             103                103-001         MSMC                 Heights Road Retail
      129             104                104-001         WFB                  Woodbury Retail
      130             105                105-001         BSCMI                Walgreens Norcross
      131             106                106-001         WFB                  3 Star Center West
      132             107                107-001         WFB                  Old Mill Plaza
      133             108                108-001         PCF                  457 Lapalco Boulevard
      134             109                109-001         BSCMI                1217 Second Street
      135             110                110-001         BSCMI                Kensington Center
      136             111                111-001         PCF                  Chestatee Plaza
      137             112                112-001         WFB                  All Safe Storage and Office
      138             113                113-001         PCF                  520 West Metro Park
      139             114                114-001         WFB                  Sylvan Mobile Estates
      140             115                115-001         MSMC                 Belvedere Parking Garage
      141             116                116-001         WFB                  Bureau of Land Management Building
      142             117                117-001         PCF                  Goodwill Center
      143             118                118-001         MSMC                 AutoZone/ Sherwin Williams
      144             119                119-001         MSMC                 475-505 Port Washington Blvd
      145             120                120-001         MSMC                 608 East 9th Street
      146             121                121-001         BSCMI                Walgreens Martinsville
      147             122                122-001         PCF                  3045 Glendale Avenue
      148             123                123-001         WFB                  West 34th Street Storage Center
      149             124                124-001         PCF                  366 West 15th Street
      150             125                125-001         WFB                  Mason Park Professional Plaza
      151             126                126-001         WFB                  Valley Ridge
      152             127                127-001         PCF                  4343 Williams Road
      153             128                128-001         MSMC                 Shoppes at College Square
      154             129                129-001         WFB                  Secret Ravine Parkway
      155             130                130-001         BSCMI                Talbot's Center
      156             131                131-001         BSCMI                Walgreens Taunton
      157             132                132-001         PCF                  Tuttle Center
      158             133                133-001         BSCMI                Bright Horizons
      159             134                134-001         WFB                  Tractor Supply Albany, GA
                      135                                                     50th Street & Drew Commons - Roll-up
      160                                135-001         PCF                  50th Street Commons (V)
      161                                135-002         PCF                  Drew Commons (V)
      162             136                136-001         WFB                  Edgewood Self Storage
      163             137                137-001         WFB                  The Shops at Smoky Hill
      164             138                138-001         WFB                  Visages, Inc.
      165             139                139-001         WFB                  Londelius Street Industrial
      166             140                140-001         BSCMI                100 Hudson Street
      167             141                141-001         WFB                  Stillwater Marketplace IV
      168             142                142-001         WFB                  Rite Aid - Williamsport, PA
      169             143                143-001         WFB                  Georgetown Shoppes
      170             144                144-001         BSCMI                Citizens Bank - Paoli
      171             145                145-001         WFB                  3680 Wheeler Avenue
      172             146                146-001         PCF                  2346 East 79th Street
      173             147                147-001         WFB                  UPS Office Building
      174             148                148-001         WFB                  Deer Valley Self Storage
      175             149                149-001         PCF                  100 Walton Way
      176             150                150-001         WFB                  Lake Jackson Retail Center
      177             151                151-001         PCF                  Oak Park Public Self-Storage
      178             152                152-001         PCF                  2025 Broadway
      179             153                153-001         PCF                  2420 West 51st Street
      180             154                154-001         PCF                  1019 Madison Street
      181             155                155-001         WFB                  Kinko's - Phoenix, AZ
      182             156                156-001         PCF                  5711 West 63rd Street

                                                                              TOTALS AND WEIGHTED AVERAGES:

------------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE
   LOAN NO.     STREET ADDRESS                                                                          CITY
------------------------------------------------------------------------------------------------------------------------------------

       1        95 - 97 Horatio Street                                                                  New York
       2        111-115 Fifth Avenue                                                                    New York
       3        821 Capital Centre Boulevard                                                            Landover
       4        94-849 Lumiaina Street                                                                  Waipahu
       5        151 Detroit Street                                                                      Denver
       6        110 - 114 Horatio Street                                                                New York
       7        415 North State Highway 265                                                             Branson
       8        840 Eighth Avenue                                                                       New York
       9        550 Arsenal Street                                                                      Watertown
      10        295 Hartford Turnpike                                                                   Vernon
      11        4500-4626 Center Place Drive                                                            Greeley

      12        600 Millenium Drive                                                                     Allen
      13        1389 -1399 Moffett Park Drive                                                           Sunnyvale
      14        800 Willopenn Drive                                                                     Upper Southampton Township
      15        340 East 93rd Street                                                                    New York
      16        867-935 Grafton Street                                                                  Worcester
      17        10 North Main Street                                                                    Akron
      18        23012-23062  Alicia Parkway                                                             Mission Viejo
      19        108, 109, & 200 Lacey Road                                                              Whiting
      20        613 Fox Hill Run Drive                                                                  Woodbridge
      21        101 & 111 North La Brea Avenue                                                          Inglewood
      22        668 6th Avenue                                                                          San Diego
      23        2400-2402 Main Street                                                                   Chula Vista
      24        20020-20140 Hawthorne Boulevard                                                         Torrance
      25        561 B Preston Drive                                                                     Greenfield
      26        1200 Mae Street                                                                         Hummelstown
      27        3350-3364 Chamblee Tucker Road                                                          Atlanta
      28        15253 Bake Parkway                                                                      Irvine
      29        101 Coit Road South                                                                     Richardson
      30        1305-11 Walnut Street                                                                   Philadelphia
      31        58-30 Grand Avenue                                                                      Maspeth
      32        1 Main Street                                                                           Westport
      33        400 Bald Hill Road                                                                      Warwick
      34        3200 Liberty Avenue                                                                     North Bergen
      35        1940-50 W. Indian School Rd.                                                            Phoenix
      36        7956 Winchester Road                                                                    Memphis
      37        3605 Executive Drive                                                                    San Angelo
      38        2301-2499 Verna Court                                                                   San Leandro
      39        12801 Chenal Parkway                                                                    Little Rock
      40        31200 Courthouse Drive                                                                  Union City
      41        200 Clifton Boulevard                                                                   Clifton
      42        612 Cathedral Street and 124 West Read Street                                           Baltimore
      43        300 Tower Road                                                                          Marietta
      44        19321 E. US Highway 40                                                                  Independence
      45        180 Technology Park                                                                     Norcross
      46        550 Bramlet Road                                                                        Charlotte
      47        21-29 West Easy Street                                                                  Simi Valley
      48        6062 Alcoa Avenue                                                                       Vernon
      49        1725-1977 North 34th Street                                                             St. Petersburg
      50        9464 Glades Road                                                                        Boca Raton
      51        8540 N. Church Road                                                                     Kansas City
      52        1355 Sharon Road                                                                        Cumming
      53        15641 and 15651 Sheridan Street                                                         Davie
      54        10430 De Anza Blvd                                                                      Cupertino
      55        5615 West Acoma Drive                                                                   Glendale
      56        191 North El Camino Real                                                                Encinitas
      57        2250 Highway 150                                                                        Hoover
      58        8712-8720 W. Grand River Avenue                                                         Brighton
      59        231-255 East Palm Avenue, 260-270 Magnolia Avenue, and 295-335 N. Third Street          Burbank
      60        25395 Hancock Avenue                                                                    Murrieta
      61        2722-2760 S. Alma School Rd.                                                            Mesa
      62        3801 Clemson Boulevard                                                                  Anderson
      63        36 Hawthorne Place                                                                      Montclair
      64        2872 Taylor Road                                                                        Reynoldsburg

      65        5133 Hwy 674                                                                            Wimauma
      66        101 N Faulkenburg Rd                                                                    Tampa
      67        2742 US 27 S                                                                            Lake Placid
      68        7916 US 27 S                                                                            Sebring
      69        13077 Cortez Blvd                                                                       Spring Hill
      70        6227 Deltona Blvd                                                                       Spring Hill
      71        11091 Spring Hill Drive                                                                 Spring Hill
      72        7202 W Knights Griffin Rd                                                               Plant City
      73        3275 Broad St                                                                           Brooksville
      74        10039 Main St                                                                           Thornotosassa
      75        2116 Bonneville Dr                                                                      Orlando
      76        1020, 1030, 1040, 1080 East Cypress Avenue                                              Redding
      77        1504-1690 Manning Avenue                                                                Reedley
      78        741 President Place                                                                     Smyrna
      79        6400 & 6408 Grovedale Drive                                                             Alexandria
      80        2200-2270 E. Palmdale Blvd.                                                             Palmdale
      81        19116-33rd Avenue W                                                                     Lynnwood
      82        13155 Railroad Avenue                                                                   City of Industry
      83        1759 West Avenue J-12                                                                   Lancaster
      84        1968 Grand Avenue                                                                       Baldwin

      85        24520 SR 44                                                                             Sorrento
      86        2948 Hanson St                                                                          Ft Myers
      87        488 Hunter Blvd                                                                         Naples
      88        19021 S Tamiami Tr                                                                      San Carlos
      89        3109 SR 29                                                                              Labelle
      90        10499 Stringfellow Blvd                                                                 Pine Island
      91        1801 SR 44                                                                              New Smyrna Beach
      92        12405 Collier Blvd                                                                      Naples
      93        1117 E Main St                                                                          Immokalee
      94        161-189 Keys Court                                                                      Greenville
      95        5 Corporate Drive                                                                       Cranbury Township
      96        5125 & 5151 North 16th Street                                                           Phoenix
      97        4703 Pennswood Drive                                                                    Huber Heights
      98        4230 East University Drive                                                              Mesa
      99        135 Old Boiling Springs Road                                                            Shelby
      100       136 Robin Road                                                                          Hillsborough
      101       1251 Clay Court                                                                         Deer Park
      102       14811 FM 1097 West                                                                      Willis
      103       14160 Mundy Drive                                                                       Noblesville
      104       1975 Black Rock Turnpike                                                                Fairfield
      105       2651 NW Federal Highway                                                                 Stuart
      106       1326 Second Avenue                                                                      New York
      107       631 West Silver Spring Drive                                                            Glendale
      108       7604 Douglas Avenue                                                                     Urbandale
      109       47-16 Austell Place                                                                     Long Island City

      110       2683 N Monroe St                                                                        Tallahassee
      111       1990 Capital Circle Ne Rd                                                               Tallahassee
      112       3280 Boggy Creek Rd                                                                     Kissimmee
      113       3761 Hwy 441                                                                            Okeechobee
      114       1421 N Monroe                                                                           Tallahassee
      115       2704 S Ferncreek Ave                                                                    Orlando
      116       13749 21st St                                                                           Dade City
      117       4117 Dawson Forest Road                                                                 Dawsonville
      118       720 & 740 N. Bedford Road                                                               Bedford Hills
      119       11516 Southeast Mill Plain Boulevard                                                    Vancouver
      120       3101 E. 10th Street                                                                     Greenville
      121       10050 Foothills Boulevard                                                               Roseville
      122       600 Airport Road                                                                        Chapel Hill
      123       710 S. Frontage Road                                                                    Nipomo
      124       4319 North Holmes Street                                                                Kansas City
      125       50 Commerce Drive                                                                       Trumbull
      126       2773 Citizens Place                                                                     Columbus
      127       27-40 Tokeneke Road                                                                     Darien
      128       154-178 Heights Road                                                                    Darien
      129       2110 Eagle Creek Lane                                                                   Woodbury
      130       5296 Jimmy Carter Boulevard                                                             Norcross
      131       2007-2017 Tully Road                                                                    San Jose
      132       657-697 Old Mill Road                                                                   Millersville
      133       457 Lapalco Boulevard                                                                   Gretna
      134       1217 Second Street                                                                      Santa Monica
      135       12720 South Route 59                                                                    Plainfield
      136       355/391 Quill Drive                                                                     Dawsonville
      137       3729 Gene Field Road and 3117 N Belt Hwy                                                St. Joseph
      138       520 West Metro Park                                                                     Brighton
      139       450 & 455 Judson Street                                                                 Redlands
      140       1017 North Charles St.                                                                  Baltimore
      141       1695 Heindon Road                                                                       Arcata
      142       1665 NW Saint Lucie West Boulevard                                                      Port St. Lucie
      143       10155,10157 South Parker Road                                                           Parker
      144       475-505 Port Washington Boulevard                                                       Port Washington
      145       608 East 9th Street                                                                     New York
      146       103 West Commonwealth Boulevard                                                         Martinsville
      147       3045 Glendale Avenue                                                                    Toledo
      148       4100 West 34th Street                                                                   Houston
      149       366 West 15th Street                                                                    New York
      150       21703 and 21707 Kingsland Blvd.                                                         Katy
      151       5220 East Southport Road                                                                Indianapolis
      152       4343 Williams Road                                                                      Groveport
      153       609 Guilford College Road                                                               Greensboro
      154       1451 Secret Ravine Parkway                                                              Roseville
      155       80 Main St                                                                              New Canaan
      156       40  Broadway Ave                                                                        Taunton
      157       6079-6087 Park Center Circle                                                            Columbus
      158       7 Godfrey Place                                                                         Wilton
      159       2761 Ledo Road                                                                          Albany

      160       1702 North 50th Street                                                                  Tampa
      161       2006-2010 Drew Street                                                                   Clearwater
      162       12 Meridian East                                                                        Milton
      163       5698 South Himalaya Street                                                              Centennial
      164       7750 West Sunset Blvd.                                                                  Los Angeles
      165       19401 & 19411 Londelius St.                                                             Northridge
      166       100 Hudson Street                                                                       Hoboken
      167       1754 Market Drive                                                                       Stillwater
      168       2023 Lycoming Creek Rd.                                                                 Williamsport
      169       4875 W. 56th Street                                                                     Indianapolis
      170       12 Chestnut Road                                                                        Paoli
      171       3680 Wheeler Avenue                                                                     Alexandria
      172       2346 East 79th Street                                                                   Chicago
      173       2925 Merrell Road                                                                       Dallas
      174       21835 N 21st Ave.                                                                       Phoenix
      175       100 Walton Way                                                                          Cedar Park
      176       204 Highway 332 West                                                                    Lake Jackson
      177       1909 SE 6th Avenue                                                                      Camas
      178       2025 Broadway Avenue                                                                    Lorain
      179       2420 West 51st Street                                                                   Chicago
      180       1019 Madison Street                                                                     Maywood
      181       4040 E. Thomas Road                                                                     Phoenix
      182       5711 West 63rd Street                                                                   Chicago

------------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE
   LOAN NO.        STATE            ZIP CODE          PROPERTY TYPE                                 PROPERTY SUB-TYPE
------------------------------------------------------------------------------------------------------------------------------------

       1            NY                10014           Multifamily                                   Mid Rise
       2            NY                10003           Office                                        Urban
       3            MD                20774           Retail                                        Anchored
       4            HI                96797           Retail                                        Anchored
       5            CO                80206           Office                                        Suburban
       6            NY                10014           Multifamily                                   Mid Rise
       7            MO                65616           Hospitality                                   Full Service
       8            NY                10019           Multifamily                                   Mid Rise
       9            MA                02472           Retail                                        Anchored
      10            CT                06066           Retail                                        Anchored
      11            CO                80634           Retail                                        Anchored

      12            TX                75013           Industrial                                    Flex Industrial
      13            CA                94089           Office                                        Suburban
      14            PA                18966           Multifamily                                   Garden
      15            NY                10128           Multifamily                                   High Rise
      16            MA                01604           Retail                                        Anchored
      17            OH                44308           Office                                        Urban
      18            CA                92692           Retail                                        Shadow Anchored
      19            NJ                08759           Retail                                        Anchored
      20            NJ                07095           Multifamily                                   Garden
      21            CA                90301           Office                                        Urban
      22            CA                92101           Retail                                        Free Standing
      23            CA                91911           Industrial                                    Warehouse
      24            CA                90503           Retail                                        Anchored
      25            IN                46140           Multifamily                                   Garden
      26            PA                17036           Hospitality                                   Limited Service
      27            GA                30341           Retail                                        Anchored
      28            CA                92618           Office                                        Suburban
      29            TX                76063           Retail                                        Anchored
      30            PA                19107           Hospitality                                   Limited Service
      31            NY                11378           Industrial                                    Light Industrial
      32            CT                06880           Retail                                        Unanchored
      33            RI                02886           Office                                        Medical
      34            NJ                07047           Industrial                                    Warehouse
      35            AZ                85015           Retail                                        Anchored
      36            TN                38125           Retail                                        Anchored
      37            TX                76904           Office                                        Medical
      38            CA                94577           Industrial                                    Warehouse
      39            AR                72211           Retail                                        Anchored
      40            CA                94587           Retail                                        Free Standing
      41            NJ                07011           Industrial                                    Light Industrial
      42            MD                21201           Hospitality                                   Full Service
      43            GA                30060           Office                                        Medical
      44            MO                64055           Retail                                        Unanchored
      45            GA                30092           Office                                        Suburban
      46            NC                28205           Multifamily                                   Garden
      47            CA                93065           Industrial                                    Light Industrial
      48            CA                90058           Industrial                                    Warehouse
      49            FL                33713           Retail                                        Anchored
      50            FL                33434           Retail                                        Shadow Anchored
      51            MO                64157           Retail                                        Big Box
      52            GA                30041           Retail                                        Shadow Anchored
      53            FL                33331           Retail                                        Shadow Anchored
      54            CA                95014           Office                                        Medical
      55            AZ                85306           Multifamily                                   Garden
      56            CA                92024           Retail                                        Unanchored
      57            AL                35244           Retail                                        Free Standing
      58            MI                48116           Retail                                        Anchored
      59            CA                91502           Mixed Use                                     Retail/Office
      60            CA                92562           Office                                        Medical
      61            AZ                85210           Retail                                        Shadow Anchored
      62            SC                29621           Retail                                        Anchored
      63            NJ                07042           Multifamily                                   Mid Rise
      64            OH                43068           Retail                                        Big Box

      65            FL                33598           Retail                                        Free Standing
      66            FL                33619           Retail                                        Free Standing
      67            FL                33852           Retail                                        Free Standing
      68            FL                33876           Retail                                        Free Standing
      69            FL                33526           Retail                                        Free Standing
      70            FL                34606           Retail                                        Free Standing
      71            FL                34608           Retail                                        Free Standing
      72            FL                33565           Retail                                        Free Standing
      73            FL                34601           Retail                                        Free Standing
      74            FL                33592           Retail                                        Free Standing
      75            FL                32826           Retail                                        Free Standing
      76            CA                96001           Retail                                        Shadow Anchored
      77            CA                93654           Retail                                        Anchored
      78            TN                37167           Office                                        Medical
      79            VA                22310           Office                                        Suburban
      80            CA                93550           Retail                                        Unanchored
      81            WA                98036           Office                                        Medical
      82            CA                91746           Industrial                                    Warehouse
      83            CA                93534           Retail                                        Free Standing
      84            NY                11510           Retail                                        Free Standing

      85            FL                32776           Retail                                        Free Standing
      86            FL                33902           Retail                                        Free Standing
      87            FL                33940           Retail                                        Free Standing
      88            FL                33957           Retail                                        Free Standing
      89            FL                33975           Retail                                        Free Standing
      90            FL                33945           Retail                                        Free Standing
      91            FL                32168           Retail                                        Free Standing
      92            FL                34116           Retail                                        Free Standing
      93            FL                33934           Retail                                        Free Standing
      94            NC                27858           Multifamily                                   Garden
      95            NJ                08512           Industrial                                    Warehouse
      96            AZ                85016           Office                                        Urban
      97            OH                45424           Multifamily                                   Garden
      98            AZ                85205           Multifamily                                   Garden
      99            NC                28152           Industrial                                    Heavy Industrial
      100           NJ                08844           Multifamily                                   Garden
      101           TX                77536           Industrial                                    Warehouse
      102           TX                77318           Self Storage                                  Self Storage
      103           IN                46060           Retail                                        Unanchored
      104           CT                06825           Retail                                        Anchored
      105           FL                34994           Retail                                        Free Standing
      106           NY                10021           Mixed Use                                     Retail/Multifamily
      107           WI                53217           Retail                                        Shadow Anchored
      108           IA                50322           Multifamily                                   Garden
      109           NY                11101           Industrial                                    Warehouse

      110           FL                32303           Retail                                        Free Standing
      111           FL                32308           Retail                                        Free Standing
      112           FL                32741           Retail                                        Free Standing
      113           FL                34972           Retail                                        Free Standing
      114           FL                32303           Retail                                        Free Standing
      115           FL                32806           Retail                                        Free Standing
      116           FL                33525           Retail                                        Free Standing
      117           GA                30534           Retail                                        Shadow Anchored
      118           NY                10507           Retail                                        Unanchored
      119           WA                98660           Retail                                        Unanchored
      120           NC                27858           Retail                                        Free Standing
      121           CA                95747           Industrial                                    Warehouse
      122           NC                27514           Multifamily                                   Mid Rise
      123           CA                93444           Self Storage                                  Self Storage
      124           MO                64116           Multifamily                                   Low Rise
      125           CT                06611           Office                                        Suburban
      126           OH                43232           Multifamily                                   Garden
      127           CT                06820           Mixed Use                                     Retail/Office/Multifamily
      128           CT                06820           Mixed Use                                     Retail/Multifamily
      129           MN                55129           Retail                                        Unanchored
      130           GA                30093           Retail                                        Free Standing
      131           CA                95122           Retail                                        Unanchored
      132           MD                21108           Retail                                        Unanchored
      133           LA                70056           Retail                                        Free Standing
      134           CA                90401           Office                                        Suburban
      135           IL                60544           Retail                                        Shadow Anchored
      136           GA                30534           Retail                                        Unanchored
      137           MO                64506           Self Storage                                  Self Storage
      138           NY                14623           Industrial                                    Warehouse
      139           CA                92374           Manufactured Housing Community                Manufactured Housing Community
      140           MD                21201           Other                                         Parking Garage
      141           CA                95521           Office                                        Suburban
      142           FL                34986           Retail                                        Shadow Anchored
      143           CO                80138           Retail                                        Unanchored
      144           NY                11050           Retail                                        Unanchored
      145           NY                10009           Multifamily                                   Low Rise
      146           VA                24112           Retail                                        Free Standing
      147           OH                43614           Retail                                        Shadow Anchored
      148           TX                77092           Self Storage                                  Self Storage
      149           NY                10011           Retail                                        Anchored
      150           TX                77450           Office                                        Suburban
      151           IN                46237           Retail                                        Unanchored
      152           OH                43125           Industrial                                    Warehouse
      153           NC                27410           Retail                                        Unanchored
      154           CA                95661           Office                                        Medical
      155           CT                06840           Retail                                        Unanchored
      156           MA                02780           Retail                                        Free Standing
      157           OH                43017           Retail                                        Shadow Anchored
      158           CT                06880           Other                                         Day Care Facility
      159           GA                31707           Retail                                        Big Box

      160           FL                33605           Retail                                        Unanchored
      161           FL                33765           Retail                                        Unanchored
      162           WA                98354           Self Storage                                  Self Storage
      163           CO                80015           Retail                                        Shadow Anchored
      164           CA                90046           Office                                        Suburban
      165           CA                91324           Industrial                                    Warehouse
      166           NJ                07030           Office                                        Urban
      167           MN                55082           Retail                                        Shadow Anchored
      168           PA                17701           Retail                                        Unanchored
      169           IN                46254           Retail                                        Unanchored
      170           PA                19301           Retail                                        Free Standing
      171           VA                22304           Office                                        Suburban
      172           IL                60649           Retail                                        Free Standing
      173           TX                75229           Office                                        Suburban
      174           AZ                85027           Self Storage                                  Self Storage
      175           TX                78613           Retail                                        Shadow Anchored
      176           TX                77566           Retail                                        Shadow Anchored
      177           WA                98607           Self Storage                                  Self Storage
      178           OH                44052           Retail                                        Free Standing
      179           IL                60632           Retail                                        Free Standing
      180           IL                60153           Retail                                        Free Standing
      181           AZ                85018           Retail                                        Unanchored
      182           IL                60638           Retail                                        Free Standing

----------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                                           PERCENT             PERCENT LEASED
LOAN NO.     UNITS/SF(3)             YEAR BUILT               YEAR RENOVATED      LEASED(4)            AS OF DATE(4)
----------------------------------------------------------------------------------------------------------------------

    1                325             1925 / 1930                   1994                   99.4%          02/23/2005
    2            582,602             1877 / 1895                1997 - 2002               92.6%          01/31/2005
    3            484,664                2004                        NAP                   99.7%          02/01/2005
    4            521,332                1993                        NAP                   99.0%          03/01/2005
    5            160,364                2004                        NAP                  100.0%          01/05/2005
    6                154                1900                       1987                  100.0%          02/23/2005
    7                301                1997                       2005                   57.7%          12/31/2004
    8                278                1920                    1978 / 2003               98.6%          02/08/2005
    9            231,201                1975                       1997                   97.4%          12/09/2004
   10            240,916         1975 / 1997 - 1998                 NAP                  100.0%          12/02/2004
   11            148,575                2003                        NAP                   96.2%          12/03/2004

   12            160,120                1997                        NAP                  100.0%          01/28/2005
   13             91,868                1981                        NAP                  100.0%          01/28/2005
   14                296             1968 - 1970                    NAP                   94.3%          01/21/2005
   15                358                1980                       1996                  100.0%          02/04/2005
   16            203,304      1967 / 1997 / 1998 / 2000            1997                   98.6%          01/05/2005
   17             91,609                2001                        NAP                  100.0%          02/25/2005
   18             45,600                1989                        NAP                  100.0%          01/13/2005
   19            115,177             1979 - 1981                   2002                   98.4%          01/21/2005
   20                120                2001                        NAP                   97.5%          02/16/2005
   21            155,462             1979 / 1981                    NAP                   87.9%          01/01/2005
   22             33,000                2002                        NAP                  100.0%          02/01/2005
   23            162,610                1971                        NAP                  100.0%          02/03/2005
   24             94,742                1973                       1999                   97.9%          02/10/2005
   25                160             2000 / 2002                    NAP                   98.8%          12/31/2004
   26                125                1990                       1995                   73.9%          10/31/2004
   27            101,714                1980                        NAP                   97.3%          02/15/2005
   28             65,006                1983                       2004                  100.0%          02/02/2005
   29            162,562             1965 - 1982                   1996                   69.6%          01/25/2005
   30                168                1964                       2003                   77.0%          09/30/2004
   31            150,000                1930                       2000                  100.0%          01/01/2005
   32             14,074             1906 / 1950                    NAP                  100.0%          03/01/2005
   33             63,392                1974                    1985 / 2000              100.0%          02/04/2005
   34            212,621             1958 - 1967                   2004                  100.0%          02/04/2005
   35            110,100             1990 / 1991                    NAP                  100.0%          01/12/2005
   36             93,024                1999                        NAP                   98.3%          03/04/2005
   37             59,466                2004                        NAP                  100.0%          12/31/2004
   38            173,650                1980                        NAP                   88.7%          12/20/2004
   39             70,165                1999                        NAP                   98.6%          01/31/2005
   40             28,105                2003                        NAP                  100.0%          12/23/2004
   41            142,800      1925 / 1952 / 1985 / 1989            2004                   87.7%          03/09/2005
   42                104                1928                       2002                   64.4%          11/30/2004
   43             41,800                2004                        NAP                  100.0%          12/23/2004
   44             39,106                2004                        NAP                   79.3%          03/31/2005
   45             68,870                1978                       1996                   79.5%          12/16/2004
   46                264                1965                       2003                   90.2%          10/01/2004
   47            102,727                1991                        NAP                  100.0%          01/27/2005
   48            116,480                1986                        NAP                  100.0%          01/07/2005
   49            128,899                1983                       1990                  100.0%          01/21/2005
   50             25,967                2004                        NAP                  100.0%          12/30/2004
   51             88,248                2004                        NAP                  100.0%          04/01/2005
   52             36,360                2004                        NAP                   79.7%          02/23/2005
   53             25,000                2004                        NAP                  100.0%          02/24/2005
   54             23,574                1980                        NAP                   95.1%          12/01/2004
   55                112                1985                        NAP                  100.0%          01/11/2005
   56             27,582                1986                        NAP                  100.0%          11/01/2004
   57             53,270                2001                        NAP                  100.0%          11/23/2004
   58             18,512                2002                        NAP                  100.0%          12/29/2004
   59             55,339                1998                        NAP                   87.9%          09/01/2004
   60             31,361                2003                        NAP                   93.0%          12/31/2004
   61             80,808                1978                        NAP                   95.0%          01/31/2005
   62             60,346                1996                        NAP                  100.0%          02/15/2005
   63                133                1962                        NAP                   97.0%          12/21/2004
   64             45,827                2004                        NAP                  100.0%          04/01/2005

   65              2,400                1974                        NAP                  100.0%          10/01/2004
   66              2,970                1988                        NAP                  100.0%          10/01/2004
   67              2,780                1982                        NAP                  100.0%          10/01/2004
   68              2,852                1985                        NAP                  100.0%          10/01/2004
   69              2,600                1984                        NAP                  100.0%          10/01/2004
   70              2,600                1985                        NAP                  100.0%          10/01/2004
   71              2,600                1984                        NAP                  100.0%          10/01/2004
   72              2,400                1974                        NAP                  100.0%          10/01/2004
   73              2,600                1985                        NAP                  100.0%          10/01/2004
   74              2,400                1969                        NAP                  100.0%          10/01/2004
   75              2,400                1976                        NAP                  100.0%          10/01/2004
   76             24,108                2002                        NAP                   89.7%          01/11/2005
   77            132,008                1974                       2003                   83.8%          01/01/2005
   78             44,098                2003                        NAP                  100.0%          01/26/2005
   79             36,912             2001 - 2002                    NAP                  100.0%          03/18/2005
   80             61,333                1987                        NAP                  100.0%          11/30/2004
   81             28,080                2001                        NAP                  100.0%          02/24/2005
   82            120,400                1973                    2001 - 2004              100.0%          02/02/2005
   83             25,000                2001                        NAP                  100.0%          12/30/2004
   84             14,490                2004                        NAP                  100.0%          01/24/2005

   85              2,400                1976                        NAP                  100.0%          10/01/2004
   86              2,600                1985                        NAP                  100.0%          10/01/2004
   87              2,600                1985                        NAP                  100.0%          10/01/2004
   88              3,600                1978                        NAP                  100.0%          10/01/2004
   89              2,400                1978                        NAP                  100.0%          10/01/2004
   90              2,600                1986                        NAP                  100.0%          10/01/2004
   91              2,250                1986                        NAP                  100.0%          10/01/2004
   92              2,400                1979                        NAP                  100.0%          10/01/2004
   93              2,600                1983                        NAP                  100.0%          10/01/2004
   94                136                1997                        NAP                   99.3%          12/22/2004
   95             73,862                2004                        NAP                  100.0%          02/10/2005
   96             63,311                1976                        NAP                   90.6%          01/19/2005
   97                122                1965                        NAP                   95.9%          10/01/2004
   98                128                1986                        NAP                   95.3%          02/10/2005
   99            165,000                1985                        NAP                  100.0%          02/09/2005
   100               260                1975                        NAP                   96.0%          01/14/2005
   101           104,315                2004                        NAP                  100.0%          01/06/2005
   102           204,335                1993                       2004                   81.4%          03/21/2005
   103            23,763                2004                        NAP                  100.0%          11/30/2004
   104           105,531         1959 / 1970 / 1973                2000                   95.4%          09/30/2004
   105            13,813                2004                        NAP                  100.0%          04/01/2005
   106             8,750                1910                       2003                   86.0%          03/01/2005
   107            13,304                2003                        NAP                  100.0%          12/01/2004
   108               104      1962 / 1965 / 1966 / 1970         1999 - 2004               93.3%          02/01/2005
   109            51,200                1916                        NAP                  100.0%          01/28/2005

   110             4,992                1972                        NAP                  100.0%          10/01/2004
   111             2,520                1975                        NAP                  100.0%          10/01/2004
   112             2,600                1985                        NAP                  100.0%          10/01/2004
   113             2,400                1979                        NAP                  100.0%          10/01/2004
   114             1,920                1984                        NAP                  100.0%          10/01/2004
   115             2,016                1971                        NAP                  100.0%          10/01/2004
   116             2,520                1967                        NAP                  100.0%          10/01/2004
   117            26,519                2004                        NAP                   89.1%          02/15/2005
   118            24,582                1969                       1987                  100.0%          09/22/2004
   119            37,164                1982                        NAP                  100.0%          08/03/2004
   120            14,560                2004                        NAP                  100.0%          04/01/2005
   121           182,497                1994                        NAP                  100.0%          02/17/2005
   122               154                1969                        NAP                   85.1%          01/26/2005
   123            54,803                2002                        NAP                   93.7%          11/18/2004
   124               130                1978                    2002 - 2004               96.9%          12/02/2004
   125            65,000         1960 / 1993 / 2000                2004                  100.0%          02/21/2005
   126               264                1970                        NAP                   86.7%          02/02/2005
   127            15,200                1920                    2002 - 2004              100.0%          01/30/2005
   128            14,035                1950                    2001 - 2002              100.0%          02/23/2005
   129            19,711                2003                        NAP                  100.0%          01/25/2005
   130            14,560                2003                        NAP                  100.0%          04/01/2005
   131            13,114                1978                        NAP                  100.0%          11/12/2004
   132            28,924                1982                       2003                  100.0%          01/26/2005
   133            13,650                2004                        NAP                  100.0%          01/06/2005
   134            22,375             2002 / 2003                    NAP                  100.0%          04/01/2005
   135            10,028                2004                        NAP                  100.0%          02/17/2005
   136            20,000             2003 - 2004                    NAP                  100.0%          01/28/2005
   137            68,653                1997                       2004                   86.8%          01/06/2005
   138            55,500             1987 / 1993                    NAP                  100.0%          03/15/2005
   139               119                1960                        NAP                  100.0%          12/28/2004
   140           122,632                1978                        NAP                     NAP             NAP
   141            12,715                1995                       2005                  100.0%          02/14/2005
   142            11,991             2004 - 2005                    NAP                  100.0%          02/08/2005
   143            14,884                2004                        NAP                  100.0%          12/28/2004
   144            13,900                1959                       1990                  100.0%          10/14/2004
   145                24                1890                        NAP                  100.0%          07/20/2004
   146            14,490                2004                        NAP                  100.0%          04/01/2005
   147            12,400             2004 - 2005                    NAP                  100.0%          03/04/2005
   148            62,475                1998                        NAP                   80.4%          12/31/2004
   149             3,476                1920                       2003                  100.0%          12/30/2004
   150            23,028             2003 - 2004                    NAP                  100.0%          12/09/2004
   151            14,063                2004                        NAP                  100.0%          02/22/2005
   152           295,568             1974 / 1988                    NAP                  100.0%          12/16/2004
   153            25,135             1999 / 2000                    NAP                   81.8%          09/30/2004
   154            11,214                2003                        NAP                  100.0%          12/28/2004
   155            12,855                1940                       2000                  100.0%          09/20/2004
   156            13,993                1995                        NAP                  100.0%          04/01/2005
   157             6,145                2004                        NAP                  100.0%          12/23/2004
   158             8,831                2002                        NAP                  100.0%          04/01/2005
   159            22,500                2004                        NAP                  100.0%          01/10/2005

   160             9,029                2004                        NAP                  100.0%          12/06/2004
   161             4,000                2003                        NAP                   46.3%          12/06/2004
   162            44,075             1988 - 1996                    NAP                   95.0%          02/08/2005
   163             7,934                2002                        NAP                   88.4%          11/10/2004
   164            13,025                1955                       1994                  100.0%          01/19/2005
   165            24,206             1976 - 1977                   1994                  100.0%          01/11/2005
   166             6,281             2003 - 2004                    NAP                  100.0%          10/01/2004
   167             8,892                2003                        NAP                  100.0%          01/20/2005
   168            11,266                1999                        NAP                  100.0%          02/17/2005
   169            10,200                2003                        NAP                  100.0%          12/04/2004
   170             4,808                1990                        NAP                  100.0%          04/01/2005
   171            15,000                1984                        NAP                  100.0%          12/31/2004
   172            10,565                1953                       2005                  100.0%          03/03/2005
   173            25,862                1956                        NAP                  100.0%          01/18/2005
   174            34,044                1986                        NAP                   74.8%          01/24/2005
   175             3,572                2002                        NAP                  100.0%          01/20/2005
   176            12,176                1994                        NAP                  100.0%          02/07/2005
   177            27,400             1999 - 2003                    NAP                   95.3%          01/07/2005
   178             7,000                2004                        NAP                  100.0%          02/06/2005
   179            12,400                1959                       2004                  100.0%          12/30/2004
   180             8,300                1953                       2005                  100.0%          03/03/2005
   181             6,000                1999                        NAP                  100.0%          12/06/2004
   182            12,075                1966                       2005                   66.3%          02/28/2005

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE  SECURITY       LIEN                     RELATED                        ORIGINAL      CUT-OFF DATE    CUT-OFF DATE BALANCE
LOAN NO.  TYPE(5)        POSITION             BORROWER LIST                      BALANCE         BALANCE(6)         PER UNIT OR SF
------------------------------------------------------------------------------------------------------------------------------------

    1     Fee            First                     1, 6                       $85,000,000       $85,000,000                $261,538
    2     Fee            First                      NAP                       $75,000,000       $75,000,000                    $129
    3     Leasehold      First      3, 36, 39, 51, 64, 130, 135, 146, 156     $71,500,000       $71,500,000                    $148
    4     Fee            First                      NAP                       $63,315,000       $63,315,000                    $270
    5     Fee            First                      NAP                       $36,750,000       $36,750,000                    $229
    6     Fee            First                     1, 6                       $31,000,000       $31,000,000                $201,299
    7     Fee            First                      NAP                       $31,000,000       $30,904,436                $102,673
    8     Fee            First                      NAP                       $29,000,000       $29,000,000                $104,317
    9     Fee            First                      NAP                       $20,000,000       $20,000,000                     $87
   10     Fee            First                      NAP                       $18,750,000       $18,750,000                     $78
   11     Fee            First                      NAP                       $17,175,000       $17,175,000                    $116

   12     Fee            First                      NAP                        $9,900,000        $9,880,111                     $67
   13     Fee            First                      NAP                        $7,100,000        $7,085,736                     $67
   14     Fee            First                      NAP                       $16,000,000       $15,960,857                 $53,922
   15     Fee            First                      NAP                       $15,000,000       $15,000,000                 $41,899
   16     Fee            First                      NAP                       $13,100,000       $13,100,000                     $64
   17     Fee            First                      NAP                       $12,100,000       $12,074,607                    $132
   18     Fee            First                    18, 35                      $12,000,000       $12,000,000                    $263
   19     Fee            First                      NAP                       $12,000,000       $11,959,928                    $104
   20     Fee            First                      NAP                       $11,500,000       $11,500,000                 $95,833
   21     Fee            First                      NAP                       $10,500,000       $10,466,299                     $67
   22     Fee            First                      NAP                        $9,100,000        $9,100,000                    $276
   23     Fee            First                      NAP                        $9,000,000        $9,000,000                     $55
   24     Fee            First                      NAP                        $9,000,000        $8,986,237                     $95
   25     Fee            First                      NAP                        $9,000,000        $8,978,268                 $56,114
   26     Fee            First                    26, 42                       $8,580,000        $8,552,000                 $68,416
   27     Fee            First                      NAP                        $8,200,000        $8,172,129                     $80
   28     Fee            First                      NAP                        $8,000,000        $7,992,428                    $123
   29     Fee            First                      NAP                        $8,000,000        $7,972,175                     $49
   30     Fee            First                      NAP                        $8,000,000        $7,962,402                 $47,395
   31     Fee            First                      NAP                        $8,000,000        $7,903,473                     $53
   32     Fee            First                      NAP                        $7,650,000        $7,650,000                    $544
   33     Fee            First                      NAP                        $7,500,000        $7,492,972                    $118
   34     Fee            First                      NAP                        $7,500,000        $7,473,754                     $35
   35     Fee            First                    18, 35                       $7,350,000        $7,323,929                     $67
   36     Fee            First      3, 36, 39, 51, 64, 130, 135, 146, 156      $7,235,000        $7,235,000                     $78
   37     Fee            First                      NAP                        $7,200,000        $7,093,679                    $119
   38     Fee            First                      NAP                        $7,100,000        $7,076,622                     $41
   39     Fee            First      3, 36, 39, 51, 64, 130, 135, 146, 156      $6,740,000        $6,740,000                     $96
   40     Fee            First                      NAP                        $6,550,000        $6,527,779                    $232
   41     Fee            First                      NAP                        $6,500,000        $6,500,000                     $46
   42     Fee            First                    26, 42                       $6,420,000        $6,399,049                 $61,529
   43     Fee            First                      NAP                        $6,300,000        $6,278,667                    $150
   44     Fee            First                      NAP                        $6,200,000        $6,200,000                    $159
   45     Fee            First                      NAP                        $6,200,000        $6,180,190                     $90
   46     Fee            First                      NAP                        $6,000,000        $5,965,841                 $22,598
   47     Fee            First                      NAP                        $5,800,000        $5,800,000                     $56
   48     Fee            First                      NAP                        $5,800,000        $5,781,603                     $50
   49     Fee            First                      NAP                        $5,750,000        $5,744,218                     $45
   50     Fee            First                      NAP                        $5,700,000        $5,674,080                    $219
   51     Fee            First      3, 36, 39, 51, 64, 130, 135, 146, 156      $5,417,500        $5,417,500                     $61
   52     Fee            First                      NAP                        $5,400,000        $5,400,000                    $149
   53     Fee            First                      NAP                        $5,300,000        $5,300,000                    $212
   54     Fee            First                      NAP                        $5,300,000        $5,282,286                    $224
   55     Fee            First                      NAP                        $5,512,500        $5,272,973                 $47,080
   56     Fee            First                      NAP                        $5,250,000        $5,250,000                    $190
   57     Fee            First                      NAP                        $5,200,000        $5,093,612                     $96
   58     Fee            First                      NAP                        $5,100,000        $5,083,081                    $275
   59     Fee            First                      NAP                        $5,100,000        $5,067,726                     $92
   60     Fee            First                      NAP                        $5,000,000        $5,000,000                    $159
   61     Fee            First                    61, 80                       $5,000,000        $5,000,000                     $62
   62     Fee            First                      NAP                        $5,000,000        $4,995,361                     $83
   63     Fee            First                      NAP                        $5,000,000        $4,964,842                 $37,330
   64     Fee            First      3, 36, 39, 51, 64, 130, 135, 146, 156      $4,950,000        $4,950,000                    $108

   65     Fee            First             65-75, 85-93, 110-116                 $543,000          $543,000                    $168
   66     Fee            First             65-75, 85-93, 110-116                 $522,000          $522,000                    $168
   67     Fee            First             65-75, 85-93, 110-116                 $495,000          $495,000                    $168
   68     Fee            First             65-75, 85-93, 110-116                 $480,000          $480,000                    $168
   69     Fee            First             65-75, 85-93, 110-116                 $425,000          $425,000                    $168
   70     Fee            First             65-75, 85-93, 110-116                 $418,000          $418,000                    $168
   71     Fee            First             65-75, 85-93, 110-116                 $411,000          $411,000                    $168
   72     Fee            First             65-75, 85-93, 110-116                 $404,000          $404,000                    $168
   73     Fee            First             65-75, 85-93, 110-116                 $390,000          $390,000                    $168
   74     Fee            First             65-75, 85-93, 110-116                 $362,000          $362,000                    $168
   75     Fee            First             65-75, 85-93, 110-116                 $362,000          $362,000                    $168
   76     Fee            First                      NAP                        $4,750,000        $4,750,000                    $197
   77     Fee            First                      NAP                        $4,700,000        $4,700,000                     $36
   78     Fee            First                      NAP                        $4,500,000        $4,500,000                    $102
   79     Fee            First                      NAP                        $4,500,000        $4,500,000                    $122
   80     Fee            First                    61, 80                       $4,500,000        $4,500,000                     $73
   81     Fee            First                      NAP                        $4,500,000        $4,493,797                    $160
   82     Fee            First                      NAP                        $4,500,000        $4,493,785                     $37
   83     Fee            First                      NAP                        $4,500,000        $4,481,668                    $179
   84     Fee            First                      NAP                        $4,300,000        $4,239,315                    $293

   85     Fee            First             65-75, 85-93, 110-116                 $529,000          $529,000                    $177
   86     Fee            First             65-75, 85-93, 110-116                 $522,000          $522,000                    $177
   87     Fee            First             65-75, 85-93, 110-116                 $510,000          $510,000                    $177
   88     Fee            First             65-75, 85-93, 110-116                 $480,000          $480,000                    $177
   89     Fee            First             65-75, 85-93, 110-116                 $473,000          $473,000                    $177
   90     Fee            First             65-75, 85-93, 110-116                 $450,000          $450,000                    $177
   91     Fee            First             65-75, 85-93, 110-116                 $439,000          $439,000                    $177
   92     Fee            First             65-75, 85-93, 110-116                 $413,000          $413,000                    $177
   93     Fee            First             65-75, 85-93, 110-116                 $345,000          $345,000                    $177
   94     Fee            First                      NAP                        $4,150,000        $4,120,138                 $30,295
   95     Fee            First                      NAP                        $4,100,000        $4,094,154                     $55
   96     Fee            First                      NAP                        $4,062,500        $4,052,561                     $64
   97     Fee            First                      NAP                        $4,058,750        $4,048,909                 $33,188
   98     Fee            First                      NAP                        $4,000,000        $4,000,000                 $31,250
   99     Fee            First                      NAP                        $4,000,000        $3,991,826                     $24
   100    Fee            First                      NAP                        $4,000,000        $3,980,168                 $15,308
   101    Fee            First                      NAP                        $3,860,000        $3,851,494                     $37
   102    Fee            First                      NAP                        $3,725,000        $3,725,000                     $18
   103    Fee            First                 103, 151, 169                   $3,525,000        $3,525,000                    $148
   104    Fee            First                 104, 155, 158                   $3,500,000        $3,500,000                     $33
   105    Fee            First                      NAP                        $3,500,000        $3,488,260                    $253
   106    Fee            First                      NAP                        $3,500,000        $3,480,113                    $398
   107    Fee            First                      NAP                        $3,440,000        $3,429,132                    $258
   108    Fee            First                      NAP                        $3,450,000        $3,412,815                 $32,816
   109    Fee            First                      NAP                        $3,400,000        $3,388,631                     $66

   110    Fee            First             65-75, 85-93, 110-116                 $578,000          $578,000                    $179
   111    Fee            First             65-75, 85-93, 110-116                 $570,000          $570,000                    $179
   112    Fee            First             65-75, 85-93, 110-116                 $540,000          $540,000                    $179
   113    Fee            First             65-75, 85-93, 110-116                 $480,000          $480,000                    $179
   114    Fee            First             65-75, 85-93, 110-116                 $439,000          $439,000                    $179
   115    Fee            First             65-75, 85-93, 110-116                 $418,000          $418,000                    $179
   116    Fee            First             65-75, 85-93, 110-116                 $362,000          $362,000                    $179
   117    Fee            First                      NAP                        $3,200,000        $3,193,313                    $120
   118    Fee            First                      NAP                        $3,200,000        $3,184,682                    $130
   119    Fee            First                      NAP                        $3,200,000        $3,178,405                     $86
   120    Fee            First                      NAP                        $3,000,000        $3,000,000                    $206
   121    Fee            First                      NAP                        $3,000,000        $2,995,585                     $16
   122    Fee            First                      NAP                        $3,000,000        $2,986,063                 $19,390
   123    Fee            First                      NAP                        $2,970,000        $2,967,333                     $54
   124    Fee            First                      NAP                        $2,880,000        $2,875,824                 $22,122
   125    Fee            First                      NAP                        $3,000,000        $2,868,433                     $44
   126    Fee            First                      NAP                        $2,870,000        $2,865,635                 $10,855
   127    Fee            First                      NAP                        $2,850,000        $2,850,000                    $188
   128    Fee            First                      NAP                        $2,825,000        $2,825,000                    $201
   129    Fee            First                   129, 167                      $2,810,000        $2,810,000                    $143
   130    Fee/Leasehold  First      3, 36, 39, 51, 64, 130, 135, 146, 156      $2,575,000        $2,575,000                    $177
   131    Fee            First                      NAP                        $2,500,000        $2,497,587                    $190
   132    Fee            First                      NAP                        $2,500,000        $2,493,954                     $86
   133    Fee            First                      NAP                        $2,500,000        $2,488,324                    $182
   134    Fee            First                      NAP                        $2,500,000        $2,488,318                    $111
   135    Fee            First      3, 36, 39, 51, 64, 130, 135, 146, 156      $2,450,000        $2,441,083                    $243
   136    Fee            First                      NAP                        $2,415,000        $2,409,591                    $120
   137    Fee            First                      NAP                        $2,400,000        $2,400,000                     $35
   138    Fee            First                      NAP                        $2,310,000        $2,310,000                     $42
   139    Fee            First                      NAP                        $2,300,000        $2,300,000                 $19,328
   140    Fee            First                      NAP                        $2,300,000        $2,294,746                     $19
   141    Fee            First                      NAP                        $2,200,000        $2,200,000                    $173
   142    Fee            First                      NAP                        $2,200,000        $2,197,137                    $183
   143    Fee            First                      NAP                        $2,200,000        $2,192,702                    $147
   144    Fee            First                      NAP                        $2,200,000        $2,182,836                    $157
   145    Fee            First                      NAP                        $2,150,000        $2,134,539                 $88,939
   146    Fee            First      3, 36, 39, 51, 64, 130, 135, 146, 156      $2,125,000        $2,125,000                    $147
   147    Fee            First                      NAP                        $2,100,000        $2,100,000                    $169
   148    Fee            First                      NAP                        $2,100,000        $2,100,000                     $34
   149    Fee            First                      NAP                        $2,100,000        $2,059,814                    $593
   150    Fee            First                      NAP                        $2,000,000        $2,000,000                     $87
   151    Fee            First                 103, 151, 169                   $1,988,000        $1,988,000                    $141
   152    Fee            First                      NAP                        $2,000,000        $1,986,482                      $7
   153    Leasehold      First                      NAP                        $2,000,000        $1,983,071                     $79
   154    Fee            First                      NAP                        $1,900,000        $1,900,000                    $169
   155    Fee            First                 104, 155, 158                   $1,830,000        $1,830,000                    $142
   156    Fee            First      3, 36, 39, 51, 64, 130, 135, 146, 156      $1,737,000        $1,737,000                    $124
   157    Fee            First                      NAP                        $1,725,000        $1,706,644                    $278
   158    Fee            First                 104, 155, 158                   $1,700,000        $1,700,000                    $193
   159    Fee            First                      NAP                        $1,700,000        $1,700,000                     $76

   160    Fee            First                      NAP                        $1,170,817        $1,158,368                    $129
   161    Fee            First                      NAP                          $529,183          $523,556                    $129
   162    Fee            First                      NAP                        $1,600,000        $1,600,000                     $36
   163    Fee            First                      NAP                        $1,550,000        $1,550,000                    $195
   164    Fee            First                      NAP                        $1,550,000        $1,546,568                    $119
   165    Fee            First                      NAP                        $1,500,000        $1,498,626                     $62
   166    Fee            First                      NAP                        $1,500,000        $1,494,784                    $238
   167    Fee            First                   129, 167                      $1,310,000        $1,310,000                    $147
   168    Fee            First                      NAP                        $1,265,000        $1,263,881                    $112
   169    Fee            First                 103, 151, 169                   $1,200,000        $1,200,000                    $118
   170    Fee            First                      NAP                        $1,200,000        $1,195,196                    $249
   171    Fee            First                      NAP                        $1,180,000        $1,176,118                     $78
   172    Fee            First              172, 179, 180, 182                 $1,151,000        $1,151,000                    $109
   173    Fee            First                      NAP                        $1,100,000        $1,098,954                     $42
   174    Fee            First                      NAP                        $1,100,000        $1,098,498                     $32
   175    Fee            First                      NAP                        $1,050,000        $1,046,683                    $293
   176    Fee            First                      NAP                        $1,000,000          $998,650                     $82
   177    Fee            First                      NAP                        $1,000,000          $997,975                     $36
   178    Fee            First                      NAP                          $950,000          $948,846                    $136
   179    Fee            First              172, 179, 180, 182                   $946,000          $939,333                     $76
   180    Fee            First              172, 179, 180, 182                   $879,000          $879,000                    $106
   181    Fee            First                      NAP                          $830,000          $829,388                    $138
   182    Fee            First              172, 179, 180, 182                   $623,000          $623,000                     $52

                                                                           $1,123,670,250    $1,121,613,138

----------------------------------------------------------------------------------------------------------------------------
   MORTGAGE                 FIRST PAYMENT       FIRST PAYMENT                        GRACE                    LOCKBOX
   LOAN NO.      NOTE DATE    DATE (P&I)          DATE (IO)         MATURITY DATE  PERIOD(7)   ARD LOAN       STATUS
----------------------------------------------------------------------------------------------------------------------------

       1        04/14/2005       NAP             06/07/2005          05/07/2015        1          No         In Place
       2        02/09/2005       NAP             03/09/2005          03/07/2015        0          No         In Place
       3        09/08/2004       NAP             11/01/2004          10/01/2009        5          No         Springing
       4        11/03/2004       NAP             12/01/2004          11/01/2014        0          No         In Place
       5        01/05/2005    03/01/2009         03/01/2005          02/01/2015        0         Yes         In Place
       6        04/14/2005       NAP             06/07/2005          05/07/2015        1          No         In Place
       7        01/07/2005    03/01/2005             NAP             02/01/2015        5          No         In Place
       8        01/31/2005    02/01/2009         03/01/2005          02/01/2014        0          No           None
       9        12/29/2004       NAP             02/01/2005          01/01/2015        6         Yes         Springing
      10        01/24/2005       NAP             03/01/2005          02/01/2010        0          No         In Place
      11        12/29/2004       NAP             02/08/2005          01/08/2012        0          No           None

      12        02/04/2005    04/01/2005             NAP             03/01/2020        5          No         Springing
      13        02/04/2005    04/01/2005             NAP             03/01/2020        5          No         Springing
      14        01/31/2005    03/01/2005             NAP             02/01/2015        0          No           None
      15        02/28/2005       NAP             04/01/2005          03/01/2015        0          No           None
      16        10/04/2004       NAP             12/01/2004          11/01/2009        5          No           None
      17        02/25/2005    04/01/2005         12/01/2013          03/01/2017        0         Yes           None
      18        12/15/2004    02/01/2008         02/01/2005          01/01/2015        5          No           None
      19        01/21/2005    03/01/2005             NAP             02/01/2015        0          No           None
      20        03/14/2005    05/01/2005             NAP             04/01/2015        0          No           None
      21        12/29/2004    02/01/2005             NAP             01/01/2015        5          No           None
      22        01/21/2005    03/11/2008         03/11/2005          02/09/2015        0          No         In Place
      23        02/15/2005    04/01/2007         04/01/2005          03/01/2015        0          No           None
      24        02/10/2005    04/01/2005             NAP             03/01/2015        0          No           None
      25        01/13/2005    03/01/2005             NAP             02/01/2015        0          No           None
      26        01/20/2005    03/01/2005             NAP             02/01/2015        5          No         Springing
      27        12/22/2004    02/01/2005             NAP             01/01/2015        0          No           None
      28        02/02/2005    04/04/2005             NAP             03/04/2015        0          No           None
      29        12/08/2004    02/01/2005             NAP             01/01/2015        5          No           None
      30        12/23/2004    02/01/2005             NAP             01/01/2015        5          No           None
      31        07/01/2004    08/01/2004             NAP             07/01/2014        5          No           None
      32        12/21/2004    02/01/2008         02/01/2005          01/01/2015        5          No           None
      33        02/04/2005    04/01/2005             NAP             03/01/2015        0          No           None
      34        12/30/2004    02/01/2005             NAP             01/01/2013        5          No           None
      35        12/13/2004    02/01/2005             NAP             01/01/2015        5          No         In Place
      36        11/18/2004       NAP             01/01/2005          12/01/2009        5          No           None
      37        11/24/2004    01/01/2005             NAP             12/01/2014        5          No           None
      38        12/17/2004    02/01/2005             NAP             01/01/2015        0          No           None
      39        02/02/2005       NAP             04/01/2005          03/01/2012        5         Yes         Springing
      40        12/23/2004    02/01/2005             NAP             01/01/2015        0          No           None
      41        03/09/2005    05/01/2005             NAP             04/01/2015        0          No           None
      42        01/20/2005    03/01/2005             NAP             02/01/2015        5          No         Springing
      43        12/23/2004    02/03/2005             NAP             01/03/2015        0          No           None
      44        03/10/2005    05/01/2005             NAP             04/01/2015        5          No           None
      45        12/22/2004    02/02/2005         02/02/2014          01/02/2015        0         Yes           None
      46        11/01/2004    12/01/2004             NAP             11/01/2014       15          No           None
      47        03/04/2005    05/01/2007         05/01/2005          04/01/2014        5          No           None
      48        01/12/2005    03/01/2005             NAP             02/01/2015        0          No           None
      49        02/03/2005    04/01/2005             NAP             03/01/2015        5          No           None
      50        12/30/2004    02/03/2005             NAP             01/03/2016        0          No           None
      51        11/17/2004       NAP             01/01/2005          12/01/2009        5          No           None
      52        02/23/2005    10/01/2005         04/01/2005          03/01/2015        0          No           None
      53        02/24/2005    05/01/2005             NAP             04/01/2020        3          No           None
      54        12/22/2004    02/01/2005             NAP             01/01/2015        5          No           None
      55        02/06/2004    04/01/2004             NAP             03/01/2014        0          No           None
      56        01/21/2005    03/01/2010         03/01/2005          02/01/2015        5          No         In Place
      57        12/22/2003    02/01/2004             NAP             01/01/2019        0          No           None
      58        12/30/2004    02/05/2005             NAP             01/05/2015        0          No           None
      59        11/15/2004    02/01/2005             NAP             01/01/2025        5          No           None
      60        10/04/2004    06/01/2006         12/01/2004          11/01/2014        5          No           None
      61        03/29/2005       NAP             05/01/2005          04/01/2015        5          No           None
      62        02/15/2005    04/01/2005             NAP             03/01/2016        0          No           None
      63        12/21/2004    02/05/2005             NAP             01/05/2025        0          No           None
      64        08/05/2004       NAP             10/01/2004          09/01/2009        5         Yes         Springing

      65        10/01/2004    11/01/2006         11/01/2004          10/01/2014        5          No         In Place
      66        10/01/2004    11/01/2006         11/01/2004          10/01/2014        5          No         In Place
      67        10/01/2004    11/01/2006         11/01/2004          10/01/2014        5          No         In Place
      68        10/01/2004    11/01/2006         11/01/2004          10/01/2014        5          No         In Place
      69        10/01/2004    11/01/2006         11/01/2004          10/01/2014        5          No         In Place
      70        10/01/2004    11/01/2006         11/01/2004          10/01/2014        5          No         In Place
      71        10/01/2004    11/01/2006         11/01/2004          10/01/2014        5          No         In Place
      72        10/01/2004    11/01/2006         11/01/2004          10/01/2014        5          No         In Place
      73        10/01/2004    11/01/2006         11/01/2004          10/01/2014        5          No         In Place
      74        10/01/2004    11/01/2006         11/01/2004          10/01/2014        5          No         In Place
      75        10/01/2004    11/01/2006         11/01/2004          10/01/2014        5          No         In Place
      76        01/10/2005    03/01/2007         03/01/2005          02/01/2015        5          No           None
      77        02/28/2005    05/01/2005             NAP             04/01/2015        5          No           None
      78        01/26/2005       NAP             03/01/2005          02/01/2015        0          No           None
      79        03/18/2005    05/01/2005             NAP             04/01/2015        0          No           None
      80        03/04/2005       NAP             05/01/2005          04/01/2015        5          No           None
      81        02/24/2005    04/01/2005             NAP             03/01/2015        0         Yes           None
      82        02/02/2005    04/01/2005             NAP             03/01/2015        0          No           None
      83        01/07/2005    03/01/2005             NAP             02/01/2015        0          No           None
      84        08/12/2004    09/15/2004             NAP             01/03/2026        0          No           None

      85        10/01/2004    11/01/2006         11/01/2004          10/01/2014        5          No         In Place
      86        10/01/2004    11/01/2006         11/01/2004          10/01/2014        5          No         In Place
      87        10/01/2004    11/01/2006         11/01/2004          10/01/2014        5          No         In Place
      88        10/01/2004    11/01/2006         11/01/2004          10/01/2014        5          No         In Place
      89        10/01/2004    11/01/2006         11/01/2004          10/01/2014        5          No         In Place
      90        10/01/2004    11/01/2006         11/01/2004          10/01/2014        5          No         In Place
      91        10/01/2004    11/01/2006         11/01/2004          10/01/2014        5          No         In Place
      92        10/01/2004    11/01/2006         11/01/2004          10/01/2014        5          No         In Place
      93        10/01/2004    11/01/2006         11/01/2004          10/01/2014        5          No         In Place
      94        12/22/2004    02/01/2005             NAP             01/01/2015       15          No           None
      95        02/10/2005    04/01/2005             NAP             03/01/2015        0          No           None
      96        02/01/2005    03/01/2005             NAP             02/01/2015        5          No           None
      97        01/25/2005    03/01/2005             NAP             02/01/2015        5          No           None
      98        01/31/2005       NAP             04/05/2005          03/05/2012        0          No           None
      99        02/09/2005    04/01/2005             NAP             03/01/2025        5          No         Springing
      100       01/14/2005    03/01/2005             NAP             02/01/2015        5          No           None
      101       01/06/2005    03/01/2005             NAP             02/01/2015        0          No           None
      102       03/03/2005    05/01/2005             NAP             04/01/2015        5          No           None
      103       03/09/2005    05/01/2005             NAP             04/01/2015        5          No           None
      104       11/10/2004       NAP             01/01/2005          12/01/2014        5          No           None
      105       12/10/2004    02/01/2005             NAP             01/01/2015        5         Yes         Springing
      106       10/25/2004    12/01/2004             NAP             11/01/2011        5          No           None
      107       12/08/2004    02/01/2005             NAP             01/01/2015       10          No           None
      108       07/15/2004    09/03/2004             NAP             08/03/2014        0          No           None
      109       01/27/2005    03/01/2005             NAP             02/01/2015        0          No           None

      110       10/01/2004    11/01/2006         11/01/2004          10/01/2014        5          No         In Place
      111       10/01/2004    11/01/2006         11/01/2004          10/01/2014        5          No         In Place
      112       10/01/2004    11/01/2006         11/01/2004          10/01/2014        5          No         In Place
      113       10/01/2004    11/01/2006         11/01/2004          10/01/2014        5          No         In Place
      114       10/01/2004    11/01/2006         11/01/2004          10/01/2014        5          No         In Place
      115       10/01/2004    11/01/2006         11/01/2004          10/01/2014        5          No         In Place
      116       10/01/2004    11/01/2006         11/01/2004          10/01/2014        5          No         In Place
      117       02/15/2005    04/01/2005             NAP             03/01/2025        0          No           None
      118       12/17/2004    02/01/2005             NAP             01/01/2015        5          No           None
      119       08/30/2004    10/01/2004             NAP             09/01/2014        5          No           None
      120       01/20/2005       NAP             03/01/2005          02/01/2020        5         Yes         Springing
      121       02/17/2005    04/01/2005             NAP             03/01/2015        0          No           None
      122       01/25/2005    03/01/2005             NAP             02/01/2025       15          No           None
      123       02/08/2005    04/01/2005             NAP             03/01/2015        5          No           None
      124       02/03/2005    04/01/2005             NAP             03/01/2015        5          No           None
      125       03/24/2004    05/01/2004             NAP             04/01/2019        0          No           None
      126       02/18/2005    04/01/2005             NAP             03/01/2015        0          No           None
      127       03/04/2005    05/01/2005             NAP             04/01/2010        5          No           None
      128       03/04/2005    05/01/2005             NAP             04/01/2010        5          No           None
      129       03/11/2005    05/01/2005             NAP             04/01/2015        5          No           None
      130       11/05/2004       NAP             01/01/2005          12/01/2009        5         Yes         Springing
      131       02/04/2005    04/01/2005             NAP             03/01/2015        5          No           None
      132       01/07/2005    03/01/2005             NAP             02/01/2015        5          No           None
      133       01/10/2005    03/01/2005             NAP             02/01/2025        0          No           None
      134       12/27/2004    02/01/2005             NAP             01/01/2015        5          No           None
      135       12/10/2004    02/01/2005             NAP             01/01/2012        5          No           None
      136       01/28/2005    03/01/2005             NAP             02/01/2015        0          No           None
      137       03/10/2005    05/01/2005             NAP             04/01/2015        5          No           None
      138       03/15/2005    05/01/2005             NAP             10/01/2012        0          No           None
      139       03/08/2005    05/01/2005             NAP             04/01/2015        5          No           None
      140       01/07/2005    03/01/2005             NAP             02/01/2010        5          No           None
      141       02/22/2005    05/01/2005             NAP             04/01/2015        5          No         Springing
      142       02/08/2005    04/01/2005             NAP             03/01/2015        0          No           None
      143       12/28/2004    02/01/2005             NAP             01/01/2015        5          No         Springing
      144       10/20/2004    12/01/2004             NAP             11/01/2014        5          No           None
      145       08/09/2004    10/08/2004             NAP             09/01/2014        0          No           None
      146       11/04/2004       NAP             01/01/2005          12/01/2009        5         Yes         Springing
      147       03/02/2005    05/01/2005             NAP             04/01/2015        0          No           None
      148       02/08/2005    05/01/2005             NAP             04/01/2010        5          No           None
      149       12/30/2004    02/01/2005             NAP             01/01/2015        0          No           None
      150       03/03/2005    05/01/2005             NAP             04/01/2015        5          No           None
      151       03/09/2005    05/01/2005             NAP             04/01/2015        5          No           None
      152       12/08/2004    02/01/2005             NAP             01/01/2015        0          No           None
      153       05/13/2004    07/01/2004             NAP             06/01/2014       15          No           None
      154       02/10/2005    05/01/2005             NAP             04/01/2015        5          No           None
      155       01/06/2005       NAP             03/01/2005          02/01/2015        5          No           None
      156       10/08/2004       NAP             12/01/2004          11/01/2011        5         Yes         Springing
      157       12/23/2004    02/01/2005             NAP             01/01/2020        0          No           None
      158       01/06/2005       NAP             03/01/2005          02/01/2015        5          No           None
      159       02/04/2005    04/01/2007         04/01/2005          03/01/2015        5          No           None

      160       12/06/2004    02/01/2005             NAP             01/01/2020        0          No           None
      161       12/06/2004    02/01/2005             NAP             01/01/2020        0          No           None
      162       03/10/2005    05/01/2005             NAP             04/01/2015        5          No           None
      163       02/10/2005    05/01/2005             NAP             04/01/2015        5          No           None
      164       01/12/2005    03/01/2005             NAP             02/01/2015        5          No           None
      165       02/10/2005    04/01/2005             NAP             03/01/2015        5          No           None
      166       12/07/2004    02/01/2005             NAP             01/01/2012        5          No           None
      167       03/11/2005    05/01/2005             NAP             04/01/2016        5          No           None
      168       02/17/2005    04/01/2005             NAP             03/01/2015        5          No           None
      169       03/09/2005    05/01/2005             NAP             04/01/2015        5          No           None
      170       11/19/2004    01/01/2005             NAP             12/01/2016        5          No           None
      171       01/20/2005    03/01/2005             NAP             02/01/2015        5          No           None
      172       03/07/2005    05/01/2005             NAP             04/01/2015        0          No           None
      173       02/04/2005    04/01/2005             NAP             03/01/2015        5          No           None
      174       02/01/2005    04/01/2005             NAP             03/01/2015        5          No           None
      175       01/20/2005    03/01/2005             NAP             02/01/2015        0          No           None
      176       02/02/2005    04/01/2005             NAP             03/01/2015        5          No           None
      177       01/07/2005    03/01/2005             NAP             02/01/2015        0          No           None
      178       02/24/2005    04/01/2005             NAP             03/01/2015        0          No           None
      179       12/30/2004    02/01/2005             NAP             01/01/2015        0          No           None
      180       03/10/2005    05/01/2005             NAP             04/01/2015        0          No           None
      181       02/09/2005    04/01/2005             NAP             03/01/2015        5          No           None
      182       03/02/2005    05/01/2005             NAP             04/01/2015        0          No           None

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE             LOCKBOX           ORIGINAL TERM    REMAINING TERM       ORIGINAL       REMAINING     MORTGAGE          MONTHLY
LOAN NO.               TYPE              TO MATURITY     TO MATURITY      AMORT. TERM(8)   AMORT. TERM        RATE     PAYMENT (P&I)
------------------------------------------------------------------------------------------------------------------------------------

    1                  Hard                 120              120                IO              IO          5.330%              NAP
    2                  Hard                 121              119                IO              IO          4.810%              NAP
    3                  Hard                  60               54                IO              IO          5.120%              NAP
    4                  Hard                 120              115                IO              IO          5.145%              NAP
    5                  Hard                 120              118               360             360          5.370%         $205,675
    6                  Hard                 120              120                IO              IO          5.450%              NAP
    7        Soft, Springing to Hard        120              118               300             298          5.950%         $198,787
    8                  NAP                  108              106               360             360          5.000%         $155,678
    9                  Hard                 120              117                IO              IO          5.020%              NAP
   10        Soft, Springing to Hard         60               58                IO              IO          4.830%              NAP
   11                  NAP                   84               81                IO              IO          4.870%              NAP

   12                  Hard                 180              179               240             239          5.960%          $70,698
   13                  Hard                 180              179               240             239          5.960%          $50,703
   14                  NAP                  120              118               360             358          5.250%          $88,353
   15                  NAP                  120              119                IO              IO          4.890%              NAP
   16                  NAP                   60               55                IO              IO          4.719%              NAP
   17                  NAP                  144              143               240             239          5.650%          $84,263
   18                  NAP                  120              117               360             360          5.359%          $67,077
   19                  NAP                  120              118               300             298          5.360%          $72,691
   20                  NAP                  120              120               264             264          4.920%          $71,389
   21                  NAP                  120              117               360             357          5.646%          $60,583
   22                  Hard                 120              118               360             360          5.380%          $50,986
   23                  NAP                  120              119               336             336          5.480%          $52,446
   24                  NAP                  120              119               300             299          5.040%          $52,823
   25                  NAP                  120              118               360             358          5.330%          $50,145
   26                  Hard                 120              118               300             298          5.530%          $52,843
   27                  NAP                  120              117               360             357          5.340%          $45,739
   28                  NAP                  120              119               360             359          5.480%          $45,323
   29                  NAP                  120              117               360             357          5.216%          $44,008
   30                  NAP                  120              117               300             297          5.492%          $49,089
   31                  NAP                  120              111               300             291          6.240%          $52,724
   32                  NAP                  120              117               360             360          5.391%          $42,914
   33                  NAP                  120              119               360             359          5.520%          $42,678
   34                  NAP                   96               93               360             357          5.183%          $41,105
   35        Soft, Springing to Hard        120              117               360             357          5.110%          $39,952
   36                  NAP                   60               56                IO              IO          5.120%              NAP
   37                  NAP                  120              116               180             176          5.120%          $57,388
   38                  NAP                  120              117               360             357          5.510%          $40,358
   39                  Hard                  84               83                IO              IO          4.980%              NAP
   40                  NAP                  120              117               360             357          5.350%          $36,576
   41                  NAP                  120              120               300             300          5.690%          $40,657
   42                  Hard                 120              118               300             298          5.530%          $39,540
   43                  NAP                  120              117               360             357          5.360%          $35,219
   44                  NAP                  120              120               360             360          5.880%          $36,695
   45                  NAP                  120              117               360             357          5.670%          $35,867
   46                  NAP                  120              115               360             355          5.200%          $32,947
   47                  NAP                  108              108               360             360          5.320%          $32,280
   48                  NAP                  120              118               300             298          5.740%          $36,453
   49                  NAP                  120              119               360             359          5.232%          $31,688
   50                  NAP                  132              129               300             297          5.710%          $35,721
   51                  NAP                   60               56                IO              IO          5.120%              NAP
   52                  NAP                  120              119               360             360          5.250%          $29,819
   53                  NAP                  180              180               360             360          5.940%          $31,572
   54                  NAP                  120              117               360             357          5.430%          $29,860
   55                  NAP                  120              107               360             347          5.600%          $30,717
   56        Soft, Springing to Hard        120              118               360             360          5.280%          $29,088
   57                  NAP                  180              165               300             285          6.270%          $34,367
   58                  NAP                  120              117               360             357          5.470%          $28,861
   59                  NAP                  240              237               240             237          6.260%          $37,307
   60                  NAP                  120              115               360             360          5.900%          $29,657
   61                  NAP                  120              120                IO              IO          5.500%              NAP
   62                  NAP                  132              131               360             359          5.560%          $28,578
   63                  NAP                  240              237               240             237          5.360%          $34,000
   64                  Hard                  60               53                IO              IO          5.378%              NAP

   65                  Hard                 120              114               300             300          6.040%           $3,512
   66                  Hard                 120              114               300             300          6.040%           $3,376
   67                  Hard                 120              114               300             300          6.040%           $3,201
   68                  Hard                 120              114               300             300          6.040%           $3,104
   69                  Hard                 120              114               300             300          6.040%           $2,749
   70                  Hard                 120              114               300             300          6.040%           $2,703
   71                  Hard                 120              114               300             300          6.040%           $2,658
   72                  Hard                 120              114               300             300          6.040%           $2,613
   73                  Hard                 120              114               300             300          6.040%           $2,522
   74                  Hard                 120              114               300             300          6.040%           $2,341
   75                  Hard                 120              114               300             300          6.040%           $2,341
   76                  NAP                  120              118               336             336          5.300%          $27,156
   77                  NAP                  120              120               300             300          6.250%          $31,004
   78                  NAP                  120              118                IO              IO          5.270%              NAP
   79                  NAP                  120              120               360             360          5.400%          $25,269
   80                  NAP                  120              120                IO              IO          5.430%              NAP
   81                  NAP                  120              119               300             299          5.600%          $27,903
   82                  NAP                  120              119               300             299          5.590%          $27,876
   83                  NAP                  120              118               264             262          5.500%          $29,423
   84                  NAP                  257              249               257             249          6.750%          $31,625

   85                  Hard                 120              114               300             300          6.040%           $3,421
   86                  Hard                 120              114               300             300          6.040%           $3,376
   87                  Hard                 120              114               300             300          6.040%           $3,298
   88                  Hard                 120              114               300             300          6.040%           $3,104
   89                  Hard                 120              114               300             300          6.040%           $3,059
   90                  Hard                 120              114               300             300          6.040%           $2,910
   91                  Hard                 120              114               300             300          6.040%           $2,839
   92                  Hard                 120              114               300             300          6.040%           $2,671
   93                  Hard                 120              114               300             300          6.040%           $2,231
   94                  NAP                  120              117               240             237          5.160%          $27,756
   95                  NAP                  120              119               300             299          5.420%          $24,982
   96                  NAP                  120              118               360             358          5.250%          $22,433
   97                  NAP                  120              118               360             358          5.305%          $22,551
   98                  NAP                   84               83                IO              IO          4.870%              NAP
   99                  Hard                 240              239               240             239          5.840%          $28,289
   100                 NAP                  120              118               240             238          5.110%          $26,642
   101                 NAP                  120              118               360             358          5.890%          $22,870
   102                 NAP                  120              120               240             240          6.140%          $26,989
   103                 NAP                  120              120               300             300          5.450%          $21,541
   104                 NAP                  120              116                IO              IO          4.933%              NAP
   105                 Hard                 120              117               360             357          5.411%          $19,678
   106                 NAP                   84               79               360             355          5.210%          $19,241
   107                 NAP                  120              117               360             357          5.730%          $20,031
   108                 NAP                  120              112               300             292          6.250%          $22,759
   109                 NAP                  120              118               300             298          5.350%          $20,576

   110                 Hard                 120              114               300             300          6.040%           $3,738
   111                 Hard                 120              114               300             300          6.040%           $3,686
   112                 Hard                 120              114               300             300          6.040%           $3,492
   113                 Hard                 120              114               300             300          6.040%           $3,104
   114                 Hard                 120              114               300             300          6.040%           $2,839
   115                 Hard                 120              114               300             300          6.040%           $2,703
   116                 Hard                 120              114               300             300          6.040%           $2,341
   117                 NAP                  240              239               240             239          5.680%          $22,339
   118                 NAP                  120              117               300             297          5.370%          $19,403
   119                 NAP                  120              113               360             353          5.990%          $19,165
   120                 Hard                 180              178                IO              IO          5.750%              NAP
   121                 NAP                  120              119               300             299          5.250%          $17,977
   122                 NAP                  240              238               240             238          5.720%          $21,011
   123                 NAP                  120              119               360             359          5.690%          $17,219
   124                 NAP                  120              119               300             299          5.330%          $17,395
   125                 NAP                  180              168               180             168          5.370%          $24,306
   126                 NAP                  120              119               300             299          5.070%          $16,895
   127                 NAP                   60               60               360             360          5.110%          $15,492
   128                 NAP                   60               60               360             360          5.110%          $15,356
   129                 NAP                  120              120               360             360          5.750%          $16,398
   130                 Hard                  60               56                IO              IO          4.833%              NAP
   131                 NAP                  120              119               360             359          5.400%          $14,038
   132                 NAP                  120              118               360             358          5.320%          $13,914
   133                 NAP                  240              238               240             238          5.670%          $17,438
   134                 NAP                  120              117               300             297          5.530%          $15,397
   135                 NAP                   84               81               360             357          4.970%          $13,107
   136                 NAP                  120              118               360             358          5.790%          $14,155
   137                 NAP                  120              120               300             300          5.290%          $14,439
   138                 NAP                   90               90               360             360          5.440%          $13,029
   139                 NAP                  120              120               360             360          5.380%          $12,887
   140                 NAP                   60               58               360             358          5.670%          $13,306
   141                 Hard                 120              120               240             240          5.800%          $15,509
   142                 NAP                  120              119               300             299          5.900%          $14,040
   143                 Hard                 120              117               360             357          5.470%          $12,450
   144                 NAP                  120              115               300             295          5.420%          $13,405
   145                 NAP                  120              113               360             353          5.680%          $12,451
   146                 Hard                  60               56                IO              IO          5.270%              NAP
   147                 NAP                  120              120               360             360          5.510%          $11,937
   148                 NAP                   60               60               300             300          6.400%          $14,048
   149                 NAP                  120              117               120             117          5.260%          $22,542
   150                 NAP                  120              120               300             300          5.545%          $12,336
   151                 NAP                  120              120               300             300          5.450%          $12,149
   152                 NAP                  120              117               240             237          5.700%          $13,985
   153                 NAP                  120              110               360             350          6.530%          $12,681
   154                 NAP                  120              120               300             300          5.880%          $12,103
   155                 NAP                  120              118                IO              IO          5.105%              NAP
   156                 Hard                  84               79                IO              IO          4.935%              NAP
   157                 NAP                  180              177               180             177          5.690%          $14,269
   158                 NAP                  120              118                IO              IO          5.255%              NAP
   159                 NAP                  120              119               336             336          5.960%          $10,414

   160                 NAP                  180              177               180             177          5.700%           $9,691
   161                 NAP                  180              177               180             177          5.700%           $4,380
   162                 NAP                  120              120               360             360          5.500%           $9,085
   163                 NAP                  120              120               360             360          5.730%           $9,026
   164                 NAP                  120              118               360             358          5.860%           $9,154
   165                 NAP                  120              119               360             359          5.610%           $8,621
   166                 NAP                   84               81               360             357          5.217%           $8,252
   167                 NAP                  132              132               360             360          6.010%           $7,863
   168                 NAP                  120              119               360             359          5.750%           $7,382
   169                 NAP                  120              120               300             300          5.480%           $7,355
   170                 NAP                  144              140               360             356          5.800%           $7,041
   171                 NAP                  120              118               300             298          5.470%           $7,225
   172                 NAP                  120              120               240             240          5.440%           $7,879
   173                 NAP                  120              119               360             359          5.460%           $6,218
   174                 NAP                  120              119               300             299          5.650%           $6,854
   175                 NAP                  120              118               300             298          5.770%           $6,618
   176                 NAP                  120              119               300             299          5.710%           $6,267
   177                 NAP                  120              118               360             358          6.410%           $6,262
   178                 NAP                  120              119               300             299          6.250%           $6,267
   179                 NAP                  120              117               240             237          5.340%           $6,422
   180                 NAP                  120              120               240             240          5.390%           $5,992
   181                 NAP                  120              119               360             359          6.430%           $5,208
   182                 NAP                  120              120               240             240          5.390%           $4,247

                                            116              114               322             320          5.346%

-------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE         MONTHLY       UNDERWRITABLE       UNDERWRITABLE              NOI               NCF             NCF POST IO
   LOAN NO.     PAYMENT (IO)                NOI           CASH FLOW           DSCR(9)           DSCR(9)         PERIOD DSCR(10)
-------------------------------------------------------------------------------------------------------------------------------

       1           $382,785          $6,934,732          $6,853,482             1.51              1.49                    1.49
       2           $304,800         $11,475,832         $10,296,416             3.14              2.82                    2.82
       3           $305,067          $8,954,616          $8,733,246             2.45              2.39                    2.39
       4           $275,244         $14,387,968         $14,063,608             1.96              1.92                    1.92
       5           $166,740          $3,994,130          $3,841,784             2.00              1.92                    1.56
       6           $142,747          $2,349,831          $2,311,331             1.37              1.35                    1.35
       7                NAP          $5,443,718          $4,765,002             2.28              2.00                    2.00
       8           $122,512          $3,904,903          $3,813,403             2.66              2.59                    2.04
       9            $84,829          $2,766,439          $2,633,360             2.72              2.59                    2.59
      10            $76,517          $2,045,967          $1,923,100             2.23              2.09                    2.09
      11            $70,670          $1,841,065          $1,766,051             2.17              2.08                    2.08

      12                NAP          $1,266,792          $1,156,956             1.50              1.36                    1.36
      13                NAP            $917,054            $826,077             1.50              1.36                    1.36
      14                NAP          $1,547,474          $1,441,802             1.46              1.36                    1.36
      15            $61,974          $6,920,173          $6,830,673             9.31              9.18                    9.18
      16            $52,231          $1,613,834          $1,512,907             2.57              2.41                    2.41
      17            $57,762          $1,425,277          $1,358,334             1.41              1.34                    1.34
      18            $54,334          $1,280,931          $1,224,569             1.96              1.88                    1.52
      19                NAP          $1,239,699          $1,144,115             1.42              1.31                    1.31
      20                NAP          $1,282,016          $1,258,016             1.50              1.47                    1.47
      21                NAP          $1,154,692            $974,497             1.59              1.34                    1.34
      22            $41,365            $763,579            $738,169             1.54              1.49                    1.21
      23            $41,671            $886,978            $812,433             1.77              1.62                    1.29
      24                NAP          $1,550,366          $1,462,225             2.45              2.31                    2.31
      25                NAP            $917,468            $885,468             1.52              1.47                    1.47
      26                NAP          $1,412,377          $1,271,562             2.23              2.01                    2.01
      27                NAP          $1,015,143            $937,472             1.85              1.71                    1.71
      28                NAP            $802,546            $728,976             1.48              1.34                    1.34
      29                NAP          $1,126,434          $1,016,780             2.13              1.93                    1.93
      30                NAP          $1,628,126          $1,429,709             2.76              2.43                    2.43
      31                NAP          $1,325,667          $1,291,667             2.10              2.04                    2.04
      32            $34,845            $680,278            $656,676             1.63              1.57                    1.28
      33                NAP            $792,623            $689,295             1.55              1.35                    1.35
      34                NAP            $943,584            $884,660             1.91              1.79                    1.79
      35                NAP            $832,152            $764,490             1.74              1.59                    1.59
      36            $30,869            $957,327            $922,325             2.58              2.49                    2.49
      37                NAP          $1,080,215            $992,206             1.57              1.44                    1.44
      38                NAP            $757,807            $683,138             1.56              1.41                    1.41
      39            $27,971            $970,429            $926,305             2.89              2.76                    2.76
      40                NAP            $665,020            $650,272             1.52              1.48                    1.48
      41                NAP            $668,001            $615,295             1.37              1.26                    1.26
      42                NAP          $1,020,116            $864,528             2.15              1.82                    1.82
      43                NAP            $720,934            $670,968             1.71              1.59                    1.59
      44                NAP            $587,069            $541,136             1.33              1.23                    1.23
      45            $25,545            $594,258            $518,501             1.38              1.20                    1.20
      46                NAP            $626,571            $560,571             1.58              1.42                    1.42
      47            $26,070            $602,030            $551,034             1.92              1.76                    1.42
      48                NAP            $582,521            $547,721             1.33              1.25                    1.25
      49                NAP            $789,804            $709,262             2.08              1.87                    1.87
      50                NAP            $595,849            $572,853             1.39              1.34                    1.34
      51            $23,115            $716,477            $716,477             2.58              2.58                    2.58
      52            $24,150            $668,678            $641,903             2.31              2.21                    1.79
      53                NAP            $702,494            $676,687             1.85              1.79                    1.79
      54                NAP            $562,076            $517,452             1.57              1.44                    1.44
      55                NAP            $490,595            $461,811             1.33              1.25                    1.25
      56            $23,421            $633,767            $595,706             2.25              2.12                    1.71
      57                NAP            $600,734            $579,427             1.46              1.40                    1.40
      58                NAP            $474,969            $468,923             1.37              1.35                    1.35
      59                NAP            $687,747            $635,079             1.54              1.42                    1.42
      60            $24,925            $592,488            $553,259             1.98              1.85                    1.55
      61            $23,235            $799,797            $718,989             2.87              2.58                    2.58
      62                NAP            $500,783            $478,575             1.46              1.40                    1.40
      63                NAP            $710,986            $663,239             1.74              1.63                    1.63
      64            $22,184            $631,666            $624,792             2.37              2.35                    2.35

      65             $2,771             $66,737             $66,737             2.14              2.14                    1.69
      66             $2,664             $64,170             $64,170             2.14              2.14                    1.69
      67             $2,526             $76,148             $76,148             2.14              2.14                    1.69
      68             $2,450             $77,860             $77,860             2.14              2.14                    1.69
      69             $2,169             $52,192             $52,192             2.14              2.14                    1.69
      70             $2,133             $51,336             $51,336             2.14              2.14                    1.69
      71             $2,097             $50,480             $50,480             2.14              2.14                    1.69
      72             $2,062             $49,625             $49,625             2.14              2.14                    1.69
      73             $1,990             $53,903             $53,903             2.14              2.14                    1.69
      74             $1,847             $44,491             $44,491             2.14              2.14                    1.69
      75             $1,847             $44,491             $44,491             2.14              2.14                    1.69
      76            $21,271            $442,989            $420,086             1.74              1.65                    1.29
      77                NAP            $752,544            $671,868             2.02              1.81                    1.81
      78            $20,037            $686,366            $634,754             2.85              2.64                    2.64
      79                NAP            $576,310            $514,238             1.90              1.70                    1.70
      80            $20,645            $810,064            $722,381             3.27              2.92                    2.92
      81                NAP            $437,159            $403,464             1.31              1.20                    1.20
      82                NAP            $504,061            $476,370             1.51              1.42                    1.42
      83                NAP            $445,585            $435,010             1.26              1.23                    1.23
      84                NAP            $393,435            $393,435             1.04              1.04                    1.04

      85             $2,700             $65,026             $65,026             2.42              2.42                    1.91
      86             $2,664             $64,170             $64,170             2.42              2.42                    1.91
      87             $2,603            $100,105            $100,105             2.42              2.42                    1.91
      88             $2,450             $59,036             $59,036             2.42              2.42                    1.91
      89             $2,414             $58,181             $58,181             2.42              2.42                    1.91
      90             $2,296             $88,127             $88,127             2.42              2.42                    1.91
      91             $2,240             $53,903             $53,903             2.42              2.42                    1.91
      92             $2,108             $60,748             $60,748             2.42              2.42                    1.91
      93             $1,761             $68,448             $68,448             2.42              2.42                    1.91
      94                NAP            $494,871            $467,671             1.49              1.40                    1.40
      95                NAP            $453,163            $424,371             1.51              1.42                    1.42
      96                NAP            $489,214            $408,809             1.82              1.52                    1.52
      97                NAP            $479,081            $448,581             1.77              1.66                    1.66
      98            $16,459            $447,917            $397,568             2.27              2.01                    2.01
      99                NAP            $568,323            $452,780             1.67              1.33                    1.33
      100               NAP          $1,138,046          $1,065,766             3.56              3.33                    3.33
      101               NAP            $399,527            $368,234             1.46              1.34                    1.34
      102               NAP            $498,793            $468,143             1.54              1.45                    1.45
      103               NAP            $400,520            $378,918             1.55              1.47                    1.47
      104           $14,588            $947,722            $871,230             5.41              4.98                    4.98
      105               NAP            $363,890            $363,890             1.54              1.54                    1.54
      106               NAP            $316,518            $310,978             1.37              1.35                    1.35
      107               NAP            $361,191            $349,616             1.50              1.45                    1.45
      108               NAP            $346,175            $321,215             1.27              1.18                    1.18
      109               NAP            $443,526            $424,071             1.80              1.72                    1.72

      110            $2,950            $112,939            $112,939             2.44              2.44                    1.92
      111            $2,909             $94,116             $94,116             2.44              2.44                    1.92
      112            $2,756             $75,293             $75,293             2.44              2.44                    1.92
      113            $2,450             $73,582             $73,582             2.44              2.44                    1.92
      114            $2,240             $53,903             $53,903             2.44              2.44                    1.92
      115            $2,133             $51,336             $51,336             2.44              2.44                    1.92
      116            $1,847             $44,491             $44,491             2.44              2.44                    1.92
      117               NAP            $430,922            $404,887             1.61              1.51                    1.51
      118               NAP            $521,622            $492,124             2.24              2.11                    2.11
      119               NAP            $400,836            $351,479             1.74              1.53                    1.53
      120           $14,575            $385,000            $385,000             2.20              2.20                    2.20
      121               NAP            $602,791            $520,553             2.79              2.41                    2.41
      122               NAP            $415,771            $343,699             1.65              1.36                    1.36
      123               NAP            $325,013            $309,676             1.57              1.50                    1.50
      124               NAP            $341,628            $302,628             1.64              1.45                    1.45
      125               NAP            $534,710            $521,060             1.83              1.79                    1.79
      126               NAP            $434,483            $352,379             2.14              1.74                    1.74
      127               NAP            $353,121            $334,555             1.90              1.80                    1.80
      128               NAP            $299,947            $285,210             1.63              1.55                    1.55
      129               NAP            $311,695            $299,426             1.58              1.52                    1.52
      130           $10,371            $337,327            $337,327             2.71              2.71                    2.71
      131               NAP            $268,326            $245,918             1.59              1.46                    1.46
      132               NAP            $338,679            $302,136             2.03              1.81                    1.81
      133               NAP            $370,516            $368,468             1.77              1.76                    1.76
      134               NAP            $579,259            $557,190             3.14              3.02                    3.02
      135               NAP            $277,997            $269,721             1.77              1.71                    1.71
      136               NAP            $265,825            $243,626             1.56              1.43                    1.43
      137               NAP            $263,554            $249,470             1.52              1.44                    1.44
      138               NAP            $276,916            $245,838             1.77              1.57                    1.57
      139               NAP            $244,006            $237,612             1.58              1.54                    1.54
      140               NAP            $242,585            $235,035             1.52              1.47                    1.47
      141               NAP            $229,229            $225,796             1.23              1.21                    1.21
      142               NAP            $291,407            $278,642             1.73              1.65                    1.65
      143               NAP            $224,350            $222,862             1.50              1.49                    1.49
      144               NAP            $257,370            $240,829             1.60              1.50                    1.50
      145               NAP            $213,415            $207,415             1.43              1.39                    1.39
      146            $9,332            $285,000            $285,000             2.54              2.54                    2.54
      147               NAP            $246,973            $238,381             1.72              1.66                    1.66
      148               NAP            $250,077            $240,706             1.48              1.43                    1.43
      149               NAP            $332,886            $332,365             1.23              1.23                    1.23
      150               NAP            $290,715            $258,612             1.96              1.75                    1.75
      151               NAP            $221,564            $208,757             1.52              1.43                    1.43
      152               NAP            $342,799            $254,131             2.04              1.51                    1.51
      153               NAP            $237,006            $215,893             1.56              1.42                    1.42
      154               NAP            $230,110            $210,487             1.58              1.45                    1.45
      155            $7,893            $275,459            $262,503             2.91              2.77                    2.77
      156            $7,143            $249,290            $247,191             2.91              2.88                    2.88
      157               NAP            $214,158            $206,402             1.25              1.21                    1.21
      158            $7,548            $239,067            $230,862             2.64              2.55                    2.55
      159            $8,561            $214,116            $206,132             2.08              2.01                    1.65

      160               NAP            $146,549            $140,660             1.26              1.21                    1.21
      161               NAP             $65,718             $63,127             1.26              1.21                    1.21
      162               NAP            $238,312            $231,701             2.19              2.13                    2.13
      163               NAP            $156,569            $148,210             1.45              1.37                    1.37
      164               NAP            $220,442            $203,190             2.01              1.85                    1.85
      165               NAP            $186,145            $174,898             1.80              1.69                    1.69
      166               NAP            $185,834            $177,445             1.88              1.79                    1.79
      167               NAP            $142,960            $139,512             1.52              1.48                    1.48
      168               NAP            $162,932            $150,529             1.84              1.70                    1.70
      169               NAP            $136,102            $127,504             1.54              1.44                    1.44
      170               NAP            $116,534            $113,395             1.38              1.34                    1.34
      171               NAP            $132,426            $121,217             1.53              1.40                    1.40
      172               NAP            $111,648            $107,967             1.18              1.14                    1.14
      173               NAP            $197,987            $168,897             2.65              2.26                    2.26
      174               NAP            $120,438            $115,332             1.46              1.40                    1.40
      175               NAP            $124,797            $120,321             1.57              1.52                    1.52
      176               NAP            $124,725            $115,375             1.66              1.53                    1.53
      177               NAP            $110,821            $106,821             1.47              1.42                    1.42
      178               NAP             $96,799             $92,655             1.29              1.23                    1.23
      179               NAP             $89,720             $84,781             1.16              1.10                    1.10
      180               NAP             $85,368             $82,477             1.19              1.15                    1.15
      181               NAP            $122,561            $112,599             1.96              1.80                    1.80
      182               NAP             $65,447             $61,803             1.28              1.21                    1.21

                                                                                2.10              1.98                    1.93

------------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE     CUT-OFF DATE                 BALLOON             BALLOON                      APPRAISED          VALUATION
   LOAN NO.              LTV                     LTV             BALANCE                          VALUE           DATE(11)
------------------------------------------------------------------------------------------------------------------------------------

       1               54.8%                   54.8%         $85,000,000                   $155,000,000          03/11/2005
       2               42.9%                   42.9%         $75,000,000                   $175,000,000          03/01/2005
       3               53.8%                   53.8%         $71,500,000                   $133,000,000          12/01/2004
       4               70.0%                   70.0%         $63,315,000                   $201,000,000          09/03/2004
       5               65.0%                   59.3%         $33,496,728                    $56,500,000          10/13/2004
       6               68.9%                   68.9%         $31,000,000                    $45,000,000          03/11/2005
       7               62.4%                   48.5%         $24,030,661                    $49,500,000          11/24/2004
       8               47.7%                   44.0%         $26,743,500                    $60,800,000          10/28/2004
       9               50.0%                   50.0%         $20,000,000                    $40,000,000          12/01/2004
      10               69.4%                   69.4%         $18,750,000                    $27,000,000          12/09/2004
      11               62.3%                   62.3%         $17,175,000                    $27,560,000          12/14/2004

      12               54.9%                   21.6%          $3,878,270                    $18,000,000          11/04/2004
      13               54.9%                   21.6%          $2,781,387                    $12,900,000          11/12/2004
      14               78.4%                   65.3%         $13,285,114                    $20,350,000          12/20/2004
      15               12.7%                   12.7%         $15,000,000                   $118,000,000          12/15/2004
      16               65.5%                   65.5%         $13,100,000                    $20,000,000          08/31/2004
      17               65.6%                   46.5%          $8,549,811                    $18,400,000          01/14/2005
      18               65.2%                   58.3%         $10,722,470                    $18,400,000          11/05/2004
      19               65.7%                   50.1%          $9,116,405                    $18,200,000          11/08/2004
      20               53.0%                   36.3%          $7,882,329                    $21,700,000          02/15/2005
      21               74.2%                   62.6%          $8,826,151                    $14,100,000          11/04/2004
      22               64.1%                   57.3%          $8,134,294                    $14,200,000          01/14/2005
      23               69.2%                   59.4%          $7,725,167                    $13,000,000          11/16/2004
      24               42.6%                   32.1%          $6,765,820                    $21,100,000          01/13/2005
      25               78.1%                   65.1%          $7,491,609                    $11,500,000          12/10/2004
      26               64.8%                   49.7%          $6,556,866                    $13,200,000          05/01/2004
      27               73.0%                   61.0%          $6,828,427                    $11,200,000          11/06/2004
      28               64.5%                   54.0%          $6,695,876                    $12,400,000          12/20/2004
      29               44.3%                   36.9%          $6,636,021                    $18,000,000          10/25/2004
      30               44.2%                   33.9%          $6,106,279                    $18,000,000          11/01/2004
      31               58.5%                   46.4%          $6,265,203                    $13,500,000          06/15/2004
      32               63.8%                   57.0%          $6,840,083                    $12,000,000          08/01/2004
      33               65.2%                   54.7%          $6,285,128                    $11,500,000          01/02/2005
      34               62.8%                   54.9%          $6,530,575                    $11,900,000          09/29/2004
      35               67.8%                   56.3%          $6,076,367                    $10,800,000          11/03/2004
      36               54.4%                   54.4%          $7,235,000                    $13,300,000          09/28/2004
      37               54.4%                   24.0%          $3,128,949                    $13,050,000          11/05/2004
      38               58.0%                   48.7%          $5,943,541                    $12,200,000          12/02/2004
      39               54.8%                   54.8%          $6,740,000                    $12,300,000          09/14/2004
      40               66.1%                   55.3%          $5,456,112                     $9,870,000          10/22/2004
      41               69.1%                   53.2%          $4,996,600                     $9,400,000          02/09/2005
      42               60.4%                   46.3%          $4,906,186                    $10,600,000          12/01/2004
      43               62.9%                   52.6%          $5,249,497                     $9,975,000          01/01/2005
      44               75.6%                   64.0%          $5,249,370                     $8,200,000          01/06/2005
      45               72.7%                   62.7%          $5,332,240                     $8,500,000          11/24/2004
      46               59.7%                   49.7%          $4,974,605                    $10,000,000          10/13/2004
      47               72.5%                   64.7%          $5,178,840                     $8,000,000          01/04/2005
      48               68.8%                   53.1%          $4,464,368                     $8,400,000          12/08/2004
      49               64.5%                   53.7%          $4,775,465                     $8,900,000          11/24/2004
      50               74.7%                   55.3%          $4,203,832                     $7,600,000          03/03/2004
      51               53.4%                   53.4%          $5,417,500                    $10,150,000          10/22/2004
      52               66.7%                   56.1%          $4,544,090                     $8,100,000          12/29/2004
      53               66.3%                   48.4%          $3,868,148                     $8,000,000          12/09/2004
      54               65.8%                   55.1%          $4,425,831                     $8,030,000          12/09/2004
      55               71.5%                   60.8%          $4,484,917                     $7,375,000          12/15/2003
      56               59.0%                   54.7%          $4,868,503                     $8,900,000          12/29/2004
      57               67.9%                   42.4%          $3,176,881                     $7,500,000          11/25/2003
      58               79.4%                   66.6%          $4,264,069                     $6,400,000          11/24/2004
      59               59.6%                    0.4%             $37,113                     $8,500,000          10/08/2004
      60               68.5%                   60.1%          $4,383,967                     $7,300,000          02/01/2005
      61               54.9%                   54.9%          $5,000,000                     $9,100,000          01/27/2005
      62               73.5%                   60.1%          $4,085,922                     $6,800,000          12/22/2004
      63               50.1%                    1.3%            $126,108                     $9,900,000          11/03/2004
      64               54.6%                   54.6%          $4,950,000                     $9,070,000          06/08/2004

      65               51.8%                   43.2%            $452,986                       $970,000          04/28/2004
      66               51.8%                   43.2%            $435,467                       $960,000          04/28/2004
      67               51.8%                   43.2%            $412,943                     $1,180,000          04/23/2004
      68               51.8%                   43.2%            $400,430                     $1,210,000          04/23/2004
      69               51.8%                   43.2%            $354,548                       $760,000          07/06/2004
      70               51.8%                   43.2%            $348,708                       $740,000          07/06/2004
      71               51.8%                   43.2%            $342,868                       $730,000          07/06/2004
      72               51.8%                   43.2%            $337,029                       $720,000          07/06/2004
      73               51.8%                   43.2%            $325,349                       $780,000          04/29/2004
      74               51.8%                   43.2%            $301,991                       $640,000          07/06/2004
      75               51.8%                   43.2%            $301,991                       $600,000          07/02/2004
      76               61.5%                   52.5%          $4,055,716                     $7,725,000          10/26/2004
      77               46.4%                   36.4%          $3,681,277                    $10,120,000          01/10/2005
      78               50.0%                   50.0%          $4,500,000                     $9,000,000          12/17/2004
      79               56.3%                   46.9%          $3,755,075                     $8,000,000          02/04/2005
      80               31.5%                   31.5%          $4,500,000                    $14,300,000          01/24/2005
      81               62.6%                   48.1%          $3,450,506                     $7,175,000          02/08/2005
      82               71.3%                   54.8%          $3,449,314                     $6,300,000          12/08/2004
      83               67.9%                   47.8%          $3,151,793                     $6,600,000          12/02/2004
      84               77.1%                    0.1%              $7,746                     $5,500,000          07/01/2004

      85               45.7%                   38.1%            $441,307                       $880,000          04/27/2004
      86               45.7%                   38.1%            $435,467                       $960,000          04/23/2004
      87               45.7%                   38.1%            $425,457                     $1,500,000          04/23/2004
      88               45.7%                   38.1%            $400,430                       $920,000          04/23/2004
      89               45.7%                   38.1%            $394,591                       $820,000          04/23/2004
      90               45.7%                   38.1%            $375,403                     $1,280,000          04/23/2004
      91               45.7%                   38.1%            $366,226                       $840,000          04/23/2004
      92               45.7%                   38.1%            $344,537                       $940,000          04/23/2004
      93               45.7%                   38.1%            $287,809                       $960,000          04/23/2004
      94               60.6%                   38.9%          $2,647,480                     $6,800,000          12/13/2004
      95               70.0%                   53.4%          $3,124,158                     $5,850,000          01/07/2005
      96               64.6%                   53.8%          $3,373,173                     $6,275,000          12/08/2004
      97               75.0%                   62.5%          $3,375,873                     $5,400,000          11/18/2004
      98               66.4%                   66.4%          $4,000,000                     $6,020,000          01/05/2005
      99               64.4%                    1.9%            $118,963                     $6,200,000          11/23/2004
      100              23.8%                   15.2%          $2,546,376                    $16,725,000          12/17/2004
      101              74.1%                   62.8%          $3,267,984                     $5,200,000          10/03/2004
      102              68.3%                   45.3%          $2,469,266                     $5,450,000          02/02/2005
      103              69.1%                   52.7%          $2,687,330                     $5,100,000          01/05/2005
      104              23.3%                   23.3%          $3,500,000                    $15,000,000          09/27/2004
      105              64.6%                   54.1%          $2,921,003                     $5,400,000          11/04/2004
      106              66.3%                   59.4%          $3,117,056                     $5,250,000          10/11/2004
      107              74.5%                   63.0%          $2,898,922                     $4,600,000          10/18/2004
      108              79.0%                   62.5%          $2,701,919                     $4,320,000          06/09/2004
      109              70.6%                   53.8%          $2,582,076                     $4,800,000          12/22/2004

      110              44.1%                   36.8%            $482,184                     $1,750,000          04/29/2004
      111              44.1%                   36.8%            $475,510                     $1,460,000          04/29/2004
      112              44.1%                   36.8%            $450,484                     $1,170,000          04/23/2004
      113              44.1%                   36.8%            $400,430                     $1,100,000          04/23/2004
      114              44.1%                   36.8%            $366,226                       $840,000          04/29/2004
      115              44.1%                   36.8%            $348,708                       $720,000          07/02/2004
      116              44.1%                   36.8%            $301,991                       $640,000          07/06/2004
      117              59.7%                    1.7%             $91,084                     $5,350,000          12/15/2004
      118              53.1%                   40.5%          $2,432,154                     $6,000,000          10/04/2004
      119              60.0%                   51.3%          $2,717,580                     $5,300,000          04/27/2004
      120              50.6%                   50.6%          $3,000,000                     $5,925,000          12/09/2004
      121              33.7%                   25.5%          $2,272,297                     $8,900,000          01/11/2005
      122              54.8%                    1.5%             $82,648                     $5,450,000          12/09/2004
      123              72.0%                   60.7%          $2,501,843                     $4,120,000          12/29/2004
      124              79.9%                   60.8%          $2,187,593                     $3,600,000          12/01/2004
      125              39.0%                    0.8%             $58,525                     $7,350,000          01/01/2005
      126              53.1%                   40.0%          $2,159,880                     $5,400,000          11/09/2004
      127              60.6%                   56.1%          $2,636,665                     $4,700,000          01/14/2005
      128              61.4%                   56.8%          $2,613,536                     $4,600,000          01/14/2005
      129              74.3%                   62.7%          $2,369,977                     $3,780,000          01/07/2005
      130              51.0%                   51.0%          $2,575,000                     $5,050,000          06/11/2004
      131              53.3%                   44.5%          $2,087,276                     $4,690,000          12/30/2004
      132              62.3%                   52.0%          $2,080,354                     $4,000,000          02/13/2005
      133              44.0%                    1.2%             $67,950                     $5,650,000          12/12/2004
      134              25.9%                   19.9%          $1,910,724                     $9,610,000          10/08/2004
      135              67.8%                   59.9%          $2,157,507                     $3,600,000          10/21/2004
      136              68.8%                   58.2%          $2,038,578                     $3,500,000          01/14/2005
      137              72.7%                   55.1%          $1,819,431                     $3,300,000          01/31/2005
      138              69.5%                   61.6%          $2,046,677                     $3,325,000          01/31/2005
      139              57.5%                   48.0%          $1,918,069                     $4,000,000          01/20/2005
      140              65.6%                   61.3%          $2,144,478                     $3,500,000          01/01/2005
      141              69.5%                   45.5%          $1,439,560                     $3,165,000          01/24/2005
      142              66.6%                   51.6%          $1,704,295                     $3,300,000          10/08/2004
      143              73.1%                   61.3%          $1,839,403                     $3,000,000          02/01/2005
      144              57.4%                   44.1%          $1,675,073                     $3,800,000          06/01/2004
      145              68.9%                   58.4%          $1,809,199                     $3,100,000          06/02/2004
      146              52.1%                   52.1%          $2,125,000                     $4,075,000          09/01/2004
      147              75.0%                   62.8%          $1,758,326                     $2,800,000          02/17/2005
      148              67.7%                   61.7%          $1,913,727                     $3,100,000          01/11/2005
      149              50.2%                    0.8%             $34,379                     $4,100,000          12/06/2004
      150              67.8%                   51.9%          $1,529,766                     $2,950,000          12/21/2004
      151              68.6%                   52.3%          $1,515,577                     $2,900,000          01/05/2005
      152              38.2%                   25.1%          $1,303,186                     $5,200,000          11/03/2004
      153              65.4%                   56.9%          $1,724,909                     $3,030,000          12/16/2003
      154              52.3%                   40.5%          $1,469,999                     $3,630,000          01/12/2005
      155              38.1%                   38.1%          $1,830,000                     $4,800,000          11/19/2004
      156              49.3%                   49.3%          $1,737,000                     $3,520,000          09/12/2004
      157              68.3%                    1.4%             $35,243                     $2,500,000          12/01/2004
      158              62.4%                   62.4%          $1,700,000                     $2,725,000          11/19/2004
      159              54.0%                   46.9%          $1,476,425                     $3,150,000          11/30/2004

      160              65.4%                    1.4%             $23,968                     $1,770,000          11/12/2004
      161              65.4%                    1.4%             $10,833                       $800,000          11/12/2004
      162              46.9%                   39.3%          $1,339,267                     $3,410,000          02/08/2005
      163              67.4%                   56.8%          $1,306,500                     $2,300,000          12/26/2004
      164              43.3%                   36.7%          $1,311,116                     $3,575,000          12/08/2004
      165              61.2%                   51.4%          $1,260,493                     $2,450,000          01/27/2005
      166              71.2%                   63.6%          $1,336,060                     $2,100,000          10/12/2004
      167              67.2%                   55.7%          $1,086,313                     $1,950,000          02/03/2005
      168              53.8%                   45.4%          $1,067,527                     $2,350,000          01/25/2005
      169              70.6%                   53.9%            $915,792                     $1,700,000          01/06/2005
      170              72.4%                   58.2%            $961,097                     $1,650,000          09/27/2004
      171              51.1%                   39.1%            $899,889                     $2,300,000          01/07/2005
      172              74.5%                   48.1%            $742,682                     $1,545,000          01/25/2005
      173              44.0%                   36.8%            $920,114                     $2,500,000          01/12/2005
      174              71.8%                   55.2%            $844,914                     $1,530,000          01/07/2005
      175              55.1%                   42.6%            $809,029                     $1,900,000          12/01/2004
      176              62.8%                   48.4%            $769,689                     $1,590,000          12/20/2004
      177              66.5%                   57.3%            $859,303                     $1,500,000          10/26/2004
      178              67.8%                   53.2%            $744,575                     $1,400,000          01/11/2005
      179              74.0%                   47.9%            $607,813                     $1,270,000          11/18/2004
      180              75.1%                   48.4%            $566,060                     $1,170,000          01/05/2005
      181              49.1%                   42.3%            $714,378                     $1,690,000          01/07/2005
      182              44.5%                   28.7%            $401,202                     $1,400,000          01/05/2005

                       59.3%                   50.9%

-------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                                               LEASE
LOAN NO.  LARGEST TENANT(12)                                                      EXPIRATION DATE                        % NSF
-------------------------------------------------------------------------------------------------------------------------------

    1     NAP                                                                           NAP                                NAP
    2     Multiplan, Inc.                                                            05/31/2010                          12.4%
    3     Loews Theater                                                              01/01/2025                          10.8%
    4     Lowe's                                                                     05/31/2018                          29.7%
    5     Janus Capital Group and Janus Capital Management, LLC                      01/31/2019                          98.5%
    6     NAP                                                                           NAP                                NAP
    7     NAP                                                                           NAP                                NAP
    8     NAP                                                                           NAP                                NAP
    9     Target                                                                     10/31/2015                          46.1%
   10     Stop & Shop Supermarket                                                    10/31/2028                          36.9%
   11     Safeway                                                                    07/31/2023                          39.3%

   12     Finisar Corporation                                                        01/31/2020                         100.0%
   13     Finisar Corporation                                                        01/31/2020                         100.0%
   14     NAP                                                                           NAP                                NAP
   15     NAP                                                                           NAP                                NAP
   16     Building 19                                                                08/31/2008                          33.4%
   17     Summa Health System                                                        11/30/2016                          97.8%
   18     Crown Hardware                                                             10/31/2012                          19.3%
   19     Giant of Maryland                                                          02/23/2010                          27.4%
   20     NAP                                                                           NAP                                NAP
   21     Springfield College                                                        12/31/2015                           9.5%
   22     Borders                                                                    12/31/2017                         100.0%
   23     The Speed Merchant, Inc., d.b.a. Competition Parts Warehouse (CPW)         09/30/2010                          50.0%
   24     Babies "R" Us                                                              01/31/2015                          40.1%
   25     NAP                                                                           NAP                                NAP
   26     NAP                                                                           NAP                                NAP
   27     Big Lots Stores, Inc.                                                      01/31/2009                          31.6%
   28     Gambro Healthcare, Inc.                                                    01/31/2015                         100.0%
   29     Whole Foods, Inc.                                                          01/31/2012                          16.0%
   30     NAP                                                                           NAP                                NAP
   31     CNC Associates, Inc.                                                       07/30/2025                         100.0%
   32     Domain, Inc                                                                09/30/2006                          42.4%
   33     Warwick Urgent Care Partners, Inc.                                         09/30/2010                           9.3%
   34     Millenium Storage & Transfer                                               03/31/2014                          24.1%
   35     Bashas (Food City)                                                         01/09/2011                          57.1%
   36     Kroger                                                                     04/30/2019                          64.1%
   37     West Texas Medical Associates                                              07/09/2014                          66.1%
   38     Bay Area Installation Inc.                                                 06/30/2007                          19.7%
   39     Old Navy                                                                   09/30/2009                          35.6%
   40     TSA Stores, Inc. dba Sportsmart                                            01/31/2019                         100.0%
   41     W.H. Linen Supply Co., Inc.                                                11/30/2008                          33.1%
   42     NAP                                                                           NAP                                NAP
   43     Pinnacle Orthopaedics and Sports Medicine Specialist, LLC                  11/30/2024                         100.0%
   44     Eskews Jewelry                                                             10/08/2011                          10.2%
   45     Recall Total Information Management, Inc.                                  10/31/2015                          79.5%
   46     NAP                                                                           NAP                                NAP
   47     Hawaii Racing                                                              12/31/2013                          26.4%
   48     A. Rudin, Inc.                                                             01/13/2020                         100.0%
   49     Home Depot                                                                 09/30/2009                          79.8%
   50     Thomasville Home Furnishings                                               08/06/2014                          51.3%
   51     Kohl's                                                                     01/31/2025                         100.0%
   52     Three Dollar Cafe                                                          01/31/2015                          16.8%
   53     Washington Mutual Bank                                                     01/26/2020                          20.0%
   54     Dr. John Ludwig and Ching                                                  05/31/2007                          10.9%
   55     NAP                                                                           NAP                                NAP
   56     Chicks                                                                     07/31/2008                           8.1%
   57     Bruno's Supermarkets, Inc.                                                 12/31/2026                         100.0%
   58     Walgreen Co.                                                               08/31/2063                          78.3%
   59     Body Balance                                                               11/30/2007                          24.4%
   60     Inland Eye Clinic                                                          08/31/2016                          40.1%
   61     Jungle Jim's Playland                                                      01/31/2007                          34.7%
   62     Publix                                                                     04/30/2016                          93.0%
   63     NAP                                                                           NAP                                NAP
   64     Best Buy Stores, L.P.                                                      08/18/2013                         100.0%

   65     Circle K Stores, Inc.                                                      03/18/2019                         100.0%
   66     Circle K Stores, Inc.                                                      03/18/2019                         100.0%
   67     Circle K Stores, Inc.                                                      03/18/2019                         100.0%
   68     Circle K Stores, Inc.                                                      03/18/2019                         100.0%
   69     Circle K Stores, Inc.                                                      03/18/2019                         100.0%
   70     Circle K Stores, Inc.                                                      03/18/2019                         100.0%
   71     Circle K Stores, Inc.                                                      03/18/2019                         100.0%
   72     Circle K Stores, Inc.                                                      03/14/2019                         100.0%
   73     Circle K Stores, Inc.                                                      03/18/2019                         100.0%
   74     Circle K Stores, Inc.                                                      03/18/2019                         100.0%
   75     Circle K Stores, Inc.                                                      03/18/2019                         100.0%
   76     Cheesecakes Unlimited                                                      07/30/2013                          18.6%
   77     SaveMart                                                                   03/31/2016                          37.8%
   78     Tennessee Medicine & Pediatrices, PC                                       11/30/2013                          23.6%
   79     Anteon Corporation                                                         10/21/2006                          51.6%
   80     High Desert Medical Group                                                  01/31/2009                          19.6%
   81     Virginia Mason Medical Center                                              10/03/2016                         100.0%
   82     ABE Office Workspace Systems                                               05/31/2008                         100.0%
   83     Harley-Davidson                                                            06/15/2024                         100.0%
   84     Walgreen Co.                                                               08/31/2053                         100.0%

   85     Circle K Stores, Inc.                                                      03/18/2020                         100.0%
   86     Circle K Stores, Inc.                                                      03/18/2020                         100.0%
   87     Circle K Stores, Inc.                                                      03/18/2020                         100.0%
   88     Circle K Stores, Inc.                                                      03/18/2020                         100.0%
   89     Circle K Stores, Inc.                                                      03/18/2020                         100.0%
   90     Circle K Stores, Inc.                                                      03/18/2020                         100.0%
   91     Circle K Stores, Inc.                                                      03/18/2020                         100.0%
   92     Circle K Stores, Inc.                                                      03/18/2020                         100.0%
   93     Circle K Stores, Inc.                                                      03/18/2020                         100.0%
   94     NAP                                                                           NAP                                NAP
   95     Super Enterprises, USA, Inc.                                               02/28/2010                          22.7%
   96     Nantucket Square Executive Suites, Inc                                     05/31/2005                           6.3%
   97     NAP                                                                           NAP                                NAP
   98     NAP                                                                           NAP                                NAP
   99     MetalsAmerica, Inc.                                                        02/28/2025                         100.0%
   100    NAP                                                                           NAP                                NAP
   101    Delta Deluxe, L.L.C.                                                       11/30/2014                         100.0%
   102    NAP                                                                           NAP                                NAP
   103    El Rodeo                                                                   01/31/2015                          20.3%
   104    Shaw's                                                                     01/31/2006                          36.6%
   105    CVS                                                                        06/09/2024                         100.0%
   106    Chelsea Restaurant Associates, Inc.                                        10/31/2014                          25.1%
   107    Jos A. Bank Clothiers                                                      08/31/2013                          37.6%
   108    NAP                                                                           NAP                                NAP
   109    Hong Kong Trading Corp                                                     12/31/2019                          50.0%

   110    Circle K Stores, Inc.                                                      03/18/2019                         100.0%
   111    Circle K Stores, Inc.                                                      03/18/2019                         100.0%
   112    Circle K Stores, Inc.                                                      03/18/2019                         100.0%
   113    Circle K Stores, Inc.                                                      03/18/2019                         100.0%
   114    Circle K Stores, Inc.                                                      03/18/2019                         100.0%
   115    Circle K Stores, Inc.                                                      03/18/2019                         100.0%
   116    Circle K Stores, Inc.                                                      03/18/2019                         100.0%
   117    Coldwell Banker Residential Real Estate, Inc.                              04/30/2010                          12.7%
   118    Spasso of Bedford Inc.                                                     02/28/2016                          22.2%
   119    Genghis Kahn Mongolian Bar                                                 09/30/2010                          14.3%
   120    Walgreen Co.                                                               01/01/2080                         100.0%
   121    Agilent Technologies, Inc.                                                 06/30/2010                         100.0%
   122    NAP                                                                           NAP                                NAP
   123    NAP                                                                           NAP                                NAP
   124    NAP                                                                           NAP                                NAP
   125    Conopco, Inc.                                                              12/31/2019                         100.0%
   126    NAP                                                                           NAP                                NAP
   127    Backstreet's                                                               12/01/2016                          13.2%
   128    Innovative Invitations                                                     07/31/2006                          27.4%
   129    KAK, Inc.                                                                  08/31/2013                          14.0%
   130    Walgreen Co.                                                               01/31/2078                         100.0%
   131    3 Star Rice Company                                                        12/31/2008                          66.5%
   132    Global Excursions                                                          12/31/2005                          25.3%
   133    Walgreen Co.                                                               12/31/2079                         100.0%
   134    Steelcase, Inc.                                                            02/28/2014                         100.0%
   135    Great Western Tile                                                         08/31/2009                          32.7%
   136    ReMax Prime Property                                                       07/31/2009                          16.0%
   137    NAP                                                                           NAP                                NAP
   138    Iron Mountain                                                              06/11/2012                         100.0%
   139    NAP                                                                           NAP                                NAP
   140    NAP                                                                           NAP                                NAP
   141    Bureau of Land Management                                                  03/21/2025                         100.0%
   142    Gulfstream Goodwill Industries, Inc.                                       01/24/2015                         100.0%
   143    AutoZone                                                                   01/14/2025                          53.6%
   144    Fancy Fixtures                                                             08/31/2010                          21.6%
   145    NAP                                                                           NAP                                NAP
   146    Walgreen Co.                                                               09/30/2079                         100.0%
   147    Hollywood Entertainment Corp.                                              01/31/2015                          46.8%
   148    NAP                                                                           NAP                                NAP
   149    Wachovia Bank, National Association                                        09/30/2014                         100.0%
   150    The Houston Sleep Center                                                   06/01/2009                          17.8%
   151    CARDINAL FITNESS                                                           08/31/2009                          60.0%
   152    Tandy Corporation                                                          04/30/2006                         100.0%
   153    CVS Corporation                                                            11/30/2019                          40.3%
   154    Gambro Healthcare, Inc.                                                    12/31/2013                          69.0%
   155    Talbot's                                                                   01/31/2013                          33.6%
   156    Walgreen Co.                                                               08/31/2055                         100.0%
   157    Chipotle Mexican Grill of Colorado, LLC                                    10/22/2014                          39.1%
   158    Bright Horizons Children's Centers                                         08/31/2012                         100.0%
   159    Tractor Supply                                                             04/30/2019                         100.0%

   160    Amscot Corporation                                                         11/30/2014                          60.9%
   161    Subway Real Estate Corp.                                                   03/31/2008                          46.3%
   162    NAP                                                                           NAP                                NAP
   163    Gateway Credit Union                                                       05/31/2007                          35.3%
   164    BUG Music                                                                  05/05/2010                          86.6%
   165    L.A. Surplus, Inc.                                                         03/31/2018                         100.0%
   166    Sarkissian, Florio, & Kenney                                               07/15/2009                          52.8%
   167    Quizno's Subs                                                              01/31/2014                          17.9%
   168    Rite Aid                                                                   09/30/2024                         100.0%
   169    Wells Fargo                                                                04/30/2009                          29.4%
   170    Citizens Bank                                                              12/31/2016                         100.0%
   171    Sales Service of America                                                   11/30/2007                          66.7%
   172    Family Dollar, Inc.                                                        12/31/2014                         100.0%
   173    BT-OH, LLC                                                                 12/31/2015                         100.0%
   174    NAP                                                                           NAP                                NAP
   175    Texas Taco Cabana, L.P.                                                    06/24/2023                         100.0%
   176    Sizes Unlimited dba Avenue                                                 01/31/2007                          57.4%
   177    NAP                                                                           NAP                                NAP
   178    Advance Stores Company, Incorporated                                       08/31/2019                         100.0%
   179    Family Dollar, Inc.                                                        12/31/2014                         100.0%
   180    Family Dollar, Inc.                                                        12/31/2014                         100.0%
   181    Kinko's, Inc.                                                              10/19/2009                         100.0%
   182    Family Dollar, Inc.                                                        12/31/2014                          66.3%

----------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                                                     LEASE
LOAN NO.     SECOND LARGEST TENANT(12)                                                  EXPIRATION DATE                     % NSF
----------------------------------------------------------------------------------------------------------------------------------

    1        NAP                                                                              NAP                             NAP
    2        ABC Carpet and Co., Inc.                                                      01/31/2019                       11.4%
    3        Sports Authority                                                              07/31/2014                        8.4%
    4        Kmart (Sears)                                                                 06/30/2018                       22.9%
    5        Centennial Realty Advisors, LLC                                               07/31/2014                        0.9%
    6        NAP                                                                              NAP                             NAP
    7        NAP                                                                              NAP                             NAP
    8        NAP                                                                              NAP                             NAP
    9        Best Buy                                                                      01/31/2015                       19.4%
   10        Kmart                                                                         02/28/2010                       34.9%
   11        Ross Dress For Less                                                           01/31/2015                       20.3%

   12        NAP                                                                              NAP                             NAP
   13        NAP                                                                              NAP                             NAP
   14        NAP                                                                              NAP                             NAP
   15        NAP                                                                              NAP                             NAP
   16        Stop & Shop                                                                   03/31/2017                       33.0%
   17        Subway                                                                        07/28/2007                        2.2%
   18        Happy Nail & Spa                                                              03/31/2011                        8.8%
   19        Rite Aid of NJ Inc.                                                           03/31/2009                        9.6%
   20        NAP                                                                              NAP                             NAP
   21        General Services Administration-Department of Corrections                     04/30/2008                        8.1%
   22        NAP                                                                              NAP                             NAP
   23        Inland Paperboard and Packaging, Inc.                                         12/31/2009                       39.9%
   24        Bally's Total Fitness                                                         03/31/2010                       20.7%
   25        NAP                                                                              NAP                             NAP
   26        NAP                                                                              NAP                             NAP
   27        Hollywood Billiards                                                           03/31/2013                       12.2%
   28        NAP                                                                              NAP                             NAP
   29        Johnson Medical Center                                                        09/30/2009                        4.7%
   30        NAP                                                                              NAP                             NAP
   31        NAP                                                                              NAP                             NAP
   32        Guess?                                                                        07/31/2010                       17.1%
   33        Bald Hill Pediatrics, Ltd.                                                    12/31/2005                        8.0%
   34        Lee's Art Shop, Inc.                                                          04/14/2010                       11.8%
   35        Walt's Ace Hardware                                                           01/31/2008                       12.4%
   36        Shirley's Hallmark                                                            02/28/2010                        4.7%
   37        San Angelo Ambulatory Surgery Center                                          05/23/2014                       24.2%
   38        Oakland Audio Visual Svc., Inc.                                               08/31/2008                       11.2%
   39        Petco                                                                         01/31/2013                       17.8%
   40        NAP                                                                              NAP                             NAP
   41        Northeast Impressions, Inc.                                                   12/14/2014                       21.0%
   42        NAP                                                                              NAP                             NAP
   43        NAP                                                                              NAP                             NAP
   44        Bolero Salon                                                                  09/08/2014                       10.2%
   45        NAP                                                                              NAP                             NAP
   46        NAP                                                                              NAP                             NAP
   47        Carpet Galleria                                                               11/30/2007                       11.7%
   48        NAP                                                                              NAP                             NAP
   49        PoFolks                                                                       12/31/2009                        4.1%
   50        Drexel Heritage Furniture                                                     12/31/2014                       48.7%
   51        NAP                                                                              NAP                             NAP
   52        Workout Anytime                                                               08/31/2010                       14.8%
   53        Azzurro JGL Corporation                                                       04/30/2015                       12.0%
   54        Dr. Douglas Blatz                                                             09/30/2005                        9.5%
   55        NAP                                                                              NAP                             NAP
   56        Wells Fargo                                                                   06/30/2009                        6.9%
   57        NAP                                                                              NAP                             NAP
   58        Kerby Ridge, LLC                                                              08/10/2013                        8.6%
   59        MEC                                                                           10/31/2013                       14.0%
   60        Star Rehabilitation                                                           09/30/2009                       21.0%
   61        Hi's Silk Flowers                                                             03/31/2012                       10.5%
   62        Cingular Wireless                                                             01/31/2008                        4.6%
   63        NAP                                                                              NAP                             NAP
   64        NAP                                                                              NAP                             NAP

   65        NAP                                                                              NAP                             NAP
   66        NAP                                                                              NAP                             NAP
   67        NAP                                                                              NAP                             NAP
   68        NAP                                                                              NAP                             NAP
   69        NAP                                                                              NAP                             NAP
   70        NAP                                                                              NAP                             NAP
   71        NAP                                                                              NAP                             NAP
   72        NAP                                                                              NAP                             NAP
   73        NAP                                                                              NAP                             NAP
   74        NAP                                                                              NAP                             NAP
   75        NAP                                                                              NAP                             NAP
   76        The Golden 1 Credit Union                                                     03/07/2007                       12.4%
   77        Workforce Connection                                                          03/31/2013                       20.6%
   78        Middle Tennessee Imaging, LLC                                                 12/31/2013                       14.7%
   79        Anteon Corporation                                                            02/28/2008                       13.1%
   80        US Postal Station                                                             02/28/2010                       12.4%
   81        NAP                                                                              NAP                             NAP
   82        NAP                                                                              NAP                             NAP
   83        NAP                                                                              NAP                             NAP
   84        NAP                                                                              NAP                             NAP

   85        NAP                                                                              NAP                             NAP
   86        NAP                                                                              NAP                             NAP
   87        NAP                                                                              NAP                             NAP
   88        NAP                                                                              NAP                             NAP
   89        NAP                                                                              NAP                             NAP
   90        NAP                                                                              NAP                             NAP
   91        NAP                                                                              NAP                             NAP
   92        NAP                                                                              NAP                             NAP
   93        NAP                                                                              NAP                             NAP
   94        NAP                                                                              NAP                             NAP
   95        Avery Worldwide, Inc.                                                         06/30/2011                       22.5%
   96        Young America Insurance Company, Inc.                                         05/31/2006                        5.0%
   97        NAP                                                                              NAP                             NAP
   98        NAP                                                                              NAP                             NAP
   99        NAP                                                                              NAP                             NAP
   100       NAP                                                                              NAP                             NAP
   101       NAP                                                                              NAP                             NAP
   102       NAP                                                                              NAP                             NAP
   103       Sidelines                                                                     11/30/2009                       19.0%
   104       Eastern Mountain Sports                                                       08/31/2009                        8.0%
   105       NAP                                                                              NAP                             NAP
   106       NAP                                                                              NAP                             NAP
   107       Panera Breads                                                                 09/30/2013                       31.7%
   108       NAP                                                                              NAP                             NAP
   109       Mon Chong Loong Trading Corp.                                                 12/31/2019                       50.0%

   110       NAP                                                                              NAP                             NAP
   111       NAP                                                                              NAP                             NAP
   112       NAP                                                                              NAP                             NAP
   113       NAP                                                                              NAP                             NAP
   114       NAP                                                                              NAP                             NAP
   115       NAP                                                                              NAP                             NAP
   116       NAP                                                                              NAP                             NAP
   117       Mattress Expo                                                                 01/31/2010                       12.1%
   118       Radio Shack                                                                   03/31/2006                       10.2%
   119       Cascade Park Dental                                                           11/30/2007                       13.3%
   120       NAP                                                                              NAP                             NAP
   121       NAP                                                                              NAP                             NAP
   122       NAP                                                                              NAP                             NAP
   123       NAP                                                                              NAP                             NAP
   124       NAP                                                                              NAP                             NAP
   125       NAP                                                                              NAP                             NAP
   126       NAP                                                                              NAP                             NAP
   127       Pasta and Brew                                                                05/01/2012                        7.9%
   128       SBD Kitchens                                                                  04/30/2006                       13.5%
   129       LA Weight Loss Centers                                                        03/31/2010                       12.0%
   130       NAP                                                                              NAP                             NAP
   131       Han Kee Restaurant                                                            12/31/2009                       17.1%
   132       Tower Federal Credit Union                                                    08/31/2006                       14.5%
   133       NAP                                                                              NAP                             NAP
   134       NAP                                                                              NAP                             NAP
   135       Back To Bed                                                                   07/31/2009                       26.3%
   136       America's Home Place, Inc.                                                    06/30/2007                       12.5%
   137       NAP                                                                              NAP                             NAP
   138       NAP                                                                              NAP                             NAP
   139       NAP                                                                              NAP                             NAP
   140       NAP                                                                              NAP                             NAP
   141       NAP                                                                              NAP                             NAP
   142       NAP                                                                              NAP                             NAP
   143       Sherwin-Williams                                                              01/14/2015                       46.4%
   144       Let There Be Bagels                                                           08/31/2008                       21.6%
   145       NAP                                                                              NAP                             NAP
   146       NAP                                                                              NAP                             NAP
   147       Panera Bread                                                                  01/31/2015                       40.3%
   148       NAP                                                                              NAP                             NAP
   149       NAP                                                                              NAP                             NAP
   150       Dr. David Bright, D.D.S., Inc.                                                12/18/2012                       17.7%
   151       BUBBAZ GRILL                                                                  07/31/2014                       30.1%
   152       NAP                                                                              NAP                             NAP
   153       Facilities Corp. of America                                                   08/14/2008                       12.3%
   154       Capital Allergy & Respiratory Disease Center                                  12/15/2011                       31.0%
   155       M A Realty                                                                    05/31/2010                       16.3%
   156       NAP                                                                              NAP                             NAP
   157       SprintCom, Inc.                                                               12/02/2014                       34.7%
   158       NAP                                                                              NAP                             NAP
   159       NAP                                                                              NAP                             NAP

   160       Subway Real Estate Corp.                                                      10/31/2014                       20.3%
   161       NAP                                                                              NAP                             NAP
   162       NAP                                                                              NAP                             NAP
   163       Legend Cleaners                                                               05/31/2007                       23.1%
   164       Visages, Inc.                                                                 11/30/2009                       13.4%
   165       NAP                                                                              NAP                             NAP
   166       Danfer, Inc. d/b/a/ Re/Max Realty                                             09/01/2007                       26.0%
   167       NeuDesigns                                                                    04/30/2009                       17.9%
   168       NAP                                                                              NAP                             NAP
   169       Great Clips                                                                   08/31/2008                       11.8%
   170       NAP                                                                              NAP                             NAP
   171       Wrecking Corporation of America                                               12/31/2011                       33.3%
   172       NAP                                                                              NAP                             NAP
   173       NAP                                                                              NAP                             NAP
   174       NAP                                                                              NAP                             NAP
   175       NAP                                                                              NAP                             NAP
   176       Payless Shoe Source                                                           09/30/2009                       25.5%
   177       NAP                                                                              NAP                             NAP
   178       NAP                                                                              NAP                             NAP
   179       NAP                                                                              NAP                             NAP
   180       NAP                                                                              NAP                             NAP
   181       NAP                                                                              NAP                             NAP
   182       NAP                                                                              NAP                             NAP

----------------------------------------------------------------------------------------------------------------------
   MORTGAGE                                                                            LEASE
   LOAN NO.     THIRD LARGEST TENANT(12)                                          EXPIRATION DATE               % NSF
----------------------------------------------------------------------------------------------------------------------

       1        NAP                                                                     NAP                       NAP
       2        Perkins Eastman Architects PC                                        05/30/2013                  8.0%
       3        Linens 'N Things                                                     02/01/2014                  7.1%
       4        The Sports Authority                                                 07/18/2008                  9.6%
       5        The Cherry Creek Bike Rack                                           05/31/2005                  0.7%
       6        NAP                                                                     NAP                       NAP
       7        NAP                                                                     NAP                       NAP
       8        NAP                                                                     NAP                       NAP
       9        The Gap                                                              01/31/2006                  5.2%
      10        CFO Fashion Outlet                                                   08/31/2011                 12.8%
      11        Famous Footwear                                                      03/31/2009                  6.9%

      12        NAP                                                                     NAP                       NAP
      13        NAP                                                                     NAP                       NAP
      14        NAP                                                                     NAP                       NAP
      15        NAP                                                                     NAP                       NAP
      16        AJ Wright (TJX)                                                      10/31/2008                 12.4%
      17        NAP                                                                     NAP                       NAP
      18        Lakeside Chinese Cuisine                                             06/30/2010                  7.9%
      19        Ocean First Bank                                                     10/31/2007                  3.7%
      20        NAP                                                                     NAP                       NAP
      21        Didi Hirsch                                                          01/31/2006                  6.2%
      22        NAP                                                                     NAP                       NAP
      23        Eurpac Warehouse Sales                                               03/31/2008                 10.1%
      24        David's Bridal                                                       05/31/2009                 10.6%
      25        NAP                                                                     NAP                       NAP
      26        NAP                                                                     NAP                       NAP
      27        Cantaria                                                             02/28/2009                  6.8%
      28        NAP                                                                     NAP                       NAP
      29        Changing Places Furniture                                            03/31/2007                  4.1%
      30        NAP                                                                     NAP                       NAP
      31        NAP                                                                     NAP                       NAP
      32        Senior Care Development                                              03/31/2009                 17.1%
      33        Anchor Medical                                                       08/31/2005                  8.0%
      34        Westchester Lace, Inc.                                               02/28/2005                 10.4%
      35        Zia Record Exchange                                                  11/30/2007                  5.5%
      36        The Wine Cellar                                                      03/31/2006                  4.3%
      37        West Texas Medical Associates                                        06/15/2014                  9.7%
      38        Travertine Imports Company                                           03/31/2008                  8.4%
      39        David's Bridal                                                       12/31/2009                 16.4%
      40        NAP                                                                     NAP                       NAP
      41        Graphic Express Menu Company                                         12/14/2015                 14.0%
      42        NAP                                                                     NAP                       NAP
      43        NAP                                                                     NAP                       NAP
      44        Scrapbook Dream                                                      12/31/2009                  9.7%
      45        NAP                                                                     NAP                       NAP
      46        NAP                                                                     NAP                       NAP
      47        Calvery Chapel                                                       12/31/2008                  9.8%
      48        NAP                                                                     NAP                       NAP
      49        Chinese Restaurant                                                   02/28/2013                  2.9%
      50        NAP                                                                     NAP                       NAP
      51        NAP                                                                     NAP                       NAP
      52        Biba's Intalian Cafe                                                 03/31/2010                  9.7%
      53        Molano Holdings Sheridan, Inc.                                       01/31/2015                 12.0%
      54        Jesperson & Jesperson                                                04/30/2006                  8.0%
      55        NAP                                                                     NAP                       NAP
      56        San Diego Sleep Ctr.                                                 09/11/2005                  6.9%
      57        NAP                                                                     NAP                       NAP
      58        Emery Electronics, Inc.                                              01/31/2009                  6.7%
      59        Gangi Builders                                                       09/30/2009                 10.1%
      60        Radnet Imaging                                                       01/14/2011                 12.6%
      61        2nd Go Round                                                         06/30/2006                  7.4%
      62        Regis                                                                07/31/2006                  2.3%
      63        NAP                                                                     NAP                       NAP
      64        NAP                                                                     NAP                       NAP

      65        NAP                                                                     NAP                       NAP
      66        NAP                                                                     NAP                       NAP
      67        NAP                                                                     NAP                       NAP
      68        NAP                                                                     NAP                       NAP
      69        NAP                                                                     NAP                       NAP
      70        NAP                                                                     NAP                       NAP
      71        NAP                                                                     NAP                       NAP
      72        NAP                                                                     NAP                       NAP
      73        NAP                                                                     NAP                       NAP
      74        NAP                                                                     NAP                       NAP
      75        NAP                                                                     NAP                       NAP
      76        Electronics Boutique                                                 06/18/2009                  8.4%
      77        United Health Centers                                                09/30/2005                  3.7%
      78        Susan Morgan, M.D.                                                   11/30/2013                 11.9%
      79        TLA Associates                                                       09/30/2009                 10.6%
      80        Seven Forty Nine, Inc-IHOP                                           10/31/2008                  7.4%
      81        NAP                                                                     NAP                       NAP
      82        NAP                                                                     NAP                       NAP
      83        NAP                                                                     NAP                       NAP
      84        NAP                                                                     NAP                       NAP

      85        NAP                                                                     NAP                       NAP
      86        NAP                                                                     NAP                       NAP
      87        NAP                                                                     NAP                       NAP
      88        NAP                                                                     NAP                       NAP
      89        NAP                                                                     NAP                       NAP
      90        NAP                                                                     NAP                       NAP
      91        NAP                                                                     NAP                       NAP
      92        NAP                                                                     NAP                       NAP
      93        NAP                                                                     NAP                       NAP
      94        NAP                                                                     NAP                       NAP
      95        Dal-Tile SBC East, Inc.                                              01/31/2015                 21.8%
      96        Squaw Peak Secretarial Services, Inc                                 03/31/2006                  3.9%
      97        NAP                                                                     NAP                       NAP
      98        NAP                                                                     NAP                       NAP
      99        NAP                                                                     NAP                       NAP
      100       NAP                                                                     NAP                       NAP
      101       NAP                                                                     NAP                       NAP
      102       NAP                                                                     NAP                       NAP
      103       Star Bank                                                            08/31/2014                 12.7%
      104       Party City                                                           07/31/2008                  7.1%
      105       NAP                                                                     NAP                       NAP
      106       NAP                                                                     NAP                       NAP
      107       Pearle Vision                                                        10/31/2013                 15.8%
      108       NAP                                                                     NAP                       NAP
      109       NAP                                                                     NAP                       NAP

      110       NAP                                                                     NAP                       NAP
      111       NAP                                                                     NAP                       NAP
      112       NAP                                                                     NAP                       NAP
      113       NAP                                                                     NAP                       NAP
      114       NAP                                                                     NAP                       NAP
      115       NAP                                                                     NAP                       NAP
      116       NAP                                                                     NAP                       NAP
      117       Simply Sophie                                                        02/28/2010                 11.8%
      118       Enlightened Bedding Corp.                                            04/30/2008                 10.0%
      119       Columbia First Mortgage                                              02/28/2010                  7.4%
      120       NAP                                                                     NAP                       NAP
      121       NAP                                                                     NAP                       NAP
      122       NAP                                                                     NAP                       NAP
      123       NAP                                                                     NAP                       NAP
      124       NAP                                                                     NAP                       NAP
      125       NAP                                                                     NAP                       NAP
      126       NAP                                                                     NAP                       NAP
      127       Hitchcock Munson                                                     10/31/2005                  6.6%
      128       Vavala's Deli                                                        10/31/2009                 11.5%
      129       Keep in Touch Massage                                                07/31/2009                 10.8%
      130       NAP                                                                     NAP                       NAP
      131       Han Kee Restaurant                                                   07/31/2006                 16.5%
      132       Dollar Mart                                                          06/30/2006                 12.8%
      133       NAP                                                                     NAP                       NAP
      134       NAP                                                                     NAP                       NAP
      135       AT&T Wireless                                                        05/31/2009                 24.0%
      136       Money Talks Communications, Inc.                                     07/31/2006                 12.0%
      137       NAP                                                                     NAP                       NAP
      138       NAP                                                                     NAP                       NAP
      139       NAP                                                                     NAP                       NAP
      140       NAP                                                                     NAP                       NAP
      141       NAP                                                                     NAP                       NAP
      142       NAP                                                                     NAP                       NAP
      143       NAP                                                                     NAP                       NAP
      144       My Gym                                                               12/31/2008                 21.6%
      145       NAP                                                                     NAP                       NAP
      146       NAP                                                                     NAP                       NAP
      147       Sally Beauty                                                         01/31/2010                 12.9%
      148       NAP                                                                     NAP                       NAP
      149       NAP                                                                     NAP                       NAP
      150       Chicago Title Insurance Co.                                          07/13/2008                 15.2%
      151       LUCKY NAILS                                                          07/31/2009                 10.0%
      152       NAP                                                                     NAP                       NAP
      153       H&R Block                                                            04/30/2007                  6.1%
      154       NAP                                                                     NAP                       NAP
      155       Art & Soul                                                           06/01/2005                 15.9%
      156       NAP                                                                     NAP                       NAP
      157       GameStop, Inc.                                                       01/31/2010                 26.2%
      158       NAP                                                                     NAP                       NAP
      159       NAP                                                                     NAP                       NAP

      160       Beepers N Phones of America, Inc.                                    02/28/2008                 18.8%
      161       NAP                                                                     NAP                       NAP
      162       NAP                                                                     NAP                       NAP
      163       Domino's Pizza                                                       09/30/2007                 15.1%
      164       NAP                                                                     NAP                       NAP
      165       NAP                                                                     NAP                       NAP
      166       Roneva, Inc. d/b/a Quiznos Subs                                      08/30/2014                 21.2%
      167       Radiant Nails Corporation                                            01/31/2007                 17.4%
      168       NAP                                                                     NAP                       NAP
      169       56th Street Cafe                                                     01/31/2009                 11.8%
      170       NAP                                                                     NAP                       NAP
      171       NAP                                                                     NAP                       NAP
      172       NAP                                                                     NAP                       NAP
      173       NAP                                                                     NAP                       NAP
      174       NAP                                                                     NAP                       NAP
      175       NAP                                                                     NAP                       NAP
      176       Regis Corp. dba Supercuts                                            11/30/2009                 17.0%
      177       NAP                                                                     NAP                       NAP
      178       NAP                                                                     NAP                       NAP
      179       NAP                                                                     NAP                       NAP
      180       NAP                                                                     NAP                       NAP
      181       NAP                                                                     NAP                       NAP
      182       NAP                                                                     NAP                       NAP

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE      INSURANCE            TAX         CAPITAL EXPENDITURE                TI/LC                          OTHER
LOAN NO.   ESCROW IN PLACE   ESCROW IN PLACE   ESCROW IN PLACE(13)         ESCROW IN PLACE(14)          ESCROW DESCRIPTION(15)
------------------------------------------------------------------------------------------------------------------------------------

    1            No                No                  No                           No                            NAP
    2            No                No                  No                           No                            NAP
    3            No                No                  No                           No                            NAP
    4            No                Yes                 Yes                          No                            NAP
    5            No                No                  No                           No                            NAP
    6            No                No                  No                           No                            NAP
    7            No                Yes                 Yes                          No                    Seasonality Reserve
    8            No                No                  Yes                          No                            NAP
    9            No                No                  No                           No                            NAP
   10            No                No                  Yes                          No                            NAP
   11            No                No                  No                           No                            NAP

   12            No                No                  No                          Yes                            NAP
   13            No                No                  No                          Yes                            NAP
   14            No                Yes                 Yes                          No                            NAP
   15            No                No                  No                           No                            NAP
   16            No                No                  No                           No                            NAP
   17            Yes               Yes                 No                           No                            NAP
   18            Yes               Yes                 Yes                         Yes                            NAP
   19            No                Yes                 No                           No                            NAP
   20            No                Yes                 No                           No                            NAP
   21            Yes               Yes                 Yes                         Yes                            NAP
   22            No                No                  No                           No                            NAP
   23            No                No                  No                           No                            NAP
   24            Yes               Yes                 No                           No                            NAP
   25            No                Yes                 No                           No                            NAP
   26            No                No                  Yes                          No                            NAP
   27            Yes               Yes                 Yes                         Yes                     Occupancy Reserve
   28            No                No                  Yes                          No                            NAP
   29            Yes               Yes                 Yes                          No                            NAP
   30            Yes               Yes                 No                           No                            NAP
   31            Yes               No                  Yes                         Yes                            NAP
   32            No                Yes                 Yes                         Yes                            NAP
   33            Yes               Yes                 No                          Yes                            NAP
   34            No                Yes                 Yes                          No                            NAP
   35            Yes               Yes                 Yes                         Yes                            NAP
   36            No                No                  No                           No                            NAP
   37            Yes               Yes                 No                           No                            NAP
   38            Yes               Yes                 No                          Yes                            NAP
   39            No                No                  No                           No                            NAP
   40            No                No                  No                           No                   Seismic Improvements
   41            Yes               Yes                 No                          Yes                            NAP
   42            No                No                  Yes                          No                            NAP
   43            Yes               Yes                 No                          Yes                 Retained Contractor Funds
   44            Yes               Yes                 Yes                         Yes                            NAP
   45            No                Yes                 No                           No                    Additional Security
   46            No                Yes                 Yes                          No                            NAP
   47            No                Yes                 No                          Yes                            NAP
   48            Yes               Yes                 Yes                          No                            NAP
   49            No                No                  Yes                          No                            NAP
   50            No                Yes                 No                           No             Reduced Rent and Tenant Allowance
   51            No                No                  No                           No                            NAP
   52            Yes               Yes                 No                           No                    Additional Security
   53            Yes               Yes                 No                           No                   Debt Service Coverage
   54            Yes               Yes                 Yes                         Yes                            NAP
   55            Yes               Yes                 No                           No                     Occupancy Reserve
   56            No                No                  No                           No                            NAP
   57            No                No                  No                           No                            NAP
   58            No                No                  No                           No                            NAP
   59            Yes               Yes                 Yes                         Yes                            NAP
   60            Yes               Yes                 Yes                         Yes                        Star Rehab
   61            No                No                  No                           No                            NAP
   62            No                No                  No                           No                            NAP
   63            No                Yes                 No                           No                            NAP
   64            No                No                  No                           No                            NAP

   65            No                No                  No                           No                            NAP
   66            No                No                  No                           No                            NAP
   67            No                No                  No                           No                            NAP
   68            No                No                  No                           No                            NAP
   69            No                No                  No                           No                            NAP
   70            No                No                  No                           No                            NAP
   71            No                No                  No                           No                            NAP
   72            No                No                  No                           No                            NAP
   73            No                No                  No                           No                            NAP
   74            No                No                  No                           No                            NAP
   75            No                No                  No                           No                            NAP
   76            No                Yes                 Yes                         Yes                            NAP
   77            No                No                  No                           No                            NAP
   78            No                No                  No                           No                            NAP
   79            Yes               Yes                 No                          Yes                            NAP
   80            No                No                  No                           No                            NAP
   81            No                No                  No                           No                            NAP
   82            No                No                  No                          Yes                      Seismic Repairs
   83            No                No                  No                           No                            NAP
   84            No                No                  No                           No                     Property Reserve

   85            No                No                  No                           No                            NAP
   86            No                No                  No                           No                            NAP
   87            No                No                  No                           No                            NAP
   88            No                No                  No                           No                            NAP
   89            No                No                  No                           No                            NAP
   90            No                No                  No                           No                            NAP
   91            No                No                  No                           No                            NAP
   92            No                No                  No                           No                            NAP
   93            No                No                  No                           No                            NAP
   94            No                No                  No                           No                            NAP
   95            No                Yes                 No                          Yes                            NAP
   96            Yes               Yes                 No                           No                            NAP
   97            Yes               Yes                 Yes                          No                            NAP
   98            No                No                  No                           No                       SPE Holdback
   99            No                No                  No                           No                            NAP
   100           No                Yes                 No                           No                            NAP
   101           No                Yes                 No                           No                            NAP
   102           Yes               Yes                 Yes                          No                            NAP
   103           Yes               Yes                 Yes                         Yes                            NAP
   104           No                No                  No                           No                            NAP
   105           No                No                  No                           No                      Tenant Holdback
   106           Yes               Yes                 Yes                         Yes                            NAP
   107           No                Yes                 Yes                         Yes                  Joseph A. Banks Reserve
   108           No                No                  Yes                          No                     Occupancy Reserve
   109           No                Yes                 No                           No                            NAP

   110           No                No                  No                           No                            NAP
   111           No                No                  No                           No                            NAP
   112           No                No                  No                           No                            NAP
   113           No                No                  No                           No                            NAP
   114           No                No                  No                           No                            NAP
   115           No                No                  No                           No                            NAP
   116           No                No                  No                           No                            NAP
   117           No                Yes                 No                          Yes                            NAP
   118           Yes               Yes                 Yes                         Yes                            NAP
   119           Yes               Yes                 Yes                         Yes                            NAP
   120           No                No                  No                           No                            NAP
   121           No                No                  No                           No                            NAP
   122           No                Yes                 No                           No                            NAP
   123           No                No                  No                           No                            NAP
   124           Yes               Yes                 Yes                          No                            NAP
   125           No                No                  No                           No                            NAP
   126           No                No                  No                           No                            NAP
   127           Yes               Yes                 No                           No                            NAP
   128           Yes               Yes                 No                           No                            NAP
   129           Yes               Yes                 Yes                         Yes                            NAP
   130           No                No                  No                           No                            NAP
   131           Yes               Yes                 Yes                         Yes                            NAP
   132           No                No                  No                           No                            NAP
   133           No                No                  No                           No                            NAP
   134           Yes               Yes                 No                           No                            NAP
   135           No                No                  No                          Yes                            NAP
   136           No                Yes                 No                          Yes                            NAP
   137           Yes               Yes                 Yes                         Yes                            NAP
   138           No                No                  No                           No                     Occupancy Reserve
   139           Yes               Yes                 Yes                          No                            NAP
   140           No                No                  Yes                          No                            NAP
   141           No                No                  No                           No                            NAP
   142           No                Yes                 No                           No                            NAP
   143           Yes               Yes                 No                           No             Autozone/Sherwin Williams reserve
   144           Yes               Yes                 No                           No                            NAP
   145           Yes               Yes                 Yes                          No                            NAP
   146           No                No                  No                           No                            NAP
   147           No                Yes                 No                           No                     Tenant Allowances
   148           Yes               Yes                 Yes                          No                            NAP
   149           No                No                  No                           No                            NAP
   150           Yes               Yes                 No                          Yes                            NAP
   151           Yes               Yes                 Yes                         Yes                            NAP
   152           No                No                  No                           No                            NAP
   153           Yes               Yes                 Yes                         Yes                            NAP
   154           Yes               Yes                 No                          Yes                            NAP
   155           No                No                  No                           No                            NAP
   156           No                No                  No                           No                            NAP
   157           No                Yes                 No                          Yes                    Additional Security
   158           No                No                  No                           No                            NAP
   159           No                No                  No                           No                            NAP

   160           No                No                  No                           No                            NAP
   161           No                No                  No                           No                            NAP
   162           No                No                  No                           No                            NAP
   163           No                No                  No                          Yes                            NAP
   164           No                No                  No                           No                            NAP
   165           No                No                  No                           No                            NAP
   166           Yes               Yes                 Yes                         Yes                            NAP
   167           Yes               Yes                 Yes                         Yes                            NAP
   168           No                No                  No                           No                            NAP
   169           Yes               Yes                 Yes                         Yes                            NAP
   170           Yes               No                  No                          Yes                            NAP
   171           Yes               Yes                 Yes                         Yes                            NAP
   172           No                No                  No                           No                            NAP
   173           No                No                  No                           No                            NAP
   174           No                No                  No                           No                            NAP
   175           No                No                  No                           No                            NAP
   176           Yes               Yes                 No                          Yes                            NAP
   177           No                Yes                 No                           No                            NAP
   178           No                No                  No                           No                            NAP
   179           No                No                  Yes                          No                            NAP
   180           No                No                  No                           No                            NAP
   181           No                No                  No                           No                            NAP
   182           No                No                  Yes                          No                            NAP

                21.0%             40.3%               31.4%                       23.9%

------------------------------------------------------------------------------------------------------------------------------------
                                                           INITIAL         MONTHLY         CURRENT
                                                           CAPITAL         CAPITAL         CAPITAL          INITIAL          MONTHLY
                                                       EXPENDITURE     EXPENDITURE     EXPENDITURE            TI/LC            TI/LC
MORTGAGE                SPRINGING                           ESCROW          ESCROW          ESCROW           ESCROW           ESCROW
LOAN NO.          ESCROW DESCRIPTION(16)           REQUIREMENT(17)  REQUIREMENT(18)     BALANCE(19) REQUIREMENT(20)  REQUIREMENT(21)
------------------------------------------------------------------------------------------------------------------------------------

    1           RE Tax, Insurance, CapEx                       $0               $0              $0              $0               $0
    2        RE Tax, Insurance, CapEx, TI/LC                   $0               $0              $0              $0               $0
    3        RE Tax, Insurance, CapEx, Other                   $0               $0              $0              $0               $0
    4               Insurance, CapEx                      $52,133               $0         $52,133              $0               $0
    5                     Other                                $0               $0              $0              $0               $0
    6           RE Tax, Insurance, CapEx                       $0               $0              $0              $0               $0
    7               RE Tax, Insurance                     $56,192          $56,192        $112,384              $0               $0
    8               RE Tax, Insurance                          $0           $5,792              $0              $0               $0
    9                                                          $0               $0              $0              $0               $0
   10                                                     $53,632           $3,814         $53,632              $0               $0
   11               RE Tax, Insurance                          $0               $0              $0              $0               $0

   12    RE Tax, Insurance, CapEx, TI/LC, Other                $0               $0              $0      $1,718,238               $0
   13    RE Tax, Insurance, CapEx, TI/LC, Other                $0               $0              $0      $1,232,272               $0
   14                                                          $0           $7,400          $7,400              $0               $0
   15           RE Tax, Insurance, CapEx                       $0               $0              $0              $0               $0
   16           RE Tax, Insurance, CapEx                       $0               $0              $0              $0               $0
   17                     TI/LC                                $0               $0              $0              $0               $0
   18                     TI/LC                              $874             $874          $2,622          $3,917           $3,917
   19                     TI/LC                                $0               $0              $0              $0               $0
   20                                                          $0               $0              $0              $0               $0
   21                                                      $4,601           $4,601         $13,803         $10,417          $10,417
   22               RE Tax, Insurance                          $0               $0              $0              $0               $0
   23                     TI/LC                                $0               $0              $0              $0               $0
   24                                                          $0               $0              $0              $0               $0
   25                                                          $0               $0              $0              $0               $0
   26               RE Tax, Insurance                          $0          $11,735          $4,246              $0               $0
   27                                                          $0           $1,272          $2,544              $0           $2,000
   28                     TI/LC                          $450,300               $0        $450,300              $0               $0
   29                                                      $2,052           $2,052          $6,156              $0               $0
   30                     CapEx                                $0               $0              $0              $0               $0
   31                 RE Tax, TI/LC                            $0           $1,875          $5,123        $500,000               $0
   32               Insurance, TI/LC                         $176             $176            $528         $50,000               $0
   33                                                          $0               $0              $0        $150,000           $4,167
   34               Insurance, TI/LC                       $2,658           $2,658          $7,985              $0               $0
   35                                                      $1,376           $1,376          $4,129          $4,167           $4,167
   36           RE Tax, Insurance, CapEx                       $0               $0              $0              $0               $0
   37                 CapEx, TI/LC                             $0               $0              $0              $0               $0
   38                                                          $0               $0              $0              $0           $4,000
   39           RE Tax, Insurance, CapEx                       $0               $0              $0              $0               $0
   40                     Other                                $0               $0              $0              $0               $0
   41                                                          $0               $0              $0              $0           $2,400
   42               RE Tax, Insurance                          $0          $12,966          $9,206              $0               $0
   43                                                          $0               $0              $0        $440,000               $0
   44                                                          $0             $489              $0              $0           $3,669
   45                     Other                                $0               $0              $0              $0               $0
   46                   Insurance                              $0           $5,456         $16,368              $0               $0
   47                                                          $0               $0              $0        $145,000               $0
   48                                                $328,500 LOC               $0    $328,500 LOC              $0               $0
   49               RE Tax, Insurance                      $1,421           $1,421          $1,421              $0               $0
   50                 TI/LC, Other                             $0               $0              $0              $0               $0
   51           RE Tax, Insurance, CapEx                       $0               $0              $0              $0               $0
   52                                                          $0               $0              $0              $0               $0
   53                     TI/LC                                $0               $0              $0              $0               $0
   54                                                          $0             $417            $417              $0           $4,167
   55                     CapEx                                $0               $0              $0              $0               $0
   56           RE Tax, Insurance, TI/LC                       $0               $0              $0              $0               $0
   57                                                          $0               $0              $0              $0               $0
   58                                                          $0               $0              $0              $0               $0
   59                                                          $0             $922          $1,844        $200,000               $0
   60                                                          $0             $525          $1,575              $0           $3,000
   61                     TI/LC                                $0               $0              $0              $0               $0
   62                     TI/LC                                $0               $0              $0              $0               $0
   63                                                          $0               $0              $0              $0               $0
   64           RE Tax, Insurance, CapEx                       $0               $0              $0              $0               $0

   65               RE Tax, Insurance                          $0               $0              $0              $0               $0
   66               RE Tax, Insurance                          $0               $0              $0              $0               $0
   67               RE Tax, Insurance                          $0               $0              $0              $0               $0
   68               RE Tax, Insurance                          $0               $0              $0              $0               $0
   69               RE Tax, Insurance                          $0               $0              $0              $0               $0
   70               RE Tax, Insurance                          $0               $0              $0              $0               $0
   71               RE Tax, Insurance                          $0               $0              $0              $0               $0
   72               RE Tax, Insurance                          $0               $0              $0              $0               $0
   73               RE Tax, Insurance                          $0               $0              $0              $0               $0
   74               RE Tax, Insurance                          $0               $0              $0              $0               $0
   75               RE Tax, Insurance                          $0               $0              $0              $0               $0
   76                                                          $0             $301              $0              $0           $2,000
   77                     TI/LC                                $0               $0              $0              $0               $0
   78                     TI/LC                                $0               $0              $0              $0               $0
   79                     TI/LC                                $0               $0              $0         $44,000          $13,500
   80                     CapEx                                $0               $0              $0              $0               $0
   81                                                          $0               $0              $0              $0               $0
   82                                                          $0               $0              $0    $242,708 LOC               $0
   83                                                          $0               $0              $0              $0               $0
   84                     Other                                $0               $0              $0              $0               $0

   85               RE Tax, Insurance                          $0               $0              $0              $0               $0
   86               RE Tax, Insurance                          $0               $0              $0              $0               $0
   87               RE Tax, Insurance                          $0               $0              $0              $0               $0
   88               RE Tax, Insurance                          $0               $0              $0              $0               $0
   89               RE Tax, Insurance                          $0               $0              $0              $0               $0
   90               RE Tax, Insurance                          $0               $0              $0              $0               $0
   91               RE Tax, Insurance                          $0               $0              $0              $0               $0
   92               RE Tax, Insurance                          $0               $0              $0              $0               $0
   93               RE Tax, Insurance                          $0               $0              $0              $0               $0
   94                                                          $0               $0              $0              $0               $0
   95                                                          $0               $0              $0              $0           $1,250
   96                                                          $0               $0              $0              $0               $0
   97                                                          $0           $2,542              $0              $0               $0
   98                                                          $0               $0              $0              $0               $0
   99               RE Tax, Insurance                          $0               $0              $0              $0               $0
   100                                                         $0               $0              $0              $0               $0
   101                                                         $0               $0              $0              $0               $0
   102                                                         $0           $2,555              $0              $0               $0
   103                                                         $0             $297              $0              $0           $1,712
   104          RE Tax, Insurance, CapEx                       $0               $0              $0              $0               $0
   105       RE Tax, Insurance, CapEx, Other                   $0               $0              $0              $0               $0
   106                                                         $0             $369          $1,110              $0              $92
   107                    TI/LC                                $0             $166            $166        $100,000               $0
   108                                               $100,000 LOC               $0    $100,000 LOC              $0               $0
   109                                                         $0               $0              $0              $0               $0

   110              RE Tax, Insurance                          $0               $0              $0              $0               $0
   111              RE Tax, Insurance                          $0               $0              $0              $0               $0
   112              RE Tax, Insurance                          $0               $0              $0              $0               $0
   113              RE Tax, Insurance                          $0               $0              $0              $0               $0
   114              RE Tax, Insurance                          $0               $0              $0              $0               $0
   115              RE Tax, Insurance                          $0               $0              $0              $0               $0
   116              RE Tax, Insurance                          $0               $0              $0              $0               $0
   117                                                         $0               $0              $0         $50,000               $0
   118                                                         $0             $410            $410              $0           $2,049
   119                                                         $0             $836          $4,180              $0           $3,083
   120          RE Tax, Insurance, CapEx                       $0               $0              $0              $0               $0
   121                                                         $0               $0              $0              $0               $0
   122                                                         $0               $0              $0              $0               $0
   123                                                         $0               $0              $0              $0               $0
   124                                                         $0           $3,250              $0              $0               $0
   125                                                         $0               $0              $0              $0               $0
   126                                                         $0               $0              $0              $0               $0
   127                    TI/LC                                $0               $0              $0              $0               $0
   128                    TI/LC                                $0               $0              $0              $0               $0
   129                                                    $18,000               $0         $18,000        $102,000               $0
   130          RE Tax, Insurance, CapEx                       $0               $0              $0              $0               $0
   131                                                         $0             $372              $0              $0           $1,496
   132                                                         $0               $0              $0              $0               $0
   133                                                         $0               $0              $0              $0               $0
   134                    CapEx                                $0               $0              $0              $0               $0
   135          RE Tax, Insurance, CapEx                       $0               $0              $0         $46,773               $0
   136                    TI/LC                                $0               $0              $0              $0             $750
   137                                                         $0             $844              $0              $0             $350
   138                    TI/LC                                $0               $0              $0              $0               $0
   139                                                         $0             $533              $0              $0               $0
   140                                                         $0             $629              $0              $0               $0
   141                    TI/LC                                $0               $0              $0              $0               $0
   142                    TI/LC                                $0               $0              $0              $0               $0
   143                CapEx, TI/LC                             $0               $0              $0              $0               $0
   144                CapEx, TI/LC                             $0               $0              $0              $0               $0
   145                                                    $23,800             $500         $26,452              $0               $0
   146          RE Tax, Insurance, CapEx                       $0               $0              $0              $0               $0
   147                    TI/LC                                $0               $0              $0              $0               $0
   148                                                         $0             $781              $0              $0               $0
   149                                                         $0               $0              $0              $0               $0
   150                    TI/LC                                $0               $0              $0              $0           $2,083
   151                                                         $0             $176              $0              $0           $1,148
   152                    TI/LC                                $0               $0              $0              $0               $0
   153                                                         $0             $209          $1,676              $0           $1,047
   154                    TI/LC                                $0               $0              $0              $0           $1,495
   155          RE Tax, Insurance, CapEx                       $0               $0              $0              $0               $0
   156          RE Tax, Insurance, CapEx                       $0               $0              $0              $0               $0
   157                                                         $0               $0              $0              $0             $333
   158          RE Tax, Insurance, CapEx                       $0               $0              $0              $0               $0
   159              RE Tax, Insurance                          $0               $0              $0              $0               $0

   160                                                         $0               $0              $0              $0               $0
   161                                                         $0               $0              $0              $0               $0
   162                                                         $0               $0              $0              $0               $0
   163                                                         $0               $0              $0              $0             $600
   164                    TI/LC                                $0               $0              $0              $0               $0
   165                                                         $0               $0              $0              $0               $0
   166                                                       $105             $105            $314            $562             $562
   167                                                    $10,000               $0         $10,000         $50,000               $0
   168                    TI/LC                                $0               $0              $0              $0               $0
   169                                                         $0             $128              $0              $0             $850
   170       RE Tax, Insurance, CapEx, Other                   $0               $0              $0            $369             $369
   171                                                         $0             $313            $313         $90,000               $0
   172                    TI/LC                                $0               $0              $0              $0               $0
   173          RE Tax, Insurance, TI/LC                       $0               $0              $0              $0               $0
   174                                                         $0               $0              $0              $0               $0
   175                                                         $0               $0              $0              $0               $0
   176                    TI/LC                                $0               $0              $0              $0             $674
   177                                                         $0               $0              $0              $0               $0
   178                                                         $0               $0              $0              $0               $0
   179                    TI/LC                       $25,000 LOC               $0     $25,000 LOC              $0               $0
   180                    TI/LC                                $0               $0              $0              $0               $0
   181          RE Tax, Insurance, TI/LC                       $0               $0              $0              $0               $0
   182                    TI/LC                       $25,000 LOC               $0     $25,000 LOC              $0               $0

                                                       $1,155,820         $137,328      $1,294,936      $5,180,422          $77,345

-------------------------------------------------------------------------------------------------
   MORTGAGE                 CURRENT TI/LC       ENVIRONMENTAL      INTEREST
   LOAN NO.             ESCROW BALANCE(22)        INSURANCE     ACCRUAL METHOD      SEASONING(23)
-------------------------------------------------------------------------------------------------

       1                               $0            No           Actual/360                   0
       2                               $0            No           Actual/360                   2
       3                               $0            No             30/360                     6
       4                               $0            No           Actual/360                   5
       5                               $0            No           Actual/360                   2
       6                               $0            No           Actual/360                   0
       7                               $0            No           Actual/360                   2
       8                               $0            No           Actual/360                   2
       9                               $0            No           Actual/360                   3
      10                               $0            No           Actual/360                   2
      11                               $0            No           Actual/360                   3

      12                               $0            No           Actual/360                   1
      13                               $0            No           Actual/360                   1
      14                               $0            No           Actual/360                   2
      15                               $0            No           Actual/360                   1
      16                               $0            No           Actual/360                   5
      17                               $0            No           Actual/360                   1
      18                          $11,752            No           Actual/360                   3
      19                               $0            No           Actual/360                   2
      20                               $0            No           Actual/360                   0
      21                          $31,250            No           Actual/360                   3
      22                               $0            No           Actual/360                   2
      23                               $0            No           Actual/360                   1
      24                               $0            No           Actual/360                   1
      25                               $0            No           Actual/360                   2
      26                               $0            No           Actual/360                   2
      27                           $4,000            No           Actual/360                   3
      28                               $0            No           Actual/360                   1
      29                               $0            No           Actual/360                   3
      30                               $0            No           Actual/360                   3
      31                         $500,000            No           Actual/360                   9
      32                          $50,000            No           Actual/360                   3
      33                         $150,054            No           Actual/360                   1
      34                               $0            No           Actual/360                   3
      35                          $12,516            No           Actual/360                   3
      36                               $0            No             30/360                     4
      37                               $0            No           Actual/360                   4
      38                           $8,000            No           Actual/360                   3
      39                               $0            No             30/360                     1
      40                               $0            No           Actual/360                   3
      41                               $0            No           Actual/360                   0
      42                               $0            No           Actual/360                   2
      43                         $440,747            No           Actual/360                   3
      44                               $0            No           Actual/360                   0
      45                               $0            No           Actual/360                   3
      46                               $0            No           Actual/360                   5
      47                         $145,000            No           Actual/360                   0
      48                               $0            No           Actual/360                   2
      49                               $0            No           Actual/360                   1
      50                               $0            No           Actual/360                   3
      51                               $0            No             30/360                     4
      52                               $0            No           Actual/360                   1
      53                               $0            No           Actual/360                   0
      54                           $4,167            No           Actual/360                   3
      55                               $0            No           Actual/360                  13
      56                               $0            No           Actual/360                   2
      57                               $0            No           Actual/360                  15
      58                               $0            No           Actual/360                   3
      59                         $200,117            No             30/360                     3
      60                           $9,000            No           Actual/360                   5
      61                               $0            No           Actual/360                   0
      62                               $0            No           Actual/360                   1
      63                               $0            No           Actual/360                   3
      64                               $0            No             30/360                     7

      65                               $0            No           Actual/360                   6
      66                               $0            No           Actual/360                   6
      67                               $0            No           Actual/360                   6
      68                               $0            No           Actual/360                   6
      69                               $0            No           Actual/360                   6
      70                               $0            No           Actual/360                   6
      71                               $0            No           Actual/360                   6
      72                               $0            No           Actual/360                   6
      73                               $0            No           Actual/360                   6
      74                               $0            No           Actual/360                   6
      75                               $0            No           Actual/360                   6
      76                               $0            No           Actual/360                   2
      77                               $0            No           Actual/360                   0
      78                               $0            No           Actual/360                   2
      79                          $44,000            No           Actual/360                   0
      80                               $0            No           Actual/360                   0
      81                               $0            No           Actual/360                   1
      82                     $242,708 LOC            No           Actual/360                   1
      83                               $0            No           Actual/360                   2
      84                               $0            No             30/360                     8

      85                               $0            No           Actual/360                   6
      86                               $0            No           Actual/360                   6
      87                               $0            No           Actual/360                   6
      88                               $0            No           Actual/360                   6
      89                               $0            No           Actual/360                   6
      90                               $0            No           Actual/360                   6
      91                               $0            No           Actual/360                   6
      92                               $0            No           Actual/360                   6
      93                               $0            No           Actual/360                   6
      94                               $0            No           Actual/360                   3
      95                               $0            No           Actual/360                   1
      96                               $0            No           Actual/360                   2
      97                               $0            No           Actual/360                   2
      98                               $0            No           Actual/360                   1
      99                               $0            No           Actual/360                   1
      100                              $0            No           Actual/360                   2
      101                              $0            No           Actual/360                   2
      102                              $0        Yes - Group      Actual/360                   0
      103                              $0        Yes - Group      Actual/360                   0
      104                              $0            No           Actual/360                   4
      105                              $0            No           Actual/360                   3
      106                            $275            No           Actual/360                   5
      107                        $100,233            No           Actual/360                   3
      108                              $0            No           Actual/360                   8
      109                              $0            No           Actual/360                   2

      110                              $0            No           Actual/360                   6
      111                              $0            No           Actual/360                   6
      112                              $0            No           Actual/360                   6
      113                              $0            No           Actual/360                   6
      114                              $0            No           Actual/360                   6
      115                              $0            No           Actual/360                   6
      116                              $0            No           Actual/360                   6
      117                         $50,000            No           Actual/360                   1
      118                          $2,049            No           Actual/360                   3
      119                         $15,415            No           Actual/360                   7
      120                              $0            No           Actual/360                   2
      121                              $0            No           Actual/360                   1
      122                              $0            No           Actual/360                   2
      123                              $0        Yes - Group      Actual/360                   1
      124                              $0        Yes - Group      Actual/360                   1
      125                              $0            No           Actual/360                  12
      126                              $0            No           Actual/360                   1
      127                              $0            No           Actual/360                   0
      128                              $0            No           Actual/360                   0
      129                        $102,000        Yes - Group      Actual/360                   0
      130                              $0            No             30/360                     4
      131                              $0        Yes - Group      Actual/360                   1
      132                              $0            No           Actual/360                   2
      133                              $0            No           Actual/360                   2
      134                              $0            No           Actual/360                   3
      135                         $46,923            No             30/360                     3
      136                            $750            No           Actual/360                   2
      137                              $0        Yes - Group      Actual/360                   0
      138                              $0            No           Actual/360                   0
      139                              $0        Yes - Group      Actual/360                   0
      140                              $0            No           Actual/360                   2
      141                              $0        Yes - Group      Actual/360                   0
      142                              $0            No           Actual/360                   1
      143                              $0            No           Actual/360                   3
      144                              $0            No           Actual/360                   5
      145                              $0            No           Actual/360                   7
      146                              $0            No             30/360                     4
      147                              $0            No           Actual/360                   0
      148                              $0        Yes - Group      Actual/360                   0
      149                              $0            No           Actual/360                   3
      150                              $0        Yes - Group      Actual/360                   0
      151                              $0        Yes - Group      Actual/360                   0
      152                              $0            No           Actual/360                   3
      153                          $8,378            No           Actual/360                  10
      154                              $0        Yes - Group      Actual/360                   0
      155                              $0            No           Actual/360                   2
      156                              $0            No             30/360                     5
      157                            $666            No           Actual/360                   3
      158                              $0            No           Actual/360                   2
      159                              $0        Yes - Group      Actual/360                   1

      160                              $0            No           Actual/360                   3
      161                              $0            No           Actual/360                   3
      162                              $0        Yes - Group      Actual/360                   0
      163                              $0        Yes - Group      Actual/360                   0
      164                              $0        Yes - Group      Actual/360                   2
      165                              $0        Yes - Group      Actual/360                   1
      166                          $1,685            No           Actual/360                   3
      167                         $50,000        Yes - Group      Actual/360                   0
      168                              $0        Yes - Group      Actual/360                   1
      169                              $0        Yes - Group      Actual/360                   0
      170                          $1,559            No           Actual/360                   4
      171                         $90,000        Yes - Group      Actual/360                   2
      172                              $0            No           Actual/360                   0
      173                              $0        Yes - Group      Actual/360                   1
      174                              $0        Yes - Group      Actual/360                   1
      175                              $0            No           Actual/360                   2
      176                              $0        Yes - Group      Actual/360                   1
      177                              $0            No           Actual/360                   2
      178                              $0            No           Actual/360                   1
      179                              $0            No           Actual/360                   3
      180                              $0            No           Actual/360                   0
      181                              $0            No           Actual/360                   1
      182                              $0            No           Actual/360                   0

                               $2,323,243                                                      3

----------------------------------------------------------------------------------------------------------------------------------
                                                   PREPAYMENT CODE(24)
MORTGAGE     ----------------------------------------------------------------------------------         YM         ADMINISTRATIVE
LOAN NO.       LO     DEF      DEF/YM1.00        YM3.00         YM1.00          YM        OPEN      FORMULA(25)      COST RATE(26)
----------------------------------------------------------------------------------------------------------------------------------

    1          23      90                                                                    7                              3.235
    2          26      91                                                                    4                              3.235
    3          35                                                   23                       2           A                  3.235
    4          47      72                                                                    1                              6.235
    5          26                      81                                                   13           B                  3.235
    6          23      90                                                                    7                              3.235
    7          47                                                   72                       1           C                  3.235
    8          26                                                   78                       4           D                  3.235
    9          27      89                                                                    4                              3.235
   10          26      30                                                                    4                              3.235
   11          27      53                                                                    4                              3.235

   12          35     141                                                                    4                              3.235
   13          35     141                                                                    4                              3.235
   14          26      90                                                                    4                              3.235
   15          25                                                   91                       4           D                  3.235
   16          29      30                                                                    1                              3.235
   17          25     115                                                                    4                              3.235
   18          27      91                                                                    2                              3.235
   19          26      90                                                                    4                              3.235
   20          24                      92                                                    4           B                  3.235
   21          27      92                                                                    1                              3.235
   22          26      93                                                                    1                              3.235
   23          25                                                   91                       4           B                  3.235
   24          25                                                   91                       4           B                  3.235
   25           0                                                  116                       4           B                  3.235
   26          35      83                                                                    2                              3.235
   27          27      89                                                                    4                              3.235
   28          25      91                                                                    4                              3.235
   29          47                                                   72                       1           C                  3.235
   30          27                      92                                                    1           C                  3.235
   31          33      83                                                                    4                              3.235
   32          27      90                                                                    3                              3.235
   33          25      91                                                                    4                              3.235
   34          37                                    58                                      1           E                  3.235
   35          27      91                                                                    2                              3.235
   36          35                                                   23                       2           A                  3.235
   37          28      88                                                                    4                              3.235
   38          27      89                                                                    4                              3.235
   39          35                                                   47                       2           A                  3.235
   40          27      89                                                                    4                              3.235
   41          24      92                                                                    4                              3.235
   42          35      83                                                                    2                              3.235
   43          27                                                   89                       4           B                  3.235
   44          35      81                                                                    4                              3.235
   45          27      89                                                                    4                              3.235
   46          29      87                                                                    4                              3.235
   47          35                      66                                                    7           F                  3.235
   48          26      90                                                                    4                              3.235
   49          47      69                                                                    4                              3.235
   50          27     101                                                                    4                              3.235
   51          35                                                   23                       2           A                  3.235
   52          25      91                                                                    4                              3.235
   53          24     152                                                                    4                              3.235
   54          27      89                                                                    4                              3.235
   55          37      79                                                                    4                              3.235
   56          26      90                                                                    4                              3.235
   57          39     137                                                                    4                              3.235
   58          27      89                                                                    4                              3.235
   59          35     201                                                                    4                              8.235
   60          29      87                                                                    4                              3.235
   61          24                      92                                                    4           F                  3.235
   62          25     103                                                                    4                              3.235
   63          27     209                                                                    4                              3.235
   64          35                                                   23                       2           A                  3.235

   65          36      80                                                                    4                             20.235
   66          36      80                                                                    4                             20.235
   67          36      80                                                                    4                             20.235
   68          36      80                                                                    4                             20.235
   69          36      80                                                                    4                             20.235
   70          36      80                                                                    4                             20.235
   71          36      80                                                                    4                             20.235
   72          36      80                                                                    4                             20.235
   73          36      80                                                                    4                             20.235
   74          36      80                                                                    4                             20.235
   75          36      80                                                                    4                             20.235
   76          26      90                                                                    4                              3.235
   77          35                      81                                                    4           F                  8.235
   78          26                      90                                                    4           B                  3.235
   79          24      92                                                                    4                              3.235
   80          24                      92                                                    4           F                  3.235
   81          25      91                                                                    4                              3.235
   82          25      91                                                                    4                              3.235
   83          26      90                                                                    4                              3.235
   84          24                                                  229                       4           B                  3.235

   85          36      80                                                                    4                             20.235
   86          36      80                                                                    4                             20.235
   87          36      80                                                                    4                             20.235
   88          36      80                                                                    4                             20.235
   89          36      80                                                                    4                             20.235
   90          36      80                                                                    4                             20.235
   91          36      80                                                                    4                             20.235
   92          36      80                                                                    4                             20.235
   93          36      80                                                                    4                             20.235
   94          27                                                   89                       4           B                  3.235
   95          25      91                                                                    4                              3.235
   96          26      90                                                                    4                              8.235
   97          26      90                                                                    4                              3.235
   98          25                                                   55                       4           B                  3.235
   99          25     211                                                                    4                              3.235
   100         26      90                                                                    4                              3.235
   101         26      90                                                                    4                              3.235
   102         35      81                                                                    4                              3.235
   103         35      83                                                                    2                              3.235
   104         28      91                                                                    1                              8.235
   105         47      71                                                                    2                              8.235
   106         29      51                                                                    4                              3.235
   107         27      89                                                                    4                              3.235
   108         32      84                                                                    4                              3.235
   109         26      90                                                                    4                              3.235

   110         36      80                                                                    4                             20.235
   111         36      80                                                                    4                             20.235
   112         36      80                                                                    4                             20.235
   113         36      80                                                                    4                             20.235
   114         36      80                                                                    4                             20.235
   115         36      80                                                                    4                             20.235
   116         36      80                                                                    4                             20.235
   117         25     211                                                                    4                              3.235
   118         27      89                                                                    4                              3.235
   119         31      85                                                                    4                             13.235
   120         26     151                                                                    3                              3.235
   121         25      91                                                                    4                              3.235
   122         26     210                                                                    4                              3.235
   123         35                      81                                                    4           F                  8.235
   124         35                      81                                                    4           F                  3.235
   125         36     140                                                                    4                              3.235
   126         25      91                                                                    4                              3.235
   127         24      32                                                                    4                              3.235
   128         24      32                                                                    4                              3.235
   129         35      81                                                                    4                              3.235
   130         35                                                   23                       2           A                  3.235
   131         35      83                                                                    2                              3.235
   132         35      81                                                                    4                             13.235
   133         26     210                                                                    4                              3.235
   134         47      72                                                                    1                              3.235
   135         35                                                   47                       2           A                  3.235
   136         26      90                                                                    4                              3.235
   137         35      83                                                                    2                              3.235
   138         24      62                                                                    4                              3.235
   139         35      81                                                                    4                              3.235
   140         26      30                                                                    4                              3.235
   141         35      81                                                                    4                             18.235
   142         25      91                                                                    4                              3.235
   143         27      89                                                                    4                              3.235
   144         29      87                                                                    4                              3.235
   145         31      85                                                                    4                              3.235
   146         35                                                   23                       2           A                  3.235
   147         24      92                                                                    4                              3.235
   148         24      11                                                                   25                              8.235
   149         27      89                                                                    4                              3.235
   150         35                      81                                                    4           F                  3.235
   151         35      83                                                                    2                              4.235
   152         27      89                                                                    4                              3.235
   153         34      82                                                                    4                              3.235
   154         35      81                                                                    4                              8.235
   155         26      93                                                                    1                              8.235
   156         35                                                   47                       2           A                  3.235
   157         27                                                  149                       4           B                  3.235
   158         26      93                                                                    1                              8.235
   159         35      83                                                                    2                             11.235

   160         27     149                                                                    4                              3.235
   161         27     149                                                                    4                              3.235
   162         35                      81                                                    4           F                 13.235
   163         35                      81                                                    4           F                 10.235
   164         35                      81                                                    4           F                 13.235
   165         35                      81                                                    4           F                 18.235
   166         27      56                                                                    1                              3.235
   167         35      93                                                                    4                              9.235
   168         35                      81                                                    4           F                 18.235
   169         35      83                                                                    2                             11.235
   170         28     112                                                                    4                              3.235
   171         35                      81                                                    4           F                 10.235
   172         24      92                                                                    4                              3.235
   173         35      83                                                                    2                             18.235
   174         35                      81                                                    4           F                 20.235
   175         26      90                                                                    4                              3.235
   176         35      81                                                                    4                             19.235
   177         26      90                                                                    4                              3.235
   178         25      91                                                                    4                              3.235
   179         27      89                                                                    4                              3.235
   180         24      92                                                                    4                              3.235
   181         35                      81                                                    4           F                 20.235
   182         24      92                                                                    4                              3.235

                                                                                                                            3.981

FOOTNOTES TO APPENDIX II

1        "MSMC," "PCF," "BSCMI," and "WFB," denote Morgan Stanley Mortgage
         Capital Inc., Principal Commercial Funding, LLC, Bear Stearns
         Commercial Mortgage, Inc., and Wells Fargo Bank, National Association,
         respectively, as Sellers.

         With respect to Mortgage Loan No. 4 Waikele Center, Notes A-5, A-6, A-7
         and A-8, the Waikele Center Pari Passu Loan, and Notes A-1, A-2, A-3
         and A-4, the Waikele Center Companion Loan, were co-originated by BSCMI and WFB.

2        The following loan pools represent multiple properties securing a single mortgage loan, and are designated by Roman Numeral coding:
         Mortgage Loan Nos. 12-13, 65-75, 85-93, 110-116, and 160-161. For the
         purpose of the statistical information set forth in this Prospectus
         Supplement as to such mortgage loans, a portion of the aggregate
         Cut-off Date Balance has been allocated to each mortgaged property based on the respective appraised values and/or Underwritable Cash
         Flows. For the purpose of the statistical information set forth in this
         Prospectus Supplement as to such single-loan/multiple-property loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, NCF
         Post IO Period DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date
         Balance per Unit or SF, are calculated on an aggregate basis.

3        Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total square footage of the property.

4        In general for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower. "Percent Leased as of Date" indicates the date as of which
         "Percent Leased" was determined based on such information.

5        With respect to Mortgage Loan No. 7, Chateau on the Lake, the property is subject to a ground lease. However, the ground lessor has encumbered/subordinated its interest in the mortgaged property to the lien of the leasehold mortgage such that upon foreclosure, the lease is extinguished. As such, the loan is disclosed as a fee loan.

6        The Cut-off Date is April 1, 2005 (with respect to any mortgage loan originated in April 2005 and has its first scheduled payment date in
         June 2005, the date of origination) for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in April, 2005 were due on April 1,
         2005, not the actual day on which such scheduled payments were due. The mortgage loans generally have a due date on the 1st of the month, except for Mortgage Loan No. 45, 180 Technology Park, which is due on the 2nd of the month, Mortgage Loan No. 43, Pinnacle Medical Office
         Building, Mortgage Loan No. 50, Glades Square, Mortgage Loan No. 84,
         Walgreens, and Mortgage Loan No. 108, Ambassador West Apartments, which are due on the 3rd of the month, Mortgage Loan No. 28, 15253 Bake
         Parkway, which is due on the 4th of the month, Mortgage Loan No. 58,
         RDC Enterprises Retail Plaza, Mortgage Loan No. 63, Hawthorne Towers,
         and Mortgage Loan No. 98, Heather Brook Apartments, which are due on the 5th of the month, Mortgage Loan No. 1, 95 - 97 Horatio Street, and
         Mortgage Loan No. 6, 110 - 114 Horatio Street, which are due on the 7th of the month, Mortgage Loan No. 11, Centerplace of Greeley, and
         Mortgage Loan No. 145, 608 East 9th Street, which are due on the 8th of the month, Mortgage Loan No. 2, 111-115 Fifth Avenue, which is due on the 9th of the month, and Mortgage Loan No. 22, Borders Books &
         Cafe-San Diego, which is due on the 11th of the month.

         With respect to Mortgage Loan No. 4, (referred to herein as the
         "Waikele Center Pari Passu Loan"), such loan is comprised of four A
         Notes (Notes A-5, A-6, A-7 and A-8 described below) that are secured by the mortgaged property on a pari passu basis with four notes (Notes
         A-1, A-2, A-3, and A-4 described below, together the "Waikele Center
         Companion Loan") that are not included in the Trust. The Waikele Center
         A Notes had original principal balances as follows: Note A-1,
         $30,721,845; Note A-2, $30,721,845; Note A-3, $7,970,655; Note A-4,
         $7,970,655; Note A-5, $25,136,055; Note A-6, $25,136,055; Note A-7,
         $6,521,445; and Note A-8, $6,521,445. Notes A-1, A-2, A-3 and A-4 are
         included in MSCI 2005 - TOP17. Notes A-5, A-6, A-7 and A-8 are included in the Trust. The Waikele Center Companion Loan has the same interest rate, maturity date and amortization term as the Waikele Center Pari
         Passu Loan. For purposes of the information presented in this
         Prospectus Supplement with respect to the Waikele Center Pari Passu
         Loan, the Underwritable NOI, Underwritable Cash Flow, NOI DSCR, NCF
         DSCR, NCF Post IO Period DSCR, Cut-off Date LTV, Balloon LTV and
         Cut-off Date Balance per Unit or SF reflect the total aggregate indebtedness evidenced by the Waikele Center Pari Passu Loan and the
         Waikele Center Companion Loan.

         With respect to Mortgage Loan No. 20, Fox Hill Run Apartments, the
         mortgagor has incurred a second lien loan in the amount of $1,000,000, which is currently owned by an affiliate of the mortgage loan seller and is not included in the trust. The Fox Hill Run Apartments A/B
         Mortgage Loan will be serviced pursuant to the Pooling and Servicing
         Agreement. The master servicer will make Servicing Advances for the mortgaged property securing the related A Note and B Note,

                                      II-1

         and will remit collections on the A Note to, or on behalf of, the trust.

         With respect to Mortgage Loan No. 39, Chenal Commons, the borrower has incurred a second lien loan in the amount of $2,450,000 which is currently held by BSCMI.

         With respect to Mortgage Loan No. 45, 180 Technology Park, existing mezzanine financing is provided by Commercial Net Lease Realty, Inc.
         (CNL) in the amount of $1,155,000. The current mezzanine financing can be increased by $300,000 to $1,455,000. The mezzanine debt is not assumable. The loan documents require that the mezzanine financing be paid off within 2 years of the closing date of December 2004.

         With respect to Mortgage Loan Nos. 65-75, Circle K Portfolio Pod 7,
         Mortgage Loan Nos. 85-93, Circle K Portfolio Pod 9, and Mortgage Loan
         Nos. 110-116, Circle K Portfolio Pod 8, total mezzanine debt exists in the amount of $19,488,590 to certain affiliates that is secured by the ownership interest in the related borrower.

         With respect to Mortgage Loan No. 8, Capitol Arms Apartments, the borrower may incur secondary debt secured by the property if, when combined with the mortgage loan included in the trust, (i) overall amount of debt does not exceed a 55% LTV ratio, and (ii) overall (first and second mortgage loan) DSCR is not less than 1.30x. The borrower may also incur unsecured subordinate debt not exceeding $500,000.

         With respect to Mortgage Loan No. 131, 3 Star Center West, future secured subordinate debt will be permitted subject to various conditions including; (i) the amount will not result in an aggregate
         LTV greater than 53.3% and the debt service coverage ratio is not less than 0.98x on a 10% loan constant; (ii) the subordinate loan will have a fixed interest rate; (iii) the subordinate loan will be fully amortizing and not have a maturity date prior to the first mortgage loan; (iv) lender has received confirmation from the rating agencies that such subordinate debt will not result in a downgrade of the certificates and (v) Lender review and approval.

         With respect to Mortgage Loan No. 2, 111-115 Fifth Avenue, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 70% and DSCR less than 1.25x.

         With respect to Mortgage Loan No. 15, 340 East 93rd Street Coop, the
         borrower is permitted to obtain an unsecured line of credit with
         Independence Community Bank if, when combined with the mortgage loan included in the trust, the overall amount of debt does not exceed a 25%
         LTV ratio.

         With respect to Mortgage Loan No. 19, Whiting Shopping Center, mezzanine financing is permitted, and together with the mortgage loan included in the trust shall not exceed 80% of the appraised value with a minimum of 1.25x DSCR. The lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender. The ability to obtain mezzanine debt is personal to the current borrower.

         With respect to Mortgage Loan No. 25, Broadway Village Apartments,
         mezzanine financing is permitted, and together with the mortgage loan included in the trust shall not exceed 85% of the appraised value with a minimum of 1.20x DSCR. The lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender. Borrower's right to obtain mezzanine debt may not be exercised until on or after March 1, 2010.

         With respect to Mortgage Loan No. 27, North Hills Shopping Center,
         mezzanine financing is permitted, and together with the mortgage loan included in the trust shall not exceed 85% of the appraised value with a minimum of 1.15x DSCR. The lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender. The ability to obtain mezzanine debt is personal to the current borrower.

         With respect to Mortgage Loan No. 48, 6062 Alcoa Avenue, mezzanine financing is permitted, and together with the mortgage loan included in the trust shall not exceed 75% of the appraised value with a minimum of
         1.20x DSCR. The lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender. The ability to obtain mezzanine debt is personal to the current borrower.

         With respect to Mortgage Loan No. 53, Sheridan Shoppes, mezzanine financing is permitted, and together with the mortgage loan included in the trust shall not exceed 75% of the appraised value with a minimum of
         1.20x DSCR. The lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender. The ability to obtain mezzanine debt is personal to the current borrower.

                                      II-2

         With respect to Mortgage Loan No. 129, Woodbury Retail, the loan allows for a pledge by an equity owner of the mortgagor of its ownership interest in mortgagor to a financial institution as collateral for a loan, provided that in the event that financial institution elects to foreclose on that equity interest, it shall be treated as a request for an assumption in accordance with the assumption procedures set forth in the Note. No such transfers shall result in a change in management control.

         With respect to Mortgage Loan No. 167, Stillwater Marketplace IV, the
         loan allows for a pledge by an equity owner of the mortgagor of its ownership interest in mortgagor to a financial institution as collateral for a loan, provided that in the event that financial institution elects to foreclose on that equity interest, it shall be treated as a request for an assumption in accordance with the assumption procedures set forth in the Note. No such transfers shall result in a change in management control.

         With respect to Mortgage Loan Nos. 12-13, Finisar Portfolio, any property may be released through partial defeasance in an amount equal to 110% of the allocated loan amount for the released property provided
         (i) the LTV ratio immediately following the release is not greater than
         60%, and (ii) the DSCR immediately following the release is at least equal to or greater than 1.15x.

         With respect to Mortgage Loan No. 19, Whiting Shopping Center, the
         borrower may request the release of a portion of the premises if they meet the specific requirements in the mortgage document including in part (i) a prepayment of a portion of the unpaid balance equal to 120%
         allocated to the released parcel, (ii) 1.05x DSCR on a 9% constant after the release and (iii) 67% or less LTV ratio after the release.

         With respect to Mortgage Loan Nos. 12-13, Finisar Portfolio, the loan allows the borrower to substitute a property of equal or greater value provided that, among other things, (i) the lender has received confirmation from the rating agencies that the substitution will not result in a downgrade of the certificates, (ii) the DSCR after substitution is at least equal to or greater than 1.15x, and (iii) the appraised value of the replacement property may be no less than the value of the released property as of the closing of the loan.

         With respect to Mortgage Loan Nos. 65-75, Circle K Portfolio Pod 7,
         85-93, Circle K Portfolio Pod 9, and Mortgage Loan Nos. 110-116, Circle
         K Portfolio Pod 8, each loan allows the related borrower to substitute a property of equal or greater value. Any proposed substitution would be subject to satisfying numerous requirements and conditions including the following: the loan is not in default, the potential substitute property must have an appraised value that is equal to or greater than that of the subject release property, and the location of the substitute property must be in proximity to the geographical area of the release property.

         With respect to Mortgage Loan No. 55, Acoma Casitas, the loan had a paydown of $166,000 on February 1, 2005. Beginning March 1, 2005 the
         monthly debt service payment changed to $30,716.94.

7        The "Grace Period" shown is the numbers of days after which late fees may be charged.

8        The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the Actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.

         With respect to Mortgage Loan No. 17, Summa Care Centre, the loan requires principal and interest payments based on a 20-year amortization from April 1, 2005 through November 1, 2013. Beginning
         December 1, 2013 until the loan is paid in full at the anticipated repayment date of March 1, 2017 the loan payments will be interest only.

         With respect to Mortgage Loan No. 45, 180 Technology Park, the loan requires principal and interest payments based on a 30-year amortization from February 2, 2005 through January 2, 2014. Beginning
         February 2, 2014 until the loan is paid in full at the anticipated repayment date of January 2, 2015 the loan payments will be interest only.

         With respect to Mortgage Loan No. 84, Walgreens, the loan required principal and interest payments of $31,625.00 based on an amortization of approximately 21.5 years beginning September 15, 2004 (with the due date changing to the 3rd on January 3, 2005 with a short period payment of $22,017.50) through July 3, 2024. Beginning August 3, 2024 through the maturity date of January 3, 2026, the principal and interest payments will be $34.787.46 based on an amortization of approximately
         17.5 years.

                                      II-3

9        The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

         With respect to Mortgage Loan No. 15, 340 East 93rd Street Coop, underwriting is based on the property appraiser's estimated market rents for the non-sponsor-owned cooperative units.

10       The indicated NCF Post IO Period DSCR reflects scheduled payments after any applicable partial interest only periods.

11       "Valuation Date" refers to the date as of which the related appraised value applies (also known as the "value as-of date").

12       "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property,
         "Second Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest
         Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

         With respect to Mortgage Loan No. 43, Pinnacle Medical Office Building
         is 100% leased to Pinnacle Orthopaedics and Sports Medicine Specialist,
         LLC which is affiliated with the Borrower. Pinnacle Orthopaedics and
         Sports Medicine Specialist, LLC has subleased 12,000 square feet to two subtenants at their current rental rate. The Urology Group is subleasing 8,000 square feet on a 20 year lease term. MRI is subleasing
         4,000 square feet on a 10 year lease term.

         With respect to Mortgage Loan No. 58, RDC Enterprises Retail Plaza,
         Walgreen Co. has a 61 year lease, but has an option to terminate the lease at the end of years 20, 25, 30, 35, 40, 45, 50 and 55 with 6 months notice.

         With respect to Mortgage Loan No. 84, Walgreens, Walgreen Co. has a 49
         year lease, but has an option to terminate the lease at the end of years 25, 30, 35, 40 and 45 with 6 months notice.

         With respect to Mortgage Loan No. 120, Walgreens Greenville, Mortgage
         Loan No. 130, Walgreens Norcross, and Mortgage Loan No. 146, Walgreens
         Martinsville, Walgreen Co. has a 75 year lease, but has an option to terminate the lease at the end of years 25, 30, 35, 40, 45, 50, 55, 60,
         65 and 70 with 6 months notice.

         With respect to Mortgage Loan No. 133, 457 Lapalco Boulevard, Walgreen
         Co. has a 75 year lease, but has an option to terminate the lease at the end of years 25, 30, 35, 40, 45, 50, 55, 60, 65 and 70 with 12 months notice.

         With respect to Mortgage Loan No. 156, Walgreens Taunton, Walgreen Co.
         has a 60 year lease, but has an option to terminate the lease at the end of years 20, 25, 30, 35, 40, 45, 50, and 55 with 9 months notice.

13       For "Capital Expenditure Escrow in Place" identified as "Yes,"
         collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

14       For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding hospitality, multifamily, manufactured housing community, self storage and certain other mortgaged properties.

15       "Other Escrow Description" indicates any other types of escrow required, or in certain cases letters of credit required, other than
         Insurance, Tax, Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

16       "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the

                                      II-4

         occurrence of certain future events as outlined in the respective loan documents.

17       "Initial Capital Expenditure Escrow Requirement" indicates the amount designated for Capital Expenditure Escrow, or in certain cases the letter of credit, that was deposited at loan closing.

18       "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

19       "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the February, 2005 due dates for the MSMC- originated mortgage loans, and as of the March,
         2005 due dates for the PCF- BSCMI- and WFB- originated loans.

20       "Initial TI/LC Escrow Requirement" indicates the amount designated for
         Tenant Improvements and Leasing Commissions Escrow or in certain cases the letter of credit that was deposited at loan closing.

21       "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for Tenant Improvements and Leasing Commissions Escrow in
         the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

22       "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the February, 2005 due dates for the MSMC- originated mortgage loans, and as of the March, 2005 due dates for the PCF- BSCMI- and WFB- originated loans.

23       "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the
         Cut-off Date.

24       The "Prepayment Code" includes the number of loan payments from the first Due Date to the stated maturity. "LO" represents the lockout period. "DEF" represents defeasance. "DEF/YM1.00" represents either defeasance or the greater of yield maintenance and 1.00%, generally at the option of the borrower. "YM3.00" represents the greater of yield maintenance and 3.00%. "YM1.00" represents the greater of yield maintenance and 1.00%. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of "Prepayment Code"
         represents the number of payments in the Original Term to Maturity for which such provision applies. See Footnotes 25 and 27 for additional prepayment information.

25       Mortgage loans with associated Yield Maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are 6 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E", and "F". Any exceptions to these formulas are shown below such formulas. Summaries of the 6 formulas are listed beginning on page II-8.

26       The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

                                      II-5

  27    Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers
        1-10, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve
        (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

  Mtg.                                            Escrow or LOC      Escrowed Holdback or                        Prepayment
  Loan                                                Release          Letter of Credit      Outside Date          Premium
   No.        Property Name                         Conditions          Initial Amount       for Release          Provisions
---------- ------------------------------------ ------------------- ----------------------- ---------------- ---------------------

   14      Dorchester Apartments                        1                     $62,000          7/1/2006      Yield Maintenance

   28      15253 Bake Parkway                           2                    $398,300          2/1/2006      Yield Maintenance

   40      31200 Courthouse Drive                       3                      $8,000          6/1/2005      Yield Maintenance

   43      Pinnacle Medical Office Building             4                    $440,000          9/1/2005      Yield Maintenance

   48      6062 Alcoa Avenue                            1                $328,500 LOC          1/13/2009     Yield Maintenance

                                                        1                      $1,250          4/6/2005      Yield Maintenance

   52      Sharon Promenade                             6                $950,000 LOC             NAP        Yield Maintenance

   60      Murrieta Springs Medical Center              5                    $200,000          9/24/2006     Yield Maintenance

   63      Hawthorne Towers                             1                     $62,200          5/1/2006      Yield Maintenance

   82      13155 Railroad Avenue                        7                $242,708 LOC             NAP        Yield Maintenance

                                                        3                      $3,125          5/1/2005      Yield Maintenance

   84      Walgreens                                    8                     $50,000          5/12/2005     Yield Maintenance

   98      Heather Brook Apartments                     1                     $20,975          7/31/2005     Yield Maintenance

   108     Ambassador West Apartments                   9                $325,000 LOC             NAP        Yield Maintenance

                                                        1                $100,000 LOC             NAP        Yield Maintenance

   117     Dawsonville Promenade Shopping               10                    $50,000          6/1/2005      Yield Maintenance
           Center

   126     Fountain Park East Apartments                1                     $98,000          2/18/2006     Yield Maintenance

                                                        1                     $15,000          2/18/2006     Yield Maintenance

   179     2420 West 51st Street                        1                 $25,000 LOC             (1)        Yield Maintenance

   182     5711 West 63rd Street                        1                 $25,000 LOC             NAP        Yield Maintenance

(1)  60 days after tenant requests that borrower complete Roof Replacement

     All yield maintenance premiums indicated above are to be paid by the borrower.

                                      II-6

RELEASE CONDITIONS

  1.     Borrower furnishes to lender written disbursement request; lien waivers; title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders. In addition, the lender has inspected or waived right to inspection.

  2.     Borrower furnishes to lender written disbursement request, lessee's estoppel certificate, including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals and the commencement of consecutive monthly rental payments, and a title search acceptable to lender.

  3.     Borrower furnishes to lender written disbursement request and written evidence showing the satisfactory completion of seismic improvements.

  4.     Borrower furnishes to lender written disbursement request; lien waivers; title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders; fully executed lease(s)
         with terms acceptable to Lender; lessee's estoppel certificate, including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals and the commencement of consecutive monthly rental payments and a certificate of occupancy. In addition, the lender has inspected or waived right to inspection and the borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for leasing commissions.

  5.     Lender shall have received and approved an estoppel from Star Rehab that provides, among other things, that Star Rehab is in occupancy and paying $7,898.30 per month in rent, lender shall have received a rent roll indicating the same, and no event of default has occurred.

  6.     Borrower furnishes to lender written disbursement request, fully executed lease(s), information that will support that the annual net cash flow is equal to or exceeds 1.33 times the annual debt service on the note, evidence that the occupancy is at least 93%, and evidence that the borrower has paid the tenant improvement allowances to Toddle
         House and Biba's Italian Cafe.

  7.     Borrower furnishes to lender written disbursement request.
         Additionally, borrower shall either submit a fully executed lease amendment renewing A.B.E. Corporation's lease, tenant estoppel, estoppel evidencing payment of broker commission, and completion of any tenant improvements required by the renewal. If the premise is leased to a new tenant, borrower shall submit lien waivers; title endorsement;
         evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders; fully executed lease(s) with terms acceptable to lender;
         lessee's estoppel certificate, including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals and the commencement of consecutive monthly rental payments and a certificate of occupancy. In addition, the lender has inspected or waived right to inspection and the borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for leasing commissions.

  8.     Borrower furnishes to lender written disbursement request; lien waivers; a new estoppel letter from lessee and evidence that the work has been completed.

  9.     Borrower furnishes to lender written disbursement request, information that will support that the annual net cash flow is equal to or exceeds
         1.20 times the annual debt service on the note, a certified rent roll with 93% occupancy by creditworthy leases, and evidence that acceptable terrorism insurance coverage if available in commercially reasonable amounts.

  10.    Borrower furnishes to lender written disbursement request; lessee's estoppel for Coldwell Banker Residential Real Estate, Inc., including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals and the commencement of consecutive monthly rental payments and a certificate of occupancy for the tenants listed in the property reserves agreement.
         In addition, the borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for leasing commissions.

                                      II-7

YIELD MAINTENANCE FORMULAS

A                 Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan(1) in whole or in part prior to the
         Permitted Prepayment Date(2). On or after(3) the Permitted Prepayment
         Date, Borrower may, provided(4) it has given Lender prior written notice in accordance with the terms of this Agreement, prepay the unpaid principal balance of the Loan(1) in whole, but not in part, by paying, together with the amount to be prepaid, (i) interest accrued and unpaid on the outstanding principal balance of the Loan(1) being prepaid to and including the date of prepayment, (ii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the next Payment Date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums then due under this Agreement, the Note, the Mortgage and the other Loan Documents, and (iv) if prepayment occurs prior to the Payment Date which is one month prior to the Maturity Date(5), a prepayment consideration (the
         "Prepayment Consideration") equal to the greater of (A) one percent
         (1%) of the outstanding principal balance of the Loan(1) being prepaid or (B) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest under this Agreement including, but not limited to, principal and interest on the
         Maturity(6) Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate), over (2) the outstanding principal amount of the Loan(1). Lender shall notify
         Borrower of the amount and the basis of determination of the required prepayment consideration.

                 "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
        Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills"
        section in The Wall Street Journal as of the date of the related tender of the payment. If more than one issue of United States Treasury
        Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States
        Treasury Security most recently issued as of such date. If the publication of the Prepayment Rate in The Wall Street Journal is
        discontinued, Lender shall determine the Prepayment Rate on the basis of
        "Statistical Release H.15(519), Selected Interest Rates," or any
        successor publication, published by the Board of Governors of the
        Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

                 "Prepayment Rate Determination Date" shall mean the date which is five (5) Business Days prior to the prepayment date.
--------------------------------------------------------------------------------
NOTES:

(1)      With respect to Mortgage Loan No. 39, Chenal Commons, delete "the Loan"
         and insert "Note A."

(2)      With respect to Mortgage Loan No. 39, Chenal Commons, insert the statement, "Unless and until Note B is subjected to an intercreditor agreement pursuant to Section 9.8 below, which agreement prohibits prepayments of Note B, Borrower may prepay Note B in whole or in part at any time without payment of any prepayment premium or other consideration other than Breakage Costs."

(3)      With respect to Mortgage Loan No. 64, Best Buy Reynoldsburg, delete the statement, "On or after" and insert "After."

(4)      With respect to Mortgage Loan No. 39, Chenal Commons, insert the statement, "Note B has been repaid in full, and further provided."

(5)      With respect to Mortgage Loan No. 39, Chenal Commons, Mortgage Loan No.
         64, Best Buy Reynoldsburg, Mortgage Loan No. 130, Walgreens Norcross,
         Mortgage Loan No. 146, Walgreens Martinsville, and Mortgage Loan No.
         156, Walgreens Taunton, delete the statement, "if prepayment occurs prior to the Payment Date which is one month prior to the Maturity
         Date."

(6)      With respect to Mortgage Loan No. 130, Walgreens Norcross, Mortgage
         Loan No. 146, Walgreens Martinsville, and Mortgage Loan No. 156,
         Walgreens Taunton, delete "Maturity" and insert "Anticipated
         Repayment."

--------------------------------------------------------------------------------

                                      II-8

B       LOAN PREPAYMENT.

        The Make Whole Premium shall be the greater of one percent (1%) of the outstanding principal amount of the loan or a premium calculated as provided in subparagraphs (1)-(3) below:

        (1)   Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the applicable *U.S. Treasury Issue(1)
              ("Primary Issue") published one week prior to the date of
              prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary
              Issue") which the Lender reasonably deems to be similar to the
              Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

              *(2) At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

        (2)   Calculate the "Present Value of the Loan." The Present Value of
              the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the
              Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.(3)

         (3)  Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

        Notwithstanding anything in the above to the contrary, during the last
        90 days(4)(5) prior to the Maturity Date, the Make Whole Premium shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in (1) through (3) above.

        Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the date which is three (3)(6) months prior to the Maturity Date. From and after such date, provided there is no Event of Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (a) not less than 15(7) days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made; and (c) payment of all other
        Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

        In addition to the Loan Prepayment rights set forth in the above paragraph, after the Lockout Date but(8) prior to the date which is three (3)(9) months prior to the Maturity Date, Borrower may prepay the principal balance of the Note, provided there is no Event of Default, in whole but not in part, upon (a) not less than 30 days prior written notice to the Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid, absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note regardless of any prepayment;
        (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is made, (c) payment of all other Indebtedness then due under the Loan Documents, and (d) payment of a "Make Whole Premium." Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith. (10)

                                      II-9

--------------------------------------------------------------------------------
NOTES.

(1)      With regard to Mortgage Loan No. 84, Walgreens, delete "("Primary
         Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond,
         Note or Bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield)", and insert "selected by Lender, published one week prior to the date of prepayment, most equal in maturity to the remaining "Weighted Average Life to Maturity" (defined below) as of the date of prepayment. The published yield plus 50 basis points shall be converted to an equivalent monthly compounded nominal yield."

(2)      With regard to Mortgage Loan No. 84, Walgreens, delete the entire paragraph and insert "The Weighted Average Life to Maturity" with respect to the Note means, at the date of prepayment, the number of years obtained by dividing the "Remaining Dollar-years" of the Note by the outstanding principal amount hereof. "Remaining Dollar-years" means the sum of the product obtained by multiplying (A) the amount of each then remaining required principal repayment (including repayment of any principal at the due date of the Note) by (B) the number of years
         (rounded to the nearest one-twelfth) which will elapse between the date of prepayment and the date such required payment is due."

(3)      With regard to Mortgage Loan No. 20, Fox Hill Run Apartments, insert
         "In the event of a partial prepayment as a result of the aforementioned application of proceeds, the Present Value of the Loan shall be calculated in accordance with the preceding sentence multiplied by the fraction which results from dividing the amount of the prepaid proceeds by the principal balance immediately prior to prepayment."

(4)      With regard to Mortgage Loan No. 5, Janus World Headquarters, delete
         "90 days" and insert "twelve (12) months".

(5)      With regard to Mortgage Loan No. 98, Heather Brook Apartments, delete
         "90 days" and insert "60 days".

(6)      With regard to Mortgage Loan No. 5, Janus World Headquarters, delete
         "three (3)" and insert "twelve (12)".

(7)      With regard to Mortgage Loan No. 5, Janus World Headquarters, delete
         "15" and insert "thirty (30)".

(8)      With regard to Mortgage Loan No. 78, Physicians Plaza of Smyrna, delete
         "after the Lockout Date but" and insert "Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note except in connection with mezzanine lender's purchase of the Loan in accordance with and subject to section 13 of the IC Agreement (and mezzanine lender does not elect a defeasance in accordance with section 2.1(D) above)".

(9)      With regard to Mortgage Loan No. 5, Janus World Headquarters, delete
         "three (3)" and insert "twelve (12)".

(10)     With regard to Mortgage Loan No. 5, Janus World Headquarters, insert the following paragraph:

         (iii)Following the Anticipated Repayment Date, Borrower shall have the right to prepay the principal balance of the Note, at par, in whole but not in part, upon (a) not less than 30 days prior written notice to
         Lender specifying the date on which prepayment is to be made. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment, (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made, and (c) payment of all other Indebtedness then due under the Loan
         Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith. Notwithstanding anything hereinabove in this paragraph (iii) to the contrary, following the Anticipated
         Repayment Date, payments, and prepayments, if any, derived solely from
         Rents, and from no other funds, shall be made and applied in accordance with paragraph 11 of the Note.

--------------------------------------------------------------------------------

                                     II-10

C       (1) Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note(2) until after the fourth anniversary of the Month-End Date(3).

        After the fourth anniversary of the Month-End Date(3), Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note in whole, but not in part, by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this Note, the Security Instrument and the Other Security
        Documents(4), and (d) a prepayment consideration (the "Prepayment
        Consideration") equal to the greater of (i) one percent (1%) of the principal balance of this Note being prepaid and (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under this Note including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate
        (hereinafter defined)), over (B) the principal amount of this Note being prepaid.

        The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
        Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds,
        Notes and Bills" section in The Wall Street Journal as of the date of the related tender of payment. If more than one issue of United States
        Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States
        Treasury Security most recently issued as of such date. The term
        "Prepayment Rate Determination Date" shall mean the date which is five
        (5) Business Days prior to the prepayment date. The rate so published shall control absent manifest error. As used herein, "Business Day"
        shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.

        Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the Prepayment Rate in The Wall Street Journal is
        discontinued, Lender shall determine the Prepayment Rate on the basis of
        "Statistical Release H.15 (519), Selected Interest Rates," or any
        successor publication, published by the Board of Governors of the
        Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

        Borrower's right to prepay any portion of the principal balance of this
        Note shall be subject to (i) Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) or more than sixty (60) days from the date of such notice, and (ii) Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.

--------------------------------------------------------------------------------
NOTES:

(1)      With respect to Mortgage Loan No. 30, Holiday Inn Express Midtown,
         delete "Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note until after the fourth anniversary of the Month-End Date. After the fourth anniversary of the Month-End Date," and insert "After the earlier to occur of (i) the fourth (4th) anniversary of the Month-End Date, or
         (ii) two (2) years following the effective Startup Day of the issuance of Securities,".

(2)      With respect to Mortgage Loan No. 29, Dal-Rich Village, delete "this
         Note" and insert "the Loan."

(3)      With respect to Mortgage Loan No. 29, Dal-Rich Village, delete "after the fourth anniversary of the Month-End Date" and insert "on or after the fourth anniversary of the Closing Date."

(4)      With respect to Mortgage Loan No. 29, Dal-Rich Village, delete "the
         Security Instrument and the Other Security Documents" and insert "the
         Mortgage and the Other Loan Documents".
--------------------------------------------------------------------------------

                                     II-11

D        "Yield Maintenance Premium" shall mean an amount equal to the greater of: (i) one percent (1%) of the principal amount of the Loan being prepaid or (ii) the present value as of the Prepayment Date of the
         Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term
         "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero)
         between (y) the Interest Rate and (z) the Yield Maintenance Treasury
         Rate. As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield
         Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release
         H.15-Selected Interest Rates under the heading U.S. Government
         Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the
         Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield
         Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                     II-12

E       Borrower shall not have the right to prepay the Loan in whole or in part prior to the Maturity Date. If for any reason Borrower prepays the Loan on a date other than a Payment Date, Borrower shall pay Lender, in addition to the Debt, all interest which would have accrued on the amount of the Loan through and including the Payment Date next occurring following the date of such prepayment.

        On the next occurring Payment Date following the date on which Lender actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower for the Restoration of the
        Property or otherwise remit such Net Proceeds to Borrower pursuant to
        Section 6.4 hereof, Borrower shall prepay or authorize Lender to apply
        Net Proceeds as a prepayment of all or a portion of the outstanding principal balance of the Loan together with accrued interest and any other sums due hereunder in an amount equal to one hundred percent
        (100%) of such Net Proceeds; provided, however, if an Event of Default has occurred and is continuing, Lender may apply such Net Proceeds to the Debt (until paid in full) in any order or priority in its sole discretion. Other than following an Event of Default, no Yield
        Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2.

        If following an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender, such tender or recovery shall be (a) made on the next occurring Payment Date together with the Monthly Debt Service Payment and (b) deemed a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.4.1 hereof and Borrower shall pay, in addition to the Debt, an amount equal to the Yield Maintenance Default
        Premium.

        If the Permitted Release Date has occurred, the Debt may be prepaid in whole (but not in part) prior to the date permitted under Section 2.4.1 hereof upon not less than thirty (30) days prior written notice to
        Lender specifying the Payment Date on which prepayment is to be made (a
        "Prepayment Date") provided no Event of Default exists and upon payment of an amount equal to the Yield Maintenance Premium. Lender shall notify
        Borrower of the amount and the basis of determination of the required prepayment consideration. If any notice of prepayment is given, the Debt shall be due and payable on the Prepayment Date. Lender shall not be obligated to accept any prepayment of the Debt unless it is accompanied by the prepayment consideration due in connection therewith. If for any reason Borrower prepays the Loan on a date other than a Payment Date,
        Borrower shall pay Lender, in addition to the Debt, all interest which would have accrued on the amount of the Loan through and including the
        Payment Date next occurring following the date of such prepayment.

        "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment
        Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall
        Street Journal as of such Prepayment Rate Determination Date. If more than one issue of United States Treasury Securities have the same remaining term to the Maturity Date, the "Prepayment Rate" shall be the yield on such United States Treasury Security most recently issued as of the Prepayment Rate Determination Date. The rate so published shall control absent manifest error. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the
        Prepayment Rate on the basis of "Statistical Release H.15 (519),
        Selected Interest Rates," or any successor publication, published by the
        Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

        "Prepayment Rate Determination Date" shall mean the date which is five
        (5) Business Days prior to the date that such prepayment shall be applied in accordance with the terms and provisions of Section 2.4.1 hereof.

        "Yield Maintenance Default Premium" shall mean an amount equal to the greater of (a) five percent (5%) of the outstanding principal balance of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i)
        the sum of the present values of all then-scheduled payments of principal and interest under the Note assuming that all outstanding principal and interest on the Loan is paid on Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

        "Yield Maintenance Premium" shall mean an amount equal to the greater of
        (a) three percent (3%) of the outstanding principal of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note assuming that all outstanding principal and interest on the Loan is paid on Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment
        Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

                                     II-13

F       BASIC CHARGE.

        Except as provided below, if this Note is prepaid prior to the Open
        Period, whether such prepayment is voluntary, involuntary or upon acceleration of the principal amount of this Note by Lender following a
        Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under the Loan
        Documents) a prepayment charge equal to the greater of the following two amounts: (i) an amount equal to 1% of the amount prepaid; or (ii) an amount equal to (A) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such payments from their respective Due Dates (or, with respect to the payment required on the Maturity Date, from Maturity Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield
        (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (B) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, "Periodic Treasury Yield" means (iii) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity
        Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth
        Business Day preceding the prepayment date, divided by (iv) 12, if the
        Due Dates are monthly, or 4, if Due Dates are quarterly.

        ADDITIONAL CHARGE.

        If this Note is prepaid on any day other than a Due Date, whether such prepayment is voluntary, involuntary or upon full acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to the basic prepayment charge described in the Loan Documents and all other sums then due and owing to Lender under this Note and the other Loan
        Documents) an additional prepayment charge equal to the interest which would otherwise have accrued on the amount prepaid (had such prepayment not occurred) during the period from and including the prepayment date to and including the last day of the month in which the prepayment occurred. (1)

        EXCLUSION.
        Notwithstanding the foregoing, no prepayment charge of any kind shall apply in respect to any prepayment resulting from Lender's application of any insurance proceeds or condemnation awards to the outstanding principal balance of the Loan.

--------------------------------------------------------------------------------
NOTES:

(1)      With respect to Mortgage Loan No. 61, Jungle Jim Plaza and Mortgage
         Loan No. 80, Palmdale Town Center, insert "Notwithstanding the foregoing, provided such prepayment is deposited on or before the fourth day following the Due Date of the month in which the prepayment is made, Borrower shall pay to Lender the daily interest accrued up to the day of prepayment.".

--------------------------------------------------------------------------------

                                     II-14

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

APPENDIX III
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 1 - 95-97 HORATIO STREET
--------------------------------------------------------------------------------

                    [1 PHOTO OF 95-97 HORATIO STREET OMITTED]

                                      III-1

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 1 - 95-97 HORATIO STREET
--------------------------------------------------------------------------------

            [MAP INDICATING LOCATION OF 95-97 HORATIO STREET OMITTED]

                                     III-2

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 1 - 95-97 HORATIO STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $85,000,000

CUT-OFF DATE BALANCE:              $85,000,000

SHADOW RATING (FITCH/MOODY'S):     NAP

FIRST PAYMENT DATE:                June 7, 2005

INTEREST RATE:                     5.330%

AMORTIZATION:                      Interest Only

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     May 7, 2015

EXPECTED MATURITY BALANCE:         $85,000,000

SPONSOR:                           Rockrose Development Corporation

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Locked out until the earlier of
                                   April 14, 2008 or 2 years after the
                                   REMIC "start-up" date, with U.S.
                                   Treasury defeasance thereafter.
                                   Prepayable without penalty from and
                                   after November 7, 2014.

LOAN PER UNIT:                     $261,538.46

UP-FRONT RESERVES:                 None

ONGOING RESERVES:                  RE Tax:                Springing

                                   Insurance:             Springing

                                   Cap Ex:                Springing

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset

 PROPERTY TYPE:                    Multifamily

 PROPERTY SUB-TYPE:                Mid Rise

 LOCATION:                         New York, NY

 YEAR BUILT/RENOVATED:             1925 & 1930 / 1994

 OCCUPANCY(1):                     99.4%

 UNITS:                            325

 THE COLLATERAL:                   325 unit, 7- and 10-story apartment
                                   buildings with ancillary retail and
                                   parking garage

 OWNERSHIP INTEREST:               Fee

 PROPERTY MANAGEMENT:              Rockrose Development Corporation

 U/W NET OP. INCOME:               $6,934,732

 U/W NET CASH FLOW:                $6,853,482

 U/W OCCUPANCY:                    97.0%

 APPRAISED VALUE:                  $155,000,000

 CUT-OFF DATE LTV:                 54.8%

 MATURITY DATE LTV:                54.8%

 DSCR:                             1.49x

 POST IO DSCR:                     NAP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) Occupancy is based on the rent roll dated February 23, 2005.

THE 95-97 HORATIO STREET LOAN

         THE LOAN. The largest loan (the "95-97 Horatio Street Loan") as evidenced by the Promissory Note (the "95-97 Horatio Street Note") is secured by a first priority fee Consolidated, Amended and Restated Mortgage, Assignment of
Leases and Rents and Security Agreement (the "95-97 Horatio Street Mortgage")
encumbering the 434,276 square foot apartment building known as 95-97 Horatio
Street, located in New York, New York (the "95-97 Horatio Street Property"). The
95-97 Horatio Street Loan was originated on April 14, 2005 by or on behalf of
Morgan Stanley Mortgage Capital Inc.

         THE BORROWER. The borrower is 95-97 Horatio L.L.C., a Delaware limited liability company (the "95-97 Horatio Street Borrower") that owns no material asset other than the 95-97 Horatio Street Property and related interests. The
95-97 Horatio Street Borrower is a wholly-owned, direct subsidiary of Rockrose
Development Corporation, the sponsor of the 95-97 Horatio Street Loan. Rockrose
Development Corporation is a New York based owner-builder of commercial and residential real estate that was founded in 1967 by Henry, Kamran and Frederick
Elghanayan.

                                     III-3

         THE PROPERTY. The 95-97 Horatio Street Property is located in New York,
New York, at 95-97 Horatio Street, in the West Village neighborhood of
Manhattan. The 95-97 Horatio Street Property covers the entire city block bounded by Washington Street, Gansevoort Street and West Street. It was
originally converted to its current use from eight warehouse buildings in 1981 and 1985 and renovated in 1994. It consists of a 318,299 square foot, 7- and
10-story, 325 unit mixed use residential apartment building with 32,980 square feet of retail space and a 30-space parking garage. The composition of rental units is 162 studios, 86 one bedrooms, 58 two bedrooms, 12 three bedrooms and 7 four bedrooms.

         ESCROWS AND RESERVES. Upon the occurrence and continuance of a trigger period, the 95-97 Horatio Street Borrower is required to deposit: (a) all accrued insurance and real estate taxes for the insurance period and tax year into a reserve account and to deposit into this reserve account 1/12 of the total annual amount monthly; and (b) $20.83 per unit monthly into a Capital
Expenditure reserve. A "trigger period" is defined as when actual net operating income (tested at the end of any calendar quarter) is less than $5,250,000, and ending when actual net operating income for three consecutive calendar months is greater than actual net operating income as of the origination of the 95-97
Horatio Street Loan. The 95-97 Horatio Street Borrower may substitute letters of credit for any reserve deposits required under the 95-97 Horatio Street Loan.

         PROPERTY MANAGEMENT. The 95-97 Horatio Street Property is managed by
Rockrose Development Corporation, which is the sponsor of the 95-97 Horatio
Street Loan. The management agreement is subordinate to the 95-97 Horatio Street
Loan.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The 95-97 Horatio
Street Borrower may finance or lease equipment utilized at the 95-97 Horatio
Street Property, provided the aggregate of all payments for all equipment financed or leased for all periods after the date of calculation does not exceed
$500,000 and provided the annual aggregate payments for all such equipment does not exceed $100,000.

         RELEASE OF PARCELS.  Not allowed.

         Certain additional information regarding the 95-97 Horatio Street Loan and the 95-97 Horatio Street Property is set forth on Appendix II hereto.

                                     III-4

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 2 - 111-115 FIFTH AVENUE
--------------------------------------------------------------------------------

                   [2 PHOTOS OF 111-115 FIFTH AVENUE OMITTED]

                                     III-5

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                   MORTGAGE LOAN NO. 2 - 111-115 FIFTH AVENUE
--------------------------------------------------------------------------------

            [MAP INDICATING LOCATION OF 111-115 FIFTH AVENUE OMITTED]

                                     III-6

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 2 - 111-115 FIFTH AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $75,000,000

CUT-OFF DATE BALANCE:              $75,000,000

SHADOW RATING (FITCH/MOODY'S):     AAA/A1

FIRST PAYMENT DATE:                March 9, 2005

INTEREST RATE:                     4.810%

AMORTIZATION:                      Interest Only

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     March 7, 2015

EXPECTED MATURITY BALANCE:         $75,000,000

SPONSOR(S):                        The Winter Organization and Ernest
                                   Schnesel

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Locked out until the earlier of
                                   February 9, 2008 or 2 years after
                                   the REMIC "start-up" date, with
                                   U.S. Treasury defeasance
                                   thereafter.  Prepayable without
                                   penalty from and after December 7,
                                   2014.

LOAN PER SF:                       $128.73

UP-FRONT RESERVES:                 None

ONGOING RESERVES:                  RE Tax:               Springing

                                   Insurance:            Springing

                                   Cap Ex:               Springing

                                   TI/LC:                Springing

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset

 PROPERTY TYPE:                    Office

 PROPERTY SUB-TYPE:                Urban

 LOCATION:                         New York, NY

 YEAR BUILT/RENOVATED:             1877 & 1895/1997-2002

 OCCUPANCY(1):                     92.6%

 SQUARE FOOTAGE:                   582,602

 THE COLLATERAL:                   Urban office building with ground
                                   floor retail

 OWNERSHIP INTEREST:               Fee

 PROPERTY MANAGEMENT:              Winter Management Corp.

 U/W NET OP. INCOME:               $11,475,832

 U/W NET CASH FLOW:                $10,296,416

 U/W OCCUPANCY:                    92.6%

 APPRAISED VALUE:                  $175,000,000

 CUT-OFF DATE LTV:                 42.9%

 MATURITY DATE LTV:                42.9%

 DSCR:                             2.82x

 POST IO DSCR:                     NAP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)  Occupancy is based on the rent roll dated January 31, 2005 and includes recently signed Eileen Fisher lease for 20,630 SF.

THE 111-115 FIFTH AVENUE LOAN

         THE LOAN. The second loan (the "111-115 Fifth Avenue Loan") as evidenced by the Promissory Note (the "111-115 Fifth Avenue Note") is secured by a first priority fee Consolidated, Amended and Restated Mortgage, Assignment of
Leases and Rents and Security Agreement (the "111-115 Fifth Avenue Mortgage")
encumbering 582,602 square feet of office and retail space contained in two contiguous buildings known as 111-115 Fifth Avenue and located in New York, New
York (the "111-115 Fifth Avenue Property"). The 111-115 Fifth Avenue Loan was
originated on February 9, 2005 by or on behalf of Morgan Stanley Mortgage
Capital Inc.

         THE BORROWER. The borrower is BJW Realty LLC, a Delaware limited liability company (the "111-115 Fifth Avenue Borrower") that owns no material asset other than the 111-115 Fifth Avenue Property and related interests. The
111-115 Fifth Avenue Borrower is majority-owned by The Winter Organization and a silent partner, Ernest Schnesel, who are the sponsors of the 111-115 Fifth
Avenue Loan. The Winter Organization is a fourth-generation, family run private owner, developer and manager of commercial, residential, retail and industrial real estate.

         THE PROPERTY. The 111-115 Fifth Avenue Property is located in New York,
New York, at 111-115 Fifth Avenue, at the corner of 18th Street. The 111-115
Fifth Avenue Property was originally constructed in stages in 1877 and 1895 and renovated from 1997 to 2002. It consists of approximately 582,602 rentable square feet of office and retail space contained within two contiguous buildings. The 111-115 Fifth Avenue Property consists of 468,685 square feet of office space, 107,053 square feet of retail space and 6,864 square feet of

                                     III-7

storage space. The 111-115 Fifth Avenue Property encompasses almost the entire square block bounded by Fifth Avenue, Broadway, East 18th Street, and 19th
Street in the Park Avenue South/Flatiron District submarket of New York's
Midtown South market. The 111-115 Fifth Avenue Property contains tenants from industries that include fashion, finance, healthcare and architecture. Current tenants include Multiplan Inc., Express, L.L.C., Fred Alger Management, ABC
Carpet and Co., R.L. Management (Polo Jeans), Jones Retail Group (Nine West),
Perkins Eastman Architects, Grey Advertising, and Edwin Schlossberg
Incorporated.

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                             # OF        AVERAGE BASE      % OF TOTAL                     % OF TOTAL BASE    CUMULATIVE % OF
                            LEASES       RENT PER SF       SQUARE FEET    CUMULATIVE %    RENTAL REVENUES     TOTAL RENTAL
          YEAR              ROLLING        ROLLING           ROLLING      OF SF ROLLING       ROLLING       REVENUES ROLLING
------------------------- ------------ ----------------- ---------------- -------------- ------------------ ------------------

         Vacant               --              --               7%              7%               --                 --
------------------------- ------------ ----------------- ---------------- -------------- ------------------ ------------------
       2005 & MTM              1              --               0%              7%               --                 --
------------------------- ------------ ----------------- ---------------- -------------- ------------------ ------------------
          2006                 1            $20.00             7%              14%              5%                 5%
------------------------- ------------ ----------------- ---------------- -------------- ------------------ ------------------
          2007                --              --               --              14%              --                 5%
------------------------- ------------ ----------------- ---------------- -------------- ------------------ ------------------
          2008                 2            $26.75             3%              18%              3%                 8%
------------------------- ------------ ----------------- ---------------- -------------- ------------------ ------------------
          2009                 3            $33.28             5%              22%              6%                 14%
------------------------- ------------ ----------------- ---------------- -------------- ------------------ ------------------
          2010                 4            $26.43             20%             42%              20%                34%
------------------------- ------------ ----------------- ---------------- -------------- ------------------ ------------------
          2011                 1            $79.99             1%              44%              4%                 38%
------------------------- ------------ ----------------- ---------------- -------------- ------------------ ------------------
          2012                 2            $35.84             10%             54%              14%                52%
------------------------- ------------ ----------------- ---------------- -------------- ------------------ ------------------
          2013                 3            $25.23             16%             70%              15%                66%
------------------------- ------------ ----------------- ---------------- -------------- ------------------ ------------------
          2014                 2            $42.25             7%              76%              11%                77%
------------------------- ------------ ----------------- ---------------- -------------- ------------------ ------------------
     2015 & Beyond             7            $26.48             24%            100%              23%               100%
------------------------------------------------------------------------------------------------------------------------------

     The following table presents certain information relating to the major tenants at the 111-115 Fifth Avenue Property:

----------------------------------------------------------------------------------------------------------------------------------
                                                                              % OF TOTAL     ANNUALIZED
                             CREDIT RATING                       ANNUALIZED    ANNUALIZED  UNDERWRITTEN
                                (FITCH/       TENANT   % OF     UNDERWRITTEN  UNDERWRITTEN  BASE RENT ($
TENANT NAME                  MOODY'S/S&P)(1)  NRSF     NRSF       BASE RENT     BASE RENT     PER NRSF)     LEASE EXPIRATION
--------------------------- --------------- -------- -------- ------------- ------------- -------------- -------------------------

Multiplan Inc.                  --/--/--     72,000     12%     $1,868,193        12%         $25.95       5/31/2010 & 7/31/2010
---------------------------- --------------- -------- -------- ------------- ------------- -------------- ------------------------
Express, L.L.C.               --/Baa2/BBB    39,500      7%     $1,668,805        11%         $42.25                   7/31/2014
---------------------------- --------------- -------- -------- ------------- ------------- -------------- ------------------------
Fred Alger Management           --/--/--     41,500      7%     $1,520,145        10%         $36.63                   3/30/2012
---------------------------- --------------- -------- -------- ------------- ------------- -------------- ------------------------
ABC Carpet and Co.              --/--/--     66,317     11%     $1,471,757         9%         $22.19                   1/31/2019
---------------------------- --------------- -------- -------- ------------- ------------- -------------- ------------------------
R.L. Management (Polo Jeans)  --/Baa2/BBB    44,250      8%     $1,204,043         8%         $27.21                   8/31/2010
---------------------------- --------------- -------- -------- ------------- ------------- -------------- ------------------------
Haines Lundberg Waehler         --/--/--     44,250      8%     $1,200,060         8%         $27.12                  12/31/2013
---------------------------- --------------- -------- -------- ------------- ------------- -------------- ------------------------
Perkins Eastman Architects      --/--/--     46,664      8%     $1,094,000         7%         $23.44       5/30/2013 & 5/31/2013
---------------------------- --------------- -------- -------- ------------- ------------- -------------- ------------------------
Daffy's                         --/--/--     40,000      7%      $800,000          5%         $20.00                   1/31/2006
---------------------------- --------------- -------- -------- ------------- ------------- -------------- ------------------------
Victoria's Secret Store       --/Baa2/BBB     8,233      1%      $658,558          4%         $79.99                   2/28/2011
---------------------------- --------------- -------- -------- ------------- ------------- -------------- ------------------------
Grey Advertising                --/--/--     19,000      3%      $648,090          4%         $34.11                   3/31/2012
----------------------------------------------------------------------------------------------------------------------------------

(1)      Certain ratings are those of the parent company whether or not the parent guarantees the lease.

         ESCROWS AND RESERVES. Upon the occurrence and continuance of a lockbox
"Trigger Period", the 111-115 Fifth Avenue Borrower is required to deposit into a reserve account (a) 1/12 of annual real estate taxes and insurance premiums monthly, (b) $12,138 monthly for capital expenditures, and (c) $72,825 monthly for tenant improvement and leasing commissions. A "Trigger Period" is defined as any period during which there is a continuing event of default under the loan documents and ending two calendar quarters after the cure of any such default.

         PROPERTY MANAGEMENT. The 111-115 Fifth Avenue Property is managed by
Winter Management Corp., which is an affiliate of the 111-115 Fifth Avenue
Loan's sponsor. The management agreement is subordinate to the 111-115 Fifth
Avenue Loan.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Mezzanine debt is allowed with max LTV of 70% and min DSCR of 1.25x.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS.  Not allowed.

         Certain additional information regarding the 111-115 Fifth Avenue Loan and the 111-115 Fifth Avenue Property is set forth on Appendix II hereto.

                                     III-8

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 3 - BOULEVARD AT THE CAPITAL CENTRE
--------------------------------------------------------------------------------

              [3 PHOTOS OF BOULEVARD AT THE CAPITAL CENTRE OMITTED]

                                     III-9

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 3 - BOULEVARD AT THE CAPITAL CENTRE
--------------------------------------------------------------------------------

      [MAP INDICATING LOCATION OF BOULEVARD AT THE CAPITAL CENTRE OMITTED]

                                     III-10

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 3 - BOULEVARD AT THE CAPITAL CENTRE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):               $71,500,000

CUT-OFF DATE BALANCE(1):           $71,500,000

SHADOW RATING (FITCH/MOODY'S):     BBB-/Baa3

FIRST PAYMENT DATE:                November 1, 2004

INTEREST RATE:                     5.120%

AMORTIZATION:                      Interest Only

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     October 1, 2009

EXPECTED MATURITY BALANCE:         $71,500,000

SPONSOR:                           Inland Western Retail Real Estate
                                   Trust, Inc.

INTEREST CALCULATION:              30/360

CALL PROTECTION:                   Lockout through September 30,
                                   2007.  In connection with any
                                   voluntary prepayment, the
                                   borrower must pay a premium equal
                                   to the greater of a yield
                                   maintenance premium and 1% of the
                                   principal balance thereafter.
                                   Prepayable without penalty from
                                   and after September 1, 2009.

LOAN PER SF:                       $147.52

UP-FRONT RESERVES:                  None

ONGOING RESERVES:                   RE Tax:              Springing

                                   Insurance:            Springing

                                    Cap Ex:              Springing

                                   Ground Rent:          Springing

LOCKBOX(2):                        Springing to Hard
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored

LOCATION:                          Landover, MD

YEAR BUILT/RENOVATED:              2004/NAP

OCCUPANCY(3):                      99.7%

SQUARE FOOTAGE:                    484,664

THE COLLATERAL:                    Multi-tenant, anchored retail center

OWNERSHIP INTEREST:                Leasehold

PROPERTY MANAGEMENT:               Inland Northwest Management Corp.

U/W NET OP. INCOME:                $8,954,616

U/W NET CASH FLOW:                 $8,733,246

U/W OCCUPANCY:                     95.3%

APPRAISED VALUE(4):                $133,000,000

CUT-OFF DATE LTV:                  53.8%

MATURITY DATE LTV:                 53.8%

DSCR:                              2.39x

POST IO DSCR:                      NAP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)  Inland has an obligation to fund, directly or indirectly, to the seller of the property a sum of up to $6,947,764 (the "Earnout") by September 8,
     2006, based on additional leasing to six tenants. To date, all the Earnouts had been completed, with the exception of one tenant (approximately $1.1 million). In the event that less than the entire Earnout is paid by
     September 8, 2006, a new appraisal of the property shall be obtained. If the LTV ratio is determined to be greater than 55%, then the Boulevard at the Capital Centre Borrower shall be required to prepay (together with the applicable prepayment consideration) an amount that will result in a LTV ratio of 55% (the "Earnout Prepayment"). Inland Western Retail Real Estate
     Trust, Inc. irrevocably and unconditionally guarantees payment of the
     Earnout Prepayment.

(2)  Hard Lockbox is triggered upon a DSCR less than or equal to 1.75x. A Cash
     Management Event is triggered if (1) a DSCR less than or equal to 1.25x,
     (2) there is an event of default, or (3) the bankruptcy of the borrower or the property manager occurs. In such case money will be swept daily to a cash management account controlled by the lender. Such cash sweep may be terminated (not more than twice during the term of the loan) if the DSCR for the preceding six month period is greater than or equal to 1.35x for two complete, consecutive calendar quarters.

(3)  Occupancy is based on the rent roll dated February 1, 2005.

(4)  Stabilized value as of December 1, 2004. As-is value of $126,000,000 as of May 27, 2004.

THE BOULEVARD AT THE CAPITAL CENTRE LOAN

         THE LOAN. The third largest loan (the "Boulevard at the Capital Centre
Loan") is evidenced by a promissory note and is secured by a first priority deed of trust on the Boulevard at the Capital Centre retail property located in
Landover, Maryland (the "Boulevard at the Capital Centre Property"). The
Boulevard at the Capital Centre Loan was originated on September 8, 2004 by Bear
Stearns Commercial Mortgage, Inc.

         THE BORROWER. The borrower is Capital Centre LLC, a Maryland limited liability company (the "Boulevard at the Capital Centre Borrower") that owns no material assets other than the Boulevard at the Capital Centre Property. Inland
Western Retail Real Estate Trust,

                                     III-11

Inc. ("IWEST") owns approximately 95% of the beneficial interests in the
Boulevard at the Capital Centre Borrower. The remaining 5% is principally owned and controlled by The Cordish Company. As of December 31, 2004, IWEST had total reported shareholder's equity of over $1.88 billion and owned a portfolio of 111 properties containing an aggregate of approximately 20.2 million square feet of gross leasable area. The Inland Group, Inc. is the parent company of IWEST. The
Inland Group, Inc. together with its subsidiaries and affiliates is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction finance and other related services. Currently, the
Inland real estate group of companies employs more than 1,000 people, manages over $10 billion in assets, and more than 85 million square feet of commercial property. The Cordish Company is a national real estate development and operating company whose origin dates back to 1910.

         THE PROPERTY. The Boulevard at the Capital Centre Property is a newly constructed, 484,664 square foot, 76 tenant, anchored retail lifestyle center located in Landover, Maryland, approximately 13 miles east of Washington and 25 miles southwest of Baltimore. The Boulevard at the Capital Centre Property was
constructed on the site of the former Capital Center Arena and is a short distance from FedEx Field (home of the Washington Redskins). The Boulevard at the Capital Centre Property is situated along Arena Drive which borders the
Washington Beltway (I-95 / I-495) and has direct access to the adjacent Largo
Town Center Metrorail Station which provides light rail service throughout the greater DC area. The Boulevard at the Capital Centre Property features a mix of national retailers including Sports Authority, Linens `N Things, Circuit City,
Pier 1 Imports, Borders Group, Inc. and others. A 12-screen Loews / Magic
Johnson multiplex theater with stadium seating also anchors the property.
Additionally, there are numerous restaurants ranging from high-end eateries to an outdoor food-court at the Boulevard at the Capital Centre Property. The
Boulevard at the Capital Centre Property is currently approximately 99.7%
leased.

---------------------------------------------------------------------------------------------------------------------------------
                                                         LEASE ROLLOVER SCHEDULE
---------------------------------------------------------------------------------------------------------------------------------

                              # OF        AVERAGE BASE      % OF TOTAL                    % OF TOTAL BASE     CUMULATIVE % OF
                             LEASES       RENT PER SF      SQUARE FEET    CUMULATIVE %    RENTAL REVENUES    TOTAL BASE RENTAL
           YEAR              ROLLING        ROLLING          ROLLING      OF SF ROLLING       ROLLING         REVENUES ROLLING
-------------------------- ------------ ----------------- --------------- -------------- ------------------ ---------------------

         Vacant                --              --               0%             0%               --                   --
-------------------------- ------------ ----------------- --------------- -------------- ------------------ ---------------------
       2005 & MTM              --              --               --             0%               --                   --
-------------------------- ------------ ----------------- --------------- -------------- ------------------ ---------------------
          2006                 --              --               --             0%               --                   --
-------------------------- ------------ ----------------- --------------- -------------- ------------------ ---------------------
          2007                 --              --               --             0%               --                   --
-------------------------- ------------ ----------------- --------------- -------------- ------------------ ---------------------
          2008                  6            $36.45             2%             2%               3%                   3%
-------------------------- ------------ ----------------- --------------- -------------- ------------------ ---------------------
          2009                  7            $28.15             5%             7%               6%                  10%
-------------------------- ------------ ----------------- --------------- -------------- ------------------ ---------------------
          2010                  3            $26.77             2%             9%               2%                  12%
-------------------------- ------------ ----------------- --------------- -------------- ------------------ ---------------------
          2011                  3            $32.88             1%             10%              2%                  14%
-------------------------- ------------ ----------------- --------------- -------------- ------------------ ---------------------
          2012                 --              --               --             10%              --                  14%
-------------------------- ------------ ----------------- --------------- -------------- ------------------ ---------------------
          2013                 22            $26.92            18%             28%              24%                 37%
-------------------------- ------------ ----------------- --------------- -------------- ------------------ ---------------------
          2014                 12            $15.99            27%             54%              21%                 58%
-------------------------- ------------ ----------------- --------------- -------------- ------------------ ---------------------
      2015 & Beyond            23            $18.90            46%            100%              42%                 100%
-------------------------- ------------ ----------------- --------------- -------------- ------------------ ---------------------

----------------------------- --------------- ------------ ----------- ------------- -------------- -------------- --------------
                               CREDIT RATING                                         % OF TOTAL      ANNUALIZED
                                  (FITCH/                                ANNUALIZED   ANNUALIZED    UNDERWRITTEN
                                  MOODY'S       TENANT        % OF     UNDERWRITTEN  UNDERWRITTEN   BASE RENT ($       LEASE
        TENANT NAME              /S&P)(1)         NRSF        NRSF       BASE RENT     BASE RENT      PER NRSF)      EXPIRATION
----------------------------- --------------- ------------ ----------- ------------- -------------- -------------- --------------

Loews Theater                    --/--/--       52,500         11%     $1,155,000          12%         $22.00         1/1/2025
----------------------------- --------------- ------------ ----------- ------------- -------------- -------------- --------------
Sports Authority                 --/--/--       40,500          8%       $506,250           5%         $12.50        7/31/2014
----------------------------- --------------- ------------ ----------- ------------- -------------- -------------- --------------
Circuit City                     --/--/--       33,828          7%       $490,506           5%         $14.50         7/1/2019
----------------------------- --------------- ------------ ----------- ------------- -------------- -------------- --------------
Borders Group, Inc.              --/--/--       22,915          5%       $441,801           4%         $19.28        11/1/2023
----------------------------- --------------- ------------ ----------- ------------- -------------- -------------- --------------
Linens 'N Things                 --/--/--       34,440          7%       $430,500           4%         $12.50         2/1/2014
----------------------------- --------------- ------------ ----------- ------------- -------------- -------------- --------------
DSW                              --/--/--       25,000          5%       $331,250           3%         $13.25         8/1/2014
----------------------------- --------------- ------------ ----------- ------------- -------------- -------------- --------------
Red Star Tavern                  --/--/--        7,661          2%       $276,179           3%         $36.05       12/31/2013
----------------------------- --------------- ------------ ----------- ------------- -------------- -------------- --------------
Office Depot                   --/Baa3/BBB-     18,000          4%       $234,000           2%         $13.00         8/1/2019
----------------------------- --------------- ------------ ----------- ------------- -------------- -------------- --------------
Stonefish Grill                  --/--/--        6,085          1%       $219,364           2%         $36.05         9/1/2014
----------------------------- --------------- ------------ ----------- ------------- -------------- -------------- --------------
Pier 1 Imports                 --/Baa3/BBB-     10,068          2%       $181,224           2%         $18.00        11/1/2018
----------------------------- --------------- ------------ ----------- ------------- -------------- -------------- --------------

(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                                     III-12

         ESCROWS AND RESERVES. Tax, insurance, and ground rent reserves spring if the Boulevard at the Capital Centre Borrower fails to provide evidence of payment. Cap Ex reserve springs if the Boulevard at the Capital Centre Borrower fails to provide evidence of property maintenance or an event of default occurs.

         PROPERTY  MANAGEMENT.  The Boulevard at the Capital  Centre  Property
     is managed by the Inland Northwest Management Corp., which is affiliated with the Boulevard at the Capital Centre Borrower.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS. The Boulevard at the Capital Centre Borrower may
obtain a release of a designated outparcel of land, without any required prepayment of the Boulevard at the Capital Centre Loan, provided the Boulevard at the Capital Centre Borrower satisfies certain legal conditions as specified in the mortgage loan documents. BSCMI did not underwrite any income from this parcel or assign any value to it.

         Certain additional information regarding the Boulevard at the Capital
Centre Loan and the Boulevard at the Capital Centre Property is set forth on
Appendix II hereto.

                                     III-13

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     III-14

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                      MORTGAGE LOAN NO. 4 - WAIKELE CENTER
--------------------------------------------------------------------------------

                      [4 PHOTOS OF WAIKELE CENTER OMITTED]

                                     III-15

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 4 - WAIKELE CENTER
--------------------------------------------------------------------------------

               [MAP INDICATING LOCATION OF WAIKELE CENTER OMITTED]

                                     III-16

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 4 - WAIKELE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):               $63,315,000

CUT-OFF DATE BALANCE(1):           $63,315,000

SHADOW RATING (FITCH/MOODY'S):     NAP

FIRST PAYMENT DATE:                December 1, 2004

INTEREST RATE:                     5.1452%

AMORTIZATION:                      Interest Only

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     November 1, 2014

EXPECTED MATURITY BALANCE:         $63,315,000

SPONSORS:                          Ernest Rady and the GE Pension
                                   Trust

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout through November 1, 2008
                                   with U.S. Treasury defeasance
                                   thereafter.  Prepayable without
                                   penalty from and after November
                                   1, 2014.

LOAN PER SF(1):                    $269.89

UP-FRONT RESERVES:                 RE Tax:           $309,312

                                   Cap Ex:           $52,133

ONGOING RESERVES:                  RE Tax:           $103,104/month

                                   Insurance:        Springing

                                   Cap Ex:           Springing

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored

LOCATION:                          Waipahu, HI

YEAR BUILT/RENOVATED:              1993/NAP

OCCUPANCY(2):                      99.0%

SQUARE FOOTAGE:                    521,332

THE COLLATERAL:                    Multi-tenant, anchored retail
                                   shopping center

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               American Assets, Inc.

U/W NET OP. INCOME:                $14,387,968

U/W NET CASH FLOW:                 $14,063,608

U/W OCCUPANCY:                     96.0%

APPRAISED VALUE:                   $201,000,000

CUT-OFF DATE LTV(1):               70.0%

MATURITY DATE LTV(1):              70.0%

DSCR(1):                           1.92x

POST IO DSCR:                      NAP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1)  The subject $63,315,000 loan represents a 45.0% pari passu portion of the
     $140,700,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $140,700,000 financing.

(2)  Occupancy is based on the rent roll dated March 1, 2005.

THE WAIKELE CENTER LOAN

         THE LOAN. The fourth largest loan (the "Waikele Center Loan") is evidenced by four (4) pari passu promissory notes and is secured by a single first priority mortgage on the Waikele Center retail property located in
Waipahu, Honolulu County, Hawaii (the "Waikele Center Property"). The Waikele
Center Loan was co-originated on November 3, 2004 by Bear Stearns Commercial
Mortgage, Inc. and Wells Fargo Bank N.A., with each originator retaining a 50%
pari passu portion of the original whole loan. The original whole loan was split into eight pari passu notes. Notes A-1, A-2, A-3 and A-4 were securitized in
MSCI 2005 - TOP17. Notes A-5, A-6, A-7, and A-8 will be included in the TOP18 trust. Notes A-5 and A-7 are contributed by Bear Stearns Commercial Mortgage,
Inc. and Notes A-6 and A-8 are contributed by Wells Fargo Bank, N.A.

         THE BORROWER. The borrowers are Waikele Reserve West Holdings, LLC and
Waikele Venture Holdings, LLC, two Delaware limited liability companies
(collectively the "Waikele Center Borrowers") that own no material assets other than the Waikele Center Property. The Waikele Center Borrowers hold title as tenants in common. The Waikele Venture Holdings, LLC borrower executed Notes
A-1, A-2, A-5, and A-6 and the Waikele Reserve West Holdings, LLC borrower executed Notes A-3, A-4, A-7, and A-8. Each Waikele Center Borrower is severally obligated for the portion of the debt evidenced by its respective promissory notes and is jointly and severally liable under each other loan document executed in connection with the Waikele Center Loan. The sponsors of the Waikele
Center Loan are the GE Pension Trust (approximately 75%) and the Ernest Rady
Trust (approximately 25%).

                                     III-17

Waikele Reserve West Holdings, LLC is indirectly wholly owned by the Ernest Rady
Trust, while Waikele Venture Holdings, LLC is indirectly owned by the General
Electric Pension Trust and the Ernest Rady Trust. Ernest Rady, through the
Ernest Rady Trust and his operating company American Assets, Inc. ("AAI"), controls a diverse group of entities doing business in the insurance, banking, real estate and broadcasting industries. As of June 30, 2004, AAI's balance sheet reported total assets of approximately $616 million and a net worth of
$505 million. The GE Pension Trust had total assets valued at approximately $44 billion as of year end 2003.

         THE PROPERTY. The Waikele Center Property is a 521,332 square foot, community shopping center located just outside of Honolulu in Waipahu, Hawaii.
The property is located along Interstate H-1, the main east/west vehicular artery on the island with traffic counts of approximately 145,000 vehicles per day. The Waikele Center Property is part of a 32,000-acre master-planned community called Ewa Plain. Over the last 10 years, Ewa Plain has attracted over
$3 billion of capital investment, and since 2000, over 8,100 residential units have been constructed with an additional 9,700 units planned over the next 3 years. The Waikele Center Property is situated directly across Lumaina Street from the Simon-owned Chelsea Premium Outlets. Major tenants at the Waikele
Center Property consist of Lowe's, Kmart (Sears), The Sports Authority, and
Ashley Furniture. Other major tenants at the center include Comp USA, Office
Max, Borders, Inc., and Old Navy. Average year-end 2003 sales at the Waikele
Center Property for reporting tenants were approximately $497/SF for in-line tenants and $253/SF for anchors. Investment grade rated tenants or their affiliates occupy approximately 39% of the property's total NRA. The Waikele
Center Property is currently 99% leased by approximately 30 tenants, and occupancy has been at or near 100% since 1998.

---------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE
---------------------------------------------------------------------------------------------------------------------------------

                                         AVERAGE BASE      % OF TOTAL                   % OF TOTAL BASE   CUMULATIVE % OF TOTAL
                            # OF LEASES   RENT PER SF      SQUARE FEET    CUMULATIVE %   RENTAL REVENUES    BASE RENTAL REVENUES
          YEAR                 ROLLING      ROLLING          ROLLING      OF SF ROLLING      ROLLING              ROLLING
-------------------------- ----------- ----------------- --------------- -------------- ----------------- -----------------------

         Vacant                --             --               1%             1%               --                   --
-------------------------- ----------- ----------------- --------------- -------------- ----------------- -----------------------
       2005 & MTM              1            $42.00             0%             1%               1%                   1%
-------------------------- ----------- ----------------- --------------- -------------- ----------------- -----------------------
          2006                 1            $42.98             0%             2%               0%                   1%
-------------------------- ----------- ----------------- --------------- -------------- ----------------- -----------------------
          2007                 --             --               --             2%               --                   1%
-------------------------- ----------- ----------------- --------------- -------------- ----------------- -----------------------
          2008                 4            $27.81            15%             16%             15%                  16%
-------------------------- ----------- ----------------- --------------- -------------- ----------------- -----------------------
          2009                 5            $26.79             6%             22%              6%                  21%
-------------------------- ----------- ----------------- --------------- -------------- ----------------- -----------------------
          2010                 3            $52.35             1%             24%              3%                  24%
-------------------------- ----------- ----------------- --------------- -------------- ----------------- -----------------------
          2011                 4            $46.26             1%             24%              1%                  25%
-------------------------- ----------- ----------------- --------------- -------------- ----------------- -----------------------
          2012                 --             --               --             24%              --                  25%
-------------------------- ----------- ----------------- --------------- -------------- ----------------- -----------------------
          2013                 3            $52.76             2%             27%              4%                  29%
-------------------------- ----------- ----------------- --------------- -------------- ----------------- -----------------------
          2014                 6            $28.53            19%             46%             20%                  49%
-------------------------- ----------- ----------------- --------------- -------------- ----------------- -----------------------
      2015 & Beyond            3            $26.33            54%            100%             51%                  100%
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                                      % OF TOTAL      ANNUALIZED
                      CREDIT RATING                                    ANNUALIZED    UNDERWRITTEN    ANNUALIZED    UNDERWRITTEN
                          (FITCH/             TENANT         % OF       BASE RENT    UNDERWRITTEN   BASE RENT ($       LEASE
    TENANT NAME       MOODY'S /S&P)(1)         NRSF           NRSF         ($)         BASE RENT      PER NRSF)     EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

Lowe's                    A/A2/A+          155,000           30%       $3,808,040         26%          $24.57        5/31/2018
-------------------- ------------------- -------------- -------------- ------------- -------------- -------------- --------------
Kmart (Sears)           BB/Ba1/BB+         119,590           23%       $3,454,158         24%          $28.88        6/30/2018
-------------------- ------------------- -------------- -------------- ------------- -------------- -------------- --------------
Ashley Furniture (2)     --/--/--           50,000           10%       $1,350,000          9%          $27.00        1/25/2014
-------------------- ------------------- -------------- -------------- ------------- -------------- -------------- --------------
The Sports Authority     --/--/--           50,050           10%       $1,174,674          8%          $23.47        7/18/2008
-------------------- ------------------- -------------- -------------- ------------- -------------- -------------- --------------
Comp USA                 --/--/--           24,000            5%         $828,000          6%          $34.50       11/30/2008
-------------------- ------------------- -------------- -------------- ------------- -------------- -------------- --------------
Office Max                BB/Ba1/BB         24,462            5%         $756,365          5%          $30.92        1/31/2014
-------------------- ------------------- -------------- -------------- ------------- -------------- -------------- --------------
Old Navy               BBB-/Ba1/BBB-        24,759            5%         $569,457          4%          $23.00        1/31/2009
-------------------- ------------------- -------------- -------------- ------------- -------------- -------------- --------------
Borders, Inc.            --/--/--           21,000            4%         $567,000          4%          $27.00        1/31/2014
-------------------- ------------------- -------------- -------------- ------------- -------------- -------------- --------------
Bank of Hawaii           A-/A2/BBB+          5,000            1%         $236,000          2%          $47.20        6/17/2013
-------------------- ------------------- -------------- -------------- ------------- -------------- -------------- --------------
Party City of            --/--/--            5,216            1%         $234,720          2%          $45.00        1/30/2010
Hawaii
---------------------------------------------------------------------------------------------------------------------------------

(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2) Foodland subleased their space to Ashley Furniture in 2002. While Foodland remains obligated for an approximately $37psf rent through January 2014,
    BSCMI marked the rent down to a market rent of $27psf.

         ESCROWS AND RESERVES. The Waikele Center Borrowers are required to escrow 1/12 of annual real estate taxes monthly. The amount shown in the Loan
Information table is the current monthly collections. Insurance reserves spring if the borrower fails to provide evidence of payment. Cap Ex reserves spring if the Waikele Center Borrowers draw on any part of the Waikele Center Property's up-front Cap Ex reserves.

                                     III-18

         PROPERTY MANAGEMENT. The Waikele Center Property is managed by American
Assets, Inc., which is affiliated with the Waikele Center Borrowers. American
Assets, Inc. has been a developer and acquirer of commercial real estate assets for the past 36 years. Its asset holdings as of June 2004 are valued in excess of $950 million and are comprised of apartment communities, office/mixed-use properties and both neighborhood and community oriented shopping centers.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS.  Not allowed.

         Certain additional information regarding the Waikele Center Loan and the Waikele Center Property is set forth on Appendix II hereto.

                                     III-19

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     III-20

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 5 - JANUS WORLD HEADQUARTERS
--------------------------------------------------------------------------------

                 [6 PHOTOS OF JANUS WORLD HEADQUARTERS OMITTED]

                                     III-21

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 5 - JANUS WORLD HEADQUARTERS
--------------------------------------------------------------------------------

          [MAP INDICATING LOCATION OF JANUS WORLD HEADQUARTERS OMITTED]

                                     III-22

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 5 - JANUS WORLD HEADQUARTERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $36,750,000

CUT-OFF DATE BALANCE:              $36,750,000

SHADOW RATING (FITCH/MOODY'S):     NAP

FIRST PAYMENT DATE:                March 1, 2005

INTEREST RATE:                     5.370%

AMORTIZATION:                      Interest  only  through   February  1,
                                   2009. Principal and interest payments of
                                   $205,674.89 beginning March 1, 2009 through
                                   maturity.

ARD:                               February 1, 2015

HYPERAMORTIZATION:                 After the ARD, the loan interest rate steps
                                   up to the greater of 5.370% plus 2.500% and
                                   the then applicable Treasury rate plus
                                   2.500%; additional payments to principal of
                                   excess cash flow will be required until the
                                   loan is paid in full.

MATURITY DATE:                     February 1, 2035

EXPECTED ARD BALANCE:              $33,496,728

SPONSOR:                           Commerzbank AG

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Locked out until the earlier of March 1, 2009
                                   or 2 years after the REMIC "start-up" date,
                                   with U.S. Treasury defeasance or the payment
                                   of the greater of a yield maintenance premium
                                   and 1% of the principal balance thereafter.
                                   Prepayable without penalty from and after
                                   February 1, 2014.

LOAN PER SF:                       $229.17

UP-FRONT RESERVES:                 None

ONGOING RESERVES:                  Other:   Springing

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Office

PROPERTY SUB-TYPE:                 Suburban

LOCATION:                          Denver, CO

YEAR BUILT/RENOVATED:              2004 / NAP

OCCUPANCY(1):                      100.0%

SQUARE FOOTAGE:                    160,364

THE COLLATERAL:                    7-story multi-tenant class A office
                                   building

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Centennial Realty Advisor, LLC

U/W NET OP. INCOME:                $3,994,130

U/W NET CASH FLOW:                 $3,841,784

U/W OCCUPANCY:                     97.0%

APPRAISED VALUE:                   $56,500,000

CUT-OFF DATE LTV:                  65.0%

ARD LTV:                           59.3%

DSCR:                              1.92x

POST IO DSCR:                      1.56x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)   Occupancy is based on the rent roll dated January 5, 2005.

THE JANUS WORLD HEADQUARTERS LOAN

         THE LOAN. The fifth largest loan (the "Janus World Headquarters Loan")
as evidenced by the Promissory Note (the "Janus World Headquarters Note") is
secured by a fee Deed of Trust, Assignment of Leases and Rents, Security
Agreement and Fixture Filing (the "Janus World Headquarters Mortgage")
encumbering the 160,364 square foot office building known as Janus World
Headquarters, located in Denver, Colorado (the "Janus World Headquarters
Property"). The Janus World Headquarters Loan was originated on January 5, 2005 by or on behalf of Principal Commercial Funding, LLC.

         THE BORROWER. The borrower is Cherry Creek Denver, L.P., a Delaware limited partnership (the "Janus World Headquarters Borrower") that owns no material asset other than the Janus World Headquarters Property and related interests. The Janus World Headquarters Borrower is a single purpose entity. The
Janus World Headquarters Borrower's ownership interest is comprised of 1% in
Commerz Cherry Creek Realty, LLC, a Delaware limited liability company, as general partner, and 99% in Commerz Immobilien GmbH, a German limited liability company, as limited partner.

                                     III-23

         THE PROPERTY. The Janus World Headquarters Property is located in
Denver, Colorado, at 151 Detroit Street. The Janus World Headquarters Property
was originally constructed in 2004. It consists of a 160,364 square foot,
7-story multi-tenant class A office building. The Janus World Headquarters
Property is situated on approximately two and a half (2.5) acres and includes
692 (4.32/1,000 square feet) parking spaces.

-----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------------
                                              AVERAGE BASE      % OF TOTAL      CUMULATIVE    % OF TOTAL BASE     CUMULATIVE % OF
                             # OF LEASES       RENT PER SF      SQUARE FEET      % OF SF      RENTAL REVENUES      TOTAL RENTAL
             YEAR              ROLLING           ROLLING          ROLLING        ROLLING          ROLLING        REVENUES ROLLING
-------------------------- ----------------- ---------------- ---------------- ------------- ------------------- ------------------

            Vacant                --               --               --              --               --                 --
-------------------------- ----------------- ---------------- ---------------- ------------- ------------------- ------------------
          2005 & MTM              1              $15.00             1%              1%               0%                 0%
-------------------------- ----------------- ---------------- ---------------- ------------- ------------------- ------------------
             2006                 --               --               --              1%               --                 0%
-------------------------- ----------------- ---------------- ---------------- ------------- ------------------- ------------------
             2007                 --               --               --              1%               --                 0%
-------------------------- ----------------- ---------------- ---------------- ------------- ------------------- ------------------
             2008                 --               --               --              1%               --                 0%
-------------------------- ----------------- ---------------- ---------------- ------------- ------------------- ------------------
             2009                 --               --               --              1%               --                 0%
-------------------------- ----------------- ---------------- ---------------- ------------- ------------------- ------------------
             2010                 --               --               --              1%               --                 0%
-------------------------- ----------------- ---------------- ---------------- ------------- ------------------- ------------------
             2011                 --               --               --              1%               --                 0%
-------------------------- ----------------- ---------------- ---------------- ------------- ------------------- ------------------
             2012                 --               --               --              1%               --                 0%
-------------------------- ----------------- ---------------- ---------------- ------------- ------------------- ------------------
             2013                 --               --               --              1%               --                 0%
-------------------------- ----------------- ---------------- ---------------- ------------- ------------------- ------------------
             2014                 1              $20.00             1%              2%               1%                 1%
-------------------------- ----------------- ---------------- ---------------- ------------- ------------------- ------------------
        2015 & Beyond             1              $26.13             98%            100%             99%                100%
-----------------------------------------------------------------------------------------------------------------------------------

         The following table presents certain information relating to the major tenants at the Janus World Headquarters Property:

---------------------------------------------------------------------------------------------------------------------------------
                                             CREDIT
                                             RATING                                        % OF TOTAL    ANNUALIZED
                                            (FITCH/                          ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                                            MOODY'S/     TENANT     % OF    UNDERWRITTEN   UNDERWRITTEN   BASE RENT       LEASE
TENANT NAME                                 S&P)(1)       NRSF      NRSF      BASE RENT     BASE RENT    ($ PER NRSF)  EXPIRATION
----------------------------------------- ------------- ---------- -------- -------------- ------------- ------------- ----------

Janus Capital Group and Janus Capital     --/Baa2/BBB+   157,914     99%      $4,125,718        99%         $26.13     1/31/2019
Management, LLC
----------------------------------------- ------------- ---------- -------- -------------- ------------- ------------- ----------
Centennial Realty Advisors, LLC             --/--/--      1,404       1%        $28,080          1%         $20.00     7/31/2014
----------------------------------------- ------------- ---------- -------- -------------- ------------- ------------- ----------
The Cherry Creek Bike Rack                  --/--/--      1,046       1%        $15,690          0%         $15.00     5/31/2005
---------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

         ESCROWS AND RESERVES. In the event that the credit rating of Janus
Capital Group, Inc. decreases to B+ or lower (Standard & Poors) or B1 or lower
(Moody's), the Janus World Headquarters Borrower shall either deposit with the lender a letter of credit equal to 6 months of base rent or begin making cash escrows of not less than $35,000 or more than $40,000 per month based on the then current base rent payable under the Janus World Headquarters Property lease. This monthly escrow will be made for the following 59 consecutive payments.

         PROPERTY MANAGEMENT. The Janus World Headquarters Property is managed by Centennial Realty Advisor, LLC, a Colorado limited liability company.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS.  Not allowed.

         Certain additional information regarding the Janus World Headquarters
Loan and Janus World Headquarters Property is set forth on Appendix II hereto.

                                     III-24

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 6 - 110-114 HORATIO STREET
--------------------------------------------------------------------------------

                   [1 PHOTO OF 110-114 HORATIO STREET OMITTED]

                                     III-25

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                  MORTGAGE LOAN NO. 6 - 110-114 HORATIO STREET
--------------------------------------------------------------------------------

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                                     III-26

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 6 - 110-114 HORATIO STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $31,000,000

CUT-OFF DATE BALANCE:              $31,000,000

SHADOW RATING (FITCH/MOODY'S):     NAP

FIRST PAYMENT DATE:                June 7, 2005

INTEREST RATE:                     5.450%

AMORTIZATION:                      Interest Only

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     May 7, 2015

EXPECTED MATURITY BALANCE:         $31,000,000

SPONSOR:                           Rockrose Development Corporation

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Locked out until the earlier of
                                   April 14, 2008 or 2 years after the
                                   REMIC "start-up" date, with U.S.
                                   Treasury defeasance thereafter.
                                   Prepayable without penalty from and
                                   after November 7, 2014.

LOAN PER UNIT:                     $201,298.70

UP-FRONT RESERVES:                 None

ONGOING RESERVES:                  RE Tax:                Springing

                                   Insurance:             Springing

                                   Cap Ex:                Springing

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset

 PROPERTY TYPE:                    Multifamily

 PROPERTY SUB-TYPE:                Mid Rise

 LOCATION:                         New York, NY

 YEAR BUILT/RENOVATED:             1900/1987

 OCCUPANCY(1):                     100.0%

 UNITS:                            154

 THE COLLATERAL:                   154 unit, 6- and 9-story apartment
                                   buildings

 OWNERSHIP INTEREST:               Fee

 PROPERTY MANAGEMENT:              Rockrose Development Corporation

 U/W NET OP. INCOME:               $2,349,831

 U/W NET CASH FLOW:                $2,311,331

 U/W OCCUPANCY:                    97.0%

 APPRAISED VALUE:                  $45,000,000

 CUT-OFF DATE LTV:                 68.9%

 MATURITY DATE LTV:                68.9%

 DSCR:                             1.35x

 POST IO DSCR:                     NAP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)  Occupancy is based on the rent roll dated February 23, 2005.

THE 110-114 HORATIO STREET LOAN

         THE LOAN. The sixth largest loan (the "110-114 Horatio Street Loan") as evidenced by the Promissory Note (the "110-114 Horatio Street Note") is secured by a first priority fee Consolidated, Amended and Restated Mortgage, Assignment
of Leases and Rents and Security Agreement (the "110-114 Horatio Street
Mortgage") encumbering the 91,859 square foot apartment building known as
110-114 Horatio Street, located in New York, New York (the "110-114 Horatio
Street Property"). The 110-114 Horatio Street Loan was originated on April 14,
2005 by or on behalf of Morgan Stanley Mortgage Capital Inc.

         THE BORROWER. The borrower is 110-114 Horatio II L.L.C., a Delaware limited liability company (the "110-114 Horatio Street Borrower") that owns no material asset other than the 110-114 Horatio Street Property and related interests. The 110-114 Horatio Street Borrower is a wholly-owned, direct subsidiary of Rockrose Development Corporation, the sponsor of the 110-114
Horatio Street Loan. Rockrose Development Corporation is a New York based owner-builder of commercial and residential real estate that was founded in 1967 by Henry, Kamran and Frederick Elghanayan.

                                     III-27

         THE PROPERTY. The 110-114 Horatio Street Property is located in New
York, New York, at 110-114 Horatio Street, in the West Village neighborhood of
Manhattan. The 110-114 Horatio Street Property was constructed in 1900 and renovated in 1987. It consists of a 91,859 square foot, 6- and 9-story, 154 unit apartment building. The composition of rental units is 96 studios, 40 one bedrooms and 18 two bedrooms.

         ESCROWS AND RESERVES. Upon the occurrence and continuance of a trigger period, the 110-114 Horatio Street Borrower is required to deposit: (a) all accrued insurance and real estate taxes for the insurance period and tax year into a reserve account and to deposit into this reserve account 1/12 of the total annual amount monthly; and (b) $19.48 per unit monthly into a Capital
Expenditure reserve. A "trigger period" is defined as when actual net operating income (tested at the end of any calendar quarter) is less than $1,900,000, and ending when actual net operating income for three consecutive calendar months is greater than actual net operating income as of the origination of the 110-114
Horatio Street Loan. The 110-114 Horatio Street Borrower may substitute letters of credit for any reserve deposits required under the 110-114 Horatio Street
Loan.

         PROPERTY MANAGEMENT. The 110-114 Horatio Street Property is managed by
Rockrose Development Corporation, which is the sponsor of the 110-114 Horatio
Street Loan. The management agreement is subordinate to the 110-114 Horatio
Street Loan.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The 110-114
Horatio Street Borrower may finance or lease equipment utilized at the 110-114
Horatio Street Property, provided the aggregate of all payments for all equipment financed or leased for all periods after the date of calculation does not exceed $500,000 and provided the annual aggregate payments for all such equipment does not exceed $100,000.

         RELEASE OF PARCELS.  Not allowed.

         Certain additional information regarding the 110-114 Horatio Street
Loan and the 110-114 Horatio Street Property is set forth on Appendix II hereto.

                                     III-28

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 7 - CHATEAU ON THE LAKE
--------------------------------------------------------------------------------

                    [3 PHOTOS OF CHATEAU ON THE LAKE OMITTED]

                                     III-29

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 7 - CHATEAU ON THE LAKE
--------------------------------------------------------------------------------

            [MAP INDICATING LOCATION OF CHATEAU ON THE LAKE OMITTED]

                                     III-30

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 7 - CHATEAU ON THE LAKE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $31,000,000

CUT-OFF DATE BALANCE:              $30,904,436

SHADOW RATING (FITCH/MOODY'S):     BBB-/Baa3

FIRST PAYMENT DATE:                March 1, 2005

INTEREST RATE:                     5.950%

AMORTIZATION:                      300 months

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     February 1, 2015

EXPECTED MATURITY BALANCE:         $24,030,661

SPONSOR:                           John Q. Hammons

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout through January 31,
                                   2009.  In connection with any
                                   voluntary prepayment, the
                                   borrower must pay a premium
                                   equal to the greater of a yield
                                   maintenance premium and 1% of
                                   the principal balance
                                   thereafter. Prepayable without
                                   penalty on February 1, 2015.

LOAN PER ROOM:                     $102,672.54

UP-FRONT RESERVES:                 RE Tax:           $381,008

                                   Def. Maintenance: $10,000

                                   FF&E:             $56,192

ONGOING RESERVES:                  RE Tax:           Springing

                                   Insurance:        Springing

                                   FF&E:             $56,192/month

                                   Seasonality       $100,000/month
                                   Reserve:          (March-Nov.)

LOCKBOX(1):                        Soft, Springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Hospitality

PROPERTY SUB-TYPE:                 Full Service

LOCATION:                          Branson, MO

YEAR BUILT/RENOVATED:              1997/2005

OCCUPANCY(2):                      57.7%

ROOMS:                             301

THE COLLATERAL:                    301-room full-service resort hotel

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               John Q. Hammons Hotels, Inc.

U/W NET OP. INCOME:                $5,443,718

U/W NET CASH FLOW:                 $4,765,002

U/W OCCUPANCY:                     57.7%

APPRAISED VALUE:                   $49,500,000

CUT-OFF DATE LTV:                  62.4%

MATURITY DATE LTV:                 48.5%

DSCR:                              2.00x

POST IO DSCR:                      NAP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)  A hard lockbox is triggered (i) if an event of default has occurred under the Loan, or (ii) if the Borrower or Property Manager is insolvent, or
     (iii) if the debt service coverage ratio is less than 1.20x.

(2)  Occupancy is based on operating statements dated December 31, 2004.

THE CHATEAU ON THE LAKE LOAN

         THE LOAN. The seventh largest loan (the "Chateau on the Lake Loan") is evidenced by a promissory note and is secured by a first priority deed of trust on the Chateau on the Lake property located in Branson, Missouri (the "Chateau on the Lake Property"). The Chateau on the Lake Loan was originated on January
7, 2005 by Bear Stearns Commercial Mortgage, Inc.

         THE BORROWER. The borrower is Chateau Lake, LLC, a Delaware limited liability company (the "Chateau on the Lake Borrower") that owns no material assets other than the Chateau on the Lake Property and related interests. The sponsor is John Q. Hammons, an original Holiday Inn franchisee, who has been actively involved in the hotel business since 1958 and has developed, owned and managed more than 150 hotels in 40 states.

                                     III-31

         THE PROPERTY. The Chateau on the Lake Property is a 301-room, AAA,
4-diamond, full-service resort hotel property located on 55 acres of lakefront property in the Ozarks resort area of Branson, Missouri. The Chateau on the Lake
Property is situated overlooking Table Rock Lake, within four miles of downtown
Branson and adjacent to the intersection of State Highways 165 and 265. The
Chateau on the Lake Property includes approximately 43,500 square feet of meeting and conference space, two restaurants and lounges, and a pool bar and grill. Additionally, there are various recreational amenities including a private marina with boat and water craft rentals, a private movie theater, day care center, indoor and outdoor pools, a spa, and a mile-long nature trail. An
8,500 square foot, full-service spa is currently under construction at the
Chateau on the Lake Property and scheduled for completion in mid-2005.

         ESCROWS AND RESERVES. An ongoing Seasonality Reserve of $100,000 per month will be collected during the 9 months between March and November of each year, yielding a balance of $900,000 per year, to be used to cover scheduled debt service payments during the months of December through February. The
Chateau on the Lake Borrower is also required to escrow $56,192 per month for
FF&E. This amount equals 1/12 of four percent (4%) of annual Gross Income as defined in the loan documents. The amount of the FF&E escrow shall be recalculated annually (beginning in 2006) on each January 1 during the term of the Chateau on the Lake Loan. Upon failure to provide evidence of payment of taxes and insurance, the Chateau on the Lake Borrower is required to deposit all accrued insurance and real estate taxes for the insurance period and tax year into a reserve account and to deposit into this reserve account 1/12 of the total annual amount monthly.

         PROPERTY MANAGEMENT. The Chateau on the Lake Property is managed by
John Q. Hammons Hotels, Inc., an entity related to the Chateau on the Lake
Borrower. John Q. Hammons Hotels, Inc. is a publicly traded hotel company (AMEX:
JQH), which currently owns and operates 60 hotels in 27 states totaling 14,528 guestrooms, predominantly under the Marriott, Embassy Suites and Holiday Inn flags.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS.  Not allowed.

         Certain additional information regarding the Chateau on the Lake Loan and the Chateau on the Lake Property is set forth on Appendix II hereto.

                                     III-32

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 8 - CAPITOL ARMS APARTMENTS
--------------------------------------------------------------------------------

                  [1 PHOTO OF CAPITOL ARMS APARTMENTS OMITTED]

                                     III-33

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 8 - CAPITOL ARMS APARTMENTS
--------------------------------------------------------------------------------

          [MAP INDICATING LOCATION OF CAPITOL ARMS APARTMENTS OMITTED]

                                     III-34

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 8 - CAPITOL ARMS APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                 $29,000,000

CUT-OFF DATE BALANCE:             $29,000,000

SHADOW RATING (FITCH/MOODY'S):    AA-/Aa2

FIRST PAYMENT DATE:               March 1, 2005

INTEREST RATE:                    5.000%

AMORTIZATION:                     Interest only through January 1,
                                  2009.  Principal and interest
                                  payments of $155,678.27 beginning
                                  February 1, 2009 through maturity.

ARD:                              NAP

HYPERAMORTIZATION:                NAP

MATURITY DATE:                    February 1, 2014

EXPECTED MATURITY BALANCE:        $26,743,500

SPONSOR:                          Stephen Rosen

INTEREST CALCULATION:             Actual/360

CALL PROTECTION:                  Locked out until the earlier of
                                  February 1, 2010 or 2 years after the
                                  REMIC "start-up" date.  Prepayable
                                  thereafter, subject to a prepayment
                                  premium equal to the greater of 1% of
                                  the loan amount or yield
                                  maintenance.  Prepayable without
                                  penalty from and after November 1,
                                  2013.

LOAN PER UNIT:                    $104,316.55

UP-FRONT RESERVES:                None

ONGOING RESERVES:                 RE Tax:                Springing

                                  Insurance:             Springing

                                  Cap Ex:                $5,792 / month

LOCKBOX:                          None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Multifamily

PROPERTY SUB-TYPE:                 Mid Rise

LOCATION:                          New York, NY

YEAR BUILT/RENOVATED:              1920 / 1978 & 2003

OCCUPANCY(1):                      98.6%

UNITS:                             278

THE COLLATERAL:                    18-story urban apartment building with
                                   ancillary retail

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Arco Management and Nesor Management Corp.

U/W NET OP. INCOME:                $3,904,903

U/W NET CASH FLOW:                 $3,813,403

U/W OCCUPANCY:                     95.0%

APPRAISED VALUE:                   $60,800,000

CUT-OFF DATE LTV:                  47.7%

MATURITY DATE LTV:                 44.0%

DSCR:                              2.59x

POST IO DSCR:                      2.04x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)   Occupancy is based on the rent roll dated February 8, 2005.

THE CAPITOL ARMS APARTMENTS LOAN

         THE LOAN. The eighth largest loan (the "Capitol Arms Apartments Loan")
as evidenced by the Promissory Note (the "Capitol Arms Apartments Note") is
secured by a first priority fee of Mortgage and Security Agreement (the "Capitol
Arms Apartments Mortgage") encumbering the 157,344 square foot primarily residential building, containing 278 apartments, known as Capitol Arms
Apartments, located in New York, New York (the "Capitol Arms Apartments
Property"). The Capitol Arms Apartments Loan was originated on January 31, 2005 by Morgan Stanley Mortgage Capital Inc.

         THE BORROWER. The borrower is Fifty First-Capitol Associates, L.P., a
New York limited partnership (the "Capitol Arms Apartments Borrower") that owns no material asset other than the Capitol Arms Apartments Property and related interests. Stephen Rosen is the key principal, but holds an interest of less than 20%.

                                     III-35

         THE PROPERTY. The Capitol Arms Apartments Property is located in New
York, New York, at 840 Eighth Avenue, at the corner of 51st Street. The Capitol
Arms Apartments Property was originally constructed in 1920 and renovated in
1978 and 2003. It consists of a 157,344 square foot, 18-story primarily residential building divided into three components. The main component, on floors 2 through 15, contains 250 residential apartment (75 studios and 175 one-bedroom units) units reserved for income qualifying senior citizens under a new 20-year contract with the U.S. Department of Housing and Urban Development.
The second component consists of 28 rent stabilized and market rent apartments on floors 16 through 18. This component consists of 14 studios on the 16th floor, each with an outdoor balcony, 13 one-bedroom duplex units and one three-bedroom duplex unit, on floors 16 and 17. This component is subject to New
York City rent stabilization regulations; however, 8 units have reached the market rent threshold of $2,000 per month and are no longer regulated. The third component consists of 6,469 square feet of ground floor retail space that is leased to six tenants.

         ESCROWS AND RESERVES. Monthly deposits to a capital expenditures reserve in the amount of $5,792 are required only through February 1, 2007. The
Capitol Arms Apartments Borrower is required to escrow annual real estate taxes and insurance premiums only if an event of default occurs under the Capitol Arms
Apartments Loan.

         PROPERTY  MANAGEMENT.  The Capitol Arms Apartments  Property is managed by Nesor Management Corp. and Arco Management. The management agreement is subordinate to the Capitol Arms Apartments Loan.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Capitol Arms
Apartments Borrower is permitted $500,000 of additional indebtedness. Such additional indebtedness is permitted so long as it (i) is unsecured, (ii) in the aggregate does not exceed $500,000, (iii) is evidenced by a note containing certain required subordination and standstill language, and (iv) is used solely for paying items related to the continued use and operation of the Capitol Arms
Apartments Property that either (a) are not immediate repairs or annual capital expenditures, or (b) are capital expenditures for which sufficient reserve funds under the Capitol Arms Apartments Loan are not available. Additionally, the
Capitol Arms Apartments Borrower may obtain junior mortgage financing provided that, among other things, the combined loan-to-value ratio of the junior financing and the Capitol Arms Apartments Loan will be 55% or less and the combined debt service coverage ratio will be 1.30x or more, and the subordinate lender shall have delivered an acceptable intercreditor, subordination and standstill agreement. The Capitol Arms Apartments Borrower may also enter into equipment leases, provided the amount of equipment leases plus trade debt does not exceed 3% of the outstanding Capital Arms Apartments Loan amount.

         RELEASE OF PARCELS.  Not allowed.

         Certain additional information regarding the Capitol Arms Apartments
Loan and the Capitol Arms Apartments Property is set forth on Appendix II hereto.

                                     III-36

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 9 - WATERTOWN MALL
--------------------------------------------------------------------------------

                      [3 PHOTOS OF WATERTOWN MALL OMITTED]

                                     III-37

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 9 - WATERTOWN MALL
--------------------------------------------------------------------------------

               [MAP INDICATING LOCATION OF WATERTOWN MALL OMITTED]

                                     III-38

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 9 - WATERTOWN MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $20,000,000

CUT-OFF DATE BALANCE:              $20,000,000

SHADOW RATING (FITCH/MOODY'S):     A/Baa3

FIRST PAYMENT DATE:                February 1, 2005

INTEREST RATE:                     5.020%

AMORTIZATION:                      Interest Only

ARD:                               January 1, 2015

HYPERAMORTIZATION:                 After the ARD, the loan interest
                                   rate steps up to the greater of
                                   5.020% plus 5% and the then
                                   applicable Treasury Rate plus 5%;
                                   additional payments to principal of
                                   excess cash flow will be required
                                   until the loan is paid in full.

MATURITY DATE:                     January 1, 2035

EXPECTED ARD BALANCE:              $20,000,000

SPONSOR:                           Watertown Mall Associates Limited
                                   Partnership

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Locked out until the earlier of
                                   January 1, 2008 or 2 years after
                                   the REMIC "start-up" day, with U.S.
                                   Treasury defeasance thereafter.
                                   Prepayable without penalty from and
                                   after October 1, 2014.

LOAN PER SF:                       $86.50

UP-FRONT RESERVES:                 None

ONGOING RESERVES:                  None

LOCKBOX:                           Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored

LOCATION:                          Watertown, MA

YEAR BUILT/RENOVATED:              1975/1997

OCCUPANCY(1):                      97.4%

SQUARE FOOTAGE:                    231,201

THE COLLATERAL:                    Multi-tenant, anchored retail shopping
                                   center

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Rosen Associates Management Corp.

U/W NET OP. INCOME:                $2,766,439

U/W NET CASH FLOW:                 $2,633,360

U/W OCCUPANCY:                     93.8%

APPRAISED VALUE:                   $40,000,000

CUT-OFF DATE LTV:                  50.0%

ARD LTV:                           50.0%

DSCR:                              2.59x

POST IO DSCR:                      NAP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)   Occupancy is based on the rent roll dated December 9, 2004.

THE WATERTOWN MALL LOAN

         THE LOAN. The ninth largest loan (the "Watertown Mall Loan") is evidenced by a promissory note and secured by a first priority mortgage on the
Watertown Mall retail property located in Watertown, Massachusetts (the
"Watertown Mall Property"). The Watertown Mall Loan was originated on December
29, 2004 by Wells Fargo Bank, NA.

         THE BORROWER. The borrower is Watertown Mall Associates Limited
Partnership, a Massachusetts limited partnership (the "Watertown Mall
Borrower"). The borrower is comprised of Founders Watertown Property Corporation
(17% General Partner) and the remaining 83% interest is held through Limited
Partnership interest. The Key Principals for the loan are Alan Mantell, Joel
Friedman, and Warren Haber. Together they own the 17% General Partner and are 3%
special limited partners, each with approximately a 1/3 interest. The remaining
80% of limited partnership interests are comprised of 40 limited partners, almost all of whom are individuals with no one limited partner owning more than
20%.

         THE PROPERTY. The Watertown Mall Property is a 231,201 square foot anchored shopping center located in Watertown, Massachusetts, approximately 5 miles west of the Boston CBD. The major tenants at the Watertown Mall Property include Target and Best Buy. Other major tenants include The Gap, Old Country
Buffet, Carter's, and Payless Shoesource. Mall shop sales for the trailing

                                     III-39

12 months ending October 2004 were approximately $360 per square foot, reflecting an average occupancy cost of approximately 9.1%. Current overall occupancy of the Watertown Mall Property is approximately 97.4%.

-----------------------------------------------------------------------------------------------------------------------------------
                                                        LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                % OF TOTAL
                                             AVERAGE BASE      % OF TOTAL                        BASE RENTAL     CUMULATIVE % OF
                             # OF LEASES      RENT PER SF      SQUARE FEET     CUMULATIVE %       REVENUES         TOTAL RENTAL
           YEAR                ROLLING          ROLLING          ROLLING       OF SF ROLLING       ROLLING       REVENUES ROLLING
--------------------------- ---------------- ---------------- ---------------- -------------- ---------------- --------------------

          Vacant                  --               --               3%              3%              --                 --
--------------------------- ---------------- ---------------- ---------------- -------------- ---------------- --------------------
           MTM                     5             $28.88             3%              6%              8%                 8%
--------------------------- ---------------- ---------------- ---------------- -------------- ---------------- --------------------
           2005                    2             $23.12             1%              7%              2%                 10%
--------------------------- ---------------- ---------------- ---------------- -------------- ---------------- --------------------
           2006                    4             $20.91             10%             17%             18%                28%
--------------------------- ---------------- ---------------- ---------------- -------------- ---------------- --------------------
           2007                    3             $23.45             2%              19%             5%                 33%
--------------------------- ---------------- ---------------- ---------------- -------------- ---------------- --------------------
           2008                    2             $15.66             3%              22%             4%                 36%
--------------------------- ---------------- ---------------- ---------------- -------------- ---------------- --------------------
           2009                    2             $19.71             2%              25%             4%                 40%
--------------------------- ---------------- ---------------- ---------------- -------------- ---------------- --------------------
           2010                   --               --               --              25%             --                 40%
--------------------------- ---------------- ---------------- ---------------- -------------- ---------------- --------------------
           2011                   --               --               --              25%             --                 40%
--------------------------- ---------------- ---------------- ---------------- -------------- ---------------- --------------------
           2012                    1             $12.25             4%              29%             4%                 44%
--------------------------- ---------------- ---------------- ---------------- -------------- ---------------- --------------------
           2013                    1             $25.00             2%              30%             4%                 48%
--------------------------- ---------------- ---------------- ---------------- -------------- ---------------- --------------------
           2014                    1             $25.00             2%              32%             4%                 52%
--------------------------- ---------------- ---------------- ---------------- -------------- ---------------- --------------------
      2015 & Beyond                3              $8.40             68%            100%             48%               100%
-----------------------------------------------------------------------------------------------------------------------------------

         The following table presents certain information relating to the major tenants at the Watertown Mall Property:

-----------------------------------------------------------------------------------------------------------------------------------
                             CREDIT                                                   % OF TOTAL     ANNUALIZED
                             RATING                                     ANNUALIZED    ANNUALIZED    UNDERWRITTEN
                          (FITCH/MOODY'S    TENANT           % OF      UNDERWRITTEN  UNDERWRITTEN   BASE RENT ($
      TENANT NAME            S&P)(1)          NRSF            NRSF       BASE RENT      BASE RENT      PER NRSF)   LEASE EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

Best Buy                   BBB/Baa3/BBB     44,763           19%        $805,734          28%           $18.00        1/31/2015
------------------------- -------------- -------------- -------------- ------------- -------------- -------------- ----------------
Target                       A+/A2/A+       106,574          46%        $403,884          14%            $3.79       10/31/2015
------------------------- -------------- -------------- -------------- ------------- -------------- -------------- ----------------
The Gap                   BBB-/Ba1/BBB-     12,000            5%        $216,000           7%           $18.00        1/31/2006
------------------------- -------------- -------------- -------------- ------------- -------------- -------------- ----------------
Commonwealth of Mass.        --/--/--        6,599            3%        $184,772           6%           $28.00        1/31/2006
------------------------- -------------- -------------- -------------- ------------- -------------- -------------- ----------------
Old Country Buffet           --/--/--        9,600            4%        $117,600           4%           $12.25       12/31/2012
------------------------- -------------- -------------- -------------- ------------- -------------- -------------- ----------------
Work `N Gear                 --/--/--        4,581            2%        $114,525           4%           $25.00        1/31/2014
------------------------- -------------- -------------- -------------- ------------- -------------- -------------- ----------------
The Avenue                   --/--/--        4,900            2%        $102,900           4%           $21.00        1/31/2015
------------------------- -------------- -------------- -------------- ------------- -------------- -------------- ----------------
Carter's                     --/--/--        4,000            2%        $100,000           3%           $25.00        6/30/2013
------------------------- -------------- -------------- -------------- ------------- -------------- -------------- ----------------
Balsam's Card & Gift         --/--/--        3,567            2%         $85,608           3%           $24.00       12/31/2004
------------------------- -------------- -------------- -------------- ------------- -------------- -------------- ----------------
Belmont Savings Bank         --/--/--        1,750            1%         $77,263           3%           $44.15        3/31/2005
-----------------------------------------------------------------------------------------------------------------------------------

(1)     Certain ratings are those of the parent company whether or not the parent guarantees the lease.

         ESCROWS AND RESERVES.  None

         PROPERTY  MANAGEMENT.  The property is managed by Rosen  Associates
Management Corp., a private third-party management company. The management agreement is subordinate to the Watertown Mall Loan.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS.  Not allowed.

         Certain additional information regarding the Watertown Mall Loan and the Watertown Mall Property is set forth on Appendix II hereto.

                                     III-40

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 10 - VERNON CIRCLE SHOPPING CENTER
--------------------------------------------------------------------------------

               [2 PHOTOS OF VERNON CIRCLE SHOPPING CENTER OMITTED]

                                     III-41

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 10 - VERNON CIRCLE SHOPPING CENTER
--------------------------------------------------------------------------------

       [MAP INDICATING LOCATION OF VERNON CIRCLE SHOPPING CENTER OMITTED]

                                     III-42

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 10 - VERNON CIRCLE SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $18,750,000

CUT-OFF DATE BALANCE:              $18,750,000

SHADOW RATING (FITCH/MOODY'S):     NAP

FIRST PAYMENT DATE:                March 1, 2005

INTEREST RATE:                     4.830%

AMORTIZATION:                      Interest Only

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     February 1, 2010

EXPECTED MATURITY BALANCE:         $18,750,000

SPONSOR:                           Louis L. Ceruzzi,  Jr.

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Locked out until the earlier of
                                   January 24, 2008 or 2 years after
                                   the REMIC "start-up" date, with U.S.
                                   Treasury defeasance thereafter.
                                   Prepayable without penalty from and
                                   after November 1, 2009.

LOAN PER SF:                       $77.83

UP-FRONT RESERVES:                 Cap Ex:                 $53,632

ONGOING RESERVES:                  Cap Ex:                 See discussion below

LOCKBOX(1):                        Soft, Springing to Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored

LOCATION:                          Vernon, CT

YEAR BUILT/RENOVATED:              1975 / 1997-1998

OCCUPANCY(2):                      100.0%

SQUARE FOOTAGE:                    240,916

THE COLLATERAL:                    Multi-building shopping center complex

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Ceruzzi Properties, LLC

U/W NET OP. INCOME:                $2,045,967

U/W NET CASH FLOW:                 $1,923,100

U/W OCCUPANCY:                     95.0%

APPRAISED VALUE:                   $27,000,000

CUT-OFF DATE LTV:                  69.4%

MATURITY DATE LTV:                 69.4%

DSCR:                              2.09x

POST IO DSCR:                      NAP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)  A lockbox is in place with respect to the Vernon Circle Shopping Center
     Loan. However, if no cash sweep period is occurring, the borrower may withdraw funds from the account. A cash sweep period is defined as any time that an uncured event of default exists, or debt service coverage has fallen below 1.75x, based on a trailing twelve month period. The cash sweep period based on debt service coverage will end when debt service coverage is 1.75x or greater, but not earlier than six months after the date that the cash sweep period began. Funds in the lockbox account are used to fund basic carrying costs (insurance premiums and taxes), debt service and the recurring replacement reserve for capital expenditures. During an O&M
     Operative period (described below), funds in the lockbox will also be applied to operating expenses, capital expenditures actually incurred, approved extraordinary expenses, and a curtailment reserve (which will serve as additional collateral for the Vernon Circle Shopping Center Loan).

(2)  Occupancy is based on the rent roll dated December 2, 2004. Stop & Shop master leases 9,055 SF of in-line space, which is included in the occupancy calculation.

THE VERNON CIRCLE SHOPPING CENTER LOAN

         THE LOAN. The tenth largest loan (the "Vernon Circle Shopping Center
Loan") as evidenced by the Promissory Note (the "Vernon Circle Shopping Center
Note") is secured by a first priority fee Open-End Mortgage Deed, Assignment of
Rents, Security Agreement and Fixture Filing (the "Vernon Circle Shopping Center
Mortgage") encumbering the 240,916 square foot anchored shopping center known as
Vernon Circle Shopping Center, located in Vernon, Connecticut (the "Vernon
Circle Shopping Center Property"). The Vernon Circle Shopping Center Loan was
originated by Morgan Stanley Mortgage Capital Inc. on January 24, 2005.

         THE BORROWER. The borrower is CE Vernon LLC, a Delaware limited liability company, and CE Vernon II LLC, a Delaware limited liability company
(collectively, the "Vernon Circle Shopping Center Borrower") that own no material asset other than the Vernon Circle Shopping Center Property and related interests. The Vernon Circle Shopping Center Borrower is equally owned by CE
Investment Associates LLC (whose sole managing member is controlled by Louis L.
Ceruzzi, Jr., the sponsor of the Vernon Circle Shopping Center Loan) and L/C
Family Limited Partnership I. Louis L. Ceruzzi, Jr. and Ceruzzi Properties, LLC
is a property developer based in Connecticut who has developed more than
4,000,000 square feet of retail shopping centers in the Northeast United States since 1988.

                                     III-43

         THE PROPERTY. The Vernon Circle Shopping Center Property is located in
Vernon, Connecticut, at 295 Hartford Turnpike and 10 Pitkin Road. The Vernon
Circle Shopping Center Property is located in a primary commercial corridor outside of Hartford. The Vernon Circle Shopping Center Property was originally constructed in 1975 and was renovated in 1997-1998. It consists of four retail buildings containing a gross leasable area of 240,916 square feet. The improvements are situated on two non-contiguous parcels. The Vernon Circle
Shopping Center Property is situated on approximately 34.4 acres and includes
1,093 parking spaces. The Vernon Circle Shopping Center Property is anchored by
Kmart, Stop & Shop Supermarket, CFO Fashion Outlet and Sears Hardware. Kmart
occupies 34.9% of the gross leasable area and reports $204.94 sales per square foot, Stop & Shop Supermarket occupies 27.9% of the gross leasable area and sales are reportedly $847.22 per square foot, while CFO Fashion Outlet and Sears
Hardware occupy 12.8% and 9.0% of the gross leasable area, respectively.

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------

                             # OF         AVERAGE BASE      % OF TOTAL                   % OF TOTAL BASE    CUMULATIVE % OF
                            LEASES        RENT PER SF      SQUARE FEET    CUMULATIVE %    RENTAL REVENUES     TOTAL RENTAL
         YEAR               ROLLING         ROLLING          ROLLING      OF SF ROLLING       ROLLING       REVENUES ROLLING
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------

         Vacant               --              --               --             --               --                  --
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2005                --              --               --             --               --                  --
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2006                 2            $8.64              7%             7%               6%                  6%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2007                 2            $12.76            12%             18%              16%                22%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2008                 1            $10.00             4%             22%              4%                 26%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2009                --              --               --             22%              --                 26%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2010                 1            $3.19             35%             57%              12%                38%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2011                 1            $6.75             13%             70%              9%                 47%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2012                 1            $9.00              2%             72%              2%                 49%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2013                --              --               --             72%              --                 49%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2014                --              --               --             72%              --                 49%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
     2015 & Beyond             1            $17.30            28%            100%              51%                100%
------------------------------------------------------------------------------------------------------------------------------

     The following table presents certain information relating to the major tenants at the Vernon Circle Shopping Center Property:

---------------------------------------------------------------------------------------------------------------------------------
                             CREDIT RATING                                             % OF TOTAL     ANNUALIZED
                                                                                       ANNUALIZED   UNDERWRITTEN       LEASE
                                     (FITCH/        TENANT       % OF    ANNUALIZED   UNDERWRITTEN   UNDERWRITTEN   BASE RENT ($
TENANT NAME                       MOODY'S/S&P)(1)     NRSF       NRSF    BASE RENT     BASE RENT      PER NRSF)      EXPIRATION
-------------------------------  ---------------- ----------- --------- -------------- ------------- -------------- -------------

Stop & Shop                         BB/Ba2/BB       67,331       28%     $1,164,627        51%          $17.30       10/31/2028
-------------------------------  ---------------- ----------- --------- -------------- ------------- -------------- -------------
Sears Hardware(2)                  BB/Ba1/BB+       21,600        9%      $285,120         13%          $13.20       11/30/2007
-------------------------------  ---------------- ----------- --------- -------------- ------------- -------------- -------------
Kmart                              BB/Ba1/BB+       84,180       35%      $268,700         12%           $3.19        2/28/2010
-------------------------------  ---------------- ----------- --------- -------------- ------------- -------------- -------------
CFO Fashion                         --/--/--        30,750       13%      $207,563          9%           $6.75        8/31/2011
-------------------------------  ---------------- ----------- --------- -------------- ------------- -------------- -------------
NAMCO Pool & Patio                  --/--/--        14,500        6%      $123,250          5%           $8.50        1/31/2006
-------------------------------  ---------------- ----------- --------- -------------- ------------- -------------- -------------
Stop & Shop (master lease)(3)       --/--/--        9,055         4%       $90,550          4%          $10.00        9/30/2008
-------------------------------  ---------------- ----------- --------- -------------- ------------- -------------- -------------
Town Fair Tire                      --/--/--        6,500         3%       $73,450          3%          $11.30        3/31/2007
-------------------------------  ---------------- ----------- --------- -------------- ------------- -------------- -------------
99 Restaurant                       --/--/--        5,500         2%       $49,500          2%           $9.00       12/31/2012
-------------------------------  ---------------- ----------- --------- -------------- ------------- -------------- -------------
Classy Nails & Hair                 --/--/--        1,500         1%       $15,000          1%          $10.00        1/31/2006
-------------------------------  ------------------------------------------------------------------------------------------------

(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2) The Sears Hardware tenant is a subtenant of Stop & Shop

(3) Stop & Shop master leases 9,055 SF of in-line space. This master-leased space is currently unoccupied.

         ESCROWS AND RESERVES. The Vernon Circle Shopping Center Borrower is
required to deposit into a Recurring Replacement Reserve a monthly installment of $3,814, adjusted for inflation. During an O&M Operative Period, funds in the property lockbox will also be applied to operating expenses, capital expenditures actually incurred, approved extraordinary expenses, and a curtailment reserve (which will serve as additional collateral for the Vernon
Circle Shopping Center Loan). An "O&M Operative Period" is defined as the period commencing upon the earlier to occur of (i) the long-term unsecured debt rating of the guarantor under the Stop & Shop lease falling below "B+" or "B1" by
Standard & Poor's and Moody's, respectively, and (ii) Stop & Shop ceasing operations at the Vernon Circle Shopping Center Property. The O&M Operative
Period will terminate (x) in the event the O&M Operative Period has commenced pursuant to clause (i) above, on the first loan payment date after the long-term unsecured debt rating of the guarantor under the Stop & Shop lease shall exceed
"B+" and "B1" by Standard & Poor's and Moody's, respectively, for a period of more than six months and (y)

                                     III-44

in the event the O&M Operative Period has commenced pursuant to clause (ii)
above, on the first loan payment date after Stop & Shop shall continuously operate for more than six months.

         PROPERTY MANAGEMENT. The Vernon Circle Shopping Center Property is
managed by Ceruzzi Properties, LLC, which is an affiliate of the Vernon Circle
Shopping Center Loan's sponsor. The management agreement is subordinate to the
Vernon Circle Shopping Center Loan.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS.  Not allowed.

         Certain additional information regarding the Vernon Circle Shopping
Center Loan and the Vernon Circle Shopping Center Property is set forth on
Appendix II hereto.

                                     III-45

---------------------------- --------------------- -----------------------------
[BEAR STEARNS LOGO OMITTED]     April 19, 2005     [MORGAN STANLEY LOGO OMITTED]
---------------------------- --------------------- -----------------------------

                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET
                             -----------------------

                                 $1,055,718,000
                                  (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  AS DEPOSITOR

                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                            AS MORTGAGE LOAN SELLERS

                             -----------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP18

                             -----------------------

BEAR, STEARNS & CO. INC.                             MORGAN STANLEY
CO-LEAD BOOKRUNNING MANAGER                          CO-LEAD BOOKRUNNING MANAGER

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,055,718,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP18

TRANSACTION FEATURES
--------------------
>> Sellers:

---------------------------------------------------------------------------------------------------------------------
                                                                      NO. OF    NO. OF    CUT-OFF DATE      % OF
SELLERS                                                               LOANS    PROPERTIES   BALANCE ($)     POOL
---------------------------------------------------------------------------------------------------------------------

 Morgan Stanley Mortgage Capital Inc.                                    29        29      363,098,802    32.4
 Principal Commercial Funding, LLC                                       59        60      312,986,983    27.9
 Bear Stearns Commercial Mortgage, Inc.                                  27        27      234,014,353    20.9
 Wells Fargo Bank, National Association                                  40        65      148,198,000    13.2
 Bear Stearns Commercial Mortgage, Inc. / Wells Fargo Bank, National      1         1       63,315,000     5.6
 Association
---------------------------------------------------------------------------------------------------------------------
 TOTAL:                                                                 156        182     1,121,613,138 100.0
---------------------------------------------------------------------------------------------------------------------

>> Loan Pool:
         o        Average Cut-off Date Balance: $7,189,828
         o        Largest Mortgage Loan by Cut-off Date Balance: $85,000,000
         o        Five largest and ten largest loans: 29.6% and 41.1% of pool, respectively
>> Credit Statistics:
         o        Weighted average debt service coverage ratio of 1.98x
         o        Weighted average current loan-to-value ratio of 59.3%;
                  weighted average balloon loan-to-value ratio of 50.9%
>> Property Types:

[GRAPHIC OMITTED]

Self Storage 2.3%
Manufactured Housing Community 0.2%
Retail 42.8%
Multifamily 21.7%
Office 19.7%
Industrial 7.8%
Hospitality 4.8%
Other 1.6%

Notes: "Other" collateral consists of Mixed Use, Parking Garage and Day Care
Facility.

>> Call Protection: (as applicable)
         o        69.6% of the pool (115 loans) has a lockout period ranging from 23 to 47 payments from origination, then defeasance
                  provisions.
         o        20.1% of the pool (20 loans) has a lockout period ranging from
                  24 to 47 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%.
         o        0.7% of the pool (1 loan) has a lockout period of 37 payments from origination, then the greater of yield maintenance and a prepayment premium of 3.0%.
         o        8.8 % of the pool (19 loans) has a lockout period ranging from
                  24 to 35 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%, and also permit defeasance two years following securitization.
         o        0.8 % of the pool (1 loan) is freely prepayable with the
                  greater of yield maintenance and a prepayment premium of 1.0%.

>> Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Paying Agent in addition to detailed payment and delinquency information. Information provided by the Paying Agent is expected to be available at
www.ctslink.com/cmbs. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer through the Paying Agent's website.

>> Bond Information: Cash flows are expected to be modeled by TREPP,
CONQUEST and INTEX and are expected to be available on BLOOMBERG.

>> Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-2

                          $1,055,718,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP18

  OFFERED CERTIFICATES
  --------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        CERTIFICATE
                INITIAL                                                                EXPECTED FINAL      INITIAL       PRINCIPAL
              CERTIFICATE   SUBORDINATION       RATINGS        AVERAGE      PRINCIPAL   DISTRIBUTION     PASS-THROUGH     TO VALUE
  CLASS       BALANCE (1)      LEVELS       (FITCH/MOODY'S)   LIFE(2)(3)   WINDOW(2)(4)    DATE(2)          RATE(5)       RATIO(6)
------------------------------------------------------------------------------------------------------------------------------------

A-1           $69,500,000      17.000%         AAA / Aaa         2.99         1 - 54      10/13/09          4.274%          49.2%
------------------------------------------------------------------------------------------------------------------------------------
A-2          $121,900,000      17.000%         AAA / Aaa         4.59        54 - 60       4/13/10          4.556%          49.2%
------------------------------------------------------------------------------------------------------------------------------------
A-3           $41,600,000      17.000%         AAA / Aaa         6.73        79 - 83       3/13/12          4.768%          49.2%
------------------------------------------------------------------------------------------------------------------------------------
A-AB         $105,700,000      17.000%         AAA / Aaa         7.82        60 - 111      7/13/14          4.823%          49.2%
------------------------------------------------------------------------------------------------------------------------------------
A-4          $517,238,000      17.000%         AAA / Aaa         9.75       111 - 120      4/13/15          4.933%          49.2%
------------------------------------------------------------------------------------------------------------------------------------
A-4FL         $75,000,000      17.000%        AAA / Aaa(8)       9.75       111 - 120      4/13/15       1 mo. LIBOR +      49.2%
                                                                                                           0.200%(7)
------------------------------------------------------------------------------------------------------------------------------------
A-J           $74,307,000      10.375%         AAA / Aaa        10.03       120 - 121      5/13/15          5.005%          53.2%
------------------------------------------------------------------------------------------------------------------------------------
B             $29,443,000       7.750%          AA / Aa2        10.04       121 - 121      5/13/15          5.035%          54.7%
------------------------------------------------------------------------------------------------------------------------------------
C              $8,412,000       7.000%         AA- / Aa3        10.04       121 - 121      5/13/15          5.074%          55.2%
------------------------------------------------------------------------------------------------------------------------------------
D             $12,618,000       5.875%           A / A2         10.04       121 - 121      5/13/15          5.134%          55.8%
------------------------------------------------------------------------------------------------------------------------------------

  PRIVATE CERTIFICATES (9)
  ------------------------

------------------------------------------------------------------------------------------------------------------------------------
            INITIAL
          CERTIFICATE                                                                                    APPROXIMATE     CERTIFICATE
           BALANCE OR                                                                    EXPECTED FINAL    INITIAL        PRINCIPAL
            NOTIONAL        SUBORDINATION       RATINGS        AVERAGE      PRINCIPAL     DISTRIBUTION   PASS-THROUGH      TO VALUE
 CLASS      AMOUNT(1)          LEVELS       (FITCH/MOODY'S)   LIFE(2)(3)   WINDOW(2)(4)      DATE(2)        RATE(5)         RATIO(6)
------------------------------------------------------------------------------------------------------------------------------------

X       $1,121,613,137(10)      ---            AAA / Aaa          ---          ---            ---           0.453%           ---
------------------------------------------------------------------------------------------------------------------------------------
E          $11,216,000        4.875%            A- / A3         10.38       121 - 131       3/13/16         5.258%           56.4%
------------------------------------------------------------------------------------------------------------------------------------
F           $9,814,000        4.000%          BBB+ / Baa1       11.17       131 - 143       3/13/17         5.306%           56.9%
------------------------------------------------------------------------------------------------------------------------------------
G           $9,814,000        3.125%          BBB / Baa2        11.93       143 - 150      10/13/17         5.306%           57.5%
------------------------------------------------------------------------------------------------------------------------------------
H           $8,412,000        2.375%         BBB- / Baa3        13.41       150 - 168       4/13/19         5.306%           57.9%
------------------------------------------------------------------------------------------------------------------------------------
J - P      $26,639,137          ---              ---              ---          ---             ---          4.706%           ---
------------------------------------------------------------------------------------------------------------------------------------

         Notes:  (1)  In the case of each such Class, subject to a permitted variance of plus or minus 5%.
                 (2)  Based on the Structuring Assumptions, assuming 0% CPR, described in the Prospectus Supplement.
                 (3)  Average life is expressed in terms of years.
                 (4)  Principal window is the period (expressed in terms of months and commencing with the month of May 2005) during
                      which distributions of principal are expected to be made
                      to the holders of each designated Class.
                 (5)  Class A-1, A-2, A-3 and A-AB are fixed rate, monthly pay
                      Pass-Through Certificates. The Class A-4, A-J, B, C, D and
                      E Certificates will each accrue interest at a fixed rate
                      subject to a cap at the weighted average net mortgage
                      rate. The Class A-4FL Certificates will accrue interest at a floating rate based on 1-month LIBOR subject to the
                      limitations described in the Prospectus Supplement. The
                      Class F, G and H Certificates will accrue interest at the
                      weighted average net mortgage rate. The Class X
                      Certificates will accrue interest at a variable rate as
                      described herein.
                 (6)  Certificate Principal to Value Ratio is calculated by dividing each Class's Certificate Balance and the
                      Certificate Balances of all Classes (if any) that are
                      senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio, calculated as described herein. The Class A-1, A-2, A-3,
                      A-AB, A-4 and A-4FL Certificate Principal to Value Ratio
                      is calculated based upon the aggregate of the Class A-1,
                      A-2, A-3, A-AB, A-4 and A-4FL Certificate Balances.
                 (7)  The Class A-4FL Certificates will accrue interest at a floating rate based on 1-month LIBOR, calculated on an
                      actual/360 basis, subject to the limitations described in
                      the Prospectus Supplement. Morgan Stanley Capital Services
                      Inc. has provided an interest rate swap agreement with
                      respect to the Class A-4FL Certificates.
                 (8)  The ratings assigned to the Class A-4FL Certificates only address the receipt of a fixed rate of interest at a rate
                      equal to the lesser of 4.933% per annum and the weighted
                      average net mortgage rate (adjusted, if necessary, to
                      accrue on a basis of a 360-day year consisting of twelve
                      30-day months). See "Ratings" in the Prospectus
                      Supplement.
                 (9)  Certificates to be offered privately pursuant to Rule
                      144A. (10) The Class X Notional Amount is defined herein
                      and in the Prospectus Supplement.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-3

                          $1,055,718,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP18

I.  ISSUE CHARACTERISTICS
    ---------------------

Issue Type:                       Public: Classes A-1, A-2, A-3, A-AB, A-4,
                                  A-4FL, A-J, B, C, and D (the "Offered
                                  Certificates")

                                  Private (Rule 144A): Classes X, E, F, G, H, J,
                                  K, L, M, N, O and P

Securities Offered:               $1,055,718,000 monthly pay, multi-class,
                                  commercial mortgage Pass-Through Certificates,
                                  including ten principal and interest classes
                                  (Classes A-1, A-2, A-3, A-AB, A-4, A-4FL, A-J,
                                  B, C, and D)

Sellers:                          Morgan Stanley Mortgage Capital Inc.,
                                  Principal Commercial Funding, LLC, Bear
                                  Stearns Commercial Mortgage, Inc., and Wells
                                  Fargo Bank, National Association

Co-lead Bookrunning Managers:     Bear, Stearns & Co. Inc. and Morgan Stanley &
                                  Co. Incorporated

Master Servicer:                  Wells Fargo Bank, National Association

Primary Servicers:                Principal Global Investors, LLC (with respect
                                  to the individual loans sold by Principal
                                  Commercial Funding, LLC), Wells Fargo Bank,
                                  National Association (with respect to the
                                  individual loans sold by it, Bear Stearns
                                  Commercial Mortgage, Inc., and Morgan Stanley
                                  Mortgage Capital Inc.)

Special Servicer:                 ARCap Servicing, Inc.

Trustee:                          LaSalle Bank National Association

Paying Agent and Registrar:       Wells Fargo Bank, National Association

Swap Counterparty:                Morgan Stanley Capital Services Inc., with
                                  respect to the Class A-4FL Certificates

Cut-Off Date:                     April 1, 2005 (or with respect to any mortgage
                                  loan originated in April 2005 that has its
                                  first scheduled payment date in June 2005, the
                                  date of origination). For purposes of the
                                  information contained in this term sheet,
                                  scheduled payments due in April 2005 with
                                  respect to mortgage loans not having payment
                                  dates on the first of each month have been
                                  deemed received on April 1, 2005, not the
                                  actual day on which such scheduled payments
                                  were due.

Expected Closing Date:            April 28, 2005

Distribution Dates:               The 13th of each month, commencing in May 2005
                                  (or if the 13th is not a business day, the
                                  next succeeding business day)

Advancing:                        The Master Servicer is required to advance
                                  delinquent monthly mortgage payments to the
                                  extent recoverable. If the Master Servicer
                                  determines that a previously made advance is
                                  not recoverable, the Master Servicer will
                                  reimburse itself from the Certificate Account
                                  for the amount of the advance, plus interest.
                                  The reimbursement will be taken first from
                                  principal distributable on the Certificates
                                  and then interest. The Master Servicer has
                                  discretion to defer to later periods any
                                  reimbursements that would be taken from
                                  interest on the Certificates. Reimbursement
                                  for previously made recoverable advances
                                  deferred pursuant to a workout will be taken
                                  from principal distributable on the
                                  Certificates.

Minimum Denominations:            $25,000 for the Class A-1, A-2, A-3, A-AB,
                                  A-4, A-4FL, and A-J Certificates, and $100,000
                                  for all other Offered Certificates and in
                                  multiples of $1 thereafter

Settlement Terms:                 DTC, Euroclear and Clearstream, same day funds

Legal/Regulatory Status:          Classes A-1, A-2, A-3, A-AB, A-4, A-J, B, C,
                                  and D are expected to be eligible for
                                  exemptive relief under ERISA. Class A-4FL may
                                  be eligible for exemptive relief under ERISA
                                  but investors are urged to read the "ERISA
                                  Considerations" section of the Prospectus
                                  Supplement. No Class of Certificates is SMMEA
                                  eligible.

Risk Factors:                     THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY
                                  NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                  "RISK FACTORS" SECTION OF THE PROSPECTUS
                                  SUPPLEMENT AND THE "RISK FACTORS" SECTION OF
                                  THE PROSPECTUS

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-4

                          $1,055,718,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP18

II. CLASS X CHARACTERISTICS
    -----------------------

Class X Notional Balances:        The Notional Amount of the Class X
                                  Certificates will be equal to the aggregate of
                                  the Certificate Balances of the classes of
                                  Principal Balance Certificates outstanding
                                  from time to time.

Class X Pass-Through Rate:        The Pass-Through Rate applicable to the Class
                                  X Certificates for the initial Distribution
                                  Date will equal approximately 0.453% per
                                  annum. The Pass-Through Rate applicable to the
                                  Class X Certificates for each Distribution
                                  Date subsequent to the initial Distribution
                                  Date will equal the weighted average of the
                                  respective strip rates (the "Class X Strip
                                  Rates") at which interest accrues from time to
                                  time on the respective components of the total
                                  Notional Amount of the Class X Certificates
                                  outstanding immediately prior to the related
                                  Distribution Date (weighted on the basis of
                                  the respective balances of such components
                                  outstanding immediately prior to such
                                  Distribution Date). Each of those components
                                  will be comprised of the Certificate Balance
                                  of the related class of the Principal Balance
                                  Certificates.

                                  For any Distribution Date, the applicable
                                  Class X Strip Rate with respect to each such
                                  component will equal the excess, if any, of
                                  (a) the Weighted Average Net Mortgage Rate for
                                  such Distribution Date, over (b) the
                                  Pass-Through Rate for such Distribution Date
                                  for such class of Principal Balance
                                  Certificates, or, in the case of the Class
                                  A-4FL Certificates, the Pass Through Rate of
                                  the Class A-4FL Regular Interest as described
                                  in the Prospectus Supplement. Under no
                                  circumstances will any Class X Strip Rate be
                                  less than zero.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-5

                          $1,055,718,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP18

Prepayment Premium Allocation:    Any Prepayment Premiums/Yield Maintenance
                                  Charges collected with respect to a Mortgage
                                  Loan during any particular Collection Period
                                  will be distributed to the holders of each
                                  Class of Principal Balance Certificates (other
                                  than an excluded class as defined below) and
                                  the Class A-4FL Regular Interest then entitled
                                  to distributions of principal on such
                                  Distribution Date in an amount equal to the
                                  lesser of (i) such Prepayment Premium/Yield
                                  Maintenance Charge and (ii) the Prepayment
                                  Premium/Yield Maintenance Charge multiplied by
                                  the product of (a) a fraction, the numerator
                                  of which is equal to the amount of principal
                                  distributed to the holders of that Class on
                                  the Distribution Date, and the denominator of
                                  which is the total principal distributed on
                                  that distribution date, and (b) a fraction not
                                  greater than one, the numerator of which is
                                  equal to the excess, if any, of the
                                  Pass-Through Rate applicable to that Class,
                                  over the relevant Discount Rate (as defined in
                                  the Prospectus Supplement), and the
                                  denominator of which is equal to the excess,
                                  if any, of the Mortgage Rate of the Mortgage
                                  Loan that prepaid, over the relevant Discount
                                  Rate.

                                  The portion, if any, of the Prepayment
                                  Premium/Yield Maintenance Charge remaining
                                  after such payments to the holders of the
                                  Principal Balance Certificates and the Class
                                  A-4FL Regular Interest will be distributed to
                                  the holders of the Class X Certificates. For
                                  the purposes of the foregoing, i) the Class
                                  A-4FL Certificates, and ii) the Class J
                                  Certificates and below are the excluded
                                  classes.

                                  Any Prepayment Premium/Yield Maintenance
                                  Charge allocated to the Class A-4FL Regular
                                  Interest will be distributed to the Swap
                                  Counterparty. The following is an example of
                                  the Prepayment Premium Allocation under (ii)
                                  above based on the information contained
                                  herein and the following assumptions:

                                  o   Two Classes of Certificates: Class A-2 and
                                      X

                                  o   The characteristics of the Mortgage Loan
                                      being prepaid are as follows:

                                      -   Mortgage Rate: 5.50%

                                      -   Maturity Date: 10 years

                                  o   The Discount Rate is equal to 4.00%

                                  o   The Class A-2 Pass-Through Rate is equal
                                      to 4.25%

                                                                      CLASS A-2 CERTIFICATES
                                  -----------------------------------------------------------------------------------------
                                                                                                                 YIELD
                                                                                                              MAINTENANCE
                                                   METHOD                                   FRACTION           ALLOCATION
                                                                                       --------------------  --------------
                                                                                            CLASS A-2          CLASS A-2
                                                                                       --------------------  --------------

                                        (Class A-2 Pass-Through Rate - Discount Rate)      (4.25%-4.00%)          16.67%
                                             (Mortgage Rate - Discount Rate)               (5.50%-4.00%)

                                                                      CLASS X CERTIFICATE
                                  -----------------------------------------------------------------------------------------
                                                                                                                 YIELD
                                                                                                              MAINTENANCE
                                                   METHOD                                   FRACTION           ALLOCATION
                                  ----------------------------------------------       --------------------  --------------
                                         1 - Class A-2 YM Allocation                         1 - 16.67%           83.33%

THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN
ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS,
PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-6

                          $1,055,718,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP18

III. SELLERS             Morgan Stanley Mortgage Capital Inc. ("MSMC")
     -------             ---------------------------------------------

                         The Mortgage Pool includes 29 Mortgage Loans,
                         representing 32.4% of the Initial Pool Balance, that
                         were originated by or on behalf of MSMC or purchased
                         from a third party.

                         MSMC is subsidiary of Morgan Stanley & Co. Incorporated
                         and was formed to originate and purchase mortgage loans
                         secured by commercial and multifamily real estate.

                         Principal Commercial Funding, LLC ("PCF")
                         -----------------------------------------

                         The Mortgage Pool includes 59 Mortgage Loans,
                         representing 27.9% of the Initial Pool Balance, that
                         were originated by PCF and/or its affiliates.

                         PCF is a wholly owned subsidiary of Principal Global
                         Investors, LLC, which is a wholly owned subsidiary of
                         Principal Life Insurance Company. PCF was formed as a
                         Delaware limited liability company to originate and
                         acquire loans secured by commercial and multi-family
                         real estate. Each of the PCF loans was originated and
                         underwritten by PCF and/or its affiliates.

                         Bear Stearns Commercial Mortgage, Inc. ("BSCMI")*
                         -------------------------------------------------

                         The Mortgage Pool includes 27 Mortgage Loans,
                         representing 20.9% of the Initial Pool Balance, that
                         were originated by BSCMI and/or its affiliates.

                         BSCMI originates loans secured by retail, office,
                         industrial, multifamily, self-storage and hotel
                         properties as well as manufactured housing communities
                         located in the United States. BSCMI and its affiliates
                         originate and underwrite loans through four offices
                         located throughout the United States. BSCMI loan
                         origination and underwriting professionals are all
                         full-time BSCMI employees.

                         Wells Fargo Bank, National Association ("Wells Fargo")*
                         -------------------------------------------------------

                         The Mortgage Pool includes 40 Mortgage Loans,
                         representing 13.2% of the Initial Pool Balance, that
                         were originated by Wells Fargo.

                         Wells Fargo is a national banking association and
                         affiliate of Wells Fargo & Company that provides a full
                         range of banking services to individual, agribusiness,
                         real estate, commercial and small business customers.
                         The loans originated by Wells Fargo were originated
                         through its Capital Markets Group.

                  *With respect to Mortgage Loan No. 4, Waikele Center, Notes
                  A-5, A-6, A-7 and A-8, the Waikele Center Pari Passu Loan, and
                  Notes A-1, A-2, A-3 and A-4, the Waikele Center Companion
                  Loan, were co-originated by BSCMI and Wells Fargo. Notes A-5,
                  A-6, A-7 and A-8 will be included in the Trust.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-7

                          $1,055,718,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP18

IV.  COLLATERAL DESCRIPTION
     ----------------------

                                TEN LARGEST LOANS
                                -----------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    CUT-OFF
                                                           PROPERTY     CUT-OFF DATE   UNITS/ LOAN PER    CURRENT    DATE    BALLOON
  NO.           PROPERTY NAME             CITY     STATE     TYPE         BALANCE       SF     UNIT/SF     DSCR      LTV      LTV
------------------------------------------------------------------------------------------------------------------------------------

   1.  95 - 97 Horatio Street           New York    NY    Multifamily  $85,000,000        325  $261,538   1.49x     54.8%    54.8%
------------------------------------------------------------------------------------------------------------------------------------
   2.  111-115 Fifth Avenue             New York    NY    Office       $75,000,000    582,602      $129   2.82x     42.9%    42.9%
------------------------------------------------------------------------------------------------------------------------------------
   3.  Boulevard at the
       Capital Centre                   Landover    MD    Retail       $71,500,000    484,664      $148   2.39x     53.8%    53.8%
------------------------------------------------------------------------------------------------------------------------------------
   4.  Waikele Center                   Waipahu     HI    Retail       $63,315,000    521,332      $270   1.92x     70.0%    70.0%
------------------------------------------------------------------------------------------------------------------------------------
   5.  Janus World Headquarters         Denver      CO    Office       $36,750,000    160,364      $229   1.92x     65.0%    59.3%
------------------------------------------------------------------------------------------------------------------------------------
   6.  110 - 114 Horatio Street         New York    NY    Multifamily  $31,000,000        154  $201,299   1.35x     68.9%    68.9%
------------------------------------------------------------------------------------------------------------------------------------
   7.  Chateau on the Lake              Branson     MO    Hospitality  $30,904,436        301  $102,673   2.00x     62.4%    48.5%
------------------------------------------------------------------------------------------------------------------------------------
   8.  Capitol Arms Apartments          New York    NY    Multifamily  $29,000,000        278  $104,317   2.59x     47.7%    44.0%
------------------------------------------------------------------------------------------------------------------------------------
   9.  Watertown Mall                   Watertown   MA    Retail       $20,000,000    231,201       $87   2.59x     50.0%    50.0%
------------------------------------------------------------------------------------------------------------------------------------
  10.  Vernon Circle Shopping Center    Vernon      CT    Retail       $18,750,000    240,916       $78   2.09x     69.4%    69.4%
------------------------------------------------------------------------------------------------------------------------------------
       TOTALS/WEIGHTED AVERAGES                                       $461,219,436                       2.11X*     57.0%    55.4%
------------------------------------------------------------------------------------------------------------------------------------

* The weighted average DSCR after all applicable partial interest only periods is 2.04x

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-8

                          $1,055,718,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP18

                         Pari Passu and Companion Loans
                         ------------------------------

 No.           Property Name           A-Note Balances            Transaction          Special Servicer           B-Note Balance
------------------------------------------------------------------------------------------------------------------------------------

 1.      Waikele Center                  $77,385,000                 MSCI 2005-TOP17     ARCap Servicing, Inc.*   NAP
                                         $63,315,000               BSCMSI 2005-TOP18     ARCap Servicing, Inc.*
------------------------------------------------------------------------------------------------------------------------------------

     * Denotes lead servicer

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       T-9

                          $1,055,718,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP18

CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------
                             NO. OF      AGGREGATE
                           MORTGAGE     CUT-OFF DATE   % OF
                              LOANS      BALANCE ($)   POOL
--------------------------------------------------------------
1 - 1,000,000                   7          6,216,191    0.6
1,000,001 - 2,000,000          25         38,443,428    3.4
2,000,001 - 3,000,000          30         75,034,503    6.7
3,000,001 - 4,000,000          16         56,715,838    5.1
4,000,001 - 5,000,000          20         90,857,530    8.1
5,000,001 - 6,000,000          14         76,132,921    6.8
6,000,001 - 7,000,000           7         44,825,685    4.0
7,000,001 - 8,000,000          11         83,176,434    7.4
8,000,001 - 9,000,000           5         43,688,634    3.9
9,000,001 - 10,000,000          1          9,100,000    0.8
10,000,001 - 15,000,000         7         86,100,834    7.7
15,000,001 - 20,000,000         5         88,851,704    7.9
25,000,001 <=                   8        422,469,436   37.7
--------------------------------------------------------------
TOTAL:                        156      1,121,613,138  100.0
--------------------------------------------------------------
Min:  623,000     Max: 85,000,000      Average: 7,189,828
--------------------------------------------------------------

STATE
--------------------------------------------------------------
                              NO. OF     AGGREGATE
                           MORTGAGED    CUT-OFF DATE   % OF
                          PROPERTIES     BALANCE ($)   POOL
--------------------------------------------------------------
New York                        14       265,883,403   23.7
California - Southern           19       108,720,590    9.7
California - Northern           10        45,015,595    4.0
Maryland                         4        82,687,749    7.4
Hawaii                           1        63,315,000    5.6
Colorado                         4        57,667,702    5.1
New Jersey                       8        51,967,629    4.6
Missouri                         5        47,797,759    4.3
Connecticut                      8        41,973,433    3.7
Texas                           10        39,766,745    3.5
Florida                         34        36,445,620    3.2
Other States                    65       280,371,912   25.0
--------------------------------------------------------------
TOTAL:                         182      1,121,613,138 100.0
--------------------------------------------------------------

PROPERTY TYPE
--------------------------------------------------------------
                              NO. OF     AGGREGATE
                           MORTGAGED    CUT-OFF DATE   % OF
                          PROPERTIES     BALANCE ($)   POOL
--------------------------------------------------------------
Retail                         103       480,279,447   42.8
Multifamily                     19       243,066,873   21.7
Office                          25       221,016,396   19.7
Industrial                      17        88,026,145    7.8
Hospitality                      4        53,817,886    4.8
Self Storage                     7        14,888,806    1.3
Mixed Use                        4        14,222,839    1.3
Other                            2         3,994,746    0.4
Manufactured Housing
Community                        1         2,300,000    0.2
--------------------------------------------------------------
TOTAL:                         182      1,121,613,138 100.0
--------------------------------------------------------------

MORTGAGE RATE (%)
------------------------------------------------------------
                          NO. OF       AGGREGATE
                        MORTGAGE      CUT-OFF DATE   % OF
                           LOANS       BALANCE ($)   POOL
------------------------------------------------------------
4.501 - 5.000               13        200,518,083    17.9
5.001 - 5.500               77        637,706,842    56.9
5.501 - 6.000               50        228,716,992    20.4
6.001 - 6.500               14         48,448,834     4.3
6.501 <=                     2          6,222,387     0.6
------------------------------------------------------------
TOTAL:                     156       1,121,613,138  100.0
------------------------------------------------------------
  Min: 4.719      Max: 6.750           Wtd Avg: 5.346
------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)
------------------------------------------------------------
                          NO. OF       AGGREGATE
                        MORTGAGE      CUT-OFF DATE   % OF
                           LOANS       BALANCE ($)   POOL
------------------------------------------------------------
1 - 60                      12         135,722,246   12.1
61 - 120                   124         822,093,778   73.3
121 - 180                   13         136,865,704   12.2
181 - 240                    6          22,692,094    2.0
241 <=                       1           4,239,315    0.4
------------------------------------------------------------
TOTAL:                     156       1,121,613,138  100.0
------------------------------------------------------------
  Min: 60         Max: 257             Wtd Avg:  116
------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS)
-------------------------------------------------------------
                           NO. OF      AGGREGATE
                         MORTGAGE     CUT-OFF DATE    % OF
                            LOANS      BALANCE ($)    POOL
-------------------------------------------------------------
1 - 60                       12        135,722,246    12.1
61 - 120                    125        897,093,778    80.0
121 - 180                    12         61,865,704     5.5
181 - 240                     6         22,692,094     2.0
241 <=                        1          4,239,315     0.4
-------------------------------------------------------------
TOTAL:                      156      1,121,613,138   100.0
-------------------------------------------------------------
  Min: 53         Max: 249             Wtd Avg: 114
-------------------------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS)
-------------------------------------------------------------
                           NO. OF      AGGREGATE
                         MORTGAGE     CUT-OFF DATE    % OF
                            LOANS      BALANCE ($)    POOL
-------------------------------------------------------------
Interest Only                25        468,649,500    41.8
61 - 120                      1          2,059,814     0.2
121 - 180                     4         13,350,681     1.2
181 - 240                    17         71,336,668     6.4
241 - 300                    42        202,052,794    18.0
301 - 360                    67        364,163,680    32.5
-------------------------------------------------------------
TOTAL:                      156      1,121,613,138   100.0
-------------------------------------------------------------
  Non Zero Min: 120    Max: 360     Non Zero Wtd Avg: 322
-------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS)
-------------------------------------------------------------
                           NO. OF      AGGREGATE
                         MORTGAGE     CUT-OFF DATE    % OF
                            LOANS      BALANCE ($)    POOL
-------------------------------------------------------------
Interest Only                25        468,649,500    41.8
61 - 120                      1          2,059,814     0.2
121 - 180                     4         13,350,681     1.2
181 - 240                    17         71,336,668     6.4
241 - 300                    42        202,052,794    18.0
301 - 360                    67        364,163,680    32.5
-------------------------------------------------------------
TOTAL:                      156      1,121,613,138   100.0
-------------------------------------------------------------
  Non Zero Min: 117    Max: 360     Non Zero Wtd Avg: 320
-------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
------------------------------------------------------
                  NO. OF      AGGREGATE
                MORTGAGE     CUT-OFF DATE      % OF
                   LOANS      BALANCE ($)      POOL
------------------------------------------------------
<= 20.0              1         15,000,000       1.3
20.1 - 30.0          3          9,968,485       0.9
30.1 - 40.0          5         14,180,501       1.3
40.1 - 50.0         17        175,592,046      15.7
50.1 - 60.0         35        306,177,547      27.3
60.1 - 70.0         64        467,743,569      41.7
70.1 - 80.0         31        132,950,989      11.9
------------------------------------------------------
TOTAL:             156      1,121,613,138     100.0
------------------------------------------------------
  Min: 12.7       Max: 79.9         Wtd Avg: 59.3
------------------------------------------------------

LOAN-TO-VALUE RATIO AT MATURITY (%)
-----------------------------------------------------
                 NO. OF     AGGREGATE
               MORTGAGE    CUT-OFF DATE       % OF
                  LOANS     BALANCE ($)       POOL
-----------------------------------------------------
0.1 - 20.0         14        56,716,712        5.1
20.1 - 30.0         6        33,164,593        3.0
30.1 - 40.0        15        67,406,225        6.0
40.1 - 50.0        33       264,592,144       23.6
50.1 - 60.0        57       432,696,566       38.6
60.1 - 70.0        31       267,036,898       23.8
-----------------------------------------------------
TOTAL:             156    1,121,613,138      100.0
-----------------------------------------------------
  Min: 0.1        Max: 70.0         Wtd Avg: 50.9
-----------------------------------------------------

 DEBT SERVICE COVERAGE RATIO (X)
-----------------------------------------------------
                 NO. OF      AGGREGATE
                MORTGAGE     CUT-OFF DATE     %  OF
                  LOANS      BALANCE ($)      POOL
 -----------------------------------------------------
 <= 1.20             7         21,295,450       1.9
 1.21 - 1.30        11         37,456,473       3.3
 1.31 - 1.40        22        160,343,056      14.3
 1.41 - 1.50        30        202,158,937      18.0
 1.51 - 1.60        14         49,441,950       4.4
 1.61 - 1.70         9         34,323,396       3.1
 1.71 - 1.80        13         47,972,160       4.3
 1.81 <=            50        568,621,716      50.7
 -----------------------------------------------------
 TOTAL:            156      1,121,613,138     100.0
 -----------------------------------------------------
   Min: 1.04       Max: 9.18           Wtd Avg: 1.98
 -----------------------------------------------------

 POST PARTIAL IO PERIOD DEBT SERVICE COVERAGE
 RATIO (X)
 -----------------------------------------------------
                  NO. OF      AGGREGATE
                MORTGAGE     CUT-OFF DATE     %  OF
                   LOANS      BALANCE ($)      POOL
 -----------------------------------------------------
 <= 1.20             7         21,295,450       1.9
 1.21 - 1.30        15         67,956,473       6.1
 1.31 - 1.40        22        160,343,056      14.3
 1.41 - 1.50        30        198,858,937      17.7
 1.51 - 1.60        16         95,541,950       8.5
 1.61 - 1.70         9         27,085,396       2.4
 1.71 - 1.80        14         52,822,160       4.7
 1.81 <=            43        497,709,716      44.4
 -----------------------------------------------------
 TOTAL:            156      1,121,613,138     100.0
 -----------------------------------------------------
   Min: 1.04       Max: 9.18           Wtd Avg: 1.93
 -----------------------------------------------------

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of Mortgage Loans secured by multiple properties. Sum of columns may not match "Total" due to rounding.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-10

                          $1,055,718,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP18

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

------------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions               APR-05          APR-06             APR-07          APR-08           APR-09          APR-10
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                           99.20%           99.20%            98.84%           72.56%           69.13%          74.91%
Greater of YM and 1.00% (2)(3)        0.80%            0.80%             1.16%           26.60%           30.04%          24.35%
Greater of YM and 3.00% (2)           0.00%            0.00%             0.00%            0.66%            0.65%           0.74%
Open                                  0.00%            0.00%             0.00%            0.18%            0.18%           0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                               100.00%          100.00%           100.00%          100.00%          100.00%         100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding          $1,121,613,138   $1,112,260,812    $1,102,156,908   $1,091,074,694   $1,078,787,684  $930,144,747
% Initial Pool Balance               100.00%           99.17%             98.27%          97.28%            96.18%         82.93%
------------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

------------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)      APR-11          APR-12             APR-13           APR-14           APR-15         APR-16
------------------------------------------------------------------------------------------------------------------------------------
Locked Out                            74.97%          75.68%             76.29%           78.32%           32.63%         93.24%
Greater of YM and 1.00% (2)(3)        24.29%          23.55%             23.71%           16.35%            2.05%          6.76%
Greater of YM and 3.00% (2)            0.74%           0.77%              0.00%            0.00%            0.00%          0.00%
Open                                   0.00%           0.00%              0.00%            5.33%           65.32%          0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                               100.00%          100.00%            100.00%          100.00%          100.00%        100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding           $915,780,347     $864,469,914     $840,058,323      $787,439,538       $177,573,841   $49,052,037
% Initial Pool Balance                81.65%           77.07%           74.90%            70.21%             15.83%        4.37%
------------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

--------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)           APR-17               APR-18
--------------------------------------------------------------------------------
Locked Out                                 91.85%               92.15%
Greater of YM and 1.00% (2)(3)             8.15%                 7.85%
Greater of YM and 3.00% (2)                0.00%                 0.00%
Open                                       0.00%                 0.00%
--------------------------------------------------------------------------------
TOTALS                                    100.00%               100.00%
--------------------------------------------------------------------------------
Pool Balance Outstanding                $36,459,774           $33,206,658
% Initial Pool Balance                     3.25%                 2.96%
--------------------------------------------------------------------------------

Notes:

(1)  The analysis is based on the Structuring Assumptions and a 0% CPR as discussed herein.
(2)  See Appendix II for a description of the Yield Maintenance.
(3)  DEF/YM1 loans have been modeled as Yield Maintenance.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-11

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  05/13/2005
                                                                                                RECORD DATE:   04/29/2005
------------------------------------------------------------------------------------------------------------------------------------
                                            DISTRIBUTION DATE STATEMENT

                      =======================================================================

                      STATEMENT SECTIONS                                              PAGE(S)
                      ------------------                                              -------

                      Certificate Distribution Detail                                    2
                      Certificate Factor Detail                                          3
                      Reconciliation Detail                                              4
                      Other Required Information                                         5
                      Cash Reconciliation Detail                                         6
                      Ratings Detail                                                     7
                      Current Mortgage Loan and Property Stratification Tables         8 - 10
                      Mortgage Loan Detail                                              11
                      Principal Prepayment Detail                                       12
                      Historical Detail                                                 13
                      Delinquency Loan Detail                                           14
                      Specially Serviced Loan Detail                                  15 - 16
                      Modified Loan Detail                                              17
                      Liquidated Loan Detail                                            18
                      Bond/Collateral Realized Loss Reconciliation                      19
                      =======================================================================

                   DEPOSITOR                                  MASTER SERVICER                           SPECIAL SERVICER
==============================================  =========================================  =========================================
Bead Stearns Chase Commercial Mortgage           Wells Fargo Bank, N.A.                     ARCap Servicing, Inc.
  Securities Inc.                                45 Fremont Street, 2nd Floor               5605 N. MacArthur Blvd.
383 Madison Avenue                               investorreporting@wellsfargo.com           Irving, TX 75038
New York, NY 10179                               San Francisco, CA 94105

Contact:      General Information Number         Contact:      Matilde Sanchez              Contact:      Chris Crouch
Phone Number: (212) 272-2000                     Phone Number:                              Phone Number: (972) 580-1688
==============================================  =========================================  =========================================

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 1 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  05/13/2005
                                                                                                RECORD DATE:   04/29/2005
------------------------------------------------------------------------------------------------------------------------------------
                                          CERTIFICATE DISTRIBUTION DETAIL

====================================================================================================================================
  Class\  CUSIP     Pass-Through    Original    Beginning     Principal       Interest    Prepayment   Realized Loss/
Component              Rate          Balance     Balance    Distribution    Distribution   Premium    Additional Trust     Total
                                                                                                       Fund Expenses    Distribution
====================================================================================================================================
  A-1                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-2                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-3                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-AB               0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-4                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-4FL              0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-J                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   B                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   C                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   D                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   E                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   F                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   G                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   H                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   J                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   K                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   L                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   M                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   N                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   O                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   P                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  R-1                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  R-2                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  R-3                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
====================================================================================================================================
Totals                                0.00          0.00           0.00          0.00         0.00           0.00           0.00
====================================================================================================================================

====================================
  Class\     Ending     Current
Component    Balance  Subordination
                        Level (1)
====================================
  A-1          0.00        0.00
  A-2          0.00        0.00
  A-3          0.00        0.00
  A-4          0.00        0.00
  A-AB         0.00        0.00
  A-5          0.00        0.00
  A-J          0.00        0.00
   B           0.00        0.00
   C           0.00        0.00
   D           0.00        0.00
   E           0.00        0.00
   F           0.00        0.00
   G           0.00        0.00
   H           0.00        0.00
   J           0.00        0.00
   K           0.00        0.00
   L           0.00        0.00
   M           0.00        0.00
   N           0.00        0.00
   O           0.00        0.00
   P           0.00        0.00
  R-1          0.00        0.00
  R-2          0.00        0.00
  R-3          0.00        0.00
====================================
Totals         0.00        0.00
====================================

============================================================================================================================
Class      Cusip       Pass-Through      Original      Beginning        Interest       Prepayment     Total          Ending
                          Rate           Notional      Notional       Distribution       Premium    Distribution    Notional
                                          Amount        Amount                                                       Amount
============================================================================================================================
X                       0.000000           0.00           0.00            0.00            0.00        0.00           0.00
============================================================================================================================
(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and deviding the result by (A).

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 2 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  05/13/2005
                                                                                                RECORD DATE:   04/29/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                    CERTIFICATE FACTOR DETAIL

   =============================================================================================================================
      Class\         CUSIP         Beginning      Principal         Interest        Prepayment     Realized Loss/       Ending
     Component                      Balance      Distribution     Distribution       Premium      Additional Trust      Balance
                                                                                                    Fund Expenses
   =============================================================================================================================
      A-1                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-2                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-3                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-AB                       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-4                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-4FL                      0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-J                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       B                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       C                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       D                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       E                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       F                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       G                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       H                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       J                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       K                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       L                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       M                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       N                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       O                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       P                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      R-1                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      R-2                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      R-3                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
   =============================================================================================================================

   ===========================================================================================
     Class         CUSIP         Beginning         Interest        Prepayment         Ending
                                  Notional       Distribution       Premium          Notional
                                   Amount                                             Amount
   ===========================================================================================
      X                          0.00000000       0.00000000       0.00000000       0.00000000
   ===========================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                     Page 3 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  05/13/2005
                                                                                                RECORD DATE:   04/29/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                      RECONCILIATION DETAIL

               ADVANCE SUMMARY                                            MASTER SERVICING FEE SUMMARY

P & I Advances Outstanding                      0.00      Current Period Accrued Master Servicing Fees                       0.00
Servicing Advances Outstanding                  0.00      Less Master Servicing Fees on Delinquent Payments                  0.00
                                                          Less Reductions to Master Servicing Fees                           0.00
Reimbursements for Interest on P&I              0.00      Plus Master Servicing Fees on Delinquent Payments Received         0.00
Advances paid from general collections                    Plus Adjustments for Prior Master Servicing Calculation            0.00
                                                          Total Master Servicing Fees Collected                              0.00
Reimbursements for Interest on Servicing        0.00
Advances paid from general collections

 CERTIFICATE INTEREST RECONCILIATION

====================================================================================================================================
 Class     Accrued         Net Aggregate      Distributable     Distributable       Additional      Interest     Remaining Unpaid
         Certificate         Prepayment        Certificate   Certificate Interest   Trust Fund    Distribution     Distributable
           Interest      Interest Shortfall      Interest         Adjustment         Expenses                   Certificate Interest
====================================================================================================================================
  A-1       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-2       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-3       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-AB      0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-4       0.00                0.00               0.00              0.00               0.00          0.00              0.00
 A-4FL      0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-J       0.00                0.00               0.00              0.00               0.00          0.00              0.00
   B        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   C        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   D        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   E        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   F        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   G        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   H        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   J        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   K        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   L        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   M        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   N        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   O        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   P        0.00                0.00               0.00              0.00               0.00          0.00              0.00
  R-1       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  R-2       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  R-3       0.00                0.00               0.00              0.00               0.00          0.00              0.00
====================================================================================================================================
  Totals    0.00                0.00               0.00              0.00               0.00          0.00              0.00
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 4 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  05/13/2005
                                                                                                RECORD DATE:   04/29/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                     OTHER REQUIRED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

Available Distribution Amount                  0.00               Additional Trust Fund Expenses/(Gains)         0.00

Aggregate Number of Outstanding Loans             0                         Fees Paid to Special Servicer        0.00

Aggregate Unpaid Principal Balance of Loans    0.00                         Interest on Advances                 0.00

Aggregate Stated Principal Balance of Loans    0.00                         Other Expenses of Trust              0.00

Aggregate Amount of Servicing Fee              0.00

Aggregate Amount of Special Servicing Fee      0.00

Aggregate Amount of Trustee Fee                0.00

Aggregate Primary Servicing Fee                0.00                Appraisal Reduction Amount

Aggregate Paying Agent Fee                     0.00                =================================================================
                                                                                       Appraisal      Cumulative        Most Recent
Aggregate Trust Fund Expenses                  0.00                     Loan           Reduction         ASER            App. Red.
                                                                       Number           Effected        Amount              Date
                                                                   =================================================================

                                                                   =================================================================
                                                                   Total
                                                                   =================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 5 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  05/13/2005
                                                                                                RECORD DATE:   04/29/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                     CASH RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED
 INTEREST:
     Interest paid or advanced                                                              0.00
     Interest reductions due to Nonrecoverability Determinations                            0.00
     Interest Adjustments                                                                   0.00
     Deferred Interest                                                                      0.00
     Net Prepayment Interest Shortfall                                                      0.00
     Net Prepayment Interest Excess                                                         0.00
     Extension Interest                                                                     0.00
     Interest Reserve Withdrawal                                                            0.00
                                                                                                 -------
          TOTAL INTEREST COLLECTED                                                                  0.00

 PRINCIPAL:
     Scheduled Principal                                                                    0.00
     Unscheduled Principal                                                                  0.00
          Principal Prepayments                                                             0.00
          Collection of Principal after Maturity Date                                       0.00
          Recoveries from Liquidation and Insurance Proceeds                                0.00
          Excess of Prior Principal Amounts paid                                            0.00
          Curtailments                                                                      0.00
     Negative Amortization                                                                  0.00
     Principal Adjustments                                                                  0.00
                                                                                                 -------
          TOTAL PRINCIPAL COLLECTED                                                                 0.00
 OTHER:
     Prepayment Penalties/Yield Maintenance                                                 0.00
     Repayment Fees                                                                         0.00
     Borrower Option Extension Fees                                                         0.00
     Equity Payments Received                                                               0.00
     Net Swap Counterparty Payments Received                                                0.00
                                                                                                 -------
          TOTAL OTHER FUNDS COLLECTED                                                               0.00
                                                                                                 -------
TOTAL FUNDS COLLECTED                                                                               0.00
                                                                                                 =======

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

TOTAL FUNDS DISTRIBUTED
   FEES:
      Master Servicing Fee                                                                  0.00
      Trustee Fee                                                                           0.00
      Certificate Administration Fee                                                        0.00
      Insurer Fee                                                                           0.00
      Miscellaneous Fee                                                                     0.00
                                                                                                 -------
            TOTAL FEES                                                                              0.00

  ADDITIONAL TRUST FUND EXPENSES:
      Reimbursement for Interest on Advances                                                0.00
      ASER Amount                                                                           0.00
      Special Servicing Fee                                                                 0.00
      Reduction of funds due to Non Recoverability Determination                            0.00
      Rating Agency Expenses                                                                0.00
      Attorney's Fees & Expenses                                                            0.00
      Bankruptcy Expense                                                                    0.00
      Taxes Imposed on Trust Fund                                                           0.00
      Advances Not Recovered                                                                0.00
      Other Expenses                                                                        0.00

                                                                                                 -------
            TOTAL ADDITIONAL TRUST FUND EXPENSES                                                    0.00

      Interest Reserve Deposit                                                              0.00

  PAYMENTS TO CERTIFICATE HOLDERS & OTHERS:
     Interest Distribution                                                                  0.00
     Principal Distribution                                                                 0.00
     Yield Maintenance/Prepayment Penalties                                                 0.00
     Borrower Option Extension Fees                                                         0.00
     Equity Payments Paid                                                                   0.00
     Net Swap Counterparty Payments Paid                                                    0.00
                                                                                                 -------
            TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                                           0.00
                                                                                                 -------
TOTAL FUNDS DISTRIBUTED                                                                             0.00
                                                                                                 =======

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 6 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  05/13/2005
                                                                                                RECORD DATE:   04/29/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                           RATINGS DETAIL

------------------------------------------------------------------------------------------------------------------------------------

            ============================================================================================================
                                                         Original Ratings                  Current Ratings (1)
                   Class             CUSIP      ------------------------------------------------------------------------
                                                 Fitch        Moody's       S & P      Fitch       Moody's       S & P
            ============================================================================================================
                    A-1
                    A-2
                    A-3
                   A-AB
                    A-4
                   A-4FL
                    A-J
                     B
                     C
                     D
                     E
                     F
                     G
                     H
                     J
                     K
                     L
                     M
                     N
                     O
                     P
                     X
          ============================================================================================================
              NR - Designates that the class was not rated by the above agency at the time of original issuance.
               X - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
             N/A - Data not available this period.

         1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

                 Fitch, Inc.                            Moody's Investors Service              Standard & Poor's Rating Services
                 One State Street Plaza                 99 Church Street                       55 Water Street
                 New York, New York 10004               New York, New York 10007               New York, New York 10041
                 (212) 908-0500                         (212) 553-0300                         (212) 438-2430

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 7 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  05/13/2005
                                                                                                RECORD DATE:   04/29/2005
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                      SCHEDULED BALANCE                                                         STATE (3)
================================================================  ==================================================================
                                   %of                                                              % of
 Scheduled    # of   Scheduled     Agg.  WAM         Weighted                   # of    Scheduled    Agg    WAM          Weighted
  Balance    loans    Balance      Bal.  (2)  WAC   Avg DSCR (1)     State     Props.    Balance     Bal.   (2)  WAC    Avg DSCR (1)
================================================================  ==================================================================

================================================================  ==================================================================
  Totals                                                             Totals
================================================================  ==================================================================

  See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 8 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  05/13/2005
                                                                                                RECORD DATE:   04/29/2005
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

          DEBT SERVICE COVERAGE RATIO                                                       PROPERTY TYPE (3)
================================================================  ================================================================
                                 % of                                                               % of
 Debt Service    # of  Scheduled  Agg.   WAM          Weighted                    # of   Scheduled   Agg.  WAM        Weighted
Coverage Ratio  loans   Balance   Bal.   (2)  WAC  Avg DSCR (1)   Property Type  Props.   Balance    Bal.  (2)   WAC  Avg DSCR (1)
================================================================  ================================================================

================================================================  ================================================================
    Totals                                                           Totals
================================================================  ================================================================

                            NOTE RATE                                                         SEASONING
================================================================  ================================================================
                                % of                                                               % of
    Note       # of  Scheduled   Agg.  WAM            Weighted                   # of  Scheduled   Agg   WAM            Weighted
    Rate      loans   Balance    Bal.   (2)  WAC    Avg DSCR (1)    Seasoning   loans   Balance    Bal.   (2)  WAC    Avg DSCR (1)
================================================================  ================================================================

================================================================  ================================================================
   Totals                                                            Totals
================================================================  ================================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 9 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  05/13/2005
                                                                                                RECORD DATE:   04/29/2005
------------------------------------------------------------------------------------------------------------------------------------

                                        CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                    REMAINING STATED TERM (FULLY AMORTIZING LOANS)
================================================================   ================================================================
 Anticipated                     % of                               Remaining                      % of
  Remaining     # of  Scheduled   Agg.   WAM         Weighted         Stated      # of  Scheduled   Agg.   WAM         Weighted
   Term (2)    loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)        Term      loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)
================================================================   ================================================================

================================================================   ================================================================
   Totals                                                              Totals
================================================================   ================================================================

      REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                       AGE OF MOST RECENT FINANCIAL INFORMATION
================================================================   ================================================================
 Remaining                     % of                                 Age of Most.                   % of
Amortization  # of  Scheduled   Agg.   WAM         Weighted          Financial    # of  Scheduled   Agg.   WAM         Weighted
    Term     loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)       Information  loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)
================================================================   ================================================================

================================================================   ================================================================
   Totals                                                              Totals
================================================================   ================================================================

(1)   Debt Service Coverage Ratios are updated periodically as new financial information become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the
      Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided for this calculation.

(2)   Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
      Anticipated Repayment Date, if applicable, and the maturity date.

(3)   Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
      Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                     Page 10 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  05/13/2005
                                                                                                RECORD DATE:   04/29/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                        MORTGAGE LOAN DETAIL
====================================================================================================================================
                                                                                                               Anticipated
 Loan                    Property                                   Interest       Principal       Gross        Repayment   Maturity
Number         ODCR      Type (1)          City          State       Payment        Payment        Coupon          Date        Date
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

====================================================================================================================================
                  Neg.          Beginning          Ending          Paid        Appraisal      Appraisal         Res.          Mod.
 Loan            Amort          Scheduled         Scheduled        Thru        Reduction      Reduction         Strat         Code
Number           (Y/N)           Balance            Balance        Date          Date          Amoount           (2)           (3)
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

      (1) Property Type Code                                 (2) Resolution Strategy Code
      ----------------------                                 ----------------------------

MF - Multi-Family       OF - Office        1 - Modification   6 - DPO                10 - Deed In Lieu Of
RT - Retail             MU - Mixed Use     2 - Foreclosure    7 - REO                     Foreclosure
HC - Health Care        LO - Lodging       3 - Bankruptcy     8 - Resolved           11 - Full Payoff
IN - Industrial         SS - Self Storage  4 - Extension      9 - Pending Return     12 - Reps and Warranties
WH - Warehouse          OT - Other         5 - Note Sale          to Master Servicer 13 - Other or TBD
MH - Mobile Home Park

(3) Modification Code
---------------------

 1 - Maturity Date Extension
 2 - Authorization Change
 3 - Principal Write-Off
 4 - Combination

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                     Page 11 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  05/13/2005
                                                                                                RECORD DATE:   04/29/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                     PRINCIPAL PREPAYMENT DETAIL

====================================================================================================================================
                   Offering Document        Principal Prepayment Amount                        Prepayment Penalties
Loan Number         Cross-Reference    ------------------------------------    ----------------------------------------------------
                                       Payoff Amount     Curtailment Amount     Prepayment Premium      Yield Maintenance Charge
====================================================================================================================================

====================================================================================================================================
     Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                     Page 12 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  05/13/2005
                                                                                                RECORD DATE:   04/29/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                         HISTORICAL DETAIL

===========================================================================================================
                                                  Delinquencies
-----------------------------------------------------------------------------------------------------------
                   30-59               60-89        90 Days
Distribution       Days                Days         or More    Foreclosure        REO         Modifications
    Date         #  Balance         #  Balance     #  Balance   #  Balance     #  Balance      #  Balance
===========================================================================================================

===========================================================================================================

====================================================================================
                           Prepayments                         Rate and
                                                               Maturities
------------------------------------------------------------------------------------
Distribution       Curtailments        Payoff        Next Weighted Avg.
    Date            #  Balance        #  Balance       Coupon   Remit         WAM
====================================================================================

====================================================================================

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                     Page 13 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  05/13/2005
                                                                                                RECORD DATE:   04/29/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                       DELINQUENCY LOAN DETAIL

================================================================================================================================
                 Offering            # of     Paid        Current      Outstanding      Status of      Resolution    Servicing
Loan Number      Document          Months    Through       P & I         P & I           Mortgage      Strategy       Transfer
              Cross-Reference      Delinq.     Date       Advances      Advances         Loan (1)        Code (2)       Date
================================================================================================================================

================================================================================================================================
  Totals
================================================================================================================================

==============================================================================
                   Foreclosure   Actual      Outstanding
Loan Number           Date        Loan        Servicing    Bankruptcy     REO
                                 Balance       Advances      Date         Date
==============================================================================

==============================================================================
  Totals
==============================================================================

                      (1) Status of Mortgage Loan                                      (2) Resolution Strategy Code
                      ---------------------------                                      ----------------------------

A - Payments Not Received       2 - Two Months Delinquent            1 - Modification   6 - DPO                 10 - Deed In Lieu Of
    But Still in Grace Period   3 - Three or More Months Delinquent  2 - Foreclosure    7 - REO                      Foreclosure
B - Late Payment But Less       4 - Assumed Scheduled Payment        3 - Bankruptcy     8 - Resolved            11 - Full Payoff
    Than 1 Month Delinquent         (Performing Matured Loan)        4 - Extension      9 - Pending Return      12 - Reps and
0 - Current                     7 - Foreclosure                      5 - Note Sale          to Master Servicer       Warranties
1 - One Month Delinquent        9 - REO                                                                         13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                     Page 14 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  05/13/2005
                                                                                                RECORD DATE:   04/29/2005
------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 1

====================================================================================================================================
                                   Offering       Servicing    Resolution
Distribution       Loan            Document        Transfer    Strategy       Scheduled      Property                   Interest
    Date          Number        Cross-Reference      Date        Code (1)      Balance        Type (2)        State       Rate
====================================================================================================================================

===============================================================================================================================

===============================================================================================================================
                                               Net                                                                    Remaining
 Distribution              Actual           Operating            NOI                      Note         Maturity      Amortizaton
     Date                  Balance            Income             Date        DSCR         Date           Date           Term
===============================================================================================================================

===============================================================================================================================

                    (1) Resolution Strategy Code                                                 (2) Property Type Code
                    ----------------------------                                                 ----------------------

1 - Modification     6 - DPO                   10 - Deed In Lieu Of                  MF - Multi-Family           OF - Office
2 - Foreclosure      7 - REO                        Foreclosure                      RT - Retail                 MU - Mixed use
3 - Bankruptcy       8 - Resolved              11 - Full Payoff                      HC - Health Care            LO - Lodging
4 - Extension        9 - Pending Return        12 - Reps and Warranties              IN - Industrial             SS - Self Storage
5 - Note Sale            to Master Servicer    13 - Other or TBD                     WH - Warehouse              OT - Other
                                                                                     MH - Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                     Page 15 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  05/13/2005
                                                                                                RECORD DATE:   04/29/2005
------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 2

====================================================================================================================================
                              Offering      Resolution     Site
Distribution      Loan       Document       Strategy    Inspection    Phase 1   Appraisal   Appraisal      Other REO
    Date         Number   Cross-Reference   Code (1)      Date         Date        Date       Value     Property Revenue    Comment
====================================================================================================================================

====================================================================================================================================

                                                    (1) Resolution Strategy Code
                                                    ----------------------------

                           1  -  Modification         6 - DPO                    10 - Deed In Lieu Of
                           2  -  Foreclosure          7 - REO                         Foreclosure
                           3  -  Bankruptcy           8 - Resolved               11 - Full Payoff
                           4  -  Extension            9 - Pending Return         12 - Reps and Warranties
                           5  -  Note Sale                to Master Servicer     13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                     Page 16 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  05/13/2005
                                                                                                RECORD DATE:   04/29/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                        MODIFIED LOAN DETAIL

====================================================================================================================================
                Offering
   Loan         Document           Pre-Modification
  Number     Cross-Reference           Balance           Modification Date                Modification Description
====================================================================================================================================

====================================================================================================================================
     Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                     Page 17 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  05/13/2005
                                                                                                RECORD DATE:   04/29/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                       LIQUIDATED LOAN DETAIL

============================================================================================================================

             Final
            Recovery        Offering                                                              Gross Proceeds
 Loan     Determination     Document         Appraisal   Appraisal       Actual         Gross      as a % of
Number        Date       Cross-Reference        Date       Value         Balance       Proceeds   Actual Balance
============================================================================================================================

============================================================================================================================
  Current Total
============================================================================================================================
Cummulative Total
============================================================================================================================

==============================================================================
                                           Net
                                         Proceeds
           Aggregate         Net        as a % of                Repurchased
 Loan     Liquidation    Liquidation      Actual     Realized     by Seller
Number      Expenses*      Proceeds       Balance       Loss        (Y/N)
==============================================================================

==============================================================================
  Current Total
==============================================================================
Cummulative Total
==============================================================================

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.)

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 18 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  05/13/2005
                                                                                                RECORD DATE:   04/29/2005
------------------------------------------------------------------------------------------------------------------------------------

                                        BOND/COLLATERAL REALIZED LOSS RECONCILIATION

===============================================================================================================================
                             Beginning                                              Amounts
                             Balance of      Aggregate     Prior Realized      Covered by Over-         Interest (Shortage)/
 Distribution   Prospectus   the Loan at   Realized Loss    Loss Applied      collateralization and     Excesses applied to
     Date          Id        Liquidation    on Loans       to Certificates    other Credit Support      other Credit Support
===============================================================================================================================

                                              NO REALIZED LOSSES THIS PERIOD

===============================================================================================================================
  Current Total
===============================================================================================================================
Cummulative Total
===============================================================================================================================

================================================================================================================================
                   Modification             Additional
                   Adjustments/            (Recoveries)/         Current Realized      Recoveries of      (Recoveries)/Realized
 Distribution   Appraisal Reduction     Expenses applied to       Loss Applied to      Realized Losses      Loss Applied to
     Date          Adjustment            Realized Losses           Certificates         Paid as Cash      Certificate Interest
================================================================================================================================

================================================================================================================================
  Current Total
================================================================================================================================
Cummulative Total
================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 19 of 19

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE A
                                   ----------

                      Class A-AB Planned Principal Balance

  DISTRIBUTION DATE         BALANCE
  -----------------         -------

    Closing Date        $105,700,000.00
     05/13/2005         $105,700,000.00
     06/13/2005         $105,700,000.00
     07/13/2005         $105,700,000.00
     08/13/2005         $105,700,000.00
     09/13/2005         $105,700,000.00
     10/13/2005         $105,700,000.00
     11/13/2005         $105,700,000.00
     12/13/2005         $105,700,000.00
     01/13/2006         $105,700,000.00
     02/13/2006         $105,700,000.00
     03/13/2006         $105,700,000.00
     04/13/2006         $105,700,000.00
     05/13/2006         $105,700,000.00
     06/13/2006         $105,700,000.00
     07/13/2006         $105,700,000.00
     08/13/2006         $105,700,000.00
     09/13/2006         $105,700,000.00
     10/13/2006         $105,700,000.00
     11/13/2006         $105,700,000.00
     12/13/2006         $105,700,000.00
     01/13/2007         $105,700,000.00
     02/13/2007         $105,700,000.00
     03/13/2007         $105,700,000.00
     04/13/2007         $105,700,000.00
     05/13/2007         $105,700,000.00
     06/13/2007         $105,700,000.00
     07/13/2007         $105,700,000.00
     08/13/2007         $105,700,000.00
     09/13/2007         $105,700,000.00
     10/13/2007         $105,700,000.00
     11/13/2007         $105,700,000.00
     12/13/2007         $105,700,000.00
     01/13/2008         $105,700,000.00
     02/13/2008         $105,700,000.00
     03/13/2008         $105,700,000.00
     04/13/2008         $105,700,000.00
     05/13/2008         $105,700,000.00
     06/13/2008         $105,700,000.00
     07/13/2008         $105,700,000.00
     08/13/2008         $105,700,000.00
     09/13/2008         $105,700,000.00
     10/13/2008         $105,700,000.00
     11/13/2008         $105,700,000.00
     12/13/2008         $105,700,000.00

  DISTRIBUTION DATE         BALANCE
  -----------------         -------
     01/13/2009         $105,700,000.00
     02/13/2009         $105,700,000.00
     03/13/2009         $105,700,000.00
     04/13/2009         $105,700,000.00
     05/13/2009         $105,700,000.00
     06/13/2009         $105,700,000.00
     07/13/2009         $105,700,000.00
     08/13/2009         $105,700,000.00
     09/13/2009         $105,700,000.00
     10/13/2009         $105,700,000.00
     11/13/2009         $105,700,000.00
     12/13/2009         $105,700,000.00
     01/13/2010         $105,700,000.00
     02/13/2010         $105,700,000.00
     03/13/2010         $105,700,000.00
     04/13/2010         $105,631,609.13
     05/13/2010         $104,428,000.00
     06/13/2010         $103,306,000.00
     07/13/2010         $102,092,000.00
     08/13/2010         $100,960,000.00
     09/13/2010         $99,822,000.00
     10/13/2010         $98,592,000.00
     11/13/2010         $97,443,000.00
     12/13/2010         $96,202,000.00
     01/13/2011         $95,042,000.00
     02/13/2011         $93,876,000.00
     03/13/2011         $92,445,000.00
     04/13/2011         $91,267,000.00
     05/13/2011         $89,997,000.00
     06/13/2011         $88,807,000.00
     07/13/2011         $87,526,000.00
     08/13/2011         $86,324,000.00
     09/13/2011         $85,117,000.00
     10/13/2011         $83,819,000.00
     11/13/2011         $83,619,000.00
     12/13/2011         $83,419,000.00
     01/13/2012         $83,219,000.00
     02/13/2012         $83,019,000.00
     03/13/2012         $82,795,000.00
     04/13/2012         $81,556,000.00
     05/13/2012         $80,229,000.00
     06/13/2012         $78,979,000.00
     07/13/2012         $77,640,000.00
     08/13/2012         $76,378,000.00
     09/13/2012         $75,109,000.00

                                       A-1

  DISTRIBUTION DATE         BALANCE
  -----------------         -------
     10/13/2012         $71,709,000.00
     11/13/2012         $70,432,000.00
     12/13/2012         $69,066,000.00
     01/13/2013         $61,257,000.00
     02/13/2013         $59,973,000.00
     03/13/2013         $58,442,000.00
     04/13/2013         $57,145,000.00
     05/13/2013         $55,761,000.00
     06/13/2013         $54,450,000.00
     07/13/2013         $53,054,000.00
     08/13/2013         $51,731,000.00
     09/13/2013         $50,401,000.00
     10/13/2013         $48,986,000.00
     11/13/2013         $47,643,000.00
     12/13/2013         $46,260,000.00
     01/13/2014         $44,946,000.00
     02/13/2014         $16,934,000.00
     03/13/2014         $10,969,000.00
     04/13/2014          $4,526,000.00
     05/13/2014          $3,185,000.00
     06/13/2014           $186,000.00
     07/13/2014              $0.00

                                      A-2

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                   (DEPOSITOR)

     Consider carefully the risk factors beginning on page 2 in this prospectus.

     The securities to be issued are mortgage backed certificates issued by a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage
Securities Inc.

     Unless otherwise specified in the applicable prospectus supplement, neither the certificates nor the underlying assets are insured or guaranteed by any governmental agency or other person.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

THE TRUST FUNDS--

     (1) A new trust fund will be established to issue each series of certificates.

     (2) Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.

     (3) A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, and interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements.

THE CERTIFICATES--

     (1) Each series of certificates will be issued as part of a designated series that may include one or more classes.

     (2) Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT
THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                  The date of this prospectus is March 2, 2005.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

     We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

     o    this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

     o    the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.

     You can find the definitions of capitalized terms that are used in this prospectus beginning on page 109 of this prospectus under the caption
"Glossary."

                                        i

   Shortfalls in Collections of Interest as a Result of Prepayments of

   Distributions on the Certificates in Respect of Prepayment Premiums

                                       ii

   Federal Income Tax Consequences for Certificates as to Which No REMIC

                                       iii

--------------------------------------------------------------------------------

                             SUMMARY OF PROSPECTUS

     This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

TITLE OF CERTIFICATES................   Commercial/Multifamily Mortgage Pass-Through Certificates,
                                        issuable in series.

DEPOSITOR............................   Bear Stearns Commercial Mortgage Securities Inc., a Delaware
                                        corporation. Our telephone number is (212) 272-2000.

DESCRIPTION OF CERTIFICATES;
   RATINGS...........................   The certificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes. The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the property of the related trust fund. Each trust fund will consist primarily of a segregated pool of commercial or
                                        multifamily mortgage loans, or mortgage-backed securities
                                        that evidence interests in, or that are secured by
                                        commercial or multifamily mortgage loans. Each class or
                                        certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating
                                        agencies at the date of issuance.

     The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                                        (1)  the name of the servicer and special servicer, the
                                             circumstances when a special servicer will be
                                             appointed and their respective obligations (if
                                             any) to make advances to cover delinquent payments
                                             on the assets of the trust fund, taxes,
                                             assessments or insurance premiums;

                                        (2)  the assets in the trust fund, including a
                                             description of the pool of mortgage loans or
                                             mortgage-backed securities;

                                        (3)  the identity and attributes of each class within a
                                             series of certificates, including whether (and to
                                             what extent) any credit enhancement benefits any
                                             class of a series of certificates;

                                        (4)  the tax status of certificates; and

                                        (5)  whether the certificates will be eligible to be
                                             purchased by investors subject to ERISA or will be
                                             mortgage related securities for purposes of SMMEA.

--------------------------------------------------------------------------------

                                  RISK FACTORS

     You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

RISKS RELATING TO THE CERTIFICATES

     LACK OF A SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT FOR
YOU TO RESELL YOUR CERTIFICATES AT ALL OR AT AN ATTRACTIVE PRICE. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

     Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

     o    the perceived liquidity of the offered certificates;

     o    their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and

     o    prevailing interest rates.

     For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates.
In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

     You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplement.

     You will be entitled to receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

     SINCE THE MORTGAGE LOANS WILL NOT BE GUARANTEED, YOU MAY NOT RECEIVE FULL
PAYMENT ON YOUR CERTIFICATES TO THE EXTENT THERE IS A SHORTFALL IN PAYMENT ON
THE ASSETS OR THE RELATED TRUST FUND. The only sources of funds for payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust fund for any other series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

     THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND THE RATE OF
REPURCHASES OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD ON YOUR
INVESTMENT. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

     o    The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

     o    Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

     In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

     We or the mortgage loan seller or sellers named in the applicable prospectus supplement will be required to repurchase a mortgage loan from the trust, or if so specified in the applicable prospectus supplement, substitute another mortgage loan, if we or such seller or sellers breach the representations and warranties made with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

     If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend in part upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than

anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield. For more detailed information regarding these risks, you should refer to the section in this prospectus titled
"Yield and Maturity Considerations."

     Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments. A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

     The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement. Ratings assigned by a rating agency to a class of certificates reflect the rating agency's assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

     o    the likelihood that principal prepayments on the related mortgage loans will be made;

     o    the degree to which the rate of prepayments might differ from that originally anticipated;

     o    the likelihood of early optional termination of the related trust fund; or

     o    the possibility that prepayment of the related mortgage loans may be made at any particular rate.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the

delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Description of Credit Support" and "Ratings."

     ERISA IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; FAILURE TO
COMPLY WITH ERISA MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT
IN REDUCED PAYMENTS ON YOUR CERTIFICATES. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section
4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 of the Internal
Revenue Code you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

     For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled "Certain ERISA Considerations."

     IF YOU ACQUIRE RESIDUAL CERTIFICATES YOU MAY BE SUBJECT TO ADVERSE TAX
CONSEQUENCES. If you are a holder of residual certificates that represents a residual interest in a real estate investment conduit or "REMIC," you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, if any. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the economic income, if any, attributable to your certificate during that period. While you will have a corresponding amount of the losses later in the term of the REMIC, the present value of phantom income may significantly exceed tax losses. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A residual certificate may have negative value.

     All or a portion of your share of the REMIC taxable income may be treated under the Internal Revenue Code as an "excess inclusion." You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. Excess inclusion income:

     o    generally will not be subject to offset by losses from other activities;

     o    will be treated as unrelated business taxable income for a tax-exempt holder; and

     o    will not qualify for exemption from withholding tax for a foreign holder.

     In addition, residual certificates are subject to numerous restrictions on transfer.

     INDIVIDUALS AND SOME OTHER ENTITIES SHOULD NOT INVEST IN CERTIFICATES THAT
ARE RESIDUAL INTERESTS. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC.
However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for

     o    individuals;

     o    estates;

     o    trusts beneficially owned by any individual or estate; and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to sell a
REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a "United States person" within the meaning of the Internal Revenue Code.

     IF YOUR CERTIFICATES ARE ISSUED IN BOOK-ENTRY FORM, YOU WILL ONLY BE ABLE
TO EXERCISE YOUR RIGHTS INDIRECTLY THROUGH DTC AND YOU MAY ALSO HAVE LIMITED
ACCESS TO INFORMATION REGARDING THOSE CERTIFICATES. One or more classes of the offered certificates of any series may be issued as book-entry certificates.
Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by
DTC to its participating organizations, and directly and indirectly through these organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

     For more detailed information regarding book-entry registration, you should review the section in this prospectus titled "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

RISKS RELATING TO THE MORTGAGE LOANS

     MORTGAGE LOANS ARE SUSCEPTIBLE TO NUMEROUS RISKS THAT MAY RESULT IN LOSSES
TO YOU.

     (1) Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced--for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase--the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

     o    changes in general or local economic conditions and/or specific industry segments;

     o    declines in real estate values;

     o    declines in rental or occupancy rates;

     o    increases in interest rates, real estate tax rates and other operating expenses;

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    acts of God and other factors beyond the control of the servicer.

     In the case of mortgage loans that represent participation interests in a mortgage loan, the trustee's or the servicer's enforcement rights may be limited in the event of default by the related borrower.

     (2) The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     (3) Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     (4) Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

     (5) The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     OFFICE PROPERTIES HAVE PARTICULAR RISKS. In addition to risks generally associated with real estate, office properties are also affected significantly by

     o    adverse changes in population and employment growth, which generally creates demand for office space,

     o    local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,

     o    the quality and management philosophy of management,

     o    the attractiveness of the properties to tenants and their customers or clients,

     o    the attractiveness of the surrounding neighborhood, and

     o    the need to make major repairs or improvements to the property to satisfy the needs of major tenants.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of

     o    a tenant's voluntary decision not to renew a lease,

     o    bankruptcy or insolvency of these tenants, or

     o    these tenant's general cessation of business activities or for other reasons.

     The risk of an economic decline as described above is greater if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     MORTGAGE LOANS SECURED BY RETAIL PROPERTIES MAY BE ADVERSELY AFFECTED BY
CHANGES IN CONSUMER SPENDING PATTERNS, ALTERNATIVE FORMS OF RETAILING AND
CHANGES IN TENANTS OCCUPYING THE RETAIL PROPERTIES. In addition to risks generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:

     o    adverse changes in consumer spending patterns;

     o    local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

     o    alternative forms of retailing, including direct mail, television shopping networks and Internet based sales, which reduce the need for retail space by retail companies;

     o    the quality and management philosophy of management;

     o    the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

     o    the public perception of the safety of customers, at shopping malls and shopping centers, for example;

     o    the need to make major repairs or improvements to satisfy the needs of major tenants; and

     o    if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

     SOME RISKS THAT AFFECT OCCUPANCY AND RENT LEVELS OF MULTIFAMILY RENTAL
PROPERTIES SUCH AS ADVERSE ECONOMIC CONDITIONS, CONSTRUCTION OF ADDITIONAL
HOUSING, MILITARY BASE CLOSINGS, COMPANY RELOCATIONS AND RENT CONTROL LAWS MAY
AFFECT THE ABILITY OF THE BORROWER TO MEET ITS OBLIGATIONS UNDER THE MORTGAGE
LOAN. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

     o    the amount of rent that can be charged for rental units;

     o    tenants' ability to pay rent;

     o    timeliness of rent payments;

     o    occupancy levels without a corresponding decrease in
          expenses--occupancy and rent levels may also be affected by construction of additional housing units;

     o    local military base closings;

     o    construction of additional housing units;

     o    company relocations and closings; and

     o    national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

     Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code.
However, Section 42 properties are subject to some restrictions that may affect a borrower's ability to meet its obligations under a mortgage loan. This includes the following:

     o    rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

     o    the income restrictions on tenants imposed by Section 42 of the
          Internal Revenue Code may reduce the number of eligible tenants;

     o    some eligible tenants may not find any differences in rents between the Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a
          Section 42 property; and

     o    a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

     All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

     MORTGAGE LOANS SECURED BY COOPERATIVELY OWNED APARTMENT BUILDINGS ARE
SUBJECT TO THE RISK THAT TENANT-SHAREHOLDERS OF A COOPERATIVELY OWNED APARTMENT
BUILDING WILL BE UNABLE TO MAKE THE REQUIRED MAINTENANCE PAYMENTS. Generally, a
tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder's pro rata share of the corporation's payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

     Adverse economic conditions, either local, regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares

allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor's creditworthiness.

     SELF-STORAGE PROPERTIES HAVE PARTICULAR RISKS. Warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage
Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as are building design and location.

     HOTEL AND MOTEL PROPERTIES HAVE PARTICULAR RISKS. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things,

     o    a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

     o    competition from other hotels and motels,

     o    increases in operating costs, which increases may not necessarily in the future be offset by increased room rates and

     o    dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

     These factors could adversely affect the related borrower's ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on that hotel's quality of service and economic performances. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     A hotel or motel property may present additional risks as compared to other commercial property types in that

     o    hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

     o    the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel and motel, either through purchase or foreclosure, is subject to local law requirements;

     o    it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property;
          and

     o    future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

     Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on

                                       10

the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
HAVE PARTICULAR RISKS. The successful operation of a manufactured housing community or recreational vehicle park will generally depend upon the number of competing manufactured housing communities or recreational vehicle parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

     Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
ARE "SPECIAL PURPOSE" PROPERTIES THAT CANNOT BE READILY CONVERTED TO GENERAL
RESIDENTIAL, RETAIL OR OFFICE USE. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

     MORTGAGE LOANS WITH BALLOON PAYMENTS INVOLVE THE RISK THAT BORROWERS MAY
NOT BE ABLE TO REFINANCE THE LOAN OR SELL THE RELATED PROPERTY. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity.
Those mortgage loans will require substantial principal payments--that is, balloon payments--at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

     o    value of the related mortgaged property;

     o    the level of available mortgage rates at the time of sale or refinancing;

     o    the borrower's equity in the related mortgaged property;

     o    the financial condition and operating history of the borrower and the related mortgaged property;

     o    tax laws and rent control laws, with respect to some residential properties;

     o    Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and

     o    prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

     Neither we nor any of our affiliates will be required to refinance any mortgage loan.

     CREDIT SUPPORT FOR A SERIES OF CERTIFICATES MAY COVER SOME OF YOUR LOSSES
OR RISKS BUT MAY NOT COVER ALL POTENTIAL RISKS TO YOU. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in

                                       11

this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls.
Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

     For more detail information regarding credit support of certificates you should review the sections in this prospectus titled "--Risks Relating to the
Certificates--Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement," "Description of the
Certificates" and "Description of Credit Support."

     IF THE MORTGAGED PROPERTY IS SUBJECT TO A LEASE, THE LENDER IS SUBJECT TO
THE RISK THAT IF THE BORROWER DEFAULTS, THE MORTGAGE LENDER MAY HAVE TO OBTAIN A
COURT ORDER APPOINTING A RECEIVER BEFORE BEING ABLE TO COLLECT RENTS. Each
mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     For more detailed information regarding leases and rents, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Leases and Rents."

     OWNERS AND OPERATORS OF A MORTGAGED PROPERTY AND MORTGAGE LENDERS MAY
BECOME LIABLE FOR THE COSTS OF ENVIRONMENTAL CLEANUP. Under federal law and the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in, beneath, or emanating from that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator's liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

     Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response, Compensation, and Liability
Act of 1980. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling and servicing agreement will contain provisions generally to the effect that the servicer, acting on behalf of

                                       12

the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

     For more detailed information regarding environmental risks, you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Environmental Risks."

     HAZARD INSURANCE POLICIES ON MORTGAGED PROPERTIES MAY NOT FULLY COVER ALL
TYPES OF DAMAGE TO THE MORTGAGED properties. Unless otherwise specified in a prospectus supplement, the servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

     For more detailed information regarding insurance policies, you should review the section in this prospectus titled "Description of the Pooling and
Servicing Agreements--Hazard Insurance Policies."

     THE YIELD ON YOUR CERTIFICATES MAY BE ADVERSELY AFFECTED TO THE EXTENT THAT
THE RELATED TRUST FUND MAY INCLUDE DELINQUENT MORTGAGE LOANS BECAUSE THE
AVAILABLE CREDIT SUPPORT MAY NOT COVER ALL LOSSES RELATED TO THE DELINQUENT
MORTGAGE LOANS. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including, 20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In these cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.

     For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans--General."

     A WORD ABOUT FORWARD LOOKING STATEMENTS. Whenever we use words like
"intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                                       13

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of the following:

     o    various types of multifamily or commercial mortgage loans or participations in those mortgage loans;

     o    pass-through certificates or other mortgage-backed securities ("MBS")
          that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     o    a combination of the foregoing, which we call mortgage assets.

     We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund.
The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

     o    residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and manufactured housing community properties;

     o    commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

     o    mixed use properties--that is, any combination of the foregoing--and unimproved land, both called commercial properties.

     The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus

                                       14

supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including

     o    its age;

     o    its condition;

     o    its design, including floor sizes and layout;

     o    its access to transportation; and

          o    the availability of parking and the owner's ability to offer certain amenities to its tenants, including sophisticated
               building systems such as

          o    fiber optic cables,

          o    satellite communications or

     o    other base building technological features.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by an array of factors including

     o    labor cost and quality;

     o    tax environment; and

     o    quality of life matters, such as schools and cultural amenities.

     A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

                                       15

     Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited, to the following:

     o    the ability to lease space in the properties;

     o    the ability of tenants to meet their lease obligations;

     o    the possibility of a significant tenant becoming bankrupt or insolvent; and

     o    fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant--notwithstanding any continued payment of rent--can have a material negative effect on the economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

     Mortgage Loans Secured by Multifamily Rental Properties. Significant
factors determining the value and successful operation of a multifamily rental property include the following:

     o    location of the property;

     o    the number of competing residential developments in the local market, such as apartment buildings, manufactured housing communities and site-built single family homes;

     o    the physical attributes of the multifamily building, such as its age and appearance; and

     o    state and local regulations affecting the property.

     In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

                                       16

     Some states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.
These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A
cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize.
Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after

                                       17

that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

     Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

     Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.
Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant's business.

     Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.
Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

     Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage
Facilities. Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties ("Storage
Properties") are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics,
Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

     Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise

                                       18

affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties.
Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Mortgage Loans Secured by Manufactured Housing Community Properties and
Recreational Vehicle Parks. Manufactured housing community properties consist of land that is divided into "spaces" or "homesites" that are primarily leased to manufactured housing community unit owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the manufactured housing community units are situated, but not the units themselves. The manufactured housing community unit owner often invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the unit, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include

     o    driveways;

     o    visitor parking;

     o    recreational vehicle and pleasure boat storage;

     o    laundry facilities;

     o    community rooms;

     o    swimming pools;

     o    tennis courts;

     o    security systems; and

     o    health clubs.

     Due to relocation costs and, in some cases, demand for manufactured housing community unit spaces, the value of a unit in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated manufactured housing community that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided

                                       19

financing for the unit of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Mortgage loans secured by liens on manufactured housing community properties and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides.
Manufactured housing community properties also compete against alternative forms of residential housing, including

     o    multifamily rental properties;

     o    cooperatively-owned apartment buildings;

     o    condominium complexes; and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.
Manufactured housing community properties and recreational vehicle parks are
"special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the manufactured housing community may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community or recreational vehicle park were readily adaptable to other uses.

     Certain states regulate the relationship of a manufactured housing community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Manufactured housing community owners have been the subject of suits under state "Unfair and
Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a unit owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's unit. Certain states also regulate changes in manufactured housing community use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the unit is removed from the unit site. Any limitations on a borrower's ability to raise property rents may impair the related borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

                                       20

     Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property--that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income--and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative--may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating
Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default.
The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property. This in turn has the following effects:

     o    it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity; and

     o    it increases the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o    the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;

     o    the cost replacement method, i.e., the cost of replacing the property at the date;

                                       21

     o    the income capitalization method, i.e., a projection of value based upon the property's projected net cash flow; or

     o    upon a selection from or interpolation of the values derived from the foregoing methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled
"Risk Factors--Risks Relating to the Mortgage Loans--Mortgage Loans are
susceptible to numerous risks that may result in losses to you" and "--Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

     o    have had individual principal balances at origination of not less than
          $25,000;

     o    have had original terms to maturity of not more than 40 years; and

     o    provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan may also have the following characteristics:

     o    provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

     o    provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

     o    be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and

     o    prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related

                                       22

prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:

     1. the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     2. the type or types of property that provide security for repayment of the mortgage loans;

     3. the earliest and latest origination date and maturity date of the mortgage loans;

     4. the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     5. the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original Loan-to-Value
Ratio of the mortgage loans;

     6. the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

     7. with respect to mortgage loans with adjustable mortgage rates ("ARM
Loans"), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

     8. information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

     9. the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service
Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios;
and

     10. the geographic distribution of the mortgaged properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.

MBS

     Mortgage-backed securities included in a trust fund may include:

     o    mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

     o    certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by

                                       23

          a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement.
The issuer of the MBS and/or the servicer of the underlying mortgage loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.
Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the
MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

     1. the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

     2. the original and remaining term to stated maturity of the MBS, if applicable;

     3. the pass-through or bond rate of the MBS or the formula for determining those rates;

     4. the payment characteristics of the MBS;

     5. the MBS issuer, MBS servicer and MBS trustee, as applicable;

     6. a description of the credit support, if any;

     7. the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

     8. the terms on which mortgage loans may be substituted for those originally underlying the MBS;

     9. the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under "--Mortgage
Loans--Mortgage Loan Information in Prospectus Supplements"; and

     10. the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in

                                       24

some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by one or more other types of credit support arrangements. Other types of credit support arrangements may include letters of credit, insurance policies, guarantees, surety bonds or reserve funds, among others, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled " Risk Factors--Risks Relating to the Mortgage Loans--Credit
support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.

                                       25

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST AS A RESULT OF PREPAYMENTS OF MORTGAGE
LOANS

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the due date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

     For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance--or notional amount, if applicable--of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

                                       26

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share--which, in some cases, may be all--of the prepayments, or to a disproportionately small share--which, in some cases, may be none--of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     In general, the notional amount of a class of stripped interest certificates will either:

     o    be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o    equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

     o    converting to a fixed rate loan and thereby locking in the rate; or

     o    taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws--which are subject to change--to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We

                                       27

will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments--for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund--is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate ("CPR")
prepayment model or the standard prepayment assumption ("SPA") prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance or notional amount of each class of offered certificates that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar--that is, a range of prepayment rates that can be sustained without disruption--that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb excesses or shortfalls in principal payments on the

                                       28

underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.
A targeted amortization class is structured so that principal distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates.
Accordingly, the weighted average lives of mortgage loans that permit negative

                                       29

amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of this feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan.
Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

     o    whether the offered certificate was purchased at a premium or a discount; and

     o    the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a stripped interest certificate, delay or accelerate the amortization of its notional amount.

     For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled "--Yield and
Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

                                       30

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion--which may during specified periods range from none to all--of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:

     o    amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates;

     o    Excess Funds; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.

                                  THE DEPOSITOR

     We are Bear Stearns Commercial Mortgage Securities Inc., a Delaware
corporation organized on April 20, 1987, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 383
Madison Avenue, New York, New York 10179. Our telephone number is (212)
272-2000. We do not have, nor do we expect in the future to have, any significant assets.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                                       31

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

     o    provide for the accrual of interest thereon at a fixed, variable or adjustable rate;

     o    are senior or subordinate to one or more other classes of certificates in entitlement to distributions on the certificates;

     o    are stripped principal certificates;

     o    are stripped interest certificates;

     o    provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;

     o    provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster--and, in some cases, substantially faster--or slower--and, in some cases, substantially slower--than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o    provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o    provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement.
As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer.
Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the related trustee or servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. The particular components of the Available
Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of

                                       32

certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor or by check mailed to the address of the certificateholder as it appears in the certificate register. Payment will be made by wire transfer if the certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the
Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates--one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans," exceed the amount of any sums--including, if and to the extent specified in the related prospectus supplement, all or a portion of the servicer's or special servicer's servicing compensation--that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of
Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of--a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates

                                       33

may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates--each such class is known as a controlled amortization class--may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates--each such class is known as a companion class--may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made--as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a

                                       34

series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the servicer, a special servicer or the trustee if, in the good faith judgment of the servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source--any such advance is known as a nonrecoverable advance. If an advance was previously made by the servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by the servicer, special servicer, trustee or other entity from excess funds in a certificate account, the servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of the servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the servicer, the trustee, or such other party as may be specified in the related prospectus supplement, will forward or make available to each holder a distribution date statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     1.   the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

     2.   the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

     3.   the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

     4.   the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

     5.   if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

     6.   if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a
          certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

                                       35

     7.   information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

     8.   if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

     9.   if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     10.  the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued Certificate Interest has been added to the balance;

     11.  if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

     12.  the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

     13.  if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

     14.  to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

     Within a reasonable period of time after the end of each calendar year, the servicer or trustee for a series of certificates, as the case may be, will be required to furnish or make available to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

     For other information regarding information provided to a
certificateholder, you should review the section in the prospectus titled
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates."

     If the trust fund for a series of certificates includes MBS, the ability of the related servicer, the trustee or such other party as may be specified in the applicable prospectus supplement, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific

                                       36

information to be included in the distribution date Statements that will be forwarded or made available to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled
"Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if continuing would constitute an event of default on the part of the related servicer. For further information, you should also review the section in this prospectus titled "Description of the Pooling and Servicing
Agreements--Events of Default," "--Rights upon Event of Default" and
"--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following:

     o    the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and

     o    the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling and servicing agreement.

     Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking
Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Internal Revenue Code, and a
"clearing agency" registered pursuant to the provisions of Section 17A of the
Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the

                                       37

American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

     Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants'
records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee,
Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant--and not of DTC, us as the depositor, any trustee or servicer--subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling and servicing agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling and servicing agreement. You will be permitted to exercise your rights under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

     o    we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

                                       38

     o    we, at our option, notify DTC of our intent to terminate the book-entry system through DTC with respect to those certificates and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination.

Upon the occurrence of either of the events described in the preceding sentence,
DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

     If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports to certificateholders as if you were a registered certificateholder, provided that you deliver a written certification to the trustee or another party to the pooling and servicing agreement for the related series in a prescribed form confirming your beneficial ownership in the offered certificates and you agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, if ever, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the internet website of the trustee or another party to the pooling and servicing agreement. The parties to each pooling and servicing agreement are required to recognize as certificateholders only those persons in whose names the certificates of a series are registered on the books and records of the trustee or another certificate registrar.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include us, the trustee, the servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement may include a mortgage asset seller as a party, and a pooling and servicing agreement that relates to a trust fund that consists solely of MBS may not include the servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of servicer or special servicer. Any party to a pooling and servicing agreement may own certificates issued under that pooling and servicing agreement. However, except with respect to required consents to some amendments to a pooling and servicing agreement, certificates that are held by the servicer or a special servicer for the related series will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial
Mortgage Securities Inc., 383 Madison Avenue, New York, New York 10179,
Attention: J. Christopher Hoeffel.

                                       39

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

     o    the original mortgage note endorsed, without recourse, to the order of the trustee or a copy of that note together with a lost note affidavit and indemnity;

     o    the original or a copy of the mortgage instrument together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o    an executed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument;

     o    an executed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents;

     o    original or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been materially modified or the mortgage loan has been assumed;

     o    an original or copy of the lender's title insurance policy or, if a title insurance policy has not been issued (subject to certain timing requirements), a written commitment "marked up" at the closing of the mortgage loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue a policy; and

     o    in those cases where applicable, the original or a copy of the related ground lease.

     Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will require that we or another party to the pooling and servicing agreement promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

     The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian,

                                       40

will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.
If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of conditions, and/or within a specified period, specified in the pooling and servicing agreement, after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.
Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

     o    the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o    the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will provide that the servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related

                                       41

mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party.
Neither we nor the servicer, in either case unless we or the servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

     o    the terms of the related pooling and servicing agreement and any related instrument of credit support included in the trust fund;

     o    applicable law; and

     o    the servicing standard specified in the related pooling and servicing agreement and prospectus supplement.

     The servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

     o    maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    attempting to collect delinquent payments; supervising foreclosures;
          negotiating modifications; conducting property inspections on a periodic or other basis;

     o    managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, each of which is called an REO property;
          and

     o    maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

     For additional information regarding credit support, you should review the section in this prospectus titled "Description of Credit Support."

SUB-SERVICERS

     The servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates

                                       42

may be our affiliate or an affiliate of the servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the servicer and a sub-servicer will provide that, if for any reason the servicer is no longer acting in that capacity, the trustee or any successor servicer may assume the servicer's rights and obligations under the sub-servicing agreement.
The servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.

     Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay the sub-servicer's fees.
Each sub-servicer will be reimbursed by the servicer that retained it for some expenditures which it makes, generally to the same extent the servicer would be reimbursed under a pooling and servicing agreement.

     For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled
"--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the servicer including the ability to appoint sub-servicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.

CERTIFICATE ACCOUNT

     General. The servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related servicer or special servicer, if any, or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling and servicing agreement, the following payments and collections received or made by the servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

     1.   all payments on account of principal, including principal prepayments, on the mortgage loans;

                                       43

     2.   all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3.   all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage (collectively, insurance and condemnation proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise
          (collectively, liquidation proceeds) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     4.   any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

     5.   any advances made as described under "Description of the
          Certificates--Advances in Respect of Delinquencies";

     6.   any amounts paid under any cash flow agreement, as described under
          "Description of the Trust Funds--MBS--Cash Flow Agreements";

     7.   all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties;
          Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under
          "Description of the Certificates--Termination" (all of the foregoing, also liquidation proceeds);

     8.   any amounts paid by the servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses";

     9.   to the extent that any related item does not constitute additional servicing compensation to the servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;

     10.  all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     11.  any amount required to be deposited by the servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12.  any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1.   to make distributions to you on each distribution date;

                                       44

     2.   to pay the servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;

     3.   to reimburse the servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies", the reimbursement to be made out of amounts received that were identified and applied by the servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

     4.   to reimburse the servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

     5.   to reimburse the servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and
          (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

     6.   if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause
          (3) above made by it and the servicing expenses described in clause
          (4) above incurred by it while the advances remain outstanding and unreimbursed;

     7.   to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under
          "--Realization Upon Defaulted Mortgage Loans";

     8.   to reimburse the servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Some Matters
          Regarding the Servicer and the Depositor";

     9.   if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

     10.  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under
          "--Regarding the Fees, Indemnities and Powers of the Trustee";

     11.  if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12.  if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

     13.  to pay the servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

                                       45

     14.  to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

     15.  if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax
          Consequences--Federal Income Tax Consequences for REMIC
          Certificates--Taxes That May Be Imposed on the REMIC Pool";

     16.  to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;

     17.  to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

     18.  to make any other withdrawals permitted by the related pooling and servicing agreement and described in the related prospectus supplement; and

     19.  to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling and servicing agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

     o    affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     o    in the judgment of the servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and

     o    adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the servicer also may agree to any other modification, waiver or amendment if, in its judgment,

     o    a material default on the mortgage loan has occurred or a payment default is imminent;

     o    the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     o    the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortga ge loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, contact the borrower concerning the default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take the other

                                       46

actions as are consistent with the servicing standard set forth in the pooling and servicing agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

     The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled "Legal
Aspects of Mortgage Loans".

     A pooling and servicing agreement may grant to the servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will require that the special servicer accept the highest cash bid received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related Mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the related mortgaged property.

     Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

     o    either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and

                                       47

     o    there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

     For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled "Legal
Aspects of Mortgage Loans--Environmental Risks".

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition, unless one of the following events occurs:

     o    the Internal Revenue Service grants an extension of time to sell the property or

     o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than the period described above will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

     Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. The special servicer will be required to assure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section
860G(a)(8) of the Internal Revenue Code at all times. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement.

     In general, the special servicer will be obligated to operate and manage any mortgaged property acquired as REO property in a manner consistent with the servicing standard. After the special servicer reviews the operation of that property and consults with the trustee to determine the trustee's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from that property, the special servicer could determine, particularly in the case of REO properties that are operating businesses, such as hotels, that it would not be consistent with the servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code (an "REO Tax"). To the
extent that income the trust fund receives from an REO property is subject to an
REO Tax, such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. For additional information you should review the section in this prospectus titled "Material Federal Income Tax
Consequences."

     The limitations imposed by the related pooling and servicing agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. For additional information you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Foreclosure."

                                       48

     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

     o    that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

     o    that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage. Alternatively, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard.
Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note will be otherwise distributed. The pooling and servicing agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions.
Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for

                                       49

losses arising from any such cause unless the related mortgage specifically requires, or permits its holder to require, that type of coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of:

     o    the replacement cost of the improvements less physical depreciation;
          and

     o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent.
Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

     For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, the servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer's compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, the servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest

                                       50

shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans".

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will require, on or before a specified date in each year, the servicer to cause a firm of independent public accountants to furnish to the trustee a statement. The statement should provide that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit
Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the servicer of mortgage loans under pooling and servicing agreements substantially similar to each other, which may include the pooling and servicing agreement, was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, neither the Audit Program for Mortgages serviced for FHLMC, nor paragraph
4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each pooling and servicing agreement will also require, on or before a specified date in each year, the servicer to furnish to the trustee a statement signed by one or more officers of the servicer to the effect that the servicer has fulfilled its material obligations under the applicable pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.

SOME MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The entity serving as servicer under a pooling and servicing agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will permit the servicer to resign from its obligations only upon the following conditions:

     o    the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or

     o    a determination that the servicer's obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

     No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment. However, none of the servicer, us or any other person will be protected against any of the following:

     o    breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o    any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling and servicing agreement; and

                                       51

     o    any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement or the related series of certificates.
However, indemnification will not extend to any loss, liability or expense:

     o    that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling and servicing agreement;

     o    those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o    that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement, or by reason of reckless disregard of the obligations or duties; or

     o    that are incurred in connection with any violation of any state or federal securities law.

     In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. However, each of the servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.

     Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling and servicing agreement will include the following:

     o    any failure by the servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

     o    any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling and servicing agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and

                                       52

     o    some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the servicer and some actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the servicer under a pooling and servicing agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. Upon termination of the servicer's rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. However, if the servicer is required to make advances under the pooling and servicing agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the servicer under the pooling and servicing agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

     You will not have the right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement.
You may do so only if the following conditions have been met:

     o    you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than
          25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

     o    you shall have offered to the trustee reasonable indemnity; and

     o    the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the respective parties to it, without your consent, to do the following:

     o    to cure any ambiguity;

     o    to correct a defective provision therein or to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement;

                                       53

     o    to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions;

     o    to comply with any requirements imposed by the Internal Revenue Code;
          or

     o    for any other purpose; provided that the amendment, other than an amendment for the specific purpose referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the respective parties to the pooling and servicing agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

     o    reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

     o    adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

     o    modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders' request, then the person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.

CERTAIN LIMITATIONS ON THE RIGHTS OF CERTIFICATEHOLDERS

          Except as otherwise specified in the prospectus supplement for a series, no certificateholders of a series will have the right under the related pooling and servicing agreement to institute any proceeding with respect to that agreement unless:

          o    that holder previously has given to the trustee written notice of default;

          o    except in the case of a default by the trustee,
               certificateholders entitled to not less than 25% of the voting rights for that series have made written request upon the trustee to institute that proceeding in

                                       54

               its own name as trustee under the related pooling and servicing agreement and have offered to the trustee reasonable indemnity;
               and

          o    the trustee for 60 days has neglected or refused to institute any such proceeding.

          No trustee, however, will be under any obligations to exercise any of the trusts or powers vested in it by a pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under or in relation to that agreement at the request, order or direction of any of the certificateholders for the related series, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking and/or trustee relationships with us or our affiliates and with any servicer or special servicer and its affiliates. If and to the extent specified under the related pooling and servicing agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.

ELIGIBILITY OF THE TRUSTEE

          Unless otherwise specified in the related prospectus supplement, the trustee under each pooling and servicing agreement each must at all times be a corporation, bank, trust company or association that:

          o    is organized and doing business under the laws of the U.S. or any state of the U.S. or the District of Columbia;

          o    has a combined capital and surplus of at least $50,000,000; and

          o    is subject to supervision or examination by federal or state authority.

If that corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with applicable law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

          The trustee for each series and any of its respective affiliates may hold certificates of the related series in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, each trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee for a series will be conferred or imposed upon that trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which that trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who will exercise and perform its rights, powers, duties and obligations solely at the direction of that trustee.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the servicer for that series of any funds paid to the servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the servicer or any special servicer.
If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement.
However, upon receipt of any of the various certificates, reports or other instruments required

                                       55

to be furnished to it pursuant to the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

REGARDING THE FEES, INDEMNITIES AND POWERS OF THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. However, the indemnification will not extend to any loss, liability or expense that:

     o    constitutes a specific liability imposed on the trustee pursuant to the related pooling and servicing agreement,

     o    constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or

     o    may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice to us. Upon receiving a notice of resignation, we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as the trustee under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series may at any time, with cause, or if so specified in the related prospectus supplement, without cause, remove the trustee under the related pooling and servicing agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

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                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear the share of deficiencies allocable to your certificates. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that that credit support will be exhausted by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

     o    the nature and amount of coverage under the credit support;

     o    any conditions to payment thereunder not otherwise described in this prospectus;

     o    the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o    the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

     o    a brief description of its principal business activities;

     o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

     o    its total assets, and its stockholders' equity or policyholders'
          surplus, if applicable, as of a date that will be specified in the prospectus supplement.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of

                                       57

subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to be material, a copy of each instrument will accompany the Current Report on Form
8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so

                                       58

specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

     For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans". For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

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TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the
Servicemembers Civil Relief Act, as amended, and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

     For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled "--Bankruptcy Laws".

PERSONAL PROPERTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the

                                       60

mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Some Provisions. United States
courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation.
In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the

                                       61

United States Court of Appeals for the Fifth Circuit in Durrett v. Washington
National Insurance Company and other decisions that have followed its reasoning.
The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code and, therefore, could be rescinded in favor of the bankrupt's estate, if:

     o    the foreclosure sale was held while the debtor was insolvent; and

     o    the price paid for the foreclosed property did not represent
          (reasonably equivalent value).

     Although the reasoning and result of Durrett in respect of the Bankruptcy
Code was rejected by the United States Supreme Court decision of BFP v.
Resolution Trust Corporation in 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

     Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled
"--Environmental Risks".

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default.
Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that,

                                       62

until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security.
Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

     o    if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o    if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o    if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.

                                       63

     The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

     o    the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;

     o    the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;

     o    if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;

     o    the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and

     o    the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

     In addition to the foregoing protections, a leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case, although this provision may not be enforceable. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, such a provision may not be enforceable. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.

COOPERATIVE SHARES

     Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the
UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.

                                       64

     For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled "--Anti-Deficiency Legislation."

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the outstanding amount of the secured loan may be reduced to the then-current value of the property, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, a reduction in the rate of interest and/or an alteration of the repayment schedule and an extension (or shortening) of the term to maturity. The lien of the lender may be transferred to other collateral or collateral may be released from the lien of the lender. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses. A trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary based on the equities of the case. Thus, if the borrower has executed an assignment of leases, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties is adequately protected. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

     Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers' ability to meet their obligations. For example, rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, there is an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     A trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.

                                       65

Moreover, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:

     1. the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the leased property was surrendered; and

     2. any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

     If a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

     o    adequate assurance of the source of rent due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease;

     o    that any percentage rent due under the lease will not decline substantially;

     o    that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius, location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

     o    that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

     Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy
Code with respect to the lessee.

     If a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The
Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease, for the balance of the term after the date of rejection of the lease and any renewal or extension thereof, the value of any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor after that date.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent or otherwise meets the statutory criteria for fraudulent transfer.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity

                                       66

may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy
Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the doctrines of substantive consolidation or piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. The application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

     On February 5, 2001, the United States Bankruptcy Court for the Northern
District of Ohio entered an order refusing to modify an interim cash collateral order that treated inventory and receivables sold by a chapter 11 debtor to two special purpose subsidiaries, not in chapter 11, as property of the debtor's estate. In re LTV Steel Company, case no 0043866 (Bankr. N.D. Ohio). In the
February 5 opinion, the court states, "To suggest that Debtor lacks some ownership interest in products that it creates with its own labor, as well as the proceeds to be derived from that labor, is difficult to accept." Entry of a similar order in a bankruptcy case in which an originator of certain mortgage loans was the debtor could result in a material impairment of the rights of the
Certificateholders.

     For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL RISKS

     A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

     o    a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or

     o    in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

     Under federal law and the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

     Under the federal Comprehensive Response, Compensation, and Liability Act,
a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or
PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

                                       67

     Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. Court decisions applying the secured-creditor exemption have in the past been inconsistent and confusing.
On September 30, 1996, President Clinton signed into law the "Asset
Conservation, Lender Liability and Deposit Insurance Protection Act of 1996,"
which includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act attempts to clarify the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower.
The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental compliance or all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Act are subject to terms and conditions that have not been clarified by the courts. Moreover, the
CERCLA secured-creditor exemption does not necessarily affect the potential for liability under other laws that may also impose liability on "owners or operators".

     Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will provide that the servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and
Servicing Agreements--Realization Upon Defaulted Mortgage Loans." There can be
no assurance that any environmental site assessment obtained by the servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail some expense.

                                       68

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982, effective
October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of the Garn Act are enforceable, within some limitations, as set forth in the Garn Act and the regulations promulgated thereunder, the servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

ADJUSTABLE RATE LOANS

     The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans

                                       69

originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

     o    the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or

     o    the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act.
Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three-month period thereafter.
Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:

     o    hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     o    the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

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In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable" within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by individuals with disabilities. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks and insurance companies, may be subject to special rules. Except as noted below, this discussion applies to United
States persons who hold the certificates as capital assets. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the
Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a retained yield
(the "Retained Interest") with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.

                                       71

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code Section 860D.
A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each
REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Cadwalader,
Wickersham & Taft LLP, our counsel, has advised us that in the firm's opinion, assuming:

     o    the making of such an election;

     o    compliance with the pooling and servicing agreement; and

     o    compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury regulations thereunder,

each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be "regular interests" in the REMIC pool within the meaning of
Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be the sole class of "residual interests" in the REMIC pool within the meaning of Internal Revenue Code Section
860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as either as a financial asset securitization investment trust, or FASIT, or as a grantor trust for federal income tax purposes.

     For additional information regarding federal income tax consequences of holding the certificates, you should also review the sections in this prospectus titled "--Federal Income Tax Consequences for FASIT Certificates" and "--Federal
Income Tax Consequences for Certificates as to Which No REMIC Election Is Made."

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     In general, unless otherwise provided in the related prospectus supplement, the REMIC certificates will be "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Internal Revenue Code and assets described in
Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated.
However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC certificates will not be treated as assets qualifying under Section 7701(a)(19)(C) of the
Internal Revenue Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular certificates and income allocated to the residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to
the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code. In addition, the regular certificates will be, if transferred to a REMIC on its startup day in exchange for an interest in such REMIC, "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code and, if transferred to a
FASIT pursuant to the rules relating to FASITs, "permitted assets" under Section
860L(c)(1)(G) of the Internal Revenue Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The special servicer, servicer, or the trustee, as required under the pooling and servicing agreement will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

                                       72

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Internal
Revenue Code.

TIERED REMIC STRUCTURES

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs
("Tiered REMICs") for federal income tax purposes. The Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal
Revenue Code and, "loans secured by an interest in real property" under Section
7701(a)(19)(C) of the Internal Revenue Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Internal
Revenue Code, the Tiered REMICs will be treated as one REMIC.

QUALIFICATION AS A REMIC

     In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the
Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified
Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series will contain a provision designed to meet this requirement.

     For further information, you should review the section in this prospectus titled "--Taxation of Residual Certificates--Tax-Related Restrictions on
Transfer of Residual Certificates--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is purchased by the REMIC pool within a three-month period thereafter pursuant to a fixed price contract in effect on the startup day.

     Qualified mortgages include the following:

     o    whole mortgage loans, such as the mortgage loans;

     o    certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;

                                       73

     o    regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made, or in a FASIT holding at least 95% of its assets as qualified mortgages;

     o    loans secured by timeshare interests; and

     o    loans secured by shares held by a tenant stockholder in a cooperative housing corporation.

However, in general:

     o    the fair market value of the real property securing the mortgage
          (including any buildings and structural components) must be at least
          80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day; or

     o    substantially all the proceeds of the mortgage loan or the underlying mortgage loan must have been used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the real property value test described in the preceding sentence as of the date of the last modification or as of the REMIC startup day. A qualified mortgage includes a qualified replacement mortgage, which is any mortgage loan that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

     o    in exchange for any qualified mortgage within a three-month period thereafter; or

     o    in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

     A defective obligation includes the following:

     1.   a mortgage in default or as to which default is reasonably foreseeable;

     2.   a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

     3.   a mortgage that was fraudulently procured by the mortgagor; and

     4.   a mortgage that was not in fact principally secured by real property
          (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage includes any asset described above that is transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or that is purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the
REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three

                                       74

months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced promptly and appropriately as payments on the mortgage loans are received.
Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property generally may not be held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool, with possible extensions granted by the Internal Revenue Service of up to an additional three years.

     In addition to the foregoing requirements, the various interests in a REMIC pool also must meet certain requirements. All of the interests in a REMIC pool must be either of the following:

     o    one or more classes of regular interests; or

     o    a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A regular interest in a REMIC pool may have payments of principal that are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and that are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. A REMIC pool may issue multiple classes of regular interests.

     A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. A REMIC may issue only one class of residual interests on which distributions, if any, are made pro rata.

     If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue
Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for
REMIC status occurs inadvertently and in good faith, and disqualification of the
REMIC pool would occur absent regulatory relief. You should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986
Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General. A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest and original issue discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate in excess of accrued market discount will be treated as a return of capital to the extent of the regular certificateholder's basis in the regular certificate. Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

     Original Issue Discount. Accrual certificates, interest only, and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of Internal
Revenue

                                       75

Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on Treasury regulations under Internal
Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act, referred to in this document as OID regulations. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the regular certificates. To the extent the issues are not addressed in the regulations, we intend to apply the methodology described in the Conference
Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

     Each regular certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder's income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest.
Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the
1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro

                                       76

rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

     For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method."

     A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the regular certificate. The Conference Committee
Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     (a)  the sum of:

          o    the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate's stated
               redemption price at maturity; and

          o    the distributions made on the regular certificate during the accrual period that are included in the regular certificate's stated redemption price at maturity;

     over:

     (b)  the adjusted issue price of the regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     o    the yield to maturity of the regular certificate at the issue date;

     o    events, including actual prepayments, that have occurred prior to the end of the accrual period; and

     o    the prepayment assumption.

     For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate's stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular

                                       77

certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

     Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.
Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading
"--Election to Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

     o    the issue price does not exceed the original principal balance by more than a specified de minimis amount; and

     o    the interest compounds or is payable at least annually at current values of;

     o    one or more qualified floating rates;

     o    a single fixed rate and one or more qualified floating rates;

     o    a single objective rate; or

     o    a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

                                       78

     Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

     o    it bears a rate that qualifies as a variable rate under the OID regulations:

          o    that is tied to current values of a variable rate (or the
               highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of the rate (plus or minus a specified number of basis points);
               or

          o    that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations, including the rate that is subject to one or more caps or floors;

or:

     o    it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

     Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.

     Deferred Interest. Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates will constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

     Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through
1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser's original basis in the regular certificate:

     o    is exceeded by the then-current principal amount of the regular certificate; or

     o    in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

                                       79

     The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

     The Conference Committee Report to the 1986 Act provides that until the
Treasury regulations are issued, market discount would accrue either:

     o    on the basis of a constant interest rate or

     o    in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

     The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the election may be deemed to be made.

     Market discount with respect to a regular certificate will be considered to be de minimis if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of that regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase, presumably taking into account prepayment assumptions. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.
Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium. A regular certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code
Section 1221, the regular certificateholder may elect under Internal Revenue
Code Section 171 to amortize the premium under the constant yield method. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The
1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives

                                       80

to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the Internal Revenue Code
Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

     o    interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

     o    the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

     It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments.
However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter.
The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

     Sale or Exchange of Regular Certificates. If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:

     o    if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Internal Revenue Code
          Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates;
          or

                                       81

     o    to the extent that the gain does not exceed the excess, if any, of:

          o    the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were 110% of the applicable Federal rate as of the date of purchase; over

          o    the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

     In addition, gain or loss recognized from the sale of a regular certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than is the ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Treatment of Losses. Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction
(subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the bad debt rules of Internal Revenue Code Section 166. Under
Internal Revenue Code Section 166, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income. Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a

                                       82

residual certificateholder are determined by allocating the REMIC pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

     o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o    all bad loans will be deductible as business bad debts; and

     o    the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular certificates. The REMIC pool's deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made.
Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the
REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching. In general, unrelated deductions will not be available to offset some or all of such "phantom" income, as discussed below under "--Limitations on Offset or
Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder's after-tax rate of return. In addition, a residual certificateholder's taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

     Basis and Losses. The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of

                                       83

disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual certificateholder as to whom the loss was disallowed and may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

     A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool's basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life.
However, in view of the possible acceleration of the income of residual certificateholders described above under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.

     A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the
REMIC pool's basis in its assets. Regulations have been issued addressing the tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b)
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If a residual certificateholder sells or otherwise disposes of its residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of REMIC residual certificates should consult with their own tax advisors regarding the effect of these regulations.

     Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool's basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.
The REMIC regulations currently in effect do not so provide.

     You should review the sections titled "--Treatment of Certain Items of
REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under "Taxation of Regular
Certificates--Original Issue Discount"

                                       84

and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under
"Taxation of Regular Certificates--Deferred Interest."

     Market Discount. The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount, regardless of whether any payments of amounts included in the stated redemption price are received. The computation of accrued market discount income generally should be made in the manner described above under "Taxation of Regular
Certificates--Market Discount."

     Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds their unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess.
As stated above, the REMIC pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool immediately after their transfer to the REMIC pool. In a manner analogous to the discussion above under "Taxation of Regular
Certificates--Premium," a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code Section 1221 may elect under Internal Revenue
Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion, and often all, of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

     o    120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d); multiplied by

     o    the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period.
Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the residual certificates is zero.

                                       85

     The portion of a residual certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder's return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder's excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal
Revenue Code Section 511. In addition, REMIC taxable income is subject to 30%
withholding tax with respect to some persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors", and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Foreign Investors--Residual
Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a portion (allocated under
Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S. Persons.

     In addition, three rules determine the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules have the effect of preventing non-refundable tax credits reducing a taxpayer's income tax to an amount less than the alternative minimum tax on excess inclusions.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer;
          and

     o    the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a
Disqualified Organization, the tax would instead be imposed on the agent.
However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the
Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the
Disqualified Organization.

     In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified
Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the
Pass-Through Entity during the period the interest is held by the Disqualified
Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through
Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a
Disqualified Organization or stating

                                       86

the holder's taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an electing large partnership holds a residual certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on Pass-Through Entities described in the preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides the affidavit mentioned in the prior paragraph.

     The pooling and servicing agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

     o    the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the residual certificate, is not a Disqualified Organization and is not purchasing the residual certificates on behalf of a Disqualified Organization
          (i.e., as a broker, nominee or middleman on its behalf); and

     o    the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

     Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling and servicing agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions.
Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

     Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

     o    the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

     o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The
REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     o    the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

                                       87

     o    the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

     o    the transferee represents that it will not cause the income with respect to the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of a transferee or of any other United
          States Person.

The pooling and servicing agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations." The transferor must have no actual knowledge or reason to know that the statements are false.

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, a fourth requirement must be satisfied in one of two alternative ways. The first way such fourth requirement may be satisfied is that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

     o    the present value of any consideration given to the transferee to acquire the interest;

     o    the present value of the expected future distributions on the interest; and

     o    the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest corporate tax rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Internal Revenue Code Section 1274(d) at the time of the transfer and the compounding method of the transferee.

The second way such fourth requirement may be satisfied is:

     o    the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, excluding certain related party obligations);

     o    the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer;
          and

     o    the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee's income is effectively connected with the conduct of a trade or business within the United
States. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

     o    the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and

                                       88

     o    the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "Taxation of Residual Certificates--Basis and Losses," of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the
REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder's residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder's residual certificate remaining when its interest in the
REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221, then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:

     o    if a residual certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual
          certificateholder's net investment in the conversion transaction at
          120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of
Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.

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MARK-TO-MARKET REGULATIONS

     Regulations under Internal Revenue Code Section 475, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers, provide that, for purposes of the mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions. Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a
100% rate. Prohibited transactions generally include:

     1.   the disposition of a qualified mortgage other than pursuant to:

          o    a substitution within two years of the startup day for a
               defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted)
               obligation at any time) or for any qualified mortgage within three months of the startup day;

          o    foreclosure, default or imminent default of a qualified mortgage;

          o    bankruptcy or insolvency of the REMIC pool; or

          o    qualified (complete) liquidation;

     2.   the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;

     3.   the receipt of compensation for services; or

     4.   the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4), it is not a prohibited transaction to sell
REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day. In general, the
REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

     o    during the three months following the startup day;

     o    if made to a qualified reserve fund by a residual certificateholder;

     o    if in the nature of a guarantee;

     o    if made to facilitate a qualified liquidation or clean-up call; and

     o    if as otherwise permitted in Treasury regulations yet to be issued.

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     Net Income from Foreclosure Property. The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property until the close of the third calendar year following the year of acquisition, with possible extensions of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC pool will receive income or gain subject to prohibited transactions taxes or contributions subject to tax. As described in "Description of the Pooling and Servicing Agreements -- Realization
upon Defaulted Mortgage Loans" with respect to net income from foreclosure property from a property that secured a mortgage loan, in some circumstances income from such a property may be subject to taxation when it is held by the
REMIC pool.

     Liquidation of the REMIC Pool. If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section
860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the
REMIC pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

     Administrative Matters. The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit
Income Tax Return. The trustee will be required to sign the REMIC pool's returns. Treasury regulations provide that, except where there is a single residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

     o    the appointment of the tax matters person as provided in the preceding sentence; and

     o    the irrevocable designation of the servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF SOME EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal
Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced.

     In the case of a REMIC pool, the deductions may include deductions under
Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC.
Investors who hold REMIC certificates either directly or indirectly through pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable

                                       91

portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder's income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a
REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or other pass-through entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.

TAXATION OF FOREIGN INVESTORS

     A regular certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that such certificateholder is not a United
States Person and providing the name and address of such certificateholder. For these purposes, "United States Person" means a citizen or resident of the United
States, a corporation or partnership (except as may be provided in Treasury regulations) created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States
Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular certificate held by a residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United
States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.

     Further, it appears that a regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United
States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     The Treasury Department issued regulations which prescribe new certification requirements to establish exemptions from withholding, backup withholding and information reporting rules. The regulations are generally effective for distributions made after December 31, 2000. Prospective investors are urged to consult their own tax advisors regarding the regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that:

     o    are not United States Persons; or

     o    are United States Persons and classified as partnerships under the
          Internal Revenue Code, if any of their beneficial owners are not
          United States Persons,

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will be prohibited under the related pooling and servicing agreement.

     Backup Withholding. Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section
3406 at a rate of 28% (increasing to 31% after 2010) on reportable payments
(including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder complies with some reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the regular certificate, or the certificateholder is otherwise an exempt recipient under applicable provisions of the Internal Revenue Code. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder's federal income tax liability.

     Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates
(including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed
Treasury regulations, in which the REMIC pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue
Code Section 67 expenses (see "Limitations on Deduction of Some Expenses" above)
allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool's assets meeting the qualified asset tests described above under "--Federal Income Tax Consequences for REMIC
Certificates--Qualification as a REMIC."

      FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC
                                ELECTION IS MADE

STANDARD CERTIFICATES

     General. In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as a partnership, an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue
Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Premium and Discount--Recharacterization of
Servicing Fees." Accordingly, the holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the standard certificateholder's method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject

                                       93

to limitation with respect to some itemized deductions described in Internal
Revenue Code Section 67, including deductions under Internal Revenue Code
Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Internal
Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced. As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under "Stripped
Certificates" and "--Premium and Discount--Recharacterization of Servicing
Fees," respectively.

     Tax Status.

     Standard certificates will have the following status for federal income tax purposes:

     1.   A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section
          7701(a)(19) will be considered to represent "loans ... secured by an interest in real property which is ... residential real property"
          within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that standard certificate is of the type described in the section of the Internal Revenue Code.

     2.   A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of
          Internal Revenue Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code Section 856(c)(3)(B).

     3.   A standard certificate owned by a REMIC will be considered to represent an "obligation ... which is principally secured by an interest in real property" within the meaning of Internal Revenue Code
          Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of
          Internal Revenue Code Section 860G(a)(3).

     Premium and Discount

     Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a standard certificate will be determined generally as described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Internal Revenue Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

                                       94

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income.
Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However,
Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

     Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be generally reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Market Discount," except that it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to certificateholders.
In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis.
If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under "--Stripped
Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard certificates, and the original issue discount rules of the Internal
Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

     You should also review "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder's cost for the standard certificate, increased by the amount of any income previously reported with respect to the standard certificate and decreased by

                                       95

the amount of any losses previously reported with respect to the standard certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue
Code Section 582(c), any related gain or loss would be capital gain or loss if the standard certificate was held as a capital asset. However, gain on the sale of a standard certificate will be treated as ordinary income:

     o    if a standard certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard
          certificateholder's net investment in the conversion transaction at
          120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a standard certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

     General. Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

     The certificates will be subject to those rules if the following occur:

     o    we retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o    the servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard
          Certificates--Recharacterization of Servicing Fees" above); and

     o    certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate's allocable share of the servicing fees paid to the servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard
Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates--General,"
subject to the limitation described therein.

                                       96

     Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP, our counsel that the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section
7701(i).

     Each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal
Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative
Characterizations," the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling and servicing agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated
interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:

     o    the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code
          Section 1273(a)(3); or

     o    no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under "--Federal Income Tax
          Consequences for REMIC Certificates--Taxation of Regular
          Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.

     Status of Stripped Certificates. No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(5)(B), "obligation[s]
principally secured by an interest in real property" within the meaning of
Internal Revenue Code Section 860G(a)(3)(A), and "loans ... secured by an interest in real property which is ... residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest
(including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations secured by mortgages on real property within the meaning of Internal Revenue Code Section
856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for that treatment.

     Original Issue Discount. Except as described above under "--General," each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped certificateholder, in any taxable year likely will be computed generally as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Regular Certificates--Original
Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under "--General," the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated redemption price at maturity will include

                                       97

the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder's stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The
OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder's adjusted basis in the stripped certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Sale or Exchange of Regular Certificates." To the
extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Holders that recognize a loss on a sale or exchange of a stripped certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:

     o    one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the
          Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

     o    as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

     o    a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to it.

                                       98

     Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code Section 1286.

     Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a
"trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

     These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

FEDERAL INCOME TAX CONSEQUENCES FOR FASIT CERTIFICATES

     If and to the extent set forth in the prospectus supplement relating to a particular series of certificates, an election may be made to treat the related trust fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts, or FASITs, within the meaning of Internal Revenue Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with some conditions. With respect to each series of

                                       99

FASIT certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will advise us that in the firm's opinion, assuming the making of such an election, compliance with the pooling and servicing agreement and compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury Regulations thereunder, each FASIT pool will qualify as a
FASIT. In that case, the regular certificates will be considered to be regular interests in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificate will be considered the ownership interest in the FASIT pool. The prospectus supplement for each series of certificates will indicate whether one or more
FASIT elections will be made with respect to the related trust fund.

     No final Treasury regulations have as yet been issued detailing the circumstances under which a FASIT election may be made or the consequences of such an election. If a FASIT election is made with respect to any trust fund or as to any segregated pool of assets therein, the related prospectus supplement will describe the federal income tax consequences of the election.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required in respect of any reportable payments, as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Backup Withholding."

TAXATION OF FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United States
Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the
Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-United States Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Foreign
Investors--Regular Certificates."

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

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                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose certain requirements on employee benefit plans, and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

     ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the
Plan. In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Internal Revenue Code. Special
caution should be exercised before the assets of a Plan are used to purchase a
Certificate if, with respect to the assets, we, the servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:

     o    has discretionary authority or control with respect to the investment of the assets of the Plan; or

     o    has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

     Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d)
of the Internal Revenue Code, church plans, as defined in Section 3(33) of
ERISA, are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the foregoing provisions of ERISA and the Internal Revenue Code. Moreover, any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue
Code.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed plan assets. Section 2510.3-101 of the regulations of the Department of Labor provides that, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e., Plans, whether or not subject to ERISA, and entities whose underlying assets include plan assets, is not significant.
For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on

                                      101

ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing
Plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus, except as described above in the case of governmental plans and church plans, subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA, Section 4975 of the Internal Revenue Code or Similar
Law.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained from the Department of Labor individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption's applicability.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a residual certificate by any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code Section, including most Plans, may give rise to unrelated business taxable income as described in
Sections 511-515 and 860E of the Internal Revenue Code. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Section 511 of the Internal Revenue Code including some governmental plans, as discussed above under the caption "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA, Section 4975 of the Internal Revenue
Code and Similar Law, of their acquisition and ownership of certificates.

                                LEGAL INVESTMENT

     The offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended
("SMMEA"), only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as "mortgage related securities", called non-SMMEA certificates, under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or regulatory review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the non-SMMEA certificates constitute legal investments for them.

                                      102

     Generally, only classes of offered certificates that meet the following criteria will be "mortgage related securities" for purposes of SMMEA:

     o    are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations;

     o    are part of a series evidencing interests in a trust fund consisting of loans originated by those types of originators specified in SMMEA;
          and

     o    are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on real estate.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities under applicable law.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
          without limitation as to the percentage of their assets represented thereby;

     o    federal credit unions may invest in those securities; and

     o    national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.

In this connection, the Office of the Comptroller of the Currency, called the
OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In

                                      103

the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

     The National Credit Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities" other than stripped mortgage related securities
(unless the credit union complies with the requirements of 12 C.F.R. Section
703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices;
however, credit unions approved for the NCUA's "investment pilot program" under
12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section
742.4(b)(2).

     The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 13a
(December 1, 1998), "Management of Interest Rate Risk, Investment Securities,
and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit
Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the
NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in some instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying", and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of some classes of offered certificates as
"mortgage related securities", no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. The uncertainties described above--and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates--may adversely affect the liquidity of any class of offered certificates.

     Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to you.

                                      104

                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

     We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods.
The methods are as follows:

     o    by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     o    by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     o    through direct offerings by us.

     If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans)
may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement.
The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefore. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement.
The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from us and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

     o    that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o    that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of
          Section 15 of the Securities Act, against some civil liabilities, including

                                      105

          liabilities under the Securities Act, or will contribute to payments required to be made in respect of the Securities Act.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.

     We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of their purchases, be deemed to be underwriters within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear,
Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement, including this prospectus and a form of the prospectus supplement, under the Securities Act of
1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. Copies of the Registration Statement and other filed materials may be read and copied at the Public Reference Section of the Securities and Exchange Commission, 450
Fifth Street N.W., Washington, D.C. 20549. Information regarding the operation of the Public Reference Section may be obtained by calling the Securities and
Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission
also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering,
Analysis and Retrieval ("EDGAR") system. The Depositor has filed the
Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and
Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                 INCORPORATION OF SOME INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement.
Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:
Bear Stearns Commercial Mortgage Securities Inc., 383

                                      106

Madison Avenue, New York, New York 10179, Attention: J. Christopher Hoeffel
(212) 272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     REPORTS

     We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

     The servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the
SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                  LEGAL MATTERS

     The validity of the certificates of each series will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York, or other counsel identified in the prospectus supplement for that series.

                                     RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

                                      107

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      108

                                    GLOSSARY

     Accrued Certificate Interest -- With respect to each class of certificates
(other than some classes of stripped interest certificates and some classes of residual certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates)
on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

     ARM Loans -- mortgage loans with adjustable mortgage rates.

     Available Distribution Amount -- Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

     Debt Service Coverage Ratio -- Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     Disqualified Organization -- any of the following:

     o    the United States, any of its state or political subdivisions;

     o    any foreign government;

     o    any international organization;

     o    any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan
          Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

     o    any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal
          Revenue Code Section 1381(a)(2)(C); and

     o    any organization, other than a farmers' cooperative described in
          Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue Code
          Section 511.

     Due Period -- Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

     ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

                                      109

     Excess Funds -- Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.

     Internal Revenue Code -- The Internal Revenue Code of 1986, as amended.

     Loan-to-Value Ratio -- Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.

     MBS -- pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.

     Net Operating Income -- Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.

     Non-U.S. Person -- The term "Non-U.S. Person" means any person who is not a
U.S. Person.

     Pass-Through Entity -- "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a
Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

     Plan -- Any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or
applicable Similar Law.

     Service -- The Internal Revenue Service.

     Similar Law -- Any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

     SMMEA -- The Secondary Market Mortgage Enhancement Act of 1984, as amended.

     U.S. Person -- The term "U.S. Person" means a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:

     o    for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

     o    for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Value -- The "Value" of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.

                                      110